UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________

Schedule 14A

________________

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No. 3)

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for the use of the Commission only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

PONO CAPITAL TWO, INC.
(Name of Registrant as Specified in its Charter)

_____________________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☐	No fee required
☒	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PRELIMINARY PROXY STATEMENT
DATED JUNE 14, 2024, SUBJECT TO COMPLETION

PONO CAPITAL TWO, INC.

To the Stockholders of Pono Capital Two, Inc.:

We are pleased to provide this proxy statement relating to the proposed merger (the “Merger”) of Pono Two Merger Sub, Inc., a Delaware corporation (“Merger Sub”) and a wholly-owned subsidiary of Pono Capital Two, Inc., a Delaware corporation (“Pono”), with and into SBC Medical Group Holdings Incorporated, a Delaware corporation (“SBC”), pursuant to an Agreement and Plan of Merger, dated as of January 31, 2023, and as amended and restated on June 21, 2023 (as amended by Amendment No. 1, dated September 8, 2023 and Amendment No. 2, dated October 26, 2023, and as it may be further amended or supplemented from time to time, the “Merger Agreement”), by and among Pono, Merger Sub, SBC, Mehana Capital LLC, in its capacity as the representative of the stockholders of Pono, and Yoshiyuki Aikawa in his personal capacity and his capacity as the representative of the stockholders of SBC. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Merger Agreement. If (i) the Merger Agreement is adopted and the Merger and the other transactions contemplated thereby (collectively, the “Business Combination”) are approved by Pono’s and SBC’s stockholders, and (ii) the Business Combination is subsequently completed, (a) the Merger Sub will merge with and into SBC with SBC surviving the Merger as a wholly-owned subsidiary of Pono, (b) all of the issued and outstanding capital stock of SBC immediately prior to the effective time of the Merger (the “Effective Time”) (other than those properly exercising any applicable appraisal rights under Delaware law) will automatically be cancelled and shall cease to exist, in exchange for the right to receive pro rata shares of the Merger Consideration (as defined below), and (c) each outstanding option and warrant to acquire shares of SBC common stock (whether vested or unvested) will be assumed by Pono and automatically converted into an option or warrant to acquire shares of Pono common stock, with its price and number of shares equitably adjusted based on the conversion ratio of the shares of SBC common stock into the Merger Consideration, as provided in the Merger Agreement and as more particularly described in the notice that follows this page and elsewhere in this proxy statement. Upon the consummation of the Business Combination, Pono will change its name to “SBC Medical Group Holdings Incorporated.”

The Merger Agreement provides that as consideration for the Business Combination, the holders of SBC securities (“SBC securityholders”) as of the closing of the Business Combination, collectively will be entitled to receive from Pono, a number of Pono’s securities with an aggregate value equal to (a) $1,000,000,000, minus (b) the amount, if any, by which $3,000,000 exceeds SBC’s Net Working Capital, plus (c) the amount, if any, by which SBC’s Net Working Capital exceeds $3,000,000, minus (d) the aggregate amount of any outstanding indebtedness (minus cash held by SBC) of SBC at Closing, minus (e) specified transaction expenses of SBC associated with the Business Combination (the “Merger Consideration”). As of the date of this proxy statement, we estimate that the Merger Consideration per share to be approximately $_____. The Merger Consideration to be paid to SBC securityholders will be paid solely by the delivery of new shares of Pono common stock, with each valued at the price per share at which each share of Pono Class A common stock is redeemed or converted pursuant to the redemption by Pono of its public stockholders in connection with the Business Combination, as required by Pono’s third amended and restated certificate of incorporation and by-laws and Pono’s initial public offering prospectus. See “Summary of the Proxy statement — The Business Combination Proposal (Proposal 1) — Merger Consideration” for additional details. Following the Business Combination, the combined company will be a “controlled company” within the meaning of the applicable rules of The Nasdaq Stock Market LLC and, upon closing, Dr. Yoshiyuki Aikawa will control approximately 66.9% of the voting power of the outstanding common stock of the combined company if there are no additional redemptions by the public stockholders of the combined company.”

Pono’s units, Pono Class A common stock and Pono’s public warrants are publicly traded on the Nasdaq Global Market (“Nasdaq”). We will apply to list the new Pono common stock and public warrants on Nasdaq under the symbols “[_]” and “[_]W,” respectively, upon the closing of the Business Combination (the “Closing”). Upon the Closing, Pono’s units will be separated into their component securities and will cease to be listed on Nasdaq.

Pono will hold a virtual special meeting of its stockholders in order to obtain the stockholder approvals necessary to complete the Business Combination. At the Pono Special Meeting, which will be held exclusively via a live audio webcast at __________, on [_] at [_][a.m.], unless postponed or adjourned to a later date, Pono will ask its stockholders to adopt the Merger Agreement and the related transactions thereby approving the Business

Combination and to approve the other proposals described in this proxy statement. To participate in the virtual meeting, a Pono stockholder of record will need the 12-digit control number included on such stockholder’s proxy card or instructions that accompanied such stockholder’s proxy materials. If a Pono stockholder holds his, her or its shares in “street name,” which means his, her or its shares are held of record by a broker, bank or other nominee, such Pono stockholder should contact his, her or its broker, bank or nominee to ensure that votes related to the shares he, she or it beneficially owns are properly counted. In this regard, such Pono stockholder must provide the record holder of his, her or its shares with instructions on how to vote his, her or its shares or, if such Pono stockholder wishes to attend the special meeting of Pono and vote in person, obtain a proxy from his, her or its broker, bank or nominee. The live audio webcast of the Pono special meeting will begin promptly at [_]. Pono stockholders are encouraged to access the special meeting of Pono prior to the start time. If you encounter any difficulties accessing the virtual meeting or during the meeting time, please call the technical support number that will be posted on the virtual meeting login page.

If you have any questions or need assistance with voting your Pono common stock, please contact [_]. This proxy statement and the notice of the special meeting relating to the Business Combination will be available at https://www.cstproxy.com/[_].

This proxy statement provides you with detailed information about the Business Combination and other matters to be considered at the special meeting of Pono’s stockholders. We encourage you to carefully read this entire proxy statement, including all annexes attached hereto.

Your vote is important regardless of the number of shares you own. Whether you plan to attend the Special Meeting or not, please sign, date and return the proxy card accompanying the proxy statement as soon as possible in the envelope provided. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted.

Whether or not you plan to attend the Special Meeting, we urge you to read the accompanying proxy statement, including the financial statements and annexes and other documents referred to therein, carefully and in their entirety. IN PARTICULAR, YOU SHOULD CAREFULLY CONSIDER THE MATTERS DISCUSSED UNDER “RISK FACTORS” BEGINNING ON PAGE 45 OF THE ACCOMPANYING PROXY STATEMENT.

After careful consideration, the Pono Board has determined that each of the Proposals is fair to and in the best interests of Pono and its stockholders, and has approved such proposals. Pono Board recommends that stockholders: vote “FOR” the Business Combination Proposal; vote “FOR” each of the Charter Amendment Proposals; vote “FOR” the Director Election Proposal; vote “FOR” the Incentive Plan Proposal; vote “FOR” the Nasdaq Proposal; and vote “FOR” the Adjournment Proposal, if it is presented at the meeting. When you consider the Pono Board’s recommendation of these proposals, you should keep in mind that the Sponsor, directors and officers of Pono have interests in the Business Combination that may conflict with your interests as a stockholder. See the section titled “The Business Combination Proposal — Interests of Pono’s Directors and Officers in the Business Combination.”

TO EXERCISE YOUR REDEMPTION RIGHTS, YOU MUST, PRIOR TO 5:00 P.M., EASTERN TIME, ON [_] (TWO (2) BUSINESS DAYS BEFORE THE PONO SPECIAL MEETING), TENDER YOUR SHARES PHYSICALLY OR ELECTRONICALLY AND SUBMIT A REQUEST IN WRITING THAT WE REDEEM YOUR PUBLIC SHARES FOR CASH TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY. PLEASE ALSO AFFIRMATIVELY CERTIFY IN YOUR REQUEST TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY FOR REDEMPTION IF YOU “ARE” OR “ARE NOT” ACTING IN CONCERT OR AS A “GROUP” (AS DEFINED IN SECTION 13(D)(3) OF THE EXCHANGE ACT) WITH ANY OTHER STOCKHOLDER WITH RESPECT TO SHARES OF COMMON STOCK. YOU MUST ACT IN ACCORDANCE WITH THE PROCEDURES AND DEADLINES DESCRIBED IN THIS PROXY STATEMENT. IF THE BUSINESS COMBINATION IS NOT CONSUMMATED, THEN THE PUBLIC SHARES WILL NOT BE REDEEMED FOR CASH. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BANK OR BROKER TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS. SEE “THE PONO SPECIAL MEETING — REDEMPTION RIGHTS” IN THIS PROXY STATEMENT FOR MORE SPECIFIC INSTRUCTIONS.

On behalf of the Pono Board, I would like to thank you for your support and look forward to the successful completion of the Business Combination.

Very truly yours,

Darryl Nakamoto
Chief Executive Officer
Pono Capital Two, Inc.

NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE TRANSACTIONS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT OR ANY OF THE SECURITIES TO BE ISSUED IN THE BUSINESS COMBINATION, PASSED UPON THE MERITS OR FAIRNESS OF THE BUSINESS COMBINATION OR RELATED TRANSACTIONS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THE ACCOMPANYING PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.

This proxy statement is dated [_], and is first being mailed to stockholders of Pono on or about [_].

PONO CAPITAL TWO, INC.
643 Ilalo St. #102
Honolulu, Hawaii 96813

TO THE STOCKHOLDERS OF PONO CAPITAL TWO, INC.:

NOTICE IS HEREBY GIVEN that a special meeting of stockholders (the “Pono Special Meeting”) of Pono Capital Two, Inc., a Delaware corporation (“Pono”), will be held virtually at [_], on [_]. Details on how to participate are more fully described in this proxy statement. At the Pono Special Meeting, Pono stockholders will be asked to consider and vote upon the following proposals (collectively, the “Proposals”).

You are cordially invited to attend the Stockholders Meeting, which will be held for the following purposes:

(1)    The Business Combination Proposal (Proposal 1) — To approve and adopt the Agreement and Plan of Merger, dated as of January 31, 2023, as amended and restated on June 21, 2023 (as amended by Amendment No. 1, dated September 8, 2023 and Amendment No. 2, dated October 26, 2023, and as it may be further amended or supplemented from time to time, the “Merger Agreement”), by and among Pono, Pono Two Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Pono (“Merger Sub”), SBC Medical Group Holdings Incorporated, a Delaware corporation (“SBC”), Mehana Capital LLC, in its capacity as the representative of the stockholders of Pono, and Yoshiyuki Aikawa in his personal capacity and his capacity as the representative of the stockholders of SBC, and approve the transactions contemplated thereby, including the merger of Merger Sub with and into SBC, with SBC continuing as the surviving corporation and as a wholly-owned subsidiary of Pono (the “Merger” and, together with the other transactions contemplated by the Merger Agreement, the “Business Combination”). Subject to the terms and conditions set forth in the Merger Agreement, among other matters, at the effective time of the Merger (the “Effective Time”):

(a)     the outstanding shares of Class A common stock, par value $0.0001 per share, of Pono (“Pono Class A common stock”), including any shares of Class B common stock, par value $0.0001 per share, of Pono (“Pono Class B common stock”, and together with the Pono Class A common stock, the “Pono common stock”) that are converted into Pono Class A common stock in accordance with Pono’s third amended and restated certificate of incorporation (the “Pono Charter”), will be redesignated as common stock, par value $0.0001 per share, of SBC Medical Group Holdings Incorporated (which will be the new name of Pono after the Closing, as described below, “New Pono”) (referred to herein as “New Pono common stock”);

(b)    As consideration for the Merger, the SBC securityholders as of immediately prior to the Effective Time (“SBC securityholders”), shall be entitled to receive from Pono, a number of Pono’s securities with an aggregate value equal to (a) $1,000,000,000, minus (b) the amount, if any, by which $3,000,000 exceeds SBC’s Net Working Capital, plus (c) the amount, if any, by which SBC’s Net Working Capital exceeds $3,000,000, minus (d) the aggregate amount of any outstanding indebtedness (minus cash held by SBC) of SBC at Closing, minus (e) specified transaction expenses of SBC associated with the Business Combination (the “Merger Consideration”), and upon the Merger (i) all of the issued and outstanding capital stock of SBC immediately prior to the Effective Time (other than those properly exercising any applicable appraisal rights under Delaware law) will automatically be cancelled and shall cease to exist, in exchange for the right to receive pro rata shares of the aggregate Merger Consideration to be paid to SBC stockholders as of immediately prior to the Effective Time (“SBC stockholders”), and (ii) each outstanding option and warrant to acquire shares of SBC common stock (whether vested or unvested) will be assumed by Pono and automatically converted into an option or warrant to acquire shares of New Pono common stock, with its price and number of shares equitably adjusted based on the conversion ratio of the shares of SBC common stock into the Merger Consideration, as provided in the Merger Agreement and as more particularly described in the notice that follows this page and elsewhere in this proxy statement. As of the date of this proxy statement, we estimate that the Merger Consideration per share to be approximately $_____; and

We refer to this proposal as the “Business Combination Proposal.” A copy of the Merger Agreement and the related agreements to be entered into pursuant to the Merger Agreement are attached to this proxy statement as Annex A.

(2)    Charter Amendment Proposals (Proposals 2 Through 4) — To approve and adopt an amendment and restatement to the third amended and restated of certificate of incorporation of Pono (the “Pono Charter”), as set out in the draft fourth amended and restated version of Pono Charter appended to this proxy statement as Annex B (the “Amended Charter”), for the following amendments (collectively, the “Charter Amendment Proposals”):

(A)    Name Change — To provide that the name of Pono shall be changed to “SBC Medical Group Holdings Incorporated” (Proposal 2);

(B)    Amendment of Blank Check Provisions — To remove and change certain provisions in the Pono Charter related to Pono’s status as a special purpose acquisition company, including but not limited to the deletion of Article IX of the Pono Charter in its entirety (Proposal 3); and

(C)    Amendment and Restatement of the Pono Charter — Conditioned upon the approval of Proposals 2 and 3, to approve the proposed Amended Charter in the form attached as Annex B hereto, which includes the approval of all other changes in the proposed Amended Charter in connection with replacing the existing Pono Charter with the proposed Amended Charter as of the Effective Time (Proposal 4).

(3)    The Director Election Proposal (Proposal 5) — To consider and vote upon a proposal to elect five (5) directors to serve staggered terms on the board of directors of New Pono effective from the consummation of the Business Combination until the 2024, 2025 or 2026 annual meeting of stockholders, respectively and until their respective successors are duly elected and qualified (the “Director Election Proposal”);

(4)    The Incentive Plan Proposal (Proposal 6) — To consider and vote upon a proposal to adopt the SBC Medical Group Holdings Incorporated Equity Incentive Plan (the “Equity Incentive Plan”), a copy of which is attached to this proxy statement as Annex C and the issuance of common stock equal to [15]% of the fully diluted, and as converted, amount of New Pono common stock to be outstanding immediately following consummation of the business combination, or approximately [_] shares of common stock as equity awards in accordance with the Equity Incentive Plan, if such plan is approved in accordance with the Incentive Plan Proposal (the “Incentive Plan Proposal”);

(5)    The Nasdaq Proposal (Proposal 7) — To consider and vote upon a proposal to approve, for purposes of complying with Nasdaq Listing Rule 5635, the issuance of up to 100,000,000 newly issued shares of common stock in the Business Combination, which amount will be determined as described in more detail in the accompanying proxy statement (the “Nasdaq Proposal”); and

(6)    The Adjournment Proposal (Proposal 8) — To consider and vote upon a proposal to adjourn the Pono Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Pono Special Meeting, there are not sufficient votes to approve the Business Combination Proposal, the Charter Amendment Proposals, the Director Election Proposal, the Incentive Plan Proposal, or the Nasdaq Proposal. We refer to this proposal as the “Adjournment Proposal.”

Only holders of record of Pono common stock at the close of business on [_] (the “Record Date”) are entitled to notice of the Pono Special Meeting and to vote at the Pono Special Meeting and any adjournments or postponements of the Pono Special Meeting. A complete list of Pono stockholders of record entitled to vote at the Pono Special Meeting will be available for ten days before the Pono Special Meeting at the principal executive offices of Pono for inspection by stockholders during ordinary business hours for any purpose germane to the Pono Special Meeting.

Pursuant to the Pono Charter, Pono is providing Pono public stockholders with the opportunity to redeem, upon the closing of the Business Combination, shares of Pono Class A common stock then held by them for cash equal to their pro rata share of the aggregate amount on deposit (as of two business days prior to the closing of the Business Combination) in the trust account of Pono (the “Trust Account”) that holds the proceeds (including interest but less taxes payable) of the Pono initial public offering (the “Pono IPO”), including over-allotment securities issued to Pono’s underwriters after the Pono IPO. As of the Record Date, based on funds in the Trust Account of $[_] as of such date, the pro rata portion of the funds available in the Trust Account for the redemption of public shares of Pono Class A common stock was approximately $[_] per share. Pono public stockholders are not required to affirmatively vote for or against the Business Combination in order to redeem their shares of common stock for cash. This means that public stockholders who hold shares of Pono Class A common stock on or before [_] (two (2) business days before the Pono Special Meeting) will be eligible to elect to have their shares of Pono Class A common stock redeemed for cash in connection with the Pono Special Meeting, whether or not they are holders as of the Record Date, and whether or not such shares are voted at the Pono Special Meeting. A public stockholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group’s shares, with respect to more than 15% of the shares of Pono common stock included in the units of Pono sold in the Pono IPO (including over-allotment securities sold to Pono’s underwriters after the Pono IPO) without the prior consent of Pono. Holders of Pono’s outstanding public warrants and units do not have redemption rights with respect to such securities in connection with the Business Combination. Holders of outstanding Pono units must separate the underlying shares of Pono Class A common stock and public warrants prior to exercising redemption rights with respect to the public Pono Class A common stock. Mehana Capital LLC, the sponsor of Pono (the “Sponsor”), and Pono’s officers and directors have agreed to waive their redemption rights with respect to any shares of Pono common stock they may hold in connection with the consummation of the Business Combination; and all such shares will be excluded from the pro rata calculation used to determine the per-share redemption price. No consideration was provided to the Sponsor in exchange for this agreement, and as a market standard agreement of sponsors and other insiders in connection with initial public offerings of special purpose acquisition companies, did not involve negotiations of such term. Currently, the Sponsor and our directors and officers beneficially own approximately 67.28% of the issued and outstanding shares of Pono common stock. The Sponsor and Pono’s directors and officers have agreed to vote any shares of Pono common stock owned by them in favor of the Business Combination, which would include Business Combination Proposal and the other Proposals.

The approval of the Business Combination Proposal, the Incentive Plan Proposal, the Nasdaq Proposal and the Adjournment Proposal requires the affirmative vote of a majority of the issued and outstanding shares of Pono common stock as of the Record Date cast by the stockholders represented in person or by proxy and entitled to vote thereon at the Pono Special Meeting. The approval of the Charter Amendment Proposals requires the affirmative vote of a majority of the issued and outstanding shares of Pono common stock as of the Record Date entitled to vote thereon. The approval of the Director Election Proposal requires a plurality vote of the shares of Pono common stock cast by the stockholders represented in person or by proxy and entitled to vote thereon at the Pono Special Meeting. If the Business Combination Proposal is not approved, the Charter Amendment Proposals, the Director Election Proposal, the Incentive Plan Proposal and the Nasdaq Proposal will not be presented to the Pono stockholders for a vote. The approval of the Business Combination Proposal, the Charter Amendment Proposals, the Director Election Proposal, the Incentive Plan Proposal and the Nasdaq Proposal are preconditions to the consummation of the Business Combination. The board of directors of Pono has already approved the Business Combination.

As of the Record Date, there was approximately $[_] in the Trust Account. Any redemption of shares of Pono Class A common stock by Pono’s public stockholders will decrease the amount in the Trust Account. In accordance with the Pono Charter, net tangible assets must be maintained at a minimum of $5,000,001 immediately prior to or upon consummation of the Business Combination.

Your vote is important regardless of the number of shares you own. Whether you plan to attend the Special Meeting or not, please sign, date and return the proxy card accompanying the proxy statement as soon as possible in the envelope provided. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted.

Your attention is directed to this proxy statement (including the annexes hereto) for a more complete description of the proposed Business Combination and related transactions and each of the Proposals. We encourage you to read this proxy statement carefully. If you have any questions or need assistance voting your shares, please call our proxy solicitor, [_].

By Order of the Board of Directors of Pono Capital Two, Inc.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of stockholders to be held on [_]. This notice of Special Meeting and the accompanying proxy statement will be available at [_]

IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR SHARES WILL BE VOTED IN FAVOR OF EACH OF THE PROPOSALS.

TO EXERCISE YOUR REDEMPTION RIGHTS, YOU MUST, PRIOR TO 5:00 P.M., EASTERN TIME, ON [_] (TWO (2) BUSINESS DAYS BEFORE THE PONO SPECIAL MEETING), TENDER YOUR SHARES PHYSICALLY OR ELECTRONICALLY AND SUBMIT A REQUEST IN WRITING THAT WE REDEEM YOUR PUBLIC SHARES FOR CASH TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY. PLEASE ALSO AFFIRMATIVELY CERTIFY IN YOUR REQUEST TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY FOR REDEMPTION IF YOU “ARE” OR “ARE NOT” ACTING IN CONCERT OR AS A “GROUP” (AS DEFINED IN SECTION 13(D)(3) OF THE EXCHANGE ACT) WITH ANY OTHER STOCKHOLDER WITH RESPECT TO SHARES OF COMMON STOCK. YOU MUST ACT IN ACCORDANCE WITH THE PROCEDURES AND DEADLINES DESCRIBED IN THIS PROXY STATEMENT. IF THE BUSINESS COMBINATION IS NOT CONSUMMATED, THEN THE PUBLIC SHARES WILL NOT BE REDEEMED FOR CASH. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BANK OR BROKER TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS. SEE “THE PONO SPECIAL MEETING — REDEMPTION RIGHTS” IN THIS PROXY STATEMENT FOR MORE SPECIFIC INSTRUCTIONS.

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ABOUT THIS DOCUMENT

This document constitutes a notice of meeting and a proxy statement of Pono under Section 14(a) of the Exchange Act.

You should rely only on the information contained in this proxy statement. No one has been authorized to provide you with information that is different from that contained in this proxy statement. This proxy statement is dated as of the date set forth on the cover hereof. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date. Neither the mailing of this proxy statement to Pono stockholders nor the issuance by Pono of its common stock in connection with the Business Combination will create any implication to the contrary.

Information contained in this proxy statement regarding Pono and its business, operations, management and other matters has been provided by Pono and information contained in this proxy statement regarding SBC and its business, operations, management and other matters has been provided by SBC.

Convenience translations included in this proxy statement of Japanese yen (“JPY” or “¥”) into U.S. dollars have been made at the following exchange rates of JPY into US$1.00:

	December 31, 2023	December 31, 2022
Current JPY: US$1 exchange rate	141.0350	131.0000
Average JPY: US$1 exchange rate	140.5261	131.4044
	March 31, 2024	March 31, 2023
Current JPY:US$1 exchange rate	151.3380	132.9980
Average JPY:US$1 exchange rate	148.4462	132.2852

MARKET AND INDUSTRY DATA

This proxy statement contains information concerning the market and industry in which SBC conducts its business. SBC operates in an industry in which it is difficult to obtain precise industry and market information. SBC has obtained market and industry data in this proxy statement from industry publications and from surveys or studies conducted by third parties that it believes to be reliable. While SBC is not aware of any misstatements regarding any industry data presented in this proxy statement, such data involves risks and uncertainties and is subject to change based on various factors, including those discussed under the section entitled “Risk Factors” in this proxy statement.

TRADEMARKS

This proxy statement references the trademark and service marks of SBC, some of which have been previously approved in Japan and some of which are currently pending approval in Japan and with the International Bureau of the World Intellectual Property Organization. Such trademark and service marks include “SBC”, “Shonan Beauty Clinic”, “SBCLABO”, “Hair Renaissance”, “SBC MEDISPA”, and “ACNEED”. The trademark and service marks that were filed in the name of SBC and are currently pending, if approved by the jurisdiction of application and registered therein, will be protected under applicable intellectual property laws and are the property of SBC or its subsidiaries. There can be no assurance the currently pending trademarks will be approved. This proxy statement also contains trademarks, service marks, trade names and copyrights of other companies, which are the property of their respective owners. Trademarks and service marks are collectively referred to herein as “Trademarks.” Solely for convenience, trademarks and trade names referred to in this proxy statement may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks and trade names.

FREQUENTLY USED TERMS

Unless otherwise stated or unless the context otherwise requires, the terms “we,” “us,” “our,” and “Pono” refer to Pono Capital Two, Inc.

In this document:

“2023 Non-Redemption Agreements” means the non-redemption agreements entered into in May 2023, by Pono and the Sponsor and certain unaffiliated stockholders owning, in the aggregate, 998,682 shares of Pono Class A common stock prior to entering into the Non-Redemption Agreements, pursuant to which such stockholders agreed, among other things, not to redeem or exercise any right to redeem such public shares in connection with the extension of Pono from May 9, 2023 to February 9, 2024, and in connection therewith, the Sponsor agreed to transfer to the stockholders that entered into such agreements 339,565 Sponsor Shares upon the consummation of Pono’s initial business combination.

“2023 Non-Redemption Agreement Investors” means the investors that entered into the Non-Redemption Agreements.

“2024 Non-Redemption Agreement” means the non-redemption agreement entered into on January 11, 2024, by Pono and an unaffiliated investor (the “Holder”), pursuant to which the Holder agreed to acquire from public stockholders of Pono 1,500,000 to 1,700,000 shares of Class A common stock in the open market, at a prices no higher than the redemption price per share payable to stockholders who exercise redemption rights in connection with the stockholder vote to approve the Business Combination, prior to the stockholder meeting to vote on the amendment to Pono’s amended and restated articles of incorporation to extend the date by which Pono has to consummate a business combination from February 9, 2024 to November 9, 2024, and to agree to waive its redemption rights and hold the shares until after the closing of the Business Combination and to not vote any shares in connection with the Business Combination pursuant to the terms of the 2024 Non-Redemption Agreement.

“Amended Charter” means the fourth amended and restated certificate of incorporation of Pono to be adopted by Pono pursuant to the Charter Amendment Proposals.

“Board” or “Pono Board” means the board of directors of Pono.

“Business Combination” means the Merger and the other transactions contemplated by the Merger Agreement.

“Class A common stock” means the Class A common stock, par value $0.0001 per share, of Pono.

“Class B common stock” means the Class B common stock, par value $0.0001 per share, of Pono.

“Closing” means the closing of the Business Combination.

“Code” means the Internal Revenue Code, as amended.

“Continental” means Continental Stock Transfer & Trust Company, the transfer agent.

“Combined Entity” or “New Pono” means Pono after giving effect to the Business Combination, and which will include SBC and any other direct or indirect subsidiaries of Pono to the extent reasonably applicable.

“Common Stock” means any of the Class A common stock and the Class B common stock.

“DGCL” means the General Corporation Law of the State of Delaware, as amended.

“EF Hutton” means EF Hutton, division of Benchmark Investments, LLC, the representative of the underwriters in the IPO.

“Effective Time” means the effective time of the Merger in accordance with the Merger Agreement.

“Equity Incentive Plan” means the SBC Medical Group Holdings Incorporated Equity Incentive Plan, as such may be amended, supplemented or modified from time to time, which shall be adopted by Pono and approved in accordance with the Incentive Plan Proposal to be effective as of the Closing of the Business Combination.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Founder Shares” means the 2,875,000 shares of Class B common stock sold to the Sponsor prior to the Pono IPO, 2,874,999 of which were converted into shares of Class A common stock on May 8, 2023.

“Initial Stockholders” means the Sponsor.

“Holder” means the investor in the 2024 Non-Redemption Agreement.

“Marcum” means Marcum LLP, Pono’s independent registered public accounting firm.

“Merger” means the merger of Merger Sub with and into SBC, with SBC continuing as the surviving corporation and as a wholly-owned subsidiary of Pono, in accordance with the terms of the Merger Agreement.

“Merger Agreement” means the Agreement and Plan of Merger, dated January 31, 2023, as amended and restated on June 21, 2023, as amended by Amendment No. 1, dated September 8, 2023 and Amendment No. 2, dated October 26, 2023, and as it may be further amended or supplemented from time to time, by and among Pono, Merger Sub, SBC, the Sponsor in his personal capacity and his capacity as the representative of Pono, and Yoshiyuki Aikawa, in his personal capacity and his capacity as the representative of the SBC stockholders.

“Merger Sub” means Pono Two Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Pono.

“New Pono common stock” means the common stock, par value $0.0001 per share, of Pono (which will be renamed SBC Medical Group Holdings Incorporated) following the Business Combination; such common stock was previously designated Class A common stock of Pono, and New Pono common stock will include any shares of Class B common stock all of which will be converted into Class A common stock in connection with the Closing pursuant to the Pono Charter.

“Placement Shares” means the shares of Pono Class A common stock included within the Placement Units.

“Placement Units” means 634,375 units issued to the Sponsor in the Private Placement. Each Placement Unit consists of one Placement Share and one Placement Warrant.

“Placement Warrant” means the warrants included within the Placement Units. Each Placement Warrant entitles the holder thereof to purchase one share of Pono Class A common stock for $11.50 per share.

“Pono” means Pono Capital Two, Inc., a Delaware corporation, which will be renamed “SBC Medical Group Holdings Incorporated” in connection with the Closing.

“Pono Charter” or “Charter” means Pono’s third amended and restated certificate of incorporation as filed with the Secretary of State of the State of Delaware on August 2, 2022.

“Pono IPO,” “IPO” or “Initial Public Offering” means Pono’s initial public offering that was consummated on August 9, 2022.

“Pono IPO Prospectus” means the final prospectus of Pono, dated as of August 4, 2022, and filed with the SEC pursuant to Rule 424(b) under the Securities Act on August 4, 2022 (File No. 333-265571).

“Pono Special Meeting” means the special meeting of the stockholders of Pono, to be held virtually at [_], on [_].

“Private Placement” means the private placement consummated simultaneously with the Pono IPO in which Pono issued to the Sponsor the Placement Units.

“Proposals” means the Business Combination Proposal, the Charter Amendment Proposals, the Director Election Proposal, the Incentive Plan Proposal, the Nasdaq Proposal and the Adjournment Proposal.

“Public Shares” means shares of Class A common stock included in the Public Units and shares of Class A common stock underlying the Public Warrants.

“Public Units” means units issued in the Pono IPO, including any over-allotment securities acquired by Pono’s underwriters, consisting of one Public Share and one Public Warrant.

“Public Warrants” means warrants underlying the Units issued in the Pono IPO. Each whole Public Warrant entitles the holder thereof to purchase one share of Class A common stock for $11.50 per share.

“Purchaser Support Agreement” means the agreement by and among Sponsor, Pono and SBC to, among other things, vote its shares of Pono common stock in favor of the adoption and approval of the Merger Agreement and the transactions contemplated thereby, substantially in the form of Exhibit B to the Merger Agreement.

“Registration Rights Agreement” means the Registration Rights Agreement by and among SBC, Pono, and significant SBC stockholders in substantially the form of Exhibit E to the Merger Agreement

“Redemption” means the right of the holders of Class A common stock to have their shares redeemed in accordance with the procedures set forth in this proxy statement and the Pono Charter.

“Required Proposals” means the Business Combination Proposal, the Charter Amendment Proposals, the Director Election Proposal, the Incentive Plan Proposal and the Nasdaq Proposal.

“Restructuring” means certain restructuring transactions pursuant to which SBC or a subsidiary will acquire the economic or other interests of SBC Medical Group Co., Ltd., a Japanese corporation (“SBC-Japan”) and certain affiliated service companies (“Service Companies”), and other entities (the Service Companies and the other entities together, the “Target Companies”, and the restructuring transactions, the “Restructuring”).

“SBC” means SBC Medical Group Holdings Incorporated, a Delaware corporation, and includes the surviving corporation after the Merger. References herein to SBC will include its subsidiaries to the extent reasonably applicable.

“SBC Board” means the board of directors of SBC.

“SBC common stock” means shares of common stock, par value $0.0001 per share, of SBC.

“SBC Convertible Securities” means, collectively, any SBC Options, SBC warrants or rights to subscribe for or purchase any capital stock of the SBC or securities convertible into or exchangeable for, or that otherwise confer on the holder any right to acquire any capital stock of the SBC.

“SBC Options” means, collectively, all outstanding options to purchase shares of SBC common stock, whether or not exercisable and whether or not vested, immediately prior to the Effective Time under the SBC Plan or otherwise.

“SBC Plan” means the SBC Medical Group Holdings Incorporated 2022 Equity Incentive Plan.

“SBC securityholders” refers to holders of capital stock, options and other SBC Convertible Securities as of the time immediately before the Effective Time.

“SBC securities” means any of the SBC common stock and any SBC Convertible Securities.

“SBC stockholders” refers to holders of capital stock of SBC as of the time immediately before the Effective Time.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Sponsor” means Mehana Capital LLC.

“Sponsor Shares” means the 1,200,000 shares of New Pono Common Stock to be granted by New Pono to the Sponsor on or prior to the earlier of (i) the six month anniversary of the Closing and (ii) the expiration of the lock-up of Pono’s founder shares; provided, however, that the Sponsor in its sole discretion may direct New Pono to issue all or a portion of the Sponsor Shares on such earlier or later date as it shall determine (which date shall not be earlier than the Closing).

“Sponsor Working Capital Loan” means the loan of up to $1,500,000 from Sponsor to Pono in order to finance transaction costs in connection with a business combination transaction, as may be required. Such Sponsor Working Capital Loans may either be repaid upon the consummation of a business combination, without interest, or, at the lender’s discretion, up to $1,500,000 of such loans may be converted upon consummation of a business combination into additional Placement Units at a price of $10.00 per Placement Unit.

“Trust Account” means the trust account of Pono, which holds the net proceeds of the Pono IPO, including from over-allotment securities sold by Pono’s underwriters, and the sale of the Placement Units, together with interest earned thereon, less amounts released to pay tax obligations and up to $100,000 for dissolution expenses, and amounts paid pursuant to redemptions.

“U.S. GAAP” means generally accepted accounting principles in the United States.

“Units” means any of the Public Units and Placement Units.

“Warrants” means any of the Public Warrants and the Placement Warrants.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements regarding, among other things, the plans, strategies and prospects, both business and financial, of Pono and SBC. These statements are based on the beliefs and assumptions of the management of Pono and SBC. Although Pono and SBC believe that their respective plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, neither Pono nor SBC can assure you that either will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. These statements may be preceded by, followed by or include the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” or similar expressions, but the absence of these words does not mean that a statement is not forward-looking. Neither [_], SBC’s independent auditor, nor Marcum, Pono’s independent auditor, has examined, compiled or otherwise applied procedures with respect to the accompanying forward-looking financial information presented herein and, accordingly, expresses no opinion or any other form of assurance on it. The report of [_] included in this proxy statement relates to historical financial information of SBC, and the report of Marcum included in this proxy statement relates to historical financial information of Pono. Neither report extends to the forward-looking information and should not be read as if it does. Forward-looking statements contained in this proxy statement include, but are not limited to, statements about:

•        the ability of Pono and SBC prior to the Business Combination to meet the Closing conditions to the Business Combination, including approval by stockholders of Pono and SBC of the Business Combination and related proposals, and the availability of at least $5,000,001 in net tangible assets, after giving effect to redemptions of public shares, if any;

•        the ability of the Combined Entity following the Business Combination, to realize the benefits from the Business Combination;

•        the ability of Pono to complete the Business Combination;

•        the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement;

•        the ability of Pono and SBC prior to the Business Combination, and the Combined Entity following the Business Combination, to obtain and/or maintain the listing of New Pono common stock on Nasdaq following the Business Combination;

•        future financial performance following the Business Combination;

•        public securities’ potential liquidity and trading;

•        the use of proceeds not held in the Trust Account or available to Pono from interest income on the Trust Account balance;

•        the impact from the outcome of any known and unknown litigation;

•        the ability of the Combined Entity to forecast and maintain an adequate rate of revenue growth and appropriately plan its expenses;

•        expectations regarding future expenditures of the Combined Entity following the Business Combination;

•        the future mix of revenue and effect on gross margins of the Combined Entity following the Business Combination;

•        the attraction and retention of qualified directors, officers, employees and key personnel of Pono and SBC prior to the Business Combination, and the Combined Entity following the Business Combination;

•        the ability of the Combined Entity to compete effectively in a competitive industry;

•        the ability to protect and enhance SBC’s corporate reputation and brand;

•        expectations concerning the relationships and actions of SBC and its affiliates with third parties;

•        the impact from future regulatory, judicial, and legislative changes in SBC’s or the Combined Entity’s industry;

•        the ability to locate and acquire complementary products or product candidates and integrate those into SBC’s or the Combined Entity’s business;

•        future arrangements with, or investments in, other entities or associations;

•        intense competition and competitive pressures from other companies in the industries in which the Combined Entity will operate; and

•        other factors detailed under the section entitled “Risk Factors.”

These forward-looking statements are based on information available as of the date of this proxy statement, and current expectations, forecasts and assumptions, and involve a number of risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

In addition, statements that Pono or SBC “believes” and similar statements reflect such party’s beliefs and opinions on the relevant subject. These statements are based upon information available to such party as of the date of this proxy statement, and while such party believes such information forms a reasonable basis for such statements, such information may be limited or incomplete, and these statements should not be read to indicate that either Pono or SBC has conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

As a result of a number of known and unknown risks and uncertainties, the actual results or performance of Pono, SBC and/or the Combined Entity may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause Pono’s, SBC’s or the Combined Entity’s actual results to differ include:

•        the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement;

•        the outcome of any legal or regulatory proceedings that have been, or may be, instituted in the future against Pono, SBC, the Combined Entity or others following announcement of the Merger Agreement and the transactions contemplated therein or following consummation of the Business Combination;

•        the inability to complete the transactions contemplated by the Merger Agreement due to the failure to obtain approval of the stockholders of Pono or SBC or other conditions to closing in the Merger Agreement;

•        the risk that the proposed transaction disrupts current plans and operations as a result of the announcement and consummation of the Business Combination;

•        the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, the ability of the Combined Entity to grow and manage growth profitably, maintain relationships with customers, compete within its industry and retain its key employees;

•        costs related to the proposed Business Combination;

•        the possibility that Pono, SBC or the Combined Entity may be adversely impacted by other economic, business, and/or competitive factors;

•        risks related to the global COVID-19 pandemic and other macroeconomic or geopolitical developments;

•        future exchange and interest rates;

•        the risk that Pono, or the Combined Entity fails to maintain an effective system of disclosure controls and internal controls over financial reporting, Pono’s or the Combined Entity’s ability to produce timely and accurate financial statements or comply with applicable regulations could be impaired; and

•        other risks and uncertainties indicated in this proxy statement, including those under “Risk Factors” herein, and other filings that have been made or will be made with the SEC by Pono or the Combined Entity.

These and other factors that could cause actual results to differ from those implied by the forward-looking statements in this proxy statement are more fully described under the heading “Risk Factors” and elsewhere in this proxy statement. The risks described under the heading “Risk Factors” are not exhaustive. Other sections of this proxy statement describe additional factors that could adversely affect the business, financial condition or results of operations of Pono and SBC prior to the Business Combination, and the Combined Entity following the Business Combination. New risk factors emerge from time to time and it is not possible to predict all such risk factors, nor can Pono or SBC assess the impact of all such risk factors on the business of Pono and SBC prior to the Business Combination, and the Combined Entity following the Business Combination, or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. Forward-looking statements are not guarantees of performance. This is particularly true for a company like SBC that has a limited operating history to reference. All forward-looking statements attributable to Pono or SBC or persons acting on their behalf are expressly qualified in their entirety by the foregoing cautionary statements.

QUESTIONS AND ANSWERS

The following questions and answers briefly address some commonly asked questions about the proposals to be presented at the Pono Special Meeting. The following questions and answers do not include all the information that is important to stockholders of Pono. We urge the stockholders of Pono to read carefully this entire proxy statement, including the annexes and other documents referred to herein.

QUESTIONS AND ANSWERS ABOUT THE PONO PROPOSALS

Q.     Why am I receiving this proxy statement?

A.     Pono stockholders are being asked to consider and vote upon a proposal to approve the Business Combination contemplated by the Merger Agreement, among other proposals. Pursuant to the Merger set forth in the Merger Agreement, SBC will become a wholly-owned subsidiary of Pono. A copy of the Merger Agreement is attached to this proxy statement as Annex A.

This proxy statement and its annexes contain important information about the proposed Business Combination and the other matters to be acted upon at the Pono Special Meeting. You should read this proxy statement and its annexes carefully and in their entirety.

THE VOTE OF PONO STOCKHOLDERS IS IMPORTANT. PONO STOCKHOLDERS ARE URGED TO SUBMIT THEIR PROXIES AS SOON AS POSSIBLE AFTER CAREFULLY REVIEWING THIS PROXY STATEMENT AND ITS ANNEXES AND CAREFULLY CONSIDERING EACH OF THE PROPOSALS BEING PRESENTED AT THE MEETING.

Below are proposals on which Pono stockholders are being asked to vote.

1) The Business Combination Proposal (Proposal 1).

Subject to the terms and conditions set forth in the Merger Agreement, at the Effective Time:

(a)     the outstanding shares of Class A common stock, par value $0.0001 per share, of Pono (“Pono Class A common stock”), including any shares of Class B common stock, par value $0.0001 per share, of Pono (“Pono Class B common stock”, and together with the Pono Class A common stock, the “Pono common stock”) that are converted into Pono Class A common stock in accordance with Pono’s amended and restated certificate of incorporation (the “Pono Charter”), will be redesignated as common stock, par value $0.0001 per share, of SBC Medical Group Holdings Incorporated (which will be the new name of Pono after the Closing, as described below, “New Pono”) (referred to herein as “New Pono common stock”); and

(b)    As consideration for the Merger, the SBC securityholders as of immediately prior to the Effective Time (“SBC securityholders”), shall be entitled to receive from Pono, consideration in an amount equal to a number of Pono’s securities with an aggregate value equal to (a) $1,000,000,000, minus (b) the amount, if any, by which $3,000,000 exceeds SBC’s Net Working Capital, plus (c) the amount, if any, by which SBC’s Net Working Capital exceeds $3,000,000, minus (d) the aggregate amount of any outstanding indebtedness (minus cash held by SBC) of SBC at Closing, minus (e) specified transaction expenses of SBC associated with the Business Combination (the “Merger Consideration”), and upon the Merger (i) all of the issued and outstanding capital stock of SBC immediately prior to the Effective Time (other than those properly exercising any applicable appraisal rights under Delaware law) will automatically be cancelled and shall cease to exist, in exchange for the right to receive pro rata shares of the aggregate merger consideration to be paid to the SBC stockholders as of immediately prior to the Effective Time, and (ii) each outstanding warrant and option to acquire shares of SBC common stock (whether vested or unvested) will be assumed by Pono and automatically converted into a warrant or option to acquire shares of New Pono common stock, with its price and number of shares equitably adjusted based on the conversion ratio of the shares of SBC common stock into the Merger Consideration, as provided in the Merger Agreement and as more particularly described in the notice that follows this page and elsewhere in this proxy statement.

As of the date of this proxy statement, we estimate that the Merger Consideration per share to be approximately $_____. The Merger Consideration will be subject to a post-Closing true-up 90 days after the Closing.

In addition to the approval of the Proposals at the Pono Special Meeting, unless waived by the parties to the Merger Agreement, in accordance with applicable law, the closing of the Business Combination is subject to a number of conditions set forth in the Merger Agreement including, among others, receipt of the requisite stockholder approval contemplated by this proxy statement. For more information about the closing conditions to the Business Combination, see the section titled “Business Combination Proposal — Conditions to the Closing.”

The Merger Agreement may be terminated at any time prior to the Closing of the Business Combination upon agreement of SBC and Pono, or by SBC or Pono acting alone, in specified circumstances. For more information about the termination rights under the Merger Agreement, see the section titled “Business Combination Proposal — Termination.”

Pursuant to the Pono Charter, in connection with the Business Combination, holders of Public Shares may elect to have their shares redeemed for cash at the applicable redemption price per share calculated in accordance with the Pono Charter. As of the Record Date, the pro rata portion of the funds available in the Trust Account for the Public Shares was approximately $[_] per share. If a holder exercises its redemption rights in connection with the Business Combination, then such holder will be exchanging its Class A common stock for cash and will only have equity interests in the Combined Entity pursuant to its right to the exercise of its Public Warrants, to the extent it still holds Public Warrants. Such a holder will be entitled to receive cash for its Public Shares only if it properly demands redemption and delivers its shares (either physically or electronically) to our transfer agent at least two business days prior to the Pono Special Meeting. Holders of Public Shares may elect to redeem their shares whether or not such shares are voted at the Pono Special Meeting. See the section titled “Pono Special Meeting — Redemption Rights.”

The transactions contemplated by the Merger Agreement will be consummated only if the Business Combination Proposal, the Charter Amendment Proposals, the Director Election Proposal, the Incentive Plan Proposal and the Nasdaq Proposal are approved at the Pono Special Meeting. In addition, the Charter Amendment Proposals, the Director Election Proposal, the Incentive Plan Proposal and the Nasdaq Proposal are conditioned on the approval of the Business Combination Proposal (and the Business Combination Proposal is conditioned on the approval of the Charter Amendment Proposals, the Director Election Proposal, the Incentive Plan Proposal and the Nasdaq Proposal). The Adjournment Proposal is not conditioned on the approval of any other proposal set forth in this proxy statement.

The Combined Entity’s board of directors will increase to five members upon the closing of the Business Combination.

See the Charter Amendment Proposals below for more information.

The Business Combination involves numerous risks. For more information about these risks, see the section titled “Risk Factors.”

2) The Charter Amendment Proposals (Proposals 2 Through 4).

Pono stockholders will be asked to approve and adopt, subject to and conditioned on (but with immediate effect therefrom) approval of each of the Business Combination Proposal, the Charter Amendment Proposals, the Director Election Proposal, the Incentive Plan Proposal and the Nasdaq Proposal and the consummation of the Business Combination, a fourth amendment and restatement of the Pono Charter, as set out in the draft fourth amended and restated version of Pono’s certificate of incorporation appended to this proxy statement as Annex B (the “Amended Charter”), for the following amendments (collectively, the “Charter Amendment Proposals”):

(a)     Name Change — To provide that the name of New Pono shall be changed to “SBC Medical Group Holdings Incorporated” (Proposal 2);

(b)    Amendment of Blank Check Provisions — To remove and change certain provisions in the Pono Charter related to Pono’s status as a special purpose acquisition company, including the deletion of Article IX of the Pono Charter in its entirety (Proposal 3);

(c)     Amendment and Restatement of the Pono Charter — Conditioned on the approval of Proposals 2 and 3, a proposal to approve the proposed Amended Charter in the form attached as Annex B hereto, which includes the approval of all other changes in the proposed charter in connection with replacing the existing Pono Charter with the proposed Amended Charter as of the Effective Time (Proposal 4).

3) The Director Election Proposal (Proposal 5)

To consider and vote upon a proposal to elect five (5) directors to serve staggered terms on the Combined Entity’s board of directors effective from the consummation of the Business Combination until the 2024, 2025 or 2026 annual meeting of stockholders, respectively, and until their respective successors are duly elected and qualified.

4) The Incentive Plan Proposal (Proposal 6)

Pono is proposing that its stockholders approve and adopt the Equity Incentive Plan, which will become effective upon the Closing of the Business Combination.

The Equity Incentive Plan will reserve a number of shares of New Pono common stock equal to [15]% of the fully diluted, and as converted, amount of New Pono common stock to be outstanding immediately following consummation of the Business Combination, or approximately [_] shares, for issuance for awards in accordance with the terms of the Equity Incentive Plan. The purpose of the Equity Incentive Plan is to assist in attracting, retaining, motivating, and rewarding certain key employees, officers, directors, and consultants of New Pono and its affiliates and promoting the creation of long-term value for stockholders of New Pono by closely aligning the interests of such individuals with those of other stockholders. The Equity Incentive Plan authorizes the award of share-based incentives to encourage eligible employees, officers, directors, and consultants, as described below, to expend maximum effort in the creation of stockholder value.

A summary of the Equity Incentive Plan is set forth in the “The Incentive Plan Proposal” section of this proxy statement and a complete copy of the Equity Incentive Plan is attached hereto as Annex C. You are encouraged to read the Equity Incentive Plan in its entirety.

5) The Nasdaq Proposal (Proposal 7)

To consider and vote upon a proposal to approve, for purposes of complying with Nasdaq Listing Rule 5635, the issuance of up to 100,000,000 newly issued shares of common stock in the Business Combination, which amount will be determined as described in more detail in the accompanying proxy statement.

6) The Adjournment Proposal (Proposal 8)

To consider and vote upon a proposal to adjourn the Pono Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Pono Special Meeting, there are not sufficient votes to approve the Business Combination Proposal, the Charter Amendment Proposals, the Director Election Proposal, the Incentive Plan Proposal or the Nasdaq Proposal.

Q:     When and where will the Pono Special Meeting take place?

A:     The Pono Special Meeting will be held on [_], at [_], via live audio webcast at https://www.cstproxy.com/[_] or such other date, time and place to which such meeting may be adjourned or postponed, to consider and vote upon the proposals.

Q:     Are the proposals conditioned on one another?

A:     Unless the Business Combination Proposal is approved, the Charter Amendment Proposals, the Director Election Proposal, the Incentive Plan Proposal, and the Nasdaq Proposal will not be presented to the stockholders of Pono at the Pono Special Meeting, insofar as the Charter Amendment Proposals, the Director Election Proposal, the Incentive Plan Proposal and the Nasdaq Proposal are conditioned on the approval of the Business Combination Proposal (and the Business Combination Proposal is conditioned on the approval of the

Charter Amendment Proposals, the Director Election Proposal, the Incentive Plan Proposal and the Nasdaq Proposal). The Adjournment Proposal is not conditioned on the approval of any other proposal set forth in this proxy statement. It is important for you to note that if the Business Combination Proposal does not receive the requisite vote for approval, we will not consummate the Business Combination. If Pono does not consummate the Business Combination and fails to complete an initial business combination by November 9, 2024, Pono will be required, in accordance with the Pono Charter, to dissolve and liquidate its Trust Account by returning the then remaining funds in such account (less amounts released to pay tax obligations and up to $100,000 for dissolution expenses, and amounts paid pursuant to redemptions) to its public stockholders, unless it seeks and obtains the approval of Pono stockholders to amend the Pono Charter to extend such date.

Q:     What will happen in the Business Combination?

A:     At the Closing, Merger Sub will merge with and into SBC, with SBC surviving such Merger, as a result of which the (i) SBC stockholders (except those who properly exercise appraisal rights under applicable Delaware law) will receive newly issued shares of New Pono common stock, and (ii) each outstanding option and warrant to acquire shares of SBC common stock (whether vested or unvested) will be assumed by Pono and automatically converted into an option or warrant to acquire shares of New Pono common stock, with its price and number of shares equitably adjusted based on the conversion ratio of the shares of SBC common stock into the Merger Consideration, and any other outstanding SBC securities will be terminated and cancelled without consideration. Upon consummation of the Business Combination, SBC will become a wholly-owned subsidiary of Pono and Pono will change its name to SBC Medical Group Holdings Incorporated After the Closing of the Business Combination, the cash held in the Trust Account will be released from the Trust Account and used to pay each of Pono’s and SBC’s transaction expenses and other liabilities of Pono due as of the Closing, and for working capital and general corporate purposes. A copy of the Merger Agreement is attached to this proxy statement as Annex A.

Q:     What equity stake will current stockholders of Pono and SBC securityholders hold in the Combined Entity after the Closing?

A:      It is anticipated that, upon the completion of the Business Combination, assuming no additional redemptions and assuming the exercise of all issued and outstanding warrants and options (which would be 27.0% of the outstanding capital stock of the Combined Entity), Pono’s public stockholders will retain an ownership interest of approximately 1.4% of the outstanding capital stock of the Combined Entity, the Sponsor will retain an ownership interest of approximately 4.6% of the outstanding capital stock of the Combined Entity, the SBC securityholders will own approximately 67.0% of the outstanding capital stock of the Combined Entity and the Holder under the 2024 Non-Redemption Agreement will own approximately 1.3% of the outstanding capital stock of the Combined Entity (see Unaudited Pro Forma Condensed Combined and Consolidated Financial Information — 2024 Non-Redemption Agreement for further information). The table below presents possible sources of dilution and the extent of such dilution that non-redeeming public stockholders could experience in connection with the Closing across a range of varying redemption scenarios. The maximum redemption scenario represents the maximum redemptions that may occur but which would still allow for the satisfaction of the minimum net tangible asset value of $5,000,001 immediately prior to or upon the consummation of the Business Combination, after giving effect to the payments to redeeming stockholders. In an effort to illustrate the extent of such dilution, the table below and the foregoing ownership percentages above assume (i) the exercise of all 11,500,000 public warrants and 634,375 private placement warrants, (ii) the conversion of $2,700,000 convertible promissory note into 270,000 shares of common stock, (iii) the exercise of stock options to purchase 6,995,812 shares of common stock issued by SBC to the Chief Executive Officer of SBC, (iv) the exercise of stock options to purchase 203,644 shares of common stock issued by SBC to a representative director of a subsidiary of the Company, (v) the exercise of warrants to purchase 12,978,028 shares of common stock issued by SBC to the immediate family members of SBC’s CEO (3,935,150), business partners of SBC (1,967,575), doctors of medical corporations (referred to herein each as an “MC” and together as “MCs”) (4,419,075), and a consultant to SBC (2,656,226) but does not assume the issuance of any awards under the Equity Incentive Plan. If the actual facts are different than these assumptions (which they are likely to be), the percentage ownership retained by Pono’s existing stockholders in the Combined Entity will be different.

If any of Pono’s public stockholders exercise their redemption rights, the percentage of the Combined Entity’s outstanding common stock held by Pono’s public stockholders will decrease and the percentages of the Combined Entity’s outstanding common stock held by the Sponsor and by the SBC securityholders will increase, in each case relative to the percentage held if none of the Public Shares are redeemed. If any of Pono’s public stockholders redeem their Public Shares at Closing but continue to hold Public Warrants after the Closing, the aggregate market value of the Public Warrants that may be retained by them, based on the closing trading price per Public Warrant of $[_] as of the Record Date, would be approximately $[_] million regardless of the amount of redemptions by the public stockholders. Upon the issuance of New Pono Common Stock in connection with the Business Combination, the percentage ownership of the Combined Entity by Pono’s public stockholders who do not redeem their Public Shares will be diluted. Pono public stockholders that do not redeem their Public Shares in connection with the Business Combination will experience further dilution upon the exercise of Public Warrants that are retained after the Closing by redeeming Public Stockholders. The percentage of the total number of outstanding shares of common stock that will be owned by Pono’s public stockholders as a group will vary based on the number of Public Shares for which the holders thereof request redemption in connection with the Business Combination. The following table illustrates varying beneficial ownership levels in the Combined Entity, as well as possible sources and extents of dilution for non-redeeming public stockholders, assuming no redemptions by public stockholders, 25% redemption by public stockholders, 50% redemption by public stockholders, 75% redemption by public stockholders and the maximum redemptions by public stockholders:

Pro forma fully-diluted common stock at March 31, 2024

	Assuming No Additional Redemptions (Shares)%		Assuming 25% Additional Redemptions (Shares)%		Assuming 50% Additional Redemptions (Shares)%		Assuming 75% Additional Redemptions (Shares)%		Assuming Maximum Redemptions (Shares)%
SBC Stockholders(1)	78,471,276	67.0%	78,471,276	67.0%	78,471,276	67.0%	78,471,276	67.0%	78,471,276	67.0%
Shares underlying options issued by SBC(2)	7,199,456	6.1%	7,199,456	6.2%	7,199,456	6.2%	7,199,456	6.2%	7,199,456	6.2%
Shares underlying private warrants issued by SBC(3)	12,978,028	11.1%	12,978,028	11.1%	12,978,028	11.1%	12,978,028	11.1%	12,978,028	11.1%
Shares underlying public warrants	11,500,000	9.8%	11,500,000	9.8%	11,500,000	9.8%	11,500,000	9.8%	11,500,000	9.8%
Pono Public Stockholders(4)	1,649,416	1.4%	1,500,000	1.3%	1,500,000	1.3%	1,500,000	1.3%	1,500,000	1.3%
Pono Sponsor and affiliates(5)	5,343,750	4.6%	5,343,750	4.6%	5,343,750	4.6%	5,343,750	4.6%	5,343,750	4.6%
Representative Shares(6)	57,500	—%	57,500	—%	57,500	—%	57,500	—%	57,500	—%
Pro forma fully diluted common stock at March 31, 2024	117,199,426	100.0%	117,050,010	100.0%	117,050,010	100.0%	117,050,010	100.0%	117,050,010	100.0%

____________

(1)      Includes 270,000 shares issued to SBC stockholders upon the automatic conversion of the $2,700,000 convertible promissory note outstanding at one share for each $10 of additional capital contribution immediately prior to the merger being effected in connection the consummation of the Business Combination.

(2)      Includes 6,995,812 shares of common stock underlying options issued by SBC to its CEO and 203,644 shares of common stock underlying options issued by SBC to a representative director of a subsidiary of the Company.

(3)      Includes (i) 3,935,150 shares underlying private warrants issued by SBC to the immediate family members of SBC’s CEO, (ii) 1,967,575 shares underlying private warrants issued to the business partners of SBC, (iii) 4,419,075 shares underlying private warrants issued by SBC to doctors of MCs, and (iv) 2,656,226 shares underlying private warrants issued by SBC to HeartCore Enterprises, Inc., a consultant to SBC.

(4)      Assumes 1,500,000 shares of Pono Class A common stock are not redeemed under the 2024 Non-Redemption Agreement.

(5)      Includes (i) 2,875,000 Founder Shares and 634,375 Class A shares of common stock held by the Sponsor, (ii) 1,200,000 shares issued to the Sponsor at Closing, and (iii) 634,375 shares of common stock underlying the Placement Warrants. 339,565 of these shares are to be issued to the 2023 Non-Redemption Agreement Investors pursuant to the 2023 Non-Redemption Agreements.

(6)      Represents Pono Class A common stock held by the Underwriter.

All of the relative percentages above are for illustrative purposes only and are based upon certain assumptions. See the section titled “Unaudited Pro Forma Condensed Combined Financial Information” for further information.

Should one or more of the assumptions prove incorrect, actual beneficial ownership percentages may vary materially from those described in this proxy statement as anticipated, believed, estimated, expected or intended.

Q:     What is the potential impact of redemptions on the per share value of the shares owned by non-redeeming stockholders?

A:     If Pono stockholders elect to redeem their shares of Class A common stock, the stock price per share of Class A common stock may reduce. Therefore, holders of shares of Class A common stock may experience a reduction in the value of their ownership of shares of Class A common stock if they do not elect to redeem their shares. The following table demonstrates the pro forma book value of shares, as of March 31, 2024, based on a range of redemption scenarios:

Pro forma book value of shares of Class A common stock at March 31, 2024

	Assuming No Additional Redemptions (Shares)	Book Value per share owned by non-redeeming stockholders	Assuming 25% Additional Redemptions (Shares)	Book Value per share owned by non-redeeming stockholders	Assuming 50% Additional Redemptions (Shares)	Book Value per share owned by non-redeeming stockholders	Assuming 75% Additional Redemptions (Shares)	Book Value per share owned by non-redeeming stockholders	Assuming Maximum Redemptions (Shares)	Book Value per share owned by non-redeeming stockholders
Pono Public Stockholders	1,649,416	$10.90	1,500,000	$10.90	1,500,000	$10.90	1,500,000	$10.90	1,500,000	$10.90

The table below presents the trust value per share to a public stockholder that elects not to redeem across a range of varying redemption scenarios. The maximum redemption scenario represents the maximum redemptions that may occur but which would still allow for the satisfaction of the minimum net tangible asset value of $5,000,001 immediately prior to or upon the consummation of the Business Combination, after giving effect to the payments to redeeming stockholders. This trust value per share includes the per share cost of the deferred underwriting commission.

As of March 31, 2024
Trust Value	$17,980,652
Total shares of Class A common stock	1,649,416
Trust Value per share of Class A common stock	$10.90
	Assuming no Redemptions	Assuming 25% Redemptions	Assuming 50% Redemptions	Assuming Maximum Possible Redemptions
Redemptions ($)	$—	$1,628,817	$1,628,817	$1,628,817
Redemptions (Shares)	—	149,416	149,416	149,416
Deferred underwriting commission	$4,025,000	$4,025,000	$4,025,000	$4,025,000
Cash left in Trust Account post redemption minus deferred underwriting commission	$13,955,652	$12,326,835	$12,326,835	$12,326,835
Class A common stock post redemption	1,649,416	1,500,000	1,500,000	1,500,000
Trust Value Per Share	$8.46	$8.22	$8.22	$8.22

Q:     What conditions must be satisfied to complete the Business Combination?

A:     There are a number of closing conditions in the Merger Agreement, including the approval by the stockholders of Pono of the Business Combination Proposal, the Charter Amendment Proposals, the Director Election Proposal, the Incentive Plan Proposal and the Nasdaq Proposal. The Charter Amendment Proposals, the Director Election Proposal, the Incentive Plan Proposal and the Nasdaq Proposal are subject to and conditioned on the approval of the Business Combination Proposal. The Business Combination Proposal is subject to and conditioned on the approval of the Charter Amendment Proposals, the Director Election Proposal, the Incentive Plan Proposal and the Nasdaq Proposal. For a summary of the conditions that must be satisfied or waived prior to the closing of the Business Combination, see the section titled “The Business Combination Proposal — The Merger Agreement.”

Q:     Why is Pono providing stockholders with the opportunity to vote on the Business Combination?

A:     Under the Pono Charter, Pono must provide all holders of its Public Shares with the opportunity to have their Public Shares redeemed upon the consummation of Pono’s initial business combination either in conjunction with a tender offer or in conjunction with a stockholder vote. For business and other reasons, Pono has elected to provide its stockholders with the opportunity to have their Public Shares redeemed in connection with a stockholder vote rather than a tender offer. Therefore, Pono is seeking to obtain the approval of its stockholders of the Business Combination Proposal in order to allow its public stockholders to effectuate redemptions of their Public Shares in connection with the closing of the Business Combination.

Q:     Did the Special Committee of the Pono Board obtain a third-party valuation or fairness opinion in determining whether or not to proceed with the Business Combination?

A:     No, the Special Committee of Pono’s board of directors did not obtain a third-party fairness opinion in connection with their determination to approve the Business Combination. Pono is not required to obtain a third party opinion that the price it is paying is fair to Pono and its stockholders from a financial point of view. Pono’s officers, directors and advisors have substantial experience in evaluating the operating and financial merits of companies from a wide range of industries. The factors and information considered by the Pono Board, as further described under the section titled “The Business Combination Proposal (Proposal 1) — Background of the Business Combination — The Reasons for Approval of the Merger.” In addition, Pono’s officers, directors and advisors have substantial experience with mergers and acquisitions. Accordingly, investors will be relying solely on the judgment of Pono’s board of directors and management in valuing the companies’ business.

Q:     Are there any arrangements to help ensure that Pono will have sufficient funds, together with the proceeds in its Trust Account, to consummate the Business Combination?

A:     Yes. To the extent not utilized to consummate the Business Combination, the proceeds from the Trust Account will be used to pay any loans owed by Pono to its Sponsor for any Pono transaction expenses or other administrative expenses incurred by Pono, to pay all unpaid transaction expenses and any remainder will be used for general corporate purposes, including, but not limited to, working capital for operations, capital expenditures and future acquisitions. Pono agrees that it (or its successor) will file with the SEC and use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable.

Q:     How many votes do I have at the Pono Special Meeting?

A:     Pono stockholders are entitled to one vote at the Pono Special Meeting for each share of Pono common stock held of record as of [_], the record date for the Pono Special Meeting (the “Record Date”). Holders of Class A common stock and Class B common stock will vote together as one class. As of the close of business on the Record Date, there were [_] outstanding shares of Pono common stock.

Q:     What vote is required to approve the proposals presented at the Pono Special Meeting?

A:     The approval of the Charter Amendment Proposals requires the affirmative vote of a majority of the issued and outstanding Pono common stock as of the Record Date. Accordingly, a Pono stockholder’s failure to vote by proxy or to vote in person at the Pono Special Meeting or an abstention will have the same effect as a vote “AGAINST” the Charter Amendment Proposals.

The approval of Business Combination Proposal, the Incentive Plan Proposal, the Nasdaq Proposal and the Adjournment Proposal each require the affirmative vote of the holders of a majority of the shares of Pono common stock cast by the stockholders represented in person or by proxy and entitled to vote thereon at the Pono Special Meeting. A Pono stockholder’s failure to vote by proxy or to vote in person at the Pono Special Meeting will not be counted towards the number of shares of Pono common stock required to validly establish a quorum, and if a valid quorum is otherwise established, it will have no effect on the outcome of the vote on the Business Combination Proposal, the Incentive Plan Proposal, the Nasdaq Proposal or the Adjournment Proposal. Abstentions will be counted towards the number of shares of Pono common stock required to validly establish a quorum but will have no effect on the outcome of the vote on the Business Combination Proposal, the Incentive Plan Proposal, the Nasdaq Proposal or the Adjournment Proposal.

The approval of the Director Election Proposal requires a plurality vote of the shares of Pono common stock cast by the stockholders represented in person or by proxy and entitled to vote thereon at the Pono Special Meeting. A plurality means that the individuals who receive the largest number of votes cast “FOR” are elected as directors. A Pono stockholder’s failure to vote by proxy or to vote in person at the Pono Special Meeting will have no effect on the Director Election Proposal. You may vote “FOR” or “WITHHOLD” authority to vote for each of the director nominees with respect to the Director Election Proposal. “WITHHOLD” votes will be counted towards the number of shares of Pono common stock required to validly establish a quorum but will have no effect on the outcome of the vote on the Director Election Proposal.

If the Business Combination Proposal is not approved, the Charter Amendment Proposals, the Director Election Proposal, the Incentive Plan Proposal and the Nasdaq Proposal will not be presented to the Pono stockholders for a vote. The approval of the Business Combination Proposal, the Charter Amendment Proposals, the Director Election Proposal, the Incentive Plan Proposal and the Nasdaq Proposal are preconditions to the consummation of the Business Combination.

The Sponsor, directors and officers of Pono have agreed to vote all shares of Pono common stock owned by them in favor of the Business Combination, including the Business Combination Proposal and the other Proposals. As a result, in addition to those shares, we would need only approximately [_], or approximately [_]%, of the [_] Public Shares, to be voted in favor of the Business Combination in order to have the Business Combination approved, assuming only the minimum number of shares representing a quorum is present at the Pono Special Meeting held to vote on the Business Combination and assuming that the Sponsor, directors and officers of Pono do not purchase any units or shares in the after-market.

Q:     What constitutes a quorum at the Pono Special Meeting?

A:     Holders of a majority in voting power of Pono common stock issued and outstanding and entitled to vote at the Pono Special Meeting constitute a quorum. In the absence of a quorum, the chairman of the meeting has power to adjourn the Pono Special Meeting. As of the Record Date, [_] shares of Pono common stock would be required to achieve a quorum.

Q:     How will the Sponsor, directors and officers of Pono vote?

A:     The Sponsor, directors and officers of Pono have agreed to vote any shares of Pono common stock owned by them in favor of the initial business combination, including the Business Combination Proposal, the Charter Amendment Proposals, the Director Election Proposal, the Incentive Plan Proposal, the Nasdaq Proposal and the Adjournment Proposal.

As a result, in addition to such shares, we would need only [_], or approximately [_]%, of the [_] Public Shares, to be voted in favor of the Business Combination in order to have the Business Combination approved, assuming only the minimum number of shares representing a quorum is present at the Pono Special Meeting held to vote on the Business Combination. Accordingly, if Pono seeks stockholder approval of its initial business combination, it is more likely that the necessary stockholder approval will be received than would be the case if the Sponsor had agreed to vote its shares in accordance with the majority of the votes cast by Pono’s public stockholders.

Q:     What interests do Pono’s current officers and directors have in the Business Combination?

A:     The Sponsor has invested an aggregate of $6,368,750, including investments in Founders Shares and Placement Units which it stands to forfeit and lose if Pono is unable to complete a business combination prior to November 9, 2024. Such Founders Shares, and Placement Units had an aggregate market value of $[_] million, based on the closing price of Pono’s shares of common stock and units on Nasdaq on [_] of $[_] and $[_], respectively. Certain officers and directors of Pono have pecuniary interests in such investments through their ownership interest in the Sponsor. None of the Sponsor or current officers or directors of Pono will receive any interest in the Business Combination other than the interests they owned prior to the Business Combination or as described above. The interests of the Sponsor or current officers or directors of Pono may be different from or in addition to (and which may conflict with) your interest. These interests include:

•        unless Pono consummates an initial business combination, Pono’s officers and directors and the Sponsor will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the Trust Account. To date, no amounts are reimbursable to Pono’s officers and directors and the Sponsor for out-of-pocket expenses;

•        the Sponsor paid an aggregate of $25,000 for its Founder Shares and such securities will have a significantly higher value at the time of the Business Combination. Such shares, had an aggregate market value of approximately $[_] million based upon the closing price of Pono’s Class A common stock of $[_] per share on Nasdaq on [_]. As a result of the nominal price of $0.0087 per Founder Share paid by the Sponsor compared to the recent market price of the Class A common stock, the Sponsor and its affiliates are likely to earn a positive rate of return on their investments in the Founder Shares even if the holders of Class A common stock experience a negative rate of return on their investments in the Class A common stock;

•        as a condition to the Pono IPO, the Founder Shares became subject to a lock-up whereby, subject to certain limited exceptions, the Founder Shares cannot be transferred until the earlier of (A) six months after the completion of Pono’s initial business combination; (B) subsequent to Pono’s initial business combination, when the reported last sale price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after Pono’s initial business combination;

•        an aggregate of 634,375 Placement Units were issued to the Sponsor simultaneously with the consummation of the IPO, including 63,000 Placement Units issued pursuant to the exercise of the underwriters’ over-allotment option in full, at $10.00 per Placement Unit. Such units had an aggregate market value of approximately $[_] million based upon the closing price of Pono’s units of $[_] per unit on Nasdaq on [_];

•        the Sponsor has agreed that the Placement Units cannot be transferred until after Pono’s initial business combination;

•        the Sponsor and directors and officers of Pono have agreed not to redeem any shares of Pono common stock they hold in connection with a stockholder vote to approve a proposed initial business combination;

•        if Pono does not complete an initial business combination by November 9, 2024, a portion of the proceeds from the sale of the Placement Units will be included in the liquidating distribution to Pono’s public stockholders. In such event, the 2,875,000 Founder Shares and 634,375 shares of Class A common stock underlying the Placement Units, all of which are held by Pono’s Sponsor, would be worthless because they are not entitled to participate in any Redemption or distribution with respect to such shares. Such shares and units had an aggregate market value of $[_] million, based on the closing price per Class A common stock of Pono of $[_] per share and the closing price of Pono’s units of $[_] per unit on Nasdaq on [_]. Additionally, the Placement Warrants underlying the Placement Units will expire worthless;

•        if the Trust Account is liquidated, including in the event Pono is unable to complete an initial business combination within the required time period, the Sponsor has agreed to indemnify Pono to ensure that the proceeds in the Trust Account are not reduced below $[_] per Public Share by the claims of prospective target businesses with which Pono has entered into an acquisition agreement or claims of any third party for services rendered or products sold to Pono, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the Trust Account;

•        The Sponsor (including its representatives and affiliates) and Pono’s directors and officers, are, or may in the future become, affiliated with entities that are engaged in a similar business to Pono. The Sponsor and Pono’s directors and officers are not prohibited from sponsoring, or otherwise becoming involved with, any other blank check companies prior to Pono completing its initial business combination. Pono’s directors and officers also may become aware of business opportunities which may be appropriate for presentation to Pono, and the other entities to which they owe certain fiduciary or contractual duties. Accordingly, they may have had conflicts of interest in determining to which entity a particular business opportunity should be presented. These conflicts may not be resolved in Pono’s favor and such potential business opportunities may be presented to other entities prior to their presentation to Pono, subject to applicable fiduciary duties under DGCL. The Pono Charter provides that Pono renounces its interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of Pono and such opportunity is one Pono is legally and contractually permitted to undertake and would otherwise be reasonable for Pono to pursue, and to the extent the director or officer is permitted to refer that opportunity to Pono without violating another legal obligation;

•        The Sponsor is entitled to receive 1,200,000 Sponsor Shares following the Closing, 339,565 of which will be issued to the 2023 Non-Redemption Agreement Investors pursuant to the 2023 Non-Redemption Agreements;

•        Mike Sayama is expected to be appointed a director of the Combined Entity after the consummation of the Business Combination, and may in the future receive cash fees, stock options or stock awards that the Combined Entity determines to pay to its directors; and

•        at the Sponsor’s discretion, $1,500,000 may be loaned by the Sponsor or its affiliates or designees, which amount may be converted into Extension Units, at the price of $10.00 per unit. Such units would be identical to the Placement Units.

These interests may influence Pono’s directors in making their recommendation that you vote in favor of the approval of the Business Combination. See “Risk Factors — Risks Related to Pono and the Business Combination — Because Pono’s Sponsor, officers and directors will lose their entire investment in Pono if the Business Combination or an alternative business combination is not completed, and because Pono’s Sponsor, officers and directors will not be eligible to be reimbursed for their out-of-pocket expenses if the Business Combination is not completed, a conflict of interest may have arisen in determining whether SBC was appropriate for Pono’s initial business combination” and “Risk Factors — Risks Related to Pono and the Business Combination — Some of the Pono and SBC officers and directors may be argued to have conflicts of interest that may influence them to support or approve the Business Combination without regard to your interests.” To date, no amounts are reimbursable to Pono’s officers and directors and the Sponsor for out-of-pocket expenses

Q:     What interests do SBC’s current officers and directors have in the Business Combination?

A:     Members of the SBC Board and its executive officers have interests in the Business Combination that may be different from or in addition to (and which may conflict with) your interest. These interests include, without limitation, the following:

•        Yoshiyuki Aikawa, Yuya Yoshida, Ryoji Murata, and Akira Komatsu of SBC are expected to serve as executive officers and directors, as applicable, of the Combined Entity after consummation of the Business Combination;

•        Yoshiyuki Aikawa, as Chief Executive Officer, and Yuya Yoshida, as Chief Operating Officer, who currently serve on the SBC Board, may serve as directors of the Combined Entity after consummation of the Business Combination and SBC may nominate one or more of its existing directors to serve on the board after consummation of the Business Combination;

•        SBC’s executive officers have employment arrangements that increase compensation in connection with the Business Combination;

•        Incentive bonuses earned in 2023 (but not yet paid) by some SBC executive officers become payable shortly following the consummation of the Business Combination in 2024; and

•        Upon consummation of the Business Combination, and subject to approval of the Incentive Plan Proposal, SBC’s executive officers are expected to receive grants of stock options and restricted stock units under the Equity Incentive Plan from time to time as determined by the Compensation Committee. In addition, all outstanding options and warrants to acquire shares of SBC common stock prior to the Closing of the Business Combination will be assumed and converted to options under the Equity Incentive Plan effective as of the Closing the Business Combination.

Please see the sections entitled “Risk Factors” and “The Business Combination Proposal — Interests of SBC’s Directors and Officers in the Business Combination” and “Executive and Director Compensation of SBC” of this proxy statement for a further discussion of these and other interests.

Q:     What happens if I sell my shares of Class A common stock before the Pono Special Meeting?

A:     The Record Date is earlier than the date of the Pono Special Meeting. If you transfer your shares of Class A common stock after the Record Date, but before the Pono Special Meeting, unless the transferee obtains from you a proxy to vote those shares, you will retain your right to vote at the Pono Special Meeting. However, you will not be able to seek redemption of your shares because you will no longer be able to deliver them for cancellation upon consummation of the Business Combination in accordance with the provisions described herein. If you transfer your shares of Class A common stock prior to the Record Date, you will have no right to vote those shares at the Pono Special Meeting.

Q:     What happens if a substantial number of the public stockholders vote in favor of the Business Combination and exercise their redemption right?

A:     Pono stockholders who vote in favor of the Business Combination may also nevertheless exercise their redemption rights. Accordingly, the Business Combination may be consummated even though the funds available from the Trust Account and the number of public stockholders are reduced as a result of redemptions by public stockholders.

Nonetheless, the consummation of the Business Combination is conditioned upon, among other things, having at least $5,000,001 in net tangible assets immediately prior to or upon consummation of the Business Combination as described herein. In addition, with fewer Public Shares and public stockholders, the trading market for the Combined Entity’s stock may be less liquid than the market for Pono common stock was prior to consummation of the Business Combination and the Combined Entity may not be able to meet the listing standards for Nasdaq. In addition, with less funds available from the Trust Account, the working capital infusion from the Trust Account into SBC’s business will be reduced. As a result, the proceeds will be greater in the event that no public stockholders exercise redemption rights with respect to their Public Shares for a pro rata portion of the Trust Account as opposed to the scenario in which Pono’s public stockholders exercise the maximum allowed redemption rights.

Q:     What happens if I vote against any of the Business Combination Proposal, the Charter Amendment Proposals, the Director Election Proposal, the Incentive Plan Proposal or the Nasdaq Proposal?

A:     If any of the Required Proposals are not approved, the Business Combination is not consummated and Pono does not otherwise consummate an alternative business combination by November 9, 2024, pursuant to the Pono Charter, Pono will be required to dissolve and liquidate its Trust Account by returning the then remaining funds in such account to the public stockholders, unless (in the event the Business Combination is not consummated by November 9, 2024) Pono seeks and obtains the consent of its stockholders to amend the Pono Charter to extend the date by which it must consummate its initial business combination (an “Extension”).

Q:     Do I have redemption rights in connection with the Business Combination?

A:     Pursuant to the Pono Charter, holders of Public Shares may elect to have their shares redeemed for cash at the applicable redemption price per share calculated in accordance with the Pono Charter. As of the Record Date, based on funds in the Trust Account of $[_] as of such date, the pro rata portion of the funds available in the Trust Account for the redemption of public shares of Pono Class A common stock was approximately $[_] per share. If a holder exercises its redemption rights, then such holder will be exchanging its Class A common stock for cash and will only have equity interests in the Combined Entity pursuant to the exercise of its Public Warrants, to the extent it still holds Public Warrants. Such a holder will be entitled to receive cash for its Public Shares only if it properly demands redemption and delivers its shares (either physically or electronically) to Pono’s transfer agent prior to the Pono Special Meeting. See the section titled “Pono Special Meeting — Redemption Rights” for the procedures to be followed if you wish to redeem your shares for cash.

Q:     Will how I vote affect my ability to exercise redemption rights?

A:     No. You may exercise your redemption rights whether or not you attend or vote your shares of Pono common stock at the Pono Special Meeting, and regardless of how you vote your shares. As a result, the Merger Agreement and the Required Proposals can be approved by stockholders who will redeem their shares and no longer remain stockholders, leaving stockholders who choose not to redeem their shares holding shares in a company with a potentially less liquid trading market, fewer stockholders, potentially less cash and the potential inability to meet the listing standards of Nasdaq.

Q:     How do I exercise my redemption rights?

A:     In order to exercise your redemption rights, you must, prior to 5:00 p.m., Eastern Time, on [_] (two (2) business days before the Pono Special Meeting), tender your shares physically or electronically and submit a request in writing that we redeem your Public Shares for cash to Continental Stock Transfer & Trust Company, our transfer agent, at the following address:

Continental Stock Transfer & Trust Company

One State Street Plaza, 30th Floor

New York, New York 10004

Attn: Mark Zimkind

E-mail: spacredemptions@continentalstock.com

Please also affirmatively certify in your request to Continental Stock Transfer & Trust Company for redemption if you “ARE” or “ARE NOT” acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act) with any other stockholder with respect to shares of common stock. A holder of the Public Shares, together with any affiliate of his or any other person with whom he is acting in concert or as a “group”

(as defined in Section 13(d)(3) of the Exchange Act) will be restricted from seeking redemption rights with respect to more than an aggregate of 15% of the Public Shares, which we refer to as the “15% threshold,” without the prior consent of Pono. Accordingly, all Public Shares in excess of the 15% threshold beneficially owned by a public stockholder or group will not be redeemed for cash.

Stockholders seeking to exercise their redemption rights and opting to deliver physical certificates should allot sufficient time to obtain physical certificates from the transfer agent and time to effect delivery. It is Pono’s understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, Pono does not have any control over this process and it may take longer than two weeks. Stockholders who hold their shares in street name will have to coordinate with their bank, broker or other nominee to have the shares certificated or delivered electronically.

Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with Pono’s consent, until the vote is taken with respect to the Business Combination. If you delivered your shares for redemption to Pono’s transfer agent and decide within the required timeframe not to exercise your redemption rights, you may request that Pono’s transfer agent return the shares (physically or electronically). You may make such request by contacting Pono’s transfer agent at the phone number or address listed under the question “Who can help answer my questions?” below.

Q:     What are the U.S. federal income tax consequences of exercising my redemption rights?

A:     In the event that a U.S. Holder elects to redeem its Public Shares for cash, the treatment of the transaction for U.S. federal income tax purposes will depend on whether the redemption qualifies as a sale or exchange of Public Shares under Section 302 of the Code or is treated as a distribution under Section 301 of the Code. Whether the redemption qualifies as a sale or exchange or is treated as a distribution will depend on the facts and circumstances of each particular U.S. Holder at the time such U.S. Holder exercises his, her, or its redemption rights. If the redemption qualifies as a sale or exchange of the Public Shares, the U.S. Holder will be treated as recognizing capital gain or loss equal to the difference between the amount realized on the redemption and such U.S. Holder’s adjusted tax basis in the Public Shares surrendered in such redemption transaction. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for the common stock redeemed exceeds one year. The deductibility of capital losses is subject to limitations. See the section titled “The Business Combination Proposal — Material United States Federal Income Tax Consequences — Material U.S. Federal Income Tax Consequences of Exercising Redemption Rights” for a more detailed discussion of the U.S. federal income tax consequences of a U.S. Holder electing to redeem its Public Shares for cash.

Q.     What are the U.S. federal income tax consequences of the Business Combination?

A:     As discussed in more detail in the section titled in “The Business Combination Proposal — Material United States Federal Income Tax Consequences — Material U.S. Federal Income Tax Consequences of the Business Combination to U.S. Holders of SBC Common Stock,” in the opinion of Anthony, Linder & Cacomanolis, PLLC, counsel to SBC, the Business Combination should qualify as a reorganization within the meaning of Section 368(a) of the Code, subject to the assumptions, qualifications and limitations set forth or referred to in such opinion. We expect that an SBC stockholder who receives Class A common stock of Pono in connection with the Business Combination should be treated as a party to a reorganization under Section 368 of the Code, and as a result should not recognize capital gain or loss on the exchange. For a more complete discussion of the U.S. federal income tax considerations of the exchange of stock incident to the Merger, see “The Business Combination Proposal — Material United States Federal Income Tax Consequences — Material United States Federal Income Tax Consequences of the Business Combination to U.S. Holders of SBC Common Stock.” We urge you to consult your tax advisor regarding the tax consequences of exercising your redemption rights.

Q:     If I am a Warrant holder, can I exercise redemption rights with respect to my Warrants?

A:     No. The holders of Warrants have no redemption rights with respect to Warrants.

Q:     If I am a Public Unit holder, can I exercise redemption rights with respect to my Public Units?

A:     No. Holders of outstanding Public Units must separate the constituent Public Shares and Public Warrants prior to exercising redemption rights with respect to the Public Shares.

If you hold Public Units registered in your own name, you must deliver the certificate for such Public Units to Continental Stock Transfer & Trust Company, our transfer agent, with written instructions to separate such Public Units into Public Shares, and Public Warrants. This must be completed far enough in advance to permit the mailing of the Public Share certificates back to you so that you may then exercise your redemption rights upon the separation of the Public Shares from the Public Units. See “How do I exercise my redemption rights?” above. The address of Continental Stock Transfer & Trust Company is listed under the question “Who can help answer my questions?” below.

If a broker, dealer, commercial bank, trust company or other nominee holds your Public Units, you must instruct such nominee to separate your Public Units. Your nominee must send written instructions by facsimile to Continental Stock Transfer & Trust Company, Pono’s transfer agent. Such written instructions must include the number of Public Units to be split and the nominee holding such Public Units. Your nominee must also initiate electronically, using The Depository Trust Company’s deposit withdrawal at custodian (DWAC) system, a withdrawal of the relevant Public Units and a deposit of an equal number of Public Shares and Public Warrants. This must be completed far enough in advance to permit your nominee to exercise your redemption rights upon the separation of the Public Shares from the Public Units. While this is typically done electronically the same business day, you should allow at least one full business day to accomplish the separation. If you fail to cause your Public Shares to be separated in a timely manner, you will likely not be able to exercise your redemption rights.

Q:     Do I have appraisal rights if I object to the proposed Business Combination?

A:     No. There are no appraisal rights available to holders of Pono common stock in connection with the Business Combination.

Q:     What happens to the funds held in the Trust Account upon consummation of the Business Combination?

A:     If the Business Combination is consummated, the funds held in the Trust Account will be released to pay:

•        Pono stockholders who properly exercise their redemption rights

•        $4,025,000 payable to EF Hutton for deferred underwriting commissions from the IPO

•        certain other fees, costs and expenses (including regulatory fees, legal fees, accounting fees, printer fees, and other professional fees) that were incurred by Pono and SBC in connection with the transactions contemplated by the Business Combination and pursuant to the terms of the Merger Agreement;

•        any loans owed by Pono to the Sponsor for transaction and other expenses incurred by or on behalf of Pono,

•        any other liabilities of Pono as of the Closing of the Merger Agreement.

Any remaining cash will be used for working capital and general corporate purposes of the Combined Entity.

Q:     What happens if the Business Combination is not consummated?

A:     There are certain circumstances under which the Merger Agreement may be terminated. See the section titled “The Business Combination Proposal — The Merger Agreement” for information regarding the parties’ specific termination rights.

If, as a result of the termination of the Merger Agreement or otherwise, Pono is unable to complete the Business Combination or another initial business combination transaction by November 9, 2024, Pono Charter provides that it will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible, subject to lawfully available funds therefor, redeem 100% of the Public Shares in consideration of a per-share price, payable in cash, equal to the quotient obtained by dividing (A) the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to it to pay taxes payable and up to $100,000 for dissolution expenses, by (B) the total number of then outstanding Public Shares, which redemption will completely extinguish rights of the public stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemptions, subject to the approval of the remaining stockholders and the board of directors in accordance with applicable law, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to its obligations under the DGCL to provide for claims of creditors and other requirements of applicable law.

Pono expects that the amount of any distribution its public stockholders will be entitled to receive upon its dissolution will be approximately the same as the amount they would have received if they had redeemed their shares in connection with the Business Combination, subject in each case to Pono’s obligations under the DGCL to provide for claims of creditors and other requirements of applicable law. The Sponsor and Pono’s officers and directors have waived any right to any liquidation distribution with respect to shares held by them.

In the event of liquidation, there will be no distribution with respect to Pono’s outstanding Warrants. Accordingly, the Warrants will expire worthless.

Q:     When is the Business Combination expected to be completed?

A:     The Closing is expected to take place (a) the second business day following the satisfaction or waiver of the conditions described below under the section titled “The Business Combination Proposal — Conditions to the Closing” or (b) such other date as agreed to by the parties to the Merger Agreement in writing, in each case, subject to the satisfaction or waiver of the Closing conditions. The Merger Agreement may be terminated by either Pono or SBC if the Closing has not occurred by September 30, 2024 (unless Pono extends the period of time it has to consummate a business combination).

For a description of the conditions to the completion of the Business Combination, see the section titled “The Business Combination Proposal.”

Q:     What do I need to do now?

A:     You are urged to read carefully and consider the information contained in this proxy statement, including the annexes, and to consider how the Business Combination will affect you as a stockholder. You should then vote as soon as possible in accordance with the instructions provided in this proxy statement and on the enclosed proxy card or, if you hold your shares through a brokerage firm, bank or other nominee, on the voting instruction form provided by the broker, bank or nominee.

Q:     How do I vote?

A:     If you are a stockholder of record of Pono as of [_], the Record Date, you may submit your proxy before the Pono Special Meeting in any of the following ways, if available:

•        use the toll-free number shown on your proxy card;

•        visit the website shown on your proxy card to vote via the Internet; or

•        complete, sign, date and return the enclosed proxy card in the enclosed postage-paid envelope.

Stockholders who choose to participate in the Pono Special Meeting can vote their shares electronically during the meeting via live audio webcast by visiting https://www.cstproxy.com/[_]. You will need the control number that is printed on your proxy card to enter the Pono Special Meeting. Pono recommends that you log in at least 15 minutes before the meeting to ensure you are logged in when the Pono Special Meeting starts.

If your shares are held in “street name” through a broker, bank or other nominee, your broker, bank or other nominee will send you separate instructions describing the procedure for voting your shares. “Street name” stockholders who wish to vote at the Pono Special Meeting will need to obtain a proxy form from their broker, bank or other nominee.

Beneficial stockholders who wish to attend the online-only virtual meeting must obtain a legal proxy by contacting their account representative at the bank, broker, or other nominee that holds their shares and e-mail a copy (a legible photograph is sufficient) of their legal proxy to proxy@continentalstock.com. Beneficial stockholders who e-mail a valid legal proxy will be issued a meeting control number that will allow them to register to attend and participate in the online-only meeting. After contacting Pono’s transfer agent, a beneficial holder will receive an e-mail prior to the Pono Special Meeting with a link and instructions for entering the virtual meeting. Beneficial stockholders should contact Pono’s transfer agent at least five business days prior to the meeting date.

Stockholders will also have the option to listen to the Pono Special Meeting by telephone by calling:

•        Within the U.S. and Canada: +1 800-450-7155 (toll-free)

•        Outside of the U.S. and Canada: +1 857-999-9155 (standard rates apply)

The passcode for telephone access: [_]. You will not be able to vote or submit questions unless you register for and log in to the Pono Special Meeting webcast as described herein.

Q:     What will happen if I abstain from voting or fail to vote at the Pono Special Meeting?

A:     At the Pono Special Meeting, Pono will count a properly executed proxy marked “ABSTAIN” with respect to a particular proposal or marked “WITHHOLD” with respect to the Director Election Proposal as present for purposes of determining whether a quorum is present. Abstentions will have the same effect as a vote “AGAINST” the Charter Amendment Proposals. Abstentions will have no effect on the Business Combination Proposal, the Incentive Plan Proposal, the Nasdaq Proposal or the Adjournment Proposal. “WITHHOLD” votes will have no effect on the Director Election Proposal.

A “broker non-vote” occurs when shares held by a broker for the account of a beneficial owner are not voted for or against a particular proposal because the broker has not received voting instructions from that beneficial owner and the broker does not have discretionary authority to vote those shares in the absence of such instructions. If you do not provide instructions to your broker, your broker will not have discretionary authority to vote on any of the Proposals at the Pono Special Meeting, because Pono does not expect any of the Proposals to be considered a routine matter. Broker non-votes will not be counted as present for the purposes of establishing a quorum.

Broker non-votes will have the same effect as a vote “AGAINST” the Charter Amendment Proposals. Broker non-votes will have no effect on the Business Combination Proposal, the Director Election Proposal, the Incentive Plan Proposal, the Nasdaq Proposal or the Adjournment Proposal.

Q:     What will happen if I sign and return my proxy card without indicating how I wish to vote?

A:     Signed and dated proxies received by Pono without an indication of how the stockholder intends to vote on a proposal will be voted “FOR” each proposal presented to the stockholders. The proxyholders may use their discretion to vote on any other matters which properly come before the Pono Special Meeting.

Q:     If I am not going to attend the Pono Special Meeting in person, should I return my proxy card instead?

A:     Yes. Whether you plan to attend the Pono Special Meeting or not, please read this entire proxy statement, including the annexes, carefully, and vote your shares by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.

Q:     If my shares are held in “street name,” will my broker, bank or nominee automatically vote my shares for me?

A:     No. Under the rules of various national and regional securities exchanges, your broker, bank or nominee cannot vote your shares with respect to non-discretionary matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank or nominee. Pono believes the Proposals presented to the stockholders will be considered non-discretionary and therefore your broker, bank or nominee cannot vote your shares without your instruction. Your bank, broker or other nominee can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares in accordance with directions you provide.

Q:     May I change my vote after I have mailed my signed proxy card?

A:     Yes. You may change your vote by sending a later-dated, signed proxy card to Pono’s Chief Executive Officer at the address listed below so that it is received by Pono’s Chief Executive Officer prior to the Pono Special Meeting or attend the Pono Special Meeting in person and vote. You also may revoke your proxy by sending a notice of revocation to Pono’s Chief Executive Officer, which must be received by Pono’s Chief Executive Officer prior to the Pono Special Meeting.

Q:     What should I do if I receive more than one set of voting materials?

A:     You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast your vote with respect to all of your shares.

Q:     Who will solicit and pay the cost of soliciting proxies?

A:     Pono will pay the cost of soliciting proxies for the Pono Special Meeting. Pono has engaged [_] to assist in the solicitation of proxies for the Pono Special Meeting.

         Pono has agreed to pay [_] its customary fee, plus disbursements. Pono will reimburse [_] for reasonable out-of-pocket expenses and will indemnify [_] and its affiliates against certain claims, liabilities, losses, damages and expenses. Pono will also reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of shares of Pono common stock for their expenses in forwarding soliciting materials to beneficial owners of Pono’s common stock and in obtaining voting instructions from those owners. Pono’s directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

Q:     Who can help answer my questions?

A:     If you have questions about the proposals or if you need additional copies of this proxy statement or the enclosed proxy card you should contact:

Darryl Nakamoto

Chief Executive Officer

643 Ilalo St. #102

Honolulu, Hawaii 96813

(808) 892-6611

You may also contact our proxy solicitor at:

[_]

To obtain timely delivery, Pono stockholders must request the materials no later than [_].

You may also obtain additional information about Pono from documents filed with the SEC by following the instructions in the section titled “Where You Can Find More Information.”

If you intend to seek redemption of your Public Shares, you will need to send a letter demanding redemption and deliver your stock (either physically or electronically) to Pono’s transfer agent prior to the Pono Special Meeting in accordance with the procedures detailed under the question “How do I exercise my redemption rights?” If you have questions regarding the certification of your position or delivery of your stock, please contact:

Continental Stock Transfer & Trust Company

One State Street Plaza, 30th Floor

New York, New York 10004

Attn: Mark Zimkind

E-mail: spacredemptions@continentalstock.com

SUMMARY OF THE PROXY STATEMENT

This summary, together with the section titled “Questions and Answers — Questions and Answers about the Pono Proposals,” summarizes certain information contained in this proxy statement and may not contain all of the information that is important to you. To better understand the Business Combination and the Proposals to be considered at the Pono Special Meeting, you should read this entire proxy statement carefully, including the annexes. See also the section titled “Where You Can Find More Information.”

Unless otherwise indicated or the context otherwise requires, references in this Summary of the proxy statement to the “Combined Entity” refer to Pono and its consolidated subsidiaries after giving effect to the Business Combination, including SBC and its subsidiaries. References to the “Company” or “Pono” refer to Pono Capital Two, Inc. and references to “SBC” refer to SBC Medical Group Holdings Incorporated.

Unless otherwise specified, all share calculations assume no exercise of redemption rights by the Company’s public stockholders and do not include any shares of Pono common stock issuable upon the exercise of the Warrants.

The Parties to the Business Combination

Pono Capital Two, Inc.

Pono is a special purpose acquisition company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. Pono was incorporated under the laws of the State of Delaware on February 12, 2021.

On August 9, 2022, Pono consummated its initial public offering of 11,500,000 Units (including the full exercise of the underwriter’s over-allotment option), with each unit consisting of one share of Class A common stock and one redeemable Warrant, and each Warrant entitling the holder thereof to purchase one share of Class A common stock for $11.50 per share. The securities in the offering were registered under the Securities Act on a registration statement on Form S-1 (No. 333-265571) that became effective on August 4, 2022. Simultaneously with the consummation of the initial public offering, Pono consummated the private placement of an aggregate of 634,375 Placement Units to the Sponsor at a price of $10.00 per Placement Unit, generating proceeds of $6,343,750. Of the gross proceeds received from the initial public offering including the over-allotment option, and the Placement Units, $117,875,000 was placed in the Trust Account. Pono Class A common stock, Units and Warrants are currently listed on Nasdaq under the symbols “PTWO”, “PTWOU” and “PTWOW”, respectively. The mailing address of Pono’s principal executive offices is 643 Ilalo St. #102, Honolulu, Hawaii 96813, and its telephone number at such address is (808) 892-6611.

Per the audit report included within this Proxy filing, it is noted that there is substantial doubt regarding Pono’s ability to continue as a going concern.

Merger Sub

Merger Sub is a wholly-owned subsidiary of Pono, incorporated in Delaware on January 31, 2023 solely for the purpose of consummating a business combination transaction. Merger Sub owns no material assets and does not operate any business.

The mailing address of Merger Sub’s principal executive offices is 643 Ilalo St. #102, Honolulu, Hawaii 96813, and its telephone number at such address is (808) 892-6611.

In the Business Combination, Merger Sub will merge with and into SBC with SBC surviving the Merger. As a result, Merger Sub will cease to exist, and SBC will become a wholly-owned subsidiary of Pono. The Business Combination is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

SBC Medical Group Holdings Incorporated

SBC Medical Group Holdings Incorporated was incorporated under the laws of the state of Delaware on January 20, 2023, and is a management company headquartered in Tokyo, that provides management services to cosmetic treatment centers mainly in Japan. The history of SBC began with the establishment of L’Ange Cosmetique Co., Ltd. in 2003 and SBCMG (formerly Aikawa Medical) in 2017 for the purpose of providing management services to medical corporations and the medical clinics of the medical corporations. The history of the medical corporations and the medical clinics began in 2000 with the opening of Shonan Beauty Clinic in Fujisawa City, Japan, where Dr. Aikawa opened in private practice. Subsequently, and Dr. Aikawa opened clinics in Yokohama in 2001 and Shinjuku in 2003, incorporated as Medical Corporation Shobikai in 2004, acquired a medical corporation named Medical Corporation Kowakai in 2009 and Medical Corporation Nasukai in 2009. The Company and its subsidiaries are primarily focused on providing comprehensive management services to franchisee clinics, including but not limited to advertising and marketing needs across various platforms (such as social media networks), staff management (such as recruitment and training), booking reservations for franchisee clinic customers, assistance with franchisee employee housing rentals and facility rentals, construction and design of franchisee clinics, medical equipment and medical consumables procurement (resale), the provision of cosmetic products to franchisee clinics for resale to clinic customers, licensure of the use of patent-pending and non-patented medical technologies, trademark and brand use, IT software solutions (including but not limited to remote medical consultations), management of the franchisee clinic’s customer rewards program (customer loyalty point program), and payment tools for the franchisee clinics.

SBC Medical Group Holdings, Inc., headquartered in Japan, and its subsidiaries now provide management services to a total of 158 franchisee treatment centers under the brand name “Shonan Beauty Clinic” located in Japan. The Company also (i) owns and operates 1 treatment center under its “SBC” brand name in Ho Chi Minh City, Vietnam, as well as (ii) provides management service to 1 treatment center under its “SBC” brand name in Irvine, California in the United States (the “CA Clinic”), which is owned and operated by the related party. The treatment center in Vietnam, and its franchisee treatment centers that the Company provides management services to, provide an array of surgical and non-surgical medical services that vary based upon location, including cosmetic surgery, dermatology, and dentistry. These medical services include but are not limited to breast augmentation, liposuction, rejuvenation treatments (including treatment of wrinkles, acne, scars, cellulite, excess fat, discoloration, and signs of aging), laser skin toning and spot removal, eyes double fold surgery, rhinoplasty, treatment of osmidrosis and hyperhidrosis, hair transplants, gynecological formation treatments, laser hair removal, face line surgeries, cosmetical dental procedures, tattoo removal, lasik eye surgery, lateral canthoplasty, brow lift procedures, androgenetic alopecia treatment, and cheek sagging prevention methods.

The majority of revenue of SBC and its subsidiaries comes from transactions with medical corporations, which are related parties, and if those medical corporations experience sluggish sales, fewer store openings, or a decrease in the number of clinics, this will have a significant impact on our group’s revenue. Additionally, the Company faces challenges due to SBC’s total liabilities, which as of March 31, 2024, was $96,759,445 as well as its dependence on a limited number of franchisees. If the Company is unable to maintain sufficient payments on its debt or if its limited number of franchises experience financial challenges such as low sales, it would have a negative effect on its business strategy.

For the fiscal years ended 2023 and 2022, SBC generated revenues of $193,542,423 and $174,160,618, respectively, net profits of $38,560,606 and $5,552,418, respectively, and cash flow provided by (used in) operating activities of $50,670,322 and $(47,369), respectively. For the three months ended March 31, 2024 and 2023, we generated revenues of $54,808,042 and $42,912,618, respectively, we reported net profit of $18,750,216 and $6,417,891, respectively, and cash flow provided by operating activities of $3,682,175 and $3,274,264, respectively. As of March 31, 2024, we had retained earnings of $161,606,484.

In particular, the breakdown of the revenue streams of the Company during the three months ended March 31, 2024 were (i) royalty income $15,110,268, this income from intellectual property, (ii) procurement services $13,195,984, this income from procuring advertising services and medical materials, (iii) management services $15,654,670, this income from management guidance for clinic management, including loyalty program management services revenue, (iv) rental services $3,617,941, this income from rental of housing and medical equipment, including finance lease, and (v) others $7,229,179, this income from consolidated subsidiaries, etc. that is separate from the above transactions.

SBC Medical Group Co., Ltd., a Japan corporation (“SBC Medical Sub”), L’Ange Cosmetique Co., Ltd., a Japan corporation (“Lange Sub”), Shobikai Co., Ltd., a Japan corporation (“Shobikai Sub”) are each designated as a “medical service corporation” in Japan. In Japan, a medical service corporation is a legal entity that provides management service to MCs. The management services are conducted through franchisor-franchisee contracts (“FC contracts”) and service contracts between the certain subsidiaries of the Company (SBC Medical Sub, Lange Sub, and Shobikai Sub) and the MCs that own all 164 of the treatment centers in Japan, which operate under the brand name “Shonan Beauty Clinic”. There are currently six MCs that the Company’s subsidiaries have entered into FC contracts and service contracts with, consisting of Medical Corporation Shobikai, Medical Corporation Kowakai, Medical Corporation Nasukai, Medical Corporation Aikeikai, Medical Corporation Jukeikai, and Medical Corporation Ritz Cosmetic Surgery (collectively, the “MCs”). All of the MCs are deemed to be related parties of the Company since relatives of the CEO of the Company are the members (or shain) of general meetings of members of the MCs. The CEO of the Company was previously a member of the six franchisee MCs until he ceased being a member in July 2023. The Company, through SBC Medical, owns equity “deposit” interests (or mochibun) of the six franchisee MCs. Although the Company, through SBC Medical, has an equity “deposit” interest to the rights to receive a distribution of residual assets in proportion to the amount of contribution in certain circumstances as provided in the articles of incorporation of each of the MCs, the Company or SBC Medical does not have voting control over the corporate actions at general meetings of members (or shain) of the MCs per the requirements of the Japanese Medical Care Act and the MCs’ articles of incorporation. (1) According to Article 7.7 of the Medical Care Act, the prefectural governors may deny permission to establish a hospital or clinic for profit-making purposes, then, hospitals and clinics established by a MC is denied for-profit status. From this point, a MC cannot issue shares, then, a MC does not have shareholders. In addition, from this point, a for-profit corporation cannot be a member (or shain) of general meetings of members (or shain) of a MC (Notice of Ministry of Health, Labor and Welfare of Japan). Then, the Company, through SBC Medical, does not have voting rights at general meetings of members (or shain) of the MCs. The organs of a MC consist of general meetings of members (or shain), board of directors (or riji), directors (or riji), and auditors (or kanji) (Article 46.2.1 of the Medical Care Act). Directors (or riji) and auditors (or kanji) are appointed by resolution of general meetings of members (or shain) (Article 46.5.2 of the Medical Care Act). Each member (or shain) of general meetings of members (or shain) has one voting right (Article 46.3.3.1 of the Medical Care Act). (2) The Company, through SBC Medical, holds equity interests (or mochibun) in the MCs, which are the rights to receive distribution of the residual assets in proportion to the amount of contribution (Article 10.3.3.2 brackets of the Supplementary Provisions of the Medical Care Act). However, the procedures for the Company, through the SBC Medical, to exercise and realize the rights to receive distribution of the residual assets of the MCs are more complicated than those of the stock corporations due to the restrictions under the Medical Care Act. When the MCs dissolve due to the inability to successfully carry out their intended operations (Article 55.1.2 of the Medical Care Act) or due to resolutions of their general meetings of members (or shain) (Article 55.1.3 of the Medical Care Act), the approvals from the prefectural governors are required (Article 55.6 of the Medical Care Act). In those cases, the prefectural governors must obtain the opinions of the Prefectural Medical Councils as a prerequisite for the approvals (Article 55.7 of the Medical Care Act). These circumstances regarding the dissolutions of the MCs are essentially different from the fact that stock corporations can be dissolved only by a resolution at their general meetings of shareholders (Article 471.3 of the Japanese Companies Act). (3) A MC is prohibited from making a distribution of surplus or taking any similar actions for the benefit of its members (or shain) of general meetings of members (or shain) and equity interest (or mochibun) holders (Article 54 of the Medical Care Act). From (1) to (3) above, there is no relationship of control and subordination between such medical service corporations and the MCs, and in other words, the MCs are operated independently from the medical service corporations.

In addition, the Company has entered into service contracts with Medical Corporation Association Furinkai (the service contract regarding operation on November 22, 2023 and the service contract regarding management consulting on November 25, 2023 respectively) and Medical Corporation Association Junikai (the service contract regarding operation and the service contract regarding management consulting both on November 16, 2023). The scope of work (“SOW”) of the service contracts with these two MCs is limited to marketing, introduction of new treatment technologies and future business development while the SOW of the FC contracts with the six MCs are broad and define general rules in order to allow MCs to use the SBC brand name. Accordingly, the service contracts with these two MCs are different from the FC contracts with the six MCs and the clinics of these two MCs do not use the “Shonan Beauty Clinic” brand. Please see “Information about SBC — Material Contracts between the Company and MCs — Service Contracts” on page 178 herein for more information regarding the service contracts with Medical Corporation Association Furinkai and Medical Corporation Association Junikai.

The Company’s primary mission is to provide quality comprehensive management services to the MCs and expand its “Shonan Beauty Clinic” brand. The Company plans to achieve the mission by maintaining and strengthening its market position and brand in the cosmetic medical treatment management market in Japan, Vietnam, and the United States, and by growing our presence globally.

The Company was incorporated in the State of Delaware in January 2023. The mailing address of the Company’s principal executive offices is 6-5-1, Nishi Shinjuku, Shinjuku-ku Tokyo 163-1303, Japan, and its telephone number at such address is +81-50-5865-5944.

The Combined Entity will be a “Controlled Company”

The Combined Entity will be a “controlled company” within the meaning of the applicable rules of Nasdaq and, as a result, will qualify for exemptions from certain corporate governance requirements. Upon the Closing, Dr. Yoshiyuki Aikawa will control approximately 66.9% of the voting power of our outstanding common stock if there are no additional redemptions by the Combined Company’s public stockholders, and, therefore will control a majority of the voting power of the Combined Entity’s outstanding common stock, and New Pono will then be a “controlled company” within the meaning of applicable rules of Nasdaq upon the Closing of the Business Combination. For additional information, see “Risk Factors — Risks Related to Pono and the Business Combination — The Combined Entity will be a “controlled company” within the meaning of the applicable rules of Nasdaq and, as a result, will qualify for exemptions from certain corporate governance requirements. If the Combined Entity relies on these exemptions, its stockholders will not have the same protections afforded to stockholders of companies that are subject to such requirements.”

The Proposals

THE BUSINESS COMBINATION PROPOSAL (PROPOSAL 1)

Pono and SBC have agreed to the Business Combination under the terms of the Agreement and Plan of Merger, dated as of January 31, 2023, as amended and restated on June 21, 2023, and as amended by Amendment No. 1, dated September 8, 2023 and Amendment No. 2, dated October 26, 2023. This agreement, as may be further amended or supplemented from time to time, is referred to in this proxy statement as the “Merger Agreement.” Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, at the closing of the transactions contemplated by the Merger Agreement (the “Closing”), Merger Sub will merge with and into SBC, with SBC continuing as the surviving entity and becoming a wholly-owned subsidiary of Pono (the “Merger”). See the section titled “The Business Combination Proposal.”

Merger Consideration

Subject to the terms and conditions set forth in the Merger Agreement, at the Effective Time:

(a)     the outstanding shares of Class A common stock, par value $0.0001 per share, of Pono (“Pono Class A common stock”), including any shares of Class B common stock, par value $0.0001 per share, of Pono (“Pono Class B common stock”, and together with the Pono Class A common stock, the “Pono common stock”) all of which will be converted into Pono Class A common stock in accordance with Pono’s third amended and restated certificate of incorporation (the “Pono Charter”), will be redesignated as common stock, par value $0.0001 per share, of SBC Medical Group Holdings Incorporated (which will be the new name of Pono after the Closing, as described below, “New Pono”) (referred to herein as “New Pono common stock”);

(b)    As consideration for the Merger, the SBC securityholders as of immediately prior to the Effective Time (“SBC securityholders”), shall be entitled to receive from Pono, a number of Pono’s securities with an aggregate value equal to (a) $1,000,000,000, minus (b) the amount, if any, by which $3,000,000 exceeds SBC’s Net Working Capital, plus (c) the amount, if any, by which SBC’s Net Working Capital exceeds $3,000,000, minus (d) the aggregate amount of any outstanding indebtedness (minus cash held by SBC) of SBC at Closing, minus (e) specified transaction expenses of SBC associated with the Business Combination (the “Merger Consideration”), as described below, and upon the Merger (i) all of the issued and outstanding capital stock of SBC immediately prior to the Effective Time (other than those properly exercising any applicable appraisal rights under Delaware law) will automatically be cancelled and shall cease to exist, in exchange for the right to receive pro rata shares of the aggregate Merger Consideration to be paid to the SBC stockholders as of immediately prior to the Effective Time, and (ii) each outstanding option and warrant to acquire shares of SBC common stock (whether vested or unvested) will be assumed by Pono and automatically converted into an option or warrant to acquire shares of New Pono common stock, with its price and number of shares equitably adjusted based on the conversion ratio of the shares of SBC common stock into the Merger Consideration, as provided in the Merger Agreement and as more particularly described in the notice; and

As of the date of this proxy statement, we estimate that the Merger Consideration per share to be approximately $_____. The Merger Consideration will be subject to a post-Closing true up 90 days after the Closing.

Escrow Shares

At the Closing, a number of shares of Purchaser common stock equal to the quotient obtained by dividing (i) three percent (3.0%) of the initial Merger Consideration (as determined on the Closing Date) by (ii) the redemption price (the “Escrow Amount”) (together with any equity securities paid as dividends or distributions with respect to such shares or into which such shares are exchanged or converted, the “Escrow Shares”) otherwise issuable to the SBC stockholders (allocated pro rata among the SBC stockholders based on the Merger Consideration otherwise issuable to them at the Closing) will be deposited into a segregated escrow account with Continental Stock Transfer & Trust Company (or such other escrow agent reasonably acceptable to Pono and SBC), as escrow agent, and held in escrow together with any dividends, distributions or other income on the Escrow Shares (the “Escrow Property”) in accordance with an escrow agreement to be entered into in connection with the Business Combination (the “Escrow Agreement”).

Merger Closing Conditions

The Merger Agreement is subject to customary conditions to the Closing. In addition, the Closing is subject to the following additional conditions (amongst others): (i) the approval of the Merger Agreement and the Business Combination by the requisite vote of Pono’s stockholders and SBC’s stockholders, (ii) Pono having at least $5,000,001 in net tangible assets, after giving effect to the completion of its redemption of public stockholders who redeem their shares in connection with the Business Combination, (iii) the election or appointment of members to the Combined Entity’s board of directors immediately after the Closing in accordance with the Merger Agreement, (iv) the effectiveness of the proxy statement, and (v) the conditional approval of the Combined Entity’s initial listing application with Nasdaq with respect to the common stock to be issued pursuant to the Business Combination.

In addition, unless waived by SBC, the obligations of SBC to consummate the Business Combination are subject to the fulfillment of certain closing conditions, including but not limited to the following (in addition to customary certificates and other closing deliverables):

•        The representations and warranties of Pono being true and correct as of the date of the Merger Agreement and as of the Closing (subject to Material Adverse Effect (as defined below) with respect to Pono);

•        Pono having performed in all material respects their respective obligations and complied in all material respects with their respective covenants and agreements under the Merger Agreement required to be performed or complied with on or prior to the date of the Closing; and

•        The Escrow Agreement and Registration Rights Agreement having been executed and delivered.

Unless waived by Pono, the obligations of Pono and the Merger Sub to consummate the Business Combination are subject to the satisfaction of the following conditions (in addition to customary certificates and other closing deliverables):

•        The representations and warranties of SBC being true and correct as of the date of the Merger Agreement and as of the Closing (subject to Material Adverse Effect);

•        SBC having performed in all material respects its obligations and complied in all material respects with its covenants and agreements under the Merger Agreement required to be performed or complied with on or prior to the date of the Closing;

•        Absence of a Material Adverse Effect with respect to SBC since the date of the Merger Agreement that is continuing and uncured

•        The Escrow Agreement and the Registration Rights Agreement having been executed and delivered;

•        Non-competition Agreements (as described below) having been executed and delivered;

•        Employment Agreements (as described below) having been executed and delivered;

•        The Restructuring (which was completed on September 23, 2023) having been completed; and

•        Lock-Up Agreement (as described below) having been executed and delivered.

Merger Structure

Pursuant to the Merger Agreement, upon the Closing, Merger Sub, a wholly-owned subsidiary of Pono, will be merged with and into SBC, with SBC continuing as the surviving entity of the Merger and becoming a wholly-owned subsidiary of Pono. See “The Business Combination Proposal — General Description of the Merger Agreement” and “The Business Combination Proposal — Merger Consideration.”

Covenants

Each party to the Merger Agreement has agreed to use its reasonable best efforts to effect the Closing. The Merger Agreement also contains certain customary covenants by each of the parties during the period between the signing of the Merger Agreement and the earlier of the Closing or the termination of the Merger Agreement in accordance with its terms (the “Interim Period”), including, but not limited to covenants regarding (i) the provision of access to their offices, properties, books and records, (ii) the operation of their respective businesses in the ordinary course of business, (iii) provision of financial statements by SBC, (iv) filing by Pono of its reports required by the Exchange Act, and efforts regarding Nasdaq listing requirements, (v) no solicitation of other competing transactions, (vi) no trading in Pono’s securities by SBC using Pono’s material non-public information, (vii) notifications of certain breaches, consent requirements or other matters, (viii) efforts to obtain third party and regulatory approvals and comply with all government authority requirements, (ix) further assurances to cooperate, (x) a requirement for SBC to promptly hold its stockholder meeting or otherwise obtain the written consent of its stockholders to approve the Merger Agreement and related transactions, (xi) tax matters and transfer taxes, (xii) public announcements, (xiii) confidentiality, (xiv) post-Closing Pono board of directors and executive officers; (xv) the delivery by SBC of the PCAOB Audited Financials; and (xvi) payment of extension expenses There are also certain customary post-Closing covenants regarding (i) maintenance of books and records, (ii) indemnification of directors and officers and related insurance, and (iii) use of Trust Account proceeds. SBC also will complete the Restructuring promptly following execution of the Merger Agreement.

Pursuant to the Merger Agreement, Pono agreed to file a proxy statement for a special meeting of Pono’s stockholders to consider the Merger Agreement and the related transactions and matters, including the Required Proposals described herein.

Sponsor Shares

In connection with and contingent upon the Closing, the Sponsor will be granted 1,200,000 shares of registered New Pono common stock on or prior to the earlier of (i) the six month anniversary of the Closing and (ii) the expiration of the lock-up of Pono’s founder shares (the “Sponsor Shares”); provided, however, that the Sponsor in its sole discretion may direct New Pono to issue all or a portion of the Sponsor Shares on such earlier or later date as it shall determine (which date shall not be earlier than the Closing).

Termination

The Merger Agreement may be terminated under certain customary and limited circumstances at any time prior to the Closing, including among other reasons, (i) by mutual consent of SBC and Pono, (ii) by either Pono or SBC if any of the conditions to the Closing have not been satisfied or waived by September 30, 2024 (the “Outside Date”), provided that the Outside Date may be extended if Pono obtains an extension of the time it has to consummate its initial business combination, provided further that this termination right shall not be available to Pono or SBC if the breach by such party (i.e., either Pono or Merger Sub on one hand, or SBC, on the other hand) of the Merger Agreement was the cause of, or resulted in, the failure of the Closing to occur on or before the Outside Date, (iii) by either Pono or SBC if a governmental authority of competent jurisdiction shall have issued an order or taken any other action permanently restraining, enjoining or otherwise prohibiting, or if any law is in effect making illegal, the transactions contemplated by the Merger Agreement, (iv) by either Pono or SBC for the other party’s uncured breach (subject to certain materiality qualifiers and cure periods), (v) by Pono if there has been an event after the signing of the Merger Agreement that has a Material Adverse Effect on SBC (but excluding a qualifying settlement of certain litigation in which SBC is involved) that is uncured and continuing, (vi) by SBC if there has been an event after the signing of the Merger Agreement that has a Material Adverse Effect on Pono that is uncured and continuing, (vii) by either Pono or SBC if approval for the Business Combination and the other Required Proposals are not obtained at the Pono Special Meeting, (viii) by Pono if it reasonably determines that the PCAOB Audited Financials differ in any material respect from SBC’s unaudited annual financial statements, or if the PCAOB Audited Financials are not delivered to Purchaser on or before [_].

Executive Officers and Directors of the Combined Entity

Pursuant to the Merger Agreement, Pono and SBC agreed to take all necessary action, including causing the directors of the Pono to resign, so that effective as of the Closing, New Pono’s board of directors (the “Post-Closing Board”) will consist of five (5) individuals, a majority of whom shall be independent directors in accordance with Nasdaq requirements. Immediately after the Closing, Pono and SBC shall take all necessary action to designate and appoint to the Post-Closing Board five (5) persons as follows: three (3) persons designated by SBC, one (1) person designated by Pono, and one (1) person designated prior to the Closing by mutual agreement of SBC and Pono. At or prior to the Closing, Pono will provide each director of Pono with a customary director indemnification agreement, in form and substance reasonably acceptable to such director of Pono. The parties also agreed to take all action necessary, so that the individuals serving as the officers of Pono immediately after Closing will be the same individuals as those of SBC immediately prior to the Closing. Each director will hold office until the next annual meeting of stockholders at which such director is up for election and where his or her successor is elected and qualified.

The following persons are expected to be elected or appointed by the Pono board to serve as executive officers and directors of the Combined Entity following the Business Combination. For biographical information concerning the executive officers and directors following the Business Combination, see “Management after the Business Combination — Management and Board of Directors”.

Name	Age	Position(s)
Yoshiyuki Aikawa	53	Director, Chairman and Chief Executive Officer(1)
Yuya Yoshida	45	Director and Chief Operating Officer(1)
Ryoji Murata	52	Chief Financial Officer
Akira Komatsu	48	Chief Strategy Officer and Secretary
Ken Edahiro	42	Independent Director(1)
Mike Sayama	69	Independent Director(2)
Fumitoshi Fujiwara	58	Independent Director(3)

____________

(1)      SBC designee.

(2)      Pono designee.

(3)      SBC and Pono mutually agreed upon designee.

When you consider the recommendation of Pono Board in favor of approval of the Business Combination Proposal and the other proposals, you should keep in mind that the directors and executive officers of Pono and of SBC have interests in the Business Combination and other proposals that may be different from, or in addition to, those of Pono stockholders generally. These interests include, among other things, the fact that certain of SBC’s directors and officers will become directors and officers of the Combined Entity, and certain of Pono’s directors and officers will become directors of the Combined Entity, upon the consummation of the Business Combination.

Please see the sections entitled “Risk Factors” and “The Business Combination Proposal — Interests of SBC’s Directors and Officers in the Business Combination” and “The Business Combination Proposal — Interests of Pono’s Directors and Officers in the Business Combination” of this proxy statement for a further discussion of this and other risks.

Accounting Treatment

The Business Combination is expected to be accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, Pono will be treated as the acquired company and SBC will be treated as the acquirer for financial statement reporting purposes. See section entitled “The Business Combination Proposal — Anticipated Accounting Treatment.”

No Delaware Appraisal Rights for Pono Stockholders

Appraisal rights are statutory rights under the DGCL that enable stockholders who object to certain extraordinary transactions to demand that the corporation pay such stockholders the fair value of their shares instead of receiving the consideration offered to stockholders in connection with the extraordinary transaction. However, appraisal rights are not available in all circumstances. Appraisal rights are not available to Pono stockholders or Warrant holders in connection with the Business Combination.

Impact of the Business Combination on Pono’s Public Float

It is anticipated that, upon the completion of the Business Combination, assuming no additional redemptions and assuming the exercise of all issued and outstanding warrants and options (which would be 27.0% of the outstanding capital stock of the Combined Entity), Pono’s public stockholders will retain an ownership interest of approximately 1.4% of the outstanding capital stock of the Combined Entity, the Sponsor will retain an ownership interest of approximately 4.6% of the outstanding capital stock of the Combined Entity, the SBC securityholders will own approximately 67.0% of the outstanding capital stock of the Combined Entity and the Holder under the 2024 Non-Redemption Agreement will own approximately 1.3% of the outstanding capital stock of the Combined Entity (see Unaudited Pro Forma Condensed Combined and Consolidated Financial Information — 2024 Non-Redemption Agreement for further information). The table below presents possible sources of dilution and the extent of such dilution that non-redeeming public stockholders could experience in connection with the Closing across a range of varying redemption scenarios. The maximum redemption scenario represents the maximum redemptions that may occur but which would still allow for the satisfaction of the minimum net tangible asset value of $5,000,001 immediately prior to or upon the consummation of the Business Combination, after giving effect to the payments to redeeming stockholders. In an effort to illustrate the extent of such dilution, the table below and the foregoing ownership percentages above assume (i) the exercise of all 11,500,000 public warrants and 634,375 private placement warrants, (ii) the conversion of $2,700,000 convertible promissory note into 270,000 shares of common stock, (iii) the exercise of stock options to purchase 6,995,812 shares of common stock issued by SBC to the Chief Executive Officer of SBC, (iv) the exercise of stock options to purchase 203,644 shares of common stock issued by SBC to a representative director of a subsidiary of the Company, (v) the exercise of warrants to purchase 12,978,028 shares of common stock issued by SBC to the immediate family members of SBC’s CEO (3,935,150), business partners of SBC (1,967,575), doctors of MCs (4,419,075), and a consultant to SBC (2,656,226) but does not assume the issuance of any awards under the Equity Incentive Plan. If the actual facts are different than these assumptions (which they are likely to be), the percentage ownership retained by Pono’s existing stockholders in the Combined Entity will be different.

If any of Pono’s public stockholders exercise their redemption rights, the percentage of the Combined Entity’s outstanding common stock held by Pono’s public stockholders will decrease and the percentages of the Combined Entity’s outstanding common stock held by the Sponsor and by the SBC securityholders will increase, in each case relative to the percentage held if none of the Public Shares are redeemed. If any of Pono’s public stockholders redeem their Public Shares at Closing but continue to hold Public Warrants after the Closing, the aggregate market value of the Public Warrants that may be retained by them, based on the closing trading price per Public Warrant of $[_] as of the Record Date, would be approximately $[_] million regardless of the amount of redemptions by the public stockholders. Upon the issuance of New Pono Common Stock in connection with the Business Combination, the percentage ownership of the Combined Entity by Pono’s public stockholders who do not redeem their Public Shares will be diluted. Pono public stockholders that do not redeem their Public Shares in connection with the Business Combination will experience further dilution upon the exercise of Public Warrants that are retained after the Closing by redeeming Public Stockholders. The percentage of the total number of outstanding shares of common stock that will be owned by Pono’s public stockholders as a group will vary based on the number of Public Shares for which the holders thereof request redemption in connection with the Business Combination. The following table illustrates varying beneficial ownership levels in the Combined Entity, as well as possible sources and extents of dilution for non-redeeming public stockholders, assuming no redemptions by public stockholders, 25% redemption by public stockholders, 50% redemption by public stockholders, 75% redemption by public stockholders and the maximum redemptions by public stockholders:

Pro Forma Redemption Scenarios — Fully Diluted

	No Redemptions	%	25% Redemption	%	50% Redemption	%	75% Redemption	%	Maximum Redemption	%
SBC Stockholders(1)	78,471,276	67.0%	78,471,276	67.0%	78,471,276	67.0%	78,471,276	67.0%	78,471,276	67.0%
Shares underlying options issued by SBC(2)	7,199,456	6.1%	7,199,456	6.2%	7,199,456	6.2%	7,199,456	6.2%	7,199,456	6.2%
Shares underlying private warrants issued by SBC(3)	12,978,028	11.1%	12,978,028	11.1%	12,978,028	11.1%	12,978,028	11.1%	12,978,028	11.1%
Shares underlying public warrants	11,500,000	9.8%	11,500,000	9.8%	11,500,000	9.8%	11,500,000	9.8%	11,500,000	9.8%
Pono Public Stockholders(4)	1,649,416	1.4%	1,500,000	1.3%	1,500,000	1.3%	1,500,000	1.3%	1,500,000	1.3%
Pono Sponsor and affiliates(5)	5,343,750	4.6%	5,343,750	4.6%	5,343,750	4.6%	5,343,750	4.6%	5,343,750	4.6%
Representative Shares(6)	57,500	—%	57,500	—%	57,500	—%	57,500	—%	57,500	—%
Pro forma fully diluted common stock at March 31, 2024	117,199,426	100.0%	117,050,010	100.0%	117,050,010	100.0%	117,050,010	100.0%	117,050,010	100.0%

____________

(1)      Includes 270,000 shares issued to SBC stockholders upon the automatic conversion of the $2,700,000 convertible promissory note outstanding at one share for each $10 of additional capital contribution immediately prior to the merger being effected in connection the consummation of the Business Combination.

(2)      Includes 6,995,812 shares of common stock underlying options issued by SBC to its CEO and 203,644 shares of common stock underlying options issued by SBC to a representative director of a subsidiary of the Company.

(3)      Includes (i) 3,935,150 shares underlying private warrants issued by SBC to the immediate family members of SBC’s CEO, (ii) 1,967,575 shares underlying private warrants issued to the business partners of SBC, (iii) 4,419,075 shares underlying private warrants issued by SBC to doctors of MCs, and (iv) 2,656,226 shares underlying private warrants issued by SBC to HeartCore Enterprises, Inc., a consultant to SBC.

(4)      Assumes 1,500,000 shares of Pono Class A common stock are not redeemed under the 2024 Non-Redemption Agreement.

(5)      Includes (i) 2,875,000 Founder Shares and 634,375 Class A shares of common stock held by the Sponsor, (ii) 1,200,000 shares issued to the Sponsor at Closing, and (iii) 634,375 shares of common stock underlying the Placement Warrants. 339,565 of these shares are to be issued to the Non-Redemption Agreement Investors pursuant to the 2023 Non-Redemption Agreements.

(6)      Represents Pono Class A common stock held by the Underwriter.

All of the relative percentages above are for illustrative purposes only and are based upon certain assumptions. See the section titled “Unaudited Pro Forma Condensed Combined Financial Information” for further information.

Should one or more of the assumptions prove incorrect, actual beneficial ownership percentages may vary materially from those described in this proxy statement as anticipated, believed, estimated, expected or intended.

The table below presents the trust value per share to a public stockholder that elects not to redeem across a range of varying redemption scenarios. The maximum redemption scenario represents the maximum redemptions that may occur but which would still allow for the satisfaction of the minimum net tangible asset value of $5,000,001 immediately prior to or upon the consummation of the Business Combination, after giving effect to the payments to redeeming stockholders. This trust value per share includes the per share cost of the deferred underwriting commission.

As of March 31, 2024
Trust Value	$17,980,652
Total shares of Class A common stock	1,649,416
Trust Value per share of Class A common stock	$10.90

	Assuming No Redemptions	Assuming 25% Redemptions	Assuming 50% Redemptions	Assuming Maximum Possible Redemptions
Redemptions ($)	$—	$1,628,817	$1,628,817	$1,628,817
Redemptions (Shares)	—	149,416	149,416	149,416
Deferred underwriting commission	$4,025,000	$4,025,000	$4,025,000	$4,025,000
Cash left in Trust Account post redemption minus deferred underwriting commission	$13,955,652	$12,326,835	$12,326,835	$12,326,835
Class A common stock post redemption	1,649,416	1,500,000	1,500,000	1,500,000
Trust Value Per Share	$8.46	$8.22	$8.22	$8.22

THE CHARTER AMENDMENT PROPOSALS (PROPOSALS 2 Through 4)

To approve and adopt a second amendment and restatement of the Pono Charter, as set out in the draft fourth amended and restated version of Pono’s certificate of incorporation appended to this proxy statement as Annex B (the “Amended Charter”), for the following amendments (collectively, the “Charter Amendment Proposals”) to:

(A)    Name Change — To provide that the name of Pono shall be changed to “SBC Medical Group Holdings Incorporated” (Proposal 2).

(B)    Amendment of Blank Check Provisions — To remove and change certain provisions in the Pono Charter related to Pono’s status as a special purpose acquisition company, including the deletion of Article IX of the Pono Charter in its entirety (Proposal 3).

(C)    Amendment and Restatement of the Pono Charter — Conditioned upon the approval of Proposals 2 and 3, a proposal to approve the Amended Charter in the form attached as Annex B hereto, which includes the approval of all other changes in the proposed Amended charter in connection with replacing the Pono Charter with the proposed Amended Charter as of the Effective Time (Proposal 4).

THE DIRECTOR ELECTION PROPOSAL (PROPOSAL 5)

To consider and vote upon a proposal to elect five (5) directors to serve on the Company’s board of directors effective from the consummation of the Business Combination. If the nominees identified in this proxy statement are elected, Yoshiyuki Aikawa, Yuya Yoshida, [_], Mike Sayama, and [_] will be directors, serving until their respective successors are duly elected and qualified.

THE INCENTIVE PLAN PROPOSAL (PROPOSAL 6)

The proposed Equity Incentive Plan will reserve a number of shares of New Pono common stock equal to [15]% of the fully diluted, and as converted, amount of New Pono common stock to be outstanding following consummation of the Business Combination, or approximately [_] shares, for issuance as awards in accordance with the terms of the Equity Incentive Plan. The purpose of the Equity Incentive Plan is to assist in attracting, retaining, motivating, and rewarding certain key employees, officers, directors, and consultants of New Pono and its affiliates and promoting the creation of long-term value for stockholders of New Pono by closely aligning the interests of such individuals with those of other stockholders. The Equity Incentive Plan authorizes the award of share-based incentives to encourage eligible employees, officers, directors, and consultants, as described below, to expend maximum effort in the creation of stockholder value.

A summary of the Equity Incentive Plan is set forth in the “The Incentive Plan Proposal” section of this proxy statement and a complete copy of the Equity Incentive Plan is attached hereto as Annex C. You are encouraged to read the Equity Incentive Plan in its entirety.

THE NASDAQ PROPOSAL (PROPOSAL 7)

To consider and vote upon a proposal to approve, for purposes of complying with Nasdaq Listing Rule 5635, the issuance of up to 100,000,000 newly issued shares of common stock in the Business Combination, which amount will be determined as described in more detail in the accompanying proxy statement.

THE ADJOURNMENT PROPOSAL (PROPOSAL 8)

Pono is proposing that its stockholders approve and adopt a proposal to adjourn the Pono Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Pono Special Meeting, there are not sufficient votes to approve the other Proposals.

Date, Time and Place of Pono Special Meeting

The Pono Special Meeting will be held virtually at [_], on [_], or at such other date and time to which such meeting may be adjourned or postponed, to consider and vote upon the Proposals. Due to concerns about the coronavirus (COVID-19) and warnings from public officials regarding public gatherings, we will hold the Pono Special Meeting solely by means of remote communication.

Proxy Solicitation

Proxies may be solicited by telephone, by facsimile, by mail, on the Internet or in person. We have engaged [_] to assist in the solicitation of proxies. If a stockholder grants a proxy, it may still vote its shares in person if it revokes its proxy before the Pono Special Meeting. A stockholder may also change its vote by submitting a later-dated proxy, as described in the section titled “Pono Special Meeting — Revoking Your Proxy.”

Quorum and Required Vote for Stockholder Proposals

A quorum of Pono stockholders is necessary to hold a valid meeting. A quorum will be present at the Pono Special Meeting if a majority of the Pono common stock issued and outstanding and entitled to vote at the Pono Special Meeting is represented in person or by proxy at the Pono Special Meeting. Abstentions and “WITHHOLD” votes will count as present for the purposes of establishing a quorum. Broker non-votes will not be counted for purposes of establishing a quorum.

The approval of the Charter Amendment Proposals requires the affirmative vote of a majority of the issued and outstanding Pono common stock as of the Record Date. Accordingly, a Pono stockholder’s failure to vote by proxy or to vote in person at the Pono Special Meeting or an abstention will have the same effect as a vote “AGAINST” the Charter Amendment Proposals.

The approval of Business Combination Proposal, the Incentive Plan Proposal, the Nasdaq Proposal and the Adjournment Proposal each require the affirmative vote of the holders of a majority of the shares of Pono common stock cast by the stockholders represented in person or by proxy and entitled to vote thereon at the Pono Special Meeting. A Pono stockholder’s failure to vote by proxy or to vote in person at the Pono Special Meeting or an abstention will have no effect on the outcome of the vote on Business Combination Proposal, the Incentive Plan Proposal, the Nasdaq Proposal and Adjournment Proposal.

The approval of the Director Election Proposal requires a plurality vote of the shares of Pono common stock cast by the stockholders represented in person or by proxy and entitled to vote thereon at the Pono Special Meeting. A Pono stockholder’s failure to vote by proxy or to vote in person at the Pono Special Meeting or a “WITHHOLD” vote will no effect on the Director Election Proposal.

The Charter Amendment Proposals, the Director Election Proposal, the Incentive Plan Proposal and the Nasdaq Proposal, are conditioned on the approval of the Business Combination Proposal (and the Business Combination Proposal is conditioned on the approval of the Charter Amendment Proposals, the Director Election Proposal, the Incentive Plan Proposal and the Nasdaq Proposal), and unless the Business Combination Proposal is approved, the Charter Amendment Proposals, the Director Election Proposal, the Incentive Plan Proposal and the Nasdaq Proposal will not be presented to the stockholders of Pono at the Pono Special Meeting. The Adjournment Proposal is not conditioned on any other Proposal and does not require the approval of any other Proposal to be effective. It is important for you to note that in the event the Business Combination Proposal, the Charter Amendment Proposals, the Director Election Proposal, the Incentive Plan Proposal and the Nasdaq Proposal do not receive the requisite vote for approval, then Pono will not consummate the Business Combination. If Pono does not consummate the Business Combination and fails to complete an initial business combination by November 9, 2024, it will be required to dissolve and liquidate its Trust Account by returning the then remaining funds in such account to its public stockholders, unless it seeks and obtains the approval of Pono stockholders to amend the Pono Charter to extend such date.

Recommendation to Pono Stockholders

The Pono Board believes that the Proposals to be presented at the Pono Special Meeting are in the best interests of Pono and its stockholders and recommends that Pono stockholders vote “FOR” the Proposals.

When you consider the recommendation of the Pono Board in favor of approval of these Proposals, you should keep in mind that Pono directors and officers have interests in the Business Combination that may be different from or in addition to (and which may conflict with) your interests as a stockholder. Please see the sections entitled “Risk Factors” and “The Business Combination Proposal — Interests of Pono’s Directors and Officers in the Business Combination” of this proxy statement for a further discussion of these interests and other risks. These interests include, among other things, the fact that:

•        unless Pono consummates an initial business combination, Pono’s officers and directors and the Sponsor will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the Trust Account. To date, no amounts are reimbursable to Pono’s officers and directors and the Sponsor for out-of-pocket expenses;

•        the Sponsor paid an aggregate of $25,000 for its Founder Shares and such securities will have a significantly higher value at the time of the Business Combination. Such shares, had an aggregate market value of approximately $[_] million based upon the closing price of Pono’s Class A common stock of $[_] per share on Nasdaq on [_]. As a result of the nominal price of $0.0087 per Founder Share paid by the Sponsor compared to the recent market price of the Class A common stock, the Sponsor and its affiliates are likely to earn a positive rate of return on their investments in the Founder Shares even if the holders of Class A common stock experience a negative rate of return on their investments in the Class A common stock;

•        as a condition to the Pono IPO, the Founder Shares became subject to a lock-up whereby, subject to certain limited exceptions, the Founder Shares cannot be transferred until the earlier of (A) six months after the completion of Pono’s initial business combination; (B) subsequent to Pono’s initial business combination, when the reported last sale price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after Pono’s initial business combination;

•        an aggregate of 634,375 Placement Units were issued to the Sponsor simultaneously with the consummation of the IPO, including 63,000 Placement Units issued pursuant to the exercise of the underwriters’ over-allotment option in full, at $10.00 per Placement Unit. Such units had an aggregate market value of approximately $[_] million based upon the closing price of Pono’s units of $[_] per unit on Nasdaq on [_];

•        the Sponsor has agreed that the Placement Units cannot be transferred until after Pono’s initial business combination;

•        the Sponsor and directors and officers of Pono have agreed not to redeem any shares of Pono common stock they hold in connection with a stockholder vote to approve a proposed initial business combination;

•        if Pono does not complete an initial business combination by November 9, 2024, a portion of the proceeds from the sale of the Placement Units will be included in the liquidating distribution to Pono’s public stockholders. In such event, the 2,875,000 Founder Shares and 634,375 shares of Class A common stock underlying the Placement Units, all of which are held by Pono’s Sponsor, would be worthless because they are not entitled to participate in any Redemption or distribution with respect to such shares. Such shares and units had an aggregate market value of $[_] million, based on the closing price per Class A common stock of Pono of $[_] per share and the closing price of Pono’s units of $[_] per unit on Nasdaq on [_]. Additionally, the Placement Warrants underlying the Placement Units will expire worthless;

•        if the Trust Account is liquidated, including in the event Pono is unable to complete an initial business combination within the required time period, the Sponsor has agreed to indemnify Pono to ensure that the proceeds in the Trust Account are not reduced below $[_] per Public Share by the claims of prospective target businesses with which Pono has entered into an acquisition agreement or claims of any third party for services rendered or products sold to Pono, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the Trust Account;

•        The Sponsor (including its representatives and affiliates) and Pono’s directors and officers, are, or may in the future become, affiliated with entities that are engaged in a similar business to Pono. The Sponsor and Pono’s directors and officers are not prohibited from sponsoring, or otherwise becoming involved with, any other blank check companies prior to Pono completing its initial business combination. Pono’s directors and officers also may become aware of business opportunities which may be appropriate for presentation to Pono, and the other entities to which they owe certain fiduciary or contractual duties. Accordingly, they may have had conflicts of interest in determining to which entity a particular business opportunity should be presented. These conflicts may not be resolved in Pono’s favor and such potential business opportunities may be presented to other entities prior to their presentation to Pono, subject to applicable fiduciary duties under DGCL. The Pono Charter provides that Pono renounces its interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of Pono and such opportunity is one Pono is legally and contractually permitted to undertake and would otherwise be reasonable for Pono to pursue, and to the extent the director or officer is permitted to refer that opportunity to Pono without violating another legal obligation;

•        The Sponsor is entitled to receive 1,200,000 Sponsor Shares following the Closing, 339,565 of which will be issued to the 2023 Non-Redemption Agreement Investors pursuant to the 2023 Non-Redemption Agreements;

•        Mike Sayama is expected to be appointed a director of the Combined Entity after the consummation of the Business Combination, and may in the future receive cash fees, stock options or stock awards that the Combined Entity determines to pay to its directors; and

•        at the Sponsor’s discretion, $1,500,000 may be loaned by the Sponsor or its affiliates or designees, which amount may be converted into Extension Units, at the price of $10.00 per unit. Such units would be identical to the Placement Units.

Emerging Growth Company

Pono is currently and, following the consummation of the Business Combination, the Combined Entity will be, an “emerging growth company,” as defined in the Securities Act, as modified by the Jumpstart Our Business Startups Act (“JOBS Act”). Pono has taken, and the Combined Entity may continue to take, advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in Pono’s periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As a result, stockholders of Pono and the Combined Entity may not have access to certain information they may deem important.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. Pono has not elected to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, Pono (and, following the Business Combination, the Combined Entity), as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of Pono’s and the Combined Entity’s financial statements with certain other public companies difficult or impossible because of the potential differences in accounting standards used.

Pono (and following the Business Combination, the Combined Entity) will remain an emerging growth company until the earliest of: (i) the last day of the fiscal year following the fifth anniversary of the closing of the Pono IPO, (ii) the last day of the fiscal year in which Pono (and following the Business Combination, the Combined Entity) has total annual gross revenue of at least $1.235 billion; (iii) the last day of the fiscal year in which Pono (and following the Business Combination, the Combined Entity) is deemed to be a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of Pono’s (and following the Business Combination, the Combined Entity’s) common stock held by non-affiliates exceeded $700.0 million as of the last business day of the second fiscal quarter of such year; or (iv) the date on which Pono (and following the Business Combination, the Combined Entity) has issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

Summary of Risk Factors

This discussion includes forward-looking information regarding our business, results of operations and cash flows and contractual obligations and arrangements that involves risks, uncertainties and assumptions. Our actual results may differ materially from any future results expressed or implied by such forward-looking statements as a result of various factors, including, but not limited to, those discussed in the sections of this proxy statement entitled “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to Pono and the Business Combination

•        Pono’s stockholders can exercise redemption rights with respect to a large number of Pono’s shares, which may impair Pono to complete the Business Combination or optimize its capital structure.

•        The SEC may delay declaring this proxy statement effective or disapprove this transaction and issue a stop order or similar order with respect to this proxy statement which could materially delay or materially impede the consummation of the Business Combination.

•        You may be unable to ascertain the merits or risks of SBC’s operations.

•        There is no assurance that Pono’s diligence will reveal all material risks that may present with regard to SBC.

•        The unaudited pro forma financial information included in the section entitled “Unaudited Pro Forma Condensed Combined Financial Statements” may not be representative of New Pono’s financial condition or results of operations if the Business Combination is consummated.

•        The Combined Entity’s ability to be successful following the Business Combination will depend upon the efforts of the Combined Entity’s board of directors and key personnel and the loss of such persons could negatively impact the operations and profitability of New Pono’s business.

•        The value of the Founder Shares following completion of the Business Combination is likely to be substantially higher than the nominal price paid for them, even if the trading price of New Pono common stock at such time is substantially less than $10.00 per share.

•        Pono’s and SBC’s stockholders may not realize a benefit from the Business Combination commensurate with the dilution they will experience in connection with the Business Combination.

•        During the pendency of the Business Combination, Pono and SBC may not be able to enter into a business combination with another party because of restrictions in the Merger Agreement, which could adversely affect their respective businesses.

•        Delaware law and New Pono’s Amended Charter and bylaws will contain certain provisions, including anti-takeover provisions, that limit the ability of stockholders to take certain actions and could delay or discourage takeover attempts that stockholders may consider favorable.

•        The Amended Charter will designate a state or federal court located within the State of Delaware as the exclusive forum for substantially all disputes between New Pono and its stockholders, and also provide that the federal district courts will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act, each of which could limit the ability of New Pono’s stockholders to choose the judicial forum for disputes.

Risks Related to SBC

•        We are a holding company and depend upon our operating subsidiaries for our cash flows.

•        Following the Business Combination, we may need additional capital, and we cannot be sure that additional financing will be available.

•        A new health epidemic could significantly disrupt our operations and adversely affect our results of operations.

•        We may not grow our franchise system or we may lose business by failing to compete effectively or by failing to manage the reputation of our brand.

•        The financial performance of our franchisees can negatively impact our business.

•        The interests of our franchisees may conflict with ours or yours in the future and we could face liability from our franchisees or related to our relationship with our franchisees.

•        We could face liability from or as a result of our franchisees.

•        We have limited control with respect to the operations of our franchisees, which could have a negative impact on our business.

•        The challenging economic environment may affect our franchisees, with adverse consequences to us.

•        If we are unable to obtain, maintain or protect intellectual property rights, in Japan, in Vietnam, in the U.S. and throughout the world, we may not be able to compete effectively in our market or globally.

•        We have substantial franchisee concentration.

•        Our reputation and the trading price of our common stock may be negatively affected by adverse publicity or detrimental conduct against us. We are a relatively young company with a short operating history, and we may not be able to sustain our rapid growth, effectively manage our growth or implement our business strategies.

•        Our franchisee clinics may not be successful in competing in the cosmetic clinic industry.

•        Any significant change in the franchisee clinic customer reward program could have a negative impact on our business.

•        Any significant cybersecurity incident or disruption to our operating systems could subject us to significant reputational, financial, legal and operational consequences.

•        We may be compelled to undertake product recalls or take other actions, which could adversely affect our brand image and results of operations.

•        We may become subject to product liability claims or warranty claims, which could harm our financial condition and liquidity if we are not able to successfully defend or insure against such claim.

•        We have little experience in providing management services to franchisee clinics located outside of Japan and we are subject to a variety of costs and risks due to our continued international expansion.

•        Our operations may be interrupted by utility shortages or stoppages, fire, natural disaster or other calamities at or near our facilities.

•        Our business and prospects depend significantly on our ability to build our Shonan Beauty Clinic brand.

•        Our employees, agents, business partners or subcontractors may engage in misconduct or other improper activities, which could cause us to lose contracts, expose us to damages, harm our reputation and diminish investor confidence in our company.

•        Any decline in the business of our business partners or the deterioration of our relationship with them could have a material adverse effect on our operating results.

•        Safety issues or public perceptions of safety issues concerning cosmetic services could have a material adverse impact on our business.

•        If our franchisee clinics or our clinic in Vietnam fail to comply with environmental and work safety laws and regulations, the Company and the franchisee clinics could become subject to fines or penalties or incur costs that could harm our business.

•        If our business partners, independent contractors, suppliers, or franchisee clinics fail to use ethical business practices and comply with applicable laws and regulations, our brand image could be harmed due to negative publicity beyond our own control.

•        Failure to safeguard personal information could subject us to penalties, damage our reputation and brand, and harm our business and results of operations.

•        Failure by the MCs to comply with the Medical Care Act in Japan could subject us to penalties, damage our reputation and brand, and harm our business and results of operations.

•        The execution of our business plans requires a significant amount of capital. In addition, our future capital needs may require us to sell additional equity or debt securities that may dilute the equity interests of our stockholders or introduce covenants that may restrict our operations or our ability to pay dividends.

•        We are subject to risks associated with strategic alliances or acquisitions. If we cannot manage the growth of our business or execute our strategies effectively, our business and prospects may be materially and adversely affected.

•        Our business could be adversely affected by trade tariffs or other trade barriers.

•        We and our subsidiaries have limited insurance coverage, which could subject us to significant costs and business disruption.

•        We are involved in litigation from time to time and, as a result, we could incur substantial judgments, fines, legal fees or other costs.

•        Any financial or economic crisis or perceived threat of such a crisis may materially and adversely affect our business, financial condition and results of operations.

•        We face risks related to natural disasters, which could significantly disrupt our operations.

•        If the landlords of our and our subsidiaries’ leased properties fail to properly maintain and renovate such premises, buildings or facilities in a timely manner or at all, the operation of our offices could be materially and adversely affected.

•        The MCs may fail to pay us in accordance with the terms of their franchise and management services agreements, at times necessitating action by us to attempt to compel payment.

•        We believe our success depends on continuing to invest in the growth of our worldwide operations by expanding franchisee clinics to new geographic markets. If the franchisee clinic opportunities in these new markets are less than anticipated, or if the customer growth or sales in these markets do not meet our expectations, our results of operations and financial condition may be adversely affected.

Risks Related to Ownership of New Pono Common Stock

•        If the Business Combination does not qualify as a “reorganization” within the meaning of Section 368(a) of the Code, the SBC stockholders may be required to pay substantial U.S. federal income taxes.

•        Nasdaq may delist New Pono’s securities from its exchange.

•        The market price of New Pono’s common stock may decline as a result of the Business Combination.

•        There are no current plans to pay cash dividends on the New Pono common stock for the foreseeable future.

•        New Pono stockholders may experience dilution in the future.

•        Future sales, or perceived future sales, by New Pono or its stockholders in the public market following the Business Combination could cause the market price for New Pono common stock to decline.

•        If Pono public stockholders fail to comply with the redemption requirements specified in this proxy statement, they will not be entitled to redeem their public shares for a pro rata portion of the funds held in the Trust Account.

Risks Related to Redemption

•        The ability to execute Pono and SBC’s strategic plan could be negatively impacted to the extent a significant number of stockholders choose to redeem their shares in connection with the Business Combination.

•        There is no guarantee that a Pono public stockholder’s decision whether to redeem its shares of Pono common stock for a pro rata portion of the Trust Account will put such stockholder in a better future economic position.

SUMMARY HISTORICAL FINANCIAL INFORMATION OF PONO

Pono Capital is providing the following summary historical financial information to assist you in your analysis of the financial aspects of the Business Combination.

The summary historical consolidated financial information of Pono as of and for the three months ended March 31, 2024 and 2023 was derived from the unaudited condensed consolidated interim financial statements of Pono included elsewhere in this proxy statement. The summary historical consolidated financial information of Pono for the year ended December 31, 2023 was derived from the audited financial statements of Pono included elsewhere in this proxy statement.

This information is only a summary and should be read in conjunction with Pono’s consolidated financial statements and related notes and the sections entitled “The Company’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this proxy statement. The historical results included below and elsewhere in this proxy statement are not indicative of the future performance of Pono.

	For the Three Months Ended March 31, 2024	For the Three Months Ended March 31, 2023
	(Unaudited)	(Unaudited)
Net (loss) income	$(292,546)	$613,333
Basic and diluted weighted average shares outstanding, Class A common stock	5,324,422	12,191,875
Basic and diluted net (loss) income per share, Class A common stock	(0.05)	0.04
Basic and diluted weighted average shares outstanding, Class B common stock	1	2,875,000
Basic and diluted net income per share, Class B common stock	$(0.05)	$0.04
Balance Sheet Data:	March 31, 2024	December 31, 2023
	(Unaudited)	(Audited)
Cash	$1,659,751	$284,394
Prepaid expenses	$109,652	$110,149
Marketable securities held in Trust Account	$17,980,652	$20,850,793
Total assets	$19,750,055	$21,245,336
Total liabilities	$8,425,623	$6,634,044
Total Stockholders’ Equity (Deficit)	$9,017,773	$(5,994,912)

SELECTED HISTORICAL FINANCIAL INFORMATION OF SBC

The following table presents our selected historical financial data for the periods indicated. The selected historical financial data for the years ended December 31, 2023 and 2022 and the balance sheet data as of December 31, 2023 and 2022 are derived from the audited consolidated financial statements included elsewhere in this proxy statement. The summary historical financial data for the three months ended March 31, 2024 and 2023 and the balance sheet data as of March 31, 2024 are derived from our unaudited consolidated financial statements included elsewhere in this proxy statement.

Historical results are included for illustrative and informational purposes only and are not necessarily indicative of results we expect in future periods, and results of interim periods are not necessarily indicative of results for the entire year. You should carefully read the following selected financial information in conjunction with the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of SBC” and SBC’s financial statements and the related notes appearing elsewhere in this proxy statement.

	Year Ended		Three Months Ended
	December 31, 2023	December 31, 2022 (Restated)	March 31, 2024	March 31, 2023
	(Audited)	(Audited)	(Unaudited)	(Unaudited)
Statement of Operations Data
Revenues, net	$193,542,423	$174,160,618	$54,808,042	$42,912,618
Cost of revenues	56,238,385	59,327,724	15,288,667	14,397,181
Gross profit	137,304,038	114,832,894	39,519,375	28,515,437
Total operating expenses	66,643,972	94,715,355	15,058,490	17,438,226
Income from operations	70,660,066	20,117,539	24,460,885	11,077,211
Total other income	2,919,269	3,559,228	2,741,315	1,197,373
Income before provision for taxes	73,579,335	23,676,767	27,202,200	12,274,584
Income tax expense	35,018,729	18,124,349	8,451,984	5,856,693
Net income	38,560,606	5,552,418	18,750,216	6,417,891
Less: net loss attributable to non-controlling interests	(809,430)	(762,584)	(7,536)	415,451
Net income attributable to SBC Medical Group Holdings Incorporated	$39,370,036	$6,315,002	$18,757,752	$6,002,440
Total comprehensive income (loss)	25,696,160	(7,766,255)	8,556,364	(4,524,387)
Less: comprehensive loss attributable to non-controlling interests	(948,896)	(760,230)	(92,000)	388,848
Comprehensive income (loss) attributable to SBC Medical Group Holdings Incorporated	26,645,056	(7,006,025)	8,648,364	(4,913,235)
Net income per share attributable to SBC Medical Group Holdings Incorporated
Basic and diluted net income per share	$15.54	$6,315,002.00	$2.36	$9,039.82
Balance Sheet Data (at period end)
Cash and cash equivalents	$103,022,932	$51,737,994	$96,181,550	—
Working capital(1)	$73,454,656	$11,696,157	$84,004,741	—
Total assets	$258,805,271	$225,482,399	$247,904,263	—
Total liabilities	$114,995,022	$117,632,316	$96,759,445	—
Stockholder’s equity	$143,810,249	$107,850,083	$151,144,818	—

____________

(1)      Working capital is defined as total current assets minus total current liabilities

SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINED AND
CONSOLIDATED FINANCIAL INFORMATION

Pono is providing the following summary unaudited pro forma condensed combined and consolidated financial information to aid you in your analysis of the financial aspects of the Merger and related transactions. The following summary unaudited pro forma condensed combined and consolidated financial information presents the combination of the financial information of Pono and SBC adjusted to give effect to the Merger and related transactions. The following summary unaudited pro forma condensed combined and consolidated financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Defined terms included below have the same meaning as terms defined and included elsewhere in this proxy statement.

The historical financial information of Pono was derived from the unaudited condensed consolidated interim financial statements of Pono as of and for the three months ended March 31, 2024 and the audited condensed consolidated interim financial statements of Pono as of and for years ended December 31, 2023, included elsewhere in this proxy statement. The historical financial information of SBC was derived from the unaudited condensed consolidated interim financial statements of SBC as of and for the three months ended March 31, 2024 and the audited consolidated financial statements of SBC for the year ended December 31, 2023, included elsewhere in this proxy statement. Such unaudited pro forma financial information has been prepared on a basis consistent with the audited financial statements of Pono and SBC, respectively, and should be read in conjunction with the historical financial statements and related notes, each of which is included elsewhere in this proxy statement. This information should also be read together with the sections titled “Pono’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “SBC’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in this proxy statement.

The summary unaudited pro forma condensed combined and consolidated financial information has been prepared using the assumptions below with respect to the potential redemption into cash of shares of Pono common stock:

•        Assuming No Additional Redemptions:    This scenario assumes that no additional public stockholders of Pono exercise redemption rights with respect to their public shares for a pro rata share of the funds in the Trust Account.

•        Assuming Maximum Redemptions:    This scenario assumes that 149,416 Pono shares of Class A common stock subject to redemption are redeemed for an aggregate payment of approximately $1.63 million (based on an estimated per share redemption price of approximately $10.90 assuming the pro forma maximum redemption scenario pursuant to the Merger Agreement and assuming 1,500,000 shares are not redeemed under the 2024 Non-Redemption Agreement).

	Pro Forma Combined and Consolidated
	Assuming No Redemptions	Assuming Maximum Redemptions
Summary Unaudited Pro Forma Condensed Combined and Consolidated Statement of Operations Data
For the Year Ended December 31, 2023
Net income	$35,330,437	$35,330,437
Basic and diluted net income per share, common stock	$0.42	$0.42
Basic and diluted weighted average shares outstanding, common stock	84,887,567	84,738,151

Summary Unaudited Pro Forma Condensed Combined and Consolidated Statement of Operations Data
For the Three Months Ended March 31, 2024
Net income	$18,200,335	$18,200,335
Basic and diluted net income per share, common stock	$0.21	$0.21
Basic and diluted weighted average shares outstanding, common stock	84,887,567	84,738,151

Summary Unaudited Pro Forma Condensed Combined and Consolidated Balance Sheet Data
As of March 31, 2024
Total assets	$259,374,348	$257,745,531
Total liabilities	$98,001,483	$98,001,483
Total stockholders’ equity	$161,035,588	$159,406,771

RISK FACTORS

You should carefully consider all the following risk factors, together with all of the other information included in this proxy statement, including the financial information, before deciding whether or how to vote or instruct your vote to be cast to approve the proposals described in this proxy statement.

The value of your investment following consummation of the Business Combination will be subject to significant risks affecting, among other things, the Combined Entity’s business, financial condition or results of operations. If any of the events described below occur, the Combined Entity’s post-Business Combination business and financial results could be adversely affected in material respects. This could result in a decline, which may be significant, in the trading price of the Combined Entity’s securities and you therefore may lose all or part of your investment. The risk factors described below are not necessarily exhaustive and you are encouraged to perform your own investigation with respect to the businesses of Pono and SBC. Any reference in this “Risk Factors” section to the “surviving entity” or “Combined Entity” shall mean “New Pono.”

Risks Related to Pono and the Business Combination

The ability of Pono’s stockholders to exercise redemption rights with respect to a large number of Pono’s shares may not allow Pono to complete the Business Combination or optimize its capital structure.

Because the Merger Agreement requires Pono to have at least $5,000,001 in net tangible assets at Closing (after giving effect to redemptions by Pono’s public stockholders), Pono will need to reserve a portion of the cash in the Trust Account to meet such requirements, unless such closing condition is waived by SBC. In addition, if a larger number of shares are submitted for redemption than Pono currently expects, Pono may need to seek to restructure the transaction to reserve a greater portion of the cash in the Trust Account. The 2023 Non-Redemption Agreements entered into by Pono, the Sponsor and certain unaffiliated stockholders prohibited the investors from redeeming their public shares in connection with Pono’s extension of the date by which it must complete its business combination from May 9, 2023 to February 9, 2024, and such investors may redeem their public shares in connection with the vote to approve the Business Combination. Nevertheless, Pono may enter into similar financing arrangements that would provide for bonus shares or other incentives to investors holding public shares in exchange for an agreement for the investors not to redeem their public shares. No such financing arrangement has been agreed to at this time.

If the Business Combination is unsuccessful, you would not receive your pro rata portion of the Trust Account until Pono liquidates the Trust Account or consummates an alternative initial business combination or upon the occurrence of an Extension or certain other corporation actions as set forth in the Pono Charter. If you are in need of immediate liquidity, you could attempt to sell your stock in the open market; however, at such time Pono’s stock may trade at a discount to the pro rata amount per share in the Trust Account or there may be limited market demand at such time. In either situation, you may suffer a material loss on your investment or lose the benefit of funds expected in connection with Pono’s redemption until Pono liquidates, consummates an alternative initial business combination, effectuates an Extension or takes certain other actions set forth in the Pono Charter or you are able to sell your stock in the open market.

You may be unable to ascertain the merits or risks of SBC’s operations.

If the Business Combination is consummated, the Combined Entity will be affected by numerous risks inherent in SBC’s business operations. See “— Risks Related to SBC.” Although Pono’s management has endeavored to evaluate the risks inherent in the proposed Business Combination with SBC, Pono cannot assure you that it can adequately ascertain or assess all of the significant risk factors. Furthermore, some of these risks may be outside of Pono’s control. Pono also cannot assure you that an investment in Pono’s securities will not ultimately prove to be less favorable to investors in Pono than a direct investment, if an opportunity were available, in SBC. In addition, if Pono’s stockholders do not believe that the prospects for the Business Combination are promising, a greater number of stockholders may exercise their redemption rights, which may make it difficult for Pono to consummate the Business Combination.

There is no assurance that Pono’s diligence will reveal all material risks that may be present with regard to SBC. Subsequent to the completion of the Business Combination, the Combined Entity may be required to take write-downs or write-offs, restructuring and impairment or other charges, and could be exposed to other risks and liabilities not disclosed or uncovered during due diligence, that could have a significant negative effect on its post-combination business, financial condition and share price, which could cause you to lose some or all of your investment.

Pono cannot assure you that the due diligence Pono has conducted on, and the information and documentation provided by, SBC will reveal all material issues that may be present with regard to SBC, or that it would be possible to uncover all material issues through a customary amount of due diligence or that risks outside of Pono’s control will not later arise. SBC is aware that Pono must complete an initial business combination by November 9, 2024. Consequently, SBC may have obtained leverage over Pono in negotiating the Merger Agreement, knowing that if Pono does not complete the Business Combination, Pono may be unlikely to be able to complete an initial business combination with any other target business prior to such deadline. In addition, due to these timing requirements, Pono has had limited time to conduct due diligence. SBC is a privately held company and Pono therefore has made its decision to pursue a business combination with SBC on the basis of limited information, much of which is dependent on the diligence materials SBC provides which may not be comprehensive or accurate (including due to language barriers as much of the diligence materials are in Japanese rather than English), which may result in a business combination that is not as profitable as expected, if at all, or may expose the Combined Entity to unidentified or underestimated risks and liabilities which could be material. As a result of these factors, the Combined Entity may be forced to later write-down or write-off assets, restructure operations, or incur impairment or other charges that could result in reporting losses. Even if Pono’s due diligence successfully identified certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with Pono’s preliminary risk analysis. Even though these charges may be non-cash items and would not have an immediate impact on Pono’s liquidity, the fact that Pono reports charges of this nature could contribute to negative market perceptions about Pono or Pono’s securities. In addition, charges of this nature may cause Pono to violate leverage requirements or other covenants to which it may be subject as a result of it obtaining post-combination debt financing. Accordingly, any stockholders of Pono who choose to remain stockholders of the Combined Entity following the Business Combination could suffer a reduction in the value of their shares. Such stockholders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by Pono’s officers or directors of a duty of care or other fiduciary duty owed by them to Pono, or if they are able to successfully bring a private claim under securities laws that the proxy statement relating to the Business Combination contained an actionable material misstatement or material omission.

The unaudited pro forma financial information included in the section entitled “Unaudited Pro Forma Condensed Combined Financial Statements” may not be representative of New Pono’s financial condition or results of operations if the Business Combination is consummated and accordingly, you will have limited financial information on which to evaluate the financial performance of New Pono and your investment decision.

Pono and SBC currently operate as separate companies. Pono and SBC have had no prior history as a combined entity and their respective operations have not previously been managed on a combined basis. The pro forma financial information is presented for informational purposes only and is not necessarily indicative of the financial position or results of operations that would have actually occurred had the Business Combination been completed at or as of the dates indicated, nor is it indicative of the future operating results or financial position of New Pono. The pro forma statement of earnings does not reflect future nonrecurring charges resulting from the Business Combination. The unaudited pro forma financial information does not reflect future events that may occur after the Business Combination and does not consider potential impacts of current market conditions on revenues or expenses. The pro forma financial information included in the section entitled “Unaudited Pro Forma Condensed Combined Financial Statements” has been derived from Pono’s and SBC’s historical financial statements and certain adjustments and assumptions have been made regarding the combined entity after giving effect to the Merger. Differences between preliminary estimates in the pro forma financial information and the final acquisition accounting will occur and could have an adverse impact on the pro forma financial information and New Pono’s financial position and future results of operations.

In addition, the assumptions used in preparing the pro forma financial information may not prove to be accurate and other factors may affect New Pono’s financial condition or results of operations following the Closing. Any potential decline in New Pono’s financial condition or results of operations may cause significant variations in the stock price of New Pono.

Pono may issue additional shares of common or preferred stock to complete the Business Combination or under the Equity Incentive Plan after completion of the Business Combination, each of which would dilute the interest of Pono’s stockholders and likely present other risks.

The Pono Charter authorizes the issuance of up to 100,000,000 shares of Class A common stock, 10,000,000 shares of Class B common stock, and 1,000,000 shares of preferred stock, par value $0.0001 per share. There are currently [_] authorized but unissued shares of Class A common stock available for issuance, which amount does not take into account shares reserved for issuance upon exercise of outstanding warrants. There are currently 9,999,999 authorized but unissued shares of Class B common stock available for issuance. There are currently no shares of preferred stock issued and outstanding. Pono may issue a substantial number of additional shares of common or preferred stock to complete the Business Combination or under the Equity Incentive Plan after completion of the Business Combination. However, the Pono Charter provides, among other things, that prior to Pono’s initial business combination, Pono may not issue additional shares of capital stock that would entitle the holders thereof to (i) receive funds from the Trust Account or (ii) vote on any initial business combination. These provisions of the Pono Charter, like all other provisions thereof, may be amended with a stockholder vote. Pono’s executive officers and directors have agreed, pursuant to a written agreement with Pono, that they will not propose any amendment to the Pono Charter that would affect the substance or timing of Pono’s obligation to redeem 100% of its public shares if Pono does not complete the initial business combination by November 9, 2024, unless Pono provides its public stockholders with the opportunity to redeem their shares of Class A common stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (which interest shall be net of taxes payable and working capital released to Pono), divided by the number of then outstanding public shares.

The issuance of additional shares of common or preferred stock:

•        may significantly dilute the equity interest of existing investors;

•        may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded Pono’s common stock;

•        could cause a change in control if a substantial number of shares of common stock is issued, which may affect, among other things, Pono’s ability to use its net operating loss carry forwards, if any, and could result in the resignation or removal of Pono’s present officers and directors; and

•        may adversely affect prevailing market prices for Pono’s Units, Class A common stock and/or Warrants.

Pono’s independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about its ability to continue as a “going concern.”

As of the Record Date, we had $[_] in cash held in the Trust Account, and $[_] held outside of the trust account established in connection with our initial public offering, and available for working capital purposes. Further, Pono incurred and expect to continue to incur significant costs in pursuit of its financing and acquisition plans. Management’s plans to address this need for capital discussed in the section of this proxy statement titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Pono.” Pono cannot assure you that its plans to raise capital or to consummate an initial business combination will be successful. These factors, among others, raise substantial doubt about Pono’s ability to continue as a going concern. The financial statements contained elsewhere in this proxy statement do not include any adjustments that might result from its inability to continue as a going concern.

Pono is dependent upon its executive officers and directors and their departure could adversely affect Pono’s ability to operate and to consummate the initial business combination; Pono’s executive officers and directors also allocate their time to other businesses, thereby causing potential conflicts of interest that could have a negative impact on Pono’s ability to complete the initial business combination.

Pono’s operations and its ability to consummate the Business Combination are dependent upon a relatively small group of individuals and, in particular, its executive officers and directors. Pono believes that its success depends on the continued service of its executive officers and directors, at least until the completion of the Business Combination. Pono does not have an employment agreement with, or key-man insurance on the life of, any of its executive officers or directors. The unexpected loss of the services of one or more of Pono’s executive officers or directors could have a detrimental effect on Pono and the ability to consummate the Business Combination. In addition, Pono’s executive officers and directors are not required to commit any specified amount of time to its affairs and, accordingly, will have conflicts of interest in allocating management time among various business activities, including monitoring the due diligence and undertaking the other actions required in order to consummate the Business Combination. Each of Pono’s executive officers is engaged in several other business endeavors for which they may be entitled to substantial compensation and Pono’s directors also serve as officers and board members for other entities. If Pono’s executive officers’ and directors’ other business affairs require them to devote substantial amounts of time to such affairs in excess of their current commitment levels, it could limit their ability to devote time to Pono’s affairs which may have a negative impact on Pono’s ability to consummate the Business Combination.

Certain of Pono’s officers and directors are now, and all of them may in the future become, affiliated with entities engaged in business activities similar to those intended to be conducted by Pono and, accordingly, may have conflicts of interest in allocating their time and determining to which entity a particular business opportunity should be presented.

Until Pono consummates its initial business combination, it intends to engage in the business of identifying and combining with one or more businesses. The Sponsor and Pono’s officers and directors are, and may in the future become, affiliated with entities (such as operating companies or investment vehicles) that are engaged in a similar business, including other special purpose acquisition companies with a class of securities registered under the Exchange Act.

Pono’s officers and directors also may become aware of business opportunities which may be appropriate for presentation to us and the other entities to which they owe certain fiduciary or contractual duties. Pono’s amended and restated certificate of incorporation provides that it renounces its interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as Pono’s director or officer and such opportunity is one Pono is legally and contractually permitted to undertake and would otherwise be reasonable for Pono to pursue, and to the extent the director or officer is permitted to refer that opportunity to Pono without violating any legal obligation.

In the absence of the “corporate opportunity” waiver in Pono’s charter, certain candidates would not be able to serve as an officer or director. Pono believes it substantially benefits from having representatives who bring significant, relevant and valuable experience to its management, and, as a result, the inclusion of the “corporate opportunity” waiver in its amended and restated certificate of incorporation provides it with greater flexibility to attract and retain the officers and directors that Pono’s feels are the best candidates.

However, the personal and financial interests of Pono’s directors and officers may influence their motivation in timely identifying and selecting a target business and completing a business combination. The different timelines of competing business combinations could cause Pono’s directors and officers to prioritize a different business combination over finding a suitable acquisition target for Pono’s business combination. Consequently, Pono’s directors’ and officers’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in Pono’s stockholders’ best interest, which could negatively impact the timing for a business combination. Pono is not aware of any such conflicts of interest and does not believe that any such conflicts of interest impacted its search for an acquisition target.

Immediate Family Members of the Company’s CEO are Members of Certain of the MCs and this Can Raise Conflicts of Interest.

SBC generates more than 90% of its revenue from the provision of management services to the MCs pursuant to the franchise agreements and/or services agreements. The immediate family members of our CEO are members of the following MCs for which we provide services:

Medical Corporation Shobikai

Medical Corporation Kowakai

Medical Corporation Nasukai

Medical Corporation Aikeikai

Medical Corporation Jukeikai

Medical Corporation Ritz Cosmetic Surgery

Medical Corporation Association Furinkai

Medical Corporation Association Junikai

The immediate family members of our CEO account for two-thirds of the general meeting of member (or shain), which is the decision-making body in these MCs. This situation could potentially create conflicts of interest. The involvement of the CEO’s family members with these MCs could lead to perceived or actual conflicts between the interests of our Company and the MCs. For example, if there is a personal and significant disagreement between our CEO and any of such family members, the family members could decide to act to shut down the MC in which they are a member which would have a negative effect on the Company as we derive revenue through our agreements with these MCs. Further, for example, there could be a business interest that arises that would interest both the Company and an immediate family member of our CEO and if the family member acts to take such an opportunity it could negatively effect the Company as it would not be able to avail itself to such opportunity. Additionally, as previously discussed, the MCs, even though considered related parties, are independent business operators and, the Company does not exercise control over the day-to-day operations of their clinics (except to the extent governed by our management services contracts). In addition, the CEO of the Company is not able to exert influence over the MCs. This is because he neither has any equity interest of the MCs nor is a member (or shain) or a director of the MCs. The immediate family of our CEO are able to exert influence over the MCs to the extent of the voting rights, since they are members (or shain) of the MC.

Deferred underwriting fees in connection with the IPO and payable at the consummation of an initial business combination will not be adjusted to account for redemptions by Pono’s public stockholders; if Pono’s public stockholders exercise their redemption rights, the amount of effective total underwriting commissions as a percentage of the aggregate proceeds from the IPO will increase.

The underwriters in the IPO are entitled to deferred underwriting commissions totaling $4,025,000 upon the consummation of an initial business combination, such amounts being held in the Trust Account until the consummation of Pono’s initial business combination. Such amounts will not be adjusted to account for redemptions of public shares by Pono’s public stockholders. Accordingly, the amount of effective total underwriting commissions as a percentage of the aggregate proceeds from the IPO will increase as the number of public shares redeemed increases. The following table presents the underwriting fee as a percentage of the aggregate proceeds from the IPO under each redemption scenario:

Underwriter Fee Impact Analysis

(in thousands, except share amounts)	No Redemptions	33.3% Redemption	50% Redemption	66.7% Redemption	Maximum Redemption
Unredeemed public shares	1,649,416	1,500,000	1,500,000	1,500,000	1,500,000
Trust proceeds to SBC Medical Group Holdings Inc.	$17,980,652	$16,351,835	$16,351,835	$16,351,835	$16,351,835
Deferred underwriting commission	$4,025,000	$4,025,000	$4,025,000	$4,025,000	$4,025,000
Effective deferred underwriting fee (%)	22.39%	24.61%	24.61%	24.61%	24.61%
Effective deferred underwriting fee per share	$2.08	$2.29	$2.29	$2.29	$2.29

The Combined Entity’s ability to be successful following the Business Combination will depend upon the efforts of the Combined Entity’s board of directors and key personnel and the loss of such persons could negatively impact the operations and profitability of New Pono’s post-Business Combination business.

The Combined Entity’s ability to be successful following the Business Combination will be dependent upon the efforts of the Combined Entity’s board of directors and key personnel. Pono cannot assure you that New Pono’s board of directors and key personnel will be effective or successful or remain with the Combined Entity. In addition to the other challenges they will face, such individuals may be unfamiliar with the requirements of operating a public company, which could cause the Combined Entity’s management to have to expend time and resources helping them become familiar with such requirements.

It is estimated that, pursuant to the Merger Agreement, Pono’s public stockholders will own approximately 2.0% of the equity interests of the Combined Entity (assuming no redemptions) and Pono’s management will not be engaged in the management of the Combined Entity’s business. Accordingly, the future performance of the Combined Entity will depend upon the quality of the post-Business Combination board of directors, management and key personnel of the Combined Entity.

Pono’s key personnel may negotiate employment or consulting agreements with the Combined Entity in connection with the Business Combination. These agreements may provide for them to receive compensation following the Business Combination and as a result, may cause them to have conflicts of interest in determining whether the Business Combination is advantageous.

Pono’s key personnel may be able to remain with the Combined Entity after the completion of the Business Combination only if they are able to negotiate employment or consulting agreements in connection with the Business Combination. Such negotiations may take place prior to the consummation of the Business Combination and could provide for such individuals to receive compensation in the form of cash payments and/or securities of the Combined Entity for services they would render to the Combined Entity after the completion of the Business Combination. The personal and financial interests of such individuals may influence their motivation in connection with the consummation of the Business Combination. However, Pono believes the ability of such individuals to remain with the Combined Entity after the completion of the Business Combination will not be the determining factor in Pono’s decisions regarding the consummation of the Business Combination. There is no certainty, however, that any of Pono’s key personnel will remain with the Combined Entity after the consummation of the Business Combination. Pono cannot assure you that any of its key personnel will remain in senior management or advisory positions with the Combined Entity.

Because Pono’s Sponsor, officers and directors will lose their entire investment in Pono if the Business Combination or an alternative business combination is not completed, and because Pono’s Sponsor, officers and directors will not be eligible to be reimbursed for their out-of-pocket expenses if the Business Combination is not completed, a conflict of interest may have arisen in determining whether SBC was appropriate for Pono’s initial business combination.

The Sponsor has invested an aggregate of approximately $[_] million, including investments in Founders Shares, Placement Units and Sponsor Working Capital Loans, which it stands to forfeit and lose if Pono is unable to complete a business combination prior to November 9, 2024. Such Founders Shares, and Placement Units had an aggregate market value of $[_] million, based on the closing price on Nasdaq on [_] of $[_] per share and $[_] per unit. Certain officers and directors of Pono have pecuniary interests in such investments through their ownership interest in the Sponsor. Pono’s Sponsor, officers and directors currently own 2,875,000 Founder Shares. In addition, the Sponsor purchased an aggregate of 634,375 Placement Units. The Founder Shares are automatically convertible into the shares of Class A common stock at the Closing. However, the holders of Founder Shares and Placement Shares have agreed (A) to vote any shares owned by them in favor of any proposed business combination, (B) not to redeem any shares in connection with a stockholder vote to approve a proposed initial business combination, and (C) to waive their rights to liquidating distributions from the Trust Account with respect to any Founder Shares and Placement Shares held by them if Pono fails to complete an initial business combination within the requisite time period. In addition, the Placement Warrants will terminate and be worthless if Pono does not complete a business combination. As of March 31, 2024, Pono had no outstanding Sponsor Working Capital Loans, and although Pono does not intend to incur Sponsor Working Capital Loans prior to consummation of the business combination, if such Sponsor Working Capital Loans are incurred, there will likely be insufficient funds to pay the Sponsor Working Capital Loan if Pono does not complete a business combination.

The personal and financial interests of Pono’s officers and directors may have influenced their motivation in identifying and selecting a target business combination, completing an initial business combination and influencing the operation of the business following the initial business combination. At the closing of Pono’s initial business combination, its Sponsor, officers and directors, or any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on Pono’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. In the event the Business Combination or an alternative business combination is completed, there is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred in connection with activities on Pono’s behalf. However, Pono’s Sponsor, officers and directors, or any of their respective affiliates will not be eligible for any such reimbursement if the Business Combination or an alternative business combination is not completed. Such financial interests of Pono’s Sponsor, officers and directors may have influenced their motivation in approving the Business Combination and may influence their motivation for completing the Business Combination. To date, no amounts are reimbursable to Pono’s officers and directors and the Sponsor for out-of-pocket expenses.

Some of the Pono and SBC officers and directors may be argued to have conflicts of interest that may influence them to support or approve the Business Combination without regard to your interests.

Certain officers and directors of Pono and SBC participate in arrangements that provide them with interests in the Business Combination that may be different from that of other investors, including, among others, the continued service as an officer or director of New Pono, severance benefits, equity grants, continued indemnification and the potential ability to sell an increased number of shares of common stock of New Pono, as well as potential direct or indirect interests arising from other business ventures they may be involved with.

The Sponsor has invested an aggregate of approximately $[_] million, including investments in Founders Shares, Placement Units and Sponsor Working Capital Loans, which it stands to forfeit and lose if Pono is unable to complete a business combination prior to November 9, 2024. Such Founders Shares, and Placement Units had an aggregate market value of $[_] million, based on the closing price on Nasdaq on [_] of $[_] per share and $[_] per unit. Certain officers and directors of Pono have pecuniary interests in such investments through their ownership interest in the Sponsor.

If the Business Combination is not consummated and Pono is forced to wind up, dissolve and liquidate in accordance with the Pono Charter, the 2,875,000 Founder Shares currently held by the Sponsor and directors and officers of Pono, which were initially acquired prior to the Pono IPO for an aggregate purchase price of $25,000, will be worthless (as the holders have waived liquidation rights with respect to such shares). Such Founder Shares, assuming conversion into shares of Class A common stock, had an aggregate market value of approximately $[_] million based upon the closing price of Pono’s common stock of $[_] per share on Nasdaq on [_]. In addition, the Sponsor and its affiliates own an aggregate of 634,375 Placement Units, which have a market value of $[_] million, based on the closing price of Pono’s units on Nasdaq of $[_] on [_]. Accordingly, the Sponsor and Pono’s current officers and directors have interests that may be different from, or in addition to, your interests as a stockholder.

These interests, among others, may influence the officers and directors of Pono and SBC to support or approve the Merger. For more information concerning the interests of Pono and SBC executive officers and directors, see the sections entitled “The Business Combination Proposal — Interests of Pono’s Directors and Officers in the Business Combination” and “The Business Combination Proposal — Interests of SBC Directors and Executive Officers in the Business Combination” in this proxy statement.

Pono’s stockholders and SBC’s stockholders may not realize a benefit from the Business Combination commensurate with the ownership dilution they will experience in connection with the Business Combination and a possible private investment in public equity transaction, if any, simultaneously with the Business Combination.

If New Pono is unable to realize the full strategic and financial benefits currently anticipated from the Merger, Pono’s stockholders and SBC’s stockholders will have experienced substantial dilution of their ownership interests in their respective companies without receiving any commensurate benefit, or only receiving part of the commensurate benefit to the extent New Pono is able to realize only part of the strategic and financial benefits currently anticipated from the Business Combination and a possible private investment in public equity transaction, if any, simultaneously with the Business Combination.

During the pendency of the Business Combination, Pono and SBC may not be able to enter into a business combination with another party because of restrictions in the Merger Agreement, which could adversely affect their respective businesses. Furthermore, certain provisions of the Merger Agreement may discourage third parties from submitting alternative takeover proposals, including proposals that may be superior to the arrangements contemplated by the Merger Agreement.

Covenants in the Merger Agreement impede the ability of Pono and SBC to make acquisitions or complete other transactions that are not in the ordinary course of business pending completion of the Business Combination. As a result, if the Business Combination is not completed, the parties may be at a disadvantage to their competitors during that period. In addition, while the Merger Agreement is in effect, each party is generally prohibited from soliciting, initiating, encouraging or entering into certain extraordinary transactions, such as a merger, sale of assets or other business combination outside the ordinary course of business, with any third party. Any such transactions could be favorable to such party’s stockholders.

If the conditions to the Merger are not met, the Business Combination may not occur.

Even if the Business Combination is approved by the stockholders of Pono (including each of the required approvals) and SBC, specified conditions must be satisfied or waived to complete the Business Combination. These conditions are described in detail in the Merger Agreement and in addition to stockholder consent, include among other requirements, (i) receipt of requisite regulatory approvals and no law or order preventing the transactions, (ii) no pending litigation to enjoin or restrict the Closing, (iii) each party’s representations and warranties being true and correct as of the date of the Merger Agreement and as of the Closing (subject to Material Adverse Effect), (iv) each party complying in all material respects with its covenants and agreements, (v) no Material Adverse Effect with respect to a party since the date of the Merger Agreement which remains continuing and uncured, (vi) Pono having net tangible assets of Pono having at least $5,000,001 in net tangible assets, after giving effect to the redemption of Pono public stockholders, (vii) the members of the post-Closing board being elected or appointed, (viii) an effective registration statement or proxy statement, (ix) the conditional Nasdaq approval, (x) Pono having no minimum cash requirement. See “The Business Combination Proposal (Proposal 1) — General Description of the Merger Agreement — Conditions to the Closing” below for a more complete summary. Pono and SBC cannot assure you that all of the conditions will be satisfied. If the conditions are not satisfied or waived, the Business Combination will not occur, or will be delayed and such delay may cause Pono and SBC to each lose some or all of the intended benefits of the Business Combination. If the Business Combination does not occur, Pono may not be able to find another potential candidate for its initial business combination prior to Pono’s deadline (currently November 9, 2024), and Pono will be required to liquidate.

We may not be able to complete an initial business combination with a U.S. target company since such initial business combination may be subject to U.S. foreign investment regulations and review by a U.S. government entity such as the Committee on Foreign Investment in the United States (CFIUS), and ultimately prohibited.

The Company’s sponsor, Mehana Capital LLC, is controlled by a U.S. person, but certain directors are non-U.S. persons in Japan. Our sponsor owns approximately 67.28% of our outstanding shares. Certain companies requiring federal-issued licenses in the United States, such as broadcasters and airlines, may be subject to rules or regulations that limit foreign ownership. In addition, CFIUS is an interagency committee authorized to review certain transactions involving foreign investment in the United States by foreign persons in order to determine the effect of such transactions on the national security of the United States. Therefore, because we may be considered a “foreign person” under such rules and regulations, we could be subject to foreign ownership restrictions and/or CFIUS review if our proposed business combination is between us and a U.S. target company, such as SBC, engaged in a regulated industry or which may affect national security. The scope of CFIUS was expanded by the Foreign Investment Risk Review Modernization Act of 2018 (“FIRRMA”) to include certain non-passive, non-controlling investments in sensitive U.S. businesses and certain acquisitions of real estate even with no underlying U.S. business. FIRRMA, and subsequent implementing regulations that are now in force, also subject certain categories of investments to mandatory filings. Therefore, if our potential initial business combination with a U.S. target company falls within the scope of foreign ownership restrictions, we may be unable to consummate a business combination with such target company. In addition, if our potential business combination falls within CFIUS’s jurisdiction, we may be required to make a mandatory filing or determine to submit a voluntary notice to CFIUS, or to proceed with the initial business combination without notifying CFIUS and risk CFIUS intervention, before or after closing the initial business combination. CFIUS may decide to block or delay our initial business combination, impose conditions to mitigate national security concerns with respect to such initial business combination or order us to divest all or a portion of a U.S. business of the combined company if we had proceeded without first obtaining CFIUS clearance.

The foreign ownership limitations, and the potential impact of CFIUS, may limit the attractiveness of a transaction with us or prevent us from pursuing certain initial business combination opportunities that we believe would otherwise be beneficial to us and our stockholders. As a result, the pool of potential targets with which we could complete an initial business combination may be limited and we may be adversely affected in terms of competing with other special purpose acquisition companies which do not have similar foreign ownership issues. Moreover, the process of government review, whether by CFIUS or otherwise, could be lengthy. Because we have only a limited time to complete our initial business combination (November 9, 2024) our failure to obtain any required approvals within the requisite time period may require us to liquidate. If we liquidate, our public stockholders may only receive approximately $[_] per share, and our warrants would expire worthless. This will also cause you to lose any potential investment opportunity in a target company and the chance of realizing future gains on your investment through any price appreciation in the combined company.

The process of taking a company public by means of a business combination with a special purpose acquisition company (a “SPAC”) is different from taking a company public through an underwritten offering and may create risks for our unaffiliated investors who may not have the same benefits as an investor in an underwritten public offering.

Like other business combination transactions and spin-offs, in connection with the Business Combination, investors will not receive the benefits of the diligence performed by the underwriters in an underwritten public offering. An underwritten offering involves a company engaging underwriters to purchase its shares and resell them to the public. An underwritten offering imposes statutory liability on the underwriters for material misstatements or omissions contained in the registration statement unless they are able to sustain the burden of providing that they did not know and could not reasonably have discovered such material misstatements or omissions. This is referred to as a “due diligence” defense. Due diligence entails engaging legal, financial and/or other experts to perform an investigation as to the accuracy of an issuer’s disclosure regarding, among other things, its business and financial results. Auditors of the issuer also will deliver a “comfort” letter with respect to the financial information contained in the registration statement. In making their investment decision, investors in underwritten public offerings have the benefit of such diligence. Investors in an underwritten public offering may benefit from the role of the underwriters in such an offering. Going public via a business combination with a SPAC does not involve any underwriters and does not generally necessitate the level of review required to establish a “due diligence” defense as would be customary on an underwritten offering.

In an underwritten public offering, an issuer initially sells its securities to the public market via one or more underwriters, who distribute or resell such securities to the public. Underwriters have liability under the U.S. securities laws for material misstatements or omissions in a registration statement pursuant to which an issuer sells securities.

In contrast, Pono and SBC have engaged a financial advisor (rather than underwriters) in connection with the Business Combination. The role of a financial advisor typically differs from that of an underwriter. For example, financial advisors do not act as intermediaries in the public sale of securities and therefore do not face the same potential liability under the U.S. securities laws as underwriters. As a result, financial advisors typically do not undertake the same level of, or any, due diligence investigation of the issuer as is typically undertaken by underwriters.

In connection with this proxy statement, no parties other than Pono and SBC have conducted an investigation of the disclosure contained herein. In addition, as an unaffiliated investor, you will not be afforded the opportunity to perform your own due diligence investigation of, or otherwise obtain information on, Pono or SBC beyond the information that is contained in this proxy statement (or is otherwise publicly available). You therefore may not have the benefit of the same level of review as an investor in an underwritten public offering, who has the benefit of the underwriters’ evaluation and due diligence investigation of the issuer.

In addition, going public via a business combination with a SPAC does not involve a book-building process as is the case in an underwritten public offering. In any underwritten public offering, the initial value of a company is set by investors who indicate the price at which they are prepared to purchase shares from the underwriters. In the case of a SPAC transaction, the value of the company is established by means of negotiations between the target company, the SPAC and, in some cases, other investors who agree to purchase shares at the time of the business combination. The process of establishing the value of a company in a SPAC business combination may be less effective than the book-building process in an underwritten public offering and also does not reflect events that may have occurred between the date of the business combination agreement and the closing of the transaction. In addition, underwritten public offerings are frequently oversubscribed resulting in additional potential demand for shares in the aftermarket following the underwritten public offering. There is no such book of demand built up in connection with a SPAC transaction and no underwriters with the responsibility of stabilizing the share price which may result in the share price being harder to sustain after the transaction.

Pono may engage one or more of the underwriters from its initial public offering or one of their respective affiliates to provide additional services, which may include acting as a financial advisor in connection with an initial business combination or as placement agent in connection with a related financing transaction. These financial incentives may cause them to have potential conflicts of interest in rendering any such additional services to Pono, including, for example, in connection with the sourcing and consummation of an initial business combination.

Pono may engage one or more of the underwriters of its initial public offering or one of their respective affiliates to provide additional services, which may include acting as a financial advisor in connection with an initial business combination or as placement agent in connection with a related financing transaction. Such underwriters are also entitled to receive deferred commissions that are conditioned on the completion of an initial business combination. Such underwriters’ or their respective affiliates’ financial interests tied to the consummation of a business combination transaction may give rise to potential conflicts of interest in providing any such additional services to Pono, including potential conflicts of interest in connection with the sourcing and consummation of an initial business combination.

Our Sponsor, directors and officers may have interests at risk that depend on completion of a business combination. These interests include:

•        Our Sponsor owns 2,875,000 Founder Shares (purchased for $25,000).

•        Our Sponsor owns 634,375 Private Placement Units (purchased for $6,343,750), which include warrants that may become exercisable in the future if a business combination is consummated but would expire worthless if a business combination is not consummated.

•        In order to finance transaction costs in connection with the initial business combination, the Sponsor or an affiliate of the Sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete the initial business combination, we will repay such loaned amounts. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the Trust Account to repay such loaned amounts, including the repayment of loans from the Sponsor to pay for any amount deposited to pay for any extension of the time to complete the initial business combination, but no proceeds from the Trust Account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into Units, at a price of $10.00 per Unit at the option of the lender, upon consummation of the initial business combination. The Units would be identical to the Placement Units. The terms of such loans by our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans. As of March 31, 2024, we did not have any outstanding related party loans.

•        Our directors and officers may enter into future compensatory arrangements with SBC after the closing of the Business Combination.

As a result, out sponsor, officer and directors may be incentivized to do a deal that would preserve their investment but may not be in the interests of the public stockholders.

Some of the Pono and SBC officers and directors may be argued to have conflicts of interest that may influence them to support or approve the Business Combination without regard to your interests.

Certain officers and directors of Pono and SBC participate in arrangements that provide them with interests in the Business Combination that may be different from that of other investors, including, among others, the continued service as an officer or director of New Pono, severance benefits, equity grants, continued indemnification and the potential ability to sell an increased number of shares of common stock of New Pono, as well as potential direct or indirect interests arising from other business ventures they may be involved with. If the Business Combination is not consummated and Pono is forced to wind up, dissolve and liquidate in accordance with the Pono Charter, the 2,875,000 Founder Shares currently held by the Sponsor and directors and officers of Pono, which were initially acquired prior to the Pono IPO for an aggregate purchase price of $25,000, will be worthless (as the holders have waived liquidation rights with respect to such shares). Such Founder Shares, assuming conversion into shares of Class A common stock, had an aggregate market value of approximately $[_] million based upon the closing price of Pono’s common stock of $[_] per share on Nasdaq on [_]. Accordingly, the Sponsor and Pono’s current officers and directors have interests that may be different from, or in addition to, your interests as a stockholder.

These interests, among others, may influence the officers and directors of Pono and SBC to support or approve the Merger. For more information concerning the interests of Pono and SBC executive officers and directors, see the sections entitled “The Pono Business Combination Proposal — Interests of Pono’s Directors and Officers in the Business Combination” and “The SBC Business Combination Proposal — Interests of SBC Directors and Executive Officers in the Business Combination” in this proxy statement.

Pono’s stockholders and SBC’s stockholders may not realize a benefit from the Business Combination commensurate with the ownership dilution they will experience in connection with the Business Combination and a possible private investment in public equity transaction, if any, simultaneously with the Business Combination.

If New Pono is unable to realize the full strategic and financial benefits currently anticipated from the Merger, Pono’s stockholders and SBC’s stockholders will have experienced substantial dilution of their ownership interests in their respective companies without receiving any commensurate benefit, or only receiving part of the commensurate benefit to the extent New Pono is able to realize only part of the strategic and financial benefits currently anticipated from the Business Combination and a possible private investment in public equity transaction, if any, simultaneously with the Business Combination

There are risks to Pono stockholders who are not affiliates of the Sponsor of becoming stockholders of the Combined Entity through the Business Combination rather than acquiring securities of SBC directly in an underwritten public offering, including no independent due diligence review by an underwriter and conflicts of interest of the Sponsor.

Because there is no independent third-party underwriter involved in the Business Combination or the issuance of common stock and warrants in connection therewith, investors will not receive the benefit of an outside independent review of Pono’s and SBC’s respective finances and operations performed in an initial public securities offering. Underwritten public offerings of securities conducted by a licensed broker-dealer are subjected to a due diligence review by the underwriter or dealer manager to satisfy statutory duties under the Securities Act, the rules of FINRA and the national securities exchange where such securities are listed. Additionally, underwriters or dealer-managers conducting such public offerings are subject to liability for any material misstatements or omissions in a registration statement filed in connection with the public offering. As no such review will be conducted in connection with the Business Combination, our stockholders must rely on the information in this proxy statement and will not have the benefit of an independent review and investigation of the type normally performed by an independent underwriter in a public securities offering.

In addition, the Sponsor and Pono’s executive officers and directors have interests in the Business Combination that may be different from, or in addition to, the interests of Pono’s stockholders generally. Such interests may have influenced Pono’s directors in making their recommendation that you vote in favor of the Business Combination Proposal and the other proposals described in this proxy statement.

Changes in laws or regulations or how such laws or regulations are interpreted or applied, or a failure to comply with any laws or regulations, may adversely affect Pono’s business, including its ability to negotiate and complete its initial business combination, and results of operations.

Pono is and will be subject to laws and regulations enacted by national, regional and local governments and, potentially, foreign jurisdictions. In particular, Pono will be required to comply with certain SEC and other legal requirements, its business combination may be contingent on its ability to comply with certain laws and regulations and any post-business combination company may be subject to additional laws and regulations. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time, including as a result of changes in economic, political, social and government policies, and those changes could have a material adverse effect on Pono’s business, including its ability to negotiate and complete its initial business combination, and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on its business, including its ability to negotiate and complete its initial business combination, and results of operations.

Delaware law and New Pono’s certificate of incorporation and bylaws will contain certain provisions, including anti-takeover provisions, that limit the ability of stockholders to take certain actions and could delay or discourage takeover attempts that stockholders may consider favorable.

The Amended Charter and New Pono’s bylaws that will be in effect upon consummation of the Business Combination, and the DGCL, contain provisions that could have the effect of rendering more difficult, delaying, or preventing an acquisition deemed undesirable by New Pono’s board of directors and therefore depress the trading price of New Pono’s common stock. These provisions could also make it difficult for stockholders to take certain actions, including electing directors who are not nominated by the current members of the SBC Board or taking other corporate actions, including effecting changes in the management of the Combined Entity. Among other things, the Amended Charter and New Pono’s bylaws include provisions regarding:

•        the ability of New Pono’s board of directors to issue shares of preferred stock, including “blank check” preferred stock and to determine the price and other terms of those shares, including preferences and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquirer;

•        a classified board of directors with three-year staggered terms, which could delay the ability of stockholders to change the membership of a majority of the Board;

•        the limitation of the liability of, and the indemnification of, New Pono’s directors and officers;

•        the exclusive right of New Pono’s board of directors to elect a director to fill a vacancy created by the expansion of New Pono’s board of directors or the resignation, death or removal of a director, which prevents stockholders from being able to fill vacancies on New Pono’s board of directors;

•        the requirement that directors may only be removed from New Pono’s board of directors for cause;

•        a prohibition on stockholder action by written consent, which forces stockholder action to be taken at an annual or special meeting of stockholders and could delay the ability of stockholders to force consideration of a stockholder proposal or to take action, including the removal of directors;

•        the requirement that a special meeting of stockholders may be called only by New Pono’s board of directors, the chairperson of New Pono’s board of directors, New Pono’s chief executive officer or New Pono’s president (in the absence of a chief executive officer), which could delay the ability of stockholders to force consideration of a proposal or to take action, including the removal of directors;

•        the procedures for the conduct and scheduling of board of directors and stockholder meetings;

•        the requirement for the affirmative vote of holders of at least 2/3 of the voting power of all of the then outstanding shares of the voting stock, voting together as a single class, to amend, alter, change or repeal any provision of the Amended Charter or New Pono’s bylaws, which could preclude stockholders from bringing matters before annual or special meetings of stockholders and delay changes in New Pono’s board of directors and also may inhibit the ability of an acquirer to effect such amendments to facilitate an unsolicited takeover attempt;

•        the ability of New Pono’s board of directors to amend the bylaws, which may allow New Pono’s board of directors to take additional actions to prevent an unsolicited takeover and inhibit the ability of an acquirer to amend the bylaws to facilitate an unsolicited takeover attempt; and

•        advance notice procedures with which stockholders must comply to nominate candidates to New Pono’s board of directors or to propose matters to be acted upon at a stockholders’ meeting, which could preclude stockholders from bringing matters before annual or special meetings of stockholders and delay changes in New Pono’s board of directors and also may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of the Combined Entity.

These provisions, alone or together, could delay or prevent hostile takeovers and changes in control or changes in New Pono’s board of directors or management.

Any provision of the Amended Charter, New Pono’s bylaws or Delaware law that has the effect of delaying or preventing a change in control could limit the opportunity for stockholders to receive a premium for their shares of New Pono’s capital stock and could also affect the price that some investors are willing to pay for New Pono’s common stock.

The Amended Charter will designate a state or federal court located within the State of Delaware as the exclusive forum for substantially all disputes between New Pono’s and its stockholders, and also provide that the federal district courts will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act, each of which could limit the ability of New Pono’s stockholders to choose the judicial forum for disputes with New Pono’s or its directors, officers, or employees.

The Amended Charter, which will become effective upon the Closing, will provide that, unless New Pono’s consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on its behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of its directors, officers, or other employees to New Pono’s or its stockholders, (iii) any action arising pursuant to any provision of the DGCL, or the certificate of incorporation or the bylaws or (iv) any other action asserting a claim that is governed by the internal affairs doctrine shall be the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware), in all cases subject to the court having jurisdiction over indispensable parties named as defendants. The Amended Charter will also provide that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. The exclusive forum provision will be applicable to the fullest extent permitted by applicable law, subject to certain exceptions. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. We note, however, that there is uncertainty as to whether a court would enforce this provision and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Section 22 of the Securities Act creates concurrent jurisdiction for state and federal courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

Any person or entity purchasing or otherwise acquiring any interest in any of New Pono’s securities shall be deemed to have notice of and consented to this provision. This exclusive-forum provision may limit a stockholder’s ability to bring a claim in a judicial forum of its choosing for disputes with New Pono’s or its directors, officers, or other employees, which may discourage lawsuits against New Pono’s and its directors, officers, and other employees. If a court were to find the exclusive-forum provision to be inapplicable or unenforceable in an action, New Pono’s may incur additional costs associated with resolving the dispute in other jurisdictions, which could harm its results of operations.

In making your investment decision, you should not rely on information in public media that is published by third parties. You should rely only on statements made in this proxy statement in determining whether to approve the Business Combination and acquire the Combined Entity’s shares of common stock.

You should carefully evaluate all of the information in this proxy statement. Each of Pono and SBC has in the past received, and may continue to receive, a high degree of media coverage, including coverage that may not be directly attributable to statements made by Pono or SBC’s officers and employees, that incorrectly reports on statements made by Pono or SBC’s officers or employees, or that is misleading. Much of this media coverage expresses opinion on the viability of SBC’s business, the likelihood of the business combination being completed and other matters. You should rely only on the information contained in this proxy statement in determining whether to approve the Business Combination and acquire the Combined Entity’s securities.

SBC has broad discretion in the use of the net proceeds post-Closing and may not use them effectively.

SBC cannot specify with any certainty the particular uses of the net proceeds that SBC will receive pursuant to the Business Combination with Pono. SBC’s management will have broad discretion in the application of the net proceeds, including working capital, possible acquisitions, and other general corporate purposes, and SBC may spend or invest these proceeds in a way with which the Combined Entity’s stockholders disagree. The failure by SBC’s management to apply these funds effectively could harm SBC’s business and financial condition. Pending their use, SBC may invest the net proceeds from the offering in a manner that does not produce income or that loses value.

The Combined Entity’s disclosure controls and procedures may not prevent or detect all errors or acts of fraud.

The Combined Entity is subject to certain reporting requirements of the Exchange Act. The Combined Entity’s disclosure controls and procedures will be designed to reasonably assure that information required to be disclosed in reports to file or submit under the Exchange Act is accumulated and communicated to management, recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC. The Combined Entity believes that any disclosure controls and procedures or internal controls and procedures, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. These inherent limitations include the realities that judgments in decision-making can be faulty, and that breakdowns can occur because of simple error or mistake. Additionally, controls can be circumvented by the individual acts of some persons, by collusion of two or more people or by an unauthorized override of the controls. Accordingly, because of the inherent limitations in the control system, misstatements, or insufficient disclosures due to error or fraud may occur and not be detected.

SBC’s management team may not successfully or efficiently manage its transition to being a public company.

As a public company, SBC will incur new obligations relating to its reporting, procedures, and internal controls. These new obligations and attendant scrutiny will require investments of significant time and energy from SBC’s executives and could divert their attention away from the day-to-day management of SBC’s business, which in turn could adversely affect SBC’s financial condition or operating results.

The members of SBC’s management team have extensive experience leading complex organizations. However, they have limited experience managing a publicly-traded company, interacting with public company investors, and complying with the increasingly complex laws, rules and regulations that specifically govern public companies.

Anti-takeover effects of certain provisions of Delaware state law could hinder a potential takeover of the Combined Entity.

The Combined Entity is subject to statutory “anti-takeover” provisions under Delaware law; the provisions of Section 203 of the DGCL, an anti-takeover law. In general, Section 203 of the DGCL which may prohibit certain business combinations with stockholders owning 15% or more of the Combined Entity’s outstanding voting stock. These anti-takeover provisions and other provisions in the Combined Entity’s Amended Charter and amended and restated bylaws could make it more difficult for stockholders or potential acquirers to obtain control of the Combined Entity’s board of directors or initiate actions that are opposed by the then-current board of directors and could also delay or impede a merger, tender offer or proxy contest involving the Combined Entity. These provisions could also discourage proxy contests and make it more difficult for you and other stockholders to elect directors of your choosing or cause the Combined Entity to take other corporate actions you desire. Any delay or prevention of a change of control transaction or changes in the Combined Entity’s board of directors could cause the market price of the Combined Entity’s common stock to decline.

Certain provisions of the Combined Entity’s amended and restated bylaws are intended to strengthen the position of the Combined Entity’s board of directors in the event of a hostile takeover attempt. These provisions have the effect of providing the Combined Entity’s board of directors with the sole power to fill vacancies on the Combined Entity’s board of directors and providing that stockholders may only call a special meeting by the request, in writing, of stockholders owning individually or together ten percent (10%) or more of the entire capital stock of the corporation issued and outstanding and entitled to vote.

The Combined Entity may include provisions in its certificate of incorporation that may discourage a third party from making a proposal to acquire us, even if some of its stockholders might consider the proposal to be in their best interests. For example, the Combined Entity may amend its certificate of incorporation to authorize its board of directors to issue one (1) or more classes or series of preferred stock that could discourage or delay a tender offer or change in control. In addition, the Combined Entity may enter into a stockholder rights plan, commonly known as a “poison pill,” that may delay or prevent a change of control.

Provisions in the Amended Charter and Delaware law may have the effect of discouraging lawsuits against the Combined Entity directors and officers.

The Amended Charter requires, unless the Combined Entity consents in writing to the selection of an alternative forum, that (i) any derivative action or proceeding brought on the Combined Entity’s behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee to the Combined Entity or the Combined Entity’s stockholders, (iii) any action asserting a claim against the Combined Entity, the Combined Entity’s directors, officers or employees arising pursuant to any provision of the DGCL or the Amended Charter or the Combined Entity’s bylaws, or (iv) any action asserting a claim against the Combined Entity, the Combined Entity’s directors, officers or employees governed by the internal affairs doctrine may be brought only in the Court of Chancery in the State of Delaware, except any claim (A) as to which the Court of Chancery of the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a Court or forum other than the Court of Chancery or (C) for which the Court of Chancery does not have subject matter jurisdiction. If an action is brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel. Although the Pono believes this provision benefits it by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, a Court may determine that this provision is unenforceable, and to the extent it is enforceable, the provision may have the effect of discouraging lawsuits against the Combined Entity’s directors and officers, although the Combined Entity’s stockholders will not be deemed to have waived the Combined Entity’s compliance with federal securities laws and the rules and regulations thereunder.

The Combined Entity’s bylaws further provide that, unless the Combined Entity consents in writing to an alternative forum, the United States District Court for the District of Delaware will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. The Combined Entity’s bylaws also provide that any person or entity purchasing or otherwise acquiring any interest in shares of the Combined Entity’s capital stock will be deemed to have notice of and to have consented to this choice of forum provision. The Combined Entity recognizes that the forum selection clause in the Combined Entity’s bylaws may impose additional litigation costs on stockholders in pursuing any such claims, particularly if the stockholders do not reside in or near the State of Delaware. Additionally, the forum selection clause in the Combined Entity’s bylaws may limit the Combined Entity’s stockholders’ ability to bring a claim in a forum that they find favorable for disputes with us or the Combined Entity’s directors, officers or employees, which may discourage such lawsuits against us and the Combined Entity’s directors, officers and employees even though an action, if successful, might benefit the Combined Entity’s stockholders. If a court were to find these exclusive-forum provisions in the Combined Entity’s certificate of incorporation or bylaws to be inapplicable or unenforceable in an action, the Combined Entity may incur additional costs associated with resolving the dispute in other jurisdictions, which could seriously harm the Combined Entity’s business. Nothing in the Combined Entity’s certificate of incorporation or bylaws will preclude stockholders that assert claims under the Securities Act or the Exchange Act from bringing such claims in state or federal court, subject to applicable law.

Following the consummation of the Business Combination, New Pono will incur significant increased expenses and administrative burdens as a public company, which could have an adverse effect on its business, financial condition and results of operations.

Following the consummation of the Business Combination, New Pono will face increased legal, accounting, administrative and other costs and expenses as a public company that SBC does not incur as a private company. The Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), including the requirements of Section 404, as well as rules and regulations subsequently implemented by the SEC, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the rules and regulations promulgated and to be promulgated thereunder, Public

Company Accounting Oversight Board (the “PCAOB”) and the securities exchanges, impose additional reporting and other obligations on public companies. Compliance with public company requirements will increase costs and make certain activities more time-consuming. A number of those requirements will require New Pono to carry out activities SBC has not done previously. For example, New Pono will create new board committees and adopt new internal controls and disclosure controls and procedures. In addition, expenses associated with SEC reporting requirements will be incurred. Furthermore, if any issues in complying with those requirements are identified, New Pono could incur additional costs rectifying those issues, and the existence of those issues could adversely affect New Pono’s reputation or investor perceptions of it. It may also be more expensive to obtain director and officer liability insurance. Risks associated with New Pono’s status as a public company may make it more difficult to attract and retain qualified persons to serve on the New Pono Board or as executive officers. The additional reporting and other obligations imposed by these rules and regulations will increase legal and financial compliance costs and the costs of related legal, accounting and administrative activities. These increased costs will require New Pono to divert a significant amount of money that could otherwise be used to expand the business and achieve strategic objectives. Advocacy efforts by stockholders and third parties may also prompt additional changes in governance and reporting requirements, which could further increase costs.

If third parties bring claims against Pono, the proceeds held in trust could be reduced and the per-share redemption price received by stockholders may be less than $[_] per share.

Pono’s placing of funds in trust may not protect those funds from third party claims against Pono. Although Pono has sought to have all vendors and service providers it engages and prospective target businesses it negotiated with execute agreements with Pono waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of Pono’s public stockholders, they may not execute such agreements. Furthermore, even if such entities execute such agreements with Pono, they may seek recourse against the Trust Account. A court may not uphold the validity of such agreements. Accordingly, the proceeds held in trust could be subject to claims which could take priority over those of Pono’s public stockholders. If Pono is unable to complete a business combination and distribute the proceeds held in trust to Pono’s public stockholders, the Sponsor has agreed (subject to certain exceptions described elsewhere in this proxy statement) that it will be liable to ensure that the proceeds in the Trust Account are not reduced below $[_] per share by the claims of target businesses or claims of vendors or other entities that are owed money by Pono for services rendered or contracted for or products sold to Pono. However, it may not be able to meet such obligation. Therefore, the per-share distribution from the Trust Account may be less than $[_], plus interest, due to such claims.

Additionally, if Pono is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against Pono’s which is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy law, and may be included in Pono’s bankruptcy estate and subject to the claims of third parties with priority over the claims of Pono’s stockholders. To the extent any bankruptcy claims deplete the Trust Account, Pono may not be able to return to Pono’s public stockholders at least $[_]. The Sponsor may not have sufficient funds to satisfy its indemnity obligations, as its only assets are securities of Pono. Pono has not asked the Sponsor to reserve for such indemnification obligations. As a result, if any such claims were successfully made against the Trust Account, the funds available for Pono’s initial business combination, including the Business Combination, and redemptions could be reduced to less than $[_] per public share.

Pono’s directors may decide not to enforce the indemnification obligations of our Sponsor, resulting in a reduction in the amount of funds in the Trust Account available for distribution to its public stockholders.

In the event that the proceeds in the Trust Account are reduced below the lesser of (i) $[_] per public share and (ii) the actual amount per share held in the Trust Account as of the date of the liquidation of the Trust Account if less than $[_] per share due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes, and the Sponsor asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, Pono’s independent directors would determine whether to take legal action against Sponsor to enforce its indemnification obligations. While Pono currently expects that its independent directors would take legal action on its behalf against the Sponsor to enforce its indemnification obligations, it is possible that the independent directors in exercising their business judgment and subject to their fiduciary duties may choose not to do so in any particular instance if, for example, the cost of such legal action is deemed by the independent directors to be too high relative to the amount recoverable or if the independent directors determine that a favorable outcome is not likely. If the independent directors choose not to enforce these indemnification obligations, the amount of funds in the Trust Account available for distribution to Pono’s public stockholders may be reduced below $[_] per share.

If, before distributing the proceeds in the Trust Account to Pono’s public stockholders, it files a bankruptcy petition or an involuntary bankruptcy petition is filed against Pono that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of the Pono stockholders and the per-share amount that would otherwise be received by Pono’s stockholders in connection with any liquidation may be reduced.

If, before distributing the proceeds in the Trust Account to our public stockholders, Pono files a bankruptcy petition or an involuntary bankruptcy petition is filed against Pono that is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy law, and may be included in the bankruptcy estate and subject to the claims of third parties with priority over the claims of Pono’s stockholders. To the extent any bankruptcy claims deplete the Trust Account, the per-share amount that would otherwise be received by Pono’s stockholders in connection with a liquidation may be reduced.

If, after Pono distributes the proceeds in the Trust Account to its public stockholders, it files a bankruptcy petition or an involuntary bankruptcy petition is filed against it that is not dismissed, a bankruptcy court may seek to recover such proceeds, and Pono and the Pono Board may be exposed to claims of punitive damages.

If, after Pono distribute the proceeds in the Trust Account to its public stockholders, it files a bankruptcy petition or an involuntary bankruptcy petition is filed against it that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by Pono’s stockholders. In addition, the Pono Board may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith, thereby exposing itself and Pono to claims of punitive damages, by paying public stockholders from the Trust Account prior to addressing the claims of creditors.

If New Pono does not file and maintain a current and effective prospectus relating to the common stock issuable upon exercise of the warrants, holders will only be able to exercise such warrants on a “cashless basis.”

If New Pono does not file and maintain a current and effective prospectus relating to the common stock issuable upon exercise of the warrants at the time that holders wish to exercise such warrants, they will only be able to exercise them on a “cashless basis” provided that an exemption from registration is available. As a result, the number of shares of common stock that holders will receive upon exercise of the warrants will be fewer than it would have been had such holder exercised its warrant for cash. Further, if an exemption from registration is not available, holders would not be able to exercise on a cashless basis and would only be able to exercise their warrants for cash if a current and effective prospectus relating to the common stock issuable upon exercise of the warrants is available. Under the terms of the warrant agreement, Pono has agreed to use its best efforts to meet these conditions and to file and maintain a current and effective prospectus relating to the common stock issuable upon exercise of the warrants until the expiration of the warrants. However, Pono cannot assure you that it will be able to do so. If Pono is unable to do so, the potential “upside” of the holder’s investment in New Pono may be reduced or the warrants may expire worthless.

Even if Pono consummates the Business Combination, there is no guarantee that the warrants will ever be in the money; they may expire worthless or the terms of warrants may be amended.

The exercise price for the warrants is $11.50 per share of common stock. There is no guarantee that the Public Warrants will ever be in the money prior to their expiration, and as such, the warrants may expire worthless.

In addition, Pono’s warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and Pono. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least a majority of the then outstanding Public Warrants to make any other change. Accordingly, Pono may amend the terms of the warrants in a manner adverse to a holder if holders of at least a majority of the then outstanding Public Warrants approve of such amendment. Although Pono’s ability to amend the terms of the warrants with the consent of at least a majority of the then outstanding Public

Warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, shorten the exercise period or decrease the number of shares and their respective affiliates and associates have of common stock purchasable upon exercise of a warrant.

Pono’s warrant agreement designates the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of Pono’s warrants, which could limit the ability of warrant holders to obtain a favorable judicial forum for disputes with Pono.

Pono’s warrant agreement provides that, subject to applicable law, (i) any action, proceeding or claim against Pono arising out of or relating in any way to the warrant agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and (ii) that Pono irrevocably submits to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. Pono will waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

Notwithstanding the foregoing, these provisions of the warrant agreement will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Any person or entity purchasing or otherwise acquiring any interest in any of Pono’s warrants shall be deemed to have notice of and to have consented to the forum provisions in Pono’s warrant agreement. If any action, the subject matter of which is within the scope the forum provisions of the warrant agreement, is filed in a court other than a court of the State of New York or the United States District Court for the Southern District of New York (a “foreign action”) in the name of any holder of Pono’s warrants, such holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located in the State of New York in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such warrant holder in any such enforcement action by service upon such warrant holder’s counsel in the foreign action as agent for such warrant holder.

This choice-of-forum provision may limit a warrant holder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with Pono, which may discourage such lawsuits, and may impose additional costs on warrant holders in pursuing any such claims brought in a judicial forum that may be favourable to Pono. Alternatively, if a court were to find this provision of Pono’s warrant agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, Pono may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect Pono’s business, financial condition and results of operations and result in a diversion of the time and resources of Pono’s management and board of directors.

Pono has no obligation to net cash settle the warrants.

In no event will Pono have any obligation to net cash settle the warrants. Furthermore, there are no contractual penalties for failure to deliver securities to the holders of warrants upon consummation of an initial business combination, including the Business Combination, or exercise of the warrants. Accordingly, the warrants may expire worthless.

Pono may waive one or more of the conditions to the Business Combination.

Pono may agree to waive, in whole or in part, one or more of the conditions to its obligations to complete the Business Combination, to the extent permitted by its current amended and restated certificate of incorporation and bylaws and applicable laws. Pono may not waive the condition that its stockholders approve the Business Combination. Please see the section entitled “The Business Combination Proposal (Proposal 1) — General Description of the Merger Agreement — Conditions to the Closing” for additional information.

The exercise of discretion by Pono’s directors and officers in agreeing to changes to the terms of or waivers of closing conditions in the Merger Agreement may result in a conflict of interest when determining whether such changes to the terms of the Merger Agreement or waivers of conditions are appropriate and in the best interests of Pono’s stockholders.

In the period leading up to the Closing, other events may occur that, pursuant to the Merger Agreement, would require Pono to agree to amend the Merger Agreement to consent to certain actions or to waive rights that we are entitled to under those agreements. Such events could arise because of changes in the course of SBC business, a request by SBC to undertake actions that would otherwise be prohibited by the terms of the Merger Agreement or the occurrence of other events that would have a material adverse effect on SBC’s business and would entitle Pono to terminate the Merger Agreement, as applicable. In any of such circumstances, it would be in the discretion of Pono, acting through its Board, to grant its consent or waive its rights. The existence of the financial and personal interests of the directors described elsewhere in this proxy statement may result in a conflict of interest on the part of one or more of the directors between what he or she may believe is best for Pono and our stockholders and what he or she may believe is best for himself or herself or his or her affiliates in determining whether or not to take the requested action. As of the date of this proxy statement, Pono does not believe there will be any changes or waivers that its directors and officers would be likely to make after stockholder approval of the Business Combination has been obtained. While certain changes could be made without further stockholder approval, if there is a change to the terms of the Business Combination that would have a material impact on the stockholders, Pono will be required to circulate a new or amended proxy statement or supplement thereto and resolicit the vote of its stockholders with respect to the Business Combination Proposal.

The Combined Entity may redeem the unexpired warrants prior to their exercise at a time that is disadvantageous to warrant holders, thereby making their warrants worthless.

The Combined Entity has the ability to redeem outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the last reported sales price of the common stock equals or exceeds $18.00 per share for any 20 trading days within a 30 trading-day period ending on the third trading day prior to the date the Combined Entity sends the notice of redemption to the warrant holders. If and when the warrants become redeemable by the Combined Entity, the Combined Entity may exercise its redemption right even if the Combined Entity is unable to register or qualify the underlying securities for sale under all applicable state securities laws. Additionally, ninety (90) days after the warrants become exercisable, New Pono may redeem all (but not less than all) of the outstanding warrants at $0.01 per warrant upon a minimum of 30 days’ prior written notice of redemption (during which time the holders may exercise their warrants prior to redemption for the number of shares set forth in the table under the section captioned “Description of Securities — Warrants — Redemption of Warrants — Redemption of Warrants for common stock”) if the following conditions are satisfied: (i) the last reported sale prices of the New Pono common stock equals or exceeds $18.00 per share (as may be adjusted for stock splits, stock dividends, reorganizations, recapitalizations or the like) on the trading day prior to the date of the notice; (ii) the private placement warrants are also concurrently exchanged at the same price as the outstanding Public Warrants; and (iii) there is an effective registration statement covering the issuance of the shares of New Pono common stock issuable upon exercise of the warrants and a current prospectus relating thereto available throughout the 30-day period after written notice of redemption is given. In either case, redemption of the outstanding warrants could force you (i) to exercise your warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) to sell your warrants at the then-current market price when you might otherwise wish to hold your warrants or (iii) to accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of your warrants. Pono is not contractually obligated to notify investors when its warrants become eligible for redemption and does not intend to so notify investors upon eligibility of the warrants for redemption, unless and until it elects to redeem such warrants pursuant to the terms of the warrant agreement.

Pono Capital has not registered the shares of common stock issuable upon exercise of the Public Warrants under the Securities Act or any state securities laws at this time, and such registration may not be in place when an investor desires to exercise Public Warrants, thus precluding such investor from being able to exercise its Public Warrants except on a cashless basis and potentially causing such Public Warrants to expire worthless.

Pono has not registered the shares of common stock issuable upon exercise of the Public Warrants under the Securities Act or any state securities laws at this time. However, under the terms of the warrant agreement, Pono has agreed that as soon as practicable, but in no event later than 15 business days after the closing of our initial business combination, it will use its best efforts to file with the SEC a registration statement for the registration under the Securities Act of the shares of common stock issuable upon exercise of the warrants and thereafter will use its best efforts to cause the same to become effective within 60 business days following its initial business combination and to maintain a current prospectus relating to the common stock issuable upon exercise of the Public Warrants, until the expiration of the Public Warrants in accordance with the provisions of the warrant agreement. Pono cannot assure you that it will be able to do so if, for example, any facts or events arise which represent a fundamental change in the information set forth in the registration statement or prospectus, the financial statements contained or incorporated by reference therein are not current or correct or the SEC issues a stop order. If the shares issuable upon exercise of the Public Warrants are not registered under the Securities Act, Pono will be required to permit holders to exercise their Public Warrants on a cashless basis. However, no Public Warrant will be exercisable for cash or on a cashless basis, and Pono will not be obligated to issue any shares to holders seeking to exercise their Public Warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder or an exemption from registration is available. Notwithstanding the above, if Pono common stock is at the time of any exercise of a Public Warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, Pono may, at its option, require holders of Public Warrants who exercise their Public Warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event it so elects, Pono will not be required to file or maintain in effect a registration statement, and in the event it does not so elect, it will use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In no event will Pono be required to net cash settle any Public Warrant, or issue securities or other compensation in exchange for the Public Warrants in the event that it is unable to register or qualify the shares underlying the Public Warrants under applicable state securities laws and there is no exemption available. If the issuance of the shares upon exercise of the Public Warrants is not so registered or qualified or exempt from registration or qualification, the holder of such Public Warrant shall not be entitled to exercise such Public Warrant and such Public Warrant may have no value and expire worthless. In such event, holders who acquired their Public Warrants as part of a purchase of public units will have paid the full unit purchase price solely for the shares of common stock included in the public units. If and when the Public Warrants become redeemable by Pono, it may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws. It will use its best efforts to register or qualify such shares of common stock under the blue sky laws of the state of residence in those states in which the warrants were offered by Pono in the IPO. However, there may be instances in which holders of Public Warrants may be unable to exercise such Public Warrants but holders of Pono’s private warrants may be able to exercise such private warrants.

The Combined Entity will be a “controlled company” within the meaning of the applicable rules of Nasdaq and, as a result, will qualify for exemptions from certain corporate governance requirements. If the Combined Entity relies on these exemptions, its stockholders will not have the same protections afforded to stockholders of companies that are subject to such requirements.

Upon the Closing, Dr. Yoshiyuki Aikawa will control approximately 66.9% of the voting power of our outstanding common stock if no additional redemptions by the Combined Company’s public stockholders, and, therefore will control a majority of the voting power of the Combined Entity’s outstanding common stock, and New Pono will then be a “controlled company” within the meaning of applicable rules of Nasdaq upon the Closing of the Business Combination. Under these rules, a company of which more than 50% of the voting power for the election of directors is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirements:

•        that a majority of the board consists of independent directors;

•        for an annual performance evaluation of the nominating and corporate governance and compensation committees;

•        that the controlled company has a nominating and corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

•        that the controlled company has a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibility.

While SBC does not intend to rely on these exemptions, the Combined Entity may use these exemptions now or in the future. As a result, the Combined Entity’s stockholders may not have the same protections afforded to stockholders of companies that are subject to all of the Nasdaq corporate governance requirements.

If the voting power of our capital stock continues to be highly concentrated, it may prevent you and other minority shareholders from influencing significant corporate decisions and may result in conflicts of interest.

Following the completion of the Business Combination, Dr. Aikawa will control approximately 66.9% of the voting power of our outstanding shares of common stock if no additional redemptions by the Combined Company’s public stockholders. As a result, Dr. Aikawa will have majority voting power over all matters requiring shareholder votes, including: the election of directors; mergers, consolidations and acquisitions; the sale of all or substantially all of our assets and other decisions affecting our capital structure; amendments to our certificate of incorporation or our bylaws; and our winding up and dissolution.

This concentration of voting power may delay, deter or prevent acts that would be favored by our other shareholders. The interests of Dr. Aikawa may not always coincide with our interests or the interests of our other shareholders. This concentration of voting power may also have the effect of delaying, preventing or deterring a change in control of us. Also, Dr. Aikawa may seek to cause us to take courses of action that, in his judgment, could enhance his investment in us, but which might involve risks to our other shareholders or adversely affect us or our other shareholders. As a result, the market price of our shares of common stock could decline or shareholders might not receive a premium over then-current market price of our shares of common stock upon a change in control. In addition, this concentration of voting power may adversely affect the trading price of our shares of common.

The future exercise of registration rights may adversely affect the market price of Pono’s common stock.

Certain of Pono’s stockholders will have registration rights for restricted securities. Pono is obligated to register certain securities, including all of the shares of common stock held by the Sponsor and shares of common stock received by certain significant SBC stockholders as part of the Business Combination. Pono is obligated to (i) file a resale “shelf” registration statement to register such securities (and any shares of SBC common stock into which they may be exercised following the consummation of the Business Combination) within 15 business days after of the Closing and (ii) use reasonable best efforts to cause such registration statement to be declared effective by the SEC as soon as reasonably practicable after the filing. Sales of a substantial number of shares of common stock pursuant to the resale registration statement in the public market could occur at any time the registration statement remains effective. In addition, certain registration rights holders can request underwritten offerings to sell their securities. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our common stock.

There is no specified maximum redemption threshold. The absence of such a redemption threshold may make it possible for Pono to complete a Business Combination with which a substantial majority of its stockholders do not agree.

Pono’s current amended and restated certificate of incorporation does not provide a specified maximum redemption threshold, except that it will not redeem its public shares in an amount that would cause the company’s net tangible assets to be less than $5,000,001 upon consummation of its initial business combination (such that it is not subject to the SEC’s “penny stock” rules). As of the date of this proxy statement, no agreements with respect to the private purchase of public shares by the Combined Entity or the persons described above have been entered into with any such investor or holder. Pono will file a Current Report on Form 8-K with the SEC to disclose private arrangements entered into or significant private purchases made by any of the aforementioned persons that would affect the vote on the Business Combination Proposal or other proposals (as described in this proxy statement) at the special meeting.

In the event the aggregate cash consideration Pono would be required to pay for all shares of common stock that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the Merger Agreement exceeds the aggregate amount of cash available to it, it may not complete the Business Combination or redeem any shares, all shares of common stock submitted for redemption will be returned to the holders thereof, and Pono instead may search for an alternate business combination.

There may be sales of a substantial amount of the Combined Entity’s common stock after the Business Combination by Pono’s current stockholders, and these sales could cause the price of the Combined Entity’s common stock to fall.

After the Business Combination, on a pro forma basis, there will be approximately 117,199,426 shares of common stock outstanding (assuming no redemptions by Pono stockholders). Of Pono’s issued and outstanding shares that were issued prior to the Business Combination, all will be freely transferable, except for any shares held by Pono’s “affiliates,” as that term is defined in Rule 144 under the Securities Act. Following completion of the Business Combination, approximately 4.6% of the Combined Entity’s outstanding common stock will be held by the Sponsor. This percentage accounts for the issuance of shares upon the exercise of warrants and options to purchase shares of common stock that will remain outstanding following the Business Combination but does not take into account (i) the issuance of any shares (or options to acquire shares) under the Equity Incentive Plan, (ii) the issuance of any shares upon the exercise of any additional Placement Warrants that Pono may issue to the Sponsor to repay working capital loans owed by Pono to the Sponsor (as of March 31, 2024, there no amount outstanding under the Sponsor Working Capital Loan), (iii) any shares of common stock surrendered by former SBC securityholders after the consummation of the Business Combination as indemnification payments pursuant to the terms of the Merger Agreement, or (iv) and shares issuable upon conversion of the Preferred Stock.

Future sales of the Combined Entity’s common stock may cause the market price of its securities to drop significantly, even if its business is doing well.

Pono entered into a registration rights agreement with respect to the Founder Shares, shares of Pono common stock underlying the Placement Warrants and all shares issued to a holder with respect to the securities referred above by way of any stock split, stock dividend, recapitalization, combination of shares, acquisition, consolidation, reorganization, share exchange, or similar event, which securities Pono collectively refer to as “registrable securities.” Under the registration rights agreement, Pono has agreed to register for resale under a registration statement all of the shares held by holders of Founder Shares and issuable upon conversion of Pono warrants. The Sponsor is also entitled to two (2) demand registrations. Holders of registrable securities will also have certain “piggyback” registration rights with respect to registration statements filed subsequent to the Business Combination.

Upon effectiveness of the registration statements Pono files pursuant to the registration rights agreements, these parties may sell large amounts of Pono common stock in the open market or in privately negotiated transactions, which could have the effect of increasing the volatility in Pono’s stock price or putting significant downward pressure on the price of Pono common stock.

Sales of substantial amounts of Pono common stock in the public market after the Business Combination, or the perception that such sales will occur, could adversely affect the market price of Pono common stock and make it difficult for it to raise funds through securities offerings in the future.

Future resales of New Pono’s common stock after the consummation of the Business Combination may cause the market price of New Pono’s securities to drop significantly, even if New Pono’s business is doing well.

In connection with the Business Combination, certain SBC Stockholders and certain of SBC’s officers and directors entered into a lock-up agreement pursuant to which they will be contractually restricted from selling or transferring any of (i) their shares of New Pono’s common stock held immediately following the Closing and (ii) any of their shares of New Pono’s common stock that result from converting securities held immediately following the Closing (the “Lock-up Shares”). Such restrictions begin at Closing and end the earliest of: (a) six months from the Closing, (b) the date Pono consummates a liquidation, merger, share exchange or other similar transaction with an unaffiliated third party that results in all of Pono’s stockholders having the right to exchange their shares of Pono common stock for cash, securities or other property and (c) the date on which the closing sale price of Pono common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations and the like) for any twenty (20) trading days within any thirty (30) trading day period commencing at least one hundred and fifty (150) days after the Closing; provided that ⅓ of such restricted shares shall be released from such restrictions if the closing stock price of Pono common stock reaches each of $13.00, $15.00, and $17.00.

The Sponsor is subject to a lock-up pursuant to a letter agreement, entered into at the time of the IPO, among Pono, the Sponsor and the other parties thereto, pursuant to which the Sponsor is subject to a lock-up beginning on the Closing and end the earliest of: (a) six months from the Closing, (b) the date Pono consummates a liquidation, merger, share exchange or other similar transaction with an unaffiliated third party that results in all of Pono’s stockholders having the right to exchange their shares of Pono common stock for cash, securities or other property and (c) the date on which the closing sale price of Pono common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations and the like) for any twenty (20) trading days within any thirty (30) trading day period commencing at least one hundred and fifty (150) days after the Closing; provided that ⅓ of such restricted shares shall be released from such restrictions if the closing stock price of Pono common stock reaches each of $13.00, $15.00, and $17.00.

However, following the expiration of such lock-ups, the Sponsor and the holders of Lock-Up Shares will not be restricted from selling shares of New Pono’s common stock held by them, other than by applicable securities laws. As such, sales of a substantial number of shares of New Pono common stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of New Pono common stock. Upon completion of the Business Combination, the Sponsor and the holders of Lock-Up Shares (including the shares of New Pono common stock issued as awards as a result of conversion of SBC common stock that were reserved for issuance pursuant to SBC’s outstanding stock options and unvested restricted stock units outstanding as of immediately prior to the Closing) will collectively beneficially own approximately 6.1% of the outstanding shares of New Pono common stock, assuming that no additional public stockholders redeem their public shares in connection with the Business Combination. Assuming approximately 149,416 public shares are redeemed in connection with the Business Combination, in the aggregate, the ownership of the Sponsor and the SBC Stockholders would rise to 88.8% of the outstanding shares of New Pono common stock (including the shares of SBC common stock reserved in respect of SBC’s outstanding stock options and unvested restricted stock units outstanding as of immediately prior to the Closing that will be converted into awards based on New Pono common stock).

The shares held by Sponsor and the Lock-Up Stockholders may be sold after the expiration of their applicable lock-up periods. As restrictions on resale end and registration statements (filed after the Closing to provide for the resale of such shares from time to time) are available for use, the sale or possibility of sale of these shares could have the effect of increasing the volatility in New Pono share price or the market price of New Pono common stock could decline if the holders of currently restricted shares sell them or are perceived by the market as intending to sell them.

If the adjournment proposal is not approved, and an insufficient number of votes have been obtained to authorize the consummation of the Business Combination, the Board will not have the ability to adjourn the meeting to a later date in order to solicit further votes, and, therefore, the Business Combination will not be approved.

The Board is seeking approval to adjourn the meeting to a later date or dates if, at the meeting, the business combination proposal is not approved. If the adjournment proposal is not approved, the Board will not have the ability to adjourn the meeting to a later date and, therefore, the Business Combination would not be completed.

Pono and SBC have incurred and expect to incur significant costs associated with the Business Combination. Whether or not the Business Combination is completed, the incurrence of these costs will reduce the amount of cash available to be used for other corporate purposes by Pono if the Business Combination is not completed.

Pono and SBC expect to incur significant transaction and transition costs associated with the Business Combination and operating as a public company following the Closing. Pono and SBC may also incur additional costs to retain key employees. Certain transaction expenses incurred in connection with the Merger Agreement, including all legal, accounting, consulting, investment banking and other fees, expenses and costs, will be paid by New Pono following the Closing. As disclosed in Notes to the Unaudited Pro Forma Condensed Combined Financial Information, expected transaction costs in consummating the Business Combination and related transactions are approximately $6.3 million, approximately $5.7 million of which are attributable to Pono and approximately $0.6 million of which are attributable to SBC. Even if the Business Combination is not completed, Pono expects to incur approximately $1.7 million in expenses. These expenses will reduce the amount of cash available to be used for other corporate purposes by Pono if the Business Combination is not completed.

If the funds held outside of Pono’s Trust Account are insufficient to allow it to operate until at least November 9, 2024, Pono’s ability to complete an initial business combination may be adversely affected.

Pono believes the funds available to it outside of the Trust Account will be sufficient to allow it to operate until it completes its business combination; however, Pono cannot assure you that its estimate is accurate. If Pono is required to seek additional capital, it would need to borrow funds from the Sponsor, management team or other third parties to operate or may be forced to liquidate. Neither the Sponsor, members of Pono’s management team nor any of their affiliates is under any obligation to advance funds to Pono in such circumstances. Any such advances would be repaid only from funds held outside the Trust Account or from funds released to Pono upon completion of Pono’s initial business combination. Up to $1,500,000 of such loans may be convertible into additional Units that are identical to the Placement Units (the “Working Capital Units”) at a price of $10.00 per unit at the option of the lender. Any additional Working Capital Units beyond the Working Capital Units underlying the initial $1,500,000 in working capital loans as described in the Pono’s IPO prospectus will only be issuable upon the approval of Pono’s stockholders. As of March 31, 2024, there was no amount outstanding under the Sponsor Working Capital Loan. Prior to the completion of Pono’s initial business combination, it does not expect to seek loans from parties other than the Sponsor or an affiliate of the Sponsor as Pono does not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in the Trust Account. If Pono is unable to complete its initial business combination because it does not have sufficient funds available to it, Pono will be forced to cease operations and liquidate the Trust Account. Consequently, Pono’s public stockholders may only receive an estimated $10.25 per share, or possibly less, on its redemption of its public shares, and its warrants will expire worthless.

Pono’s independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about Pono’s ability to continue as a going concern, since Pono will cease all operations except for the purpose of liquidating if it is unable to complete an initial business combination by November 9, 2024.

As of the Record Date, Pono had in cash held outside of the Trust Account for its $[_] working capital needs. Pono has incurred and expects to continue to incur significant costs in pursuit of its acquisition plans. Pono may need to raise additional funds in order to meet the expenditures required for operating its business. Further, if Pono’s estimates of the costs of identifying a target business, undertaking in-depth due diligence and negotiating an initial business combination are less than the actual amount necessary to do so, Pono may have insufficient funds available to operate its business prior to its initial business combination. Moreover, Pono may need to obtain additional financing either to complete its initial business combination or because it becomes obligated to redeem a significant number of its public shares upon completion of its initial business combination, in which case it may issue additional securities or incur debt in connection with such business combination. Subject to compliance with applicable securities laws, Pono would only complete such financing simultaneously with the completion of its initial business combination. If Pono is unable to complete its initial business combination because it does not have sufficient funds available to it, it will be forced to cease operations and liquidate the Trust Account. In addition, following Pono’s initial business combination, if cash on hand is insufficient, Pono may need to obtain additional financing in order to meet its obligations. While Pono intends to complete the Business Combination before November 9, 2024, there are no assurances that this will happen. The date for mandatory liquidation and subsequent dissolution raise substantial doubt about Pono’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Resources could be wasted in researching acquisitions that are not completed (including the proposed Business Combination), which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If Pono has not completed its initial business combination within the required time period, its public stockholders may receive only approximately $[_] per share, or less than such amount in certain circumstances, on the liquidation of its Trust Account and its warrants will expire worthless.

Pono anticipates that the investigation of each specific target business and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If Pono decides not to complete a specific initial business combination, such as the proposed Business Combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, if we reach an agreement relating to a specific target business, such as SBC, Pono may fail to complete its initial business combination for any number of reasons including those beyond its control. Any such event will result in a loss to Pono of the related costs incurred which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If Pono is unable to complete our initial business combination, its public stockholders may receive only approximately $[_] per share on the liquidation of its Trust Account and its warrants will expire worthless.

Pono’s ability to consummate an initial business combination may be adversely affected by economic uncertainty and volatility in the financial markets, including as a result of the military conflict in Ukraine.

In late February 2022, Russian military forces invaded Ukraine. Russia’s invasion, the responses of countries and political bodies to Russia’s actions, and the potential for wider conflict may increase financial market volatility and could have adverse effects on regional and global economic markets, including the markets for certain securities and commodities. Following Russia’s actions, various countries, including the United States, Canada, the United Kingdom, Germany, and France, as well as the European Union, issued broad-ranging economic sanctions against Russia. The sanctions consist of the prohibition of trading in certain Russian securities and engaging in certain private transactions, the prohibition of doing business with certain Russian corporate entities, large financial institutions, officials and persons, and the freezing of Russian assets. The sanctions include a possible commitment by certain countries and the European Union to remove selected Russian banks from the Society for Worldwide Interbank Financial Telecommunications, commonly called “SWIFT”, the electronic network that connects banks globally, and imposed restrictive measures to prevent the Russian Central Bank from undermining the impact of the sanctions. A number of large corporations and U.S. states have also announced plans to curtail business dealings with certain Russian businesses.

The imposition of the current sanctions (and potential imposition of further sanctions in response to continued Russian military activity) and other actions undertaken by countries and businesses may adversely impact various sectors of the Russian economy, and the military action has severe impacts on the Ukrainian economy, including its exports and food production. The duration of ongoing hostilities and corresponding sanctions and related events cannot be predicted and may result in a negative impact on the markets and thereby may negatively impact Pono’s ability to consummate a business combination.

Additionally, in the U.S. and other jurisdictions, central banks have undertaken efforts to combat inflation by raising interest rates, which increase the likelihood of a slowdown in U.S. and global economic growth, and which in turn, have caused, and may continue to cause, declines in the prices of financial assets in the public and private markets as investors react to these and other economic developments. This has also caused, and may continue to cause, market volatility and downward price pressure on the capital markets, which may negatively impact Pono’s ability to consummate a business combination.

We may be subject to the Excise Tax included in the Inflation Reduction Act of 2022 in connection with redemptions of our Public Shares after December 31, 2022.

On August 16, 2022, President Biden signed into law the Inflation Reduction Act of 2022, which, among other things, imposes a 1% excise tax on any publicly traded domestic corporation that repurchases its stock after December 31, 2022 (the “Excise Tax”). The Excise Tax is imposed on the fair market value of the repurchased stock, with certain exceptions. Because we are a Delaware corporation and because our securities trade on Nasdaq, we are a “covered corporation” within the meaning of the Inflation Reduction Act. While not free from doubt, absent any further guidance from the U.S. Department of the Treasury (the “Treasury”), who has been given authority to provide regulations and other guidance to carry out and prevent the abuse or avoidance of the Excise Tax, the Excise Tax may apply to any redemptions of our Public Shares after December 31, 2022, including redemptions in connection with the Business Combination, unless an exemption is available. Generally, issuances of securities in connection with an initial business combination transaction (including any PIPE transaction at the time of an initial business combination), as well as any other issuances of securities not in connection with an initial business combination, would be expected to reduce the amount of the Excise Tax in connection with redemptions occurring in the same calendar year, but the number of securities redeemed may exceed the number of securities issued. In addition, the Excise Tax would be payable by us, and not by the redeeming holder. The imposition of the Excise Tax as a result of redemptions in connection with the Business Combination could, however, reduce the amount of cash available to pay redemptions or reduce the cash contribution to the target business in connection with Business Combination, which could cause the other shareholders of the Combined Company who did not elect to redeem our Public Shares to economically bear the impact of such Excise Tax. Further, based on recently issued interim guidance from the IRS and Treasury, subject to certain exceptions, the Excise Tax should not apply in the event of our liquidation.

If Pono is deemed to be an investment company for purposes of the Investment Company Act of 1940, as amended (the “Investment Company Act”), Pono may be forced to abandon its efforts to complete an initial business combination and instead be required to liquidate the Company.

As of the date hereof, substantially all of the assets held in the Trust Account are held in money market funds, which primarily invest in U.S. Treasury Bills. There is currently uncertainty concerning the applicability of the Investment Company Act to a special purpose acquisition company (“SPAC”) and Pono may in the future be subject to a claim that Pono has been operating as an unregistered investment company. If Pono is found to be operating as an unregistered investment company, Pono may be required to change its operations or register as an investment company under the Investment Company Act. Under such circumstances, Pono would abandon its efforts to complete an initial business combination and liquidate rather than attempt to change its operations or register as an investment company. If Pono is required to liquidate, its investors would not be able to realize the benefits of owning stock in a successor operating business, including the potential appreciation in the value of its stock and warrants following such a transaction, and its warrants would expire worthless.

The longer that the funds in the Trust Account are held in short-term U.S. government securities or in money market funds invested exclusively in such securities, the greater the risk that Pono may be considered an unregistered investment company, in which case Pono may be required to liquidate. Due to this uncertainty, Pono intends to convert all of the assets held in the Trust Account into cash prior to August 4, 2024 to help ensure that Pono does not fall within the definition of “investment company” under Section 3(a)(1)(A) of the Investment Company Act.

Risks Related to SBC

Unless the context otherwise requires, references to the “Company,” “we”, “us” and “our” in this subsection “— Risks Related to SBC” generally refer to SBC in the present tense and the Combined Entity from and after the Business Combination.

Investing in us involves a high degree of risk. Before you invest in us, you should carefully consider the following risks, as well as general economic and business risks, and all of the other information contained in this proxy statement. Any of the following risks could have a material adverse effect on our business, operating results and financial condition and cause the trading price of our common stock to decline, which would cause you to lose all or part of your investment. When determining whether to invest, you should also refer to the other information contained in this proxy statement, including our financial statements and the related notes thereto, and the other financial information concerning us included elsewhere in this proxy statement.

Risks Relating to Our Business and Industry

We are a holding company and depend upon our operating subsidiaries for our cash flows.

We are a holding company. Almost all of our operations are conducted, and almost all of our assets are owned, by our operating subsidiaries. Consequently, our cash flows and our ability to meet our obligations depend upon the cash flows of our operating subsidiaries and the payment of funds by these operating subsidiaries to us in the form of dividends, distributions or otherwise. The ability of our operating subsidiaries to make any payments to us depends on their earnings, the terms of their indebtedness, including the terms of any credit facilities and legal restrictions. Any failure to receive dividends or distributions from our operating subsidiaries when needed could have a material adverse effect on our business, results of operations or financial condition.

Following the Business Combination, we may need additional capital, and we cannot be sure that additional financing will be available.

Although we currently anticipate that our available funds and cash flow from operations will be sufficient to meet our cash needs for the foreseeable future, we may require additional financing. Our ability to obtain financing will depend, among other things, on our development efforts, business plans, operating performance and condition of the capital markets at the time we seek financing. We cannot assure you that additional financing will be available to it on favorable terms when required, or at all. If we raise additional funds through the issuance of equity, equity-linked or debt securities, those securities may have rights, preferences, or privileges senior to the rights of New Pono common stock, and the existing stockholders may experience dilution.

A new health epidemic could significantly disrupt our operations and adversely affect our results of operations.

Our business could be significantly affected by public health epidemics that may hit Japan and/or other countries where MC’s clinics are located, such as the outbreak of coronavirus, avian influenza, severe acute respiratory syndrome, or SARS, Zika virus, Ebola virus or other disease. For example, the severity of the recent COVID-19 pandemic resulted in lock-downs, travel restrictions and quarantines imposed by governments across the world and materially affected general commercial activities on a global scale.

A COVID-19 outbreak may result in customers of the MCs’ clinics ceasing services or purchases, canceling or reducing orders for beauty products or services, or failing to make payments owed to the MCs in a timely manner or at all. The COVID-19 pandemic has caused, and is expected to cause in the near future, an economic downturn in many countries. Such general economic slowdown may reduce the demand for beauty products and services at the MCs’ clinics. In the international market, the pandemic has continued to significantly affect many parts of the world, including Asia and North America, where many of our customers and business partners are located. Any future outbreak of a contagious disease, and other adverse public health developments may restrict economic activities in affected regions, resulting in reduced business volume, temporary closure of the MCs’ clinics production facilities and offices, as well as our offices, or otherwise disrupt our business operations and adversely affect our results of operations. Such events may cause a decrease in the revenue of the MCs’ clinics, which may materially and adversely impact our business and result of operations because we receive substantial revenue from the MCs as part of our compensation for management services.

We may not grow our franchise system or we may lose business by failing to compete effectively or by failing to manage the reputation of our brand.

Our success and growth prospects depend on the strength and desirability of our brand. We believe that potential franchisees choose clinics based primarily on the value and quality of the brand and services, the extent to which affiliation with that franchisor may increase the franchisee’s revenue, and the franchise management service fees charged. Demographic, economic or other changes in markets may adversely affect the desirability of our brand and, correspondingly, the number of clinics franchised.

The terms of new franchise management service agreements may not be as favorable as our current franchise management service agreements. For example, we may be required to reduce or change fee structures due to regulatory changes, make greater use of financial incentives such as loans and guaranties to induce the MCs to open new clinics and/or reduce the level of property improvements required before operating under our brand names. This could potentially impact our margins negatively. In addition, unfavorable borrowing conditions may discourage potential franchisees from expanding or constructing new clinics, thereby limiting a source of growth of the franchise management service fees received by us.

Also, each of our franchisee clinics competes with major clinic chains in national and international markets and with independent companies in regional markets. Our ability to remain competitive and to attract and retain franchisee clinic customers depends on our success in distinguishing our management service, including but not limited to resale of cosmetic products, and services from those offered by competitors to our franchisee clinics. If we are unable to compete successfully in these areas, this could adversely affect our market share and our results of operations.

The financial performance of our franchisees can negatively impact our business.

As all of the MC’s clinics, except clinics of Medical Corporation Association Furinkai and Medical Corporation Association Junikai and one clinic located in Vietnam, were franchised as of March 31, 2024, our financial results are dependent in significant part upon the operational and financial success of our franchisees. To the extent we are unable to increase the number of franchise clinic locations in certain locations, are prevented from increasing franchise clinic locations due to historical performance, government regulations, licensing, registrations, or other factors, we will have a material negative impact on future revenues. Our revenue model and cash flows rely heavily on franchise management service fees as well as the expiration of clinic customer reward points. A significant reduction in the total number of new franchisee clinics opened would have a material adverse effect on future revenues. We have established operational standards and guidelines for our franchisees; however, we have limited control over how our franchisees’ businesses are run. While we are responsible for the anticipated success of our entire system of clinics and for taking a longer-term view with respect to system improvements, our franchisees have individual business strategies and objectives, which might conflict with our interests. Our franchisees may not be able to secure adequate financing to open or continue operating their clinics. If they incur too much debt or if economic or sales trends deteriorate such that they are unable to repay existing debt, our franchisees could experience financial distress or even bankruptcy. If a significant number of franchisees become financially distressed, it could harm our operating results through reduced management services revenues and the impact on our profitability could be greater than the percentage decrease in the management services revenues. Closure of franchised clinics would reduce our management services revenues and other sources of income and could negatively impact margins, since we may not be able to reduce fixed costs which we continue to incur.

The interests of our franchisees may conflict with ours or yours in the future and we could face liability from our franchisees or related to our relationship with our franchisees.

The MCs, even though considered related parties, may from time to time disagree with us and our strategies regarding the business or our interpretation of our respective rights and obligations under the franchise and management services agreements and the terms and conditions of the franchisee/franchisor relationship. This may lead to disputes with our franchisees, and we expect such disputes to occur from time to time in the future as we continue to offer franchises. Such disputes may result in legal action against us. To the extent we have such disputes, the attention, time and financial resources of our management and our franchisees will be diverted from the clinics, which could have a material adverse effect on our business, financial condition, results of operations and cash flows even if we have a successful outcome in the dispute.

In addition, various state and federal laws govern our relationship with our franchisees and our potential addition of a franchise clinic location. A franchisee and/or a government agency may bring legal action against us based on the franchisee/franchisor relationships that could result in the award of damages to franchisees and/or the imposition of fines or other penalties against us.

We could face liability from or as a result of our franchisees.

Various laws will govern the relationship between us and our franchisees and the potential addition of a franchise clinic location. If we fail to comply with these laws, we could be liable for damages to franchisees and fines or other penalties. A franchisee or government agency may bring legal action against us based on the franchisee/franchisor relationship. Also, under the franchise and management services business model, we may face claims and liabilities based on vicarious liability, joint-employer liability, or other theories or liabilities. Such legal actions could result in expensive litigation with our franchisees or government agencies that could adversely affect both our profit and our important relations with our franchisees. In addition, regulatory or legal developments could result in changes to laws or the franchisor/franchisee relationship that could negatively impact the franchise business model and, accordingly, our profit.

We have limited control with respect to the operations of our medical corporation customers, which could have a negative impact on our business.

The MCs, even though considered related parties, are independent business operators and are not our employees. Generally speaking, the Company does not exercise control over the day-to-day operations of their clinics (except to the extent governed by our management services contracts). In addition, the CEO of the Company is not able to exert influence over the MC. This is because he neither has any equity interest of the MC nor is a member (or shain) or a director of the MC. In particular, however, the immediate family of CEO are able to exert influence over the MC to the extent of the voting rights, since they are shain of the MC. The immediate family members of our CEO are members of the following MCs for which we provide services:

Medical Corporation Shobikai

Medical Corporation Kowakai

Medical Corporation Nasukai

Medical Corporation Aikeikai

Medical Corporation Jukeikai

Medical Corporation Ritz Cosmetic Surgery

Medical Corporation Association Furinkai

Medical Corporation Association Junikai

The immediate family members of our CEO account for two-thirds of the general meeting of member (or shain), which is the decision-making body in these MCs.

We provide training and support to franchisees, and set and monitor operational standards, but the quality of franchised clinics may be diminished by any number of factors beyond our control. Consequently, franchisees may not successfully operate clinics in a manner consistent with our standards and requirements or may not hire and train qualified personnel. If franchisees do not operate to our expectations, our image and reputation, and the image and reputation of other franchisees, may suffer materially and system-wide sales could decline significantly, which would reduce our management services fees and other revenues, and the impact on profitability could be greater than the percentage decrease in management services fees.

The challenging economic environment may affect our franchisees, with adverse consequences to us.

We rely substantially on our franchisees and the manner in which they operate their locations to develop and promote our brand and business. Due to the continuing challenging economic environment, it is possible that some franchisees could file for bankruptcy or become delinquent in their payments to us, which could have a significant adverse impact on our business due to loss or delay in payments of management services fees and other fees. Bankruptcies by our franchisees could prevent us from terminating their franchise and management services agreements so that we can offer their territories to other franchisees, negatively impact our market share and operating results as we may have fewer well-performing franchisee clinics, and adversely impact our ability to open new franchisee clinics.

We cannot be certain that the MCs and other franchisees we select in the future will have the business acumen or financial resources necessary to open and operate successful franchises in their franchise areas, and applicable franchise laws may limit our ability to terminate or modify these franchise arrangements and management services agreements. Moreover, franchisees may not successfully operate clinics in a manner consistent with our standards and requirements or may not hire and train qualified personnel. The failure of MCs and other franchisees to open and operate franchises successfully could have a material adverse effect on us, our reputation, our brand and our ability to open new franchisee clinics and could materially adversely affect our business, financial condition, results of operations and cash flows.

Franchisees may not have access to the financial or management resources that they need to open the clinics contemplated by their agreements with us or be able to find suitable sites on which to develop them. Franchisees may not be able to negotiate an acceptable lease or purchase terms for clinic sites, obtain the necessary permits and government approvals or meet construction schedules. Any of these problems could slow our growth and reduce our franchise revenues. Additionally, our franchisees typically depend on financing from banks and other financial institutions, which may not always be available to them, in order to construct and open new clinics. For these reasons, franchisees may not be able to meet the new clinic opening dates required under the franchise agreements.

If we are unable to obtain, maintain or protect intellectual property rights, in Japan, in Vietnam, in the U.S. and throughout the world, we may not be able to compete effectively in our market or globally.

Our success depends in significant part on our and our licensees’ ability to establish, maintain and protect patents and other intellectual property rights and operate without infringing the intellectual property rights of others. We have filed 222 patent applications in Japan to obtain patent rights to our proprietary medical processes and 2 of our patent applications in Japan have been granted as of March 31, 2024.

The patent prosecution process is expensive and time-consuming, and we may not be able to prepare, file and prosecute all necessary or desirable patent applications at a reasonable cost or in a timely manner. Various foreign governmental patent agencies require compliance with a number of procedural, documentary, fee payment and other similar provisions during the patent application process and certain periodic maintenance and annuity fees following patent issuance. It is also possible that we will fail to identify patentable aspects of inventions made in the course of development and commercialization activities before it is too late to obtain patent protection on them. The lack of such patent protection may have a materially adverse effect on our business and financial condition.

Finally, our patent portfolio encompasses entirely of pending patent applications and unpatented intellectual property in various jurisdictions, and the pending patent applications encompassing each of the different technology areas may be assigned different relative and future values, either based on commercial relevance, patent position strength, patent coverage, claim scope, or any other variables associated with intellectual property. That is, some aspects of our patent portfolio may be more valuable than other aspects of our patent portfolio. Inability to obtain patents encompassing critical technologies could more adversely impact our business than inability to obtain patents encompassing other aspects of our business. Thus, adverse events experienced within specific patent portfolios could critically hamper our ability to commercialize and conduct business in these key technology areas.

Globally, filing, prosecuting, enforcing and defending patents in all countries throughout the world would be prohibitively expensive, and our intellectual property rights in certain countries can be less extensive than those in other jurisdictions. In addition, as noted above, the laws of some foreign countries do not protect intellectual property rights to the same extent as laws in Japan. Consequently, we may not be able to prevent third parties from practicing our inventions in all countries. Since we have not obtained patent protection, competitors may use our technologies and our intellectual property rights may not be effective or sufficient to prevent them from competing.

We have substantial franchisee concentration.

The number of our franchisees is severely limited since our franchisees primarily consist of the MCs. There are inherent risks whenever a large percentage of revenues are concentrated with a limited number of franchisees that mainly operate the franchise locations in Japan, rather than in broad, mainstream commercial operations. We are unable to predict the future level of demand for our services that will be generated by these franchisees.

Our reputation and the trading price of our common stock may be negatively affected by adverse publicity or detrimental conduct against us.

Adverse publicity concerning our failure or perceived failure to comply with legal and regulatory requirements, alleged accounting or financial reporting irregularities, regulatory scrutiny and further regulatory action or litigation could harm our reputation and cause the trading price of our common stock to decline and fluctuate significantly. The negative publicity and the resulting decline of the trading price of our common stock may lead to the filing of stockholder class action lawsuits against us and some of our senior executive officers, and may potentially have further severe impact on the market price of our common stock and divert management’s attention from the day-to-day operations of our company. Our management team plans to conduct additional procedures and actions to mitigate risks of the short seller allegations that the Combined Entity may be subject to. SBC is not a publicly listed entity and has not been the subject of short seller allegations, and this risk factor is discussing allegations that may potentially occur in the future with regard to the Combined Entity. As it is in short sellers’ interest for the price of the security to decline, many short sellers publish, or arrange for the publication of, negative opinions and allegations regarding the relevant issuer and its business prospects in order to create negative market momentum and generate profits for themselves after selling a security short. These short attacks on public entities have, in the past, led to selling of shares in the market. Much of the scrutiny and negative publicity in such circumstances has centered on allegations of a lack of effective internal control over financial reporting resulting in financial and accounting irregularities and mistakes, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result, many of these companies are now conducting internal and external investigations into the allegations and, in the interim, are subject to shareholder lawsuits and/or SEC enforcement actions. Such a situation could be costly and time-consuming, and could divert management’s attention from the day-to-day operations of our company. Even if such allegations are ultimately proven to be groundless, allegations against us could severely impact the market price of our securities and our business operations. However, we may be constrained in the manner in which we can proceed against the relevant short sellers by principles of freedom of speech, applicable state law or issues of commercial confidentiality.

We may continue to be the target of adverse publicity and detrimental conduct against us, including complaints, anonymous or otherwise, to regulatory agencies regarding our operations, accounting, revenues and regulatory compliance. Additionally, allegations against us may be posted on the internet by any person or entity which identifies itself or on an anonymous basis. We and our subsidiaries may be subject to government or regulatory investigation or inquiries, or stockholder lawsuits, as a result of such third-party conduct and may be required to incur significant time and substantial costs to defend ourselves, and there is no assurance that we and our subsidiaries will be able to conclusively refute each of the allegations within a reasonable period of time or at all. Our reputation may also be negatively affected as a result of the public dissemination of allegations or malicious statements about us, which in turn may materially and adversely affect the trading price of our common stock.

We are a relatively young company with a short operating history, and we may not be able to sustain our rapid growth, effectively manage our growth or implement our business strategies.

We and our subsidiaries have been providing our management services since 2003. Although we have experienced growth, our historical performance may not be indicative of our future performance due to our limited operating history. We are currently evaluating a continued expansion of franchisee locations to countries other than Japan, and have a short history of franchise locations outside of Japan. There is only a limited historical basis for making judgments on the demand for our franchisee clinic services in new locations in the future.

You should consider our business and future prospects in light of the risks and challenges associated with our ability to:

•        ensure that our franchisee clinics are providing safe, convenient and effective cosmetic services;

•        maintain reliable, secure, high-performance and scalable infrastructure;

•        identify suitable facilities to expand franchisee clinic capacity and customer base;

•        navigate the evolving and complex regulatory environment across all the markets in which we and the MCs’ franchisee clinics operate;

•        anticipate and adapt to changing market conditions, including technological developments and changes in the competitive landscape, and adjust, manage and execute our marketing and sales activities to cater to local economic and demographic conditions, cultural differences and customer preferences across all our current and future markets;

•        successfully market our brand;

•        improve and maintain our operational efficiency; and

•        attract, retain and motivate talented employees.

If we fail to address any or all of these risks and challenges, our business may be materially and adversely affected.

As our business grows, we or our subsidiaries may adjust our management services offerings. These adjustments may not bring about expected results and may instead have a material and adverse impact on our financial condition and results of operations. Our revenue structure may continue to evolve in response to market demand in locations where the franchisee clinics are located. Our growth is dependent on the opening of such new franchisee clinic locations. We may not accurately identify market needs before we invest in the development of a new clinic service. In addition, we might face difficulties or delays in the development process, which may result in losses in our market share and competitive advantages.

In pursuit of our growth strategy, we or our subsidiaries may enter into new strategic relationships to further penetrate our targeted markets. Should these relationships fail to materialize and develop into demand for our services, or should we fail to work effectively with these companies, we may lose opportunities to generate clinic growth and our business, results of operations and financial condition could be adversely affected.

Our franchisee clinics may not be successful in competing in the cosmetic clinic industry.

We operate in the cosmetic clinic industry by providing management services to our franchisee clinics. Companies engaged in businesses similar to those of our franchisee clinics are entering the market one after another, and competition is fierce, with a wide range of cosmetic products and service formats. Our policy is to continue to respond to customer needs and enhance its services. However, if these efforts do not produce the anticipated results, or if the emergence of competitor clinics offering cosmetic services leads to customers leaving our franchisee clinics, leading to a decrease in revenues generated by our franchisee clinics, then our business and performance may be affected since we receive substantial revenue from the MCs as part of our compensation for management services.

Many of our franchisee clinics’ current and potential competitors, particularly international competitors, have significantly greater financial, technical, manufacturing, marketing and other resources than we do and may be able to devote greater resources to the design, development, promotion, and support of their clinics.

We expect competition in our industry to intensify in the future in light of increased demand for cosmetic services. Factors affecting competition include, among others, ability to innovate, service quality, reliability, safety, pricing, and customer service. Increased competition may lead to lower revenues generated by our franchisee clinics, which may result in downward price pressure and adversely affect our business, financial condition, operating results and prospects, since we receive substantial revenue from the MCs as part of our compensation for management services.

The Combined Entity may face competition from senior management who cease working for it, and the Non-Competition Agreements may be unenforceable and expire two years following the Closing.

Following execution of the Merger Agreement, certain current and former key personnel of SBC, including Dr. Aikawa, Masaaki Nakada, Ryoji Murata, Yuya Yoshida and Akira Komatsu, entered into the Non-Competition Agreements, pursuant to which they agreed not to compete with Pono, SBC and their respective subsidiaries during the two-year period following the Closing and, during such two-year restricted period, not to solicit employees or customers or clients of such entities.

We cannot be sure that one or more of these parties to the Non-Competition Agreements will not compete with the Combined Entity or solicit its employees or clients in the future. Even if ultimately resolved in its favor, any litigation associated with the Non-Competition Agreements could be time consuming, costly and distract management’s focus from operating the Combined Entity’s business. Moreover, states and foreign jurisdictions may interpret restrictions on competition narrowly and in favor of employees. Therefore, certain restrictions on competition or solicitation may be unenforceable. In addition, the Combined Entity may not pursue legal remedies if it determines that preserving cooperation and a professional relationship with the former employee, or other concerns, outweigh the benefits of any possible legal recourse or the likelihood of success does not justify the costs of pursuing a legal remedy. Furthermore, the term of the Non-Competition Agreements expires two years following the Closing. Upon expiration of the term, Dr. Aikawa, Masaaki Nakada, Ryoji Murata, Yuya Yoshida and Akira Komatsu, each of whom are current or former key personnel of SBC, and are expected to be key personnel of the Combined Entity, may solicit employees or customers or clients of the Combined Entity. Such persons, because they have worked for SBC, may be able to compete more effectively with the Combined Entity, or be more successful in soliciting its employees and clients, than unaffiliated third parties.

Any significant change in the franchisee clinic customer reward program could have a negative impact on our business.

We depend on the franchisee clinic customer reward program. The customer’s points expire if the points remain unused for a period of 12 months. Accordingly, at the time that a customer’s points expire, the Company earns 1 yen (approximately $0.0067) for each customer point that expires. Any material disruption to or changes to the franchisee clinic customer reward program could harm our brand and adversely affect our operating results. Further, if the franchisee clinics’ customers practices change and the number of reward points that remain unused and expire decreases, then our business and operating results could be adversely affected.

Any significant cybersecurity incident or disruption to our operating systems could subject us to significant reputational, financial, legal and operational consequences.

We depend on our and our franchisees’ operating systems to operate. Any material disruption to or slowdown of our operating systems could cause delays in our management services, which could harm our brand and adversely affect our operating results.

Problems with our telecommunications network providers could adversely affect our services. Our telecommunications network providers could decide to cease providing services to us without adequate notice. Any change in service levels of our telecommunications network or any errors, defects, disruptions or other performance problems with our operating systems or infrastructure could harm our brand and potentially affect our franchisee clinics access to our management services. If changes in technology cause our operating systems or infrastructure to become obsolete, or if our operating systems are inadequate to support our growth, we could lose customers, and our business and operating results could be adversely affected.

The Company, its subsidiaries, and the MCs could be subject to breaches of security by hackers. Although we proactively employ multiple measures to defend our systems against intrusions and attacks, our measures may not prevent unauthorized access or use of sensitive data.

A cybersecurity breach could harm our reputation, deter customers and potential customers from buying products or services from our franchisee clinics, and result in regulatory penalties due to the sensitive nature of our franchisee clinics’ customers’ medical information. In addition, any such breach could cause us to incur costs to correct the breaches or failures, expose us to uninsured liability, increase our risk of regulatory scrutiny, subject us to lawsuits and result in the imposition of material penalties and fines.

We may be compelled to undertake product recalls or take other actions, which could adversely affect our brand image and results of operations.

The cosmetic products, medical equipment, and medical supplies that we sell may not perform in line with customers’ expectations. Any product defects, accidents or any other failure of the cosmetic products, medical equipment, or medical supplies that we sell to perform as expected could harm our reputation and result in adverse publicity, revenue loss, delivery delays and product recalls, which could harm our brand and reputation. Any product recall or lawsuit seeking significant monetary damages may have a material adverse effect on our business and financial condition. In the future, our suppliers may, voluntarily or involuntarily, initiate a recall if any of the cosmetic products, medical equipment, or medical supplies that we sell, prove to be defective or noncompliant with applicable laws and regulations. Such recalls, whether voluntary or involuntary, could cause us to incur significant expenses and adversely affect our brand image in our target markets.

We may become subject to product liability claims or warranty claims, which could harm our financial condition and liquidity if we are not able to successfully defend or insure against such claims.

We may be exposed to significant product liability claims if the cosmetic products, medical equipment, and medical supplies that we sell do not perform as expected. Any defects in the cosmetic products, medical equipment, and medical supplies that we sell that we sell or the misuse of the cosmetic products, medical equipment, and medical supplies that we sell could also result in injury, death or property damage. Our risks in this area are reduced due to the fact that we only act as a seller of the cosmetic products and not as the developer or manufacturer. A successful product liability claim against us could require us to pay a substantial monetary award. Moreover, a product liability claim could generate substantial negative publicity about the cosmetic products, medical equipment, and medical supplies that we sell and our business and inhibit or prevent the sale of current and future cosmetic products, medical equipment, and medical supplies by us. Since we are not the developer or manufacturer of the cosmetic products, medical equipment, and medical supplies that we sell, we do not have insurance coverage to cover potential product liability claims. Even if a claim is without merit or subsequently disproven, the claim could nevertheless diminish our brand and divert management’s attention and resources, which could have a negative impact on our business, financial condition and result of operations.

We have little experience in providing management services to franchisee clinics located outside of Japan and we are subject to a variety of costs and risks due to our continued international expansion.

One of our core strategies is international expansion. We generally have less experience in marketing and providing management services to franchisee clinics in markets outside Japan. International expansion will require us to invest significant capital and other resources, and our efforts may not be successful. International franchisee clinic operations are subject to risks such as:

•        limited brand recognition;

•        costs associated with establishing new supplier networks;

•        difficulty in finding qualified franchise partners;

•        inability to anticipate changes in local market conditions, economic landscapes, and consumers’ preferences and customs;

•        difficulties in staffing and managing foreign operations;

•        lack of familiarity with and understanding of the local legal, regulatory and policy frameworks, as well as burdens of complying with a wide variety of local laws and regulations, including those governing personal and customer data protection and safety control;

•        political and economic instability;

•        trade restrictions;

•        differing employment laws and practices, as well as potential labor disruptions;

•        the imposition of government controls;

•        lesser degrees of intellectual property protection;

•        tariffs and customs duties and the classifications of the cosmetic products, medical equipment, and medical supplies that we sell by applicable governmental bodies; and

•        a legal system subject to undue influence or corruption.

The failure to manage any of these risks could negatively affect our international business and consequently our overall business and operating results. In addition, the concern over these risks may also prevent us from entering into or marketing our franchisee clinics in certain markets.

Our operations may be interrupted by utility shortages or stoppages, fire, natural disaster or other calamities at or near our facilities.

Our franchisee clinics and our clinic depend on a continuous supply of utilities, such as electricity and water, to operate. Any disruption to the supply of electricity or other utilities may disrupt the services that are provided at our franchisee clinics and our clinic in Vietnam. This could adversely affect our ability to provide cosmetic services to the customers of our franchisee clinics and our clinic in Vietnam, and consequently may have an adverse effect on our business and results of operations since we receive substantial revenue from the MCs as part of our compensation for management services. In addition, fire, natural disasters, pandemics or extreme weather, including droughts, floods, typhoons or other storms, or excessive cold or heat, could cause power outages, fuel shortages, water shortages, damage to our franchisee clinics and our clinic in Vietnam, or disruption of transportation channels, any of which could impair or interfere with the operations of our franchisee clinics and our clinic in Vietnam. We cannot assure you that such events will not happen in the future or that we will be able to take adequate measures to mitigate the likelihood or potential impact of such events, or to effectively respond to such events if they occur.

Our business and prospects depend significantly on our ability to build our Shonan Beauty Clinic, Shonan Beauty Clinic brand.

Our business and prospects are heavily dependent on our ability to build, maintain and strengthen the Shonan Beauty Clinic brand. If we do not continue to establish, maintain and strengthen our brand, we may lose the opportunity to build a larger mass of customers for our franchisee clinics. Promoting and positioning our brand will likely depend significantly on our franchisee clinics’ ability to provide high-quality cosmetic treatments and engage with the customers as intended. In addition, we expect that our ability to develop, maintain and strengthen the Shonan Beauty Clinic brand will also depend heavily on the success of our branding efforts. Such efforts mainly include advertising for the franchisee clinics as part of the management services that we provide to the MCs. To promote our brand, we may be required to change our branding practices, which could result in substantially increased expenses. If we do not develop and maintain a strong brand, our business, prospects, financial condition and operating results will be materially and adversely impacted.

Our Shonan Beauty Clinic brand could be subject to adverse publicity if incidents related to the services provided at our franchisee clinics or our clinic in Vietnam have occurred, whether or not we are at fault. In particular, given the popularity of social media, including Facebook, Twitter, Linkedin and Instagram in Japan, any negative publicity, regardless of its truthfulness, could quickly proliferate and harm consumer perceptions of and confidence in our brand. Furthermore, we may be affected by adverse publicity related to our franchisees or other partners, whether or not such publicity is related to their collaboration with us. Our ability to successfully position our brand could also be adversely affected by perceptions of the quality of the services at our franchisee clinics and our clinic in Vietnam. In addition, from time to time, the services at our franchisee clinics and our clinic in Vietnam are evaluated and reviewed by third party customers. Any unfavorable reviews could adversely affect consumer perceptions of our brand and the quality of services provided at our franchisee clinics and our clinic in Vietnam.

Any decline in the business of our business partners or the deterioration of our relationship with them could have a material adverse effect on our operating results.

We collaborate with various business partners to promote our Shonan Beauty Clinic brand. There can be no guarantee that those business partners will continue to collaborate with us in the future. If we are unable to maintain good relationships with our business partners, or the business of our business partners declines, the reach of our products and services may be adversely affected and our ability to maintain and expand our user base may decrease.

Most of the agreements with our business partners do not prohibit them from working with our competitors or from offering competing services. If our partners change their standard terms and conditions in a manner that is detrimental to our business, or if our business partners decide not to continue working with us, or choose to devote more resources to supporting our competitors or their own competing products, we may not be able to find a substitute on commercially favorable terms, or at all, and our competitive advantages may diminish.

Safety issues or public perceptions of safety issues concerning cosmetic services could have a material adverse impact on our business.

We believe that the cosmetic services provided at our franchisee clinics and our clinic in Vietnam are generally safe, however, there is a possibility of risk when undergoing any cosmetic procedure. On rare occasions, a cosmetic procedure may not go as planned, which may result in an adverse reaction, injury, accidents, casualty, or damages, and subject us to lawsuits.

Also, negative public perceptions regarding the safety of cosmetic procedures, even if such incident does not involve our franchisee clinics or our clinic in Vietnam, could seriously harm our business. While we have implemented safety procedures related to the provision of cosmetic services at our franchisee clinics and our clinic, a safety issue related to the cosmetic services provided could disrupt our operations, which could have a negative impact on our business, financial condition and result of operations or could lead to adverse publicity.

If our franchisee clinics or our clinic in Vietnam fail to comply with environmental and work safety laws and regulations, the Company and the franchisee clinics could become subject to fines or penalties or incur costs that could harm our business.

The Company, its subsidiaries, and the MCs are subject to numerous environmental and work safety laws and regulations. For more details, see “Business — Government Regulation and Environmental Matters” in this proxy statement. The Company, its subsidiaries, and the MCs also could incur significant costs associated with civil or criminal fines and penalties for failure to comply with such laws and regulations. Environmental and social laws and regulations have tended to become increasingly stringent. There has been increased global focus on environmental and social issues and it is possible that countries may potentially adopt more stringent standards or new regulations in these areas. To the extent regulatory changes occur in the future, they could result in, among other things, increased costs to the Company, its subsidiaries, and the MCs. In addition, the Company, its subsidiaries, and the MCs may incur substantial costs in order to comply with current or future environmental and work safety laws and regulations. These current or future laws and regulations may impair our franchisee clinic growth efforts. The Company, its subsidiaries, and the MCs’ failure to comply with these laws and regulations also may result in substantial fines, penalties or other sanctions, which could directly result in a material adverse effect with respect to the Company and/or its subsidiaries, since we receive substantial revenue from the MCs as part of our compensation for management services.

If our business partners, independent contractors, suppliers, or franchisee clinics fail to use ethical business practices and comply with applicable laws and regulations, our brand image could be harmed due to negative publicity beyond our own control.

Our reputation is sensitive to allegations of unethical business practices. We do not control the business practices of our business partners, independent contractors, suppliers, or franchisee clinics (except to the extent of the guidelines that we provided to the franchisee clinics). Accordingly, we cannot guarantee their compliance with ethical business practices, such as environmental responsibilities, fair wage practices, and compliance with child labor laws, among others. A lack of demonstrated compliance could lead us to seek alternative business partners, independent contractors, or suppliers, which could increase our costs and result in disruptions of our operations. Violation of labor or other laws by our business partners, independent contractors, suppliers, or franchisee clinics or the divergence of their labor or other practices from those generally accepted as ethical in the markets in which we do business could also attract negative publicity, diminish our brand image and reduce demand for cosmetic services at our franchisee clinics and our clinic in Vietnam.

Failure to safeguard personal information could subject us to penalties, damage our reputation and brand, and harm our business and results of operations.

The regulatory framework for privacy and personal information security issues worldwide is rapidly evolving and is likely to remain uncertain for the foreseeable future. The U.S. federal and various state, local and foreign government bodies and agencies have adopted or are considering adopting laws and regulations limiting, or laws and regulations regarding, the collection, distribution, use, disclosure, storage, security and other processing of personal information.

Concerns or claims about our practices with regard to the processing of personal information or other privacy-related matters, even if unfounded, could damage our reputation and results of operations. In Japan, governmental authorities have enacted a series of laws and regulations to enhance the protection of privacy and data. We may need to adjust our business to comply with data security requirements and other laws and regulations from time to time. In Japan, the Act on the Protection of Personal Information (the “APPI”) and its related guidelines impose various requirements on businesses, including us, that use databases containing personal information. Under the APPI, the Company, its subsidiaries, and the MCs are required to lawfully use personal information we have obtained within the purpose of use we have specified and taken appropriate measures to maintain the security of such personal information. The Company, its subsidiaries, and the MCs are also restricted from providing the personal information of a person (the “principal”) to third parties without the consent of the principal. The APPI also includes regulations relating to the handling of sensitive personal data and anonymous personal data and the transfer of personal information to foreign countries. A Personal Information Handling Business Operator (as defined below) shall not transfer a person’s personal data to third parties, including its affiliated entities without the prior consent of the principal unless an exception applies (Article 27, Paragraph 1 of the APPI). A failure by the MCs to comply with the APPI may harm our franchised brand and directly result in a reduction of the Company’s revenue, since we receive substantial revenue from the MCs as part of our compensation for management services.

As laws and regulations in Japan on the protection of privacy and data are constantly evolving, complying with new laws and regulations could cause us to incur substantial costs or require us to change our business practices in a manner materially adverse to our business.

Despite our efforts to comply with applicable laws, regulations and other obligations relating to privacy, data protection and information security, it is possible that our practices, offerings or platform could fail to meet all of the requirements imposed on us by such laws, regulations or obligations. Any failure on our part to comply with applicable laws or regulations or any other obligations relating to privacy, data protection or information security, or any compromise of security that results in unauthorized access, collection, transfer, use or release of personally identifiable information or other data, or the perception or allegation that any of the foregoing types of failure or compromise has occurred, could damage our reputation, discourage new and existing customers of our franchisee clinics and our clinic in Vietnam from obtaining services or result in investigations, fines, suspension of our app, or other penalties by government authorities and private claims or litigation, any of which could materially adversely affect our business, financial condition and results of operations. In addition, the interpretation and application of the aforementioned laws and regulations are often uncertain and in flux. Our practice may become inconsistent with these laws and regulations.

Our platform and internal systems depend on the ability of software and hardware developed and maintained internally and/or by third parties to store, retrieve, process and manage immense amounts of data, including personal information or other privacy-related matters. The software and hardware on which we rely may now or in the future contain, undetected programming errors, bugs, or vulnerabilities which may result in errors or compromise our ability to protect the data of our users and in turn adversely affect our business, financial condition and operation results. Any systems failure or compromise of security that results in the unauthorized access to or release of the data, photo or messaging history of our users could significantly limit the adoption of our services, as well as harm our reputation and brand, result in litigation against us, liquidation and other damages, regulatory investigations and penalties, and we could be subject to material liability.

If customers of our franchisee clinics or our clinic in Vietnam allege that we have improperly used, released or disclosed their personal information, we could face legal claims and reputational damage. We may incur significant expenses to comply with privacy, consumer protection and security standards and protocols imposed by law, regulation, industry standards or contractual obligations. A major breach of our network security and systems could create serious negative consequences for our business and future prospects, including possible fines, penalties, reduced customer demand for services at our clinic in Vietnam and franchisee clinics, and harm to our reputation and brand. See “Business — Japan Laws and Regulations” in this proxy statement for further details.

Failure by the MCs to comply with the Medical Care Act in Japan could subject us to penalties, damage our reputation and brand, and harm our business and results of operations.

The Medical Care Act defines rights and obligations regarding medical treatment, advertisement, authority, license, treatment of information, safety and security for patients, doctors and other individuals and organizations engaged in medical activities in Japan. A failure by the MCs to comply with the Medical Care Act may harm our franchised brand and directly result in a reduction of the Company’s revenue, since we receive substantial revenue from the MCs as part of our compensation for management services.

The execution of our business plans requires a significant amount of capital. In addition, our future capital needs may require us to sell additional equity or debt securities that may dilute the equity interests of our stockholders or introduce covenants that may restrict our operations or our ability to pay dividends.

We will need significant capital to, among other things, conduct research and development and expand our franchisee clinic locations. We may also need significant capital to maintain our existing property and equipment. Our expected sources of capital include both equity and debt financing. However, financing might not be available to us in a timely manner or on acceptable terms, or at all.

Our ability to obtain the necessary financing to carry out our business plan is subject to a number of factors, including general market conditions and investor acceptance of our business plans. These factors may make the timing, amount, terms and conditions of such financing unattractive or unavailable to us. If we are unable to raise sufficient funds, we will have to significantly reduce our spending, delay or cancel our planned activities, substantially change our current corporate structure, or even curtail or discontinue our operations.

In addition, our future capital needs and other business concerns could require us to sell additional equity or debt securities or obtain a credit facility. The sale of additional equity or equity-linked securities could dilute the equity interests of our stockholders. Additional indebtedness would increase our debt-service obligations and may be accompanied by covenants that would restrict our operations or our ability to pay dividends to our stockholders.

We are subject to risks associated with strategic alliances or acquisitions. If we cannot manage the growth of our business or execute our strategies effectively, our business and prospects may be materially and adversely affected.

We have entered into strategic alliances with various business partners, including but not limited to the MCs with respect to the franchisee clinics, and may in the future enter into other agreements with related parties and third parties to further our business purpose from time to time. These alliances could subject us to a number of risks, including risks associated with sharing proprietary information, non-performance by the related parties and third parties and increased expenses in establishing new strategic alliances, any of which may materially and adversely affect our business. We may have limited ability to monitor or control the actions of these third parties. If any of these strategic third parties suffers negative publicity or harm to their reputation from events relating to their business, we may also suffer negative publicity or harm to our reputation by virtue of our association with any such third party.

Although we currently do not have any specific acquisition plans, if appropriate opportunities arise, we may acquire additional assets, products, technologies or businesses that are complementary to our existing business. In addition to any required stockholders’ approval, we may also have to obtain approvals and licenses from relevant government authorities for the acquisitions and to comply with any applicable Japanese laws and regulations, which could result in delays and increased costs, and may derail our business strategy if we fail to do so. Furthermore, past and future acquisitions and the subsequent integration of new assets and businesses into our own require significant attention from our management and could result in a diversion of resources from our existing business, which in turn could have an adverse effect on our business operations. Acquired assets or businesses may not generate the financial results we expect. Acquisitions could result in the use of substantial amounts of cash, potentially dilutive issuances of equity securities, the occurrence of significant goodwill impairment charges, amortization expenses for other intangible assets and exposure to potential unknown liabilities of the acquired business. Moreover, the costs of identifying and consummating acquisitions may be significant.

Our business could be adversely affected by trade tariffs or other trade barriers.

The United States and other countries may in the future impose tariffs on the importation of consumer products related to our business, such as the resale of cosmetic products, medical equipment, and medical supplies. We plan to sell our cosmetic products, medical equipment, and medical supplies in the United States and other countries. Any new tariffs on cosmetic products, medical equipment, and medical supplies or other relevant products imposed by the United States or other countries may significantly increase our costs. It is not yet clear what impact these tariffs may have or what actions other governments, including the Japanese government, may take in retaliation. In addition, these developments could have a material adverse effect on global economic conditions and the stability of global financial markets. Any of these factors could have a material adverse effect on our business, financial condition and results of operations.

We and our subsidiaries have limited insurance coverage, which could subject us to significant costs and business disruption.

Our company, its subsidiaries, and the related parties MC such as maintain equipment liability insurance, data security insurance and medical accident liability insurance for each clinic. Additionally, for medical devices, pharmaceuticals, etc., for which we serve as a sales agent, the manufacturer assumes primary product liability. However, our company, its subsidiaries, and related parties, such as MCs, bear responsibility for the medical devices and pharmaceuticals used in treatments on end customers. Given the potential for lawsuits or complaints related to medical errors, workmanship, or treatment results, we do not participate in the medical insurance of our company, subsidiaries, or related parties. Due to the difficulty in determining the customer’s subjectivity and the insurance company’s premium payment standards concerning treatment results, we abstain from such insurance coverage.

The financial condition, operational results, and reputation of our company, subsidiaries, or MCs could be adversely affected if a claim is established against us, resulting from injuries or damages sustained by our franchised clinics or customers in Vietnam. Such claims, even if unsuccessful, may lead to negative publicity, significant defense costs, and a diversion of management’s time and attention. Furthermore, the absence of business interruption insurance exposes us to potential significant costs and resource diversion in case of disruptions. Additionally, operating jurisdictions like Japan, the United States, or others may impose requirements for maintaining specific minimum liability or other insurance for franchised clinics, potentially increasing service costs.

The Company has never faced substantial compensation payouts or multiple compensations due to medical accidents in the past, with no material impact on business performance and a clean financial record. We have not incurred any significant liability in the past that was not covered by our existing insurance coverage. Each MC carries medical professional liability insurance for the physicians who belongs to each MC and we have not faced any significant claim beyond such insurance coverage. We believe that we maintain adequate levels of insurance relative to our business operations.

We are involved in litigation from time to time and, as a result, we could incur substantial judgments, fines, legal fees or other costs.

We may be the subject of complaints or litigation from franchisees, customers, suppliers, employees or other third parties for various actions. The damages sought against us in some of these litigation proceedings could be substantial. We cannot assure you that we will always have meritorious defenses to the plaintiffs’ claims. While the ultimate effect of these legal actions cannot be predicted with certainty, our reputation and the result of operations could be negatively impacted. The proceedings we may be involved in from time to time, including the aforementioned bankruptcy proceedings, could incur substantial judgments, fines, legal fees or other costs and have a material adverse effect on our business, financial condition, results of operations and cash flows.

Any financial or economic crisis or perceived threat of such a crisis may materially and adversely affect our business, financial condition and results of operations.

We are subject to risks inherent in economic volatility and disruptions that may arise. For example, the global financial markets experienced significant disruptions in 2008. The recovery since then has been geographically uneven. New challenges have also emerged, including the escalation of the European sovereign debt crisis since 2011, the hostilities in the Ukraine, the end of quantitative easing by the U.S. Federal Reserve and the economic slowdown in the Eurozone in 2014. More recently, in response to inflation, central bank interest rate increases, slowing of economic growth and other factors, stock markets across the world have experienced significant volatility and downward price pressure in 2022. It is unclear whether these challenges will be contained and what global effects they each may have. There is considerable uncertainty over the long-term effects of the expansionary monetary and fiscal policies that have been adopted by the central banks and financial authorities of some of the world’s leading economies, including Japan’s. Economic conditions in Japan are sensitive to global economic conditions. Any prolonged slowdown in Japan’s economic development might lead to tighter credit markets, increased market volatility, sudden drops in business and customer confidence, and dramatic changes in business and customer behaviors.

We face risks related to natural disasters, which could significantly disrupt our operations.

Our clinic in Vietnam and the franchisee clinics, as well as our corporate offices, are vulnerable to natural disasters and other calamities such as typhoons, tornadoes, floods, earthquakes and other adverse weather and climate conditions. Although we have servers that are hosted in an offsite location, our backup system does not capture data on a real-time basis, and we may be unable to recover certain data in the event of a server failure. We cannot assure you that any backup systems will be adequate to protect us from the effects of fire, floods, typhoons, earthquakes, power loss, telecommunications failures, break-ins, war, riots, terrorist attacks or similar events. Any of the foregoing events may also give rise to interruptions, breakdowns, system failures, technology platform failures or internet failures, which could cause the loss or corruption of data or malfunctions of software or hardware as well as adversely affect our ability to provide services to customers at our clinic in Vietnam and the MCs’ ability to provide services at the franchisee clinics. In addition, the further spread of the new coronavirus may affect our performance and financial position, depending on the course of events, and we will continue to closely monitor the situation and make necessary disclosures.

If the landlords of our and our subsidiaries’ leased properties fail to properly maintain and renovate such premises, buildings or facilities in a timely manner or at all, the operation of our offices could be materially and adversely affected.

We and our subsidiaries lease all the premises used in our operations from related parties and third parties. We and our subsidiaries require the landlords’ cooperation to effectively manage the condition of such premises, buildings and facilities. In the event that the condition of the office premises, buildings and facilities deteriorates, or if any or all of our and our subsidiaries’ landlords fail to properly maintain and renovate such premises, buildings or facilities in a timely manner or at all, the operation of our offices could be materially and adversely affected.

The MCs may fail to pay us in accordance with the terms of their franchise and management services agreements, at times necessitating action by us to attempt to compel payment.

If the MCs fail to pay us in accordance with the terms of our franchise and management services agreements, we may be adversely affected both from the inability to collect amounts due and the cost of enforcing the terms of our agreements, including litigation and arbitration costs. The risk of these issues increases with the term length of our franchise and management services arrangements. Furthermore, some of the MCs may seek bankruptcy protection or other similar relief and fail to pay amounts due to us, or pay those amounts more slowly, either of which could adversely affect our results of operations, financial condition and cash flow. We believe that this risk is reduced by the fact that the MCs are deemed to be related parties.

We believe our success depends on continuing to invest in the growth of our worldwide operations by expanding franchisee clinics to new geographic markets. If the franchisee clinic opportunities in these new markets are less than anticipated, or if the customer growth or sales in these markets do not meet our expectations, our results of operations and financial condition may be adversely affected.

We believe our success depends on expanding our business into new geographic markets and attracting customers in countries other than primarily in Japan. We anticipate continuing to expand our operations worldwide and have made, and will continue to make, substantial investments and incur substantial costs as we permit franchisee clinics to open in new geographic markets. This includes investments in offices, information technology investments, sales, marketing and administrative personnel and facilities. Often we must make these investments when it is still unclear whether a franchisee clinic in the new market will justify the costs of these investments. In addition, these investments may be more expensive than we initially anticipate. If our investments are greater than we initially anticipate or if the customer growth or sales in these markets do not meet our expectations or justify the cost of the initial investments, our results of operations and financial condition may be adverse affected. The failure of new franchisee clinics would directly impact our success since we receive substantial revenue from the franchisee clinics as part of our compensation for management services.

If we fail to maintain an effective system of internal controls over financial reporting, including remediating known material weaknesses in our internal controls as of December 31, 2023, we may not be able to report our financial results timely and accurately or prevent fraud, which could adversely affect investor confidence in our company, and in turn, our results of operations and our stock price.

Effective internal controls are necessary for us to provide reliable financial reports, prevent fraud and operate successfully as a public company. Section 404 of the Sarbanes-Oxley Act of 2002 requires that companies evaluate and report on their systems of internal control over financial reporting.

During the tax investigation in January 2024, the Japanese tax authority had informed the Company’s tax consultant about significant fund transfers from several advertising agencies, to whom the Company had outsourced work, to the bank account of the former director of the general affairs and legal department at L’Ange Cosmetique Co., Ltd. The Japanese tax authority suggested that these transfers could represent kickbacks that the former director allegedly received personally, extracted from the fees the company paid to these agencies. The Japanese tax authority, who has the authority to access bank deposit information of companies and individuals under investigation, uncovered this misconduct during their examination of such deposits.

We have identified material weaknesses as of December 31, 2023, in our internal controls over financial reporting resulting from our failure to maintain an effective control environment, risk assessment processes and monitoring activities. Due to these material weaknesses in our internal control over financial reporting, we have also concluded our disclosure controls and procedures were not effective as of December 31, 2023.

Our system of internal controls failed to detect this misappropriation of funds due to the following material weaknesses of the Company:

1.      Control Environment.    We did not maintain an effective control environment that fully emphasized the establishment of adherence to effective internal controls over financial reporting throughout the Company’s management. We did not give sufficient consideration to the risk of senior management override of internal controls. The Company had not ensured that certain personnel were adequately trained to properly execute critical internal controls.

2.      Control Activities.    We did not effectively implement or maintain control activities, such as ensuring a sufficient functioning of the mechanism of reconciliation of invoices to contracts and multi-level approvals of contracts, invoices and payments. The Company did not maintain sufficient segregation of duties with respect to certain activities of its former director of the general affairs and legal department at L’Ange Cosmetique Co., Ltd. The Company did not maintain adequate monitoring and oversight of the activities of our former director permitting the misappropriation of assets by the former director.

3.      Risk Assessment.    We did not have an effective risk assessment process and the related documentation.

4.      Information and Communication.    We did not adequately communicate to all employees of the organization information regarding the importance of internal controls over financial reporting and employees’ duties and responsibilities, including segregation of duties.

5.      Monitoring Activities.    We did not maintain effective monitoring controls related to the evaluation and testing of our internal controls over financial reporting.

Management has implemented, or is in the process of implementing, the following changes to the Company’s internal control systems and procedures:

•        We will clarify the organization structure and employee positions promoting (i) segregation of duties, (ii) monitoring and oversight, (iii) reconciliation of invoices to contracts and (iv) multi-level approvals of contracts, invoices and payments.

•        We will communicate to all employees of the organization information regarding the importance of internal controls and employees’ duties and responsibilities, including segregation of duties.

•        We have initiated a project led by Chief Officer of Internal Control and internal Audit Office, and aided by outside consultants, to fully document our processes to serve as the basis for activities during 2024 to assess our fraud risks and evaluate and test our internal controls over financial reporting.

•        We have updated our delegation of authority over our banking activities, and are establishing a treasury function that will improve the segregation of duties surrounding the general manager to better safeguard cash.

In light of the material weaknesses described above, the Company performed additional procedures to ensure that the consolidated financial statements are prepared in accordance with generally accepted accounting principles. Accordingly, management has concluded that the consolidated financial statements included in this proxy statement present fairly, in all material respects, the financial position, results of operations and cash flows of the Company in accordance with U.S. generally accepted accounting principles (GAAP). Our management has taken immediate action to begin remediating these material weaknesses, as discussed in more detail under “Business — Remediation Plan,” and is committed to remediating them as expeditiously as possible. However, certain remedial actions have not started or have only recently been undertaken, and while we expect to continue to implement our remediation plan through 2024, we cannot be certain as to when such remediation will be fully completed. Implementing and monitoring effective internal controls requires us to incur significant incremental expenses and diverts management’s attention and resources from other activities of the business.

If our remedial measures are insufficient to address the material weaknesses, or if we, or our independent registered public accounting firm, identify additional internal control deficiencies that could rise to the level of a material weakness or uncover errors in financial reporting, the disclosure of that fact, even if quickly remedied, could reduce the market’s confidence in our financial statements and harm our stock price. In addition, a failure to maintain effective internal controls could cause a delay in compliance with our reporting obligations, SEC rules and regulations or Section 404 of the Sarbanes-Oxley Act of 2002, which could subject us to a variety of administrative sanctions, including SEC enforcement action, ineligibility for short form resale registration, the suspension or delisting of our common stock from the stock exchange on which it is listed and the inability of registered broker-dealers to make a market in our common stock, which could adversely affect our business and the trading price of our common stock.

Our employees, agents, business partners or subcontractors may engage in misconduct or other improper activities, which could cause us to lose contracts, expose us to damages, harm our reputation and diminish investor confidence in our company.

We are exposed to the risk that an employee or subcontractor could commit fraud or other misconduct, including noncompliance with laws (including anti-bribery laws) or insider trading, which could subject us to civil or criminal investigations in the U.S. and in other jurisdictions, lead to civil and criminal penalties and related stockholder lawsuits, cause us to incur significant legal fees, and damage our reputation. As discussed elsewhere in this proxy statement, in January 2024, in connection with a routine tax examination of the Company’s income tax returns, the Japanese tax authority discovered misappropriations of Company funds by a former director of general affairs and legal department of L’Ange Cosmetique Co., Ltd., which is a subsidiary of the Company (the “former director”), not a relative of the CEO of the Company or any identified related party, who received kickbacks from multiple vendors of SBC Japan (collectively with the former director, the “participants”). The investigation, which was completed in March 2024, revealed that the participants had misappropriated approximately JPY632 million

($5.6 million), including consumption tax, from the Company of which the former director received approximately JPY335 million ($3.0 million), between April 2016 and the discovery of the misappropriations in January 2024. This discovery has required us to incur investigative expenses, required us to restate certain past annual financial statements, subjected us to certain government investigations, and diverted management attention away from other activities of the business. Were we to discover additional instances of employee fraud or misconduct, we anticipate such discovery would have similar adverse effects on our business and operations.

Employee or subcontractor misconduct could involve the improper use of our customers’ sensitive or classified information, which could result in regulatory sanctions against us, liability to third parties, and serious harm to our reputation and could result in a loss of customers and a reduction in revenue or profitability.

We maintain a system of internal controls to prevent such occurrences, but it is not always possible to deter employee or subcontractor misconduct, and the precautions we take to prevent and detect this activity may not be effective in controlling unknown or unmanaged risks or losses. Any instances of employee or subcontractor fraud or misconduct could cause us to lose customers, cause a reduction in our revenue, expose us to damages, harm our reputation and diminish investor confidence in our company.

Risks Related to Employee Matters

If we cannot maintain our company culture as we grow, we could lose the innovation, teamwork, passion and focus on execution that we believe contribute to our success and our business may be harmed.

We believe that a critical component to our success has been our company culture, which is based on transparency and personal autonomy. We have invested substantial time and resources in building our team within this company culture. Any failure to preserve our culture could negatively affect our ability to retain and recruit personnel and to effectively focus on and pursue our corporate objectives. As we grow and continue to develop the infrastructure of a public company, we may find it difficult to maintain these important aspects of our company culture. If we fail to maintain our company culture, our business may be adversely impacted.

Our success depends on the continuing efforts of our key employees, including our senior management members and other key personnel. If we fail to hire, retain and motivate our key employees, we could lose the innovation, collaboration and focus that contribute to our business.

We believe that our success depends substantially on the continued efforts of our key employees, including our senior management members and other qualified and key personnel. We rely on our executive officers, senior management and key employees to generate business and execute our initiatives successfully. Yoshiyuki Aikawa, our Chief Executive Officer, has a wealth of knowledge and business experience in the cosmetic clinic industry and the related management services, the core business of our group, as well as numerous personal and business relationships in this industry, and plays an extremely important role in the management of the Company. In addition, the relationships and reputation that members of our management and key employees have established and maintain with government personnel and other business partners contribute to our ability to maintain good relations and to identify new business opportunities. The loss of any key personnel or our failure to attract additional talent could reduce our employee retention, disrupt our research and development activities and operations, and impair our revenue growth and competitiveness. If one or more of our executive officers or key employees were unable or unwilling to continue their services with us, we might not be able to replace them easily, in a timely manner, or at all, and we might lose the innovation, collaboration and focus that contribute to our business.

The failure to attract and retain additional qualified personnel could prevent us from executing our business strategy.

To execute our business strategy, we must attract and retain highly qualified personnel. In particular, marketing, services, and content management domain experts are very important to our brand success and are difficult to replace. We have from time to time in the past experienced, and we expect to continue to experience in the future, difficulty in hiring and difficulty in retaining highly skilled employees with appropriate qualifications. In particular, we have experienced a competitive hiring environment in Japan, where we are headquartered and will continue to experience a competitive hiring environment as we recruit for remote talent worldwide. Many of the companies with which we compete for experienced personnel have greater resources than we do. In addition, in making employment decisions, job candidates often consider the value of the stock options or other equity incentives they are to receive in connection with their employment. If the price of our stock declines, or experiences significant volatility, our ability to attract or retain key employees will be adversely affected. If we fail to attract new personnel or fail to retain and motivate our current personnel, our growth prospects could be severely harmed.

Risks Related to Intellectual Property

We and our subsidiaries may need to defend ourselves against claims of intellectual property infringement, which may be time-consuming and costly.

Companies, organizations or individuals, including our competitors, may hold or obtain patents, trademarks or other proprietary rights that would prevent, limit or interfere with the ability of our franchisee clinics and our clinic in Vietnam to utilize our medical technologies, which could make it more difficult for our franchisee clinics and our clinic in Vietnam to operate competitively. Companies holding patents or other intellectual property rights may bring suits alleging infringement of such rights by us, our subsidiaries, and our franchisees, or otherwise assert their rights against us, our subsidiaries, and our franchisees. Moreover, our and our subsidiaries’ applications and uses of trademarks relating to our brand could be found to infringe upon existing trademark ownership and rights. We or our subsidiaries may also fail to apply for key trademarks in a timely manner. We, our subsidiaries, and our franchisees may continue to face intellectual property infringement claims in the future.

If we, our subsidiaries, or our franchisees are determined to have infringed upon a third party’s intellectual property rights, we, our subsidiaries, or our franchisees may be required to do one or more of the following:

•        cease offering products or services that incorporate or use the challenged intellectual property;

•        pay substantial damages;

•        seek a license from the holder of the infringed intellectual property right, which license may not be available on reasonable terms or at all; or

•        establish and maintain alternative branding for our brand and services.

In the event of a successful claim of infringement against us, our subsidiaries, or our franchisees failure or inability to obtain a license to the infringed technology or other intellectual property right, our business, prospects, operating results and financial condition could be materially and adversely affected. In addition, any litigation or claims, even if frivolous, could result in substantial costs, negative publicity and diversion of resources and management attention.

Our or our subsidiaries’ intellectual property rights may not protect us effectively.

As of March 31, 2024, we and our subsidiaries together had filed a total of 222 patent applications in Japan, a total of 60 trademark applications in Japan, and a total of 13 trademark applications with the International Bureau of the World Intellectual Property Organization and held 2 registered patents, 87 registered trademarks in Japan, and 2 registered domain names in Japan in relation to our and our subsidiaries’ technologies. Accordingly, the Company does not have any registered trademarks, domain names, or patents in Vietnam or the United States.

We cannot assure you that our or our subsidiaries’ pending patent applications will be granted. Even if our or our subsidiaries’ applications are successful, patents may be contested, circumvented or invalidated in the future.

In addition, the rights granted under any patents issued in the future may not provide us with proprietary protection or competitive advantages. The claims under any patents that issue from our or our subsidiaries’ patent applications may not be broad enough to prevent others from developing technologies that are similar or that achieve results similar to ours or our subsidiaries’ results. It is also possible that the intellectual property rights of others could bar us or our subsidiaries from licensing and exploiting any patents that are issued from our or our subsidiaries’ pending applications. Numerous patents and pending patent applications owned by others exist in the fields in which we and our subsidiaries have developed and are developing our technologies. These patents and patent applications might have priority over our or our subsidiaries’ patent applications and could subject our or our subsidiaries’ patent applications to invalidation. Finally, in addition to those who may claim priority, any of our or our subsidiaries’ existing or pending patents may also be challenged by others on the basis that they are otherwise invalid or unenforceable.

Implementation and enforcement of Japanese laws on intellectual property rights have historically been deficient and ineffective. Accordingly, protection of intellectual property rights in Japan may not be as effective as in the United States or other developed countries. Furthermore, policing unauthorized use of proprietary technologies is difficult and expensive. We and our subsidiaries rely on a combination of trademark and trade secret laws and restrictions on disclosure to protect our and our subsidiaries’ intellectual property rights. Despite our efforts to protect our and our subsidiaries’ proprietary rights, third parties may attempt to copy or otherwise obtain and use our or our subsidiaries’ intellectual property or seek court declarations that they do not infringe upon our or our subsidiaries’ intellectual property rights. Any unauthorized use of our or our subsidiaries’ intellectual property by third parties may adversely affect our current and future revenues and our reputation. Monitoring unauthorized use of our and our subsidiaries’ intellectual property is difficult and costly, and we cannot assure you that the steps we or our subsidiaries have taken or will take will prevent misappropriation of our and our subsidiaries’ intellectual property. From time to time, we or our subsidiaries may have to resort to litigation to enforce our and our subsidiaries’ intellectual property rights, which could result in substantial costs and diversion of our resources.

The Company may not be able to protect its intellectual property rights throughout the world.

Filing, prosecuting, and defending trademark and trade secret rights of the Company and its subsidiaries throughout the world would be prohibitively expensive. The Company has (i) filed patent applications in Japan, (ii) filed trademark applications in Japan and with the International Bureau of the World Intellectual Property Organization, and (iii) obtained trademarks in Japan. Competitors may use the Company’s technologies in jurisdictions where it has not obtained intellectual property protection.

If we fail to protect, or incur significant costs in defending or enforcing our intellectual property and other proprietary rights, our business, financial condition and results of operations could be materially harmed.

Our success depends, in large part, on our ability to protect our intellectual property and other proprietary rights. We rely primarily on trademarks, trade secrets, and unfair competition laws, as well as license agreements and other contractual provisions, to protect our intellectual property and other proprietary rights. However, existing Japanese legal standards relating to the validity, enforceability and scope of protection of intellectual property rights offer only limited protection, may not provide us with any competitive advantages, and our rights may be challenged by third parties. The laws of countries other than Japan may be even less protective of our intellectual property rights. Accordingly, despite our efforts, we may be unable to prevent third parties from infringing upon or misappropriating our intellectual property or otherwise gaining access to our technology. Unauthorized third parties may try to copy or reverse engineer the medical technologies utilized at our clinic in Vietnam and the franchisee clinics or otherwise obtain and use our intellectual property. Moreover, many of our employees and the MCs’ employees have access to our trade secrets and other intellectual property. If one or more of these employees leave our employment to work for one of our competitors, then they may disseminate this proprietary information, which may as a result damage our competitive position. If we fail to protect our intellectual property and other proprietary rights, then our business, results of operations or financial condition could be materially harmed. From time to time, we may have to initiate lawsuits to protect our intellectual property and other proprietary rights. Pursuing these claims is time consuming and expensive and could adversely impact our results of operations.

In addition, affirmatively defending our intellectual property rights and investigating whether any of our medical technologies violate the rights of others may entail significant expense. Our intellectual property rights may be challenged by others or invalidated through administrative processes or litigation. If we resort to legal proceedings to enforce our intellectual property rights or to determine the validity and scope of the intellectual property or other proprietary rights of others, then the proceedings could result in significant expense to us and divert the attention and efforts of our management and technical employees, even if we prevail.

Risks Related to Government Regulation

Failure to comply with laws and regulations could harm our business.

Our business is subject to regulation by various federal, state, local and foreign governmental agencies, including agencies responsible for monitoring and enforcing employment and labor laws, workplace safety, environmental laws, consumer protection laws, anti-bribery laws, import/export controls, federal securities laws and tax laws and regulations. In certain jurisdictions, these regulatory requirements may be more stringent than those in Japan.

Although the Company, its subsidiaries, and the MCs strive to comply with these laws and regulations, including the APPI, Antimonopoly Act, the Medical Care Act, Dispatch Act, Poisonous and Deleterious Substances Control Act, the Labor Standards Act, Act on Land and Building Leases, Act on Special Provisions to the Civil Code Concerning Electronic Consumer Contracts and Electronic Acceptance Notice, and other laws and regulations related to our business, it is possible that regulations will be unexpectedly enacted, amended, or abolished in the future, or that planned deregulation will not proceed as planned. In such cases, if any of the Company, its subsidiaries, or the MCs receive some administrative sanction for violating such laws and regulations, etc., or if excessive legal restrictions are applied in the future, our activities may be restricted, which may affect our business and earnings. Noncompliance with applicable regulations or requirements could subject us to investigations, sanctions, mandatory recalls, enforcement actions, disgorgement of profits, fines, damages, civil and criminal penalties or injunctions. A failure by the MCs to comply with government regulations may harm our franchised brand and directly result in a reduction of the Company’s revenue, since we receive substantial revenue from the MCs as part of our compensation for management services.

We are subject to anti-corruption, anti-bribery, anti-money laundering, financial and economic sanctions and similar laws, and noncompliance with such laws can subject us to administrative, civil and criminal fines and penalties, collateral consequences, remedial measures and legal expenses, all of which could adversely affect our business, results of operations, financial condition and reputation.

We are subject to anti-corruption, anti-bribery, anti-money laundering, financial and economic sanctions and similar laws and regulations in various jurisdictions in which the Company, its subsidiaries, and the MCs conduct its business or operate franchisee clinics, including the Japanese anti-corruption laws and regulations, the U.S. Foreign Corrupt Practices Act, or the FCPA and other anti-corruption laws and regulations. The FCPA prohibits us and our officers, directors, employees and business partners acting on our behalf, including agents, from corruptly offering, promising, authorizing or providing anything of value to a “foreign official” for the purposes of influencing official decisions or obtaining or retaining business or otherwise obtaining favorable treatment. The FCPA also requires companies to make and keep books, records and accounts that accurately reflect transactions and dispositions of assets and to maintain a system of adequate internal accounting controls. The Japanese anti-corruption laws and regulations prohibit bribery to government agencies, state or government owned or controlled enterprises or entities, to government officials or officials that work for state or government owned enterprises or entities, as well as bribery to non-government entities or individuals. There is uncertainty in connection with the implementation of Japanese anti-corruption laws. A violation of these laws or regulations could adversely affect our business, results of operations, financial condition and reputation.

We have direct or indirect interactions with officials and employees of government agencies and state-owned affiliated entities in the ordinary course of business. We have also entered into joint ventures and/or other business partnerships with government agencies and state-owned or affiliated entities. These interactions subject us to an increased level of compliance-related concerns. We are in the process of implementing policies and procedures designed to ensure compliance by us and our directors, officers, employees, representatives, consultants, agents and business partners with applicable anti-corruption, anti-bribery, anti-money laundering, financial and economic sanctions and similar laws and regulations. However, our policies and procedures may not be sufficient, and our directors, officers, employees, representatives, consultants, agents, and business partners could engage in improper conduct for which we may be held responsible.

Non-compliance with anti-corruption, anti-bribery, anti-money laundering or financial and economic sanctions laws could subject us to whistleblower complaints, adverse media coverage, investigations, and severe administrative, civil and criminal sanctions, collateral consequences, remedial measures and legal expenses, all of which could materially and adversely affect our business, results of operations, financial condition and reputation. In addition, changes in economic sanctions laws in the future could adversely impact our business and investments in our shares.

General Risks

Weakened global economic conditions may harm our industry, business and results of operations.

Our overall performance depends in part on worldwide economic conditions. Global financial developments and downturns seemingly unrelated to us or the cosmetic clinic industry may harm us. Japan, the United States and other key international economies have been affected from time to time by falling demand for a variety of goods and services, restricted credit, poor liquidity, reduced corporate profitability, volatility in credit, equity and foreign exchange markets, bankruptcies, and overall uncertainty with respect to the economy, including with respect to tariff and trade issues. If economic conditions in Japan, the United States, Vietnam, or any other future key markets for our franchisee clinics remain uncertain or deteriorate further, it could adversely affect clinic customers’ ability or willingness to purchase cosmetic products or services and delay prospective customers’ purchasing decisions, all of which could harm our operating results. A decrease in the revenue of the MCs’ franchisee clinics as a result of such worldwide economic conditions would directly result in a reduction of the Company’s revenue since we receive substantial revenue from the MCs as part of our compensation for management services.

We are exposed to fluctuations in currency exchange rates.

We face exposure to movements in currency exchange rates, which may cause our revenue and operating results to differ materially from expectations. As exchange rates vary, revenue, cost of revenue, operating expenses and other operating results, when re-measured, may differ materially from expectations. In addition, our operating results are subject to fluctuation if our mix of U.S. and foreign currency denominated transactions and expenses changes in the future. Furthermore, global political events and developments, fluctuating commodity prices and trade tariff developments, have caused global economic uncertainty, which could amplify the volatility of currency fluctuations. Such volatility, even when it increases our revenues or decreases our expenses, impacts our ability to predict our future results and earnings accurately. Although we may apply certain strategies to mitigate foreign currency risk, these strategies might not eliminate our exposure to foreign exchange rate fluctuations and would involve costs and risks of their own, such as ongoing management time and expertise, external costs to implement the strategies and potential accounting implications. Additionally, as we anticipate growing our business further outside of Japan, the effects of movements in currency exchange rates will increase as our transaction volume outside of Japan increases.

Our actual operating results may differ significantly from our guidance and projections.

From time to time, we may provide forward-looking estimates regarding our future performance that represent management’s estimates as of a point in time. These forward-looking statements are based on projections prepared by our management. These projections are not and were not prepared with a view toward compliance with published guidelines of the American Institute of Certified Public Accountants, and neither our independent registered public accountants nor any other independent expert or outside party compiles or examines the projections and, accordingly, no such person expresses any opinion or any other form of assurance on our projections.

Projections are based upon a number of assumptions and estimates that, while presented with numerical specificity, are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control and are based upon specific assumptions with respect to future business decisions and conditions, some of which will change. The principal reason that we provide forward-looking information is to provide a basis for our management to discuss its business outlook with stakeholders. Forward-looking statements are necessarily speculative in nature, and it can be expected that some or all of the assumptions of its forward-looking statements will not materialize or will vary significantly from actual results. Accordingly, our forward-looking statements are only an estimate of what management believes is realizable as of the date of release. Actual results will vary from our forward-looking statements and the variations may be material. In light of the foregoing, investors are urged not to rely upon, or otherwise consider, our guidance or projections in making investment decisions.

Risks Related to Ownership of New Pono Common Stock

The nominal purchase price paid by the Sponsor for the Founder Shares may significantly dilute the implied value of the Public Shares in the event the parties complete an initial Business Combination. In addition, the value of the Founder Shares will be significantly greater than the amount the Sponsor and directors and officers of Pono paid to purchase such shares in the event the parties complete an initial Business Combination, even if the Business Combination causes the trading price of the New Pono common stock to materially decline.

The nominal purchase price paid by the Sponsor for the Founder Shares may significantly dilute the implied value of the Public Shares in the event we complete an initial business combination. In addition, the value of the Founder Shares will be significantly greater than the amount the Sponsor and directors and officers of Pono paid to purchase such shares in the event we complete an initial Business Combination, even if the Business Combination causes the trading price of the New Pono common stock to materially decline. The Sponsor invested an aggregate of $6,368,750, comprised of the $25,000 purchase price for the Founder Shares, and the $6,343,750 purchase price for the Placement Units or $10.00 per share. The amount held in Pono’s Trust Account was approximately $[_] on the Record Date, implying a value of $[_] per Public Share. Based on these assumptions, each share of Pono common stock would have an implied value of $[_] per share representing a [_]% decrease from the initial implied value of $[_] per Public Share. While this would represent a dilution to our public stockholders, it would represent a significant increase in value for the Sponsor and directors and officers of Pono relative to the price it paid for each Founder Share. At approximately $[_] per share, the [_] shares of New Pono common stock that the Sponsor and directors and officers of Pono holding Founder Shares would own upon completion of our initial Business Combination would have an aggregate implied value of $[_] million. As a result, even if the trading price of the New Pono common stock significantly declines, the value of the Founder Shares held by the Sponsor and directors and officers of Pono will be significantly greater than the amount the Sponsor and directors and officers of Pono paid to purchase such shares. In addition, the Sponsor and directors and officers of Pono could potentially recoup their entire investment, inclusive of their investment in the Placement Units, even if the trading price of the New Pono common stock after the initial Business Combination is as low as $[_] per share. As a result, the Sponsor and directors and officers of Pono holding Founder Shares are likely to earn a substantial profit on their investment upon disposition of shares of New Pono common stock even if the trading price of the New Pono common stock declines after the completion of the initial Business Combination. The Sponsor and directors and officers of Pono holding Founder Shares may therefore be economically incentivized to complete an initial business combination with a riskier, weaker-performing or less-established target business, or on terms less favorable to the public stockholders, rather than liquidating Pono. This dilution would increase to the extent that public stockholders seek redemptions from the Trust Account for their Public Shares.

If the Business Combination does not qualify as a “reorganization” within the meaning of Section 368(a) of the Code, the SBC stockholders may be required to pay substantial U.S. federal income taxes.

The Business Combination is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and Pono and SBC intend to report the Business Combination consistent with such qualification. It is the opinion of Anthony, Linder & Cacomanolis, PLLC that, for U.S. federal income tax purposes, the Business Combination should qualify as a “reorganization” within the meaning of Section 368(a) of the Code. Notwithstanding, Pono and SBC have not sought, and will not seek, any ruling from the IRS regarding any matters relating to the transactions, and as a result, there can be no assurance that the IRS would not assert, or that a court would not sustain, a position contrary to the treatment of the Business Combination as a “reorganization” within the meaning of Section 368(a) of the Code. If the IRS or a court determines that the Business Combination does not qualify as a “reorganization” within the meaning of Section 368(a) of the Code, a holder of SBC common stock would recognize taxable gain or loss upon the exchange of SBC common stock for Pono Class A common stock pursuant to the Business Combination. See “The Business Combination Proposal — Material United States Federal Income Tax Consequences.”

An active market for New Pono’s securities may not develop, which would adversely affect the liquidity and price of New Pono’s securities.

The price of New Pono’s securities may vary significantly due to factors specific to New Pono as well as to general market or economic conditions. Furthermore, an active trading market for New Pono’s securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.

Nasdaq may delist New Pono’s securities from trading on its exchange, which could limit investors’ ability to make transactions in New Pono’s securities and subject New Pono to additional trading restrictions.

Pono’s securities are currently listed on Nasdaq and it is anticipated that, following the Business Combination, New Pono’s securities will be listed on Nasdaq. However, Pono cannot assure you that New Pono’s securities will continue to be listed on Nasdaq in the future. In order to continue listing its securities on Nasdaq, New Pono must maintain certain financial, distribution and stock price levels. Generally, New Pono must maintain a minimum number of holders of its securities (generally 400 public holders). Additionally, in connection with the Business Combination, New Pono will be required to demonstrate compliance with Nasdaq’s initial listing requirements, which are more rigorous than Nasdaq’s continued listing requirements, in order to continue to maintain the listing of our securities on Nasdaq. For instance, New Pono’s stock price would generally be required to be at least $4.00 per share and New Pono will be required to have a minimum of 400 public holders (with at least 50% of such round lot holders holding securities with a market value of at least $2,500) in order to remain listed on the Nasdaq Global Market. Pono cannot assure you that New Pono will be able to meet those initial listing requirements at that time.

If Nasdaq delists New Pono’s securities from trading on its exchange and New Pono is not able to list its securities on another national securities exchange, Pono expects New Pono’s securities could be quoted on an over-the-counter market. If this were to occur, New Pono could face significant material adverse consequences, including:

•        a limited availability of market quotations for its securities;

•        reduced liquidity for its securities;

•        a determination that New Pono’s common stock is a “penny stock” which will require brokers trading in the common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for New Pono’s securities;

•        a limited amount of news and analyst coverage; and

•        a decreased ability to issue additional securities or obtain additional financing in the future.

Nasdaq may delist Pono’s securities from its exchange which could limit investors’ ability to make transactions in Pono’s securities and subject us to additional trading restrictions.

On April 2, 2024, Pono received a notice from the staff of the Listing Qualifications Department of Nasdaq indicating that Pono is not in compliance with Nasdaq Listing Rule 5450(b)(2), which requires Pono to have at least 1,100,000 publicly held shares for continued listing on the Nasdaq Global Market (the “Minimum Public Shares Requirement”). The notice states that Pono had 45 calendar days to submit a plan to regain compliance with the Minimum Public Shares Requirement. Pono timely submitted a compliance plan within the specified period.

On May 6, 2024, Pono received a separate written notice from Nasdaq stating that its listed securities failed to maintain a minimum Market Value of Publicly Held Shares (“MVPHS”) of $15,000,000, which is a requirement for continued listing on The Nasdaq Global Market in accordance with Nasdaq Listing Rule 5450(b)(2)(C) (the “MVPHS Requirement”) based upon Pono’s MVPHS for the 34 consecutive business days prior to the date of the notice. In accordance with the Nasdaq listing rules, Pono has been provided 180 calendar days, or until November 4, 2024, to regain compliance. To regain compliance, Pono must maintain a minimum MVPHS of $15,000,000 for a period of ten (10) consecutive days.

Additionally, on May 7, 2024, Pono received a separate written notice from Nasdaq stating that Pono no longer complies with Nasdaq’s continued listing rules on The Nasdaq Global Market due to not having maintained a minimum of 400 total holders for continued listing, as required pursuant to Nasdaq Listing Rule 5450(a)(2) (the “Total Holders Requirement”). In accordance with the Nasdaq listing rules, Pono had 45 calendar days to submit a plan to regain compliance and, if Nasdaq accepts the plan, Nasdaq can grant Pono an extension of up to 180 calendar days from the date of the letter to evidence compliance. Pono timely submitted a compliance plan within the specified period.

The notices have no immediate effect on the listing of Pono’s securities on Nasdaq. On May 16, 2024, Pono timely submitted a compliance plan and requested additional time to complete a business combination and to meet Nasdaq’s Minimum Public Shares Requirement and Total Holders Requirement. If Nasdaq accepts Pono’s plan, Nasdaq may grant Pono us an extension of up to 180 calendar days from the date of the relevant notice to evidence compliance. If Nasdaq does not accept Pono’s plan, Pono will have the opportunity to appeal the decision in front of a Nasdaq Hearings Panel. Should Pono fail to obtain from Nasdaq such an extension, Pono’s securities may be delisted and that could limit investors’ ability to make transactions in its securities and subject Pono to additional trading restrictions. If Pono’s securities are delisted, Pono may be forced to abandon its efforts to complete an initial business combination and liquidate. Pono intends to regain compliance with these requirements by completing the Business Combination and engaging a brokerage firm as a capital markets advisor to assist Pono in creating greater investor awareness of Pono and its securities.

The market price of New Pono’s common stock may decline as a result of the Business Combination.

The market price of New Pono’s common stock may decline as a result of the Business Combination for a number of reasons including if:

•        investors react negatively to the prospects of New Pono’s business and the prospects of the Business Combination;

•        the effect of the Business Combination on New Pono’s business and prospects is not consistent with the expectations of financial or industry analysts; or

•        New Pono does not achieve the perceived benefits of the Business Combination as rapidly or to the extent anticipated by financial or industry analysts.

The New Pono common stock price may change significantly following the Merger and you could lose all or part of your investment as a result.

The trading price of New Pono common stock is likely to be volatile. The stock market recently has experienced extreme volatility. This volatility often has been unrelated or disproportionate to the operating performance of particular companies. You may not be able to resell your shares of New Pono common stock at an attractive price due to a number of factors such as those listed in “— Risks Related to SBC” and the following:

•        results of operations that vary from the expectations of securities analysts and investors;

•        results of operations that vary from those New Pono’s competitors;

•        changes in expectations as to New Pono’s future financial performance, including financial estimates and investment recommendations by securities analysts and investors;

•        declines in the market prices of stocks generally;

•        strategic actions by New Pono or its competitors;

•        announcements by New Pono or its competitors of significant contracts, acquisitions, joint ventures, other strategic relationships or capital commitments;

•        announcements of estimates by third parties of actual or anticipated changes in the size of New Pono’s customer base or the level of customer engagement;

•        any significant change in New Pono’s management;

•        changes in general economic or market conditions or trends in New Pono’s industry or markets;

•        changes in business or regulatory conditions, including new laws or regulations or new interpretations of existing laws or regulations applicable to New Pono’s business;

•        additional shares of New Pono securities being sold or issued into the market by New Pono or any of the existing stockholders or the anticipation of such sales, including if New Pono issues shares to satisfy restricted stock unit related tax obligations or if existing stockholders sell shares into the market when applicable “lock-up” periods end;

•        investor perceptions of the investment opportunity associated with New Pono common stock relative to other investment alternatives;

•        the public’s response to press releases or other public announcements by New Pono or third parties, including New Pono’s filings with the SEC;

•        litigation involving New Pono, New Pono’s industry, or both, or investigations by regulators into New Pono’s operations or those of New Pono’s competitors;

•        guidance, if any, that New Pono provides to the public, any changes in this guidance or New Pono’s failure to meet this guidance;

•        the development and sustainability of an active trading market for New Pono common stock;

•        actions by institutional or activist stockholders;

•        developments in new legislation and pending lawsuits or regulatory actions, including interim or final rulings by judicial or regulatory bodies;

•        changes in accounting standards, policies, guidelines, interpretations or principles; and

•        other events or factors, including those resulting from pandemics, natural disasters, war, acts of terrorism or responses to these events.

These broad market and industry fluctuations may adversely affect the market price of New Pono common stock, regardless of New Pono’s actual operating performance. In addition, price volatility may be greater if the public float and trading volume of New Pono common stock is low.

In the past, following periods of market volatility, stockholders have instituted securities class action litigation. If New Pono was involved in securities litigation, it could have a substantial cost and divert resources and the attention of executive management from New Pono’s business regardless of the outcome of such litigation.

Because there are no current plans to pay cash dividends on the New Pono common stock for the foreseeable future, you may not receive any return on investment unless you sell your New Pono common stock at a price greater than what you paid for it.

New Pono intends to retain future earnings, if any, for future operations, expansion and debt repayment, and there are no current plans to pay any cash dividends for the foreseeable future. The declaration, amount and payment of any future dividends on shares of New Pono common stock will be at the sole discretion of the New Pono board of directors. The New Pono board of directors may take into account general and economic conditions, New Pono’s financial condition and results of operations, New Pono’s available cash and current and anticipated cash needs, capital requirements, contractual, legal, tax and regulatory restrictions, implications of the payment of dividends by New Pono to its stockholders or by its subsidiaries to it and such other factors as the New Pono board of directors may deem relevant. As a result, you may not receive any return on an investment in New Pono common stock unless you sell your New Pono common stock for a price greater than that which you paid for it.

New Pono stockholders may experience dilution in the future.

The percentage of shares of New Pono common stock owned by current stockholders may be diluted in the future because of equity issuances for acquisitions, capital market transactions or otherwise, including, without limitation, equity awards that New Pono may grant to its directors, officers and employees, exercise of the New Pono warrants. Such issuances may have a dilutive effect on New Pono’s earnings per share, which could adversely affect the market price of New Pono common stock.

If securities or industry analysts do not publish research or reports about New Pono’s business, if they change their recommendations regarding New Pono common stock or if New Pono’s operating results do not meet their expectations, the New Pono common stock price and trading volume could decline.

The trading market for New Pono common stock will depend in part on the research and reports that securities or industry analysts publish about New Pono or its businesses. If no securities or industry analysts commence coverage of New Pono, the trading price for New Pono common stock could be negatively impacted. In the event securities or industry analysts initiate coverage, if one or more of the analysts who cover New Pono downgrade its securities or publish unfavorable research about its businesses, or if New Pono’s operating results do not meet analyst expectations, the trading price of New Pono common stock would likely decline. If one or more of these analysts cease coverage of New Pono or fail to publish reports on New Pono regularly, demand for New Pono common stock could decrease, which might cause the New Pono common stock price and trading volume to decline.

Future sales, or the perception of future sales, by New Pono or its stockholders in the public market following the Business Combination could cause the market price for New Pono common stock to decline.

The sale of shares of New Pono common stock in the public market, or the perception that such sales could occur, could harm the prevailing market price of shares of New Pono common stock. These sales, or the possibility that these sales may occur, also might make it more difficult for New Pono to sell equity securities in the future at a time and at a price that it deems appropriate.

It is anticipated that, upon the Closing, assuming no additional redemptions and assuming the exercise of all issued and outstanding warrants and options (which would be 27.0% of the outstanding capital stock of the Combined Entity), Pono’s public stockholders will retain an ownership interest of approximately 1.4% of the outstanding capital stock of the Combined Entity, the Sponsor will retain an ownership interest of approximately 4.6% of the outstanding capital stock of the Combined Entity, the SBC securityholders will own approximately 67.0% of the outstanding capital stock of the Combined Entity, and the investor under the 2024 Non-Redemption Agreement will own approximately 1.3% of the outstanding capital stock of the Combined Entity (see Unaudited Pro Forma Condensed Combined and Consolidated Financial Information — 2024 Non-Redemption Agreement for further information). The foregoing ownership percentages with respect to the Combined Entity following the Business Combination assume (i) the exercise of all 11,500,000 public warrants and 634,375 private placement warrants, (ii) the conversion of $2,700,000 convertible promissory note into 270,000 shares of common stock, (iii) the exercise of stock options to purchase 6,995,812 shares of common stock issued by SBC to the Chief Executive Officer of SBC, (iv) the exercise of stock options to purchase 203,644 shares of common stock issued by SBC to a representative director of a subsidiary of the Company, (v) the exercise of warrants to purchase 12,978,028 shares of common stock issued by SBC to the immediate family members of SBC’s CEO (3,935,150), business partners of SBC (1,967,575), doctors of MCs (4,419,075), and a consultant to SBC (2,656,226) but does not assume the issuance of any awards under the Equity Incentive Plan All shares currently held by Pono public stockholders and will be freely tradable without registration under the Securities Act, and without restriction by persons other than New Pono’s “affiliates” (as defined under Rule 144 under the Securities Act, (“Rule 144”)), including New Pono’s directors, executive officers and other affiliates. All existing SBC securityholders are expected to be affiliates of New Pono.

In connection with the Merger, certain existing SBC securityholders, who are expected to own 67.0% shares of New Pono common stock following the Business Combination (based on the above assumptions and SBC’s current stockholdings), have agreed with Pono, subject to certain exceptions, not to dispose of or hedge any of their shares of New Pono common stock or securities convertible into or exchangeable for shares of New Pono common stock during the period from the date of the Closing continuing through the earliest of: (i) the six-month anniversary of the Closing, (ii) the date on which the Closing price of New Pono common stock equals or exceeds $12.00 per share for any 20 trading days within any 30 trading day period commencing at least 150 days after Pono’s initial business combination, and (iii) such date on which New Pono completes a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of the New Pono stockholders having the right to exchange their shares of New Pono common stock for cash, securities or other property. See “The Business Combination Proposal — General Description of the Merger Agreement — Lock-up Agreements”.

In addition, the shares of New Pono common stock reserved for future issuance under the Equity Incentive Plan will become eligible for sale in the public market once those shares are issued, subject to any applicable vesting requirements, lockup agreements and other restrictions imposed by law. A total number of shares representing 15% of the fully diluted, and as converted, outstanding shares of New Pono common stock immediately following consummation of the Merger are expected to be reserved for future issuance under the Equity Incentive Plan. New Pono is expected to file one or more registration statements on Form S-8 under the Securities Act to register shares of New Pono common stock or securities convertible into or exchangeable for shares of New Pono common stock issued pursuant to the Equity Incentive Plan. Any such Form S-8 registration statements will automatically become effective upon filing. Accordingly, shares registered under such registration statements will be available for sale in the open market.

In the future, New Pono may also issue its securities in connection with investments or acquisitions. The amount of shares of New Pono common stock issued in connection with an investment or acquisition could constitute a material portion of the then-outstanding shares of New Pono common stock. Any issuance of additional securities in connection with investments or acquisitions may result in additional dilution to New Pono stockholders.

Pono currently is and New Pono will be an emerging growth company within the meaning of the Securities Act, and if New Pono takes advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

Pono is currently and, following the consummation of the Merger, New Pono will be an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act. New Pono may continue to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As a result, New Pono stockholders may not have access to certain information they may deem important. We cannot predict whether investors will find securities issued by New Pono less attractive because New Pono will rely on these exemptions. If some investors find those securities less attractive as a result of its reliance on these exemptions, the trading prices of New Pono’s securities may be lower than they otherwise would be, there may be a less active trading market for New Pono’s securities and the trading prices of New Pono’s securities may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. Pono has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, New Pono, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of New Pono’s financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accountant standards used.

New Pono will remain an emerging growth company until the earliest of: (i) the last day of the fiscal year following the fifth anniversary of the closing of the Pono IPO, (ii) the last day of the fiscal year in which New Pono has total annual gross revenue of at least $1.235 billion; (iii) the last day of the fiscal year in which New Pono is deemed to be a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of New Pono common stock held by non-affiliates exceeded $700.0 million as of the last business day of the second fiscal quarter of such year; or (iv) the date on which New Pono has issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

New Pono may redeem unexpired Public Warrants prior to their exercise at a time that is disadvantageous for Pono warrant holders.

New Pono will have the ability to redeem outstanding Public Warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the last reported sales price of New Pono common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading-day period ending on the third trading day prior to the date New Pono sends the notice of redemption to the warrant holders. If and when the Public Warrants become redeemable by New Pono, New Pono may exercise its redemption right if there is a current registration statement in effect with respect to the shares of New Pono common stock underlying such warrants. Redemption of the outstanding Public Warrants could force you to: (i) exercise your warrants and pay the related exercise price at a time when it may be disadvantageous for you to do so; (ii) sell your warrants at the then-current market price when you might otherwise wish to hold your warrants; or (iii) accept the nominal redemption price which, at the time the outstanding Public Warrants are called for redemption, is likely to be substantially less than the market value of your warrants.

Risks Related to Redemption

The ability to execute Pono and SBC’s strategic plan could be negatively impacted to the extent a significant number of stockholders choose to redeem their shares in connection with the Business Combination.

In the event the aggregate cash consideration Pono would be required to pay for all of its public shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the Merger Agreement exceeds the aggregate amount of cash available to Pono, Pono may be required to increase the financial leverage Pono and SBC’s business would have to support. This may negatively impact Pono and SBC’s ability to execute on their future strategic plan.

There is no guarantee that a Pono public stockholder’s decision whether to redeem its shares of Pono common stock for a pro rata portion of the Trust Account will put such stockholder in a better future economic position.

We cannot assure you as to the price at which a public stockholder may be able to sell the shares of New Pono common stock in the future following the completion of the Merger. Certain events following the consummation of any business combination, including the Merger, may cause an increase in the New Pono stock price, and may result in a lower value realized now than a Pono stockholder might realize in the future had the stockholder not elected to redeem such stockholder’s public shares. Similarly, if a Pono public stockholder does not redeem his, her or its shares, such stockholder will bear the risk of ownership of New Pono common stock after the consummation of the Merger, and there can be no assurance that a stockholder can sell his, her or its shares of New Pono common stock in the future for a greater amount than the redemption price set forth in this proxy statement. A Pono public stockholder should consult his, her or its own tax or financial advisor for assistance on how this may affect its individual situation.

If Pono public stockholders fail to comply with the redemption requirements specified in this proxy statement, they will not be entitled to redeem their public shares for a pro rata portion of the funds held in the Trust Account.

Pono intends to comply with the U.S. federal proxy rules in conducting redemptions in connection with the Merger. However, despite Pono’s compliance with these rules, if a Pono stockholder fails to receive Pono’s proxy materials, such stockholder may not become aware of the opportunity to redeem its shares of Pono common stock. In addition, this proxy statement provides the various procedures that must be complied with in order to validly tender or redeem public shares. In the event that a public stockholder fails to comply with these or any other procedures, its public shares may not be redeemed.

In order to exercise their redemption rights, public stockholders are required to deliver their public shares, either physically or electronically using the Depository Trust Company’s DWAC System, to Pono’s transfer agent prior to the vote at the Pono Special Meeting. If a public stockholder properly seeks redemption as described in this proxy statement and the Business Combination is consummated, Pono will redeem these public shares for a pro rata portion of the funds deposited in the Trust Account and the public stockholder will no longer own such public shares following the Merger. See the section entitled “Pono Special Meeting of Stockholders — Redemption Rights” for additional information on how to exercise your redemption rights.

If you or a “group” of Pono stockholders of which you are a part is deemed to hold an aggregate of more than 15% of the public shares, you (or, if a member of such a group, all of the members of such group in the aggregate) will lose the ability to redeem all such public shares in excess of 15% of the public shares.

A public stockholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act), will be restricted from redeeming in the aggregate his, her or its public shares or, if part of such a group, the group’s public shares, in excess of 15% of the public shares, without the prior consent of Pono. However, Pono stockholders’ ability to vote all of their public shares (including such excess shares) for or against the Business Combination Proposal is not restricted by this limitation on redemptions. Your inability to redeem any such excess public shares could result in you suffering a material loss on your investment in Pono if you sell such excess public shares in open market transactions. Pono cannot assure you that the value of such excess public shares will appreciate over time following the Business Combination or that the market price of the public shares will exceed the per share redemption price.

The Sponsor, directors or officers or their affiliates may enter into certain non-redemption arrangements with public stockholders, which may influence a vote on a proposed Business Combination and the other proposals described in this proxy statement and reduce the public “float” of Pono common stock.

The Sponsor, directors or officers or their affiliates may enter into certain non-redemption arrangements with public stockholders either prior to or following the completion of the Business Combination, although they are under no obligation to do so. Such an arrangement may include a contractual acknowledgement that such stockholder, although still the record holder of the shares is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. The purpose of such purchases could be to vote such shares in favor of the Business Combination and thereby increase the likelihood of obtaining stockholder approval of the Business Combination or to satisfy closing conditions in the Merger Agreement regarding required amounts of cash or cash equivalents that Pono has from any source equal or exceeds certain thresholds where it appears that such requirements would otherwise not be met. This may result in the completion of the Business Combination that may not otherwise have been possible. In addition, if such purchases are made, the public “float” of Pono common stock and the number of beneficial holders of its securities may be reduced, possibly making it difficult to obtain or maintain the quotation, listing or trading of Pono securities on the Nasdaq or another national securities exchange or reducing the liquidity of the trading market for its common stock.

UNAUDITED PRO FORMA CONDENSED COMBINED AND CONSOLIDATED
FINANCIAL INFORMATION

Pono is providing the following unaudited pro forma condensed combined and consolidated financial information to aid you in your analysis of the financial aspects of the Merger and related transactions. The following unaudited pro forma condensed combined and consolidated financial information presents the combination of the financial information of Pono and SBC adjusted to give effect to the Merger and related transactions. The following unaudited pro forma condensed combined and consolidated financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Defined terms included below have the same meaning as terms defined and included elsewhere in this proxy statement.

The historical financial information of Pono was derived from the unaudited consolidated financial statements of Pono as of and for the three months ended March 31, 2024 and the audited consolidated financial statements of Pono as of and for the year ended December 31, 2023, included elsewhere in this proxy statement. The historical financial information of SBC was derived from the unaudited consolidated financial statements of SBC as of and for the three months ended March 31, 2024 and the audited consolidated financial statements of SBC as of and for the year ended December 31, 2023, included elsewhere in this proxy statement. Such unaudited pro forma financial information has been prepared on a basis consistent with the audited financial statements of Pono and SBC, respectively, and should be read in conjunction with the historical financial statements and related notes, each of which is included elsewhere in this proxy statement. This information should also be read together with the sections titled “Pono’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “SBC’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in this proxy statement.

The Merger will be accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, Pono is treated as the “acquired” company for financial reporting purposes. SBC has been determined to be the accounting acquirer because existing SBC shareholders, as a group, will retain the largest portion of the voting rights in the combined entity when contemplating the various redemption scenarios, the executive officers of SBC are the initial executive officers of the combined company, and the operations of SBC will be the continued operations of the combined company.

The unaudited pro forma condensed combined and consolidated balance sheet as of March 31, 2024 assumes that the Merger and related transactions occurred on March 31, 2024. The unaudited pro forma condensed combined and consolidated statements of operations for the three months ended March 31, 2024 and for the year ended December 31, 2023, gives pro forma effect to the Merger and related transactions as if they had occurred on January 1, 2023. Pono and SBC have not had any historical relationship prior to the Merger. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

These unaudited pro forma condensed combined and consolidated financial statements are for informational purposes only. They do not purport to indicate the results that would have been obtained had the Merger and related transactions actually been completed on the assumed date or for the periods presented, or which may be realized in the future. The pro forma adjustments are based on the information currently available and the assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined and consolidated financial information.

Description of the Merger

On January 31, 2023, the Company entered into Merger Agreement (as amended and restated on June 21, 2023) with SBC, a Delaware corporation. Pursuant to the Merger Agreement, among other things and subject to the terms and conditions contained therein, Pono and SBC intend to effect the merger with the SBC continuing as the surviving entity, as a result of which all of SBC securities issued and outstanding immediately prior to the effective time of the Merger, shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, in exchange for the right for each SBC stockholder to receive its pro rata share of the stockholder merger consideration.

In accordance with the terms and subject to the conditions of the Merger Agreement, the aggregate consideration for the Merger, the holders of SBC securities collectively to be entitled to receive from Pono, in the aggregate, a number of Pono securities with an aggregate value equal to (a) $1,200,000,000, minus (b) the amount, if any, by which $3,000,000 exceeds SBC’s net working capital, plus (c) the amount, if any, by which SBC’s net working capital exceeds $3,000,000, minus (d) the aggregate amount of any outstanding indebtedness (minus cash held by SBC) of SBC at Closing, minus (e) specified transaction expenses of SBC associated with the Merger. Pursuant to the First Amendment to the Merger Agreement entered into on September 8, 2023 (the “Amendment”), the $1,200,000,000 amount in the Merger Consideration calculation above was reduced to $1,000,000,000 (collectively, the “Merger Consideration”).

SBC and Pono agree that Pono shall issue to Mehana Capital LLC (the “Sponsor”) one million two hundred thousand (1,200,000) shares of Pono Class A Common Stock for no additional consideration (the “Sponsor Shares”). The Sponsor Shares shall be issued on the date that is the earlier of (a) the six (6) month anniversary of the Closing or (b) the expiration of the “Founder Shares Lock-up Period” provided, however, that the Sponsor in its sole discretion may direct Pono to issue all or a portion of the Sponsor Shares on such earlier or later date as it shall determine (which date shall not be earlier than the Closing). The Sponsor Shares shall be fully registered on the date of such grant except that, in the event that any portion of the Sponsor Shares are issued at the Closing, Pono shall register such shares promptly thereafter in accordance with the terms of the Registration Rights Agreement.

2024 Non-Redemption Agreement

On January 11, 2024, Pono entered into the 2024 Non-Redemption Agreement with an unaffiliated investor (the “Holder”) which agreed to acquire from public stockholders of Pono 1,500,000 to 1,700,000 shares of Class A common stock in the open market, at a prices no higher than the redemption price per share payable to stockholders who exercise redemption rights in connection with the stockholder vote to approve Pono’s Business Combination, prior to the stockholder meeting to vote on the Extension Amendment (the “Meeting Date”) and to agree to waive its redemption rights and hold the shares until after the closing of the Business Combination and to not vote any shares in connection with the Business Combination pursuant to the terms of the 2024 Non-Redemption Agreement. In consideration of the Holder’s agreement to waive its redemption rights with respect to the shares, and subject to (i) the Holder acquiring 1,500,000 to 1,700,000 shares of Class A common stock in the open market, and (ii) the Holder’s satisfaction of its other obligations under the 2024 Non-Redemption Agreement, on the closing date of the Business Combination, provided that the Holder has continued to hold the Holder’s shares through the closing date, SBC and Yoshiyuki Aikawa, the chief executive officer of SBC, shall cause to be issued or transferred to Holder a number of shares of Class A common stock held by Dr. Aikawa (the “Incentive Shares”), which will equal one (1) Incentive Share for each public share purchased in the open market pursuant to the 2024 Non-Redemption Agreement that is continuously owned by the Holder until the closing date of the Business Combination. The 2024 Non-Redemption Agreement terminates on the earliest to occur of (i) the closing date of the Business Combination, (ii) the termination of the related Business Combination Agreement, or (iii) April 30, 2024 (the “Clearance Date”) if Pono has not cleared all SEC comments to its proxy statement in connection with the Business Combination by that date. On March 15, 2024, the parties to the 2024 Non-Redemption Agreement entered into an amendment to the 2024 Non-Redemption Agreement to extend the Clearance Date to June 30, 2024, and to agree to close the Business Combination on or before August 31, 2024.

The unaudited pro forma condensed combined and consolidated financial information has been prepared using the assumptions below with respect to the potential redemption into cash of shares of Pono common stock:

•        Assuming No Additional Redemptions:    This scenario assumes that no additional public stockholders of Pono exercise redemption rights with respect to their public shares for a pro rata share of the funds in the Trust Account.

•        Assuming Maximum Redemptions:    This scenario assumes that 149,416 shares of Class A common stock subject to redemption are redeemed for an aggregate payment of approximately $18.0 million (based on an estimated per share redemption price of approximately $10.90 assuming the pro forma maximum redemption scenario pursuant to the Merger Agreement and assuming 1,500,000 shares are not redeemed under the 2024 Non-Redemption Agreement).

The following summarizes the pro forma common stock outstanding under multiple scenarios:

	No Redemptions	%	25% Redemption	%	50% Redemption	%	75% Redemption	%	Maximum Redemption	%
SBC Stockholders(1)	78,471,276	67.0%	78,471,276	67.0%	78,471,276	67.0%	78,471,276	67.0%	78,471,276	67.0%
Shares underlying options issued by SBC(2)	7,199,456	6.1%	7,199,456	6.2%	7,199,456	6.2%	7,199,456	6.2%	7,199,456	6.2%
Shares underlying private warrants issued by SBC(3)	12,978,028	11.1%	12,978,028	11.1%	12,978,028	11.1%	12,978,028	11.1%	12,978,028	11.1%
Shares underlying public warrants	11,500,000	9.8%	11,500,000	9.8%	11,500,000	9.8%	11,500,000	9.8%	11,500,000	9.8%
Pono Public Stockholders(4)	1,649,416	1.4%	1,500,000	1.3%	1,500,000	1.3%	1,500,000	1.3%	1,500,000	1.3%
Pono Sponsor and affiliates(5)	5,343,750	4.6%	5,343,750	4.6%	5,343,750	4.6%	5,343,750	4.6%	5,343,750	4.6%
Representative Shares(6)	57,500	—%	57,500	—%	57,500	—%	57,500	—%	57,500	—%
Pro forma fully diluted common stock at March 31, 2024	117,199,426	100.0%	117,050,010	100.0%	117,050,010	100.0%	117,050,010	100.0%	117,050,010	100.0%

____________

(1)      Includes 270,000 shares issued to SBC stockholders upon the automatic conversion of the $2,700,000 convertible promissory note outstanding at one share for each $10 of additional capital contribution immediately prior to the merger being effected in connection the consummation of the Business Combination.

(2)      Includes 6,995,812 shares of common stock underlying options issued by SBC to its CEO and 203,644 shares of common stock underlying options issued by SBC to a representative director of a subsidiary of the Company.

(3)      Includes (i) 3,935,150 shares underlying private warrants issued by SBC to the immediate family members of SBC’s CEO, (ii) 1,967,575 shares underlying private warrants issued to the business partners of SBC, (iii) 4,419,075 shares underlying private warrants issued by SBC to doctors of MCs, and (iv) 2,656,226 shares underlying private warrants issued by SBC to HearttCore Enterprises, Inc., a consultant to SBC.

(4)      Assumes 1,500,000 shares of Pono Class A common stock are not redeemed under the 2024 Non-Redemption Agreement.

(5)      Includes (i) 2,875,000 Founder Shares and 634,375 Class A shares of common stock held by the Sponsor, (ii) 1,200,000 shares issued to the Sponsor at Closing, and (iii) 634,375 shares of common stock underlying the Placement Warrants. 339,565 of these shares are to be issued to the 2023 Non-Redemption Agreement Investors pursuant to the 2023 Non-Redemption Agreements.

(6)      Represents Pono Class A common stock held by the Underwriter.

The following unaudited pro forma condensed combined and consolidated balance sheet as of March 31, 2024 and the unaudited pro forma condensed combined and consolidated statements of operations for the three months ended March 31, 2024 and for the year ended December 31, 2023 are based on the historical financial statements of Pono and SBC. The unaudited pro forma adjustments are based on information currently available, and assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined and consolidated financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED AND
CONSOLIDATED BALANCE SHEET
AS OF MARCH 31, 2024

	Pono Capital Two, Inc. (Historical)	SBC Medical Group Holdings Incorporated (Historical)	Transaction Accounting Adjustments (Assuming No Additional Redemptions)		Pro Forma Combined (Assuming No Additional Redemptions)	Transaction Accounting Adjustments (Assuming Maximum Redemptions)		Pro Forma Combined (Assuming Maximum Redemptions)
ASSETS
Current assets
Cash and cash equivalents	$1,659,751	$96,181,550	$17,980,652	A	$110,241,983	$(1,628,817)	H	$108,613,166
	—	—	(5,579,970)	C	—	—		—
Accounts receivable	—	1,413,914	—		1,413,914	—		1,413,914
Accounts receivable – related parties	—	26,555,258	—		26,555,258	—		26,555,258
Inventories	—	2,674,863	—		2,674,863	—		2,674,863
Short-term investments	—	—	—		—	—		—
Income tax recoverable	—	—	—		—	—		—
Finance lease receivables, current – related parties	—	5,914,149	—		5,914,149	—		5,914,149
Loan receivables, current	—	13,650,544	—		13,650,544	—		13,650,544
Prepaid expenses and other current assets	109,652	10,458,628	(2,700,000)	D	7,868,280	—		7,868,280
	—	—	—		—	—		—
Total current assets	1,769,403	156,848,906	9,700,682		168,318,991	(1,628,817)		166,690,174
Marketable securities held in Trust Account	17,980,652	—	(17,980,652)	A	—	—		—
Property and equipment, net	—	12,335,346	—		12,335,346	—		12,335,346
Intangible assets, net	—	16,030,451	—		16,030,451	—		16,030,451
Long-term investments	—	5,058,039	—		5,058,039	—		5,058,039
Goodwill, net	—	3,346,332	—		3,346,332	—		3,346,332
Finance lease receivables, non-current – related parties	—	3,797,831	—		3,797,831	—		3,797,831
Operating lease right-of-use assets	—	5,482,096	—		5,482,096	—		5,482,096
Deferred tax assets	—	—	—		—	—		—
Loan receivables, non-current	—	8,200,071	—		8,200,071	—		8,200,071
Long-term prepayments	—	3,685,083	—		3,685,083	—		3,685,083
Long-term investments in MCs – related parties	—	18,462,797	—		18,462,797	—		18,462,797
Other assets	—	14,657,311	—		14,657,311	—		14,657,311
Total assets	$19,750,055	$247,904,263	$(8,279,970)		$259,374,348	$(1,628,817)		$257,745,531

LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Accounts payable	$59,950	$15,771,322	$(41,704)	C	$15,789,568	$—		$15,789,568
	—	—	—		—	—		—
Advance from customers	—	509,947	—		509,947	—		509,947
Advance from customers – related parties	—	21,329,547	—		21,329,547	—		21,329,547
Accrued expenses and other current liabilities	510,433	17,805,244	(416,881)	C	17,898,796	—		17,898,796
Convertible Promissory Note	2,700,000	—	(2,700,000)	D	—	—		—
	—	—	—		—	—		—
Income tax payable	56,532	—	—		56,532	—		56,532
Franchise tax payable	43,272	—	—		43,272	—		43,272
Excise tax payable	1,030,436	—	—		1,030,436	—		1,030,436
Notes payable, current – related parties	—	8,282,741	—		8,282,741	—		8,282,741
Income tax payable	—	1,660,053	—		1,660,053	—		1,660,053
Operating lease liabilities, current	—	3,823,334	—		3,823,334	—		3,823,334
Current portion of long-term loans	—	119,098	—		119,098	—		119,098
Due to related parties	—	3,542,879	—		3,542,879	—		3,542,879
Total current liabilities	4,400,623	72,844,165	(3,158,585)		74,086,203	—		74,086,203
Long-term loans	—	717,388	—		717,388	—		717,388
Notes payable, non-current - related parties	—	15,650,213	—		15,650,213	—		15,650,213
Deferred tax liabilities	—	4,516,714	—		4,516,714	—		4,516,714
Operating lease liabilities, non-current	—	2,026,242	—		2,026,242	—		2,026,242
Deferred underwriting fee payable	4,025,000	—	(4,025,000)	C	—	—		—
Other liabilities	—	1,004,723	—		1,004,723	—		1,004,723
Total liabilities	8,425,623	96,759,445	(7,183,585)		98,001,483	—		98,001,483

UNAUDITED PRO FORMA CONDENSED COMBINED AND
CONSOLIDATED BALANCE SHEET — (Continued)
AS OF MARCH 31, 2024

	Pono Capital Two, Inc. (Historical)	SBC Medical Group Holdings Incorporated (Historical)	Transaction Accounting Adjustments (Assuming No Additional Redemptions)		Pro Forma Combined (Assuming No Additional Redemptions)	Transaction Accounting Adjustments (Assuming Maximum Redemptions)		Pro Forma Combined (Assuming Maximum Redemptions)
Class A common stock subject to possible redemption	2,306,659	—	(2,306,659)	B	—	—		—

Stockholders’ equity (deficit)
Common stock	—	795	21	B	8,489	(15)	H	8,474
			120	F
			7,553	G
Class A common stock	501	—	(501)	G	—	—		—
Additional paid-in capital	15,305,087	36,887,905	2,306,638	B	48,036,787	(1,628,802)	H	46,407,985
	—	—	(167,856)	C	—	—		—
	—	—	(6,287,815)	E	—	—		—
			(120)	F
	—	—	(7,052)	G	—	—		—
Retained earnings / (accumulated deficit)	(6,287,815)	161,606,484	(928,529)	C	160,677,955	—		160,677,955
	—	—	6,287,815	E	—	—		—
Accumulated other comprehensive loss	—	(47,687,643)	—		(47,687,643)	—		(47,687,643)
Total stockholders’ deficit	9,017,773	150,807,541	1,210,274		161,035,588	(1,628,817)		159,406,771
Noncontrolling interest	—	337,277	—		337,277	—		337,277
Total liabilities, temporary equity, and stockholders’ equity (deficit)	$19,750,055	$247,904,263	$(8,279,970)		$259,374,348	$(1,628,817)		$257,745,531

UNAUDITED PRO FORMA CONDENSED COMBINED AND
CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2024

	Pono Capital Two, Inc. (Historical)	SBC Medical Group Holdings Incorporated (Historical)	Transaction Accounting Adjustments (Assuming No Additional Redemptions)		Pro Forma Combined (Assuming No Additional Redemptions)	Transaction Accounting Adjustments (Assuming Maximum Redemptions)	Pro Forma Combined (Assuming Maximum Redemptions)
Revenues, net – related parties	$—	$50,470,207	$—		$50,470,207	$—	$50,470,207
Revenues, net	—	4,337,835	—		4,337,835	—	4,337,835
Total revenues, net	—	54,808,042	—		54,808,042	—	54,808,042
Cost of revenues	—	15,288,667	—		15,288,667	—	15,288,667
Gross profit	—	39,519,375	—		39,519,375	—	39,519,375

Operating costs:
Formation and operations	462,639	—	—		462,639	—	462,639
Franchise tax expense	42,027	—	—		42,027	—	42,027
Misappropriation loss	—	—	—		—	—	—
Selling, general and administrative expenses	—	15,058,490	—		15,058,490	—	15,058,490
Total operating costs	504,666	15,058,490	—		15,563,156	—	15,563,156
Income (loss) from operations	(504,666)	24,460,885	—		23,956,219	—	23,956,219

Other income (expense)
Interest income	—	17,689	—		17,689	—	17,689
Interest expense	—	(3,008)	—		(3,008)	—	(3,008)
Interest and dividend income on investments held in Trust Account	257,335	—	(257,335)	BB	—	—	—
Other income	—	349,681	—		349,681	—	349,681
Other expenses	—	(1,436,656)	—		(1,436,656)	—	(1,436,656)
Gain on disposal of subsidiary	—	3,813,609	—		3,813,609	—	3,813,609
Total other income, net	257,335	2,741,315	(257,335)		2,741,315	—	2,741,315
Income before income tax provision	(247,331)	27,202,200	(257,335)		26,697,534	—	26,697,534
Income tax expense	(45,215)	(8,451,984)	—		(8,497,199)	—	(8,497,199)
Net income	(292,546)	18,750,216	(257,335)		18,200,335	—	18,200,335
Net loss attributable to non-controlling interest	—	(7,536)	—		(7,536)	—	(7,536)
Net income attributable to the Company	(292,546)	18,757,752	(257,335)		18,207,871	—	18,207,871

Other comprehensive income (loss)
Foreign currency translation adjustment	—	(10,193,852)	—		(10,193,852)	—	(10,193,852)
Unrealized gain on available-for-sale investment	—	—	—		—	—	—
Total comprehensive income (loss)	$(292,546)	$8,556,364	$(257,335)		$8,006,483	$—	$8,006,483

Less: Comprehensive loss attributable to non-controlling interest	—	(92,000)	—		(92,000)	—	(92,000)
Comprehensive income attributable to the Company	$(292,546)	$8,648,364	$(257,335)		$8,098,483	$—	$8,098,483

Basic and diluted net income per share, Class A common stock	$(0.05)	$—
Diluted net income per share, Class A common stock	$(0.05)	$—
Basic and diluted net income per share, Class B common stock	$(0.05)	$2.36			$0.42		$0.42
Basic and diluted net income per share, common stock	—	—
Weighted average common shares outstanding	5,324,422	—
Basic weighted average shares outstanding, Class A common stock	5,486,070	—
Diluted weighted average shares outstanding, Class A common stock	1	7,949,000			84,887,567		84,738,151

UNAUDITED PRO FORMA CONDENSED COMBINED AND
CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2023

	Pono Capital Two, Inc. (Historical)	SBC Medical Group Holdings Incorporated (Historical)	Transaction Accounting Adjustments (Assuming No Additional Redemptions)		Pro Forma Combined (Assuming No Additional Redemptions)	Transaction Accounting Adjustments (Assuming Maximum Redemptions)	Pro Forma Combined (Assuming Maximum Redemptions)
Revenues, net – related parties	$—	$182,738,049	$—		$182,738,049	$—	$182,738,049
Revenues, net	—	10,804,374	—		10,804,374	—	10,804,374
Total revenues, net	—	193,542,423	—		193,542,423	—	193,542,423
Cost of revenues	—	56,238,385	—		56,238,385	—	56,238,385
Gross profit	—	137,304,038	—		137,304,038	—	137,304,038

Operating costs:
Formation and operations	1,635,452	—	—		1,635,452	—	1,635,452
Franchise tax expense	137,379	—	—		137,379	—	137,379
Misappropriation loss	—	409,030	—		409,030	—	409,030
Selling, general and administrative expenses	—	66,234,942	928,529	AA	67,163,471	—	67,163,471
Total operating costs	1,772,831	66,643,972	928,529		69,345,332	—	69,345,332

Income (loss) from operations	(1,772,831)	70,660,066	(928,529)		67,958,706	—	67,958,706

Other income (expense)
Interest income	—	86,748	—		86,748	—	86,748
Interest expense	—	(45,292)	—		(45,292)	—	(45,292)
Interest and dividend income on investments held in Trust Account	2,641,407	—	(2,641,407)	BB	—	—	—
Other income	—	3,623,332	—		3,623,332	—	3,623,332
Other expenses	—	(745,519)	—		(745,519)	—	(745,519)
Total other income, net	2,641,407	2,919,269	(2,641,407)		2,919,269	—	2,919,269

Income before income tax provision	868,576	73,579,335	(3,569,936)		70,877,975	—	70,877,975
Income tax expense	(528,809)	(35,018,729)	—		(35,547,538)	—	(35,547,538)
Net income	339,767	38,560,606	(3,569,936)		35,330,437	—	35,330,437

Net loss attributable to non-controlling interest	—	(809,430)	—		(809,430)	—	(809,430)
Net income attributable to the Company	339,767	39,370,036	(3,569,936)		36,139,867	—	36,139,867

Other comprehensive income (loss)
Foreign currency translation adjustment	—	(12,855,686)	—		(12,855,686)	—	(12,855,686)
Unrealized gain on available-for-sale investment	—	(8,760)	—		(8,760)	—	(8,760)
Total comprehensive income (loss)	$339,767	$25,696,160	$(3,569,936)		$22,465,991	$—	$22,465,991

Less: Comprehensive loss attributable to non-controlling interest	—	(948,896)	—		(948,896)	—	(948,896)
Comprehensive income attributable to the Company	$339,767	$26,645,056	$(3,569,936)		$23,414,887	$—	$23,414,887

Basic and diluted net income per share, Class A common stock
Basic and diluted net income per share, Class A common stock	$0.04	$—
Basic and diluted net income per share, Class B common stock	$0.04	$—
Basic and diluted net income per share, common stock	$—	$15.54			$0.42		$0.42
Weighted average common shares outstanding	—	—
Basic weighted average shares outstanding, Class A common stock	7,900,002	—
Basic and diluted weighted average shares outstanding, Class B common stock	1,008,220	—
Basic and diluted weighted average shares outstanding, common stock	—	2,533,798			84,887,567		84,738,151

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED AND
CONSOLIDATED FINANCIAL INFORMATION

Note 1.  Basis of Presentation

The Merger will be accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, Pono will be treated as the “accounting acquiree” and SBC as the “accounting acquirer” for financial reporting purposes. Accordingly, for accounting purposes, the Merger will be treated as the equivalent of SBC issuing shares for the net assets of Pono, followed by a recapitalization. The net assets of Pono will be stated at historical cost. Operations prior to the Merger will be those of SBC.

The unaudited pro forma condensed combined and consolidated balance sheet as of March 31, 2024 assumes that the Merger and related transactions occurred on March 31, 2024. The unaudited pro forma condensed combined and consolidated statement of operations for the three months ended March 31, 2024 and year ended December 31, 2023 gives pro forma effect to the Merger and related transactions as if they had occurred on January 1, 2023. These periods are presented on the basis that SBC is the acquirer for accounting purposes.

The pro forma adjustments reflecting the consummation of the Merger and related transactions are based on certain currently available information and certain assumptions and methodologies that Pono believes are reasonable under the circumstances. The unaudited condensed combined and consolidated pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. Pono believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Merger and related transactions based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined and consolidated financial information.

The unaudited pro forma condensed combined and consolidated financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Merger. The unaudited pro forma condensed combined and consolidated financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Merger and related transactions taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. They should be read in conjunction with the historical financial statements and notes thereto of Pono and SBC.

Note 2.  Accounting Policies and Reclassifications

Upon consummation of the Merger, management will perform a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the post-combination company. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined and consolidated financial information. As a result, the unaudited pro forma condensed combined and consolidated financial information does not assume any differences in accounting policies.

As part of the preparation of these unaudited pro forma condensed combined and consolidated financial statements, certain reclassifications were made to align Pono’s financial statement presentation with that of SBC.

Note 3.  Adjustments to Unaudited Pro Forma Condensed Combined and Consolidated Financial Information

The unaudited pro forma condensed combined and consolidated financial information has been prepared to illustrate the effect of the Merger and related transactions and has been prepared for informational purposes only.

The following unaudited pro forma condensed combined and consolidated financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction

(“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). Pono has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined and consolidated financial information. Pono and SBC have not had any historical relationship prior to the Merger. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined and consolidated statements of operations are based upon the pro forma number of shares of Pono common stock outstanding, assuming the Merger and related transactions occurred on January 1, 2023.

Adjustments to Unaudited Pro Forma Condensed Combined and Consolidated Balance Sheet

The adjustments included in the unaudited pro forma condensed combined and consolidated balance sheet as of March 31, 2024 are as follows:

A.     Reflects the reclassification of approximately $18.0 million of investments held in the Trust Account to cash and cash equivalents that becomes available at closing of the Merger, assuming no additional redemptions.

B.      Reflects the reclassification of Pono’s Class A common stock subject to possible redemption into permanent equity.

C.     Represents SBC’s estimated transaction costs of $0.6 million, and Pono’s estimated transactions costs of $6.1 million inclusive of advisory, banking, printing, legal and accounting fees that are expensed as a part of the Merger, deferred underwriting fees and equity issuance costs that are capitalized into additional paid-in capital. Of the total estimated transaction costs, an amount of $1.0 million has been incurred, paid, and reflected in the historical financial statements of SBC and Pono, and $0.4 million has been incurred and recorded in accrued expenses.

D.     Represents the conversion of SBC convertible promissory note of $2.7 million into 270,000 shares of New Pono common stock. These 270,000 converted shares are included in adjustment G.

E.      Reflects the reclassification of Pono’s historical accumulated deficit into additional paid-in capital as part of the reverse recapitalization.

F.      Represents the issuance of 1,200,000 shares of common stock to the Sponsor at a par value of $0.0001 for no additional consideration as noted in section 5.22 of the Merger Agreement.

G.     Represents the issuance of Pono’s common stock at a par value of $0.0001 to SBC shareholders as consideration for the Merger.

H.     Reflects the maximum redemption of 149,416 Pono Public Shares for aggregate redemption payments of $1.6 million allocated to New Pono common stock and additional paid-in capital using par value $0.0001 per share and a redemption price of $10.90 per share.

Adjustments to Unaudited Pro Forma Condensed Combined and Consolidated Statement of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined and consolidated statement of operations for the three months ended March 31, 2024 and for the year ended December 31, 2023 are as follows:

AA.  Reflects estimated non-recurring transaction costs not already reflected in the historical financial statements of approximately $0.9 million as if incurred on January 1, 2023, the date the Merger occurred for the purposes of the unaudited pro forma condensed combined and consolidated statement of operations.

BB.   Reflects elimination of investment income on the Trust Account.

Note 4.  Net Income per Share

Net income per share was calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Merger, assuming the shares were outstanding since January 1, 2023. As the Merger is being reflected as if it had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net income per share assumes that the shares issuable relating to the Merger have been outstanding for the entirety of all periods presented.

The unaudited pro forma condensed combined and consolidated financial information has been prepared to present two alternative scenarios with respect to redemption of shares of common stock by Public Stockholders at the time of the Merger for the three months ended March 31, 2024 and for the year ended December 31, 2023:

	For the Three Months Ended March 31, 2024(1)		For the Year Ended December 31, 2023(1)
	Assuming No Additional Redemptions	Assuming Maximum Redemptions	Assuming No Additional Redemptions	Assuming Maximum Redemptions
Numerator:
Pro forma net income	$18,200,335	$18,200,335	$35,330,437	$35,330,437
Denominator:
Weighted average shares outstanding – basic and diluted(2)	84,887,567	84,738,151	84,887,567	84,738,151
Net income per share:
Basic and diluted	$0.21	$0.21	$0.42	$0.42

____________

(1)      Pro forma net income per share includes the related pro forma adjustments as referred to within the section “Unaudited Pro Forma Condensed Combined and Consolidated Financial Information.”

(2)      The potentially dilutive outstanding securities were excluded from the computation of pro forma net income per share, basic and diluted, because their effect would have been anti-dilutive and/or issuance or vesting of such shares is contingent upon the satisfaction of certain conditions which were not satisfied by the end of the periods presented.

THE PONO SPECIAL MEETING

General

Pono is furnishing this proxy statement to its stockholders as part of the solicitation of proxies by the board of directors for use at the Pono Special Meeting to be held on [_] and at any adjournment or postponement thereof. This proxy statement provides Pono’s stockholders with information they need to know to be able to vote or direct their vote to be cast at the Pono Special Meeting.

Date, Time and Place

The Pono Special Meeting will be held as a “virtual meeting” via live audio webcast on [_], at [_]. Due to concerns about the coronavirus (COVID-19) and warnings from public officials regarding public gatherings, you may also access Pono’s proxy materials at the following website: http://www.cstproxy.com/[_].

Voting Power; Record Date

You will be entitled to vote or direct votes to be cast at the Pono Special Meeting if you owned shares of Pono common stock at the close of business on [_] which is the Record Date. You are entitled to one vote for each share of Pono common stock that you owned as of the close of business on the Record Date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker, bank or other nominee to ensure that votes related to the shares you beneficially own are properly counted. On the Record Date, there were [_] shares of Pono common stock outstanding, consisting of [_] shares of Class A common stock and 1 share of Class B common stock.

Vote of the Sponsor, Directors and Officers

In connection with the Pono IPO, Pono entered into agreements with each of its Sponsor, directors and officers pursuant to which each agreed to vote any shares of Pono common stock owned by it in favor of the Business Combination Proposal and for all other proposals presented at the Pono Special Meeting. These agreements apply to the Sponsor as it relates to the Founder Shares and the requirement to vote such shares in favor of the Business Combination Proposal and for all other proposals presented to Pono stockholders in this proxy statement. As a result, in addition to the Founder Shares and Placement Shares, we would need only [_], or approximately [_]%, of the [_] Public Shares, to be voted in favor of the Business Combination in order to have the Business Combination approved, assuming only the minimum number of shares representing a quorum is present at the Pono Special Meeting held to vote on the Business Combination.

Pono’s Sponsor, directors and officers have waived any redemption rights, including with respect to shares of Class A common stock issued or purchased in the Pono IPO or in the aftermarket, in connection with Business Combination. The Founder Shares and Placement Shares held by the Sponsor, directors and officers of Pono have no redemption rights upon Pono’s liquidation and will be worthless if no initial business combination is effected by Pono by November 9, 2024.

Quorum and Required Vote for Proposals

A quorum of Pono stockholders is necessary to hold a valid meeting. A quorum will be present at the Pono Special Meeting if a majority of the Pono common stock outstanding and entitled to vote at the Pono Special Meeting is represented in person or by proxy at the Pono Special Meeting. Abstentions and “WITHHOLD” votes will count as present for the purposes of establishing a quorum. Broker non-votes will not be counted for purposes of establishing a quorum.

The approval of the Charter Amendment Proposals require the affirmative vote of a majority of the issued and outstanding Pono common stock as of the Record Date for the Pono Special Meeting. The approval of the Business Combination Proposal, the Incentive Plan Proposal, the Nasdaq Proposal and the Adjournment Proposal each require the affirmative vote of the holders of a majority of the shares of Pono common stock cast by the stockholders represented in person or by proxy and entitled to vote thereon at the Pono Special Meeting. The approval of the Director Election Proposal requires a plurality vote of the shares of Pono common stock cast by the stockholders represented in person or by proxy and entitled to vote thereon at the Pono Special Meeting.

If the Business Combination Proposal is not approved, the Charter Amendment Proposals, the Director Election Proposal, the Incentive Plan Proposal and the Nasdaq Proposal will not be presented to the Pono stockholders for a vote. The approval of the Charter Amendment Proposals, the Business Combination Proposal, the Director Election Proposal, the Incentive Plan Proposal and the Nasdaq Proposal are preconditions to the consummation of the Business Combination. The Charter Amendment Proposals, the Director Election Proposal, the Incentive Plan Proposal and the Nasdaq Proposal are conditioned on the approval of the Business Combination Proposal (and the Business Combination Proposal is conditioned on the approval of the Charter Amendment Proposals, the Director Election Proposal, the Incentive Plan Proposal and the Nasdaq Proposal). The Adjournment Proposal is not conditioned on the approval of any other proposal set forth in this proxy statement.

It is important for you to note that in the event the Business Combination Proposal does not receive the requisite vote for approval, then Pono will not consummate the Business Combination. If Pono does not consummate the Business Combination and fails to complete an initial business combination by November 9, 2024 and does not seek and obtain the approval of its stockholders for an Extension, Pono will be required to dissolve and liquidate its Trust Account by returning the then remaining funds in such account to the public stockholders.

Abstentions, “WITHHOLD” Votes and Broker Non-Votes

A Pono stockholder’s failure to vote by proxy or to vote in person at the Pono Special Meeting or an abstention will have no effect on the outcome of the vote on the Business Combination Proposal, the Incentive Plan Proposal, the Nasdaq Proposal and the Adjournment Proposal. A Pono stockholder’s failure to vote by proxy or to vote in person at the Pono Special Meeting or an abstention will have the same effect as a vote “AGAINST” the Charter Amendment Proposals. A Pono stockholder’s failure to vote by proxy or to vote in person at the Pono Special Meeting or a “WITHHOLD” vote will have no effect on the outcome of the vote on the Director Election Proposal.

A “broker non-vote” occurs when shares held by a broker for the account of a beneficial owner are not voted for or against a particular proposal because the broker has not received voting instructions from that beneficial owner and the broker does not have discretionary authority to vote those shares in the absence of such instructions. If you do not provide instructions to your broker, your broker will not have discretionary authority to vote on any of the Proposals at the Pono Special Meeting, because Pono does not expect any of the Proposals to be considered a routine matter. Broker non-votes will not be counted as present for the purposes of establishing a quorum.

Broker non-votes will have the same effect as a vote “AGAINST” the Charter Amendment Proposals. Broker non-votes will have no effect on the Business Combination Proposal, the Director Election Proposal, the Incentive Plan Proposal, the Nasdaq Proposal or the Adjournment Proposal.

Recommendation of Pono Board

Pono Board has determined that each of the Proposals is fair to and in the best interests of Pono and its stockholders, and has approved such proposals. Pono Board recommends that stockholders:

•        vote “FOR” the Business Combination Proposal;

•        vote “FOR” each of the Charter Amendment Proposals;

•        vote “FOR” the Director Election Proposal;

•        vote “FOR” the Incentive Plan Proposal;

•        vote “FOR” the Nasdaq Proposal; and

•        vote “FOR” the Adjournment Proposal, if it is presented at the meeting.

When you consider the recommendation of Pono Board in favor of approval of the Proposals, you should keep in mind that the Sponsor, members of Pono Board and officers have interests in the Business Combination that may be different from or in addition to (or which may conflict with) your interests as a stockholder. These interests include, among other things, the fact that:

•        unless Pono consummates an initial business combination, Pono’s officers and directors and the Sponsor will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the Trust Account. To date, no amounts are reimbursable to Pono’s officers and directors and the Sponsor for out-of-pocket expenses;

•        the Sponsor paid an aggregate of $25,000 for its Founder Shares and such securities will have a significantly higher value at the time of the Business Combination. Such shares, had an aggregate market value of approximately $[_] million based upon the closing price of Pono’s Class A common stock of $[_] per share on Nasdaq on [_]. As a result of the nominal price of $0.0087 per Founder Share paid by the Sponsor compared to the recent market price of the Class A common stock, the Sponsor and its affiliates are likely to earn a positive rate of return on their investments in the Founder Shares even if the holders of Class A common stock experience a negative rate of return on their investments in the Class A common stock;

•        as a condition to the Pono IPO, the Founder Shares became subject to a lock-up whereby, subject to certain limited exceptions, the Founder Shares cannot be transferred until the earlier of (A) six months after the completion of Pono’s initial business combination; (B) subsequent to Pono’s initial business combination, when the reported last sale price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after Pono’s initial business combination;

•        an aggregate of 634,375 Placement Units were issued to the Sponsor simultaneously with the consummation of the IPO, including 63,000 Placement Units issued pursuant to the exercise of the underwriters’ over-allotment option in full, at $10.00 per Placement Unit. Such units had an aggregate market value of approximately $[_] million based upon the closing price of Pono’s units of $[_] per unit on Nasdaq on [_];

•        the Sponsor has agreed that the Placement Units cannot be transferred until after Pono’s initial business combination;

•        the Sponsor and directors and officers of Pono have agreed not to redeem any shares of Pono common stock they hold in connection with a stockholder vote to approve a proposed initial business combination;

•        if Pono does not complete an initial business combination by November 9, 2024, a portion of the proceeds from the sale of the Placement Units will be included in the liquidating distribution to Pono’s public stockholders. In such event, the 2,875,000 Founder Shares and 634,375 shares of Class A common stock underlying the Placement Units, all of which are held by Pono’s Sponsor, would be worthless because they are not entitled to participate in any Redemption or distribution with respect to such shares. Such shares and units had an aggregate market value of $[_] million, based on the closing price per Class A common stock of Pono of $[_] per share and the closing price of Pono’s units of $[_] per unit on Nasdaq on [_]. Additionally, the Placement Warrants underlying the Placement Units will expire worthless;

•        if the Trust Account is liquidated, including in the event Pono is unable to complete an initial business combination within the required time period, the Sponsor has agreed to indemnify Pono to ensure that the proceeds in the Trust Account are not reduced below $[_] per Public Share by the claims of prospective target businesses with which Pono has entered into an acquisition agreement or claims of any third party for services rendered or products sold to Pono, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the Trust Account;

•        the Sponsor (including its representatives and affiliates) and Pono’s directors and officers, are, or may in the future become, affiliated with entities that are engaged in a similar business to Pono. The Sponsor and Pono’s directors and officers are not prohibited from sponsoring, or otherwise becoming involved with, any other blank check companies prior to Pono completing its initial business combination. Pono’s directors and officers also may become aware of business opportunities which may be appropriate for presentation to Pono, and the other entities to which they owe certain fiduciary or contractual duties. Accordingly, they may have had conflicts of interest in determining to which entity a particular business opportunity should be presented. These conflicts may not be resolved in Pono’s favor and such potential business opportunities may be presented to other entities prior to their presentation to Pono, subject to applicable fiduciary duties under DGCL. The Pono Charter provides that Pono renounces its interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of Pono and such opportunity is one Pono is legally and contractually permitted to undertake and would otherwise be reasonable for Pono to pursue, and to the extent the director or officer is permitted to refer that opportunity to Pono without violating another legal obligation;

•        the Sponsor is entitled to receive 1,200,000 Sponsor Shares following the Closing, 339,565 of which will be issued to the 2023 Non-Redemption Agreement Investors pursuant to the 2023 Non-Redemption Agreements;

•        Mike Sayama is expected to be appointed a director of the Combined Entity after the consummation of the Business Combination, and may in the future receive cash fees, stock options or stock awards that the Combined Entity determines to pay to its directors; and

•        at the Sponsor’s discretion, $1,500,000 may be loaned by the Sponsor or its affiliates or designees, which amount may be converted into Extension Units, at the price of $10.00 per unit. Such units would be identical to the Placement Units.

Voting Your Shares

Each share of Pono common stock that you own in your name entitles you to one vote. If you are a record owner of your shares, there are two ways to vote your shares of Pono common stock at the Pono Special Meeting:

1.      Vote by Internet.

•        Before the meeting:    Go to https://www.cstproxy.com/[_]. Use the Internet to transmit your voting instructions and for electronic delivery information up until 11:59 p.m., Pacific Time, the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

•        During the meeting:    Go to https://www.cstproxy.com/[_]. You will be able to attend the Pono Special Meeting online, vote your shares electronically until voting is closed and submit your questions during the Pono Special Meeting.

2.      Vote by mail.    Mark, date, sign and mail promptly the enclosed proxy card (a postage-paid envelope is provided for mailing in the United States).

If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. If you wish to attend the meeting and vote in person and your shares are held in “street name,” you must obtain a legal proxy from your broker, bank or nominee. That is the only way Pono can be sure that the broker, bank or nominee has not already voted your shares.

Beneficial stockholders who wish to attend the online-only virtual meeting must obtain a legal proxy by contacting their account representative at the bank, broker, or other nominee that holds their shares and e-mail a copy (a legible photograph is sufficient) of their legal proxy to proxy@continentalstock.com. Beneficial stockholders who e-mail a valid legal proxy will be issued a meeting control number that will allow them to register to attend and participate in the online-only meeting. After contacting Pono’s transfer agent, a beneficial holder will receive an e-mail prior to the Pono Special Meeting with a link and instructions for entering the virtual meeting. Beneficial stockholders should contact Pono’s transfer agent at least five business days prior to the meeting date.

Stockholders will also have the option to listen to the Pono Special Meeting by telephone by calling:

•        Within the U.S. and Canada: +1 800-450-7155 (toll-free)

•        Outside of the U.S. and Canada: +1 857-999-9155 (standard rates apply)

The passcode for telephone access: [_]. You will not be able to vote or submit questions unless you register for and log in to the Pono Special Meeting webcast as described herein.

Revoking Your Proxy

If you are a record owner of your shares and you give a proxy, you may change or revoke it at any time before it is exercised by doing any one of the following:

•        you may send another proxy card with a later date;

•        you may notify Pono’s Chief Executive Officer in writing before the Pono Special Meeting that you have revoked your proxy; or

•        you may attend the Pono Special Meeting, revoke your proxy, and vote in person as described above.

If your shares are held in “street name” or are in a margin or similar account, you should contact your broker for information on how to change or revoke your voting instructions.

Who Can Answer Your Questions About Voting Your Shares

If you are a stockholder and have any questions about how to vote or direct a vote in respect of your Pono common stock, you may call [_], Pono’s proxy solicitor, at [_] or by email [_].

No Additional Matters May Be Presented at the Pono Special Meeting

The Pono Special Meeting has been called only to consider the approval of, the Business Combination Proposal, the Charter Amendment Proposals, the Director Election Proposal, the Incentive Plan Proposal, the Nasdaq Proposal and the Adjournment Proposal. Under Pono’s bylaws, other than procedural matters incident to the conduct of the Pono Special Meeting, no other matters may be considered at the Pono Special Meeting if they are not included in this proxy statement, which serves as the notice of the Pono Special Meeting.

Redemption Rights

Pursuant to the Pono Charter, any holders of Public Shares may demand that such shares be redeemed in exchange for a pro rata share of the aggregate amount on deposit in the Trust Account, less taxes payable, calculated as of two (2) business days prior to the consummation of the Business Combination. If demand is properly made and the Business Combination is consummated, these shares, immediately prior to the Business Combination, will cease to be outstanding and will represent only the right to receive a pro rata share of the aggregate amount on deposit in the Trust Account which holds the proceeds of the Pono IPO (calculated as of two (2) business days prior to the consummation of the Business Combination, including interest earned on the funds held in the Trust Account and not previously released to it to pay the Company’s taxes). For illustrative purposes, based on funds in the Trust Account of $[_] on the Record Date, the estimated per share redemption price was approximately $[_]. A public stockholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined under Section 13(d)(3) of Exchange Act) will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group’s shares, with respect to more than 15% of the shares of Pono common stock included in the Units of Pono sold in the Pono IPO (including over-allotment securities sold to Pono’s underwriters after the Pono IPO) without the prior consent of Pono.

In order to exercise your redemption rights, you must:

•        prior to 5:00 p.m., Eastern Time, on [_] (two (2) business days before the Pono Special Meeting), tender your shares physically or electronically and submit a request in writing that we redeem your public shares for cash to Continental Stock Transfer & Trust Company, Pono’s transfer agent, at the following address:

Continental Stock Transfer & Trust Company
One State Street Plaza, 30th Floor
New York, New York 10004
Attn: Mark Zimkind
E-mail: spacredemptions@continentalstock.com

•        In your request to Continental Stock Transfer & Trust Company for redemption, you must also affirmatively certify if you “ARE” or “ARE NOT” acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act) with any other stockholder with respect to shares of Pono common stock;

and

•        deliver your Public Shares either physically or electronically through DTC to Pono’s transfer agent at least two (2) business days before the Pono Special Meeting. Stockholders seeking to exercise their redemption rights and opting to deliver physical certificates should allot sufficient time to obtain physical certificates from the transfer agent and time to effect delivery. It is Pono’s understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, Pono does not have any control over this process and it may take longer than two weeks. Stockholders who hold their shares in street name will have to coordinate with their bank, broker or other nominee to have the shares certificated or delivered electronically. If you do not submit a written request and deliver your public shares as described above, your shares will not be redeemed.

Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests (and submitting shares to the transfer agent) and thereafter, with Pono’s consent, until the vote is taken with respect to the Business Combination. If you delivered your shares for redemption to Pono’s transfer agent and decide within the required timeframe not to exercise your redemption rights, you may request that Pono’s transfer agent return the shares (physically or electronically). You may make such request by contacting Pono’s transfer agent at the phone number or address listed above.

Prior to exercising redemption rights, stockholders should verify the market price of Pono common stock as they may receive higher proceeds from the sale of their Pono common stock in the public market than from exercising their redemption rights if the market price per share is higher than the redemption price. We cannot assure you that you will be able to sell your shares of Pono common stock in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in Pono common stock when you wish to sell your shares.

If you exercise your redemption rights, your shares of Pono common stock will cease to be outstanding immediately prior to the Business Combination and will only represent the right to receive a pro rata share of the aggregate amount on deposit in the Trust Account. You will no longer own those shares and will have no right to participate in, or have any interest in, the future growth of the Combined Entity, if any. You will be entitled to receive cash for these shares only if you properly and timely demand redemption.

If the Business Combination is not consummated and Pono otherwise does not consummate an initial business combination by November 9, 2024, Pono will be required to dissolve and liquidate its Trust Account by returning the then remaining funds in such account to the public stockholders and the Warrants will expire worthless.

Appraisal Rights

Pono stockholders do not have appraisal rights in connection with the Business Combination or the other proposals.

Proxy Solicitation

Pono is soliciting proxies on behalf of its board of directors. This solicitation is being made by mail but also may be made by telephone or in person. Pono and its directors, officers and employees may also solicit proxies in person. Pono will file with the SEC all scripts and other electronic communications as proxy soliciting materials. Pono will bear the cost of the solicitation.

Pono has hired [_] to assist in the proxy solicitation process. Pono will pay that firm its customary fee plus disbursements.

Pono will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. Pono will reimburse them for their reasonable expenses.

THE BUSINESS COMBINATION PROPOSAL (PROPOSAL 1)

General

Holders of Pono common stock are being asked to approve and adopt the Merger Agreement and the Business Combination. Pono stockholders should read carefully this proxy statement in its entirety for more detailed information concerning the Merger Agreement, which is attached as Annex A to this proxy statement. Please see the section titled “— The Merger Agreement” below, for additional information and a summary of certain terms of the Merger Agreement. You are urged to read carefully the Merger Agreement in its entirety before voting on this proposal.

Because Pono is holding a stockholder vote on the Business Combination, Pono may consummate the Business Combination only if it is approved by the affirmative vote of the holders of a majority of the shares of Pono common stock cast by the stockholders represented in person or by proxy and entitled to vote thereon at the Pono Special Meeting.

The Merger Agreement

The subsections that follow this subsection describe the material provisions of the Merger Agreement, but do not purport to describe all of the terms of the Merger Agreement. The following summary is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is attached as Annex A hereto, which is incorporated herein by reference. Stockholders and other interested parties are urged to read the Merger Agreement carefully and in its entirety (and, if appropriate, with the advice of financial and legal counsel) because it is the primary legal document that governs the Business Combination.

The Merger Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of the Merger Agreement or other specific dates, which may be updated prior to the closing of the Business Combination. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Merger Agreement. The representations, warranties and covenants in the Merger Agreement are also modified in important part by the disclosure schedules attached thereto which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to stockholders. The disclosure schedules were used for the purpose of allocating risk among the parties rather than establishing matters as facts. The disclosure schedules do not disclose any information material to an investment decision that is not already disclosed elsewhere in this proxy statement.

General Description of the Merger Agreement

On January 31, 2023, Pono initially entered into the Merger Agreement, and on June 21, 2023, amended and restated such agreement, with Merger Sub, SBC, the Sponsor in his personal capacity and his capacity as the representative of Pono, and Yoshiyuki Aikawa in his personal capacity and his capacity as the representative of SBC. Unless otherwise defined herein, the capitalized terms used in this section “The Business Combination Proposal (Proposal 1) — The Merger Agreement” will have the meaning ascribed to such terms in the Merger Agreement.

Subject to the terms and conditions set forth in the Merger Agreement, at the Effective Time, Merger Sub will merge with and into SBC, with SBC surviving the Merger as a wholly-owned subsidiary of Pono ( the “Merger”) and, based on existing SBC securities:

(a)     the outstanding shares of Class A common stock, par value $0.0001 per share, of Pono (“Pono Class A common stock”), including any shares of Class B common stock, par value $0.0001 per share, of Pono (“Pono Class B common stock”, and together with the Pono Class A common stock, the “Pono common stock”) that are converted into Pono Class A common stock in accordance with Pono’s amended and restated certificate of incorporation (the “Pono Charter”), will be redesignated as common stock, par value $0.0001 per share, of SBC Medical Group Holdings Incorporated (which will be the new name of Pono after the Closing, as described below, “New Pono”) (referred to herein as “New Pono common stock”);

(b)    As consideration for the Merger, the SBC securityholders as of immediately prior to the Effective Time (“SBC securityholders”), shall be entitled to receive from Pono a number of Pono’s securities with an aggregate value equal to (a) $1,000,000,000, minus (b) the amount, if any, by which $3,000,000 exceeds SBC’s Net Working Capital, plus (c) the amount, if any, by which SBC’s Net Working Capital exceeds $3,000,000, minus (d) the aggregate amount of any outstanding indebtedness (minus cash held by SBC) of SBC at Closing, minus (e) specified transaction expenses of SBC associated with the Business Combination (the “Merger Consideration”), and upon the Merger (i) all of the issued and outstanding capital stock of SBC immediately prior to the Effective Time (other than those properly exercising any applicable appraisal rights under Delaware law) will automatically be cancelled and shall cease to exist, in exchange for the right to receive pro rata shares of the aggregate Merger Consideration to be paid to the SBC stockholders as of immediately prior to the Effective Time, and (ii) each outstanding option and warrant to acquire shares of SBC common stock (whether vested or unvested) will be assumed by New Pono and automatically converted into an option or warrant to acquire shares of New Pono common stock, with its price and number of shares equitably adjusted based on the conversion ratio of the shares of SBC common stock into the Merger Consideration. common stock, as provided in the Merger Agreement and as more particularly described in the notice that follows this page and elsewhere in this proxy statement; and

As of the date of this proxy statement, we estimate that the Merger Consideration per share to be approximately $_____. The Merger Consideration will be subject to a post-Closing true up 90 days after the Closing.

Escrow Shares

At the Closing, a number of shares of Purchaser common stock equal to the quotient obtained by dividing (i) three percent (3%) of the initial Merger Consideration (as determined on the Closing Date) by (ii) the Purchaser Share Price (the “Escrow Amount”) (together with any equity securities paid as dividends or distributions with respect to such shares or into which such shares are exchanged or converted, the “Escrow Shares”) otherwise issuable to the SBC stockholders (allocated pro rata among the SBC stockholders based on the Merger Consideration otherwise issuable to them at the Closing) will be deposited into a segregated escrow account with Continental Stock Transfer & Trust Company (or such other escrow agent reasonably acceptable to Pono and SBC), as escrow agent, and held in escrow together with any dividends, distributions or other income on the Escrow Shares (the “Escrow Property”) in accordance with an escrow agreement to be entered into in connection with the Business Combination (the “Escrow Agreement”). The consideration for the Merger is subject to adjustment after the Closing based on confirmed amounts of the Closing Net Indebtedness of SBC, the Net Working Capital of SBC, and certain Transaction Expenses. If the adjustment is a negative adjustment in favor of Pono, the escrow agent shall distribute to Pono a number of shares of Pono common stock with a value equal to the adjustment amount. If the adjustment is a positive adjustment in favor of SBC, Pono will issue to SBC stockholders an additional number of shares of Pono common stock with a value equal to the adjustment amount.

Post-Business Combination Ownership of the Combined Entity

It is anticipated that, upon the completion of the Business Combination, assuming no additional redemptions and assuming the exercise of all issued and outstanding warrants and options (which would be 27.0% of the outstanding capital stock of the Combined Entity), Pono’s public stockholders will retain an ownership interest of approximately 1.4% of the outstanding capital stock of the Combined Entity, the Sponsor will retain an ownership interest of approximately 4.6% of the outstanding capital stock of the Combined Entity, the SBC securityholders will own approximately 67.0% of the outstanding capital stock of the Combined Entity and the investor under the 2024 Non-Redemption Agreement will own approximately 1.3% of the outstanding capital stock of the Combined Entity (see Unaudited Pro Forma Condensed Combined and Consolidated Financial Information — 2024 Non-Redemption Agreement for further information). The foregoing ownership percentages with respect to the Combined Entity following the Business Combination assume (i) the exercise of all 11,500,000 public warrants and 634,375 private placement warrants, (ii) the conversion of $2,700,000 convertible promissory note into 270,000 shares of common stock, (iii) the exercise of stock options to purchase 6,995,812 shares of common stock issued by SBC to the Chief Executive Officer of SBC, (iv) the exercise of stock options to purchase 203,644 shares of common stock issued by SBC to a representative director of a subsidiary of the Company, (v) the exercise of warrants to purchase 12,978,028 shares of common stock issued by SBC to the immediate family members of SBC’s CEO (3,935,150), business partners of SBC (1,967,575), doctors of MCs (4,419,075), and a consultant to SBC (2,656,226) but does not assume the issuance of any awards under the Equity Incentive Plan. If the actual facts are different than these assumptions (which they are likely to be), the percentage ownership retained by Pono’s existing stockholders in the Combined Entity will be different. Upon consummation of the Business Combination, and subject to approval of the Incentive Plan Proposal, SBC’s executive officers are expected to receive grants of stock options and restricted stock units under the Equity Incentive Plan from time to time as determined by the Compensation Committee. In addition, the outstanding SBC Options granted to SBC’s executive officers and certain members of the SBC Board under the SBC Plan prior to the Closing of the Business Combination will be assumed and converted to options under the Equity Incentive Plan effective as of the Closing the Business Combination.

Representations and Warranties; Survival/Indemnification

The Merger Agreement contains representations and warranties by each of Pono and SBC that are customary for transactions similar to the Business Combination. Certain of the representations are subject to specified exceptions and qualifications contained in the Merger Agreement or in information provided pursuant to certain disclosure schedules to the Merger Agreement.

Survival and Indemnification

The representations and warranties made by Pono and SBC do not survive the Closing and neither party has any post-Closing indemnification obligations.

Covenants of the Parties

Each party agreed in the Merger Agreement to use its reasonable best efforts to effect the Closing. The Merger Agreement also contains certain customary covenants by each of the parties during the period between the signing of the Merger Agreement and the earlier of the Closing or the termination of the Merger Agreement in accordance with its terms (the “Interim Period”), including (1) the provision of access to their offices, properties, books and records; (2) the operation of their respective businesses in the ordinary course of business; (3) provision of financial statements by SBC; (4) Pono’s public filings; (5) no insider trading; (6) notifications of certain breaches, consent requirements, material adverse changes or other matters; (7) efforts to consummate the Closing and obtain third party and regulatory approvals; (8) tax matters; (9) further assurances; (10) public announcements; (11) confidentiality, and (12) extension expenses. Each party also agreed during the Interim Period not to solicit or enter into any inquiry, proposal or offer, or any indication of interest in making an offer or proposal for an alternative competing transaction, to notify the others as promptly as practicable in writing of the receipt of unsolicited proposals for, or indications of interest in entering into, an alternative competing transaction, and to keep the others informed of material developments with respect to such proposals or indications. There are also certain customary post-Closing covenants regarding (1) maintenance of books and records; (2) indemnification of directors and officers; and (3) use of Trust Account proceeds.

Pono agreed, as promptly as practicable after the date of the Merger Agreement, to prepare, with reasonable assistance from SBC, and file with the SEC this proxy statement for the purpose of Pono soliciting proxies from the stockholders of Pono to approve the Business Combination Proposal and the other Required Proposals at the Pono Special Meeting and providing such stockholders an opportunity in accordance with Pono’s organizational documents and Pono’s Initial Public Offering prospectus to have their shares of Pono common stock redeemed.

SBC also agreed to complete certain restructuring transactions pursuant to which SBC or a subsidiary will acquire the economic or other interests of SBC Medical Group Co., Ltd., a Japanese corporation (“SBC-Japan”) and certain affiliated service companies (“Service Companies”), and other entities (the Service Companies and the other entities together, the “Target Companies”, and the restructuring transactions, the “Restructuring”), which collectively carry on the business of SBC-Japan and such other related entities.

SBC also agreed in the Merger Agreement to obtain the written consent of its stockholders as promptly as practicable after this proxy statement has become effective to approve the Merger Agreement and the Business Combination and related matters.

Pursuant to the Merger Agreement, Pono and SBC agreed to take all necessary action, including causing the directors of the Pono to resign, so that effective as of the Closing, New Pono’s board of directors (the “Post-Closing Board”) will consist of five (5) individuals, a majority of whom shall be independent directors in accordance with

Nasdaq requirements. Immediately after the Closing, Pono and SBC shall take all necessary action to designate and appoint to the Post-Closing Board five (5) persons as follows: three (3) persons designated by SBC, one (1) person designated by Pono, and one (1) person designated prior to the Closing by mutual agreement of SBC and Pono. At or prior to the Closing, Pono will provide each director of Pono with a customary director indemnification agreement, in form and substance reasonably acceptable to such director of Pono. The parties also agreed to take all action necessary, so that the individuals serving as the officers of Pono immediately after Closing will be the same individuals as those of SBC immediately prior to the Closing. Each director will hold office until the next annual meeting of stockholders at which such director is up for election and where his or her successor is elected and qualified.

Sponsor Shares

In connection with and contingent upon the Closing, the Sponsor will be granted 1,200,000 shares of registered New Pono common stock on or prior to the earlier of (i) the six month anniversary of the Closing and (ii) the expiration of the lock-up of Pono’s founder shares (the “Sponsor Shares”); provided, however, that the Sponsor in its sole discretion may direct New Pono to issue all or a portion of the Sponsor Shares on such earlier or later date as it shall determine (which date shall not be earlier than the Closing).

Conditions to the Closing

The closing of the Merger Agreement is subject to various conditions, including the following mutual conditions of the parties unless waived: (i) the approval of the Merger Agreement and the Business Combination and Required Proposals by the requisite vote of Pono’s stockholders, (ii) the approval of the Merger Agreement and the Business Combination and related matters by SBC’s stockholders; (iii) receipt of requisite consents from governmental authorities to consummate the Business Combination, (iv) no law or order, or action brought by a governmental authority, that would restrain, prohibit or impose any condition on the Business Combination; (v) Pono having at least $5,000,001 in net tangible assets, after giving effect to the completion of the redemption of public stockholders who redeem their shares in connection with the Business Combination; (vi) the election or appointment of members to Pono’s board of directors as of the Closing in accordance with the Merger Agreement; (vii) the effectiveness of this proxy statement; and (viii) the conditional approval of Pono’s initial listing application with Nasdaq with respect to the common stock to be issued pursuant to the Business Combination.

In addition, unless waived by SBC, the obligations of SBC to consummate the Business Combination are subject to the fulfillment of certain closing conditions, including but not limited to the following (in addition to customary certificates and other closing deliverables):

•        The representations and warranties of Pono being true and correct as of the date of the Merger Agreement and as of the Closing (subject to Material Adverse Effect);

•        Pono having performed in all material respects their respective obligations and complied in all material respects with their respective covenants and agreements under the Merger Agreement required to be performed or complied with on or prior to the date of the Closing;

•        Absence of a Material Adverse Effect with respect to Pono since the date of the Merger Agreement that is continuing and uncured;

•        SBC having received a copy of a duly executed Escrow Agreement (as described below) and Registration Rights Agreement (as described below) by Pono.

Unless waived by Pono, the obligations of Pono and the Merger Sub to consummate the Business Combination is subject to the satisfaction of the following conditions (in addition to customary certificates and other closing deliverables):

•        The representations and warranties of SBC being true and correct as of the date of the Merger Agreement and as of the Closing (subject to Material Adverse Effect);

•        SBC having performed in all material respects its obligations and complied in all material respects with its covenants and agreements under the Merger Agreement required to be performed or complied with on or prior to the date of the Closing;

•         Absence of a Material Adverse Effect with respect to SBC since the date of the Merger Agreement (but excluding a qualifying settlement of certain litigation in which SBC is involved) that is continuing and uncured;

•        Certain specified contracts of SBC being terminated without further obligation of SBC;

•        The Escrow Agreement (as described below) having been executed and delivered;

•        Each Non-Competition Agreement (as described below) having been executed and delivered;

•        Each Stockholder Lock-Up Agreement (as described below) having been executed and delivered; and

•        Employment Agreements with specified employees being executed and delivered.

Termination

The Merger Agreement may be terminated under certain customary and limited circumstances at any time prior to the Closing, including:

•        by mutual consent of SBC and Pono;

•        by either Pono or SBC if any of the conditions to the Closing have not been satisfied or waived by September 30, 2024 (which we refer to as the “Outside Date”), provided that the Outside Date may be extended if Pono obtains one or more extensions of the time it has to consummate its initial business combination; provided further that this termination right shall not be available to Pono or SBC if a breach by such party (i.e., either Pono or Merger Sub on one hand, or SBC, on the other hand) of the Merger Agreement was the cause of, or resulted in, the failure of the Closing to occur on or before the Outside Date;

•        by either Pono or SBC if a governmental authority of competent jurisdiction shall have issued an order or taken any other action permanently restraining, enjoining or otherwise prohibiting, or if any law is in effect making illegal, the transactions contemplated by the Merger Agreement;

•        by either Pono or SBC if there has been a material breach by the other party of any of its representations, warranties, covenants or agreements contained in the Merger Agreement, such that the related closing condition would not be met, and such breach is not cured within the earlier of (i) 20 days after the non-breaching party receives notice of such breach, or (ii) by the Outside Date;

•        by Pono if there has been an event after the signing of the Merger Agreement that has had a Material Adverse Effect on SBC that is continuing and uncured;

•        by either Pono or SBC if approval for the Business Combination and the other matters submitted for Pono stockholder approval in this proxy statement are not obtained at the Pono Special Meeting;

•        by Pono if, after SBC delivers the PCAOB Audited Financials, Pono reasonably determines that the PCAOB Audited Financials differ in any material respect from SBC’s unaudited financial statements, or if the PCAOB Audited financials are not delivered to Pono on or before [_].

If the Merger Agreement is validly terminated, all further obligations of the parties under the Merger Agreement will terminate and will be of no further force and effect (except that certain obligations related to confidentiality, dispute resolution, termination, waiver of claims against the Trust Account, and certain general provisions will continue in effect), and no party will have any further liability to any other party thereto except for liability for any willful breach of the Merger Agreement prior to such termination. No termination fee is payable by either party.

Trust Account Waiver

SBC agreed that it and its affiliates will not have any right, title, interest or claim of any kind in or to any monies in Pono’s Trust Account held for its public stockholders, and agreed not to, and waived any right to, make any claim against the Trust Account (including any distributions therefrom).

Governing Law and Dispute Resolution

The Merger Agreement is governed by Delaware law and, subject to the required arbitration provisions, the parties are subject to the non-exclusive jurisdiction of federal and state courts located in Delaware, and each party waived its rights to a jury trial in connection therewith.

Related Agreements

This section describes the material provisions of certain additional agreements entered into or to be entered into pursuant to the Merger Agreement (the “Related Agreements”) but does not purport to describe all of the terms thereof. The following summary is qualified in its entirety by reference to the complete text of each of the Related Agreements, copies of each of which are attached hereto as part of Annex A. Stockholders and other interested parties are urged to read such Related Agreements in their entirety.

Lock-Up Agreement

Following execution of the Merger Agreement, certain significant stockholders of SBC entered into lock-up agreements (the “Lock-up Agreements”) providing for a lock-up period commencing on the Closing Date and ending on the earliest of (x) six months from the Closing, (y) the date Pono consummates a liquidation, merger, share exchange or other similar transaction with an unaffiliated third party that results in all of Pono’s stockholders having the right to exchange their shares of Pono common stock for cash, securities or other property, and (z) the date on which the closing sale price of the Pono common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations and the like) for any twenty (20) trading days within any thirty (30) trading day period commencing at least one hundred and fifty (150) days after the Closing; provided that ⅓ of such restricted shares shall be released from such restrictions if the closing stock price of Pono common stock reaches each of $13.00, $15.00, and $17.00.

Non-Competition and Non-Solicitation Agreement

Following execution of the Merger Agreement, certain significant current and former members of SBC’s management, including Dr. Aikawa, Masaaki Nakada, Ryoji Murata and Akira Komatsu, entered into non-competition and non-solicitation agreements (the “Non-Competition Agreements”), pursuant to which they agreed not to compete with Pono, SBC and their respective subsidiaries during the two-year period following the Closing and, during such two-year restricted period, not to solicit employees or customers or clients of such entities. The agreements also contain customary non-disparagement and confidentiality provisions.

Registration Rights Agreement

At the Closing, certain significant stockholders of SBC will enter into a registration rights agreement with Pono providing for the right to demand registrations, piggy-back registrations and shelf registrations with respect to the Merger Consideration shares.

Purchaser Support Agreement

Simultaneously with the execution of the Merger Agreement, the Purchaser Representative entered into a support agreement (the “Purchaser Support Agreement”) in favor of Pono and SBC and their present and future successors and subsidiaries.

In the Purchaser Support Agreement, the Purchaser Representative agreed to vote all equity interests in Pono in favor of the Merger Agreement and related transactions and to take certain other actions in support of the Merger Agreement and related transactions. The Purchaser Support Agreement also prevents the Purchaser Representative from transferring its voting rights with respect to equity interests in Pono or otherwise transferring equity interests in Pono prior to the meeting of Pono’s stockholders to approve the Merger Agreement and related transactions, except for certain permitted transfers.

Convertible Promissory Note

On May 26, 2023, Pono entered into a Convertible Promissory Note with SBC, pursuant to which SBC agreed to loan Pono an aggregate principal of $1,000,000 (the “Convertible Promissory Note”). The Convertible Promissory Note is non-interest bearing and is due and payable upon the earlier to occur of (i) the date on which

Pono’s initial Business Combination is consummated and (ii) the liquidation of Pono on or before November 9, 2024, or such later liquidation date as may be approved by the Company’s stockholders. There is an outstanding balance of $1,000,000 for this SBC loan as of December 31, 2023. The Convertible Promissory Note will be converted automatically into Class A Common Stock at one share for each $10 of additional capital contribution immediately prior to the merger being effected in connection the consummation of the Business Combination without any action by the Payee. Upon conversion of the Convertible Promissory Note the shares will be issued to SBC stockholders and any repayment of the Convertible Promissory Note would be made to SBC. On February 27, 2024, the parties entered into an Amendment to the Note Purchase Agreement (the “Amended Note Purchase Agreement”), which increased the purchase price of the Note from $1,000,000 to $2,700,000, and to extend the repayment date to the earlier of (i) the first business day following the effective date of the consummation of the Business Combination, and (ii) August 29, 2024

2023 Non-Redemption Agreements

On May 5, 2023, Pono held a special meeting of stockholders (the “Special Meeting”), and the chairman adjourned the Special Meeting to May 8, 2023. On May 8, 2023, Pono held the Special Meeting. During the Special Meeting, stockholders approved an amendment to Pono’s amended and restated certificate of incorporation (i) to extend the date by which Pono has to consummate a business combination from May 9, 2023 to February 9, 2024 for no additional amount to be paid by the Sponsor into the Trust Account, and (ii) to provide for the right of a holder of Class B common stock to convert such shares into shares of Class A common stock on a one-for-one basis prior to the closing of a business combination at the election of the holder. As approved by the stockholders of Pono, Pono filed an amendment to its Amended and Restated Certificate of Incorporation with the Delaware Secretary of State on May 8, 2023. Pono’s stockholders elected to redeem an aggregate of 9,577,250 shares of Class A common stock of the Company in connection with the Special Meeting. Following such redemptions, the amount of funds remaining in the trust account is approximately $20.0 million.

In connection with the Special Meeting, Pono and the Sponsor entered into the 2023 Non-Redemption Agreements with certain unaffiliated stockholders the 2023 Non-Redemption Agreement Investors owning, in the aggregate, 998,682 shares of Pono’s Class A common stock prior to entering into the 2023 Non-Redemption Agreements, pursuant to which such stockholders agreed, among other things, not to redeem or exercise any right to redeem such public shares in connection with the Extension Amendment. In connection with the 2023 Non-Redemption Agreements, the Sponsor agreed to transfer to the stockholders that entered into such agreements 339,565 Sponsor Shares upon the consummation of Pono’s initial business combination.

SBC Voting Agreement

Simultaneously with the execution of the Merger Agreement, Pono and SBC entered into voting agreements (the “SBC Voting Agreement”) with the stockholders of SBC holding in the aggregate all of SBC’s outstanding capital stock. Pursuant to the SBC Voting Agreement, the stockholder agreed, among other things, to vote all of its shares of SBC stock in favor of the Merger Agreement and related transactions and to otherwise take certain other actions in support of the Merger Agreement and related transactions and the other matters submitted to SBC stockholders for their approval, and provide a proxy to vote such SBC stock accordingly. The SBC Voting Agreement prevents transfers of the SBC stock held by such stockholder between the date of the SBC Voting Agreement and the date of the Closing, except for certain permitted transfers where the recipient also agrees to comply with the SBC Voting Agreement.

Board of Directors and Management Following the Business Combination

Pursuant to the Merger Agreement, Pono and SBC agreed to take all necessary action, including causing the directors of the Pono to resign, so that effective as of the Closing, New Pono’s board of directors (the “Post-Closing Board”) will consist of five (5) individuals, a majority of whom shall be independent directors in accordance with Nasdaq requirements. Immediately after the Closing, Pono and SBC shall take all necessary action to designate and appoint to the Post-Closing Board five (5) persons as follows: three (3) persons designated prior to the Closing by SBC, at least one (1) of whom is required to qualify as an independent director under Nasdaq rules; one (1) person designated prior to the Closing by Pono who is required to qualify as an independent director under Nasdaq rules; and one (1) person mutually agreed on prior to the Closing by SBC and Pono who is required to qualify as an independent director under Nasdaq rules. At or prior to the Closing, Pono will provide each director of Pono with a customary director indemnification agreement, in form and substance reasonably acceptable to such director of

Pono. The parties also agreed to take all action necessary, so that the individuals serving as the officers of Pono immediately after Closing will be the same individuals as those of SBC immediately prior to the Closing. Each director will hold office until the next annual meeting of stockholders at which such director is up for election and where his or her successor is elected and qualified.

Notwithstanding the foregoing, the parties have agreed that the Post Closing Board will consist of five (5) individuals. The following persons are expected to be elected or appointed by the Pono board to serve as executive officers and directors of the Combined Entity following the Business Combination. For biographical information concerning the executive officers and directors following the Business Combination, see “Management after the Business Combination — Management and Board of Directors”.

Name	Age	Position(s)
Yoshiyuki Aikawa	53	Director, Chairman and Chief Executive Officer(1)
Yuya Yoshida	45	Director and Chief Operating Officer(1)
Ryoji Murata	52	Chief Financial Officer
Akira Komatsu	48	Chief Strategy Officer and Secretary
Ken Edahiro	42	Independent Director(1)
Mike Sayama	69	Independent Director(2)
Fumitoshi Fujiwara	58	Independent Director(3)

____________

(1)      SBC designee.

(2)      Pono designee.

(3)      SBC and Pono mutually agreed upon designee.

Interests of Pono’s Directors and Officers in the Business Combination

When you consider the recommendation of Pono Board in favor of approval of the Proposals, you should keep in mind that Pono directors and officers have interests in the Business Combination that may be different from or in addition to (and which may conflict with) your interests as a stockholder. These interests include, among other things:

•        unless Pono consummates an initial business combination, Pono’s officers and directors and the Sponsor will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the Trust Account. To date, no amounts are reimbursable to Pono’s officers and directors and the Sponsor for out-of-pocket expenses;

•        the Sponsor paid an aggregate of $25,000 for its Founder Shares and such securities will have a significantly higher value at the time of the Business Combination. Such shares, had an aggregate market value of approximately $[_] million based upon the closing price of Pono’s Class A common stock of $[_] per share on Nasdaq on [_]. As a result of the nominal price of $0.0087 per Founder Share paid by the Sponsor compared to the recent market price of the Class A common stock, the Sponsor and its affiliates are likely to earn a positive rate of return on their investments in the Founder Shares even if the holders of Class A common stock experience a negative rate of return on their investments in the Class A common stock;

•        as a condition to the Pono IPO, the Founder Shares became subject to a lock-up whereby, subject to certain limited exceptions, the Founder Shares cannot be transferred until the earlier of (A) six months after the completion of Pono’s initial business combination; (B) subsequent to Pono’s initial business combination, when the reported last sale price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after Pono’s initial business combination;

•        an aggregate of 634,375 Placement Units were issued to the Sponsor simultaneously with the consummation of the IPO, including 63,000 Placement Units issued pursuant to the exercise of the underwriters’ over-allotment option in full, at $10.00 per Placement Unit. Such units had an aggregate market value of approximately $[_] million based upon the closing price of Pono’s units of $[_] per unit on Nasdaq on [_];

•        the Sponsor has agreed that the Placement Units cannot be transferred until after Pono’s initial business combination;

•        the Sponsor and directors and officers of Pono have agreed not to redeem any shares of Pono common stock they hold in connection with a stockholder vote to approve a proposed initial business combination;

•        if Pono does not complete an initial business combination by November 9, 2024, a portion of the proceeds from the sale of the Placement Units will be included in the liquidating distribution to Pono’s public stockholders. In such event, the 2,875,000 Founder Shares and 634,375 shares of Class A common stock underlying the Placement Units, all of which are held by Pono’s Sponsor, would be worthless because they are not entitled to participate in any Redemption or distribution with respect to such shares. Such shares and units had an aggregate market value of $[_] million, based on the closing price per Class A common stock of Pono of $[_] per share and the closing price of Pono’s units of $[_] per unit on Nasdaq on [_]. Additionally, the Placement Warrants underlying the Placement Units will expire worthless;

•        if the Trust Account is liquidated, including in the event Pono is unable to complete an initial business combination within the required time period, the Sponsor has agreed to indemnify Pono to ensure that the proceeds in the Trust Account are not reduced below $[_] per Public Share by the claims of prospective target businesses with which Pono has entered into an acquisition agreement or claims of any third party for services rendered or products sold to Pono, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the Trust Account;

•        The Sponsor (including its representatives and affiliates) and Pono’s directors and officers, are, or may in the future become, affiliated with entities that are engaged in a similar business to Pono. The Sponsor and Pono’s directors and officers are not prohibited from sponsoring, or otherwise becoming involved with, any other blank check companies prior to Pono completing its initial business combination. Pono’s directors and officers also may become aware of business opportunities which may be appropriate for presentation to Pono, and the other entities to which they owe certain fiduciary or contractual duties. Accordingly, they may have had conflicts of interest in determining to which entity a particular business opportunity should be presented. These conflicts may not be resolved in Pono’s favor and such potential business opportunities may be presented to other entities prior to their presentation to Pono, subject to applicable fiduciary duties under DGCL. The Pono Charter provides that Pono renounces its interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of Pono and such opportunity is one Pono is legally and contractually permitted to undertake and would otherwise be reasonable for Pono to pursue, and to the extent the director or officer is permitted to refer that opportunity to Pono without violating another legal obligation;

•        The Sponsor is entitled to receive 1,200,000 Sponsor Shares following the Closing, 339,565 of which will be issued to the 2023 Non-Redemption Agreement Investors pursuant to the 2023 Non-Redemption Agreements;

•        Mike Sayama is expected to be appointed a director of the Combined Entity after the consummation of the Business Combination, and may in the future receive cash fees, stock options or stock awards that the Combined Entity determines to pay to its directors; and

•        at the Sponsor’s discretion, $1,500,000 may be loaned by the Sponsor or its affiliates or designees, which amount may be converted into Extension Units, at the price of $10.00 per unit. Such units would be identical to the Placement Units.

Interests of SBC’s Directors and Officers in the Business Combination

When SBC securityholders and other interested persons consider the recommendation of its board of directors in favor of approval of the Business Combination, such persons should keep in mind that the directors and executive officers of SBC may have interests in the Business Combination and other proposals that may be different from, or in addition to, those of SBC securityholders generally. These interests include, among other things:

•        Yoshiyuki Aikawa, Yuya Yoshida, Ryoji Murata, and Akira Komatsu of SBC are expected to serve as executive officers and directors, as applicable, of the Combined Entity after consummation of the Business Combination;

•        Yoshiyuki Aikawa, as Chief Executive Officer, and Yuya Yoshida, as Chief Operating Officer, who currently serves on the SBC Board, may serve as a director of the Combined Entity after consummation of the Business Combination and SBC may nominate one or more of its existing directors to serve on the board after consummation of the Business Combination;

•        SBC’s executive officers have employment arrangements that increase compensation in connection with the Business Combination;

•        Incentive bonuses earned in 2023 (but not yet paid) by some SBC executive officers become payable shortly following the consummation of the Business Combination in 2024; and

•        Upon consummation of the Business Combination, and subject to approval of the Incentive Plan Proposal, SBC’s executive officers are expected to receive grants of stock options and restricted stock units under the Equity Incentive Plan from time to time as determined by the Compensation Committee. In addition, all outstanding options and warrants to acquire shares of SBC common stock prior to the Closing of the Business Combination will be assumed and converted to options under the Equity Incentive Plan effective as of the Closing the Business Combination.

Members of the SBC Board were aware of and considered these interests, among other matters, in evaluating and negotiating the Business Combination and the Merger Agreement.

Ownership of New Pono after the Business Combination

It is anticipated that, upon the completion of the Business Combination, assuming no additional redemptions and assuming the exercise of all issued and outstanding warrants and options (which would be 27.0% of the outstanding capital stock of the Combined Entity), Pono’s public stockholders will retain an ownership interest of approximately 1.4% of the outstanding capital stock of the Combined Entity, the Sponsor will retain an ownership interest of approximately 4.6% of the outstanding capital stock of the Combined Entity, the SBC securityholders will own approximately 67.0% of the outstanding capital stock of the Combined Entity and the Holder under the 2024 Non-Redemption Agreement will own approximately 1.3% of the outstanding capital stock of the Combined Entity (see Unaudited Pro Forma Condensed Combined and Consolidated Financial Information — 2024 Non-Redemption Agreement for further information). The foregoing ownership percentages with respect to the Combined Entity following the Business Combination assume (i) the exercise of all 11,500,000 public warrants and 634,375 private placement warrants, (ii) the conversion of $2,700,000 convertible promissory note into 270,000 shares of common stock, (iii) the exercise of stock options to purchase 6,995,812 shares of common stock issued by SBC to the Chief Executive Officer of SBC, (iv) the exercise of stock options to purchase 203,644 shares of common stock issued by SBC to a representative director of a subsidiary of the Company, (v) the exercise of warrants to purchase 12,978,028 shares of common stock issued by SBC to the immediate family members of SBC’s CEO (3,935,150), business partners of SBC (1,967,575), doctors of MCs (4,419,075), and a consultant to SBC (2,656,226) but does not assume the issuance of any awards under the Equity Incentive Plan. If the actual facts are different than these assumptions (which they are likely to be), the percentage ownership retained by Pono’s existing stockholders in the Combined Entity will be different. Upon consummation of the Business Combination, and subject to approval of the Incentive Plan Proposal, SBC’s executive officers are expected to receive grants of stock options under the Equity Incentive Plan from time to time as determined by the Compensation Committee. In addition, the outstanding SBC Options granted to SBC’s executive officers and certain members of the SBC Board under the SBC Plan prior to the Closing of the Business Combination will be assumed and converted to options under the Equity Incentive Plan effective as of the Closing the Business Combination.

Certificate of Incorporation; Bylaws

Pursuant to the Merger Agreement, upon the Closing, the Pono Charter will be amended and restated in accordance with the Amended Charter, subject to, among other matters, the approval of the Charter Amendment Proposals by Pono stockholders. See “The Charter Amendment Proposals (Proposals 2 Through 4).” We currently also expect that upon the Closing, Pono’s bylaws will be amended and restated promptly to:

•        reflect necessary changes and to be consistent with the proposed Amended Charter; and

•        make certain other changes that our board of directors deems appropriate for a public operating company.

Name and Headquarters of the Combined Entity

The name of the Combined Entity will be SBC Medical Group Holdings Incorporated and its principal executive offices will be located at [_].

Background of the Business Combination

Pono is a blank check company incorporated on March 11, 2022, as a Delaware corporation for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

Prior to the consummation of the IPO on August 9, 2022, neither Pono, nor anyone on its behalf, had any substantive discussions, formal or otherwise, with respect to a transaction with Pono. The following chronology summarizes the key meetings and events that led to the signing of the Merger. The following chronology does not purport to catalogue every conversation among representatives of Pono or other parties.

After the IPO, Pono’s officers and directors commenced an active search for prospective businesses and assets to acquire. In connection with evaluating potential business combinations, members of Pono’s management contacted, and were contacted by, a number of individuals, entities, and financial advisors with respect to potential business combination opportunities.

Commencing on August 9, 2022 representatives of Pono considered, evaluated, reviewed and/or had discussions with approximately 13 potential acquisition targets (including SBC). Pono had initial management meetings with approximately 11 potential acquisition targets, (including SBC), and non-disclosure agreements (“NDAs”) were executed with approximately 8 companies (including SBC). Pono conducted additional due diligence on and/or held more detailed follow-up discussions with the management teams of 5 potential acquisition targets other than SBC. The potential targets were introduced by EF Hutton or through relationships held by the Pono board members. During the course of this process, the management team of Pono kept the members of the Pono Board apprised of the various target businesses, the discussions with such businesses during periods when exclusivity restrictions had lapsed, and the status thereof to discuss material issues as they arose.

Target 1

After the IPO in August 2022, Chardan Capital Markets, LLC contacted Pono about Target 1, a drone delivery service company. Pono thought this could be a possible candidate for a business combination primarily due to its understanding of the potential growth in the drone space and the belief that their technology was innovative. Pono and Target 1 entered into a non-disclosure agreement in August 2022 and commenced diligence with respect to the business of Target 1. Discussion were terminated with Target 1 in October 2022, primarily due to Pono’s preliminary assessment of the value of the target being less than the company’s internal valuation.

Target 2

After the IPO in August 2022, Target 2, an air mobility company, contacted Mr. Shindo. Pono engaged in discussions with the potential target primarily due to the belief that the company was in a high growth market and held proprietary technologies. Pono and Target 2 entered into a non-disclosure agreement in August 2022 and commenced diligence with respect to the business of Target 2. Discussions were terminated in August 2022, primarily due to Pono being in the early stages of its search process and needing more time to review other potential acquisition targets to determine the best target company for its stockholders.

Target 3

After the IPO in August 2022, Pono was introduced to Target 3 by EF Hutton. Target 3 is a business engaged in the production of oil and gas. Pono and Target 3 entered into a non-disclosure agreement in August 2022 and commenced diligence with respect to the business of Target 3. Discussions were terminated in August 2022, as Pono did not believe the company met its search criteria of being in a large and growing industry poised for disruption by new technologies.

Target 4

After the IPO in August 2022, Pono was introduced to Target 4 by EF Hutton. Target 4 is a company specializing in therapeutic treatments using proprietary cannabinoid formulations. Pono and Target 4 entered into a non-disclosure agreement on August 2022 and commenced diligence with respect to the business of Target 4. Discussions were terminated in September 2022, as the target company determined that it did not want to move forward with merging with Pono.

Target 5

After the IPO in August 2022, Target 5, a company using wave technology for healthcare, contacted Mr. Shindo. Pono engaged in discussions with the potential target, primarily due to its proprietary technology and the potential growth in the healthcare solution space. Pono and Target 5 entered into a non-disclosure agreement in August 2022 and commenced diligence with respect to the business of Target 5. Discussion were terminated in October 2022, as the target company determined that it did not want to move forward with merging with Pono.

SBC as a Target

In early November 2022, a member from Heartcore introduced SBC to Pono’s Board member Chiba-san. Heartcore was a consultant for AERWINS Technologies Inc. (Nasdaq: AWIN) in a business combination with Pono Capital, Inc., a former blank check company. Each of Pono’s Board members, except Mr. Nakamoto, were also Board members of Pono Capital, Inc.

Through the transaction, HeartCore and its affiliates have performed and continue to perform the following roles. HeartCore Enterprises, Inc. provides advisory service to SBC: facilitating weekly meetings, supporting proxy preparation, supporting audit, supporting the development of IP strategy, supporting IP registration, and supporting IR/PR activities, subject to the terms and conditions of the service agreement. HeartCore Co., and HeartCore Capital Advisors, Inc. are sub-consultants of HeartCore Enterprises, Inc. These two entities support HeartCore Enterprises, Inc. when HeartCore Enterprises, Inc. executes advisory service to a client in Japan. In particular, HeartCore Co. was a sub-consultant until March 2023, while HeartCore Capital Advisors, Inc is a sub-consultant after April 2023. HeartCore Capital Advisors, Inc., HeartCore Enterprises, Inc. and HeartCore Co. are affiliated entities.

Pono did not consider the other alternative acquisition targets that it evaluated to be as compelling as SBC when taking into consideration their respective business prospects, strategy, management teams, structure, growth potential, likelihood of execution and valuation considerations.

On November 14, 2022, SBC engaged Anthony, Linder & Cacomanolis, PLLC, formerly Anthony L.G., PLLC (“Anthony”), as its legal counsel in connection with the Business Combination.

On November 15, 2022, Mr. Shindo and Mr. Chiba had a video conference call with SBC that included Aikawa-sensei and other members of the SBC team. At this call SBC introduced themselves and their business. Pono provided an overview of its SPAC structure and experience. At the end of this call, it was discussed that the next step would be to sign a non-disclosure agreement and then exchange more detailed and confidential information.

On November 17, 2022 SBC and Pono executed a non-disclosure agreement. After the execution of the non-disclosure agreement, preliminary diligence information was exchanged.

On December 11, 2022 SBC and Pono had a call to ask questions regarding further business diligence including questions to better understand the market for cosmetic treatment centers and the related management services, the sustainability of SBC’s profitability, and the viability of SBC’s expansion plans. SBC believes that Japan could support up to 100 additional clinics and that there is significant opportunity to continue to expand in the US. Furthermore, SBC’s business is highly scalable and its experience allows it to bring on new medical corporations to support additional clinics only when necessary, which will allow it to maintain its profitability. The parties also discussed the structure of the transaction, which included the timeline to complete the transaction and the importance of completing its audit in a timely manner.

On December 15, 2022, Pono and SBC executed a letter of intent (LOI) for a proposed business combination between the parties. The initial LOI provided by Pono proposed an enterprise value for SBC of $2.5 billion. Pono determined this value based on the totality of its preliminary due diligence, which financial projections represented revenue of approximately $1 billion and net income of $200 million. SBC also provided revenue, earnings before interest, taxes, depreciation and amortization (EBITDA) and net income multiples for 4 healthcare service companies: Surgery Partners (Nasdaq: SGRY), National HealthCare (NYSE: NHC), Community Health (NYSE: CYH), Encompass Health (NYSE: EHC). The multiples for these companies ranged from. 04x to 1.3x revenue multiple, 0.3x to 7.2x EBITDA multiple and 2.1x to 13.56 net income multiple for these companies. The initial valuation of $2.5 billion resulted in SBC’s revenue multiple of 2.5x, EBITDA multiple of 6.3x and net income multiple 12.5x, which fell within the range of the comparable businesses in healthcare.

On December 15, 2022, SBC provided Pono and its counsel, Loeb & Loeb LLP (“Loeb & Loeb”) access to SBC’s virtual data room, after which SBC, HeartCore Enterprises, Inc. (“HeartCore”) and SBC’s representatives uploaded documents and materials to the data room and responded to diligence requests.

From December 15, 2022 through the date of this proxy statement, Pono and its representatives conducted extensive due diligence with respect to SBC, including performing video interviews with Dr. Aikawa, HeartCore, and executive management team and reviewing regulatory materials and contracts. In addition, Loeb &Loeb, together with Mori Hamada & Matsumoto (“MHM”), local counsel in Japan, commenced a legal review of the due diligence materials provided as well as a review of Japanese regulatory issues and concerns related to the medical industry.

On December 20, 2022, SBC and Pono had a conference call where Pono’s counsel, Loeb & Loeb, and SBC’s counsel, Anthony, were introduced to each other and the structure of the transaction and related tax aspects were discussed.

On December 23, 2022, Mr. Shindo circulated an initial draft of the Merger Agreement to SBC and its counsel. The Business Combination Agreement contained the material terms reflected in the LOI that had been signed by the parties include a reverse triangular merger structure with Pono remaining as a public company and having its merger sub engage in a merger with an SBC entity. The Business Combination Agreement contained customary representations and warranties and conditions to closing, and contemplated a contingent payment to be received by SBC’s shareholders in the form of the Escrow Shares at 3% of the Merger Consideration, which was not a matter of substantive negotiations throughout the negotiating period. The draft also included a customary non-compete agreement condition, pursuant to which certain senior management of SBC would be required to enter into a non-competition arrangement, during which term, such senior management would be prohibited from soliciting employees, customers and clients of SBC affiliated entities. The rationale for these agreements was that Pono management expected senior management of SBC, who are integral to the success of the post-Business Combination Company, to not solicit employees and otherwise compete with the Combined Entity shortly after the Closing merger, which could have a materially adverse effect on the Combined Entity’s financial position. The initial draft of the Business Combination that was circulated included a valuation of SBC at $1,200,000,000.

Also on December 23,2022, Shuhei Komatsu advised Pono that he and Dr. Aikawa had met with the Ministry of Health, Labor and Welfare within the last week in order to discuss the transaction and that they did not anticipate any regulatory issues.

On December 27, 2022, SBC and Pono had a conference call to further discuss merger topics, including structure related issues and whether the SBC entities were to be moved under a Delaware holding company through a share exchange and the timing of any such restructuring. The parties also discussed whether there could be possible issues if the Japanese MCs were acquired by a foreign for profit entity.

On December 28, 2022, legal counsel for SBC and Pono had follow up discussions regarding the structure of the transaction, the current entities under the SBC umbrella and the interim restructuring to occur at SBC prior to the transaction.

On December 29, 2022, the parties further corresponded about the legal distinctions between the MCs and the medical service corporations as well as certain limitations imposed upon MCs. The parties determined that further diligence and follow-up discussions would need to occur in order to better understand the various entities. At the same time Loeb & Loeb and MHM continued to review documents supplied by SBC.

On January 3, 2023, the Pono Board held a call to discuss the merits of the possible merger with SBC. Mr. Nakamoto shared with the Board business diligence information about SBC. The Pono Board agreed that there is interest in continuing to negotiate a possible merger with SBC.

Also on January 3, the parties as well as Loeb & Loeb, Anthony and MHM participated in a call to discuss ongoing diligence, the current proposed structure and whether there could be a potential Japanese regulatory issues as a result of the acquisition of the MCs.

Also, on January 3, 2023, Anthony provided a revised draft of the Merger Agreement which was updated to include provisions related to a share exchange in order to move the SBC entities under a Delaware holding company and certain related changes to the agreement.

On January 4, 2023, Loeb & Loeb sent a follow up email to SBC and their counsel regarding concerns about the structure and the desire of Pono to continue to acquire the Japanese MCs in addition to the medical service corporations.

On January 12, 2023, Loeb & Loeb delivered a further draft of the Merger Agreement and ancillary agreements to Anthony for its review.

On January 13, 2023, Pono management and Board members met with Dr. Aikawa and other employees at SBC. At the meeting, Mr. Shindo presented a suggested timeline and milestones involved in the proposed transaction. During this conference with SBC, Pono discussed whether there is a risk of customer concentration as the clinics in Japan are supported by SBC are included as one of only 6 customers. SBC maintained that it is highly unlikely that the customers will leave due to the influence of Dr. Aikawa and his relationships with the clinics, as well as the challenge it would be for a customer to transition to another back-office service provider. The customer base was thus determined to be stable.

On January 17, 2023, representatives of Anthony distributed initial drafts of Non-Competition Agreements, which provided for a prohibition on competing with Pono, SBC and their respective subsidiaries during the two-year period following the Closing and, during such two-year restricted period, not to solicit employees or customers or clients of such entities.

On January 21, 2023, Pono management and Board members met via video conference to discuss the merits and risks of the proposed transaction, discuss key provisions of the Merger Agreement and other ancillary agreements. Mr. Shindo summarized and explained the key terms of the Merger Agreement and ancillary documents.

On January 22, 2023, SBC provided Pono management with revised financial statements. The statements reflected a reduction of revenue and net income to $321 million and $54 million, respectively. The revised projections were primarily a result of the restructuring of the SBC business entities and the change in reporting to US GAAP. The reductions in revenue and net income were the reasons for the change in the valuation of SBC from the $2.5 billion on the LOI to the $1.2 billion on the Merger Agreement. See “Reasons for Approval of the Business Combination” for description of the revised valuation.

On January 24, 2023, SBC and Pono had an all-hands conference call, including Dr. Aikawa and other members of SBC’s management, Mr. Nakamoto, Mr. Shindo, Ms. Van Orman, and representatives from Loeb and Anthony to further discuss structure, open due diligence items and merger process. There were no material open issues or concerns discussed at this meeting.

On January 26, 2023, SBC and Pono had an all-hands conference call, including Dr. Aikawa and other members of SBC’s management, Mr. Nakamoto, Mr. Shindo, Ms. Van Orman, and representatives from Loeb and Anthony to further discuss structure, open due diligence items and merger process. There were no material open issues or concerns discussed at this meeting.

On January 30, 2023, Pono management and Board members along with met via video conference to discuss the merits and risks of the proposed transaction, discuss key provisions of the Merger Agreement and other ancillary agreements. A representative of Loeb & Loeb was also in attendance. Pono’s management discussed the change in valuation of SBC from the $2.5 billion on the LOI to the $1.2 billion on the Merger Agreement. See “Reasons for Approval of the Business Combination” for description of the revised valuation. The trends in the equity market and merger market were also discussed. Mr. Nakamoto explained the key terms of the Merger Agreement and ancillary documents. The Merger Agreement was approved by the Board.

On January 31, 2023, the Merger Agreement was executed by the Parties.

On January 31, 2023, certain current and former members of SBC’s management, including Dr. Aikawa, Masaaki Nakada, Ryoji Murata and Akira Komatsu, entered into the Non-Competition Agreements. The final version of the Non-Competition Agreements were substantially similar to the initial drafts.

On February 1, 2023, Pono issued a press release and filed a Current Report on Form 8-K with the SEC announcing the execution of the Merger Agreement.

On April 26, 2023, the parties entered into an amendment to the Merger Agreement. Pono’s board approved the amendment on April 25, 2023. Pursuant to the Amendment, the Sponsor in its sole discretion may direct Pono to issue all or a portion of the Sponsor Shares on an earlier or later date as it may determine, which date will not be earlier than the Closing. In addition, pursuant to the Amendment, the date by which (i) SBC will complete its agreed upon disclosure schedules, (ii) Pono will complete its due diligence review of SBC, and (iii) the parties to the Merger Agreement will agree upon any modifications or amendments to the Merger Agreement to the terms and conditions therein, among other related matters, was extended from April 28, 2023 to May 31, 2023. SBC also agreed to purchase, or to cause one of its Affiliates to purchase, equity in the Sponsor in an amount equal to $1,000,000, by way of a separate agreement to be entered into on or before May 5, 2023.

On May 3, 2023, Pono entered into the 2023 Non-Redemption Agreements with certain unaffiliated stockholders owning, in the aggregate, 773,682 shares of the Company’s Class A common stock, pursuant to which such stockholders agreed, among other things, not to redeem or exercise any right to redeem such public shares in connection with the Extension Amendment. In connection with the 2023 Non-Redemption Agreements, Mehana Capital, LLC, Pono’s sponsor, agreed to transfer to the stockholders that entered into such agreements shares of common stock of Pono upon the consummation of its initial business combination. Pono may enter into other agreements with one or more stockholders pursuant to which such stockholders will agree not to redeem all or a portion of their public shares in connection with the Extension Amendment. No additional funds will be deposited into the Trust Account.

On May 18, 2023, the parties entered into a Note Purchase Agreement pursuant to which the parties have agreed that Pono will issue and sell to SBC a convertible promissory note of $1,000,000 in aggregate principal amount which note is convertible into shares of Class A Common Stock, par value $0.0001 per share of Pono.

On May 26, 2023, the closing date of the purchase and sale of the Note, SBC delivered the Note reflecting the Principal Amount and SBC deposited $1,000,000 by wire transfer into the specified Company account. The Note does not bear interest (unless otherwise required by applicable law, in which event interest will accrue at the minimum rate required by applicable law) and the Principal Amount may be prepaid at any time.

On May 30, 2023, the parties entered into Amendment No. 2 to the Merger. Pono’s board approved the amendment on May 23, 2023. The amendment extended the time for (i) SBC to deliver disclosure schedules, (ii) Pono to complete its due diligence review of SBC and (iii) the parties to agree upon a modifications or amendments to the Merger Agreement to the terms and conditions therein until June 15, 2023.

On June 6, 2023, Pono management and Board members discussed the potential change in the valuation of SBC. Pono received updated financial statements on June 1, 2023, which reduced the revenue and earnings resulting a reduction in valuation from $1.2 billion to $1.0 billion. See “Reasons for Approval of the Business Combination” for description of the revised valuation.

On June 15, 2023, the parties entered into Amendment No. 3 to the Merger Agreement. Pono’s board approved the amendment on June 15, 2023. The amendment further extended the time for (i) SBC to deliver disclosure schedules, (ii) Pono to complete its due diligence review of SBC and (iii) the parties to agree upon a modifications or amendments to the Merger Agreement to the terms and conditions therein until June 22, 2023.

On June 21, 2023, the parties entered into an Amended and Restated Agreement and Plan of Merger (“A&R Merger Agreement”). Pono’s board approved the A&R Merger Agreement on June 15, 2023. The A&R Merger Agreement revised the target companies to be directly or indirectly purchased by Pono following a restructuring of SBC’s corporate structure, to include only the Service Companies and certain other entities, and to no longer include the direct or indirect purchase of MCs, and as a result, removed other references to the MCs, including the related representations and warranties, among others. The MCs were removed for Japanese regulatory reasons under the Japanese Medical Care Act. Based on the provisions of the Japanese Medical Care Act, in essence, MCs are considered not-for-profit organizations with a benevolent purpose of serving humankind and cannot be controlled by for-profit entities. More specifically, the MCs, even though considered related parties, are independent business operators and, the Company does not exercise control over the day-to-day operations of their clinics (except to the extent governed by our management services contracts). The removal of the MCs from the A&R Merger Agreement required a reduction of the valuation. As a result, the schedule was delayed by approximately two months. Other than the reduction of the valuation and delay, the overall transaction was not affected by this removal. The A&R Merger Agreement also extended the date by which the disclosures schedules were to be delivered to August 31, 2023 and extended the date by which the Closing shall occur from September 30, 2023 to December 31, 2023. Pursuant to the

A&R Merger Agreement, the parties also agreed that any future expenses incurred in connection with the extension of the time by which Pono must complete its initial business combination shall be borne entirely by Pono, which replaces and supersedes the prior requirement under the Original Agreement for Pono and SBC to share such expenses equally.

On September 8, 2023, the parties entered into the First Amendment to the A & R Merger Agreement. Which provided for the holders of SBC securities collectively to be entitled to receive from Pono as Merger consideration, in the aggregate, a number of Pono securities with an aggregate value equal to (a) $1,000,000,000, minus (b) the amount, if any, by which $3,000,000 exceeds SBC’s Net Working Capital, plus (c) the amount, if any, by which SBC’s Net Working Capital exceeds $3,000,000, minus (d) the aggregate amount of any outstanding indebtedness (minus cash held by SBC) of SBC at Closing, minus (e) specified transaction expenses of SBC associated with the Business Combination. Pono’s board approved the amendment on September 7, 2023.

On October 26, 2023, the parties entered into the Second Amendment to the A& R Merger Agreement which provided that the Pono board of directors as of the Closing will be designated as follows: (i) three persons designated prior to the Closing by SBC, at least one of whom must qualify as an independent director; (ii) one person designated prior to the Closing by Pono, who must qualify as an independent director; and (iii) one person mutually agreed upon and designated prior to the Closing by Pono and SBC, who must qualify as an independent director. Pono’s board approved the amendment on October 24, 2023.

On December 28, 2023, the parties entered into the Third Amendment to the A& R Merger Agreement which extended the Outside Date to March 31, 2024, in order to allow additional time to consummation the Business Combination. Pono’s board approved the amendment on December 18, 2023.

On April 22, 2024, the parties entered into the Fourth Amendment to the A& R Merger Agreement which extended the Outside Date to September 30, 2024, in order to allow additional time to consummation the Business Combination. Pono’s board approved the amendment on April 9, 2024.

There have been no discussions about continuing employment from any member of Pono. On December 5, 2023, however, there has been recent discussion with Aikawa-sensei and Mr. Shindo about having Mr. Sayama, an independent board member of Pono Capital Two, stay on as a board member post-merger.

The parties have not had any substantive discussions about the need to obtain additional financing for the combined company, such as a PIPE transaction, through the date hereof.

The parties have continued and expect to continue regular discussions regarding the execution and timing of the Business Combination and to take actions and exercise their respective rights under the to facilitate the completion of the Business Combination.

Reasons for Approval of the Business Combination

Pono’s management team and the Board are well qualified to evaluate the transaction with SBC. They have extensive transactional experience, including substantial experience in evaluating the operating and financial merits of companies from a wide range of industries. Pono’s management team and Board include individuals with decades of experience across industries, at both the management and board level, and, for some of them, experience with prior SPAC business combinations. Each of the Board members were a part of Pono Capital Corp, a SPAC that merged with AERWINS Technologies Inc in February 2023. Pono’s Board members are also on the Board of Pono Capital Three, a SPAC that listed in August 2023 and has announced a merger with Horizon Aircraft, an air mobility company based in Lindsey, Canada.

Pono’s sponsor and/or Board of Directors have involvement with Pono Capital Corp. and Pono Capital Three, other SPAC companies. In the search for target companies, there have been discussions between which SPAC would be most appropriate; however, in the case of SBC, there was never any consideration or discussion that SBC would fit with any of the other SPAC other than Pono.

Further, Loeb conducted the legal due diligence of SBC, in their capacity as legal counsels to Pono. During the legal diligence, it became evident that the language difference, SBC’s ownership/business structure and the Japanese regulations for the medical industry were complex and required further explanation. Pono hired Mori Hamada & Matsumoto (“MHM”), an experienced Japanese law firm, to help navigate these issues and review SBC’s supporting documentation.

In reaching its decision to authorize the Merger Agreement, each of the members of the Board reviewed the results of Pono management’s due diligence investigation, and the due diligence investigations of Pono’s third party financial, industry, legal, and other advisors, and discussed the due diligence findings with Pono management.

The due diligence conducted by Pono’s management, and/or the Board and/or information received by Pono’s management, included:

•        An overview of the public markets in general and feedback from potential investors with respect to SBC;

•        Research on comparable companies and transactions;

•        Legal diligence review conducted by Loeb & Loeb;

•        General industry research and analysis;

•        Review of the current capital markets;

•        A financial, operational and documentation review by management of requested materials provided by SBC;

•        A review with SBC management team of the Company’s development plans;

•        Numerous detailed meetings and calls with Pono’s management and/or Board and SBC’s representatives regarding SBC’s operations, financial condition, strategy, and/or prospects.

The Board considered a wide variety of factors in connection with its evaluation of the Business Combination. In light of the complexity of those factors, the Board, as a whole, did not consider it practicable to, nor did it attempt to, quantify or otherwise assign relative weights to the specific factors it took into account in reaching its decision. Individual directors may have given different weight to different factors. This explanation of Pono’s reasons for the Business Combination and all other information presented in this section is forward-looking. Therefore, you should read this explanation in light of the factors discussed under “Cautionary Note Regarding Forward-Looking Statements and Risk Factor Summary.”

In the prospectus for the IPO, Pono identified the following general criteria and guidelines that Pono believed would be important in evaluating prospective target businesses:

•        Large and Growing Addressable Market: Our management team prioritizes investing in large and growing industries that are poised for disruption by new technologies. We look for both large problems amenable to technology solutions as well as businesses able to scale to meet the market.

•        Proprietary Technology Advantage: We seek businesses protected by proprietary technology advantages, especially scientific breakthroughs and intellectual property. We believe that significant technology innovation provides for years of durable, compounding growth and expanding margins.

•        Scaling Business with Compelling Growth Opportunity: While we are primarily focused on the topline growth potential, we seek to acquire a company which has achieved sufficient technology and business maturity while still maintaining significant runway to capture share in a large addressable market. We look for favorable secular trends and attractive unit economics which can be further enhanced as the business grows.

•        World Class Management Teams: We seek to partner with creative and ambitious management teams that have a track record of success to help them execute their vision.

In considering the Business Combination, the Board concluded that SBC substantially met the above criteria. In particular, the Board considered the following positive factors:

•        Large, Growing Addressable Market. SBC’s target addressable market, its growth potential and the potential for SBC to benefit from the rapid projected growth in the addressable market.

•        Proprietary Product Advantage and Competitive Advantage. SBC’s brand name has been developed over 20 years.

•        Scalability. SBC franchising, product development plans and opportunities to scale and take advantage of capital infusions and access to the public markets.

•        Terms of the Merger Agreement. The terms of the Merger Agreement and its ancillary agreements, including the lock-up agreements.

Pono’s management team and Board concluded that their experience and backgrounds, together with the experience of its advisors enabled them to perform the necessary analyses to make determinations regarding the Business Combination, and therefore they decided that a fairness opinion was not necessary. Had the benefits to Pono’s stockholders been less apparent, the Board might have chosen to incur the additional expenses associated with having a third party provide a fairness opinion, but along with the engagement of a financial advisor to conduct financial due diligence and given the management team and Board’s training and qualification to perform the valuation analysis, it deemed it unnecessary.

SBC provided estimated financial projections to Pono (See Certain Projected Financial Information for SBC). The projections that SBC provided were prior to the restructuring of the SBC business entities and before any adjustments related to the change to US GAAP reporting. In addition, the projections could be affected by the Yen to US Dollar exchange rate. As a result, Pono did not use the financial projections as the basis of the valuation of SBC rather as evidence of the reasonableness of their expected growth and expansion plans.

In recommending the transaction, the Board reviewed three different approaches in determining the valuation of SBC: discounted cash flow, revenue multiple and earnings multiple. Pono used the fiscal year 2022 financials provided by SBC in January 2023 as the starting point of SBC’s valuation, which included revenue of $364 million and net income $54 million. Pono used a revenue growth rate of 15%, which mirrored SBC’s projections, and was further deemed reasonable by the projected number of new clinics to be opened.

The discounted cash flow model resulted in valuations of approximately $1.0 billion and $1.5 billion using a growth in perpetuity approach and earnings multiple approach, respectively. Pono used the fiscal year 2022 financials provided by SBC in January 2023 as the starting point of SBC’s valuation combined with a growth rate of 15%. In addition, one of the key metrics in determining the valuation using the growth in perpetuity approach is a long-term growth rate of 12%, which assumes that growth of SBC will decrease from the short-term growth of 15%.

The key metric used in the discounted cash flow earnings multiple approach was the average earnings multiple of approximately 32x and 26x for fiscal years 2023 and 2024, respectively. These multiples were ascertained by financial performance and valuation metrics of publicly traded companies with comparable businesses to SBC provided by EF Hutton. The following back-office service companies were used to determine the average earnings multiples: WNS (Holdings) Limited (NYSE: WNS), ExlService Holdings, Inc. (Nasdaq: EXLS), Startek, Inc (NYSE: SRT), TTEC Holdings, Inc (Nasdaq: TTEC), Atento (Private Company), Conduent (Nasdaq: CNDT), and Taskus (Nasdaq: TASK). Pono is not aware of any companies that met the criteria of back-office services that were excluded from the report. SBC initially provided the market comparisons for healthcare service companies; however, due to the business restructuring to exclude the Japan clinics as consolidated entities, EF Hutton and Pono believes SBC’s business more closely resembles a back-office services provider.

The revenue multiple model resulted in a valuation of approximately $530 million. The key metrics used in determining the valuation were the revenue multiples of approximately 1.4x for 2023 and 1.2x for 2024, which were derived from the EF Hutton report as indicated above.

The earnings multiple model resulted in a valuation of approximately $2.4 billion. The key metrics used in the earnings multiple approach were the average earnings multiples of approximately 32x and 26x for fiscal years 2023 and 2024, respectively, which were derived from the EF Hutton report as indicated above. Pono discounted the earnings multiples to reflect any potential adjustments due to the conversion of its books to US GAAP, its business restructuring to comply with Japanese medical regulations and the potential effect of the Yen to US Dollar exchange rate. Pono believed that a discount should be applied to reflect any actual adjustments. The result was an earnings multiple valuation of $1.2 billion.

Based on SBC’s ability to recognize revenue and consistent profitability, Pono’s Board deemed that the earnings multiple model to be the appropriate measure for the valuation. In addition, EF Hutton advised that it believed the earnings multiple approach would be the appropriate approach to determine the valuation. The Board also determined that the $1.2 billion merger consideration of the Business Combination, as well as the capital contribution by Pono, was advisable, appropriate and fair, from a valuation perspective.

In June 2023, SBC provided revised fiscal year 2022 financials, which resulted in a reduction of earnings. The change in SBC’s numbers was primarily due to an adjustment made to reflect US GAAP, and included the restructuring to remove Medical Corporations from the A&R Merger Agreement. Pono also noted that the net income for fiscal year ended December 31, 2022 was $6.7 million, which includes a non-recurring, retirement compensation expense of approximately $23 million. Due to the non-recurring nature, Pono added back the retirement expense resulting in an adjusted net income of $29.7 million as compared to the $54 million used prior to the final adjustments. Pono deemed that the reduction in net income, warranted a reduction in valuation from $1.2 billion to $1.0 billion. The Board determined that the reduction of the merger consideration to $1.0 billion was appropriate, as well as the capital contribution by Pono, was advisable, appropriate and fair, from a valuation perspective.

In making the recommendation, the Board also considered, among other things, the following potential deterrents to the Business Combination:

•        the risk that the announcement of the Business Combination and potential diversion of SBC management and employee attention may adversely affect SBC’s’ operations;

•        the risk that certain key employees of SBC might not choose to remain with the Company post-Closing;

•        the risk that the Board may not have properly valued SBC’s business;

•        the risks associated with the cosmetic medical industries in general;

•        the risks affecting SBC’s ability to realize its development and regulatory plans;

•        the risk associated with macroeconomic uncertainty and the effects it could have on SBC’s revenue;

•        the risk of global insecurity, including the war in Ukraine, could impact SBC’s growth or business plans;

•        the risk of competition in the industry, including the potential for new entrants and innovation;

•        the risk that the SBC may not achieve its financial forecast;

•        the risk that one or more of the SBC’s growth strategies may not be successful;

•        the risk that the SBC may lose one or more significant customers, impacting the Company’s ability to achieve growth and/or profitability;

•        the substantial expense and human resources necessary to operate a public company;

•        the risk that the Business Combination might not be consummated in a timely manner or that the closing of the Business Combination might not occur despite the companies’ efforts, including by reason of a failure to obtain the approval of Pono’s stockholders;

•        the risk that Pono does not have enough cash at closing to fund operations and pay closing costs following the closing of the Business Combination;

•        the risk of failure to satisfy the conditions to Closing (to the extent not waived by the parties);

•        the risk of changes in customer preferences, expectations and regulations;

•        the inability to maintain the listing of the Company’s securities on the Nasdaq Global Market following the Business Combination;

•        the significant fees and expenses associated with completing the Business Combination and the substantial time and effort of management required to complete the Business Combination;

•        the potential conflicts of interest of the Sponsor and Pono’s officers and directors in the Business Combination; and

•        the other risks described in the “Risk Factors” section of this proxy statement.

The Board concluded that these risks could be managed or mitigated by SBC or were unlikely to have a material impact on the Business Combination or the Company, and that, overall, the potentially negative factors or risks associated with the Business Combination were outweighed by the potential benefits of the Business Combination to Pono and its stockholders. The Board realized that there can be no assurance about future results, including results considered or expected as disclosed in the foregoing reasons. The foregoing discussion of the material factors considered by the Board is not intended to be exhaustive, but does set forth the principal factors considered.

Certain Projected Financial Information for SBC

As part of Pono’s due diligence process, Pono requested that SBC provide Pono with its internally prepared forecasts and projections. SBC does not, as a matter of general practice, publicly disclose long-term forecasts or internal projections of its future performance, revenue, financial condition, or other results. However, in connection with the proposed Business Combination, SBC’s management prepared and provided to Pono certain unaudited prospective financial information for the 5-year period ending December 31, 2027 (the “Projections”). SBC’s forecasts were prepared solely for internal use and not with a view toward public disclosure, the published guidelines of the SEC regarding projections, or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information.

The inclusion of the Projections in this proxy statement should not be regarded as an indication that SBC, its management, board of directors, or its affiliates, advisors or other representatives considered, or now considers, such financial projections necessarily to be predictive of actual future results or to support or fail to support your decision whether to vote for or against the Business Combination Proposal. The Projections are not fact and the projections may be materially different than actual results. SBC will not refer back to the Projections in future periodic reports filed under the Exchange Act.

The Projections reflect numerous estimates and material assumptions with respect to general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to SBC’s business, all of which are difficult to predict and many of which are beyond SBC’s and Pono’s control. The various risks and uncertainties include, among others, those set forth in the “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of SBC” and “Cautionary Note Regarding Forward-Looking Statements” sections of this proxy statement, respectively. As a result, there can be no assurance that the Projections will be realized or that the actual financial results will not be significantly higher or lower than the Projections. The Projections are subjective in many respects and thus are susceptible to multiple interpretations and periodic revisions based on actual experience, events and business developments. The inclusion of the Projections in this proxy statement should not be regarded as an indication that SBC or Pono, their respective boards of directors, or their respective affiliates, advisors or other representatives considered, or now considers, such Projections necessarily to be predictive of actual future results or to support or fail to support your decision whether to vote for or against the Business Combination and the other proposals included in this proxy statement. Furthermore, the Projections do not purport to be a complete description of the financial analyses performed or factors considered. The Projections may be materially different than actual results. SBC will not refer back to the Projections in future periodic reports filed under the Exchange Act.

The prospective financial information included in this registration statement has been prepared by, and is the responsibility of SBC’s management.

Neither SBC’s independent auditor, MaloneBailey, LLP, nor any other independent accountants have compiled, examined, or performed any other procedures with respect to the Projections contained herein. Accordingly, MaloneBailey, LLP does not express an opinion or any other form of assurance with respect thereto. The MaloneBailey, LLP report included in this registration statement relates to SBC’s financial statements. It does not extend to the Projections and should not be read to do so.

The Projections provided to Pono were as follows:

(in millions)	2023 EST	2024 EST	2025 EST	2026 EST	2027 EST
Total Revenue	$369	$424	$488	$561	$645
Net Income	$64	$75	$89	$105	$124

Pono conducted significant independent due diligence on SBCs forecast. Pono focused on two primary areas — SBC’s plan and ability to execute on expansion and SBC’s ability to maintain its net income margins through its expansion inherent in the projections:

1.      Future expansion plans:    Pono had multiple discussions with SBC to understand its plans for its projected growth. First, SBC believes that the Japanese market can support approximately 100 more clinics. Therefore, SBC plans to expand its services in the Japanese market by entering into new FC contracts and service contracts with the new clinics established by MCs. Second, SBC also plans to acquire/open new clinics in other countries, such as United States and China. Third, SBC plans on expanding its services to clinics engaged in fields other than cosmetics/cosmetic surgery, such as gynecology. The forecasted additional number of new clinics (non-cumulative) to be serviced by SBC are as follows:

	2023 EST	2024 EST	2025 EST	2026 EST	2027 EST
Additional number of new clinics	30	36	48	74	94

Through Pono’s discussion with SBC and review of SBC’s financial statements, Pono also believes SBC has the management team, operating history, and assets necessary to execute on its expansion plans.

2.      Net Income:    SBC estimated future net income margins range from 17% to 19%. Pono reviewed SBC’s historical financials and Pono believes its history of profitability and experience in scaling its business will allow SBC to meet its projections. SBC’s net income margins were approximately 3% and 20%, for the fiscal years ended, December 31, 2022 and 2021, respectively. The retirement compensation expense of approximately $23 million, in the fiscal year ended December 31, 2022, is not expected to be reoccurring. Pono noted that when adding back the retirement expense to the December 31, 2022 financial statements, the result is a net income margin of approximately 16%, which is in line with its future net income margins. In addition, Pono believes that SBC reflected in its projections an increase in expenses of approximately $3 million per year related to becoming a publicly traded company and between $7 million to $8 million per year for its expansion plans.

Pono reviewed SBC’s operations which included, but not limited to, multiple discussions with SBC’s management and toured SBC’s offices which support the MCs and their clinics as well as toured one of the MCs. Pono was able to ascertain the scalability of SBC’s business which further allows Pono to believe SBC will be able to expand its business and maintain its margins. Furthermore, SBC will continue to expand in the US market and plans to expand to China, which could result in recognizing additional revenue that currently is not recognized in Japan due to the legal restrictions of the Medical Care Act of Japan.

The above financial projections were provided prior to the restructuring of the SBC business entities and before any adjustments related to the change to US GAAP reporting. In addition, the projections could be affected by the Yen to US Dollar exchange rate. As a result, Pono did not use the financial projections as the basis of the valuation of SBC rather as evidence of the reasonableness of their expected growth and expansion plans.

Satisfaction of 80% Test

It is a requirement under Nasdaq listing rules that any business acquired by Pono have a fair market value equal to at least 80% of the balance of the funds in the Trust Account at the time of the execution of a definitive agreement for an initial business combination.

The balance of the funds in the Trust Account as of the Record Date, [_] was $[_] million (including $4,025,000 of the cash portion of the deferred underwriting commissions) and 80% thereof represents $[_] million. In reaching its conclusion that the Business Combination satisfied the 80% asset test, the Pono Board looked at the enterprise value of SBC of approximately $1.0 billion. In determining whether the enterprise value described above represents the fair market value of SBC, the Pono Board considered all of the factors described above in this section, and the fact that the purchase price for SBC was the result of an arm’s length negotiation with SBC management, among other reasons. As a result, the Pono Board concluded that the fair market value of the businesses acquired was significantly in excess of 80% of the assets held in the Trust Account. In light of the financial background and experience of the members of Pono’s management team and the Board of Directors, Pono’s Board of Directors believes that the members of Pono’s management team and the Board of Directors are qualified to determine whether the Business Combination satisfies the 80% asset test.

Anticipated Accounting Treatment

Notwithstanding the legal form of the Business Combination pursuant to the Merger Agreement, the Business Combination is expected to be accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, Pono will be treated as the acquired company and SBC will be treated as the acquirer for financial statement reporting purposes. SBC has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•        SBC existing securityholders will have the greatest voting interest in the Combined Entity under the no redemptions and maximum redemptions scenarios with over 67.0% voting interest, respectively (assuming the exercise of the outstanding Warrants and options and assuming that no awards are issued under the Equity Incentive Plan);

•        the largest individual stockholder of the Combined Entity is an existing stockholder of SBC;

•        SBC’s directors will represent three out of five board seats for the Combined Entity’s board of directors;

•        SBC’s existing stockholders will have the ability to control decisions regarding election and removal of directors and officers of the Combined Entity’s executive board of directors;

•        SBC’s senior management will be the senior management of the Combined Entity; and

•        SBC operations will be the only continuing operations of the Combined Entity.

Sources and Uses for the Business Combination

The following tables summarize the sources and uses for funding the Business Combination (i) assuming that none of Pono’s outstanding shares of Class A common stock are redeemed in connection with the Business Combination and (ii) assuming that all of Pono’s outstanding shares of Class A common stock are redeemed in connection with the Business Combination. For an illustration of the number of shares and percentage interests outstanding under each scenario see the section entitled “Unaudited Pro Forma Condensed Combined and Consolidated Financial Information.”

No Redemption

Sources of Funds (in millions)		Uses (in millions)
Existing cash and investments held in Trust Account(1)	$115.8	Aggregate cash and common stock consideration issued to SBC stockholders(2)	$1,181.6
Common stock of combined company issued to SBC stockholders(2)	1,072.4	Transaction and other costs(3)	6.6
Total Sources	$1,188.2	Total Uses	$1,188.2

____________

(1)      As of March 31, 2024 and includes $18.0 million of investments held in Trust Account

(2)      In accordance with the terms and subject to the conditions of the Merger Agreement, the aggregate consideration payable will be paid in a combination of cash and shares of the Company. Shares issued to SBC’s stockholders are at a deemed value of $10.90 per share. Assumes 78,471,276 shares of common stock and 20,177,483 options and warrants issued for an aggregate amount equal to $1,072.4 million.

(3)      Represents an estimated amount inclusive of advisory, banking, printing, legal and accounting fees.

Maximum Redemption

Sources of Funds (in millions)		Uses (in millions)
Existing cash and investments held in Trust Account(1)	$114.2	Aggregate cash and common stock consideration issued to SBC stockholders(2)	$1,180.0
Common stock of combined company issued to SBC stockholders(2)	1,072.4	Transaction and other costs(3)	6.6
Total Sources	$1,186.6	Total Uses	$1,186.6

_________

(1)      As of March 31, 2024, assumes that 149,416 shares of Pono Class A common stock subject to redemption are redeemed for an aggregate payment of approximately $1.6 million (based on an estimated per share redemption price of approximately

$10.90 that was calculated using the $18.0 million of investments in the Trust Account divided by 149,416 shares of Pono Class A common stock subject to redemption assuming the pro forma maximum redemption scenario pursuant to the Merger Agreement).

(2)      In accordance with the terms and subject to the conditions of the Merger Agreement, the aggregate consideration payable will be paid in a combination of cash and shares of the Company. Shares issued to SBC’s stockholders are at a deemed value of $10.90 per share. Assumes 78,471,276 shares of common stock and 20,177,483 options and warrants issued for an aggregate amount equal to $1,072.4 million.

(3)      Represents an estimated amount inclusive of advisory, banking, printing, legal and accounting fees.

Material United States Federal Income Tax Considerations

The following is a discussion of the material U.S. federal income tax consequences (i) of the exercise of redemption rights by U.S. Holders and Non-U.S. Holders (each, as defined below) of Public Shares, and (ii) of the Business Combination to U.S. Holders and Non-U.S. Holders of SBC common stock, and (iii) following the Business Combination, of the ownership and disposition of New Pono common stock received in the Business Combination.

This discussion is based on provisions of the Code, the Treasury Regulations promulgated thereunder (whether final, temporary, or proposed), administrative rulings of the IRS, and judicial decisions, all as in effect on the date hereof, and all of which are subject to differing interpretations or change, possibly with retroactive effect. This discussion does not purport to be a complete analysis or listing of all potential U.S. federal income tax consequences that may apply to a holder as a result of an exercise of redemption rights. In addition, this discussion does not address all aspects of U.S. federal income taxation that may be relevant to particular holders nor does it take into account the individual facts and circumstances of any particular holder that may affect the U.S. federal income tax consequences to such holder. This discussion does not address the U.S. federal 3.8% Medicare tax imposed on certain net investment income or any aspects of U.S. federal taxation other than those pertaining to the income tax, nor does it address any tax consequences arising under any U.S. state and local, or non-U.S. tax laws or, except as discussed herein, any tax reporting obligations of a holder of Public Shares or SBC common stock. Holders should consult their own tax advisors regarding such tax consequences in light of their particular circumstances.

No ruling has been requested or will be obtained from the IRS regarding the U.S. federal income tax consequences of an exercise of redemption rights, the Business Combination or any other related matter; thus, there can be no assurance that the IRS will not challenge the U.S. federal income tax treatment described below or that, if challenged, such treatment will be sustained by a court.

This summary is limited to considerations relevant to holders that hold Public Shares or SBC common stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be important to holders in light of their individual circumstances, including holders subject to special treatment under the U.S. tax laws, such as, for example:

•        banks or other financial institutions, underwriters, or insurance companies;

•        traders in securities who elect to apply a mark-to-market method of accounting;

•        real estate investment trusts and regulated investment companies;

•        tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts;

•        expatriates or former long-term residents of the United States;

•        subchapter S corporations, partnerships or other pass-through entities or investors in such entities;

•        dealers or traders in securities, commodities or currencies;

•        grantor trusts;

•        persons subject to the alternative minimum tax;

•        U.S. persons whose “functional currency” is not the U.S. dollar;

•        persons who received shares of Public Shares or SBC common stock through the issuance of restricted stock under an equity incentive plan or through a tax-qualified retirement plan or otherwise as compensation;

•        persons who own (directly or through attribution) 5% or more (by vote or value) of the outstanding shares of Public Shares or SBC common stock, or, after the business combination, the issued New Pono common stock (excluding treasury shares);

•        holders holding Public Shares or SBC common stock as a position in a “straddle,” as part of a “synthetic security” or “hedge,” as part of a “conversion transaction,” or other integrated investment or risk reduction transaction;

•        controlled foreign corporations, passive foreign investment companies, or foreign corporations with respect to which there are one or more United States stockholders within the meaning of Treasury Regulation Section 1.367(b)-3(b)(1)(ii); or

•        the Sponsor or its affiliates.

As used in this proxy statement/consent solicitation statement, the term “U.S. Holder” means a beneficial owner of Public Shares or SBC common stock that is, for U.S. federal income tax purposes:

•        an individual who is a citizen or resident of the United States;

•        a corporation (or other entity that is classified as a corporation for U.S. federal income tax purposes) that is created or organized in or under the laws of the United States or any State thereof or the District of Columbia;

•        an estate the income of which is subject to U.S. federal income tax regardless of its source; or

•        a trust (i) if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes.

A “Non-U.S. Holder” means a beneficial owner of Public Shares or SBC common stock that is neither a U.S. Holder nor a partnership (or an entity or arrangement treated as a partnership) for U.S. federal income tax purposes.

If a partnership, including for this purpose any entity or arrangement that is treated as a partnership for U.S. federal income tax purposes, holds Public Shares or SBC common stock, the U.S. federal income tax treatment of a partner in such partnership will depend on the status of the partner and the activities of the partnership. A holder that is a partnership and the partners in such partnership should consult their own tax advisors with regard to the U.S. federal income tax consequences of an exercise of redemption rights, the Business Combination, and the subsequent ownership and disposition of New Pono common stock received in the Business Combination.

THIS SUMMARY DOES NOT PURPORT TO BE A COMPREHENSIVE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF AN EXERCISE OF REDEMPTION RIGHTS, THE BUSINESS COMBINATION OR THE OWNERSHIP AND DISPOSITION OF NEW PONO COMMON STOCK. IN ADDITION, THE U.S. FEDERAL INCOME TAX TREATMENT OF THE BENEFICIAL OWNERS OF PUBLIC SHARES OR SBC COMMON STOCK MAY BE AFFECTED BY MATTERS NOT DISCUSSED HEREIN AND DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. HOLDERS OF SBC COMMON STOCK SHOULD CONSULT WITH THEIR TAX ADVISORS REGARDING THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE BUSINESS COMBINATION AND OF THE OWNERSHIP AND DISPOSITION OF NEW PONO COMMON STOCK AFTER THE BUSINESS COMBINATION, INCLUDING THE APPLICABILITY AND EFFECTS OF U.S. FEDERAL, STATE, LOCAL, AND OTHER TAX LAWS.

Material U.S. Federal Income Tax Consequences of Exercising Redemption Rights

U.S. Federal Income Tax Consequences to U.S. Holders

In the event that a U.S. Holder elects to redeem its Public Shares for cash, the treatment of the transaction for U.S. federal income tax purposes will depend on whether the redemption qualifies as a sale or exchange of the Public Shares under Section 302 of the Code or is treated as a corporate distribution under Section 301 of the Code with respect to the U.S. Holder. If the redemption qualifies as a sale or exchange of the Public Shares, the U.S. Holder will be treated as recognizing capital gain or loss equal to the difference between the amount realized on the redemption and such U.S. Holder’s adjusted tax basis in Public Shares surrendered in such redemption transaction. Any such capital gain or loss should be long-term capital gain or loss if the U.S. Holder’s holding period for the Public Shares redeemed exceeds one year. It is unclear, however, whether the redemption rights with respect to the Public Shares may suspend the running of the applicable holding period for this purpose. Long term capital gain realized by a non-corporate U.S. Holder is currently taxed at a reduced rate. The deductibility of capital losses is subject to limitations.

Redemption Treated as Sale or Exchange

Whether a redemption qualifies for sale or exchange treatment will depend largely on the total number of shares of Public Shares treated as held by the U.S. Holder (including any Public Shares constructively owned by the U.S. Holder as a result of owning Public Warrants) relative to all of the shares of Public Shares outstanding both before and after the redemption. The redemption of Public Shares will be treated as a sale or exchange of the Public Shares (rather than as a corporate distribution) if the redemption (i) is “substantially disproportionate” with respect to the U.S. Holder, (ii) results in a “complete termination” of the U.S. Holder’s interest in Pono or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. Holder. These tests are explained more fully below.

In determining whether any of the foregoing tests are satisfied, a U.S. Holder takes into account not only Public Shares actually owned by the U.S. Holder, but also shares of Public Shares that are constructively owned by it. A U.S. Holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the U.S. Holder has an interest or that have an interest in such U.S. Holder, as well as any stock the U.S. Holder has a right to acquire by exercise of an option, which would generally include Public Shares which could be acquired pursuant to the exercise of Public Warrants.

In order to meet the substantially disproportionate test, (i) the percentage of our outstanding voting stock actually and constructively owned by the U.S. Holder immediately following the redemption of Public Shares must be less than 80% of the percentage of our outstanding voting stock actually and constructively owned by the U.S. Holder immediately before the redemption, (ii) the U.S. Holder’s percentage ownership (including constructive ownership) of our outstanding stock (both voting and nonvoting) immediately after the redemption must be less than 80% of such percentage ownership (including constructive ownership) immediately before the redemption; and (iii) the U.S. Holder must own (including constructive ownership), immediately after the redemption, less than 50% of the total combined voting power of all classes of our stock entitled to vote. There will be a complete termination of a U.S. Holder’s interest if either (i) all of the shares of the Public Shares actually and constructively owned by the U.S. Holder are redeemed or (ii) all of the shares of the Public Shares actually owned by the U.S. Holder are redeemed and the U.S. Holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the U.S. Holder does not constructively own any other Public Shares. The redemption of the Public Shares will not be essentially equivalent to a dividend if a U.S. Holder’s redemption results in a “meaningful reduction” of the U.S. Holder’s proportionate interest in Pono. Whether the redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in Pono will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A U.S. Holder should consult with its own tax advisors as to the tax consequences of a redemption.

If none of the foregoing tests is satisfied, then the redemption will be treated as a corporate distribution. After the application of those rules regarding corporate distributions, any remaining tax basis of the U.S. Holder in the redeemed Public Shares will be added to the U.S. Holder’s adjusted tax basis in its remaining Public Shares, or, if it has none, to the U.S. Holder’s adjusted tax basis in its Public Warrants or possibly in other Public Shares constructively owned by it.

Redemption Treated as Corporate Distribution

If the redemption does not qualify as a sale or exchange of Public Shares, the U.S. Holder will be treated as receiving a corporate distribution. Such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from Pono’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in the Public Shares. Any remaining excess will be treated as gain realized on the sale or other disposition of Public Shares. Dividends paid to a U.S. Holder that is a taxable corporation should qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations) and provided certain holding period requirements are met, dividends paid to a non-corporate U.S. Holder will constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to long-term capital gains. However, it is unclear whether the redemption rights with respect to the Public Shares may prevent a U.S. Holder from satisfying the applicable holding period requirements with respect to the dividends received deduction or the preferential tax rate on qualified dividend income, as the case may be.

All U.S. Holders are urged to consult their tax advisors as to the tax consequences to them of a redemption of all or a portion of their Public Shares pursuant to an exercise of redemption rights.

U.S. Federal Income Tax Consequences to Non-U.S. Holders

The characterization for U.S. federal income tax purposes of the redemption of a Non-U.S. Holder’s Public Shares as a sale or exchange under Section 302 of the Code or as a corporate distribution under Section 301 of the Code will correspond to the U.S. federal income tax characterization of such a redemption of a U.S. Holder’s Public Shares, as described above, and the corresponding consequences will be as described below.

Redemption Treated as Sale or Exchange

Any gain realized by a Non-U.S. Holder on the redemption of Public Shares that is treated as a sale or exchange under Section 302 of the Code will not be subject to U.S. federal income tax unless:

•        the gain is effectively connected with a trade or business of the Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment or fixed base of the Non-U.S. Holder);

•        the Non-U.S. Holder is an individual who is present in the United States for a period or periods aggregating 183 days or more in the taxable year of the disposition, and certain other conditions are met; or

•        we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the Non-U.S. Holder’s holding period for such Public Shares redeemed, and either (A) shares of Public Shares are not considered to be regularly traded on an established securities market or (B) such Non-U.S. Holder has owned or is deemed to have owned, at any time during the shorter of the five-year period preceding such disposition and such Non-U.S. Holder’s holding period more than 5% of the outstanding shares of Public Shares. There can be no assurance that shares of Public Shares will be treated as regularly traded on an established securities market for this purpose.

A non-corporate Non-U.S. Holder described in the first bullet point immediately above will be subject to tax on the net gain derived from the sale under regular graduated U.S. federal income tax rates. An individual Non-U.S. Holder described in the second bullet point immediately above will be subject to a flat 30% tax on the gain derived from the sale, which may be offset by certain United States source capital losses, even though the individual is not considered a resident of the United States, provided that the individual has timely filed U.S. federal income tax returns with respect to such losses. If a Non-U.S. Holder that is a corporation falls under the first bullet point immediately above, it will be subject to tax on its net gain in the same manner as if it were a United States person as defined under the Code and, in addition, may be subject to the branch profits tax equal to 30% (or such lower rate as may be specified by an applicable income tax treaty) of its effectively connected earnings and profits, subject to adjustments.

If the last bullet point immediately above applies to a Non-U.S. Holder, gain recognized by such Non-U.S. Holder on the redemption of Public Shares will be subject to tax at generally applicable U.S. federal income tax rates. In addition, we may be required to withhold U.S. income tax at a rate of 15% of the amount realized upon such redemption. We would be classified as a “U.S. real property holding corporation” if the fair market value of our “United States real property interests” equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests and our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. However, we believe that we are not and have not been at any time since our formation a U.S. real property holding corporation and we do not expect to be a U.S. real property holding corporation immediately after the Business Combination is completed.

Redemption Treated as Corporate Distribution

With respect to any redemption treated as a corporate distribution under Section 301 of the Code, provided such dividends are not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States, Pono will be required to withhold U.S. tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. Holder’s adjusted tax basis in its shares of the Public Shares and, to the extent such distribution exceeds the Non-U.S. Holder’s adjusted tax basis, as gain realized from the sale or other disposition of the Common Stock, which will be treated as described above.

This withholding tax does not apply to dividends paid to a Non-U.S. Holder who provides a Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States. Instead, the effectively connected dividends will be subject to regular U.S. income tax as if the Non-U.S. Holder were a U.S. resident, subject to an applicable income tax treaty providing otherwise. A Non-U.S. corporation receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower treaty rate).

Material U.S. Federal Income Tax Consequences of the Business Combination to U.S. Holders of SBC Common Stock

Characterization of the Business Combination

It is the opinion of Anthony, Linder & Cacomanolis, PLLC that, for U.S. federal income tax purposes, the Business Combination should qualify as a “reorganization” within the meaning of Section 368(a) of the Code. A form of such opinion is filed as Annex D to the proxy statement and is based on customary assumptions, representations and covenants. The Parties have agreed to use their commercially reasonable efforts to cause the Business Combination to so qualify and agree not to take any action which to its knowledge could reasonably be expected to prevent or impede the Business Combination from qualifying as a reorganization under Section 368(a) of the Code. None of the Parties has requested or will obtain a ruling from the IRS as to the U.S. federal income tax consequences of the Business Combination. Consequently, no assurance can be given that the IRS will not assert, or that a court would not sustain, a position that the Business Combination does not constitute a “reorganization,” within the meaning of Section 368(a) of the Code.

Consequences of the Business Combination

The U.S. federal income tax consequences of the Business Combination to U.S. Holders of SBC Common Stock should be as follows:

•        a U.S. Holder of SBC Common Stock will not recognize any gain or loss realized on the exchange of SBC Common Stock for New Pono Common Stock;

•        the aggregate tax basis of the New Pono Common Stock received in the Business Combination will be the same as the aggregate tax basis of the SBC Common Stock surrendered in exchange for such New Pono Common Stock; and

•        the holding period of New Pono Common Stock received in exchange for shares of SBC Common Stock will include the holding period of the SBC Common Stock surrendered in exchange for such New Pono Common Stock.

If a U.S. Holder exchanges more than one “block” of SBC Common Stock (that is, groups of SBC Common Stock that the U.S. Holder acquired at different times or for different prices), the tax basis in, and the holding period of, the SBC Common Stock exchanged for New Pono Common Stock in accordance with the preceding rules will be determined separately with respect to each such block of SBC Common Stock. U.S. Holders who acquired SBC

Common Stock at different times are urged to consult their own tax advisors regarding the application of these rules to them, including in the event (discussed immediately below) that the Business Combination fails to qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

If the Business Combination fails to qualify as a “reorganization” within the meaning of Section 368(a) of the Code, a U.S. Holder of SBC Common Stock would recognize gain or loss for U.S. federal income tax purposes on each share of SBC Common Stock surrendered in the Business Combination in an amount equal to the difference between (i) the fair market value of the Business Combination Consideration received in exchange for such surrendered share upon completion of the Business Combination and (ii) the holder’s basis in the share of SBC Common Stock surrendered. Gain or loss must be calculated separately for each block of SBC Common Stock exchanged by such U.S. Holder if such blocks were acquired at different times or for different prices. Any gain or loss recognized would be long-term capital gain or loss if the U.S. Holder’s holding period in a particular block of SBC Common Stock exceeds one year at the Effective Time. Long-term capital gain of non-corporate U.S. Holders (including individuals) is taxed at reduced U.S. federal income tax rates. The deductibility of capital losses is subject to limitations. A U.S. Holder’s tax basis in shares of New Pono Common Stock received in the Business Combination would be equal to the fair market value thereof as of the Effective Time, and the U.S. Holder’s holding period in such shares would begin on the day following the Business Combination.

U.S. Federal Income Tax Consequences of Ownership and Disposition of New Pono Common Stock

U.S. Federal Income Tax Consequences to U.S. Holders

Distributions on New Pono Common Stock

The gross amount of any distribution on shares of New Pono Common Stock that is made out of New Pono’s current or accumulated profits (as determined for U.S. federal income tax purposes) will be taxable to a U.S. Holder as ordinary dividend income on the date such distribution is actually or constructively received by such U.S. Holder. Any such dividends paid to corporate U.S. Holders will qualify for a dividends received deduction (pursuant to which a portion of the dividend may be deducted) if the requisite holding period is satisfied. Subject to applicable requirements and limitations, dividends paid to a non-corporate U.S. Holder will constitute “qualified dividends” that will be subject to tax at the preferential tax rate accorded to long-term capital gains.

Non-corporate U.S. Holders that do not meet a minimum holding period requirement or that elect to treat the dividend income as “investment income” pursuant to Section 163(d)(4) of the Code (dealing with the deduction for investment interest expense) will not be eligible for the reduced rates of taxation applicable to qualified dividends. In addition, the rate reduction will not apply to dividends if the recipient of a dividend is obligated to make related payments with respect to positions in substantially similar or related property. This disallowance applies even if the minimum holding period has been met.

To the extent that the amount of any distribution made by New Pono on the New Pono Common Stock exceeds New Pono’s current and accumulated earnings and profits for a taxable year (as determined under U.S. federal income tax principles), the distribution will first be treated as a tax-free return of capital, causing a reduction (but not below zero) in the adjusted basis of the U.S. Holder’s shares of New Pono Common Stock, and to the extent the amount of the distribution exceeds the U.S. Holder’s tax basis, the excess will be taxed as capital gain recognized on a sale or exchange as described below under “— Sale, Exchange, Redemption or Other Taxable Disposition of Shares of New Pono Common Stock.”

Sale, Exchange, Redemption or Other Taxable Disposition of Shares of New Pono Common Stock

A U.S. Holder will recognize gain or loss on the sale, taxable exchange, or other taxable disposition of New Pono Common Stock. Any such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder’s holding period for the New Pono Common Stock so disposed of exceeds one year. The amount of gain or loss recognized will be equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. Holder’s adjusted tax basis in its New Pono Common Stock so disposed of. A U.S. Holder’s adjusted tax basis in its shares of New Pono Common Stock will equal the U.S. Holder’s acquisition cost for such shares (or, in the case of New Pono Common Stock received upon exercise of a warrant, the U.S. Holder’s initial basis for such New Pono Common Stock, as discussed below), less any prior distributions treated as a return of capital. Long-term capital gains recognized by non-corporate U.S. Holders are eligible for reduced rates of tax. If the U.S. Holder’s holding period for the New Pono Common Stock so disposed of is one year or less, any gain on a sale or other taxable disposition of the shares would be subject to short-term capital gain treatment and would be taxed at ordinary income tax rates. The deductibility of capital losses is subject to limitations.

Exercise or Lapse of a New Pono Warrant

Except as discussed below with respect to the cashless exercise of a New Pono Warrant, a U.S. Holder generally will not recognize gain or loss upon the acquisition of a share of New Pono Common Stock on the exercise of a New Pono Warrant for cash. A U.S. Holder’s tax basis in a share of New Pono Common Stock received upon exercise of the New Pono Warrant will be an amount equal to the sum of the U.S. Holder’s tax basis in the New Pono Warrant exchanged therefor and the exercise price. The U.S. Holder’s holding period for a share of New Pono Common Stock received upon exercise of the New Pono Warrant will begin on the date following the date of exercise (or possibly the date of exercise) of the New Pono Warrants and will not include the period during which the U.S. Holder held the New Pono Warrants. If a New Pono Warrant is allowed to lapse unexercised, a U.S. Holder will recognize a capital loss equal to such holder’s tax basis in the New Pono Warrant.

The tax consequences of a cashless exercise of a warrant are not clear under current tax law. A cashless exercise may be tax-free, either because the exercise is not a gain realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-free situation, a U.S. Holder’s basis in the New Pono Common Stock received would equal the holder’s basis in the New Pono Warrant exercised therefor. If the cashless exercise were treated as not being a gain realization event, a U.S. Holder’s holding period in the New Pono Common Stock would be treated as commencing on the date following the date of exercise (or possibly the date of exercise) of the New Pono Warrant. If the cashless exercise were treated as a recapitalization, the holding period of the New Pono Common Stock would include the holding period of the New Pono Warrant exercised therefor.

It is also possible that a cashless exercise could be treated in part as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. Holder would recognize gain or loss with respect to the portion of the exercised New Pono Warrants treated as surrendered to pay the exercise price of the New Pono Warrants (the “surrendered warrants”). The U.S. Holder would recognize capital gain or loss with respect to the surrendered warrants in an amount equal to the difference between (i) the fair market value of the New Pono Common Stock that would have been received with respect to the surrendered warrants in a regular exercise of the New Pono Warrants and (ii) the sum of the U.S. Holder’s tax basis in the surrendered warrants and the aggregate cash exercise price of such warrants (if they had been exercised in a regular exercise). In this case, a U.S. Holder’s tax basis in the New Pono Common Stock received would equal the U.S. Holder’s tax basis in the New Pono Warrants exercised plus (or minus) the gain (or loss) recognized with respect to the surrendered warrants. A U.S. Holder’s holding period for the New Pono Common Stock would commence on the date following the date of exercise (or possibly the date of exercise) of the New Pono Warrant.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of a cashless exercise of New Pono Warrants.

U.S. Federal Income Tax Consequences to Non-U.S. Holders

Distributions on New Pono Common Stock

Distributions of cash or property to a Non-U.S. Holder in respect of New Pono Common Stock will constitute dividends for U.S. federal income tax purposes to the extent paid from New Pono’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds New Pono’s current and accumulated earnings and profits, the excess will be treated first as a tax-free return of capital to the extent of the Non-U.S. Holder’s adjusted tax basis in the New Pono Common Stock. Any remaining excess will be treated as capital gain and will be treated as described below under “— Sale, Exchange, Redemption or Other Taxable Disposition of New Pono Common Stock.”

Dividends paid to a Non-U.S. Holder of New Pono Common Stock will be subject to withholding of U.S. federal income tax at a 30% rate, unless such Non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate as described below. However, dividends that are effectively connected with the conduct of a trade or business by the Non-U.S. Holder within the United States (and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment or fixed base of the Non-U.S. Holder) are not subject to such withholding tax, provided certain certification and disclosure requirements are satisfied (by providing an IRS FormW-8ECI). Instead, such dividends are subject to United States federal income tax on a net income basis in the same manner as if the Non-U.S. Holder were a United States person as defined under the Code. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

A Non-U.S. Holder of New Pono Common Stock who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for dividends will be required (a) to complete the applicable IRS FormW-8 and certify under penalty of perjury that such holder is not a United States person as defined under the Code and is eligible for treaty benefits or (b) if the shares of New Pono Common Stock are held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable United States Treasury Regulations. Special certification and other requirements apply to certain Non-U.S. Holders that are pass-through entities rather than corporations or individuals.

A Non-U.S. Holder of New Pono Common Stock eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders are urged to consult their own tax advisors regarding their entitlement to the benefits under any applicable income tax treaty.

Sale, Exchange, Redemption or Other Taxable Disposition of New Pono Common Stock

A Non-U.S. Holder will not be subject to U.S. federal income or, subject to the discussion below under the headings “Information Reporting and Backup Withholding” and “Foreign Account Tax Compliance,” withholding tax on any gain realized upon the sale or other disposition of shares of New Pono Common Stock unless:

•        the gain is effectively connected with a trade or business carried on by the Non-U.S. Holder within the United States and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment of the Non-U.S. Holder;

•        the Non-U.S. Holder is an individual and is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are satisfied; or

•        New Pono is or has been a U.S. real property holding corporation (a “USRPHC”) for U.S. federal income tax purposes at any time within the shorter of the five-year period ending on the date of the disposition or the Non-U.S. Holder’s holding period for such securities disposed of, and either (A) shares of New Pono Common Stock are not considered to be regularly traded on an established securities market or (B) such Non-U.S. Holder has owned or is deemed to have owned, at any time during the shorter of the five-year period preceding such disposition and such Non-U.S. Holder’s holding period more than 5% of the outstanding shares of New Pono Common Stock. We believe that New Pono currently is not, and we do not anticipate it becoming, a USRPHC.

Gain that is effectively connected with the conduct of a trade or business in the United States will be subject to U.S. federal income tax, net of certain deductions, at regular U.S. federal income tax rates. If the Non-U.S. Holder is a foreign corporation, the branch profits tax described above also may apply to such effectively connected gain. An individual Non-U.S. Holder who is subject to U.S. federal income tax because the Non-U.S. Holder was present in the United States for 183 days or more during the year of sale or other disposition of our securities will be subject to a flat 30% tax on the gain derived from such sale or other disposition, which may be offset by U.S. source capital losses, provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

Exercise or Lapse of a New Pono Warrant

The U.S. federal income tax treatment of a Non-U.S. Holder’s exercise of a New Pono Warrant, or the lapse of a New Pono Warrant held by a Non-U.S. Holder, will correspond to the U.S. federal income tax treatment of the exercise or lapse of a warrant by a U.S. Holder, as described under “— U.S. Holders — Exercise or Lapse of a New

Pono Warrant,” above, although to the extent a cashless exercise results in a taxable exchange, the consequences would be similar to those described under “— Sale, Exchange, Redemption or Other Taxable Disposition of New Pono Common Stock,” above for a Non-U.S. Holder’s gain on the sale or other disposition of New Pono securities.

Information Reporting and Backup Withholding

New Pono must report annually to the IRS and to each holder the amount of cash dividends (including constructive dividends) paid to and the tax withheld with respect to, each holder. These reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable tax treaty. In the case of a Non-U.S. Holder, copies of this information also may be made available under the provisions of a specific treaty or agreement with the tax authorities in the country in which the Non-U.S. Holder resides or is established.

U.S. backup withholding tax (currently, at a rate of 24%) is imposed on certain payments to U.S. Holders that fail to furnish the information required under the U.S. information reporting rules. Dividends paid to a Non-U.S. Holder will be exempt from backup withholding if the Non-U.S. Holder provides a properly executed IRS Form W-8BEN or W-8BEN-E, or otherwise establishes an exemption.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a U.S. or Non-U.S. Holder’s U.S. federal income tax liability, and a holder may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and furnishing any required information. Holders should consult their tax advisors regarding the application of the of backup withholding and the availability of and procedures for obtaining an exemption from backup withholding in their particular circumstances.

Foreign Account Tax Compliance Act

Section 1471 through 1474 of the Code and Treasury Regulations and administrative guidance promulgated thereunder (provisions commonly referred to as “Foreign Account Tax Compliance Act” or “FATCA”) impose withholding of 30% on payments of dividends (including constructive dividends) on New Pono Common Stock and New Pono Warrants to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied by, or an exemption applies to, the payee (typically certified as to by the delivery of a properly completed IRS Form W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Under certain circumstances, a Non-U.S. Holder might be eligible for refunds or credits of such withholding taxes, and a Non-U.S. Holder might be required to file a U.S. federal income tax return to claim such refunds or credits. Thirty percent withholding under FATCA was scheduled to apply to payments of gross proceeds from the sale or other disposition of property that produces U.S.-source interest or dividends beginning on January 1, 2019, but on December 13, 2018, the IRS released proposed regulations that, if finalized in their proposed form, would eliminate the obligation to withhold on gross proceeds. Such proposed regulations also delayed withholding on certain other payments received from other foreign financial institutions that are allocable, as provided for under final Treasury Regulations, to payments of U.S.-source dividends, and other fixed or determinable annual or periodic income. Although these proposed Treasury Regulations are not final, taxpayers may rely on them until final Treasury Regulations are issued. Non-U.S. Holders should consult their tax advisors regarding the effects of FATCA on their ownership and disposition of New Pono securities.

THE CONCLUSIONS EXPRESSED ABOVE ARE BASED ON CURRENT LAW. FUTURE LEGISLATIVE, ADMINISTRATIVE OR JUDICIAL CHANGES OR INTERPRETATIONS, WHICH CAN APPLY RETROACTIVELY, COULD AFFECT THE ACCURACY OF THESE CONCLUSIONS. THIS DISCUSSION IS INTENDED TO PROVIDE ONLY A SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE BUSINESS COMBINATION TO U.S. HOLDERS OF SBC COMMON STOCK. IT DOES NOT ADDRESS TAX CONSEQUENCES THAT MAY VARY WITH, OR ARE CONTINGENT ON, YOUR INDIVIDUAL CIRCUMSTANCES.

Material Differences in Stockholder Rights

A summary of the material differences between the current rights of SBC securityholders under SBC’s certificate of incorporation and bylaws, each as amended to the date of this proxy statement, and the rights of Pono stockholders, post-Closing, under the Amended Charter and the anticipated bylaws of the Combined Entity, is set forth under the section titled “Comparison of Stockholder Rights.”

Vote Required for Approval

The Business Combination Proposal (and consequently, the Merger Agreement and the transactions contemplated thereby, including the Business Combination) will be approved and adopted only if the holders of at least a majority of the shares of Pono common stock cast by the stockholders represented in person or by proxy and entitled to vote thereon at the Pono Special Meeting vote “FOR” the Business Combination Proposal, the Incentive Plan Proposal and the Nasdaq Proposal, the holders of a majority of the issued and outstanding shares of Pono common stock as of the Record Date entitled to vote thereon at the Pono Special Meeting vote “FOR” the Charter Amendment Proposals, and a plurality of the shares of Pono common stock cast by the stockholders represented in person or by proxy and entitled to vote thereon at the Pono Special Meeting vote “FOR” the Director Election Proposal. Failure to vote by proxy or to vote in person at the Pono Special Meeting, abstentions and broker non-votes will have no effect on the Business Combination Proposal.

As of the Record Date, the Sponsor and Pono’s directors and officers have agreed to vote any shares of Pono common stock owned by them in favor of the Business Combination and the Required Proposals. The anchor investors of Pono has agreed to vote any shares of Pono common stock held by them in favor of the Business Combination. As a result, in addition to the Founder Shares and Placement Shares, we would need only [_], or approximately [_]%, of the [_] Public Shares, to be voted in favor of the Business Combination in order to have the Business Combination approved, assuming only the minimum number of shares representing a quorum is present at the Pono Special Meeting held to vote on the Business Combination.

Recommendation of the Pono Board

THE PONO BOARD RECOMMENDS THAT PONO STOCKHOLDERS VOTE “FOR”
THE BUSINESS COMBINATION PROPOSAL.

The existence of financial and personal interests of one or more of Pono’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of Pono and its stockholders and what he or they may believe is best for himself, herself or themselves in determining to recommend that stockholders vote for the Proposals. In addition, Pono’s officers have interests in the Business Combination that may conflict with your interests as a stockholder. See the section entitled “The Business Combination Proposal — Interests of Pono’s Directors and Officers in the Business Combination” for a further discussion of these considerations” for a further discussion of these considerations.

THE CHARTER AMENDMENT PROPOSALS (PROPOSALS 2 THROUGH 4)

The following sets forth a summary of the principal changes (collectively, the “Charter Amendment Proposals”) proposed to be made between the existing Pono Charter and the proposed Amended Charter. This summary is qualified by reference to the complete text of the proposed Amended Charter, a copy of which is attached as Annex B. All Pono stockholders and other interested parties are encouraged to read the proposed Amended Charter in its entirety for a more complete description of its terms.

Name Change (Proposal 2).    The name of New Pono shall be changed from “Pono Capital Two, Inc.” to “SBC Medical Group Holdings Incorporated.”

Amendment of Blank Check Provisions (Proposal 3).    To remove and change certain provisions in the Pono Charter related to Pono’s status as a special purpose acquisition company, including but not limited to the deletion of Article IX of the Pono Charter in its entirety.

Amendment and Restatement of the Pono Charter (Proposal 4).    The existing Pono Charter will be amended and restated in its entirety with the Amended Charter. Conditioned on the approval of Proposals 2 and 3, Proposal 4 provides approval for the proposed Amended Charter, which includes approval of all other changes in the proposed Amended Charter in connection with replacing the existing Pono Charter with the proposed Amended Charter as of the Effective Time.

Why Pono is Seeking Stockholder Approval

The Merger Agreement requires these amendments to the Charter as a condition to the parties’ obligation to consummate the Business Combination.

Effect of Proposal

If approved, (i) the name of Pono shall be changed to “SBC Medical Group Holdings Incorporated”, (ii) Article IX of the Pono Charter will be removed in its entirety and (iii) the existing Pono Charter will be amended and replaced with the Amended Charter.

Vote Required for Approval

The Business Combination Proposal, the Director Election Proposal, the Incentive Plan Proposal and the Nasdaq Proposal are conditioned on the approval of the Charter Amendment Proposals at the Pono Special Meeting.

This Charter Amendment Proposals will be approved and adopted only if the holders of at least a majority of the issued and outstanding shares of Pono common stock vote “FOR” the Charter Amendment Proposals and each of the Business Combination Proposal, the Director Election Proposal, the Incentive Plan Proposal and the Nasdaq Proposal are approved at the Pono Special Meeting. Failure to vote by proxy or to vote in person at the Pono Special Meeting, abstentions and broker non-votes will have the same effect as a vote “AGAINST” the Charter Amendment Proposals.

Recommendation of the Pono Board

THE PONO BOARD RECOMMENDS THAT PONO STOCKHOLDERS VOTE “FOR”
APPROVAL OF EACH OF THE CHARTER AMENDMENT PROPOSALS.

The existence of financial and personal interests of one or more of Pono’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of Pono and its stockholders and what he or they may believe is best for himself, herself or themselves in determining to recommend that stockholders vote for the Proposals. In addition, Pono’s officers have interests in the Business Combination that may conflict with your interests as a stockholder. See the section entitled “The Business Combination Proposal — Interests of Pono’s Directors and Officers in the Business Combination” for a further discussion of these considerations.

THE DIRECTOR ELECTION PROPOSAL (PROPOSAL 5)

Overview

Pursuant to the Merger Agreement and subsequent agreement of the parties, Pono and SBC agreed to take all necessary action, including causing the directors of Pono to resign, so that effective as of the Closing, New Pono’s board of directors (the “Post-Closing Board”) will consist of five (5) individuals, a majority of whom shall be independent directors in accordance with Nasdaq requirements. Immediately after the Closing, Pono and SBC shall take all necessary action to designate and appoint to the Post-Closing Board, three (3) persons designated prior to the Closing by SBC, at least one (1) of whom is required to qualify as an independent director under Nasdaq rules; one (1) person designated prior to the Closing by Pono who is required to qualify as an independent director under Nasdaq rules; and one (1) person mutually agreed on prior to the Closing by Pono and SBC who is required to qualify as an independent director under Nasdaq rules. At or prior to the Closing, Pono will provide each director of Pono with a customary director indemnification agreement, in form and substance reasonably acceptable to such director of Pono. The parties also agreed to take all action necessary, so that the individuals serving as the officers of Pono immediately after Closing will be the same individuals as those of SBC immediately prior to the Closing. Each director will hold office until the next annual meeting of stockholders at which such director is up for election and where his or her successor is elected and qualified.

Pono is proposing the election by stockholders of the following five (5) individuals, who will take office immediately following the Closing and who will constitute all the members of the board of directors of the Combined Entity: Yoshiyuki Aikawa, Yuya Yoshida, Ken Edahiro, Mike Sayama, and Fumitoshi Fujiwara.

If elected, the directors will serve until their respective successors are duly elected and qualified, or until their earlier death, disqualification, resignation, or removal. The Post-Closing Board will be divided into three classes, with only one class of directors being elected in each year. If each of the director nominees is elected to the Post-Closing Board, the classes of the Post-Closing Board will be composed as follows: Class I — Ken Edahiro and Mike Sayama, to hold office until the 2024 annual meeting of stockholders; Class II — Fumitoshi Fujiwara and Yuya Yoshida, to hold office until the 2025 annual meeting of stockholders; and Class III — Yoshiyuki Aikawa, to hold office until the 2026 annual meeting of stockholders. Each of Ken Edahiro, Mike Sayama, and Fumitoshi Fujiwara is expected to qualify as an independent director under Nasdaq listing standards.

There are no family relationships among any of the Company’s directors and executive officers. Subject to other provisions in the Amended Charter, the number of directors that constitutes the entire board of directors of the Combined Entity will be fixed solely by resolution of its board of directors. Each director of the Combined Entity will hold office until the expiration of the term for which he or she is elected and until his or her successor has been duly elected and qualified or until his or her earlier resignation, death, disqualification or removal.

Subject to the rights of holders of any series of preferred stock with respect to the election of directors for so long as the board of directors of the Combined Entity is classified, a director may be removed from office by the stockholders of the Combined Entity only for cause. Vacancies occurring on the board of directors of the Combined Entity for any reason and newly created directorships resulting from an increase in the authorized number of directors may be filled only by vote of a majority of the remaining members of the board of directors of the Combined Entity, although less than a quorum, or by a sole remaining director, and not by stockholders of the Combined Entity. A person so elected by the board of directors of the Combined Entity to fill a vacancy or newly created directorship will hold office until the next election of the class for which such director will have been chosen and until his or her successor will be duly elected and qualified.

If the Business Combination Proposal is not approved, the Director Election Proposal will not be presented at the Pono Special Meeting. The appointments of directors resulting from the election will only become effective if the Business Combination is completed.

The Board knows of no reason why any of the nominees will be unavailable or decline to serve as a director. The information presented below is as of the Record Date and is based in part on information furnished by the nominees and in part from Pono’s and SBC’s records.

Vote Required for Approval

The approval of the Director Election Proposal requires a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon. This means that the five director nominees who receive the highest number of shares voted “FOR” their election are elected.

Failure to vote by proxy or to vote in person at the Pono Special Meeting, “WITHHOLD” votes and broker non-votes will have no effect on the Director Election Proposal.

Recommendation of the Pono Board

THE PONO BOARD RECOMMENDS THAT PONO STOCKHOLDERS
VOTE ‘‘FOR’’ THE DIRECTOR ELECTION PROPOSAL.

The existence of financial and personal interests of one or more of Pono’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of Pono and its stockholders and what he or they may believe is best for himself, herself or themselves in determining to recommend that stockholders vote for the Proposals. In addition, Pono’s officers have interests in the Business Combination that may conflict with your interests as a stockholder. See the section entitled “The Business Combination Proposal — Interests of Pono’s Directors and Officers in the Business Combination” for a further discussion of these considerations.

THE INCENTIVE PLAN PROPOSAL (PROPOSAL 6)

Overview

The Incentive Plan Proposal — to consider and vote upon a proposal to approve and adopt the SBC Medical Group Holdings Incorporated Equity Incentive Plan, which is referred to herein as the “Equity Incentive Plan,” a copy of which is attached to this proxy statement as Annex C (such proposal, the “Incentive Plan Proposal”).

A total number of shares representing 15% of the fully diluted, and as converted, outstanding shares of New Pono common stock immediately following consummation of the Merger (initially expected to be approximately _________ shares of common stock of the Combined Entity) will be reserved for issuance under the Equity Incentive Plan. As of January __, 2024, the closing price on Nasdaq per share of common stock of Pono was $_____. Based upon a price per share of $_____, the maximum aggregate market value of the common stock of the Combined Entity that could potentially be issued under the Equity Incentive Plan is $____________. The Board will approve the Equity Incentive Plan subject to approval by Pono’s stockholders. If the Equity Incentive Plan is approved by Pono stockholders, then the Equity Incentive Plan will be effective upon the consummation of the Business Combination.

The following is a summary of the material features of the Equity Incentive Plan. This summary is qualified in its entirety by the full text of the Equity Incentive Plan, a copy of which is included as Annex C to this proxy statement.

Summary of the Equity Incentive Plan

The Equity Incentive Plan was adopted by the Board prior to the Closing, subject to stockholder approval, and will become effective upon the date immediately prior to the Closing (the “Equity Incentive Plan Effective Date”).

Pursuant to the Merger Agreement, SBC will reserve approximately ___________ shares of SBC common stock for issuance to officers, directors, employees and consultants of SBC pursuant to an equity incentive plan, which will be duly adopted by the SBC board of directors and approved by the SBC stockholders following the date of the Merger Agreement during the Interim Period (as such term is defined in the Merger Agreement). Upon the consummation of the Business Combination, all outstanding options and warrants to acquire shares of SBC common stock will be assumed under the Equity Incentive Plan and automatically converted into an option to acquire shares of New Pono common stock, with its price and number of shares equitably adjusted based on the conversion ratio of the shares of SBC common stock into the Merger Consideration.

The Equity Incentive Plan allows the Combined Entity to make equity and equity-based incentive awards to officers, employees, directors and consultants. The Board anticipates that providing such persons with a direct stake in the Combined Entity will assure a closer alignment of the interests of such individuals with those of the Combined Entity and its stockholders, thereby stimulating their efforts on the Combined Entity’s behalf and strengthening their desire to remain with the Combined Entity.

It is expected that approximately ________ shares of common stock of the Combined Entity will be initially reserved for the issuance of awards under the Equity Incentive Plan (the “Initial Limit”). The Initial Limit is subject to adjustment in the event of a reorganization, recapitalization, reclassification, stock split, stock dividend, reverse stock split or other similar change in the Combined Entity’s capitalization. The maximum aggregate number of shares of common stock of the Combined Entity that may be issued upon exercise of incentive stock options under the Equity Incentive Plan shall not exceed the Initial Limit, as adjusted. Shares underlying any awards under the Equity Incentive Plan that are forfeited, cancelled, held back upon exercise of an option or settlement of an award to cover the exercise price or tax withholding, satisfied without the issuance of stock or otherwise terminated (other than by exercise) will be added back to the shares available for issuance under the Equity Incentive Plan and, to the extent permitted under Section 422 of the Code and the regulations promulgated thereunder, the shares that may be issued as incentive stock options.

The Equity Incentive Plan contains a limitation whereby the value of all awards under the Equity Incentive Plan and all other cash compensation paid by the Combined Entity to any non-employee director may not exceed $1,000,000 for the first calendar year a non-employee director is initially appointed to the Combined Entity’s board of directors, and $750,000 in any other calendar year.

The Equity Incentive Plan will be administered by the compensation committee of the Combined Entity’s board of directors, the Combined Entity’s board of directors or such other similar committee pursuant to the terms of the Equity Incentive Plan. The plan administrator, which initially will be the compensation committee of the Combined Entity’s board of directors, will have full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the Equity Incentive Plan. The plan administrator may delegate to a committee consisting of one or more officers of the Combined Entity, including the Chief Executive Officer of the Combined Entity, the authority to awards to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act and not members of the delegated committee, subject to certain limitations and guidelines.

Persons eligible to participate in the Equity Incentive Plan will be officers, employees, non-employee directors and consultants of the Combined Entity and its subsidiaries as selected from time to time by the plan administrator in its discretion. As of the date of this proxy statement, approximately [_] individuals will be eligible to participate in the Equity Incentive Plan, which includes approximately [_] officers, [_] employees who are not officers, [_] non-employee directors, and [_] consultants.

The Equity Incentive Plan permits the granting of both options to purchase common stock of the Combined Entity intended to qualify as incentive stock options under Section 422 of the Code and options that do not so qualify. Options granted under the Equity Incentive Plan will be non-qualified options if they fail to qualify as incentive stock options or exceed the annual limit on incentive stock options. Incentive stock options may only be granted to employees of the Combined Entity and its subsidiaries. Non-qualified options may be granted to any persons eligible to receive awards under the Equity Incentive Plan. The option exercise price of each option will be determined by the plan administrator but generally may not be less than 100% of the fair market value of the common stock of the Combined Entity on the date of grant or, in the case of an incentive stock option granted to a ten percent stockholder, 110% of such share’s fair market value. The term of each option will be fixed by the plan administrator and may not exceed ten years from the date of grant. The plan administrator will determine at what time or times each option may be exercised, including the ability to accelerate the vesting of such options.

Upon exercise of options, the option exercise price must be paid in full either in cash, by certified or bank check or other instrument acceptable to the plan administrator or by delivery (or attestation to the ownership) of shares of common stock of the Combined Entity that are beneficially owned by the optionee free of restrictions or were purchased in the open market. Subject to applicable law, the exercise price may also be delivered by a broker pursuant to irrevocable instructions to the broker from the optionee. In addition, the plan administrator may permit non-qualified options to be exercised using a “net exercise” arrangement that reduces the number of shares issued to the optionee by the largest whole number of shares with fair market value that does not exceed the aggregate exercise price.

The plan administrator may award stock appreciation rights subject to such conditions and restrictions as it may determine. Stock appreciation rights entitle the recipient to shares of common stock of the Combined Entity, or cash, equal to the value of the appreciation in the Combined Entity’s stock price over the exercise price. The exercise price generally may not be less than 100% of the fair market value of common stock of the Combined Entity on the date of grant. The term of each stock appreciation right will be fixed by the plan administrator and may not exceed ten years from the date of grant. The plan administrator will determine at what time or times each stock appreciation right may be exercised, including the ability to accelerate the vesting of such stock appreciation rights.

The plan administrator may award restricted shares of common stock of the Combined Entity and restricted stock units to participants subject to such conditions and restrictions as it may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with the Combined Entity through a specified vesting period. The plan administrator may also grant shares of common stock of the Combined Entity that are free from any restrictions under the Equity Incentive Plan. Unrestricted stock may be granted to participants in recognition of past services or for other valid consideration and may be issued in lieu of cash compensation due to such participant. The plan administrator may grant dividend equivalent rights to participants that entitle the recipient to receive credits for dividends that would be paid if the recipient had held a specified number of shares of common stock of the Combined Entity.

The plan administrator may grant cash-based awards under the Equity Incentive Plan to participants, subject to the achievement of certain performance goals, including continued employment with the Combined Entity.

The Equity Incentive Plan requires the plan administrator to make appropriate adjustments to the number of shares of common stock that are subject to the Equity Incentive Plan, to certain limits in the Equity Incentive Plan, and to any outstanding awards to reflect stock dividends, stock splits, extraordinary cash dividends and similar events.

Except as set forth in a stock award agreement issued under the Equity Incentive Plan, in the event of (i) a transfer of all or substantially all of the Combined Entity’s assets, (ii) a merger, consolidation or other capital reorganization or business combination transaction of the Combined Entity with or into another corporation, entity or person, or (iii) the consummation of a transaction, or series of related transactions, in which any person becomes the beneficial owner directly or indirectly, of more than 50% of Combined Entity’s then outstanding capital stock, each outstanding stock award (vested or unvested) will be treated as the plan administrator determines, which may include (a) Combined Entity’s continuation of such outstanding stock awards (if Combined Entity is the surviving corporation); (b) the assumption of such outstanding stock awards by the surviving corporation or its parent; (c) the substitution by the surviving corporation or its parent of new stock options or other equity awards for such stock awards; (d) the cancellation of such stock awards in exchange for a payment to the participants equal to the excess of (1) the fair market value of the shares subject to such stock awards as of the closing date of such corporate transaction over (2) the exercise price or purchase price paid or to be paid (if any) for the shares subject to the stock awards (which payment may be subject to the same conditions that apply to the consideration that will be paid to holders of shares in connection with the transaction, subject to applicable law); or (e) the opportunity for participants to exercise the stock options prior to the occurrence of the corporate transaction and the termination (for no consideration) upon the consummation of such corporate transaction of any stock options not exercised prior thereto.

The Equity Incentive Plan provides that a stock award may be subject to additional acceleration of vesting and exercisability upon or after a “Change in Control” (as defined in the Equity Incentive Plan) as may be provided in the award agreement for such stock award or as may be provided in any other written agreement between the Combined Entity or any affiliate and the participant, but in the absence of such provision, no such acceleration will occur.

Participants in the Equity Incentive Plan are responsible for the payment of any federal, state or local taxes that the Combined Entity or its subsidiaries are required by law to withhold upon the exercise of options or stock appreciation rights or vesting of other awards. The plan administrator may cause any tax withholding obligation of the Combined Entity or its subsidiaries to be satisfied, in whole or in part, by the applicable entity withholding from shares of common stock of the Combined Entity to be issued pursuant to an award a number of shares with an aggregate fair market value that would satisfy the withholding amount due. The plan administrator may also require any tax withholding obligation of the Combined Entity or its subsidiaries to be satisfied, in whole or in part, by an arrangement whereby a certain number of shares issued pursuant to any award are immediately sold and proceeds from such sale are remitted to the Combined Entity or its subsidiaries in an amount that would satisfy the withholding amount due.

The Equity Incentive Plan generally does not allow for the transfer or assignment of awards, other than by will or by the laws of descent and distribution or pursuant to a domestic relations order; however, the plan administrator may permit the transfer of non-qualified stock options by gift to an immediate family member, to trusts for the benefit of family members, or to partnerships in which such family members are the only partners.

The plan administrator may amend or discontinue the Equity Incentive Plan and the plan administrator may amend or cancel outstanding awards for purposes of satisfying changes in law or any other lawful purpose, but no such action may materially and adversely affect rights under an award without the holder’s consent. Certain amendments to the Equity Incentive Plan will require the approval of the Combined Entity’s stockholders. Generally, without stockholder approval, (i) no amendment or modification of the Equity Incentive Plan may reduce the exercise price of any stock option or the strike price of any stock appreciation right, (ii) the plan administrator may not cancel any outstanding stock option or stock appreciation right where the fair market value of the common stock underlying such stock option or stock appreciation right is less than its exercise price and replace it with a new option or stock appreciation right, another award or cash and (iii) the plan administrator may not take any other action that is considered a “repricing” for purposes of the stockholder approval rules of the applicable securities exchange.

All stock awards granted under the Equity Incentive Plan will be subject to recoupment in accordance with any clawback policy that Combined Entity is required to adopt pursuant to the listing standards of any national securities exchange or association on which Combined Entity securities are listed or as is otherwise required by the U.S. Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Combined Entity board may impose such other clawback, recovery or recoupment provisions in a stock award agreement as the Combined Entity board determines necessary or appropriate. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with Combined Entity.

No awards may be granted under the Equity Incentive Plan after the date that is ten years from the Equity Incentive Plan Effective Date. No awards under the Equity Incentive Plan have been made prior to the date of this proxy statement.

Form S-8

Following the consummation of the Business Combination, when permitted by SEC rules, we intend to file with the SEC a registration statement on Form S-8 covering the common stock of the Combined Entity issuable under the Equity Incentive Plan.

Certain United States Federal Income Tax Aspects

The following is a summary of the principal U.S. federal income tax consequences of certain transactions under the Equity Incentive Plan. It does not describe all federal tax consequences under the Equity Incentive Plan, nor does it describe state or local tax consequences.

Incentive Stock Options. No taxable income is generally realized by the optionee upon the grant or exercise of an incentive stock option. If shares of the Combined Entity’s common stock issued to an optionee pursuant to the exercise of an incentive stock option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then generally (i) upon sale of such shares, any amount realized in excess of the option exercise price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) neither the Combined Entity nor its subsidiaries will be entitled to any deduction for federal income tax purposes; provided that such incentive stock option otherwise meets all of the technical requirements of an incentive stock option. The exercise of an incentive stock option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

If shares of the Combined Entity’s common stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of the Combined Entity’s common stock at exercise (or, if less, the amount realized on a sale of such shares of the Combined Entity’s common stock) over the option price thereof, and (ii) the Combined Entity or its subsidiaries will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive stock option is paid by tendering shares of the Combined Entity’s common stock.

If an incentive stock option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a non-qualified option. Generally, an incentive stock option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

No income is generally realized by the optionee at the time a non-qualified option is granted. Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option exercise price and the fair market value of the shares of the Combined Entity’s common stock on the date of exercise, and we receive a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of the Combined Entity’s common stock have been held. Special rules will apply where all or a portion of the exercise price of the non-qualified option is paid by tendering shares of the Combined Entity’s common stock. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the option.

For all other awards under the Equity Incentive Plan, either the Combined Entity or its subsidiaries generally will be entitled to a tax deduction in connection with other awards under the Equity Incentive Plan in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income. Participants typically are subject to income tax and recognize such tax at the time that an award is exercised, vests or becomes non-forfeitable, unless the award provides for deferred settlement.

The vesting of any portion of an award that is accelerated due to the occurrence of a change in control (such as a sale event) may cause all or a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be non-deductible to either the Combined Entity or its subsidiaries, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

New Plan Benefits

No awards have been previously granted under the Equity Incentive Plan and no awards have been granted that are contingent on stockholder approval of the Equity Incentive Plan. The awards that are to be granted to any participant or group of participants are indeterminable at the date of this proxy statement because participation and the types of awards that may be granted under the Equity Incentive Plan are subject to the discretion of the plan administrator. Consequently, no new plan benefits table is included in this proxy statement.

Vote Required for Approval

The approval of the Incentive Plan Proposal requires the affirmative vote of a majority of the votes cast by the stockholders represented in person or by proxy and entitled to vote thereon at the Pono Special Meeting. Failure to vote by proxy or to vote in person at the Pono Special Meeting, abstentions and broker non-votes will have no effect on the outcome of the vote on the Incentive Plan Proposal.

This proposal is conditioned on the approval of the Business Combination Proposal, and each other Required Proposal at the Pono Special Meeting.

Recommendation of the Pono Board

THE PONO BOARD RECOMMENDS THAT PONO STOCKHOLDERS VOTE “FOR”
THE APPROVAL OF THE INCENTIVE PLAN PROPOSAL.

The existence of financial and personal interests of one or more of Pono’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of Pono and its stockholders and what he or they may believe is best for himself, herself or themselves in determining to recommend that stockholders vote for the Proposals. In addition, Pono’s officers have interests in the Business Combination that may conflict with your interests as a stockholder. See the section entitled “The Business Combination Proposal — Interests of Pono’s Directors and Officers in the Business Combination” for a further discussion of these considerations.

THE NASDAQ PROPOSAL (PROPOSAL 7)

Overview

Pono is proposing the Nasdaq Proposal in order to comply with Nasdaq Listing Rules 5635 (a), (b) and (d). Under Nasdaq Listing Rule 5635(a), stockholder approval is required prior to the issuance of securities in connection with the acquisition of another company if such securities are not issued in a public offering and (A) have, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of common stock (or securities convertible into or exercisable for common stock); or (B) the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the stock or securities. Under Nasdaq Listing Rule 5635(b), stockholder approval is required prior to the issuance of securities when the issuance or potential issuance will result in a change of control. Under Nasdaq Listing Rule 5635(d), stockholder approval is required for a transaction other than a public offering involving the sale, issuance or potential issuance by an issuer of common stock (or securities convertible into or exercisable for common stock) at a price that is less than the greater of book or market value of the stock if the number of shares of common stock to be issued is or may be equal to 20% or more of the common stock, or 20% or more of the voting power, outstanding before the issuance.

Pursuant to the Merger Agreement, it is anticipated that Pono will issue to the SBC securities holders as consideration in the Business Combination 78,471,276 shares of New Pono common stock, based on SBC’s audited condensed consolidated financial statements as March 31, 2024.

If the Nasdaq Proposal is adopted, based on SBC’s audited condensed consolidated financial statements as of March 31, 2024, and 78,471,276 shares of New Pono common stock are issued to the SBC securities holders as consideration in the Business Combination, assuming no additional redemptions and assuming the exercise of all issued and outstanding warrants and options (which would be 27.0% of the outstanding capital stock of the Combined Entity), it is anticipated that the SBC securities holders will hold 67.0%, of the outstanding shares of New Pono common stock immediately following Closing. These percentages assume (i) the exercise of all 11,500,000 public warrants and 634,375 private placement warrants, (ii) the conversion of $2,700,000 convertible promissory note into 270,000 shares of common stock, (iii) the exercise of stock options to purchase 6,995,812 shares of common stock issued by SBC to the Chief Executive Officer of SBC, (iv) the exercise of stock options to purchase 203,644 shares of common stock issued by SBC to a representative director of a subsidiary of the Company, (v) the exercise of warrants to purchase 12,978,028 shares of common stock issued by SBC to the immediate family members of SBC’s CEO (3,935,150), business partners of SBC (1,967,575), doctors of MCs (4,419,075), and a consultant to SBC (2,656,226) and (vi) Pono does not engage in any other kind of equity financing prior to the Closing, but does not assume the issuance of any awards under the Equity Incentive Plan.

Vote Required for Approval

The approval of the Nasdaq Proposal requires the affirmative vote of a majority of the votes cast by the stockholders represented in person or by proxy and entitled to vote thereon at the Pono Special Meeting, assuming that a quorum is present. Failure to vote by proxy or to vote online at the Special Meeting or an abstention from voting will have no effect on the outcome of the vote on the Nasdaq Proposal.

This proposal is conditioned on the approval of the Business Combination Proposal and each other Required Proposal at the Pono Special Meeting.

Recommendation of the Pono Board

THE PONO BOARD RECOMMENDS THAT PONO STOCKHOLDERS VOTE “FOR”
THE APPROVAL OF THE NASDAQ PROPOSAL.

The existence of financial and personal interests of one or more of Pono’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of Pono and its stockholders and what he or they may believe is best for himself, herself or themselves in determining to recommend that stockholders vote for the Proposals. In addition, Pono’s officers have interests in the Business Combination that may conflict with your interests as a stockholder. See the section entitled “The Business Combination Proposal — Interests of Pono’s Directors and Officers in the Business Combination” for a further discussion of these considerations” for a further discussion of these considerations.

THE ADJOURNMENT PROPOSAL (PROPOSAL 8)

Overview

The Adjournment Proposal, if adopted, will allow Pono Board to adjourn the Pono Special Meeting to a later date or dates to permit further solicitation of proxies. The Adjournment Proposal will only be presented to Pono’s stockholders in the event that based upon the tabulated vote at the time of the Pono Special Meeting there are insufficient votes for, or otherwise in connection with, the approval of the Charter Amendment Proposals, the Business Combination Proposal, the Director Election Proposal, the Incentive Plan Proposal or the Nasdaq Proposal. In no event will Pono Board adjourn the Pono Special Meeting or consummate the Business Combination beyond the date by which it may properly do so under the Pono Charter and Delaware law.

Consequences if the Adjournment Proposal is Not Approved

If the Adjournment Proposal is not approved by Pono’s stockholders, Pono Board may not be able to adjourn the Pono Special Meeting to a later date in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal or any other Required Proposals.

Vote Required for Approval

The approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast by the stockholders represented in person or by proxy and entitled to vote thereon at the Pono Special Meeting. Abstentions will have no effect on this proposal.

Recommendation of the Pono Board

THE PONO BOARD RECOMMENDS THAT PONO’S STOCKHOLDERS VOTE “FOR” THE
APPROVAL OF THE ADJOURNMENT PROPOSAL.

The existence of financial and personal interests of one or more of Pono’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of Pono and its stockholders and what he or they may believe is best for himself, herself or themselves in determining to recommend that stockholders vote for the Proposals. In addition, Pono’s officers have interests in the Business Combination that may conflict with your interests as a stockholder. See the section entitled “The Business Combination Proposal — Interests of Pono’s Directors and Officers in the Business Combination” for a further discussion of these considerations.

INFORMATION ABOUT PONO

Overview

Pono is a blank check company incorporated as a Delaware corporation on March 11, 2022 and formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities.

Significant Activities Since Inception

The registration statement for Pono’s IPO was declared effective on August 4, 2022. On August 9, 2022, Pono consummated its IPO of 11,500,000 units (the “Units” and, with respect to the Class A common stock included in the Units being offered, the “Public Shares”), including 1,500,000 Units issued pursuant to the exercise of the underwriters’ over-allotment option in full, at $10.00 per Unit, generating gross proceeds of $115,000,000 (the “Pono IPO”).

Simultaneously with the consummation of the closing of the Offering, Pono consummated the private placement of an aggregate of 634,375 units (the “Placement Units”) at a price of $10.00 per Placement Unit in a private placement to the Sponsor, including 63,000 Placement Units issued pursuant to the exercise of the underwriters’ over-allotment option in full, generating gross proceeds of $6,343,750 (the “Private Placement”).

A total of $117,875,000, comprised of proceeds from the Offering and the proceeds of Private Placement, net of the underwriting commissions, discounts, and offering expenses, was deposited in a trust account established for the benefit of Pono’s public stockholders.

On September 26, 2022, the Class A common stock and Public Warrant included in the Units began separate trading.

Effecting a Business Combination

Pono is not presently engaged in, and will not engage in, any operations until after the business combination. Pono intends to effect the business combination using cash held in the Trust Account and, if needed, funds from any additional private equity financings.

Selection of a Target Business and Structuring of the Initial Business Combination

Under the Nasdaq rules, an initial business combination must occur with one or more target businesses that together have a fair market value of at least 80% of Pono’s assets held in the Trust Account (excluding taxes payable on the income earned on the Trust Account count) at the time of the agreement to enter into the initial business combination. The fair market value of the target or targets will be determined by Pono’s Board based upon one or more standards generally accepted by the financial community, such as discounted cash flow valuation or value of comparable businesses. Subject to this requirement, Pono’s management has had virtually unrestricted flexibility in identifying and selecting one or more prospective target businesses, although Pono was not permitted to effectuate an initial business combination with another blank check company or a similar company with nominal operations. In any case, Pono determined that it would only complete an initial business combination in which we acquired 50% or more of the outstanding voting securities of the target or were otherwise not required to register as an investment company under the Investment Company Act.

Redemption Rights for Holders of Public Shares

Pono will provide public stockholders with the opportunity to redeem all or a portion of their Class A common stock upon the completion of the initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the completion of the initial business combination, including interest earned on the funds held in the trust account and not previously released to us to pay Pono’s taxes, if any, divided by the number of then outstanding public shares, subject to the limitations described herein. The amount in the trust account was initially $10.25 per public share. The per-share amount Pono will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions Pono will pay to the underwriters.

The redemption rights will include the requirement that a beneficial holder must identify itself in order to validly redeem its shares. Pono’s Sponsor, directors and each member of Pono’s management have entered into a letter agreement with Pono, pursuant to which they have agreed to waive their redemption rights with respect to any founder shares and any public shares held by them in connection with (i) the completion of Pono’s initial business combination and (ii) a stockholder vote to approve an amendment to Pono’s third amended and restated certificate of incorporation that would affect the substance or timing of Pono’s obligation to allow redemption in connection with Pono’s initial business combination or to redeem 100% of Pono’s public shares if Pono has not completed an initial business combination within the period to consummate the initial business combination. However, Pono will only redeem the public shares so long as (after such redemption) Pono’s net tangible assets will be at least $5,000,001 either immediately prior to or upon consummation of our initial business combination and after payment of deferred underwriters’ fees and commissions (so that Pono is not subject to the SEC’s “penny stock” rules). If this optional redemption right is exercised with respect to an excessive number of public shares such that Pono cannot satisfy the net tangible asset requirement (described above), Pono would not proceed with the amendment or the related redemption of Pono’s public shares at such time. There will be no redemption rights or liquidating distributions with respect to Pono’s warrants, which will expire worthless if Pono fails to complete Pono’s initial business combination within the 18-month time period.

All costs and expenses associated with implementing Pono’s plan of dissolution, as well as payments to any creditors, will be funded from amounts remaining out of the approximately $[_] of proceeds held outside the trust account, although Pono cannot assure that there will be sufficient funds for such purpose. Pono will depend on sufficient interest being earned on the proceeds held in the trust account to pay any tax obligations Pono may owe. However, if those funds are not sufficient to cover the costs and expenses associated with implementing Pono’s plan of dissolution, to the extent that there is any interest accrued in the trust account not required to pay taxes on interest income earned on the trust account balance, Pono may request the trustee to release to Pono an additional amount of up to $100,000 of such accrued interest to pay taxes, and these costs and expenses.

Submission of Pono’s Initial Business Combination to a Stockholder Vote

Pono is providing its public stockholders with redemption rights upon consummation of the business combination. Public stockholders electing to exercise their redemption rights will be entitled to receive the cash amount specified above, provided that such stockholders follow the specific procedures for redemption set forth in this proxy statement relating to the stockholder vote on a business combination. Unlike many other blank check companies, Pono’s public stockholders are not required to vote against the business combination in order to exercise their redemption rights. If the business combination is not completed, then public stockholders electing to exercise their redemption rights will not be entitled to receive such payments.

The holders of the Founders Shares and shares of Class A common stock underlying the Placement Units have agreed to vote such common stock owned by them in favor of the business combination. In addition, the Sponsor and Pono’s officers and directors have agreed to waive their redemption rights with respect to any capital stock they may hold in connection with the consummation of the business combination. No consideration was provided to the Sponsor in exchange for this agreement, and as a market standard agreement of sponsors and other insiders in connection with initial public offerings of special purpose acquisition companies, did not involve negotiations of such term.

Limitation on Redemption Rights

Notwithstanding the foregoing, Pono’s Charter provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemptions with respect to more than 15% of the shares sold in the IPO.

Employees

Pono currently has two executive officers. These individuals are not obligated to devote any specific number of hours to Pono’s matters, but they intend to devote as much of their time as they deem necessary to Pono’s affairs until Pono has completed the initial business combination. Pono does not intend to have any full-time employees prior to the completion of the initial business combination.

Facilities

Pono maintains its principal executive offices at 643 Ilalo Street #102, Honolulu, Hawaii. The cost for this space is included in the $10,000 monthly charge to the Sponsor, which includes certain administrative and support services, which commenced on March 11, 2022 pursuant to a letter agreement between Pono and the Sponsor.

Legal Proceedings

To the knowledge of Pono’s management, there are no legal proceedings pending against Pono.

PONO’S MANAGEMENT

Unless otherwise indicated or the context otherwise requires, references in this section to “we,” “our,” “us” and other similar terms refer to Pono and its subsidiaries before the Business Combination.

Directors and Executive Officers

The directors and executive officers of Pono are as follows as of the date of this proxy statement:

Name	Age	Position
Darryl Nakamoto	50	Chief Executive Officer, Director
Allison Van Orman	51	Chief Financial Officer
Dustin Shindo	50	Chairman of the Board
Kotaro Chiba	49	Independent Director
Mike Sayama	69	Independent Director
Trisha Nomura	44	Independent Director, and Chairwoman of the Audit Committee

Darryl Nakamoto, Chief Executive Officer and Director

Mr. Nakamoto serves as our Chief Executive Officer and Director. He is an entrepreneur and executive with over 20 years of industry experience, including his former role as CFO of a publicly traded company. Since 2017, Mr. Nakamoto serves as President and Owner of Viv, LLC, a successful accounting and finance solutions provider. Since 2021, Mr. Nakamoto has also served as Controller of Hawaiian Springs, LLC. From May 2016 to July 2017, Mr. Nakamoto served as President and CFO of DKI808 LLC, dba Premier Restoration Hawaii, where he secured financing for the purchase of Maui Fire & Flood and expanded the full-service restoration business from Maui to Oahu. Between March 2014 and March 2016, Mr. Nakamoto served as President of Island Flooring. Mr. Nakamoto served as President of Kaiuli Energy from April 2012 to February 2014, a seawater air conditioning startup where he was responsible for strategic decisions and project developments. Since January 2024, Mr. Nakamoto served as Board Member of Big Brothers Big Sisters Hawaii and from 2014 to 2020, served as Treasurer, Vice Chair and Board Member of the Japanese Cultural Center of Honolulu.

From January 2005 to March 2012, Mr. Nakamoto was CFO, Treasurer and Secretary of Hoku Scientific, a then publicly traded clean energy firm based in Honolulu, Hawaii, where he managed all finance, accounting, and treasury functions. Between January 2003 and December 2004, Mr. Nakamoto was a Finance Analyst for Frito-Lay of Hawaii. From March 2001 to January 2003, he worked as a Consultant for Akamai Consulting Group/Syntera Solutions. He was a Regional Director for software development startup ActivityMax from 2000 to 2001. Mr. Nakamoto began his career as an Accountant at KPMG from 1996 to 2000. Mr. Nakamoto is a CPA, not in public practice. He graduated from the University of Washington in 1996 with a Bachelor of Arts in Accounting and a Bachelor of Arts in Finance. Mr. Nakamoto is a former Treasurer and board member of the Make-A-Wish foundation of Hawaii. Mr. Nakamoto’s public company experience, paired with his entrepreneurial and management skills in a diverse array of industries makes him a valuable member of our management team and board of directors.

Allison Van Orman, Chief Financial Officer

Ms. Van Orman is an experienced Certified Public Accountant and entrepreneur. Since December 2000, Ms. Van Orman has served as Principal at Allison D T Van Orman, CPA LLC, where she helps clients navigate complex tax compliance and tax planning issues and consults small business owners to improve operations and identify areas of growth. Ms. Van Orman was sole proprietor of Grumpy Girl Clothing between October 2003 and December 2010, performing duties such as product design, product costing and distribution, graphic design and marketing, and public relations and communications for her business. From 1998 to 2000, Ms. Van Orman was an auditor/accountant at Chinaka, Siu, & Co., CPAs in Honolulu, where she performed accounting and tax duties for small business clients as well as preparing audit programs and supervising assistants on audits of non-profit organizations. Ms. Van Orman received her Bachelor of Science, Magna Cum Laude in Accounting from Santa Clara University in 1995 and her MBA from the University of Hawaii in 1997. She is a licensed CPA in the State of Hawaii, and currently a member of the American Institute of Certified Public Accountants (“AICPA”). Ms. Van Orman’s accounting experience makes her an invaluable asset to the management team.

Dustin Shindo, Chairman of the Board

Mr. Shindo serves as our Chairman of the Board. He is the Manager of Mehana Capital, LLC, our Sponsor, and is an entrepreneur, executive, technologist, and a seasoned advisor with more than 25 years of industry experience. Mr. Shindo currently also serves as Chairman of the Board of Pono Capital Three, Inc. (NASDAQ: PTHR). Mr. Shindo previously served as Chief Executive Officer of Pono Capital Corp. until the closing of its business combination with AERWINS Technologies Inc. in February 2023. Recently, Mr. Shindo started Joynable Corporation, a software company. Mr. Shindo is also the Vice President and director of Perfect Game Hawaii, a non-profit entity supporting baseball. From 2017 to July 2022, Mr. Shindo served as the Chief Executive Officer of Junify Corporation, which operates in California and Japan. Junify offers zero trust network access software (software defined border) to help companies better secure their cloud resources. Mr. Shindo has also been retained for a number of consulting positions since July 2014 for companies working in the health care, travel, technology, construction, and non-profit industries. From December 2012 to December 2018, Mr. Shindo served as the Chief Executive Officer of Pono Health based in California, Washington, and Hawaii, where he provided consulting, data management, analytics, and software development services. Pono Health was the primary entity of Pono Corporation, founded in December 2012. Mr. Shindo managed healthcare data for individuals in Hawaii and for clinics in Washington, Oregon and Arizona. Mr. Shindo also developed analytics platform used to calculate gaps in care, cost savings, and other health metrics.

From March 2001 to March 2010, Mr. Shindo served as the Chief Executive Officer of Hoku Scientific based in Honolulu, Hawaii, where he led the company through an IPO on the NASDAQ Global Market and signed customer contracts totaling USD 2+ billion. From December 1995 to August 1997, Mr. Shindo served as the President of Mehana Brewing Company based in Hilo, Hawaii. In June 1995, Mr. Shindo received his Bachelor of Art’s degree in Accounting/Finance/Marketing at University of Washington based in Seattle, Washington. In May 1999, Mr. Shindo received his Master’s in Business Administration at Darden Graduate School of Business Administration, University of Virginia based in Charlottesville, Virginia. In August 2015, Mr. Shindo completed the SEP program at Stanford Graduate School of Business, Stanford University. Mr. Shindo’s entrepreneurial, executive, and advising experience, paired with his public company experience through Pono Capital Corp and Hoku Scientific, make him a valuable member of our board of directors.

Our Independent Directors

Our efforts to seek a suitable business combination target will be complemented and augmented by the expertise and network of relationships of our directors, who each have extensive experience in business and financial matters. In addition to our seasoned executive team, we have assembled a strong group of directors. The board is expected to be comprised of five individuals. These individuals bring together a breadth of operating experience, industry connectivity and proprietary access to leading companies that enhance our value proposition. Our board will be a driving force in our efforts to identify a target and effect a business combination and may invest personal capital in the transaction. The Company’s independent directors’ bios are presented here.

Kotaro Chiba, Independent Director

Kotaro Chiba serves as an independent director. Mr. Chiba currently also serves as an Independent Director of Pono Capital Three, Inc. (NASDAQ: PTHR) and recently served as an Independent Director of Pono Capital Corp. until the closing of its business combination with AERWINS Technologies Inc. in February 2023. Mr. Chiba is also the founder and General Partner of Chiba Dojo Fund, a venture capital based fund in Tokyo focusing its investing on Internet and IOT related start-ups since September 2019. Before launching the Chiba Dojo Fund, Mr. Chiba founded and continues to serve as the General Partner of the Drone Fund since in June 2017. The Drone Fund is a venture capital-based fund in Tokyo focusing its investment on drones and air mobility start-ups. The Drone Fund aims to create a drone and air-mobility enabled society. One of the Drone Fund’s portfolio companies went public on the Tokyo Mothers Market in December 2019 — the first drone company to make an IPO in Japan. As an angel investor, Mr. Chiba has invested in more than 60 startups and 40 VC funds in Internet markets and other fields. Mr. Chiba also currently serves or has served as Director of various mobility and technology companies, including: Aeronext since April 2017, A.L.I. Technologies, Inc. since December 2017, Prodrone Co. Ltd. from October 2020 to October 2022, teTra aviation from May 2020 to August 2022, and VFR from October 2021 to November 2022.

Prior to that, Mr. Chiba was the co-founder, Executive Vice President and director from January 2009 to July 2016 with COLOPL Inc., which focused on mobile gaming services on smartphone applications as well as VR services and location data analysis consulting services, research service dedicated to smartphones. In 2012, he helped lead the company’s listing on the Tokyo Stock Exchange (Mothers) and then in 2014 led the company to a US$4 billion IPO on the Tokyo Exchange market (first section). Prior to that, Mr. Chiba was the founder and director from January 2000 to March 2007 for K Laboratory Inc. (now KLab Inc.) that develops mobile games and online games. Before joining KLab Inc., Mr. Chiba was a mobile web media planner from April 1997 to December 1999 for Recruit Co. Ltd., which is Japan’s largest recruitment company and provides services such as job advertising, temporary staffing, sales promotion, and IT solution.

Since April 2019, Mr. Chiba has been a guest Professor at Keio University, a research-oriented campus located in the city of Fujisawa, Kanagawa Prefecture, Japan where he teaches students to become technology innovators. Mr. Chiba is Keio University, SFC Campus graduate, in March 1997, with a Bachelor of Arts in Environment and Information Studies. He is also the first domestic customer of Honda Jet in Japan and holds a private pilot license (FAA Japan). Mr. Chiba’s extensive experience and knowledge in developing start-ups and working in venture capital provides him with a unique perspective and makes him a valuable addition to our board of directors.

Mike Sayama, Ph.D., Independent Director

Dr. Mike Sayama serves as an independent director. Dr. Sayama currently also serves as an Independent Director of Pono Capital Three, Inc. (NASDAQ: PTHR) and as an Independent Director for AERWINS Technologies Inc. (f/k/a Pono Capital Corp.) (NASDAQ: AWIN). Dr. Sayama was formerly the Executive Director of Community First since it was established in July 2016 until January 2021. As the founding executive director, he was responsible for operations, developing a strategic plan for an accountable health community in East Hawaii, community relations, and fund raising. From January 2021 to June 2021 he served as the Director of Strategy to facilitate the transition to a new management team.

From October 2013 to December 2018, Dr. Sayama served as a Vice President at Pono Health and was Director of Learning Health Homes, a project where he was responsible for managing the East Hawaii Independent Physicians Association and implementing a data platform integrating health plan, hospital, and physician data. Dr. Sayama also facilitated the reorganization of EHI and development of its strategic direction. Community First, a 501(c) 3 non-profit, which serves as a neutral forum for healthcare stakeholders in East Hawaii, grew out of the Learning Health Homes Initiative.

From August 1997 to October 2013, Dr. Sayama served as a Vice President of the Hawaii Medical Service Association, first in Health Benefits Management and then in Customer Relations. In the first position, he streamlined preauthorization and appeal processes, including the elimination of preauthorization for inpatient admissions without increase in inpatient utilization. In his second position he established call centers in Hilo which stabilized the call center work force and improved the timeliness and accuracy of customer service.

From April 2001 to April 2005, Dr. Sayama was a Director on the City Bank Board, and from April 2005 to April 2009, was a Director on the Boards of Central Pacific Bank and Central Pacific Financial Corporation.

Regarding education: In May 1975, he received his Bachelor of Arts degree in Psychology from Yale University, and in August 1979, his Master of Arts degree in Clinical Psychology from University of Michigan. In August 1982, Dr. Sayama received his Ph.D. degree in Clinical Psychology from University of Michigan. He is the author of several books on psychotherapy and Zen Buddhism.

His community service includes having been a Director on the Bay Clinic Board (the Federally Qualified Health Center in East Hawaii) and currently serving as the Abbot of Chozen-ji, International Zen Dojo. Mr. Sayama brings broad knowledge of the healthcare technology industry, as well as prior experience serving as a founding executive director, which makes him a valuable addition to our board of directors.

Trisha Nomura, Independent Director and Chairperson of the Board’s Audit Committee

Trisha Nomura serves as an independent director and Chairwoman of our audit committee. Ms. Nomura currently also serves as an Independent Director of Pono Capital Three, Inc. (NASDAQ: PTHR) and recently served as Chief Financial Officer of Pono Capital Corp. until the closing of its business combination with AERWINS

Technologies Inc. in February 2023. Since July 2018, Ms. Nomura has owned a consulting firm, Ascend Consulting, LLC. Prior to opening her own firm, Ms. Nomura worked in both public accounting and private industry. Ms. Nomura was the Chief Operating Officer of HiHR from July 2015 to December 2016, and the Vice President of Strategic Services from May 2014 to July 2015. Ms. Nomura also served as the Chief People Officer of ProService Hawaii from January 2017 to June 2018. Ms. Nomura began volunteering with the HSCPA since 2010 through the YCPA Squad, has been the Treasurer of Kaneohe Little League since 2013, and is a member of the AICPA, where she was selected to attend the Leadership Academy, has served as an at-large Council member and is now proudly serving on the Association Board of Directors. Ms. Nomura is a CPA, not in public practice, and a CGMA. She is a graduate of Creighton University, where she obtained her Bachelor of Science in Business Administration in accounting, and of the University of Hawaii at Manoa, where she earned her Master of Accountancy degree. Ms. Nomura’s consulting, accounting and management skills and knowledge make her an important addition to our board of directors.

Number and Terms of Office of Officers and Directors

We have five directors. Our board of directors is divided into three classes, with only one class of directors being elected in each year and with each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a three-year term. In accordance with the Nasdaq corporate governance requirements, we are not required to hold an annual meeting until one year after our first fiscal year end following our listing on Nasdaq.

The term of office of the first class of directors, consisting of Kotaro Chiba, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Darryl Nakamoto and Mike Sayama, will expire at our second annual meeting of the stockholders. The term of office of the third class of directors, consisting of Trisha Nomura and Dustin Shindo, will expire at our third annual meeting of stockholders. We may not hold an annual meeting of stockholders until after we complete our initial business combination. We may not hold an annual meeting of stockholders until after we complete our initial business combination.

Prior to the completion of an initial business combination, any vacancy on the board of directors may be filled by a nominee chosen by holders of a majority of our Founder Shares. In addition, prior to the completion of an initial business combination, holders of a majority of our Founder Shares may remove a member of the board of directors for any reason. Pursuant to an agreement to be entered into concurrently with the issuance and sale of our securities, our sponsor, upon completion of an initial business combination, will be entitled to nominate individuals for election to our board of directors, as long as our sponsor holds any securities covered by the registration rights agreement.

Our officers are appointed by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Our board of directors is authorized to nominate persons to the offices set forth in our amended and restated certificate of incorporation as it deems appropriate. Our amended and restated certificate of incorporation provides that our officers may consist of one or more chairman of the board of directors, chief executive officer, president, chief financial officer, vice presidents, secretary, treasurer and such other offices as may be determined by the board of directors.

Stockholder Communications

Stockholders and interested parties may communicate with Pono’s Board, any committee chairperson or the non-management directors as a group by writing to Pono’s Board or committee chairperson at Pono Capital Corp, 643 Ilalo Street #102, Honolulu, Hawaii 96813 (if sent before the Business Combination) or with the SBC’s board of directors or any committee chairperson or the non-management directors as a group, [_] (if sent after the Business Combination). Each communication will be forwarded, depending on the subject matter, to the applicable board, the appropriate committee chairperson or all non-management directors.

Director Independence

Nasdaq listing standards require that a majority of our board of directors be independent. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our independent directors will have regularly scheduled meetings at which only independent directors are present. Kotaro Chiba, Mike Sayama and Trisha Nomura are our independent directors.

Executive Compensation

None of Pono’s executive officers or directors have received any cash compensation for services rendered to Pono. Pono may pay consulting, finder or success fees to Pono’s initial stockholders, officers, directors or their affiliates for assisting Pono in consummating our initial business combination. In addition, Pono’s initial stockholders, executive officers and directors, or any of their respective affiliates will be reimbursed for any out-of-pocket expenses incurred in connection with activities on Pono’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of out-of-pocket expenses reimbursable by Pono. To date, no amounts are reimbursable to Pono’s officers and directors and the Sponsor for out-of-pocket expenses.

After Pono’s initial business combination, members of Pono’s management team who remain with SBC may be paid consulting, management, or other fees from the combined company with any and all amounts being fully disclosed to stockholders, to the extent then known, in the proxy solicitation materials furnished to Pono’s stockholders. The amount of such compensation may not be known at the time of the stockholder meeting held to consider the Merger Agreement, as it will be up to the directors of SBC to determine executive and director compensation. In this event, such compensation will be publicly disclosed at the time of its determination in a Current Report on Form 8-K, as required by the SEC.

Since Pono’s formation, Pono has not granted any stock options or stock appreciation rights or any other awards under long-term incentive plans to any of Pono’s executive officers or directors.

Committees of the Board of Directors

Pono’s board of directors has three standing committees: an audit committee, a compensation committee and a corporate governance and nominating committee. Subject to phase-in rules and a limited exception, the rules of Nasdaq and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors. Subject to phase-in rules and a limited exception, the rules of Nasdaq require that the compensation committee of a listed company be comprised solely of independent directors.

Audit Committee

Pono has established an audit committee of the board of directors. Kotaro Chiba, Mike Sayama, and Trisha Nomura serve as members of Pono’s audit committee. Pono’s board of directors has determined that each of Messrs. Chiba, Sayama and Nomura meet the independent director standard under Nasdaq listing standards and under Rule 10-A-3(b)(1) of the Exchange Act. Trisha Nomura serves as the chairperson of the audit committee. Each member of the audit committee is financially literate, and our board of directors has determined that Ms. Nomura qualifies as an “audit committee financial expert” as defined in applicable SEC rules. The Company has adopted an audit committee charter, which details the principal functions of the audit committee, including:

•        appointing, compensating and overseeing Pono’s independent registered public accounting firm;

•        reviewing and approving the annual audit plan for the company;

•        overseeing the integrity of Pono’s financial statements and our compliance with legal and regulatory requirements;

•        discussing the annual audited financial statements and unaudited quarterly financial statements with management and the independent registered public accounting firm;

•        pre-approving all audit services and permitted non-audit services to be performed by Pono’s independent registered public accounting firm, including the fees and terms of the services to be performed;

•        appointing or replacing the independent registered public accounting firm;

•        establishing procedures for the receipt, retention and treatment of complaints (including anonymous complaints) Pono receives concerning accounting, internal accounting controls, auditing matters or potential violations of law;

•        monitoring Pono’s environmental sustainability and governance practices;

•        establishing procedures for the receipt, retention and treatment of complaints received by Pono regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies;

•        approving audit and non-audit services provided by Pono’s independent registered public accounting firm;

•        discussing earnings press releases and financial information provided to analysts and rating agencies;

•        discussing with management Pono’s policies and practices with respect to risk assessment and risk management;

•        reviewing any material transaction between Pono’s that has been approved in accordance with Pono’s Code of Ethics for our officers, and providing prior written approval of any material transaction between Pono and its President; and

•        producing an annual report for inclusion in Pono’s proxy statement, in accordance with applicable rules and regulations.

The audit committee is a separately designated standing committee established in accordance with Section 3(a)(58)(A) of the Exchange Act.

Compensation Committee

Pono has established a compensation committee of Pono’s board of directors. The members of Pono’s compensation committee are Kotaro Chiba, Mike Sayama, and Trisha Nomura and Mike Sayama serves as chairman of the compensation committee. Under Nasdaq listing standards and applicable SEC rules, Pono is required to have at least two members of the compensation committee, all of whom must be independent directors. Pono’s board of directors has determined that each of Kotaro Chiba, Mike Sayama, and Trisha Nomura are independent. Pono has adopted a compensation committee charter, which details the principal functions of the compensation committee, including:

•        reviewing and approving corporate goals and objectives relevant the Company’s President’s compensation, evaluating the Company’s President’s performance in light of those goals and objectives, and setting the Company’s President’s compensation level based on this evaluation;

•        setting salaries and approving incentive compensation and equity awards, as well as compensation policies, for all other officers who file reports of their ownership, and changes in ownership, of the Company’s common stock under Section 16(a) of the Exchange Act (the “Section 16 Officers”), as designated by our board of directors;

•        making recommendations to the board of directors with respect to incentive compensation programs and equity-based plans that are subject to board approval;

•        approving any employment or severance agreements with Pono’s Section 16 Officers;

•        granting any awards under equity compensation plans and annual bonus plans to Pono’s President and the Section 16 Officers;

•        approving the compensation of Pono’s directors; and

•        producing an annual report on executive compensation for inclusion in Pono’s proxy statement, in accordance with applicable rules and regulations.

The charter also provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.

Compensation Committee Interlocks and Insider Participation

None of Pono’s executive officers currently serves, and in the past year has not served, as a member of the compensation committee of any entity that has one or more executive officers serving on our board of directors.

Corporate Governance and Nominating Committee

Pono has established a corporate governance and nominating committee of its board of directors. The members of Pono’s corporate governance and nominating committee are Kotaro Chiba, Mike Sayama, and Trisha Nomura and Kotaro Chiba serves as chairman of the corporate governance and nominating committee. Under the Nasdaq listing standards, Pono is required to have a corporate governance and nominating committee composed entirely of independent directors. Pono’s board of directors has determined that each of Messrs. Chiba, Sayama and Nomura are independent.

The primary function of the corporate governance and nominating committee include:

•        identifying individuals qualified to become members of the board of directors and making recommendations to the board of directors regarding nominees for election;

•        reviewing the independence of each director and making a recommendation to the board of directors with respect to each director’s independence;

•        developing and recommending to the board of directors the corporate governance principles applicable to Pono and reviewing our corporate governance guidelines at least annually;

•        making recommendations to the board of directors with respect to the membership of the audit, compensation and corporate governance and nominating committees;

•        overseeing the evaluation of the performance of the board of directors and its committees on a continuing basis, including an annual self-evaluation of the performance of the corporate governance and nominating committee;

•        considering the adequacy of Pono’s governance structures and policies, including as they relate to its environmental sustainability and governance practices;

•        considering director nominees recommended by stockholders; and

•        reviewing Pono’s overall corporate governance and reporting to the board of directors on its findings and any recommendations.

Guidelines for Selecting Director Nominees

The guidelines for selecting nominees, which is specified a charter adopted by Pono, generally provide that person to be nominated:

•        should possess personal qualities and characteristics, accomplishments and reputation in the business community;

•        should have current knowledge and contacts in the communities in which Pono does business and, in its industry, or other industries relevant to its business;

•        should have the ability and willingness to commit adequate time to the board of directors and committee matters;

•        should demonstrate ability and willingness to commit adequate time to the board of directors and committee matters;

•        should possess the fit of the individual’s skills and personality with those of other directors and potential directors in building a board of directors that is effective, collegial and responsive to our needs; and

•        should demonstrate diversity of viewpoints, background, experience, and other demographics, and all aspects of diversity in order to enable the board of directors to perform its duties and responsibilities effectively, including candidates with a diversity of age, gender, nationality, race, ethnicity, and sexual orientation.

Each year in connection with the nomination of candidates for election to the board of directors, the corporate governance and nominating committee will evaluate the background of each candidate, including candidates that may be submitted by our stockholders.

Code of Ethics

Pono has adopted a Code of Ethics applicable to its directors, officers and employees. Pono has filed a copy of its Code of Ethics and its audit committee charter as exhibits to the Pono IPO registration statement. These documents may be viewed by accessing Pono’s public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the Code of Ethics will be provided without charge upon request from Pono. Pono intends to disclose any amendments to or waivers of certain provisions of its Code of Ethics in a Current Report on Form 8-K.

Limitation on Liability and Indemnification of Officers and Directors

Pono’s amended and restated certificate of incorporation provides that Pono’s officers and directors will be indemnified by Pono to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended. In addition, Pono’s amended and restated certificate of incorporation provides that Pono’s directors will not be personally liable for monetary damages to Pono or its stockholders for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to Pono or its stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.

Pono has entered into agreements with its officers and directors to provide contractual indemnification in addition to the indemnification provided for in Pono’s amended and restated certificate of incorporation. Pono’s Bylaws also permit it to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification.

Pono purchased a policy of directors’ and officers’ liability insurance that insures its officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures Pono against its obligations to indemnify its officers and directors. Pono’s officers and directors have agreed to waive any right, title, interest or claim of any kind in or to any monies in the trust account, and have agreed to waive any right, title, interest or claim of any kind they may have in the future as a result of, or arising out of, any services provided to Pono and will not seek recourse against the trust account for any reason whatsoever (except to the extent they are entitled to funds from the trust account due to their ownership of public shares). Accordingly, any indemnification provided will only be able to be satisfied by Pono if (i) Pono has sufficient funds outside of the trust account or (ii) Pono completes an initial business combination.

Pono’s indemnification obligations may discourage stockholders from bringing a lawsuit against its officers or directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against Pono’s officers and directors, even though such an action, if successful, might otherwise benefit Pono and its stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent Pono pays the costs of settlement and damage awards against its officers and directors pursuant to these indemnification provisions.

Pono believes that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF PONO

The following discussion and analysis of Pono’s financial condition and results of operations should be read in conjunction with Pono’s financial statements and related notes that appear elsewhere in this proxy statement. In addition to historical information, this discussion and analysis contains forward-looking statements that involve risks, uncertainties, assumptions and other factors that could cause actual results to differ materially from those made, projected or implied in the forward-looking statements. Factors that could cause or contribute to these differences include, but are not limited to, those discussed below and elsewhere particularly in the “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” sections of this proxy statement.

Overview

Pono is a blank check company incorporated in Delaware on March 11, 2022 formed for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. Pono intends to effectuate its initial business combination using cash from the proceeds of its initial public offering (the “Initial Public Offering”) and the sale of the private placement units, the proceeds of the sale of its shares in connection with its initial business combination pursuant to the shares issued to the owners of the target, debt issued to bank or other lenders or the owners of the target, or a combination of the foregoing or other sources.

On May 5, 2023, Pono held a special meeting of stockholders (the “Special Meeting”), and the chairman adjourned the Special Meeting to May 8, 2023. On May 8, 2023, Pono held the Special Meeting. During the Special Meeting, stockholders approved an amendment to the Company’s amended and restated certificate of incorporation (i) to extend the date by which the Company has to consummate a business combination from May 9, 2023 to February 9, 2024 for no additional amount to be paid by the Sponsor into the Trust Account, and (ii) to provide for the right of a holder of Class B common stock to convert such shares into shares of Class A common stock on a one-for-one basis prior to the closing of a business combination at the election of the holder. As approved by the stockholders of Pono, Pono filed an amendment to its Amended and Restated Certificate of Incorporation with the Delaware Secretary of State on May 8, 2023. Pono’s stockholders elected to redeem an aggregate of 9,577,250 shares of Class A common stock of Pono in connection with the Special Meeting. Following such redemptions, the amount of funds remaining in the trust account is approximately $20 million.

In connection with the Special Meeting, Pono and the Sponsor entered into the 2023 Non-Redemption Agreements with certain unaffiliated stockholders owning, in the aggregate, 998,682 shares of Pono’s Class A common stock, pursuant to which such stockholders agreed, among other things, not to redeem or exercise any right to redeem such public shares in connection with the Extension Amendment. In connection with the 2023 Non-Redemption Agreements, the Sponsor agreed to transfer to the stockholders that entered into such agreements Sponsor Shares upon the consummation of Pono’s initial business combination.

On May 8, 2023, the Sponsor converted 2,874,999 Founder Shares of Class B common stock into 2,874,999 shares of Class A common stock.

On February 5, 2024, Pono held another special meeting of stockholders (the “Second Special Meeting”). During the Second Special Meeting, stockholders approved another amendment to Pono’s amended and restated certificate of incorporation to extend the date by which Pono has to consummate a business combination (the “Combination Period”) from February 9, 2024 to November 9, 2024 for no additional amount to be paid by the Sponsor into the Trust Account. As approved by the stockholders of the Company, Pono filed another amendment to its Amended and Restated Certificate of Incorporation with the Delaware Secretary of State on February 5, 2024. Pono’s stockholders elected to redeem an aggregate of 273,334 shares of Class A common stock of the Company in connection with the Second Special Meeting. Following such redemptions, the amount of funds remaining in the trust account is approximately $17.9 million.

In connection with the Second Special Meeting, Pono entered into the 2024 Non-Redemption Agreement with an unaffiliated investor (the “Holder”) which agreed to acquire from public stockholders of Pono 1,500,000 to 1,700,000 shares of Class A common stock in the open market, at a price no higher than the redemption price per share payable to stockholders who exercise redemption rights in connection with the stockholder vote to approve Pono’s proposed business combination with SBC, prior to the Second Special Meeting and to agree to waive its redemption rights and hold the shares until after the closing of the Business Combination and to not vote any shares in connection with the Business Combination pursuant to the terms of the 2024 Non-Redemption Agreement. In consideration of the Holder’s agreement to waive its redemption rights with respect to the shares, and subject to (i) the Holder acquiring 1,500,000 to 1,700,000 shares of Class A common stock in the open market, and (ii) Holder’s satisfaction of its other obligations under the 2024 Non-Redemption Agreement, Pono, on the closing date of the business combination, provided that Holder has continued to hold the Holder’s shares through the closing date, SBC and Yoshiyuki Aikawa, the chief executive officer of SBC, shall cause to be issued or transferred to Holder a number of shares of Class A common stock held by Dr. Aikawa (the “Incentive Shares”), which will equal one (1) Incentive Share for each public share purchased in the open market pursuant to the 2024 Non-Redemption Agreement that is continuously owned by Holder until the closing date of the business combination. The 2024 Non-Redemption Agreement terminates on the earliest to occur of (i) the closing date of the business combination, (ii) the termination of the related business combination agreement, or (iii) April 30, 2024 (the “Clearance Date”) if the Company has not cleared all SEC comments to its proxy statement in connection with the business combination by that date. On March 15, 2024, the parties to the 2024 Non-Redemption Agreement entered into an amendment to the 2024 Non-Redemption Agreement to extend the Clearance Date to June 30, 2024, and to agree to close the business combination on or before August 31, 2024.

Issuance of Convertible Promissory Note

On May 18, 2023, Pono entered into a Note Purchase Agreement (the “Note Purchase Agreement”) with SBC. On May 26, 2023, Pono issued and sold to SBC a convertible promissory note (the “Note”) of $1,000,000 in aggregate principal amount (the “Principal Amount”). The Note is convertible into shares of its Class A common stock. On May 26, 2023, the closing date of the purchase and sale of the Note, SBC delivered the Note reflecting the Principal Amount and SBC deposited $1,000,000 by wire transfer into a specified Company. The Note does not bear interest (unless otherwise required by applicable law, in which event interest will accrue at the minimum rate required by applicable law) and the Principal Amount may be prepaid at any time. On February 27, 2024, Pono entered into an Amendment to the Note Purchase Agreement (the “Amended Note Purchase Agreement”) with SBC, which increased the purchase price of the Note from $1,000,000 to $2,700,000.

Immediately prior to the merger being effected in connection with the consummation of the Business Combination, the outstanding Principal Amount will be converted automatically into the number of shares of common stock equal to the quotient obtained by dividing (x) the Principal Amount by (y) $10.00, subject to customary adjustments for any stock splits or combinations occurring prior to conversion.

Results of Operations

Pono has neither engaged in any operations nor generated any revenues to date. Pono’s only activities from March 11, 2022 (inception) through March 31, 2024 were organizational activities, those necessary to prepare for the Initial Public Offering, described below, and, after the Initial Public Offering, identifying a target company for a business combination. Pono does not expect to generate any operating revenues until after the completion of our initial business combination. Pono will generate non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering. Pono incurs expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses.

For the year ended December 31, 2023, Pono had net income of $339,767, which resulted from interest and dividend income on investments held in the Trust Account of $2,641,407, partially offset by operating and formation costs of $1,635,452, franchise tax expense of $137,379, and income tax expense of $528,809.

For the period from March 11, 2022 (inception) through December 31, 2022, Pono had net income of $552,813, which resulted from operating and formation costs of $382,051, income tax expenses of $248,508 and franchise tax expenses of $161,644, partially offset by interest and dividend income on investments held in the Trust Account for $1,345,016.

For the three months ended March 31, 2024, Pono had a net loss of $292,546, which resulted from operating and formation costs of $462,639, franchise tax expense of $42,027, and income tax expense of $45,215, partially offset by interest and dividend income on investments held in the Trust Account for $257,335.

For the three months ended March 31, 2023, Pono had net income of $613,333 which resulted from interest and dividend income on investments held in the Trust Account for $1,264,475, partially offset by operating and formation costs of $374,488, franchise tax expense of $13,959, and income tax expense of $262,695.

Liquidity, Capital Resources, and Going Concern

For the year ended December 31, 2023, net cash used in operating activities was $2,132,921, which was due to interest and dividends earned on marketable securities held in the Trust Account of $2,641,407, offset by net income of $339,767, and a change in operating assets and liabilities of $168,719.

For the period from March 11, 2022 (inception) through December 31, 2022, net cash used in operating activities was $462,816, which was due to interest earned on marketable securities held in the Trust Account of $1,345,016, offset by net income of $552,813 and a change in operating assets and liabilities of $329,387.

For the year ended December 31, 2023, net cash provided by investing activities was $101,010,630, which was due to proceeds from the Trust Account for payment to redeeming shareholders of $100,078,879, proceeds from the Trust Account to pay franchise taxes of $931,751.

For the period from March 11, 2022 (inception) through December 31, 2022 net cash used in investing activities was $117,875,000 which was due to the investment of cash in the Trust Account.

For the year ended December 31, 2023, net cash used in financing activities was $99,078,879, which was due to payment to redeeming shareholders of $100,078,879, partially offset by proceeds from convertible promissory note of $1,000,000.

For the period from March 11, 2022 (inception) through December 31, 2022, net cash provided by financing activities was $118,823,380, which was due to the proceeds from the sale of Units (as defined below) (net of the underwriting discount) of $113,045,000, proceeds from the sale of Placement Units (as defined below) of $6,343,750, and proceeds from the issuance of Class B common stock to the Sponsor of $25,000, offset in part by payment of offering costs of $590,370.

The registration statement for Pono’s Initial Public Offering was declared effective on August 4, 2022. On August 9, 2022, Pono consummated the Initial Public Offering of 11,500,000 units, (the “Units” and, with respect to the shares of Class A common stock included in the Units sold, the “Public Shares”), including 1,500,000 Units issued pursuant to the exercise of the underwriters’ over-allotment option in full, generating gross proceeds of $115,000,000.

For the three months ended March 31, 2024, net cash used in operating activities was $487,452, which was due to interest and dividend income on investments held in the Trust Account of $257,335 and net loss of $292,546, offset by a change in operating assets and liabilities of $62,429.

For the three months ended March 31, 2023, net cash used in operating activities was $393,819, which was due to interest and dividend income on investments held in the Trust Account of $1,264,475, offset by net income of $613,333 and by a change in operating liabilities of $257,323.

For the three months ended March 31, 2024, net cash provided by investing activities was $3,127,476 which was due to payments to redeeming stockholders of $2,964,667, offset by proceeds from the Trust Account to reimburse previously paid income taxes and pay franchise taxes of $162,809.

For the three months ended March 31, 2023, net cash provided by investing activities was $125,603, which was due to proceeds from the Trust Account to pay franchise taxes.

For the three months ended March 31, 2024, net cash used in financing activities was $1,264,667, which was due to payments to redeeming stockholders of $2,964,667 and proceeds from the amended convertible promissory note of $1,700,000.

For the three months ended March 31, 2023, the Company did not have any financing activities.

Simultaneously with the closing of the Initial Public Offering, Pono consummated the sale of 634,375 units (the “Placement Units”) at a price of $10.00 per Placement Unit in a private placement to Mehana Capital LLC (the “Sponsor”), including 63,000 Placement Units issued pursuant to the exercise of the underwriters’ over-allotment option in full, generating gross proceeds of $6,343,750.

Following the closing of the Initial Public Offering on August 9, 2022, an amount of $117,875,000 ($10.25 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Placement Units was placed in a trust account.

Pono intends to use substantially all of the funds held in the trust account, including any amounts representing interest earned on the funds held in the trust account and not previously released to Pono to pay its taxes (which interest shall be net of taxes payable and excluding deferred underwriting commissions) to complete our initial business combination. Pono may withdraw interest to pay its taxes, if any. Pono’s annual income tax obligations will depend on the amount of interest and other income earned on the amounts held in the trust account. Pono expects the interest earned on the amount in the trust account will be sufficient to pay its taxes. Pono expects the only taxes payable by us out of the funds in the trust account will be income and franchise taxes, if any. To the extent that Pono’s common stock or debt is used, in whole or in part, as consideration to complete our initial business combination, the remaining proceeds held in the trust account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies.

As of March 31, 2024, Pono had $1,659,751 in cash held outside of the Trust Account, working capital deficit, net of income tax, franchise, and excise tax payable of $1,500,980 and accumulated deficit of $6,287,815. Pono has incurred and expects to continue to incur significant costs in pursuit of the Company’s financing and acquisition plans. For the year ended December 31, 2023 Pono had loss from operations of $1,772,831 and net cash used in operating activities was $2,132,921. For the three months ended March 31, 2024 and 2023, Pono had loss from operations of $504,666 and $388,447, respectively, and net cash used in operating activities was $487,452 and $393,819, respectively. Pono’s Management plans to address this uncertainty with the successful closing of the Business Combination. Pono has further satisfied liquidity needs through a Convertible Promissory Note of $1,000,000. Pono expects that it will need additional capital to satisfy its liquidity needs beyond the net proceeds from the consummation of the Initial Public Offering held outside of the Trust Account for paying existing accounts payable and consummating the Business Combination. Although certain of Pono’s initial stockholders, officers and directors or their affiliates have committed up to $1,500,000 Working Capital Loans (see Note 5) from time to time or at any time, there is no guarantee that Pono will receive such funds. In addition, Pono will have until November 9, 2024 to consummate a business combination. If a business combination is not consummated by November 9, 2024, less than one year after the date Pono’s unaudited condensed consolidated financial statements are issued, there will be a mandatory liquidation and subsequent dissolution of the Company. Management has determined that the mandatory liquidation, along with the lack of liquidity, should a business combination not occur, and potential subsequent dissolution, raises substantial doubt about the Company’s ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities should Pono be required to liquidate after November 9, 2024. Pono intends to complete the initial business combination before the mandatory liquidation date. However, there can be no assurance that Pono will be able to consummate any business combination by November 9, 2024.

Off-Balance Sheet Arrangements

As of March 31, 2024 and December 31, 2023, Pono did not have any off-balance sheet arrangements.

Contractual Obligations

Registration and Stockholder Rights Agreement

The holders of the Founder Shares and Placement Units (including securities contained therein) and Units (including securities contained therein) that may be issued upon conversion of working capital loans and extension loans, and any shares of Class A common stock issuable upon the exercise of the Placement Warrants and any shares of Class A common stock and warrants (and underlying Class A common stock) that may be issued upon conversion of the Units issued as part of the working capital loans and extension loans and Class A common stock issuable upon conversion of the Founder Shares, will be entitled to registration rights pursuant to a registration rights agreement signed on the effective date of the Initial Public Offering, requiring the Company to register such securities for resale (in the case of the Founder Shares, only after conversion to the Class A common stock). The holders of these securities are entitled to make up to two demands, excluding short form demands, that the Company registers such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of the initial business combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act.

Administrative Support Agreement

The Company’s Sponsor has agreed, commencing from the date of the Initial Public Offering through the earlier of the Company’s consummation of a business combination and its liquidation, to make available to the Company certain general and administrative services, including office space, utilities and administrative services, as the Company may require from time to time. The Company has agreed to pay to Mehana Capital LLC, the Sponsor, $10,000 per month for these services to complete a business combination. For the three months ended March 31, 2024 and 2023, $30,000 was incurred and paid to Mehana Capital LLC for these services.

Underwriting Agreement

Simultaneously with the Initial Public Offering, the underwriters fully exercised the over-allotment option to purchase an additional 1,500,000 Units at an offering price of $10.00 per Unit for an aggregate purchase price of $15,000,000.

The underwriters were paid a cash underwriting discount of $0.17 per Unit, or $1,955,000 in the aggregate, upon the closing of the Initial Public Offering. In addition, $0.35 per unit, or $4,025,000 in the aggregate will be payable to the underwriters for deferred underwriting commissions. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a business combination, subject to the terms of the underwriting agreement.

Promissory Note — Related Party

On April 25, 2022, the Sponsor agreed to loan the Company an aggregate of up to $300,000 to cover expenses related to the Initial Public Offering pursuant to a promissory note (the “Promissory Note”). This loan is non-interest bearing and payable on the earlier of (i) March 31, 2023 or (ii) the date on which Company consummates the Initial Public Offering. Prior to the Initial Public Offering, the Company had borrowed $300,000 under the Promissory Note. The outstanding balance under the Promissory Note of $300,000 was repaid at the closing of the Initial Public Offering on August 9, 2022.

Critical Accounting Estimates

Pono prepare its consolidated financial statements in accordance with U.S. generally accepted accounting principles, which require our management to make estimates that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the balance sheet dates, as well as the reported amounts of revenues and expenses during the reporting periods. To the extent that there are material differences between these estimates and actual results, our financial condition or results of operations would be affected. Pono bases its estimates on its own historical experience and other assumptions that its believes are reasonable after taking account of our circumstances and expectations for the future based on available information. Pono evaluates these estimates on an ongoing basis.

Pono considers an accounting estimate to be critical if: (i) the accounting estimate requires Pono to make assumptions about matters that were highly uncertain at the time the accounting estimate was made, and (ii) changes in the estimate that are reasonably likely to occur from period to period or use of different estimates that Pono reasonably could have used in the current period, would have a material impact on our financial condition or results of operations. There are items within our financial statement that require estimation but are not deemed critical, as defined above.

For a detailed discussion of our significant accounting policies and related judgments, see Note 2 of the Notes to Pono’s Unaudited Condensed Consolidated Financial Statements contained elsewhere herein.

Recent Accounting Standards

In December 2023, the FASB issued ASU 2023-09, “Income Taxes (Topic 740): Improvements to Income Tax Disclosures,” which requires public entities to disclose consistent categories and greater disaggregation of information in the rate reconciliation and for income taxes paid. It also includes certain other amendments to improve the effectiveness of income tax disclosures. The guidance is effective for financial statements issued for annual periods beginning after December 15, 2024, with early adoption permitted. The accounting pronouncement is not expected to have a material impact on our consolidated financial statements and related disclosures.

Pono’s management does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s unaudited condensed consolidated financial statements.

INFORMATION ABOUT SBC

Unless the context otherwise requires, references to the “Company,” “we”, “us” and “our” in this section “Information About SBC” generally refer to SBC in the present tense and the Combined Entity from and after the Business Combination.

Company Overview

SBC Medical Group Holdings Incorporated, a Delaware corporation, was incorporated on January 20, 2023, and is a management company headquartered in Tokyo, Japan, that owns, operates, and provides management services to cosmetic treatment centers mainly in Japan. Specifically, SBC owns and operates one treatment center in Vietnam, provides management services to one treatment center in California and otherwise operates entirely in Japan. The history of SBC began with the establishment of L’Ange Cosmetique Co., Ltd. in 2003 and SBCMG (formerly Aikawa Medical) in 2017 for the purpose of providing management services to medical corporations and the medical clinics of the medical corporations. The history of the medical corporations and the medical clinics began in 2000 with the opening of Shonan Beauty Clinic in Fujisawa City, Japan, where Dr. Aikawa opened in private practice. Subsequently, and Dr. Aikawa opened clinics in Yokohama in 2001 and Shinjuku in 2003, incorporated as Medical Corporation Shobikai in 2004, acquired a medical corporation named Medical Corporation Kowakai in 2009 and Medical Corporation Nasukai in 2009.

The Company is primarily focused on providing comprehensive management services to franchisee clinics, including but not limited to advertising and marketing needs across various platforms (such as social media networks), staff management (such as recruitment and training), booking reservations for franchisee clinic customers, assistance with franchisee employee housing rentals and facility rentals, construction and design of franchisee clinics, medical equipment and medical consumables procurement (resale), the provision of cosmetic products to franchisee clinics for resale to clinic customers, licensure of the use of patent-pending and non-patented medical technologies, trademark and brand use, IT software solutions (including but not limited to remote medical consultations), management of the franchisee clinic’s customer rewards program (customer loyalty point program), and payment tools for the franchisee clinics.

In 2017, we began providing our management services to our franchisee treatment center. The Company and its subsidiaries now provide management services to a total of 164 franchisee treatment centers under the brand name “Shonan Beauty Clinic” located in Japan. The Company also (i) owns and operates 1 treatment center under its “SBC” brand name in Ho Chi Minh City, Vietnam, as well as (ii) provides management service to 1 treatment center under its “SBC” brand name in Irvine, California in the United States (the “CA Clinic”), which is owned and operated by the related party. Our treatment center in Vietnam, and the franchisee treatment centers that we provide management services to, provide an array of surgical and non-surgical medical services that vary based upon location, including cosmetic surgery, dermatology, and dentistry. These medical services include but are not limited to breast augmentation, liposuction, rejuvenation treatments (including treatment of wrinkles, acne, scars, cellulite, excess fat, discoloration, and signs of aging), laser skin toning and spot removal, eyes double fold surgery, rhinoplasty, treatment of osmidrosis and hyperhidrosis, hair transplants, gynecological formation treatments, laser hair removal, face line surgeries, cosmetical dental procedures, tattoo removal, lasik eye surgery, lateral canthoplasty, brow lift procedures, androgenetic alopecia treatment, and cheek sagging prevention methods.

Since our inception, we have been committed to delivering high quality management services to our franchisee clinics. We believe our team of highly qualified and experienced professionals have underpinned our strong reputation as we continue to provide multifaceted management services to our franchisee clinics.

Corporate Structure

The Company was incorporated in the State of Delaware in January 2023. The Company primarily operates through 11 wholly owned subsidiaries, three majority owned subsidiaries and one variable interest entity. Our wholly owned subsidiaries consist of SBC Medical Group Co., Ltd., a Japan corporation (“SBC Medical Sub”), L’Ange Cosmetique Co., Ltd., a Japan corporation (“Lange Sub”), Shobikai Co., Ltd., a Japan corporation (“Shobikai Sub”), Liesta Co., Ltd., a Japan corporation (“Liesta”), SBC Sealane Co., Ltd., a Japan corporation (“SBC Sealane”), SBC Marketing Co., Ltd., Japan corporation (“SBC Marketing”), SBC Medical Consulting Co., Ltd., a Japan corporation (“SBC Medical Consulting”), Shoubikai Medical Vietnam Co. Ltd., a Vietnam corporation (“SBC Vietnam”), SBC Healthcare, Inc., a Delaware corporation (“SBC Healthcare”), SBC Irvine, LLC, a Delaware limited liability company (“SBC Irvine”), Kijimadairakanko Inc., a Japan corporation (“Kijimadairakanko”). Our majority owned subsidiaries consist of Cell Pro Japan Co., Ltd, a Japan corporation (“Cell Pro”), Medical Payment Co., Ltd., a Japan corporation (“Med Payment”), and Skynet Academy Co., Ltd., a Japan corporation (“Skynet”). Our variable interest entity is Aikawa Medical Management, Inc.

For the fiscal years ended 2023 and 2022, we generated revenues of $193,542,423 and $174,160,618, respectively, we reported net profit of $38,560,606 and $5,552,418, respectively, and cash flow provided by (used in) operating activities of $50,670,322 and $(47,369), respectively. As of December 31, 2023, we had retained earnings of $142,848,732. For the three months ended March 31, 2024 and 2023, we generated revenues of $54,808,042 and $42,912,618, respectively, we reported net profit of $18,750,216 and $6,417,891, respectively, and cash flow provided by operating activities of $3,682,175 and $3,274,264, respectively. As of March 31, 2024, we had retained earnings of $161,606,484.

SBC Medical Group Co., Ltd., a Japan corporation (“SBC Medical Sub”), L’Ange Cosmetique Co., Ltd., a Japan corporation (“Lange Sub”), Shobikai Co., Ltd., a Japan corporation (“Shobikai Sub”) are each designated as a “medical service corporation” in Japan. In Japan, a medical service corporation is a legal entity that provides management service to “MCs”. The management services are conducted through FC contracts and service contracts between certain subsidiaries of the Company (SBC Medical Sub, Lange Sub, and Shobikai Sub) and the MCs that own all 158 of the treatment centers in Japan, which operate under the brand name “Shonan Beauty Clinic”. There are currently six MCs that the Company’s subsidiaries have entered into FC contracts and service contracts with, consisting of Medical Corporation Shobikai, Medical Corporation Kowakai, Medical Corporation Nasukai, Medical Corporation Aikeikai, Medical Corporation Jukeikai, and Medical Corporation Ritz Cosmetic Surgery (collectively, the “MCs”).

In addition to the six MCs, we have entered into service contracts with Medical Corporation Association Furinkai (the service contract regarding operation on November 22, 2023 and the service contract regarding management consulting on November 25, 2023 respectively) and Medical Corporation Association Junikai (the service contract regarding operation and the service contract regarding management consulting both on November 16, 2023). The scope of work (“SOW”) of the service contracts with these two MCs is limited to marketing, introduction of new treatment technologies and future business development while the SOW of the FC contracts with the six MCs are broad and define general rules in order to allow MCs to use the SBC brand name. Accordingly, the service contracts with these two MCs are different from the FC contracts with the six MCs and the clinics of these two MCs do not use the “Shonan Beauty Clinic” brand. Please see “— Material Contracts between the Company and MCs — Service Contracts” on page 178 herein for more information regarding the service contracts with Medical Corporation Association Furinkai and Medical Corporation Association Junikai.

All of the MCs are deemed to be related parties of the Company since relatives of the CEO of the Company are the members (or shain) of general meetings of members of the MCs. The CEO of the Company was previously a member of the six franchisee MCs until he ceased being a member in July 2023. The Company, through SBC Medical, owns equity “deposit” interests (or mochibun) of the six franchisee MCs. Although the Company, through SBC Medical, has an equity “deposit” interest to the rights to receive a distribution of residual assets in proportion to the amount of contribution in certain circumstances as provided in the articles of incorporation of each of the six MCs, the Company or SBC Medical does not have voting control over the corporate actions at general meetings of members (or shain) of the MCs per the requirements of the Japanese Medical Care Act and the MCs’ articles of incorporation.

Mission

Our primary mission is to provide quality comprehensive management services to the MCs and expand our “Shonan Beauty Clinic” brand. We plan to achieve the mission by maintaining and strengthening our market position and brand in the cosmetic medical treatment management market in Japan, Vietnam, and the United States, and by continuing to grow our presence globally. Accordingly, we have entered into franchise agreements and partner doctor independence support program agreements (the “Support Agreements”) with the MCs to define the scope of the management services that we provide to the MCs as well as the franchise operational provisions that the MCs must comply with. The term of the Support Agreements is until August 31, 2026, provided that such Support Agreements will continue to automatically renew for one (1) year successive periods unless either the Company or the respective MC provides notice of termination at least six (6) months prior to the expiration date of the Support Agreement. We receive a portion of our overall compensation for providing management services under the Support Agreements with the following MCs:

•        Medical Corporation Shobikai: from September 29, 2017

•        Medical Corporation Kowakai: from September 29, 2017

•        Medical Corporation Nasukai: from September 29, 2017

•        Medical Corporation Aikeikai: from September 29, 2017

•        Medical Corporation Jukeikai: from February 21, 2020

•        Medical Corporation Ritz Cosmetic Surgery: from May 31, 2021

Material Contracts between the Company and MCs

The Company has entered into a Partner Doctor Independence Support Program Agreement and an SBC Operating Agreement with each of the MCs.

Partner Doctor Independence Support Program Agreement

The Company has entered into a Partner Doctor Independence Support Program Agreement (the “PDISPA”) with each of the MCs. The term of the PDISPA is for a period of 5 years from September 1, 2021, to August 31, 2026. The PDISPA will be renewed under the same terms for successive one-year periods upon conclusion of the initial term unless either party requests in writing to terminate the PDISPA 6 months prior to the expiration date of the PDISPA. Pursuant to the PDISPA, the Company agreed to provide the use of the name of the “Shonan Beauty Clinic” and the “SBC Medical Group (Medical Corporation Shobikai, Medical Corporation Kowakai, Medical Corporation Nasukai, Medical Corporation Aikeikai, L’Ange Cosmetique Co., Ltd. and Shobikai Co., Ltd., which together are referred to as the “SBC Medical”) to the MCs for the purpose of operating clinics. The Company also granted to the MCs the right to use the name “SBC Medical Group,” the know-how of clinic operation, trademark, trade name, and the right to provide the treatment designated by the Company, and the right to conduct business activities as a partner of the SBC Medical Group under a unified image.

PDISPA does not charge franchise fee or deposit fee, instead the MCs are to pay fees to the Company, which are to be calculated as follows: total amount of sales at the clinic multiplied by 12% excluding consumption tax. If the total sales amount exceeds 100,000,000 yen per MCs, the maximum amount fee will be 10,000,000 yen. For the purposes of the PDISPA the total amount of sales means the amount of sales after discounting preferential tickets, and other campaigns and discounts.

SBC’s Operating Agreement

The Company has entered into an SBC Operating Agreement (the “SBCOA”) with each of the MCs. The term of the SBCOA is from April 1, 2023, to March 31, 2025. Either party may terminate the SBCOA by giving notice to the other party of the intended termination at least 6 months prior to the scheduled termination date. Pursuant to the SBCOA the Company agreed to provide the MCs with the following consulting services related to: (i) marketing related services for developing new clients (ii) aiming to ensure stable performance and increase customer satisfaction through the creation of repeat customers (iii) the establishment and operation of a system seeking to ensure medical safety (iv) securing attorneys and medical institutions to transport in the event of claims or medical accidents, (v) measures to improve employee satisfaction, and design of organizational chart and personnel evaluation system (vi) the selection of medical equipment and materials, (vii) the acquisition of properties for new medical facilities (trade area survey, area selection, lease agreement signing, etc.) (viii) various types of general skills training for healthcare facility employees (ix) specialized and advanced skills training in leadership, motivation, communication, etc., for chiefs, leaders, and other employees with subordinates (x) development of new type of medical facilities (xi) development of new treatment methods (xii) hiring employees with national certifications, professional skills, and interpersonal skills, such as doctors, nurses, and reception counselors (xiii) performance management, business analysis, and management decision making utilizing financial statements such as income statements, cash flow statements, and balance sheets (xiv) use of the likeness of the Company’s officers or employees on websites, commercials, and other advertising media and (xv) efficient operation methods that allow for more customer service during the same clinic hours.

Under the SBCOA, in exchange for the foregoing services, each MCs are to pay the Company 3,000,000 yen per month (excluding consumption tax) for each medical facility where a MC provides medical services to its clients.

Service Contracts

We entered into service contracts with Medical Corporation Association Furinkai (the service contract regarding operation on November 22, 2023 and the service contract regarding management consulting on November 25, 2023 respectively) and Medical Corporation Association Junikai (the service contract regarding operation and the service contract regarding management consulting both on November 16, 2023). The scope of work (“SOW”) of the service contracts with these two MCs is limited to marketing, introduction of new treatment technologies and future business development while the SOW of the FC contracts with the six MCs are broad and define general rules in order to allow MCs to use the SBC brand name. Accordingly, the service contracts with these two MCs are different from the FC contracts with the six MCs and the clinics of these two MCs do not use the “Shonan Beauty Clinic” brand.

Business Consignment Agreement for Management Consulting Services to Medical Corporation Association Furinkai

The material terms of our business consignment agreement for management consulting services to Medical Corporation Association Furinkai are as follows:

•        Signing Date

•        November 22, 2023

•        Consulting Services by the Company to Medical Corporation Association Furinkai

•        consulting on the use of business systems used in medical facilities

•        consulting on the development of new treatments and manuals

•        consulting for repeat customer acquisition measures related to cosmetic dermatology

•        consulting on the efficient operation with more customer service during the same clinic hours related to cosmetic dermatology consulting

•        consulting for building management strategies related to cosmetic dermatology treatment

•        Effective Period

•        September 1, 2023 until August 31, 2024

•        if neither party expresses an intention not to renew the agreement before the expiration of the effective period, the agreement shall be renewed for another two (2) years under the same terms and conditions

•        Termination Provisions & Penalties

•        Either party may terminate this agreement by notifying the other party at least six months prior to the scheduled termination date.

•        Fees Payable Under the Agreement

•        JPY60,000,000 per month (excluding consumption tax).

Business Consignment Agreement for Operational Support to Medical Corporation Association Furinkai

The material terms of our business consignment agreement for operational support services to Medical Corporation Association Furinkai are as follows:

•        Signing Date

•        November 22, 2023

•        Consulting Services by the Company to Medical Corporation Association Furinkai

•        secure stable business performance and increase customer satisfaction through creation of repeat customers related to cosmetic dermatology

•        selection of medical devices and medical materials for cosmetic dermatology

•        establishment and operation of a system to ensure the safety of cosmetic dermatology treatment

•        general skills training associated with cosmetic dermatology treatment for medical facility employees

•        efficient operation methods that enable more customers to be served during the same clinic hours related to cosmetic dermatology

•        planning management strategies related to cosmetic dermatology treatment

•        development of new treatment methods, formulation of manuals, and support for implementation

•        support and management of business system implementation

•        design and implementation support, operation and maintenance of servers, networks and IT infrastructure

•        Effective Period

•        September 1, 2023 until August 31, 2025

•        if neither party expresses an intention not to renew the agreement before the expiration of the effective period, the agreement shall be renewed for another two (2) years under the same terms and conditions

•        Termination Provisions & Penalties

•        Either party may terminate this agreement by notifying the other party at least six months prior to the scheduled termination date.

•        Fees Payable Under the Agreement

•        JPY1,700,000 per month for each medical facility (excluding consumption tax).

Business Consignment Agreement for Management Consulting Services to Medical Corporation Association Junikai

The material terms of our business consignment agreement for management consulting services to Medical Corporation Association Junikai are as follows:

•        Signing Date

•        November 16, 2023

•        Consulting Services by the Company to Medical Corporation Association Junikai

•        consulting on the use of business systems used in medical facilities

•        consulting on the development of new treatments and manuals

•        consulting for repeat customer acquisition measures related to cosmetic dermatology

•        consulting on the efficient operation with more customer service during the same clinic hours related to cosmetic dermatology consulting

•        consulting for building management strategies related to cosmetic dermatology treatment

•        Effective Period

•        September 1, 2023 until August 31, 2024

•        if neither party expresses an intention not to renew the agreement before the expiration of the effective period, the agreement shall be renewed for another two (2) years under the same terms and conditions

•        Termination Provisions & Penalties

•        Either party may terminate this agreement by notifying the other party at least six months prior to the scheduled termination date.

•        Fees Payable Under the Agreement

•        JPY10,000,000 per month (excluding consumption tax).

Business Consignment Agreement for Operational Support to Medical Corporation Association Junikai

The material terms of our business consignment agreement for operational support services to Medical Corporation Association Junikai are as follows:

•        Signing Date

•        November 16, 2023

•        Consulting Services by the Company to Medical Corporation Association Junikai

•        secure stable business performance and increase customer satisfaction through creation of repeat customers related to cosmetic dermatology

•        selection of medical devices and medical materials for cosmetic dermatology

•        establishment and operation of a system to ensure the safety of cosmetic dermatology treatment

•        general skills training associated with cosmetic dermatology treatment for medical facility employees

•        efficient operation methods that enable more customers to be served during the same clinic hours related to cosmetic dermatology

•        planning management strategies related to cosmetic dermatology treatment

•        development of new treatment methods, formulation of manuals, and support for implementation

•        support and management of business system implementation

•        design and implementation support, operation and maintenance of servers, networks and IT infrastructure

•        support and advisory services for the use of marketing analysis tools, etc.

•        Effective Period

•        September 1, 2023 until August 31, 2025

•        if neither party expresses an intention not to renew the agreement before the expiration of the effective period, the agreement shall be renewed for another two (2) years under the same terms and conditions

•        Termination Provisions & Penalties

•        Either party may terminate this agreement by notifying the other party at least six months prior to the scheduled termination date.

•        Fees Payable Under the Agreement

•        JPY800,000 per month for each medical facility (excluding consumption tax).

The use and regulatory status of certain products.

The Company acts in the capacity of a purchasing agent by reselling medical supplies, cosmetic products, and medical equipment to the MCs for use in their clinics.

The Company acts as a purchasing agent, for the following cosmetic products: MT Stem Eye Cream, MT Cleansing Gel, MT Contour Lotion, MT Essential Serum, MT Contour B Cream, MT Premium Coffret 2023, MT Facial Foaming Wash, MT Protect UV Gel, MT Condense C Serum, MT Crystal Shot. These products are used to enhance the attractiveness, change the appearance, or maintain the health of the skin or hair of a person and more specifically are used as eye cream, cleanser, toner, serum, moisturizing cream, skincare set face wash, and sunscreen gel.

The following table describes the primary use and regulatory status of each of the products that we resell:

Available for Sale In
Product Category	Product Line	Primary Use	United States	Vietnam	Japan
Cosmetics	MT Stem Eye Cream	Eye cream	✓	✓	✓
Cosmetics	MT Cleansing Gel	cleanser	✓	✓	✓
Cosmetics	MT Contour Lotion	Toner	✓	✓	✓
Cosmetics	MT Essential Serum	Serum	✓	✓	✓
Cosmetics	MT Contour B Cream	moisturizing cream	✓	✓	✓
Cosmetics	MT Premium Coffret 2023	Skincare Set	✓	✓	✓
Cosmetics	MT Facial Foaming Wash	face wash	✓	✓	✓
Cosmetics	MT Protect UV Gel	sunscreen gel	✓	✓	✓
Cosmetics	MT Condense C Serum	Serum	✓	✓	✓
Cosmetics	MT Crystal Shot	Serum	✓	✓	✓

The Company acts as a purchasing agent, for the following medical equipment: Embryo Scope, PQX Pico Laser, Nordlys, Coolsculpting ELITE, Stellar M22 IPL, General-purpose video scope for upper gastrointestinal tract GIF-1200N, Sperm motility analyzer with SMAS Biological Microscope, Surgitron DualEMC, Gas Sterilizer CT-540C, Centrifugal Separator H-36α. This equipment is used for the diagnosis, treatment, or prevention of human or animal diseases, or to affect the structure or function of the human or animal body, and more specifically is used for observation of fertilized eggs, skincare treatment, fat removal, observation, imaging, diagnosis, and treatment of the upper gastrointestinal tract, analysis of sperm motility, skin incision and coagulation for surgical use, sterilization of medical supplies vulnerable to high pressure, and separation of aspirated fat.

The following table describes the primary use and regulatory status of each of the products that we resell:

Available for Sale In
Product Category	Product Line	Primary Use		United States*	Vietnam**	Japan
Incubator	EmbryoScope	Observation of fertilized eggs An incubator for growing fertilized eggs of patients. A camera takes pictures at regular intervals, and the division can be observed like a movie on the monitor.	Time-lapse incubator	No	No	✓
Laser Therapy Machine	PQX Pico Laser	Skin Care Treatment	Picotoning, Picolaser Fractional	No	No	✓
Laser Therapy Machine	Nordlys	Skin Care Treatment	IPL Light Therapy (Photo Double/Photo Triple)	No	No	✓
Slimming equipment	coolsculpting ELITE	fat removal	Fat cooling (slimming)	No	No	✓
Laser Therapy Machine	Stellar M22 IPL	Skin Care Treatment	IPL Light Therapy (Photo Double Photo Triple)	No	No	✓
Endoscope	General-purpose video scope for upper gastrointestinal tract GIF-1200N	Observation, imaging, diagnosis, and treatment of the upper gastrointestinal tract		No	No	✓
Analyzer	Sperm motility analyzer with SMAS Biological Microscope

Analysis of sperm motility The system automatically tracks moving sperm and displays and outputs a number of measurement results accurately and quickly, including the number of moving sperm, their movement trajectories, discrimination from immobile sperm, and various types of motility.

				No	No	✓

Available for Sale In
Product Category	Product Line	Primary Use		United States*	Vietnam**	Japan
Electrosurgical instrument	Surgitron DualEMC	Skin incision and coagulation for surgical use	MD-style minimal downtime	No	No	✓
Sterilizer	Gas sterilizer CT-540C	Sterilization of medical supplies vulnerable to high pressure Sterilizer, low temperature up to 40°C		No	No	✓
Centrifugal separator	Centrifugal separator H-36α	Separation of aspirated fat	condense rich face	No	No	✓

____________

The Company does not distribute the products above in the US or in Vietnam for the following reasons.

*        A foreign entity must apply to Food and Drug Administration, “FDA,” with regard to medical equipment in advance in order to import and distribute it in the U.S., and needs to pass examination by the FDA. In addition, the entity must register the equipment after passing examination. However, the Company has not applied yet and has no current intention to apply and accordingly does not distribute any of the above products in the U.S.

**      A foreign entity should apply to Ministry of Health, “MOH”, with regard to medical equipment in advance in order to import and distribute it in Vietnam. In particular, the entity should obtain circulation number and declaration of eligibility to trade medical equipment. However, the Company has not applied yet and has no current intention to apply and accordingly does not distribute any of the above products in Vietnam.

The Company acts as a purchasing agent, for the following medical supplies: Coolsculpting Elite Reorder Pack, Allergan VISTA, Juv Voluma, Condense Rich Syringe, Juv Volift, MiraDry BioChips, Juv Volbella, VISTA Ultra Plus XC, Juv Volux, Cellution Disposable Kit. The supplies are used for the diagnosis, treatment or prevention of human or animal diseases and are not quasi-drugs, regenerative medicine products or machinery and equipment such as dental materials and hygiene products and more specifically is used for treatment to reduce fat cells and improve body contours, wrinkle-improving injection, medical consumables, hyperhidrosis treatment.

The following table describes the primary use and regulatory status of each of the products that we resell:

Available for Sale In
Product Category	Product Line	Primary Use	United States*	Vietnam*	Japan
coolsculpting	coolsculpting Elite reorder pack	Body Contouring Equipment Consumables; Reduces fat cells and improves body contours;	No	No	✓
Botox injection	Allergan VISTA	Wrinkle-improving injections	No	No	✓
hyaluronic acid injection	Juv Voluma	Wrinkle-improving injections	No	No	✓
fat injections	condense rich syringe	medical consumables	No	No	✓
hyaluronic acid injection	Juv Volift	Wrinkle-improving injections	No	No	✓
MiraDry	MiraDry BioChips	hyperhidrosis treatment	No	No	✓
hyaluronic acid injection	Juv Volbella	Wrinkle-improving injections	No	No	✓

Available for Sale In
Product Category	Product Line	Primary Use	United States*	Vietnam*	Japan
hyaluronic acid injection	VISTA Ultra Plus XC	Wrinkle-improving injections	No	No	✓
hyaluronic acid injection	Juv Volux	Wrinkle-improving injections	No	No	✓
fat injections	Cellution Disposable Kit	medical consumables	No	No	✓

____________

The Company does not distribute the products above in the US or in Vietnam for the following reasons.

*        A foreign entity must register its facility, such as a clinic, drug store, etc., with the Food and Drug Administration, “FDA,” in order to distribute medical supplies in advance in the US. However, the Company has not registered yet and has no current intention to register and accordingly does not distribute any of the above products in the U.S.

**      A foreign entity should obtain the pharmaceutical approval in order to distribute medical supply in advance in Vietnam. However, the Company has not obtained approval yet and has no current intention to seek approval and accordingly does not distribute any of the above products in Vietnam.

Types of Services Provided

Advertising and Marketing Services.

The Company, through its subsidiary SBC Marketing, provides advertising and marketing services primarily to the MCs, including but not limited to the promotion of the MCs’ clinics’ services and brand on social media networks. We use various marketing and advertising methods to increase awareness of the “Shonan Beauty Clinic” brand.

The marketing services that we provide to the MCs include raising the profile of products and services, creating demand, promoting sales, and building brand image. Our public relations staff has set up target audiences, created promotional materials, and understand patient characteristics and needs, and continue to deliver effective messages to target audiences. Additionally, we utilize social media platforms such as Instagram and YouTube to establish a direct connection with end-users and foster a community. We also believe it is important to measure the effectiveness of marketing advertising and analyze the results. Our public relations staff evaluates the effectiveness of our advertising and makes the necessary adjustments to maximize the MC’s return on investment (ROI) and optimize it on a frequent basis, including but not limited to focusing on the types of services that are popular in each specific geographical location of our franchisee clinics.

Staff Recruitment, Training, and Management.

The Company, through its subsidiary SBC Medical Consulting and Shobikai Sub, provides staff recruitment and management services to the MCs. The Company maintains a working relationship with Ryotokuji University, a medical professional education institution located in Urayasu City of Chiba Prefecture in Japan, which acts as a platform for our recruitment management services. The university provides instruction and professional education to the students of the educational institution, including but not limited to physicians and nurses. We work directly with the university in an effort to recruit students that have completed the applicable education course, to work at one of our franchisee treatment centers. This allows our franchisee treatment centers to reduce recruitment costs by having access to a continuous flow of employee candidates that are newly trained for positions that the franchisee treatment centers need to fill. It also increases employee retention rates at our franchisee treatments centers since we have assisted in the recruitment of an employee that is trained for a specific position at the franchisee treatment center. Our staff recruitment service provides our franchisee clinics with access to a pool of skilled professionals who are well-prepared to make meaningful contributions to their respective healthcare environments. This allows for cost-effective talent acquisition, talent mobility, and enhanced retention rates.

We also provide training program services for all of the employees of our franchisee clinics. This training program is designed to provide employees with the knowledge and skills needed in our franchisee clinic operations, and is intended to improve employee competence and overall company productivity. The content of the training program is wide-ranging. First, we provide team-building training to strengthen cooperation and communication skills among employees. By fostering teamwork, we ensure that cooperation among staff members is smooth and efficient store operations are achieved.

We also provide training on clinic hygiene standards to help the MCs’ employees understand the importance of clinic hygiene. Adherence to strict standards in clinic hygiene is essential, and we ensure that the MCs’ employees are well-informed to protect the health and safety of the franchisee clinics’ patients.

The program also provides training on the basic operating rules and protocols. We train the MCs’ employees to make appropriate decisions in order to provide appropriate services to the patients of the franchisee clinics.

In a further effort to improve the work environment and promote respect for employees, we also provide sexual harassment training services. We emphasize the importance of creating a safe working environment for all staff.

Customer Management.

The Company, through its subsidiary Medical Payment, provides payment management services to the MCs. These services include but are not limited to the use of payment tools at the point of sale for the MC’s collection of payment from customers of the franchisee clinics.

Additionally, we earn substantial revenue through our points services, which involves managing the customer rewards program offered to customers of the franchisee clinics. The customer rewards program gives customers points for their birthday, certain referrals, and purchasing products or services at the franchisee clinic locations. The customers also receive additional loyalty benefits in connection with their accumulated points once they reach a certain number of visits to our franchisee clinics or reach certain spending thresholds, as further described below. The three tiers of the customer points ranking system are silver, gold, and diamond. The silver tier rank is the lowest tier rank and does not require a specific number of visits or spending amount to obtain. Silver tier rank customers receive 5,000 points on their birthday, 1% of the total spending amount back in points if the payment method for clinic services is cashless, 3% of the total spending amount back in points if the payment method for clinic services is in cash or through a medical loan, and 0% of the total spending amount back in points if the payment method for clinic services is entirely through medical insurance. The gold tier rank is achieved when the customer visits the franchisee clinics more than 6 times or spends more than 500,000 yen in a two-year period. Gold tier rank customers receive 10,000 points on their birthday, 2% of the total spending amount back in points if the payment method for clinic services is cashless, 4% of the total spending amount back in points if the payment method for clinic services is in cash or through a medical loan, and 0% of the total spending amount back in points if the payment method for clinic services is entirely through medical insurance. The diamond tier rank is achieved when the customer visits the franchisee clinics more than 8 times or spends more than 1,000,000 yen in a two-year period. Diamond tier rank customers receive 15,000 points on their birthday, 3% of the total spending amount back in points if the payment method for clinic services is cashless, 6% of the total spending amount back in points if the payment method for clinic services is in cash or through a medical loan, and 0% of the total spending amount back in points if the payment method for clinic services is entirely through medical insurance. The customers may use the earned points for discounts on select services offered by our franchisee clinics, and each point may be used for a discount amount equal to 1 yen. The customer’s points expire if the points remain unused for a period of 12 months. Accordingly, at the time that a customer’s points expire, the Company earns 1 yen for each customer point that expires.

Employee Services.

The Company, through its subsidiary Liesta, provides employee management services to the MCs, including assistance with the location and securement of rental housing in Japan for employees of the MCs as well as facility rentals in Japan for the MCs.

Construction and Design.

The Company, through its subsidiary SBC Sealane, provides construction and design management services to the MCs, by coordinating engagement with our preferred general contractors for the clinic construction and design, as well as overseeing the process.

Medical Equipment and Supplies.

The Company acts in the capacity of a purchasing agent by supplying medical devices, medical equipment (including through leases of such equipment), implants, injection materials, other medical consumables, as well as skin care and beauty products that we resell to the MCs for use in their clinics.

Licensure of Intellectual Property and Technologies.

The Company licenses the use of patent-pending and non-patented intellectual property, including but not limited to medical technologies, trademark, trade names, and brand use, to the MCs. Each of the clinics owned by the MCs licenses the use of our brand name, “Shonan Beauty Clinic”, as well as the right to use the name “SBC Medical Group”.

We have also granted the MCs the right to use the know-how of the clinic operations, offer the procedures designated by us, conduct business activities under our brand name, and utilize our specialized technologies for procedures. We license the use of our highly standardized operational procedures, developed through years of industry experience and accumulated know-how, to the MCs. Our specialized technologies for procedures enhance the safety and efficiency of these cosmetic surgery procedures and include, but are not limited to, puncture devices for buried double eyelid procedures, simplified buried method surgical equipment, proprietary surgical sutures, silicone bags for breast augmentation simulations, and microscopic hair volume evaluation method for the treatment of androgenetic alopecia. Additionally, we license the use of patent-pending and non-patented safety management methods to the MCs for procedures such as full-incision double eyelid surgery, lateral canthoplasty, brow lift procedures, cheek sagging prevention methods, hair removal safety management methods, tattoo removal treatments, and hyperhidrosis procedures.

The Company licenses the use of simulation technology to the MCs aimed at enhancing the skills, standardization, and education of professional staff that are providing medical services at the MCs’ clinics, and licenses the use of such technologies to the MCs. By utilizing our collection of medical cases and artificial intelligence, we employ technologies such as virtual reality, rendering, computing, 5G/6G, and Web3.0 to create simulators for the services that the MCs’ treatment centers provide. For example, SBC AI Eye is the industry’s first double AI simulation service. The highly accurate double AI simulation service has been achieved by learning from actual case data of franchisee’s clinic, which totals 600,000 double layer cases, using an AI model based on the most advanced AI technology, GAN (adversarial generative network). This service enables a 10-step simulation of double layer width on “your own face”, whereas double layer surgery has generally been studied using photographs of other people’s cases. These new technologies offer benefits to our franchisee treatment centers, such as efficient education, knowledge sharing, improved procedural accuracy, proactive support, and remote operations. Through simulation technology, medical professionals can simulate various scenarios and anticipate potential complications, enabling them to develop proactive strategies and responses. We believe this improves the level of patient safety and care at our franchisee clinics. The integration of advanced technologies, such as 5G/6G, allows for remote operations and consultations, enabling medical experts at our franchisee clinics to provide guidance and perform procedures from a distance, expanding access to specialized care and expertise.

Supplementary information regarding other business activities and service overview diagram

Subsidiaries under our group operate businesses not only our core medical business services. Corporations whose sales account for less than 1% of the group are omitted.

Revenue from Management Services

Franchising Revenue

The Company generates franchising revenue (royalty income) by licensing its intellectual properties, including but not limited to the Company’s brand name (“Shonan Beauty Clinic”), trade name, and trademarks, as a franchisor pursuant to franchise agreements with certain MCs (the “MC”) in Japan. Prior to April 2023, royalty income was based on a percentage of sales and recognized at the time when the related sales occur; since April 2023, it is based on a fixed amount to each clinic of the MCs and recognized over time as services are rendered. Although this change is expected to have an impact on increased revenue, the contract amount may be revised depending on the economic situation and the situation of the MCs. In addition, this change does not have any impacts on the business operation of MCs.

Procurement Services Revenue

The Company generates procurement services revenue by purchasing primarily advertising services and medical materials from qualified vendors on behalf of MCs to maintain brand quality consistency. Procurement services revenue is recognized at the point in time upon the delivery of products or over time as services are performed. Occasionally, the Company receives vendor discounts on certain large purchases. It recognizes revenue based on actual payments and will return the over-collection resulting from such discounts to MCs.

Management Services Revenue

The Company provides loyalty program management services, labor supporting services, and function supporting services to MC.

Loyalty program management services

The Company awards loyalty points on behalf of MCs to MCs’ customers, who earn loyalty points from each qualified purchase made at the loyalty program participating clinics of MCs, in exchange for a handling fee. The revenue is based on a percentage of the related payment amount made by MCs’ customers and is recognized when the loyalty points are awarded.

At the time loyalty points are awarded, a MC pays the Company cash in an amount equivalent to the awarded loyalty points, which is recorded as advances from customers. When a MC’s customers redeem the loyalty points, the Company returns the cash back to the MC in an amount equivalent to the redeemed loyalty points. The awarded loyalty points expire if a MC’s customer does not make any additional qualified purchase at a participating clinic within a year. The Company accumulates and tracks the points on behalf of MCs until the loyalty points expire, at which time the Company recognizes an amount equivalent to the expired loyalty points as revenue, which is normally not significant.

The Company also awards certain points to MCs’ customers on behalf of MC for free in order to increase the volume of MCs’ sales, from which the Company earns other types of revenues, such as royalty income. When a MC’s customers redeem such points, the Company reimburses MC in an amount equivalent to the used free points and records it as a reduction of the revenue recognized.

The Company is an agent in the management of loyalty programs, and as a result, revenues are recognized net of the cost of redemptions.

Labor supporting services

The Company generates revenue by dispatching staff to MCs to provide a range of services, primarily including clinic operation, IT, and administrative services. The Company recognizes the revenue over the time when services are rendered.

Function supporting services

The revenue is derived from providing functional supporting services to MCs, such as accounting and human resources services. The Company recognizes the revenue over the time when services are rendered.

Management consulting services

The Company generates revenue by providing consulting services to MCs in relation to business operations of cosmetic dermatology. The Company recognizes the revenue over the time when services are rendered.

Rental Services Revenue

The Company generates rental income from operating leases and sales-type leases, which is accounted for under ASC Topic 842. Operating lease revenue is generally recognized on straight-line basis over the terms of the lease agreements and sales-type leases revenue is generally recognized on the lease commitment date.

Other Revenues

The Company generates other miscellaneous revenues such as medicine dispensed sales revenue, brokerage services revenue, construction services revenue, pilot training services revenue, interest income, etc. These revenues are recognized when the Company satisfies performance obligations.

Revenues generated from these different revenue streams consist of the following:

	For the Three Months Ended March 31,
	2024	2023
Royalty income	$15,110,268	$6,883,562
Procurement services	13,195,984	12,516,616
Management services	15,654,670	17,252,956
Rental services	3,617,941	2,116,966
Others	7,229,179	4,142,518
Total	$54,808,042	$42,912,618
	For the Years Ended December 31,
	2023	2022
Royalty income	$42,103,380	$24,554,792
Procurement services	53,186,662	54,076,620
Management services	72,282,549	67,013,751
Rental services	7,336,768	20,717,982
Others	18,633,064	7,797,473
Total Revenues	$193,542,423	$174,160,618

Our Strengths

Brand.    Our group’s brand name “Shonan Beauty Clinic” been developed for over 20 years in the medical industry on the basis of safe and reliable medical services that are primarily cosmetic in nature. We maintain high standards for quality control and customer service in both our directly owned and operated clinic, as well as our franchisee clinics in order to continue to build upon this foundation. In addition, some of the doctors that provide services at our franchisee clinics also publish medical related articles and participate in conferences in Japan and overseas. We believe that this cohesive approach and consistent quality of service promotes global recognition of our brand name.

Comprehensive Medical Services.    The Company’s directly owned and franchisee clinics provide a variety of medical treatments to meet all of the clinics’ patients’ needs. Both the Company and the MC franchisees focus on building long-term relationships with patients, and customer satisfaction rate ranks highly among Japanese beauty medical service providers. According to an internal report from our MCs’ franchisee clinics, the franchisee clinics have an average repeat customer rate of over 90%, and a total of over 3.4 million customers globally during 2022. Accordingly, we have been able to continue to provide a high level of management services to the MCs while benefiting from the increasing number of clinics.

Technology.    The Company focuses on developing and licensing simulation technology aimed at enhancing the skills, standardization, and education of professional doctors that are providing medical services at our franchisee clinics. By utilizing our collection of medical cases and artificial intelligence, we employ technologies such as virtual reality, rendering, computing, 5G/6G, and Web3.0 to create simulators for the services that our treatment centers provide. These simulators offer benefits to our treatment centers, such as efficient education, knowledge sharing, improved procedural accuracy, proactive support, and remote operations. Through simulation technology, medical professionals can simulate various scenarios and anticipate potential complications, enabling them to develop proactive strategies and responses. We believe this improves the level of patient safety and care at our franchisee clinics. Our goal is to achieve standardized medical techniques through the development of these technological advancements. The integration of advanced technologies, such as 5G/6G, allows for remote operations and consultations, enabling medical experts to provide guidance and perform procedures from a distance, expanding access to specialized care and expertise.

Management Services.    The management services that we provide to our franchisee clinics, through our subsidiaries, include but are not limited to advertising and marketing needs across various platforms (such as social media networks), staff management (such as recruitment and training), booking reservations for customers, assistance with franchisee employee housing rental, facility rentals, construction and design, medical equipment procurement (resale), the provision of cosmetic products to franchisees for resale at the franchise locations (resale), licensure of the use of patent-pending and non-patented medical technologies, trademark and brand use, IT software solutions for remote medical consultations, and payment tools for franchisee customers. We believe that our advertising and marketing services (including but not limited to promotion on social media networks) help create effective campaigns that promote our franchisee clinic services and attract a wider audience of customers. We also believe that our maintenance and operation of the booking and reservation process for customers ensures a seamless user experience when booking services at our franchisee clinic locations. These services provide valuable guidance and expertise to our franchisee clinics, helping them optimize their operations, improve patient experience, and enhance overall performance. We believe this to be a crucial component of fostering our franchisees’ growth and success.

Internal Processes and Protocols.    To promote high standards of quality and service, we have implemented internal processes and protocols. These measures include ongoing training and education programs for our employees and the employees of our franchisee clinics, continuous monitoring of treatment outcomes, and adherence to industry guidelines and regulations. By upholding these standards, we aim to maintain and enhance our franchisees’ reputation as a trusted provider of cosmetic medical services.

Our Growth Strategies

Pursue New Clinic Development.    We have pursued a disciplined new clinic growth strategy, having expanded our concept and franchisee model across varying clinic sizes and geographies. We plan to leverage our expertise in opening new clinics and our success in the Japan market to fill in existing markets and expand into new geographies with the same careful planning as we have demonstrated in the past. We will continue to utilize our existing strategy of exploring opportunities for directly owned and operated clinics (including but not limited to merger and acquisition transactions) as well as additional franchisee clinics. See also our real estate strategy under “Site Development and Expansion — Site Selection Process.” We believe that our revenue will increase if we are able to increase the number of franchisee clinics that we provide management services to, since we would be providing our services to additional locations. We believe that we have the potential to increase global recognition of our brand. However, we cannot predict the time period over which we can achieve any level of franchisee clinic growth or whether we will achieve this level of growth at all. Our ability to achieve new franchisee clinic growth is impacted by a number of risks and uncertainties beyond our control, including those described in “Risk Factors”.

Deliver Consistent Comparable Franchisee Clinic Sales Growth.    We believe we will be able to generate comparable franchisee clinic growth by growing our customer base through increased brand awareness, consistent delivery of quality surgical and non-surgical medical services by our clinic and our franchisee clinics, acquiring and developing cutting edge medical services to be licensed to our franchisee clinics, and franchisee clinic renovations. We will continue to manage our franchisee clinics and pricing as part of our overall strategy to increase the number of customers and the average amount spent by customers. We continue to explore initiatives to increase skin care product sales, enhance the services offered by our clinic and our franchisee clinics, and improve our appointment booking process. Our franchisee client rewards program, which has been rolled out across the entire franchisee clinic base in Japan, tracks customers’ spending and awards customers with points based upon such spending (1 point for each 1 yen spent). The rewards program also gives customers points for their birthday and certain referrals. The customers also receive additional loyalty benefits in connection with their accumulated points once they reach a certain number of visits to our franchisee clinics (tiers for a total of 6 visits and 8 visits in 2 years) or reach certain spending thresholds (tiers for a total of 500,000 yen spent and 1,000,000 yen spent in 2 years). The customers may use the earned points for discounts on select services offered by our franchisee clinics.

Increase Profitability.    During our expansion, we have invested in our infrastructure and personnel, which we believe positions us to continue to scale our business operations. As we continue to grow, we expect to drive higher profitability at the corporate level by leveraging our existing support infrastructure, as we believe that as the number of the franchisee clinics that we provide management services to grows, our general and administrative costs over several years will increase at a slower rate than our revenues.

Heighten Brand Awareness.    We intend to continue to pursue targeted local and global marketing efforts and plan to increase our brand awareness (including but not limited to advertising on social media platforms). We intend to continue to promote limited time discounts on services provided by the franchisee clinics through our advertising services to build customer loyalty and brand awareness. The number of patients that undergo cosmetic procedures at our franchisee clinics and patient growth trajectory have been a key indicator of our success and brand awareness. In 2021, our franchisee clinic patient base reached 3.0 million individuals. This figure increased further in 2022, reaching approximately 3.4 million users. This growth reflects the growing demand for cosmetic surgery procedures and the confidence that patients have in our brand and services.

Procedure and Product Development.    We intend to continue to collect and analyze extensive medical data, develop innovative procedures and products, and obtain intellectual property rights to new products and procedure methodologies relating to skin care and the medical services provided by our franchisee clinics. These assets are then provided to our franchisees. We intend to continue to offer guidance and technical training to our franchisee clinics’ employees with respect to these new products and procedure methodologies in order to stay at the forefront of medical advancements.

Site Development and Expansion

Site Selection Process

We consider franchisee clinic site selection to be critical to our success. As part of our strategic site selection process, our team receives potential site locations from networks of local real estate brokers, which are then reviewed by our development and senior management teams. This review includes site visits, key deal terms, and analyses of the estimated profitability of clinics at the proposed properties for our franchisee clinics.

Our current real estate strategy focuses on high-traffic markets with a diverse population and above-average household income. In site selection, we also consider factors such as visibility, traffic patterns, accessibility, parking, and competition when considering approval of a location for a franchisee clinic. We also utilize site analytics tools for demographic analysis and data collection for both existing and new market areas, which we believe allows us to further understand the market area (including but not limited to the types of services desired by the local residents) and set clear market development strategies. Our existing framework and experienced management team allow us to efficiently manage the opening of new franchisee clinics on behalf of the MCs in desired locations and penetrate markets in both suburban and urban areas.

Expansion Strategy and Market Share

The strong market share presence of our franchisee clinics in the Japanese cosmetic surgery industry reflects the success of our brand and customer satisfaction. With our cutting-edge technology, the MC’s skilled medical professionals, and the comprehensive range of services offered at our franchisee clinics, we have established our brand as a trusted and preferred choice among patients seeking cosmetic enhancements. We plan to pursue a two-pronged expansion strategy by opening new clinics in both new and existing markets (directly and through our franchisee partners). We believe this expansion will be crucial to executing our growth strategy, as well as building awareness of “Shonan Beauty Clinic” as a global brand and provider of surgical and non-surgical medical services and skin care products. Expansion into new markets occurs in parallel with ongoing growth in existing markets, with the goal of maintaining a pipeline of top-tier development opportunities.

Upon selecting a new market, we typically manage the opening of one or two clinics to prove concept viability in that market. We have a remote management system whereby our operations team can monitor clinics in real-time from our headquarters to maintain operational quality in new markets.

When selecting sites, we look to replicate the site attributes, trade area quality, and co-tenant mix of our most successful clinics. We frequently reevaluate our market area development plan (targeted areas and pacing for development) and our site selection strategy within those targeted areas.

Clinic Design

Franchisee clinic design is handled by our in-house development team on behalf of the MCs in conjunction with outsourced vendor relationships. Our franchisee clinics’ sizes currently average approximately 3,600 square feet. Our average customer capacity per franchisee clinic varies greatly depending upon the services being provided at the time. Our franchisee clinic layout evokes a relaxing experience characterized by an efficient use of staff and patient space as well as modern furniture.

Construction of a new franchisee clinic takes approximately 6 months. We oversee and coordinate engagement with our preferred general contractors on behalf of the MCs for the franchisee clinic construction process. On average, our franchisee clinics opened during fiscal year 2022 required a cash build-out cost of approximately $570,000 per clinic, net of landlord tenant improvement allowances; however, this amount could be materially higher or lower depending on the utilization of union labor, market, clinic size, and condition of the premises upon landlord delivery. The franchisee MCs are responsible for paying for the build-out cost of the respective franchisee location.

Photo of the Shonan Beauty Clinic in Irvine, California:

Photo of the Shonan Beauty Clinic in Ho Chi Minh City, Vietnam:

Human Capital Management

As of the date of this filing, we had approximately 1,639 employees globally, a majority of which are located in Japan, Vietnam, and the United States. As of the date of this filing, there were no unions represented within our employee base. We anticipate that we will continue to expand our workforce as our company grows.

We believe that empowered employees make a difference in our ability to execute our strategy. As such, we strive to provide an inclusive, rewarding and engaging environment for employees to develop professionally and contribute to our success.

Competition

Management Service Competition.

With respect to our management services, we do not face significant competition from third parties because all of our management service revenue is derived from our relationship with the MCs, which are related parties.

Clinic and Brand Competition

Our franchisee clinics face significant competition from a variety of locally owned beauty clinics and Japanese chain beauty clinics offering both cosmetic medical services, as well as cosmetic products. Major competitors of our franchisee clinics including those in Japan but also in the global cosmetic surgery market such as Aesthetic Medispa, Alma Lasers, B. Braun SE, Cynosure Aesthetics, Evolus, Inc., Galderma S.A., Genesis Biosystems, Inc., Inmode Ltd., IRIDEX Corporation, Lumenis Be Ltd., Revance Therapeutics, Inc., Sientra, Inc., Sinclair Pharma Limited, Stryker

Corporation, and Surgery Partners. Our clinic in Vietnam and our related party’s clinic in the US are still in the early stages of development in our efforts to penetrate global competition. However, we believe that our franchisee clinics, a clinic in Vietnam and a clinic in the US compete primarily based on service quality, patient experience, ambience, location, convenience, value perception, and price. The competition continues to intensify as competitors to our clinic in Vietnam and our franchisee clinics increase the breadth and depth of their cosmetic medical service and cosmetic product offerings, and open new clinics. A decrease in the revenue of the MCs’ franchisee clinics as a result of such increased competition would directly result in a reduction of the Company’s revenue since we receive substantial revenue from the MCs as part of our compensation for management services.

We investigate the brand image and concept of competitors to our clinic and our franchisee clinics from the viewpoint of brand and awareness. It is important to understand the franchisee clinic’s impact on its patients because each competitor offers unique characteristics and value. Also, famous chain clinics and locally popular clinics can be a competitive factor.

In terms of pricing strategies, we compare pricing strategies from competitors to our clinic and our franchisee clinics, such as price ranges, extent of services provided, and discount campaigns. Because prices have a significant impact on consumer choice, we understand price competition with competitors and consider our own pricing strategy when we set the guidelines for the pricing of services for our franchisee clinics and our clinic in Vietnam. However, it is important to strike a balance, because customers value quality and service as well as price.

In terms of quality and service, we evaluate the quality of service provided by and the working experience of our franchisee clinics’ competitors’ employees. Because patients want high quality service and highly experienced staff members (such as doctors and nurses), the aim is to understand the quality provided by competitors and to find the point of differentiation of the company. We use review sites and word-of-mouth information to gather patient opinions and understand the potential for improvement of our franchised brand.

In terms of the number of clinics and development, we evaluate our regional competitiveness by comparing the number of clinics and the regions in which the franchisee clinics’ competitors operate. We track franchisee clinics’ competitors’ plans to open new clinics and their expansion strategies to understand the status of competition in the market. This provides us with useful information to consider when determining franchisee clinic growth opportunities.

In terms of customer satisfaction and feedback, we analyze patient satisfaction surveys and feedback from the patients of our clinic in Vietnam and the franchisee clinics as part of our management services to the MCs. The goal is to understand the patient’s assessment and find ways to improve our franchised brand. We compare the patient experience at the franchisee clinics with that of our competitors and consider differentiation strategies and service improvement measures in order to preserve our franchised brand integrity. Considering the above points of view, we analyze competitors to understand our strengths and competitive challenges, and conduct strategic decision making. By comparing the competitors to our franchisee clinics and our clinic in Vietnam, we are determining the direction to improve the competitiveness of our franchise in the market.

Business Trends

In the cosmetic medical service and product industry, patient preferences and needs are very important. Service trends and patient interests can change. For example, there is a growing demand for non-invasive cosmetic services. The key to success is for our clinic in Vietnam and the franchisee clinics to offer cosmetic services and products tailored to patient’s needs and preferences. The success of the MCs’ franchisee clinics would directly impact our success since we receive substantial revenue from the MCs as part of our compensation for management services.

The cosmetic medical industry is highly dependent on general economic conditions. During economic boom times, patient discretionary income tends to increase and demand for cosmetic medical services and products tends to increase. In particular, whereas the inflation rate in Japan is moderate compared to Western countries, costs and wages are on an upward trend. In the event of rapid inflation, there is a risk of deterioration in business performance, such as inability to pass on higher purchase costs and other costs to price. To date, inflationary pressures have not materially impacted our operations. On the other hand, during economic downturns, demand may fall due to economic uncertainty and the impact of spending cuts, especially since many of the cosmetic medical services our franchisee clinics and our clinic are elective.

Depending on economic conditions and individual circumstances, patient discretionary spending priorities may change, and some patients may place a higher priority on obtaining cosmetic services and products and actively allocate their budget accordingly. Other patients may be more likely to refrain from buying elective cosmetic services and products to save money. These trends have a significant impact on the demand for our franchisee clinics’ cosmetic services and products. A decrease in the revenue of the MCs’ franchisee clinics as a result of such increased economic conditions would directly result in a reduction of the Company’s revenue since we receive substantial revenue from the MCs as part of our compensation for management services.

Demographic trends, such as changes in population age structure, family structure, and lifestyle, are also important factors. For example, younger and middle age generations may be more willing to undergo elective cosmetic procedures and purchase cosmetic products. Older generations, on the other hand, may be more likely to be apprehensive about undergoing elective cosmetic procedures.

Competitive presence is an important factor in the cosmetic clinic industry. The presence of competitors in the same category or an increase in new entrants can increase patient choices and diversify demand. Differentiation and uniqueness from competitors are required, especially in high income geographical locations.

These factors also directly or indirectly affect consumer confidence. Patients choose beauty clinics they trust based on economic and competitive conditions. Newly opened clinics, especially in new geographical locations, also tend to have an initial revenue peak, known as the honeymoon period, followed by a decline.

While these factors influence the success of the beauty clinic industry, it is important to understand trends and customer needs across the industry, and to develop flexible strategies and appropriate measures for preserving our brand integrity. Focusing on improving clinic quality, service, and patient experience are required to maintain our franchised brand.

Suppliers

As of March 31, 2024, we had approximately 203 suppliers, providing us with a diverse selection of medical equipment, supplies and medical consumables. We facilitate the sale of medical equipment, supplies and medical consumables to the MCs as part of our management services. Our suppliers fall into five key categories: medical devices, medical equipment, implants, injection materials and other medical consumables.

We have a system for selecting reliable and quality suppliers, with a selection and review process based on qualification of the business and/or products, pricing, reputation, service quality, delivery schedule and product offerings. We maintain multiple suppliers for key categories of purchases to ensure continuity and quality of supply. Payment terms with the majority of our suppliers are on open account. Certain suppliers grant us credit periods ranging from 20 to 60 days, although we generally pay on delivery.

We have not previously encountered any major problems in sourcing despite not having long-term contracts with our suppliers, nor did we encounter any business disruption due to supply shortages or delays. In any event, we believe any shortage or delay in the supply of implants, injection materials and medical consumables will not have any material impact on us as we are able to switch to other suppliers with comparable quality and prices. However, the outbreak of a global pandemic such as the novel coronavirus disease (COVID-19) may cause business disruption due to supply shortages or delays. Certain third parties with whom we engage, including our third-party manufacturers, suppliers, regulators and other third parties with whom we conduct business may adjust their operations and assess their capacity in light of a global pandemic such as the COVID-19 pandemic. If these third parties experience shutdowns or continued business disruptions, our ability to conduct our business and facilitate the sale of medical equipment, supplies and medical consumables to the MCs in the manner and on the timelines presently planned could be materially and negatively impacted, including but not limited to delays in our supply chain which could delay or otherwise impact our business. A decrease in the revenue of the MCs’ franchisee clinics as a result of supply chain delays and a decrease in the volume of purchases of medical equipment, supplies and medical consumables by the MCs would directly result in a reduction of the Company’s revenue.

Our customers

The majority of the customers of our directly owned and operated clinic in Vietnam, as well as our franchisee clinics, are individuals aged between 20 and 40. This age cohort represented approximately 85% of the clinic customer base in 2023, while customers above 40 represented approximately 15% of the clinic customer base in 2023.

The Company generates more than 90% of its revenue from provision of management services to the MCs pursuant to the franchisor-franchisee agreements and/or service agreements.

Revenues from related parties	For the Three Months Ended March 31,
	2024	2023
Medical Corporation Shobikai	$13,118,597	$16,558,159
Medical Corporation Kowakai	13,588,637	8,886,920
Medical Corporation Nasukai	12,060,223	9,941,644
Medical Corporation Aikeikai	5,608,462	4,215,620
Medical Corporation Jukeikai	1,905,912	577,294
Medical Corporation Ritz Cosmetic Surgery	908,314	408,665
Japan Medical & Beauty Inc.	10,105	11,339
Hariver Inc.	5,052	5,670
SBC Inc., previously known as SBC China Inc.	1,532	60
Public Interest Foundation SBC Medical Promotion Foundation	53	44
Ryotokuji University	32,805	13,932
Yoshiyuki Aikawa	43,458	2,267
Mizuho Yamashita	—	9,071
Amulet Inc.	—	927
AI Med Inc.	149	—
SBC Irvine MC	334,720	347,228
Medical Corporation Association Furinkai	2,292,637	—
Medical Corporation Association Junikai	557,778	—
SBC Shonan Osteopathic Clinic Inc.	1,773	—
Total	$50,470,207	$40,978,840
	For the Years Ended December 31,
Revenues from related parties	2023	2022
Medical Corporation Shobikai	$56,554,316	$69,216,058
Medical Corporation Kowakai	45,115,149	39,522,761
Medical Corporation Nasukai	45,893,461	40,353,587
Medical Corporation Aikeikai	21,521,302	16,807,731
Medical Corporation Jukeikai	4,518,846	1,840,350
Medical Corporation Ritz Cosmetic Surgery	2,603,405	108,519
Innocent Medical Inc.	—	45,661
Japan Medical & Beauty Inc.	488,023	45,661
Hariver Inc.	21,740	22,830
SBC Inc.	467	87
Public Uitility Foundation SBC Foundation for Medical Promotion	387	127
General Incorporated Association SBC	569	—
Ryotokuji University	231,191	—
SBC Shonan Osteopathic Clinic Inc.	69,227	—
Yoshiyuki Aikawa	67,516	88,632
Yoshiko Aikawa	—	1,994
Mizuho Yamashita	19,214	7,541
Amulet Inc.	3,587	7,775
AI Med Inc.	556,397	—
SBC Irvine MC	1,298,539	1,068,662
Medical Corporation Association Furinkai	2,923,608	—
Medical Corporation Association Junikai	851,105	—
Total	$182,738,049	$169,137,976

Recent Developments

Issuance of Common Stock, Options and Warrants

In January 2023, the Company issued 1,000 shares of common stock to the CEO of the Company with a purchase price of $0.01 per share.

In September 2023, the Company issued 7,947,999 shares of common stock to the CEO of the Company with a purchase price of $0.0001 per share.

In September 2023, the Company granted (i) 711,110 common stock options to its CEO, (ii) 20,700 common stock options to a representative director of a subsidiary of the Company with an exercise price per share of $0.0001 per share, and (iii) 449,190 common stock options to doctors of MCs with an exercise price per share of $0.0001 per share. The options vest on the three-month, fifteen-month, and twenty-seven-month anniversary of the date of the Merger, in an amount equal to one-third of the applicable shares of common stock, respectively, with the expiration period for ten years from the grant date.

In September 2023, the Company entered into common stock purchase warrant agreement (the “Warrant Agreement II”) pursuant to which the Company allotted 400,000 warrants to the immediate family members of the Company’s CEO and allotted 200,000 warrants to its business partners. The warrants may be exercised in ten years upon the Company’s consummation of the Merger or the occurrence of other fundamental events defined in the Warrant Agreement II to purchase the Company’s common stock, for an exercise price per share of $0.0001. The warrants were fully vested on the grant date.

In January 2024, the Company terminated 449,190 common stock options granted to doctors of MCs in September 2023. In connection with the termination, the Company entered into a common stock purchase warrant agreement (the “Warrant Agreement III”) under which the Company issued to the doctors of MCs warrants to acquire an equal amount of shares of common stock as previously subject to the options issued to each of the doctors of MCs in September 2023. The warrants may be exercised on the three-month, fifteen-month, and twenty-seven-month anniversary of the date of the Merger or the occurrence of other fundamental events defined in the Warrant Agreement III (the “Trigger Date”), to acquire an amount equal to one-third of the applicable shares of common stock, respectively, with an exercise price per share of $0.0001. The warrants were fully vested on the grant date and will expire on the tenth anniversary of the Trigger Date.

Related Party Transactions

In February 2023, the Company paid off the retirement compensation expense of $22,082,643 accrued to Yoshiko Aikawa.

In July 2023, the CEO of the Company resigned as a member of the general meeting of members (or shain) of Medical Corporation Shobikai, Medical Corporation Kowakai, Medical Corporation Nasukai, Medical Corporation Aikeikai, Medical Corporation Jukeikai, and Medical Corporation Ritz Cosmetic Surgery. In August 2023, the Company contributed JPY1,000,000 (approximately $6,695 when payment made) to each of Medical Corporation Shobikai, Medical Corporation Kowakai, Medical Corporation Nasukai and Medical Corporation Aikeikai, and became the 100% equity interest holder of these non-profit medical corporations, which are still related parties of the Company as the relatives of the CEO of the Company remains as members of these medical corporations and these Medical Corporations’ controlling financial interests rest with the members.

In August 2023, the Company entered into property sales agreements with General Incorporation Association SBC, an entity under common control of the Company, to sell its certain properties and entire equity interest in Ai Inc. and Lange Inc., with a total amount of JPY3,113,603,355 (approximately $22,473,000 when received), excluding JPY232,177,630 consumption tax. The transaction, as part of the reorganization discussed in Note 1, was accounted for as a common control transaction.

Since September 2023, the Company started providing services to two additional medical corporations in Japan, namely, Medical Corporation Association Furinkai and Medical Corporation Association Junikai, which are considered as related parties of the Company as the relatives of the CEO of the Company being members of the two medical corporations.

Misappropriations of Funds and Restatements

In January 2024, in connection with a routine tax examination of the Company’s income tax returns, the Japanese tax authority discovered misappropriations of Company funds by a former director of general affairs and legal department of L’Ange Cosmetique Co., Ltd., which is a subsidiary of the Company (the “former director”), who received kickbacks from multiple vendors of SBC Japan (collectively with the former director, the “participants”) possibly beginning as early as 2012 until the misappropriations were discovered. The Japanese tax authority, who has the authority to access bank deposit information of companies and individuals under investigation, uncovered this misconduct during their examination of such deposits. The former director was suspended immediately upon the discovery and was terminated effective February 23, 2024. The Company has commenced a criminal complaint in Tokyo against the participants.

Shortly after this discovery, the Company engaged independent legal counsel and forensic consultants to investigate the misappropriations. The investigation, which was completed in March 2024, revealed that the participants had misappropriated approximately JPY632 million ($5.6 million), including consumption tax, from the Company of which the former director received approximately JPY335 million ($3.0 million), between April 2016 and the discovery of the misappropriations in January 2024. The amount misappropriated prior to April 2016 could not be accurately determined because certain data for the period prior to April 2016 was unavailable, the Company does not expect such amount to be material based on current estimates.

The Company found no evidence that any other employee of the Company was aware of, or colluded in, the misappropriations of Company funds or that there was any unlawful activity apart from that associated with the participants’ misappropriations of Company funds. The misappropriated amounts, excluding the consumption tax, representing advertising services purchased on behalf of a related-party MC, were originally included in the revenues reported on a net basis. After discovery of the misappropriations, the amounts were restated as a misappropriation loss.

The Company has restated its previously reported consolidated balance sheets as of December 31, 2022 and 2021, and the related consolidated statements of operations and comprehensive income (loss) and cash flows for the years then ended, based on the results of its investigation and substantive validation procedures. The Company has also restated its previously reported unaudited consolidated balance sheets for the nine months ended September 30, 2023 and 2022 and for the six months ended June 30, 2023 and 2022, and the related unaudited consolidated statements of operations and comprehensive income (loss) and cash flows for the periods then ended. The tables in Note 18 to the consolidated audited financial statements summarize the effects of the restatements on each financial statement line item as of the dates and for the periods indicated.

Remediation Plan

Immediately upon learning of the misappropriation of funds, the Company engaged independent legal counsel and forensic consultants to investigate the misappropriations. As stated above in this proxy statement, based on its internal investigation, the Company found no evidence that any other employee of the Company was aware of, or colluded in, the misappropriations of Company funds or that there was any unlawful activity apart from that associated with the participants’ misappropriations of Company funds.

Based on the results of the investigation, management identified the following material weaknesses as of December 31, 2023:

1.      Control Environment.    We did not maintain an effective control environment that fully emphasized the establishment of adherence to effective internal controls over financial reporting throughout the Company’s management. We did not give sufficient consideration to the risk of senior management override of internal controls. The Company had not ensured that certain personnel were adequately trained to properly execute critical internal controls.

2.      Control Activities.    We did not effectively implement or maintain control activities, such as ensuring a sufficient functioning of the mechanism of reconciliation of invoices to contracts and multi-level approvals of contracts, invoices and payments. The Company did not maintain sufficient segregation of duties with respect to certain activities of its former director of the general affairs and legal department at L’Ange Cosmetique Co., Ltd. The Company did not maintain adequate monitoring and oversight of the activities of our former director permitting the misappropriation of assets by the former director.

3.      Risk Assessment.    We did not have an effective risk assessment process and the related documentation.

4.      Information and Communication.    We did not adequately communicate to all employees of the organization information regarding the importance of internal controls over financial reporting and employees’ duties and responsibilities, including segregation of duties.

5.      Monitoring Activities.    We did not maintain effective monitoring controls related to the evaluation and testing of our internal controls over financial reporting.

Management has implemented, or is in the process of implementing, the following changes to the Company’s internal control systems and procedures:

•        We will clarify the organization structure and employee positions promoting (i) segregation of duties, (ii) monitoring and oversight, (iii) reconciliation of invoices to contracts and (iv) multi-level approvals of contracts, invoices and payments.

•        We will communicate to all employees of the organization information regarding the importance of internal controls and employees’ duties and responsibilities, including segregation of duties.

•        We have initiated a project led by Chief Officer of Internal Control and internal Audit Office, and aided by outside consultants, to fully document our processes to serve as the basis for activities during 2024 to assess our fraud risks and evaluate and test our internal controls over financial reporting.

•        We have updated our delegation of authority over our banking activities, and are establishing a treasury function that will improve the segregation of duties surrounding the general manager to better safeguard cash.

The former director was suspended immediately upon the discovery and was terminated effective February 23, 2024. We have initiated a search for a new director of general affairs and legal department and are considering other personnel actions to improve the overall level of competence in the accounting department.

Management intends to finalize its efforts around implementing effective internal controls and closely test and monitor the operating effectiveness of these controls throughout 2024 to ensure they meet their designed control objectives and, where necessary, take additional corrective measures to ensure that deficiencies are remediated.

We believe the remediation measures described above will strengthen our internal control over financial reporting and remediate the material weaknesses we have identified.

Government Regulation and Environmental Matters

In General

The Company and the MCs are subject to extensive and varied federal, state, and local government regulations globally, including regulations relating, among others, to public and occupational health and safety, product labeling, healthcare, the environment, sanitation, and fire prevention. We operate our clinic, and the MCs operate the franchisee clinics, in accordance with standards and procedures designed to comply with applicable codes and regulations. However, an inability to obtain or retain health department or other licenses by us or the MCs would adversely affect our operations. Although the Company and the MCs have not experienced, and do not anticipate, any significant difficulties, delays or failures in obtaining required licenses, permits or approvals, any such problem could delay or prevent the opening of, or adversely impact the viability of, a particular clinic or group of clinics. Additionally, difficulties, delays or failure to retain or renew licenses, permits or approvals, or increased compliance costs due to changed regulations, by us or the MCs, could adversely affect operations at our clinic and the MCs’ franchisee clinics. A decrease in the revenue of the MCs’ franchisee clinics as a result of such difficulties, delays, or failure would directly result in a reduction of the Company’s revenue since we receive substantial revenue from the MCs as part of our compensation for management services.

The Company and the MCs are subject to federal, state and local environmental laws and regulations globally concerning waste disposal, pollution, protection of the environment, and the presence, discharge, storage, handling, release and disposal of, or exposure to, hazardous or toxic substances (“environmental laws”). These environmental laws can provide for significant fines and penalties for non-compliance and liabilities for remediation, sometimes without regard to whether the owner or operator of the property knew of, or was responsible for, the release or presence of the hazardous or toxic substances. Third parties may also make claims against owners or operators of properties for personal injuries and property damage associated with releases of, or actual or alleged exposure to, such substances. We are not aware of any environmental laws that will materially affect our earnings or competitive position, or result in material capital expenditures relating to our clinic or our franchisee clinics. However, we cannot predict what environmental laws will be enacted in the future, how existing or future environmental laws will be administered, interpreted or enforced, or the amount of future expenditures that we may need to make to comply with, or to satisfy claims relating to, environmental laws. It is possible that the Company and the MCs will become subject to environmental liabilities, and any such liabilities could materially affect our business, financial condition or results of operations.

We are also subject to laws and regulations globally relating to information security, privacy, cashless payments, gift cards and consumer credit, protection and fraud, and any failure or perceived failure to comply with these laws could harm our reputation or lead to litigation, which could adversely affect our business, financial condition or results of operations.

Furthermore, we are subject to import laws and tariffs globally which could impact our ability to source and secure medical products, other supplies and equipment necessary to supply our clinic and franchisee clinics.

Following the declaration of the COVID-19 pandemic in March 2020, federal, state and local governments globally responded by implementing numerous regulations that have had an effect on, and continue to have an effect on, our business. Regulations relating to employee sick leave, opening and closing of clinics, business hours, sanitation practices, guest spacing, and other social distancing practices and personal protective equipment usage by both our employees and patients have materially affected the way we operate our business.

In addition, as part of managing the development and construction of franchisee clinics for the MCs, we must ensure that the applicable zoning, land use and environmental regulations in the applicable jurisdiction are being complied with.

The process of obtaining regulatory approvals and the compliance with appropriate federal, state, local and foreign statutes and regulations require the expenditure of substantial time and financial resources. Because of the breadth of these laws and the narrowness of available statutory and regulatory exemptions, it is possible that some of our business activities now and in the future could be subject to challenge under one or more of these laws. If our operations are found to be in violation of any of the federal and state laws described above or any other governmental regulations that apply to us, we may be subject to significant penalties, including criminal and significant civil monetary penalties, damages, fines, imprisonment, exclusion of products from reimbursement under government healthcare programs, integrity oversight and the curtailment or restructuring of our operations, any of which could adversely affect our ability to operate our business and our results of operations. To the extent that any of our cosmetic products are sold in a foreign country, we may be subject to similar foreign laws and regulations, which may include, for instance, applicable post-marketing requirements, including safety surveillance, anti-fraud and abuse laws and implementation of corporate compliance programs and reporting of payments or transfers of value to healthcare professionals.

As our business continues to expand in the U.S. and other jurisdictions, and as laws and regulations continue to be passed and their interpretations continue to evolve in numerous jurisdictions, additional laws and regulations may become relevant to us.

Japan Laws and Regulations

Personal Information Protection

In Japan, the Act on the Protection of Personal Information (the “APPI”) and its related guidelines impose various requirements on businesses, including us, that use databases containing personal information. Under the APPI, the Company and the MCs are required to lawfully use personal information we have obtained within the purpose of use we have specified and taken appropriate measures to maintain the security of such personal information. The Company and the MCs are also restricted from providing the personal information of a person (the “principal”) to third parties without the consent of the principal. The APPI also includes regulations relating to the handling of sensitive personal data and anonymous personal data and the transfer of personal information to foreign countries. A Personal Information Handling Business Operator (as defined below) shall not transfer a person’s personal data to third parties, including its affiliated entities without the prior consent of the principal unless an exception applies (Article 27, Paragraph 1 of the APPI).

A “Personal Information Handling Business Operator” is defined as a person (including a judicial person and excluding any administrative organizations) providing a personal information database for use in business (Article 16, Paragraph 2). The Company’s business collects personal information from customers, thereby subjecting the Company to the provisions applicable to the Personal Information Handling Business Operator. Under the APPI, the prior consent of the principal to a transfer of such person’s personal data (including Sensitive Information (as defined below)) is not required if the transfer:

(a)     is specifically required or authorized by any laws or regulation;

(b)    is necessary for protecting the life, health, or property of an individual and consent of the principal is difficult to obtain;

(c)     is necessary for improving public health and sanitation, or promoting the sound upbringing of children, and the consent of the principal is difficult to obtain; or

(d)    is made in a case where there is a need to cooperate in regard to a central government organization or a local government, or a person entrusted by them performing affairs prescribed by laws and regulations, and when there is a possibility that obtaining the principal’s consent would interfere with the performance of the said affairs.

Furthermore, the Personal Information Handling Business Operator shall, unless an exception listed above applies, not acquire Sensitive Information (such as personal information relating to physical or mental disabilities, medical records, and medical and pharmacological treatment) without obtaining prior consent from the principal (Article 2, Paragraph 3 and Article 20, Paragraph 2 of the APPI).

The MCs gather personal information from customers through questionnaires and other methodologies in connection with the provision of medical services. Some of the information that the MCs collect could fall under the category of sensitive personal data under the APPI. In addition, the MCs gather personal information including diagnosis records, which is understood to typically fall under the Sensitive Information. Therefore, the MCs are required to obtain consent from the customers prior to the transfer of their information.

When storing personal information, it is necessary to manage it safely so that it will not be leaked or the database breached. For the safe management, the APPI requires the Personal Information Handling Business Operator to establish an information security system. It includes establishment of the fundamental rule of personal information management, appointment of personnel responsible for personal information management, provisions of regular training courses on privacy and security breach, and physical security control.

A failure by the MCs to comply with the APPI may harm our franchised brand and directly result in a reduction of the Company’s revenue, since we receive substantial revenue from the MCs as part of our compensation for management services.

Regulations Governing our Franchises

Japan has antitrust laws that protect consumers and regulate how companies operate their businesses. Among the various Japanese antitrust laws, the seminal antitrust law is the Act on Prohibition of Private Monopolization and Maintenance of Fair Trade (Act No. 54 of 1947, as amended) (which we refer to as the “Antimonopoly Act”). The Antimonopoly Act prohibits certain activities that inappropriately induce or mislead persons into entering into a business relationship with us through our granting of seemingly preferable trade terms and conditions that could create false impressions in relation to other franchisors we compete with.

The Japan Fair Trade Commission (which we refer to as the “JFTC”) enforces the Antimonopoly Act and other Japanese antitrust laws. The JFTC issued the “Guidelines Concerning the Franchise System Under the Antimonopoly Act” on April 24, 2002 (last amended on June 23, 2011) (which we refer to as the “Guidelines”), under which the JFTC suggests that, prior to entering into a franchise relationship, a franchisor should adequately disclose and explain material trade terms to a potential franchisee in order to prevent any misunderstanding of the material trade terms, and to prevent such potential franchisee from being misled or improperly induced into entering into such franchise relationship. Material trade terms include terms relating to the following:

•        the supply of products after the party becomes a franchisee (such as a system for recommending suppliers);

•        guidance, procedures, frequency, and cost to the franchisee relating to the business activities of the franchise;

•        nature and amount of payments to be collected when the party joins the franchise, whether the payments are refundable or may be returned, and the conditions for refunding or returning the payments;

•        royalties that the franchisee pays to the franchisor for use of trademarks and trade names and for guidance relating to management procedures, including the amount of, procedure for calculating, and the time and method of payment, of royalties;

•        loans the franchisor extends to the franchisee, including the interest rate and the mechanism and conditions of settlement;

•        compensation for any losses the business incurs, including the details of such compensation and whether there is management support from the franchisor in the event of a decline in business;

•        terms of the franchise agreement and the conditions and procedures for renewing or terminating the franchise agreement, including early termination prior to the expiration of its term; and

•        restrictions with respect to the franchisor or other franchisees of the franchise setting up an identical or similar business near the proposed business of the potential party to join the franchise, including whether there are any plans to set up additional businesses and the details of such plans.

In addition, when a franchisor markets its franchise, in the event such franchisor provides a prospective franchisee with an estimate of the revenue or profit that could possibly be generated upon becoming a franchisee, such estimated revenue or profit must be based on a reasonable method of calculation and established facts, such as the results of an existing franchise operating in a similar environment. The franchisor is required to present to the prospective franchisee such methods and facts.

If the JFTC finds any activities that violate the Antimonopoly Act, including any “deceptive customer inducement”, then the JFTC may order the offending franchisor to cease and desist from engaging in such unlawful activities, delete any applicable unlawful clauses from the franchise contract, or carry out any other measures necessary to eliminate such unlawful activities.

In the event the JFTC suspects any violation of the Antimonopoly Act or alleges that we have misled or wrongly induced any of our franchisees based upon any particular trade terms, we could be exposed to risks, including governmental action against us.

Regulations Governing Medical Care and Services

The MCs provide services strictly in accordance with the medical-related laws and regulations of the Medical Care Act (Law No. 205) adopted on July 30, 1948, as amended. The Medical Care Act defines rights and obligations regarding medical treatment, advertisement, authority, license, treatment of information, safety and security for patients, doctors and other individuals and organizations engaged in medical activities. The purpose of the Medical Care Act is to protect the health of the nation by safeguarding the interests of medical care recipients and ensuring a system that efficiently delivers high quality and well-suited medical care, by means of providing for the necessary particulars to support well-suited choices about medical care by the recipients thereof, to ensure the safety of medical care, concerning the establishment and management of hospitals, clinics, and birthing centers, and to develop such facilities and promote the sharing of functions and cooperation between medical institutions. The MCs also comply with other laws such as the Medical Practitioners’ Act, Dental Practitioners Act, Radiology Technician Act, Clinical Trials Act, Industrial Safety and Health Act when providing relevant services. A failure by the MCs to comply with the Medical Care Act may harm our franchised brand and directly result in a reduction of the Company’s revenue, since we receive substantial revenue from the MCs as part of our compensation for management services.

Regulations Governing our Recruiting License

In November 2022, we obtained a recruiting agency license (which we refer to as a “Recruiting License”) from the Ministry of Health, Labor and Welfare of Japan under the under the Act for Securing the Proper Operation of Worker Dispatching Undertakings and Improved Working Conditions for Dispatched Workers (which we refer to as the “Dispatch Act”). We are required to obtain the Recruiting License because we assist with the placement of staff and employee training at the MCs’ franchisee clinics.

Regulations Governing our Use of Certain Substances

The MCs are required to comply with the Poisonous and Deleterious Substances Control Act (Act No. 303 of December 28, 1950, as amended) of Japan. The purpose of this Act is to provide for the necessary control of poisonous and deleterious substances from the standpoint of health and hygiene and regulates the use of deleterious substances. The aforementioned regulations apply to the MCs’ franchisee clinics’ handling of such substances in Japan. A failure by the MCs to comply with the Poisonous and Deleterious Substances Control Act may harm our franchised brand and directly result in a reduction of the Company’s revenue, since we receive substantial revenue from the MCs as part of our compensation for management services.

Regulations on Intellectual Property

In Japan, patents are protected by the Patent Act and the Utility Model Act of Japan (Act No. 123 of 1959 as amended). Designs are protected by the Design Act of Japan (Act No. 125 of 1959 as amended), and trademarks by the Trademark Act (Act No. 127 of 1959 as amended). Copyrights are protected by the Copyrights Act (Act No. 48 of 1970 as amended). Trade secrets are protected by the Unfair Competition Prevention Act (Act No. 47 of 1993 as amended). The aforementioned regulations apply to our intellectual property rights in Japan, and accordingly we are subject to complying with such regulations.

Japanese Employment and Labor Laws

There are various labor-related laws in Japan, including the Labor Standards Act (Act No. 49 of April 7, 1947, as amended), the Industrial Safety and Health Act (Act No. 57 of June 8, 1972, as amended), and the Labor Contracts Act (Act No. 128 of December 5, 2007). The Labor Standards Act regulates, among others, minimum standards for working conditions such as working hours, leave period, and leave days. The Industrial Safety and Health Act requires, among others, the implementation of measures to secure employee safety and protect the health of workers in the workplace. The Labor Contracts Act regulates, among others, the change of terms of employment contracts and working rules, and dismissal and disciplinary action. A portion of our personnel in Japan are paid at rates related to the applicable minimum wage, and further increases in the minimum wage or other changes in these laws could increase our labor costs. Our ability to respond to minimum wage increases by increasing service and product prices will depend on the responses of our competitors and patients. Our distributors and suppliers also may be affected by higher minimum wage and benefit standards, which could result in higher costs of goods and services supplied to us. We may also be subject to lawsuits from our employees, Labor Standards Inspection Office, or others alleging violations of federal and state laws regarding workplace and employment matters, discrimination and similar matters.

Regulations on Lease Agreements

Our lease agreements are generally subject to the Civil Code (Act No. 89 of April 27, 1896, as amended) and Act on Land and Building Leases (Act No. 90 of October 4, 1991, as amended). We believe that the terms and conditions of our lease agreements are consistent with these laws and are valid and enforceable as provided for in these agreements.

Regulations regarding Maintenance of Websites and E-commerce

The Act on Special Provisions to the Civil Code Concerning Electronic Consumer Contracts and Electronic Acceptance Notice (Act No. 95 of June 29, 2001, as amended) and the Act on Specified Commercial Transactions (Act No. 57 of June 4, 1976, as amended) regulate sales of goods through e-commerce within Japan. For example, under these acts, we as a seller must explicitly show prices of products, timing and method of payment, timing of delivery, conditions for return of goods, our name and contact information, and name of representative person, among others. We comply with these regulations.

Regulations regarding Product Quality and Customer Protection

We are subject to laws and regulations, as well as pending legislative and regulatory proposals, regarding product quality and customer protection, which could affect us in jurisdictions in which we sell our products.

In Japan, the Product Liability Act (Act No.85 of July 1, 1994, as amended) and Consumer Contract Act (Act No. 61 of May 12, 2000, as amended) mainly regulate the product quality and customer protection. The Product Liability Act sets forth the liabilities of a manufacturer, processor, or importer for damages caused by defects in a product. A seller who was not involved in the manufacturing, processing, or import of a product could still be liable under this act if its name, trade name, or trademark, etc. was indicated on the product as the manufacturer, processor, or importer, such indications on the product might mislead others into believing that the seller was the manufacturer, processor, or importer, or such indications on the product might be recognized by others as those of the substantial manufacturer, processor, or importer. Liability under this act can be imposed even if the manufacturer, processor, or importer (and the said seller) was not negligent. The Consumer Contract Act invalidates certain provisions in contracts with consumers, such as exemption of compensation for damages to consumers and restrictions of termination by consumers due to the seller’s breach of contract. We comply with these regulations.

Vietnam Laws and Regulations

Regulations regarding the Environment

We are required to comply with the Environmental Protection Law No. 72/2020/QH14 adopted by the National Assembly on November 17, 2020, which regulates environmental protection activities, including the rights, duties, and responsibilities of authorities, organizations, residential communities, households, and individuals involved in environmental protection activities. Specifically, it establishes certain regulations regarding the protection of the environment in medical activities and the control of the effects of environmental pollution on human health.

Regulations regarding Labor and Health

We are required to comply with several labor-related standards prescribed by the local laws and regulations. The principal statute currently governing the employment is Labor Code No. 45/2019/QH14 which has come into effect since January 1, 2021 and replacing Labor Code No. 10/2012/QH13. Labor Code No. 45/2019/QH14 provides for labor standards; the rights, duties, and responsibilities of employees, employers, employees’ representative organizations at establishment, and employers’ representative organizations in labor-management relations and other relations directly related to labor-management relations; and state control over labor.

Law on Occupational Safety and Health (Law No. 84/2015/QH13) regulates measures to guarantee occupational health and safety, policies and compensation for victims of occupational accidents and diseases, responsibilities and rights of organizations and individuals regarding occupational health and safety, and state control over occupational health and safety, for employees and employers. Law on Social Insurance (Law No. 58/2014/QH13) regulates social insurance benefits and policies, including the rights and responsibilities of employees and employers, institutions, organizations, and individuals involved in social insurance, representative organizations of employee groups, representative organizations of employers, social insurance authorities, social insurance funds, social insurance implementation procedures, and state administration of social insurance. Law on Health Insurance (Law No. 25/2008/QH12) and Law No. 46/2014/QH13 amending the Law on Health Insurance, amended from No. 25/2008/QH12, regulates the health insurance system and policies regarding health insurance, health insurance funds, and the rights and responsibilities of parties involved in health insurance, including enrollees, premium rates, health insurance premium sharing and payment methods, health insurance cards, health insurance beneficiaries, medical care for insured persons, and payment of medical expenses, for domestic and foreign organizations and individuals in Vietnam.

Regulations regarding Business Activities

We are also required to comply with several regulations regarding investments and company-related activities such as Investment Law (Law No. 61/2020/QH14), providing regulations on business investment activities in Vietnam and business investment activities from Vietnam to foreign countries. Further, we are required to comply with the Law on Enterprises (Law No. 59/2020/QH14), which regulates the formation, management, reorganization, dissolution and related activities of companies consisting of limited liability companies, joint stock companies, partnership companies and private companies, and also regulates groups of companies.

In relation to medical services, we are required to comply with Vietnam Commercial Law (Law No. 36/2005/QH11). It applies to commercial activities (including the sale and purchase of goods, provision of services, investment, commercial promotion and other commercial activities) on the territory of Vietnam.

Regulations regarding Medical Treatment

We are also subject to Law on Medical Examination and Treatment (Law No. 40/2009/QH12) which defines the rights and obligations of patients, physicians, and clinics in relation to the matters such as technical expertise in health diagnosis and treatment; health diagnosis and treatment provided by traditional medicine and by a combination of traditional and modern medicine; humanitarian or non-profit health diagnosis and treatment; transfer of technical expertise; application of new technologies, new methods, and clinical trials; errors of technical expertise in medicine; operating assumptions conditions; the mobilization and dispatch of resources to be used in the event of natural disasters, catastrophes, Group A infectious diseases, or emergency situations.

Regulations regarding Product Liability of Manufacturers and Traders

The legislation regulating the product liability of manufacturers and traders is Law No. 05/2007/QH12 on Product and Goods Quality coming into effect from 1 July 2008 (as amended by Law No. 35/2018/QH14, which has come into effect since January 1, 2019). Enterprises engaging in manufacturing and/or trading products are required to (i) provide customers with accurate information on products; (ii) recover and remedy defective products; and (iii) compensate for loss due to defective products.

United States Laws and Regulations

Regulations Governing Disabilities Act

Federal and state environmental regulations have not had a material effect on our operations to date, but more stringent and varied requirements of local governmental bodies with respect to zoning, land use and environmental factors could delay or even prevent construction and increase development costs for new franchisee clinics. SBC Irvine MC is required to comply with the accessibility standards mandated by the U.S. Americans with Disabilities Act with respect to the CA Clinic in the United States, which generally prohibits discrimination in accommodation or employment based on disability. SBC Irvine MC may in the future have to modify clinics, for example, by adding access ramps or redesigning certain architectural fixtures, to provide service to or make reasonable accommodations for disabled persons. While these expenses could be material, SBC Irvine MC’s current expectation is that any such actions will not require them to expend substantial funds. A failure by SBC Irvine MC to comply with the U.S. Americans with Disabilities Act may harm our franchised brand and directly result in a reduction of the Company’s revenue, since we receive revenue from SBC Irvine MC as part of our compensation for operational services that we provide to SBC Irvine MC.

Regulations Governing Labor

Further, we are subject to the U.S. Fair Labor Standards Act, the U.S. Immigration Reform and Control Act of 1986, the Occupational Safety and Health Act and various other federal and state laws governing similar matters including minimum wages, overtime, workplace safety and other working conditions. A portion of our personnel in the United States are paid at rates related to the applicable minimum wage, and further increases in the minimum wage or other changes in these laws could increase our labor costs. Our ability to respond to minimum wage increases by increasing service and product prices will depend on the responses of our competitors and patients. Our distributors and suppliers also may be affected by higher minimum wage and benefit standards, which could result in higher costs of goods and services supplied to us. We may also be subject to lawsuits from our employees, the U.S. Equal Employment Opportunity Commission or others alleging violations of federal and state laws regarding workplace and employment matters, discrimination and similar matters.

Regulations Governing Healthcare Providers and Information

The Company’s and SBC Irvine MC’s current and future arrangements with healthcare providers, third-party payors, customers, and others may expose the Company and SBC Irvine MC to broadly applicable fraud and abuse and other healthcare laws and regulations, which may constrain the business or financial arrangements and relationships through which we research, as well as, sell, market and distribute any product for which we obtain marketing approval.

Health Insurance Portability and Accountability Act (“HIPAA”) also imposes, among other things, certain standards and obligations on covered entities including certain healthcare providers, health plans and healthcare clearinghouses, as well as their respective business associates and subcontractors that create, receive, maintain, or transmit individually identifiable health information for or on behalf of a covered entity relating to the privacy, security, transmission and breach reporting of individually identifiable health information. HIPAA imposes strict privacy, security, and breach notification obligations and standards on “covered entities” related to their use and disclosure of individually identifiable health information, defined by HIPAA as Protected Health Information (“PHI”). Covered entities are defined under HIPAA to include healthcare providers that undertake certain electronic transmissions of PHI, such as submitting electronic claims for reimbursement for the treatment of patients. SBC Irvine MC is considered to be a covered entity. HIPAA also applies to Business Associates. HIPAA is generally enforced by the Office for Civil Rights ( the “OCR”) that can bring enforcement actions against companies that violate HIPAA’s privacy, security or breach notification rules and levy significant civil fines and/or require changes to the manner in which PHI is used and disclosed. The U.S. Department of Justice has jurisdiction under HIPAA to bring criminal enforcement actions against covered entities, Business Associates and possibly other entities for fraudulent misuse of PHI and other criminal acts. Further, HIPAA provides state attorneys general authority to file civil actions for damages or injunctions in federal courts to enforce HIPAA and seek attorney’s fees and costs associated with pursuing federal civil actions. If we are in possession of PHI as a business associate or as part of our health plan covered entity and we have an unauthorized use or disclosure of the PHI, we will be required pursuant to the HIPAA breach notification rule, to notify our customer covered entity, impacted individuals, and/or OCR.

Several states, including, but not limited to, California, Colorado, Connecticut, Utah and Virginia, have adopted generally applicable and comprehensive privacy laws, although most have an exception for information regulated by HIPAA. These new and developing state laws provide a number of new privacy rights for residents of these states and impose corresponding obligations on organizations doing business in these states. For example, the California Consumer Privacy Act (the “CCPA”) imposes obligations on covered businesses to provide specific disclosures related to a business’ collecting, using, and disclosing personal data and to respond to certain requests from California residents related to their personal data (for example, requests to know of the business’s personal data processing activities, to delete the individual’s personal data, and to opt out of certain personal data disclosures). The CCPA provides for civil penalties and a private right of action for data breaches which may include an award of statutory damages. In addition, the California Privacy Rights Act (“CPRA”), which took substantial effect January 1, 2023 with enforcement scheduled for July 1, 2023, expanded the CCPA. The CPRA, among other things, gives California residents the ability to limit use of certain sensitive personal data, establish restrictions on personal data retention, expand the types of data breaches that are subject to the CCPA’s private right of action, and establish a new California Privacy Protection Agency to implement and enforce the new law. A failure by us or SBC Irvine MC to comply with HIPAA may harm our franchised brand and directly result in a reduction of the Company’s revenue, since we receive revenue from SBC Irvine MC as part of our compensation for operational services that we provide to SBC Irvine MC.

For a discussion of the various risks we face from regulation and compliance matters, see “Risk Factors”.

Intellectual Property and Trademarks

As of March 31, 2024, the Company and its subsidiaries together had filed a total of 222 patent applications in Japan, a total of 60 trademark applications in Japan, and a total of 13 trademark applications with the International Bureau of the World Intellectual Property Organization and held 2 registered patents, 87 registered trademarks in Japan, and 2 registered domain names in Japan in relation to our and our subsidiaries’ technologies. Accordingly, the Company does not have any registered trademarks, domain names, or patents in Vietnam or the United States.

Our registered trademarks include, but are not limited to, “SBC”, “Shonan Beauty Clinic”, “SBCLABO”, “Hair Renaissance”, “SBC MEDISPA”, and “ACNEED”, and are further described in the table below.

Our patent applications were filed recently in July and August of 2023, this is due to the fact that once a patent filing is made it becomes public and we wanted to keep such information private for as long as possible. The time it takes for a patent to be approved or denied in Japan can range anywhere from 4 months to 11 months and the examination period may be prolonged depending on the nature of the application. All our applied for patents are for systems or methods patent protection. Once a parent is issued in Japan it is valid for 20 years from the filing date. The patent is extinguished after 20 years, and reapplication or extension is not permitted in principle. However, for ethical drugs only, there is a relief measure that allows the patentee to extend the term of the patent for up to 5 years if there is a period during which the patented invention cannot be practiced due to restrictions under the Pharmaceutical Affairs Law or other laws. We have not had any patent applications that were previously denied.

Material Contract With Intellectual Property and Trademarks

The Company and the MCs have each entered into a contract with regard to intellectual property as set forth below. The entry dates of these agreements range from September 2017 to May 2021. The term of the agreements is for a period of 9 years. However, if neither the party makes a written request at least 3 months prior to the expiration of the term, the term of these agreements will continue for successive 2 year terms going forward unless terminated by either party.

Pursuant to these agreements, the Company grants the MCs a non-exclusive right to use Company’s trademarks, as listed in the agreements for the goods and services offered by the MCs in Japan and the U.S. (including U.S. territories) for the duration of the agreement. Pursuant to the Agreements, the MCs cannot grant a sublicense to a third party without the Company’s written consent.

Pursuant to these agreements, the MCs agreed to pay the Company royalties for the license granted, in the form of a monthly fee ranging from 14,000,000 yen (excluding tax) to 53,000,000 yen (excluding tax). However, the parties may change such monthly fee by mutual agreement through consultation.

The agreements may be terminated by the Company without notice or demand in certain circumstances as listed out in the agreement, including but not limited to, if a MC has their business license revoked or suspended by regulatory authorities, becomes insolvent or when one of the notes or checks that they have drawn or accepted is dishonored, when a petition for commencement of bankruptcy proceedings, civil rehabilitation proceedings, corporate reorganization proceedings, or special liquidation proceedings has been filed, against or when a MC itself has filed such a petition or when there has been a material breach by a MC of their agreement with the Company. Additionally, either party can terminate the agreements if the other party breaches the agreement and such breach is not corrected within 14 days after written notice. Additionally, the parties can terminate the agreement mid-term by mutual agreement through consultation. Upon termination of an agreement, regardless of the reason for such termination, or if the term of the agreement expires, a MC must immediately cease using the Company’s intellectual property and must destroy all information in its possession regarding the Company’s intellectual property.

As a result of these agreements, the Company collects the following royalty fees from each MC.

Medical Corporation Shobikai

Patent: 53,000,000 yen,

Trademark: 14,000,000 yen

Total: 67,000,000 yen

Medical Corporation Kowakai

Patent: 43,000,000 yen

Trademark: 57,000,000 yen

Total: 100,000,000 yen

Medical Corporation Nasukai

Patent: 24,000,000 yen

Trademark: 60,000,000

Total: 84,000,000 yen

Medical Corporation Aikeikai

Patent: 13,000,000yen,

Trademark: 4,000,000 yen

Total: 17,000,000 yen

Medical Corporation Jyukeikai

Patent: 700,000 yen

Trademark: 200,000 yen

Total: 900,000 yen

Medical Corporation Ritz Cosmetic Surgery

Patent: 2,000,000 yen

Trademark: 3,000,000 yen

Total: 5,000,000 yen

Total amount of patent: 135,700,000 yen

Total amount of trademark: 138,200,000 yen

Total royalty fees: 273,900,000 yen

List of Trademarks

Internal Reference No.	Jurisdiction	Application No./ Office’s Reference No.	Registration No.	Trademark	Reference Translation: Trademark
SBC001T	Japan	JP2022-143150	Application Pending	ＳＢＣ (logo)	SBC (logo)
SBC001TMP	International registration	1754406	Application Pending	ＳＢＣ (logo)	SBC (logo)
SBC002T	Japan	JP2022-143151	6735600	湘南美容外科	Shonan Beauty Surgery
SBC003T	Japan	JP2022-143152	6735601	湘南美容クリニック	Shonan Beauty Clinic
SBC004T	Japan	JP2022-143153	Application Pending	Ｓｈｏｎａｎ Ｂｅａｕｔｙ Ｃｌｉｎｉｃ	Shonan Beauty Clinic
SBC005T	Japan	JP2022-143154	Application Pending	湘南美容	Shonan Aesthetic
SBC006T	Japan	JP2022-143155	Application Pending	ＳＢＣ Ｍｅｄｉｃａｌ Ｇｒｏｕｐ	SBC Medical Group
SBC007T	Japan	JP2022-143156	6735602	ＳＢＣＬＡＢＯ	SBCLABO
SBC008T	Japan	JP2022-143157	Application Pending	ＳＢＣ	SBC
SBC009T	Japan	JP2022-143158	Application Pending	ＳＢＣメディカルグループ	SBC Medical Group
SBC010T	Japan	JP2022-143159	Application Pending	ＳＢＣ Ｄｅｎｔａｌ	SBC Dental
SBC011T	Japan	JP2022-143160	Application Pending	ＳＢＣ Ｇｒｏｕｐ	SBC Group
SBC012T	Japan	JP2022-143161	6711813	ＳＢＣ ＭＥＤＩＳＰＡ	SBC MEDISPA
SBC013T	Japan	JP2022-143162	6711814	うるおい女神	goddess of (lucky) directions
SBC014T	Japan	JP2022-143163	Application Pending	ＹＥＬＬ	YELL
SBC015T	Japan	JP2022-143164	Application Pending	ＨＩＦＵシャワー	HIFU shower
SBC016T	Japan	JP2022-143165	6701663	ＨＲタブレット	HR Tablet
SBC017T	Japan	JP2022-143166	6701664	ＨＲアクア	HR Aqua
SBC018T	Japan	JP2022-143167	6701665	ＨＲスプレー	HR Spray
SBC019T	Japan	JP2022-143168	6711815	ギャラ·ドクターライト	Gala Dr. Light.
SBC020T	Japan	JP2022-143169	6711816	スソドライ	soot-dry
SBC021T	Japan	JP2022-143170	Application Pending	ベビースキン水玉リフティング	Baby Skin Polka Dot Lifting
SBC022T	Japan	JP2022-143171	6702889	うる艶美髪カクテル	Lush and beautiful hair cocktail
SBC023T	Japan	JP2022-143172	Application Pending	にんにく育毛カクテル	Garlic Hair Growth Cocktail
SBC024T	Japan	JP2022-143173	6711817	ジュリエット	Juliet
SBC025T	Japan	JP2022-143174	Application Pending	うるおいコラーゲンリフト	Moisturizing collagen lift
SBC026T	Japan	JP2022-143175	Application Pending	ヴェルベットスキン	velvet skin
SBC027T	Japan	JP2022-143176	Application Pending	クイックメソセラピー	Quick Mesotherapy
SBC028T	Japan	JP2022-143177	Application Pending	レーザートーニング デュアルピール	Laser Toning Dual Peel
SBC029T	Japan	JP2022-143178	Application Pending	レーザートーニング スペクトラピール	Laser Toning Spectra Peel
SBC030T	Japan	JP2022-143179	6711818	スマートシェイプリフト	Smart Shape Lift
SBC031T	Japan	JP2022-143180	Application Pending	サーマクールアイ	Thermacool Eye
SBC032T	Japan	JP2022-143181	6708518	アクネソニック	acnesonic
SBC033T	Japan	JP2022-143182	Application Pending	プレミアムＰＲＰ	Premium PRP
SBC034T	Japan	JP2022-143183	Application Pending	スカルプシュア	SculpSure
SBC035T	Japan	JP2022-143184	6708519	脂肪溶解リニア	Lipolysis Linear
SBC036T	Japan	JP2022-143185	Application Pending	ウルトラリフトプラスＨＩＦＵ	Ultra Lift Plus HIFU
SBC037T	Japan	JP2022-143186	Application Pending	ＳＢＣ ＨＩＦＵシャワー	SBC HIFU shower
SBC038T	Japan	JP2022-143187	6708520	輪郭スッキリＱ＋	Contouring Q+

Internal Reference No.	Jurisdiction	Application No./ Office’s Reference No.	Registration No.	Trademark	Reference Translation: Trademark
SBC039T	Japan	JP2022-143188	Application Pending	ダーマペン	dermapen
SBC040T	Japan	JP2022-143189	6708521	ボディスッキリＱ＋	Body Refresh Q+
SBC041T	Japan	JP2022-143190	6708522	フォトダブル	photo double
SBC042T	Japan	JP2022-143191	6702890	プラチナカクテル	Platinum Cocktail
SBC043T	Japan	JP2022-143192	Application Pending	フォトトリプル	photo triple
SBC044T	Japan	JP2022-143193	Application Pending	ＡＣＲＳダーマペン	ACRS Dermapen
SBC045T	Japan	JP2022-143194	6708523	スマートメソセラピー	smart mesotherapy
SBC046T	Japan	JP2022-143195	Application Pending	シルファームＸ	Silpharm X
SBC047T	Japan	JP2022-143196	6708524	リポフラット	Lipo flat
SBC048T	Japan	JP2022-143197	6708525	ジェットメソセラピー	Jet Mesotherapy
SBC049T	Japan	JP2022-143198	Application Pending	ヴァンキッシュ	vanquish
SBC050T	Japan	JP2022-143199	6722690	ＳＢＣメディカルグループホールディングス	SBC Medical Group Holdings, Inc.
SBC051T	Japan	JP2022-143200	6722691	ＳＢＣ Ｍｅｄｉｃａｌ Ｇｒｏｕｐ Ｈｏｌｄｉｎｇｓ	SBC Medical Group Holdings
SBC052T	Japan	JP2022-143201	Application Pending	ＳＢＣ ＡＲＴＭＡＫＥ ＳＣＨＯＯＬ	SBC ARTMAKE SCHOOL
SBC053T	Japan	JP2022-147131	Application Pending	デュタス	datus
SBC054T	Japan	JP2022-147132	Application Pending	ノンシェーブン	non-shaven
SBC055T	Japan	JP2022-147133	Application Pending	スマートＦＵＥ	Smart FUE
SBC056T	Japan	JP2022-147134	Application Pending	シークレットシェイブン	secret shaven
SBC057T	Japan	JP2022-147135	Application Pending	ダブルマトリックス	double matrix
SBC058T	Japan	JP2022-147136	Application Pending	スマートメソ	smart method
SBC059T	Japan	JP2022-147137	Application Pending	クイックメソ	Quick Meso
SBC060T	Japan	JP2022-147138	Application Pending	ジェットメソ	jet meso
SBC061T	Japan	JP2022-147139	Application Pending	女優注射	Actress Injection
SBC062T	Japan	JP2022-147140	Application Pending	クイックコスメティーク	Quick Cosmetics
SBC063T	Japan	JP2022-147141	6702893	ナノメソッドＨＱ	Nano Method HQ
SBC064T	Japan	JP2022-147142	Application Pending	ＳＢＣ ＭＥＤＩＳＰＡ ホワイトサプリメント	SBC MEDISPA White Supplement
SBC065T	Japan	JP2022-147143	6702894	ＡＣＮＥＥＤ	ACNEED
SBC066T	Japan	JP2022-147144	Application Pending	ＳＢＣ Ｔｅｅｎ二重	SBC Teen Double
SBC067T	Japan	JP2022-147145	Application Pending	ＳＢＣ Ｔｅｅｎ脱毛	SBC Teen Hair Removal
SBC068T	Japan	JP2022-147146	Application Pending	ＳＢＣハイブリッドセラミック	SBC Hybrid Ceramic
SBC069T	Japan	JP2022-147147	6711821	ＳＢＣマウスピース	SBC Mouthpiece
SBC070T	Japan	JP2022-147148	Application Pending	４方向リフト	4-way lift
SBC070T-1	Japan	JP2023-076804	Application Pending	ＳＢＣ４方向リフト	SBC 4-way lift
SBC071T	Japan	JP2023-080584	Application Pending	湘南美容	Shonan Aesthetic
SBC071TMP	International registration	1754407	Application Pending	湘南美容	Shonan Aesthetic
SBC072T	Japan	JP2023-080585	Application Pending	ＳＢＣ Ｍｅｄｉｃａｌ Ｇｒｏｕｐ Ｈｏｌｄｉｎｇｓ	SBC Medical Group Holdings
SBC072TMP	International registration	1753672	Application Pending	ＳＢＣ Ｍｅｄｉｃａｌ Ｇｒｏｕｐ Ｈｏｌｄｉｎｇｓ	SBC Medical Group Holdings
SBC073T	Japan	JP2023-080586	Application Pending	湘南美容外科クリニック	Shonan Beauty Surgery Clinic
SBC073TMP	International registration	Pending	Application Pending	湘南美容外科クリニック	Shonan Beauty Surgery Clinic
SBC074T	Japan	JP2023-080587	Application Pending	ＳＢＣ	SBC
SBC074TMP	International registration	1753673	Application Pending	ＳＢＣ	SBC

Internal Reference No.	Jurisdiction	Application No./ Office’s Reference No.	Registration No.	Trademark	Reference Translation: Trademark
SBC075T	Japan	JP2023-080588	Application Pending	湘南美容外科	Shonan Beauty Surgery
SBC075TMP	International registration	1754272	Application Pending	湘南美容外科	Shonan Beauty Surgery
SBC076T	Japan	JP2023-080589	Application Pending	ＳＢＣＬＡＢＯ	SBCLABO
SBC076TMP	International registration	1753625	Application Pending	ＳＢＣＬＡＢＯ	SBCLABO
SBC077T	Japan	JP2023-080590	Application Pending	ＳＢＣ ＭＥＤＩＳＰＡ	SBC MEDISPA
SBC077TMP	International registration	Pending	Application Pending	ＳＢＣ ＭＥＤＩＳＰＡ	SBC MEDISPA
SBC078T	Japan	JP2023-080591	Application Pending	湘南美容クリニック	Shonan Beauty Clinic
SBC078TMP	International registration	1754273	Application Pending	湘南美容クリニック	Shonan Beauty Clinic
SBC079T	Japan	JP2023-080592	Application Pending	Ｓｈｏｎａｎ Ｂｅａｕｔｙ Ｃｌｉｎｉｃ	Shonan Beauty Clinic
SBC079TMP	International registration	1753627	Application Pending	Ｓｈｏｎａｎ Ｂｅａｕｔｙ Ｃｌｉｎｉｃ	Shonan Beauty Clinic
SBC080T	Japan	JP2023-080593	Application Pending	ＱＣＷ	QCW
SBC080TMP	International registration	1753629	Application Pending	ＱＣＷ	QCW
SBC081T	Japan	JP2023-080594	Application Pending	Ｑｕｉｃｋ ｃｏｓｍｅｔｉｃ ｄｏｕｂｌｅ	Quick cosmetic double
SBC081TMP	International registration	1753670	Application Pending	Ｑｕｉｃｋ ｃｏｓｍｅｔｉｃ ｄｏｕｂｌｅ	Quick cosmetic double
SBC082T	Japan	JP2023-080595	Application Pending	Ｓｈｏｎａｎ Ｂｅａｕｔｙ Ｃｌｕｂ	Shonan Beauty Club
SBC082TMP	International registration	1753628	Application Pending	Ｓｈｏｎａｎ Ｂｅａｕｔｙ Ｃｌｕｂ	Shonan Beauty Club
SBC922T	Japan	JP2022-022488	6668667	Ｔｅｅｎ二重	Teen double
SBC927T	Japan	JP2022-076824	6673722	ミストシャワー脱毛	Mist shower hair removal
SBC950T	Japan	JP2022-067044	Application Pending	ＳＢＣイテウォンビューティークリニック	SBC Itaewon Beauty Clinic
SBC951T	Japan	JP2022-067045	Application Pending	ＳＢＣ梨泰院ビューティークリニック	SBC Itaewon Beauty Clinic
SBC952T	Japan	JP2022-067046	Application Pending	オルチャンリフト	Aultan Lift
SBC953T	Japan	JP2022-022482	Application Pending	湘南美容皮フ科	Shonan Beauty Dermatology

Our patent applications, as further described in the table below, include, but are not limited to, specialized technologies for procedures such as puncture devices for buried double eyelid procedures, simplified buried method surgical equipment, proprietary surgical sutures, silicone bags for breast augmentation simulations, and microscopic hair volume evaluation method for the treatment of androgenetic alopecia. Additionally, we have developed patent-pending safety management methods for procedures such as full-incision double eyelid surgery, lateral canthoplasty, brow lift procedures, cheek sagging prevention methods, and hair removal safety management methods. Furthermore, we have established unique safety management methods for tattoo removal treatments and hyperhidrosis procedures. By leveraging these patent-pending technologies, our franchisee clinics enhance the safety and efficiency of these cosmetic surgery procedures.

List of Patent Rights

Name of Patent right	Type	Jurisdiction	Date of Application	Application No.	Status	Feature and Content
Microscope-Based Hair Quantity Evaluation Method	Patent	Japan	8/25/2023	JP2023-136711	Application Pending	Invention of a medical audit system using a microscope and machine learning to observe and analyze hospital procedures
Hair Quantity Evaluation Method	Patent	Japan	8/25/2023	JP2023-136712	Application Pending	Machine learning model trained on beauty clinic procedure videos to auto-evaluate correct performance
Utilization of Pre-Consultation Educational Videos for AGA Examination	Patent	Japan	8/25/2023	JP2023-136713	Application Pending	Medical auditing system uses machine learning to evaluate procedural correctness in beauty clinics
Case Imaging System	Patent	Japan	8/25/2023	JP2023-136714	Application Pending	Medical audit system using image-based machine learning for procedural conformance
Treatment Progress History Management System	Patent	Japan	8/25/2023	JP2023-136715	Application Pending

Invention for documenting treatment procedures in beauty clinics using continuous image or video capture, supporting understanding, diagnoses, training of machine learning models, and auditing of procedure compliance.

AGA Oral Treatment Drug	Patent	Japan	8/25/2023	JP2023-136716	Application Pending	An invention harnessing machine learning for evaluating procedural accuracy based on video data
AGA Topical Treatment Drug	Patent	Japan	8/25/2023	JP2023-136717	Application Pending	Machine Learning-Based Medical Audit System for Evaluating Hospital Procedures
AGA Topical Treatment Drug	Patent	Japan	8/25/2023	JP2023-136718	Application Pending	A method that uses deep learning to verify procedural compliance in aesthetic clinics
User Burden Reduction Method in Hair Transplant Surgery	Patent	Japan	8/25/2023	JP2023-136719	Application Pending	Patented medical audit system for hair transplant surgery which includes cutting and collection of hair roots, video recording of the procedure, and use of a learning model for audit.
User Burden Reduction Method in Hair Transplant Surgery	Patent	Japan	8/25/2023	JP2023-136720	Application Pending	System that captures and analyzes videos of the donor hair shaving process at aesthetic clinics to ensure procedure compliance, and provides a wig to reduce psychological stress.
User Burden Reduction Method in Hair Transplant Surgery	Patent	Japan	8/25/2023	JP2023-136721	Application Pending	An invention involving a procedure of hair follicle collection, concealed by remaining hair, integrated with an algorithm for auditing surgical compliance
User Positioning Guide Method	Patent	Japan	8/25/2023	JP2023-136722	Application Pending	Surgical Audit System for Hair Transplantation Using Machine Learning
Treatment Efficiency and Safety Management Methods	Patent	Japan	8/25/2023	JP2023-136723	Application Pending	AI technology applied to auditing cosmetic clinic procedures for monitoring the appropriateness of specific treatments
Treatment Efficiency and Safety Management Methods	Patent	Japan	8/25/2023	JP2023-136724	Application Pending

The present invention is a medical audit system that collects image data, generates a machine learning model for correct hair loss treatment using Botox, and evaluates newly acquired treatment videos using this model to assess the correctness of the procedure.

Treatment Efficiency and Safety Management Methods	Patent	Japan	8/25/2023	JP2023-136725	Application Pending	Medical procedures are photographed, features extracted, and using machine learning, models are created to determine conformity of new procedure recordings, suggesting improvements when necessary.
Treatment Efficiency and Safety Management Methods	Patent	Japan	8/25/2023	JP2023-136726	Application Pending	Machine Learning Based Audit of Hair Growth Treatments Using DermaPen, Growth Factors and Minoxidil
Treatment Efficiency and Safety Management Methods	Patent	Japan	8/25/2023	JP2023-136727	Application Pending	Machine Learning utilization for medical procedure compliance and improvement

Name of Patent right	Type	Jurisdiction	Date of Application	Application No.	Status	Feature and Content
Management Method for Hair Transplant Cells	Patent	Japan	8/25/2023	JP2023-136728	Application Pending	Invention for assessing medical procedures through machine learning models generated from video imagery
Photo Capture Method for Hair Medical Purposes	Patent	Japan	8/25/2023	JP2023-136729	Application Pending

The invention initially involves photographing the user from various angles in a bright room, using the captured images to generate a machine learning model, which evaluates if the treatment procedure is carried out as per the procedure in new images or videos.

Hair Growth Composition	Patent	Japan	8/25/2023	JP2023-136730	Application Pending	Invention of a medical auditing system using machine learning to validate procedures from images taken during treatments at beauty clinics
Hair Growth Composition	Patent	Japan	8/25/2023	JP2023-136731	Application Pending	An invention for auditing procedural compliance in a medical system using a learning model inclusive of IV drip mixture ratios and their impacts on health
Information Processing System, Information Processing Method, and Program	Patent	Japan	2/24/2023	JP2023-027740	Application Pending	Technology capable of verifying the effects of double-eyelid surgery
Information Processing System, Information Processing Method, and Program	Patent	Japan	2/24/2023	JP2023-027741	Application Pending	Technology capable of verifying the effects of double-eyelid surgery
Safety Management Method for Hair Removal Treatment	Patent	Japan	8/25/2023	JP2023-136732	Application Pending

Invention involves creating a learning model using images of handpiece operation, incorporating relationships between energy hertz number and moving speed along with the overlapping process at the large head, auditing new treatments based on this model.

Safety Management Method for Hair Removal Treatment	Patent	Japan	8/25/2023	JP2023-136733	Application Pending	Machine learning model generated from hair removal procedure videos for auditing procedural correctness and preventing hair growth
Safety Management Method for Hair Removal Treatment	Patent	Japan	8/25/2023	JP2023-136734	Application Pending

The invention involves capturing hospital procedure activities, identifying procedural issues from the images, using these images as training data for machine learning models, and analyzing new videos with the model to ensure proper procedure adherence.

Safety Management Method for Skin Treatment	Patent	Japan	8/25/2023	JP2023-136735	Application Pending	A system that learns surgical procedures from images to generate a model for auditing and preventing omissions in future surgeries
Safety Management Method for Skin Treatment	Patent	Japan	8/25/2023	JP2023-136736	Application Pending

A method involving image capturing of hospital procedures, creating a learning model from those images using machine learning algorithms, and auditing new footage based on this model, with feedback provision for quality improvement if required.

Safety Management Method for Skin Treatment	Patent	Japan	8/25/2023	JP2023-136737	Application Pending	Invention monitoring procedural operations in hospitals via learning model from activity images, checking correct execution of operations with specific procedures.
Safety Management Method for Skin Treatment	Patent	Japan	8/25/2023	JP2023-136738	Application Pending	Procedure for creating a learning model from surgical operation images for surgery evaluation and feedback
Safety Management Method for Skin Treatment	Patent	Japan	8/25/2023	JP2023-136739	Application Pending	The invention is an audit system using machine learning algorithms to verify and guide surgical procedures, ensuring that newly acquired procedure videos are following defined procedures.
Safety Management Method for Skin Treatment	Patent	Japan	8/25/2023	JP2023-136740	Application Pending	System for auditing hospital procedures through machine learning analysis of captured images
Safety Management Method for Skin Treatment	Patent	Japan	8/25/2023	JP2023-136741	Application Pending	Machine learning model generated from recorded procedures to evaluate new treatments for pain and acne

Name of Patent right	Type	Jurisdiction	Date of Application	Application No.	Status	Feature and Content
Safety Management Method for Ion Introduction Treatment	Patent	Japan	8/25/2023	JP2023-136742	Application Pending	Invention creating machine-learning models from hospital procedure videos for treatment accuracy and quality control
Safety Management Method for Ion Introduction Treatment	Patent	Japan	8/25/2023	JP2023-136743	Application Pending	A system for managing, guiding, verifying, and automating needleless therapy procedures, using learning models from existing treatment videos
Safety Management Method for Skin Treatment	Patent	Japan	8/25/2023	JP2023-136744	Application Pending	Invention of a medical audit system that uses machine learning to ensure adherence to correct hospital procedures
Safety Management Method for Skin Treatment	Patent	Japan	8/25/2023	JP2023-136745	Application Pending

Machine-learning algorithms are used to create a therapeutic protocol for phototherapy procedures, auditing new videos of the procedure for correctness and safety, reducing workload and ensuring effective treatment.

Safety Management Method for Skin Treatment	Patent	Japan	8/25/2023	JP2023-136746	Application Pending	Patent for a skin treatment method and process analysis using specific wavelength light and machine learning procedure adherence verification
Safety Management Method for Skin Treatment	Patent	Japan	8/25/2023	JP2023-136747	Application Pending	Using Machine Learning for Auditing Beauty Treatment Procedures
Safety Management Method for Skin Treatment	Patent	Japan	8/25/2023	JP2023-136748	Application Pending	Machine learning model for quality auditing of ThermaCool procedure
Safety Management Method for Skin Treatment	Patent	Japan	8/25/2023	JP2023-136749	Application Pending	Invention of process using machine learning model to analyze hospital procedure images for automatic procedural audit.
Safety Management Method for Skin Treatment	Patent	Japan	8/25/2023	JP2023-136750	Application Pending	Invention on creating a learning model using machine learning methods for auditing procedures in beauty clinics, particularly the ‘Thermacool Eye’ procedure, based on sequential image data.
Safety Management Method for Skin Treatment	Patent	Japan	8/25/2023	JP2023-136751	Application Pending	A medical audit system for beauty clinics utilizing machine learning for procedure adherence and quality improvement
Safety Management Method for Skin Treatment	Patent	Japan	8/25/2023	JP2023-136752	Application Pending	Machine learning based auditing and feedback on beauty clinic procedures by using treatment images and analysis
Safety Management Method for Skin Treatment	Patent	Japan	8/25/2023	JP2023-136753	Application Pending	Enlighton’s laser treatment procedure learning model based on hospital images and machine learning for auditing treatment alignment
Safety Management Method for Skin Treatment	Patent	Japan	8/25/2023	JP2023-136754	Application Pending	System using machine learning to recognise and audit treatment procedures in clinics
Safety Management Method for Tattoo Removal Treatment	Patent	Japan	8/25/2023	JP2023-136755	Application Pending

The invention is a medical audit system that employs machine learning to formulate a hospital action model based on videos of treatment procedures, and verifies the appropriateness of spot size selection and wavelength utilization.

Safety Management Method for Hyperhidrosis Treatment	Patent	Japan	8/25/2023	JP2023-136756	Application Pending	A medical audit system using machine learning to analyze MiraDry beauty treatments, alerting deviations from normal procedures and improving from irregularities.
Safety Management Method for Skin Treatment	Patent	Japan	8/25/2023	JP2023-136757	Application Pending	An invention of an automated auditing procedure using a machine learning model created from filmed medical procedures, specifically for snoring treatments using a YAG laser
Safety Management Method for Skin Treatment	Patent	Japan	8/25/2023	JP2023-136758	Application Pending	Documentation of Device Power Setup, Filming and Light Exposure Procedure with Sterispot Handpiece for Training Model Creation

Name of Patent right	Type	Jurisdiction	Date of Application	Application No.	Status	Feature and Content
Safety Management Method for Skin Treatment	Patent	Japan	8/25/2023	JP2023-136759	Application Pending	System Produces Learning Model for Medical Procedures from Hospital Images and Audits New Videos for Protocol Adherence
Safety Management Method for Skin Treatment	Patent	Japan	8/25/2023	JP2023-136760	Application Pending	Medical Audit System Utilizing Machine Learning for Procedure Adherence Analysis
Safety Management Method for Skin Treatment	Patent	Japan	8/25/2023	JP2023-136761	Application Pending	Invention embodying a machine learning model analyzing hospital surgery procedures from video data for adherence verification and progress monitoring
Safety Management Method for Skin Treatment	Patent	Japan	8/25/2023	JP2023-136762	Application Pending	Invention records and analyses videos of HIFU shower treatment procedures in hospitals using a deep learning model.
Safety Management Method for Skin Treatment	Patent	Japan	8/25/2023	JP2023-136763	Application Pending

Invention proposes the use of machine learning to monitor medical procedures via camera recordings, generating a model from recorded images for safe evaluation, and auditing new video content according to the model

Safety Management Method for Skin Treatment	Patent	Japan	8/25/2023	JP2023-136764	Application Pending	Patent for a method in beauty clinics using machine learning to ensure correct procedure during High-Intensity Focused Ultrasound treatment
Safety Management Method for Salicylic Acid Facial Peeling Treatment	Patent	Japan	8/25/2023	JP2023-136765	Application Pending	Machine learning used to ensure accuracy and safety in chemical peeling procedures with salicylic acid macrogol
Safety Management Method for Salicylic Acid Body Peeling Treatment	Patent	Japan	8/25/2023	JP2023-136766	Application Pending

The invention is a medical audit system that uses machine learning techniques to create a model from surgery images, analyzes new surgical procedures for guideline adherence, and suggests corrective measures for inappropriate procedures, thus improving procedure quality and safety.

Safety Management Method for Skin Treatment Using Plant-Based Activated Charcoal and Lactic Acid	Patent	Japan	8/25/2023	JP2023-136767	Application Pending	Invention relating to a learning model for recognition and adherence to correct black peel application procedure
Safety Management Method for Skin Treatment Using Plant-Based Activated Charcoal and Lactic Acid	Patent	Japan	8/25/2023	JP2023-136768	Application Pending	A system that records and analyzes medical activities in a hospital using machine learning to detect specific patterns and improve accuracy.
Safety Management Method for Skin Treatment	Patent	Japan	8/25/2023	JP2023-136769	Application Pending	Invention of a medical audit system that generates a learning model from images of specific beauty clinic procedures and evaluates new treatments
Safety Management Method for Procedures	Patent	Japan	8/25/2023	JP2023-136770	Application Pending	Automated Medical Audit System for Beauty Clinics
Safety Management Method for Procedures	Patent	Japan	8/25/2023	JP2023-136771	Application Pending	Machine Learning System Developed to Enhance Quality of Medical Procedures
Safety Management Method for Procedures	Patent	Japan	8/25/2023	JP2023-136772	Application Pending	Video analysis method for performance evaluation in beauty clinics using machine learning
Safety Management Method for Procedures	Patent	Japan	8/25/2023	JP2023-136773	Application Pending

The system generates a learning model from pre-operative images, trains it using deep learning for ProShock Shape procedures, analyzes real-time videos for correctness, reports any anomalies, and counters the long tail problem using diverse treatment image datasets.

Safety Management Method for Procedures	Patent	Japan	8/25/2023	JP2023-136774	Application Pending	Invention of a medical auditing system that uses machine learning to analyze procedural adherence in clinics

Name of Patent right	Type	Jurisdiction	Date of Application	Application No.	Status	Feature and Content
Safety Management Method for Procedures	Patent	Japan	8/25/2023	JP2023-136775	Application Pending	Procedure for auditing treatments using machine learning models derived from filmed treatment procedures
Safety Management Method for Procedures	Patent	Japan	8/25/2023	JP2023-136776	Application Pending	Machine Learning System for Safety and Quality Assurance in Beauty Clinics
Safety Management Method for Procedures	Patent	Japan	8/25/2023	JP2023-136777	Application Pending	A procedural audit system for cosmetic treatments using machine learning model based on video footage of procedures
Safety Management Method for Procedures	Patent	Japan	8/25/2023	JP2023-136778	Application Pending

System creates a learning model for medical procedures using image recognition, information extraction, and machine learning, and compares new procedures against this model for accuracy and appropriateness.

Safety Management Method for Procedures	Patent	Japan	8/25/2023	JP2023-136779	Application Pending	Patent covers a machine learning method to ensure procedural standards in beauty clinics
Safety Management Method for Procedures	Patent	Japan	8/25/2023	JP2023-136780	Application Pending	Invention uses machine learning model to analyze images or video frames from hospital actions to deduce correctness of procedures
Safety Management Method for Procedures	Patent	Japan	8/25/2023	JP2023-136781	Application Pending

An innovative surgical procedure combining cooling, disinfection, needle insertion, hemostasis, and various other techniques, with automatic auditing and learning models for improving treatment efficiency.

Safety Management Method for Procedures	Patent	Japan	8/25/2023	JP2023-136782	Application Pending	Medical auditing system using AI to verify adherence to cosmetic treatment procedures
Safety Management Method for Procedures	Patent	Japan	8/25/2023	JP2023-136783	Application Pending	Medical audit system using machine learning for validating skin treatments
Safety Management Method for Procedures	Patent	Japan	8/25/2023	JP2023-136784	Application Pending	AI used for learning and verifying adherence to medical procedures in hospitals using collected image data.
Safety Management Method for Procedures	Patent	Japan	8/25/2023	JP2023-136785	Application Pending	A medical audit system employing image recognition and machine learning to ensure correct hospital procedures
Safety Management Method for Procedures	Patent	Japan	8/25/2023	JP2023-136786	Application Pending	Invention of a Learning Model for Treatment Procedure Recognition and Surveillance in Beauty Clinics
Safety Management Method for Procedures	Patent	Japan	8/25/2023	JP2023-136787	Application Pending

The invention documents beauty clinic procedures, especially HIFU treatments, creates a learning model using the recorded data and deep learning, using it for predictive analysis of new video data for real-time treatment auditing.

Safety Management Method for Procedures	Patent	Japan	8/25/2023	JP2023-136788	Application Pending	Patent for a machine learning model generated from a three-step procedure, used to audit the adherence of treatment videos to the established procedure
Safety Management Method for Procedures	Patent	Japan	8/25/2023	JP2023-136789	Application Pending

A processing device audits beauty clinic procedures by extracting and learning from past treatment videos, evaluating new videos, reporting inaccuracies, and continually updating its learning model for accurate future audits.

Evaluation and Effect Measurement Method for Aesthetic Medicine	Patent	Japan	8/25/2023	JP2023-136790	Application Pending	Invention creates a learning model for auditing adherence to procedural steps in skin disease treatments using machine learning
Evaluation and Effect Measurement Method for Aesthetic Medicine	Patent	Japan	8/25/2023	JP2023-136791	Application Pending	Beauty clinic procedure involving liver-spot treatment via pulsed needle oscillation being audited through a machine learning model.

Name of Patent right	Type	Jurisdiction	Date of Application	Application No.	Status	Feature and Content
Evaluation and Effect Measurement Method for Aesthetic Medicine	Patent	Japan	8/25/2023	JP2023-136792	Application Pending	System for recording and analyzing treatment processes using machine learning
Evaluation and Effect Measurement Method for Aesthetic Medicine	Patent	Japan	8/25/2023	JP2023-136793	Application Pending	Patent for a medical procedure using botulinum toxin, featuring a machine learning tool which audits the treatment process using filmed visual data
Evaluation and Effect Measurement Method for Aesthetic Medicine	Patent	Japan	8/25/2023	JP2023-136794	Application Pending	Medical audit system uses deep learning to analyze and monitor cosmetic clinic procedures
Evaluation and Effect Measurement Method for Aesthetic Medicine	Patent	Japan	8/25/2023	JP2023-136795	Application Pending	Invention uses machine learning to evaluate the accuracy of acne treatment procedures in a beauty clinic.
Evaluation and Effect Measurement Method for Aesthetic Medicine	Patent	Japan	8/25/2023	JP2023-136796	Application Pending	Machine learning model developed for analyzing fat freezing procedure videos to detect complications
Evaluation and Effect Measurement Method for Aesthetic Medicine	Patent	Japan	8/25/2023	JP2023-136797	Application Pending

A three-step procedure at a beauty clinic uses photographic evidence collected during a fat cooling treatment to create a machine learning model that assesses procedure compliance and symptom occurrence.

Evaluation and Effect Measurement Method for Aesthetic Medicine	Patent	Japan	8/25/2023	JP2023-136798	Application Pending	Learning model developed from hyaluronic acid injection videos monitors for side effects and provides response instructions
Evaluation and Effect Measurement Method for Aesthetic Medicine	Patent	Japan	8/25/2023	JP2023-136799	Application Pending

A medical audit system learns from images of various treatments in hospitals, and uses this learning model to evaluate and update treatment procedures for ailments such as liver spots, red face, and pores, using devices such as VISIA_Evolution.

Evaluation and Effect Measurement Method for Aesthetic Medicine	Patent	Japan	8/25/2023	JP2023-136800	Application Pending	Invasive short pulse bipolar high-frequency device utilizes a single-use chip with 25 micro needle electrode pins for facial treatments, with machine learning enhancing auditing of the process.
Evaluation and Effect Measurement Method for Aesthetic Medicine	Patent	Japan	8/25/2023	JP2023-136801	Application Pending	Application of Machine Learning in Auditing and Improving RF Microneedling Therapeutic Procedures
Evaluation and Effect Measurement Method for Aesthetic Medicine	Patent	Japan	8/25/2023	JP2023-136802	Application Pending

An invention that incorporates a machine learning model for assessing adherence to body contouring procedures in Asian patients using RF and BioEMS devices, coupled with image capture methods such as CT scan or ultrasound, through videos from beauty clinic treatments.

Evaluation and Effect Measurement Method for Aesthetic Medicine	Patent	Japan	8/25/2023	JP2023-136803	Application Pending	This invention is a method for deploying a medical audit system using a Radio Frequency (RF) micro needling device to monitor and review treatment procedures.
Evaluation and Effect Measurement Method for Aesthetic Medicine	Patent	Japan	8/25/2023	JP2023-136804	Application Pending	Invention for auditing medical procedures using a learning model generated from collected images
Evaluation and Effect Measurement Method for Aesthetic Medicine	Patent	Japan	8/25/2023	JP2023-136805	Application Pending	Invention utilizes machine learning to analyze and validate procedure of age spot treatments in beauty clinics
Method for Accelerating Recovery of Motor Ability After Anesthesia	Patent	Japan	8/25/2023	JP2023-136806	Application Pending	A staged auditing system utilizing machine learning from past surgical videos to provide guidelines on procedural technique, anesthetic dosage, and post-procedure recovery measures
Estimation Method for Recovery Time of Motor Ability	Patent	Japan	8/25/2023	JP2023-136807	Application Pending	Machine learning model using in-hospital images and parameters to estimate anesthetic duration and ensure procedural adherence
Estimation Method for Anesthesia Effect	Patent	Japan	8/25/2023	JP2023-136808	Application Pending	Patent for a system capturing and analyzing video footage of treatments in beauty clinics for machine-learning-based auditing of anesthesia administration.

Name of Patent right	Type	Jurisdiction	Date of Application	Application No.	Status	Feature and Content
Device for Puncturing Buried Double Eyelids	Patent	Japan	8/25/2023	JP2023-136809	Application Pending	Deep learning model for evaluating surgical procedures at beauty clinics
Simplified Buried Suture Surgery Apparatus	Patent	Japan	8/25/2023	JP2023-136810	Application Pending	Method and System for Auditing Surgical Procedures through Machine Learning
Surgical Thread	Patent	Japan	8/25/2023	JP2023-136811	Application Pending	Medical audit system using machine learning to assess the appropriateness of medical procedures in cosmetic clinics from images
Silicone Bag for Breast Augmentation Simulation	Patent	Japan	8/25/2023	JP2023-136812	Application Pending	Invention of a silicone bag for simulating breast augmentation surgery that assists in visualizing post-surgery appearance and monitoring surgical progress using a learning model.
Clinic Reservation Reception System	Patent	Japan	8/25/2023	JP2023-136813	Application Pending	Invention for optimizing medical services by matching users with suited physicians using a personalized database
Surgery Applicability Determination System	Patent	Japan	8/25/2023	JP2023-136814	Application Pending	A system utilizing a database of medical histories and a machine learning model based on hospital video data to ascertain surgical feasibility and process understanding
Surgery Applicability Determination System	Patent	Japan	8/25/2023	JP2023-136815	Application Pending	Automated System for Managing Treatment Intervals Using a Learning Model
Information Sharing Fixed System	Patent	Japan	8/25/2023	JP2023-136816	Application Pending	Machine learning method to monitor and analyze hospital procedures through images and video data
Safety Management Method for Procedures	Patent	Japan	8/25/2023	JP2023-136817	Application Pending	Invention that tracks and verifies the number of cotton balls used in surgery via image analysis and deep learning algorithms
Safety Management Method for Procedures	Patent	Japan	8/25/2023	JP2023-136818	Application Pending	Invention of a Medical Audit System Using Machine Learning for Procedure Verification and Reoperation Decision-Making
Safety Management Method for Procedures	Patent	Japan	8/25/2023	JP2023-136819	Application Pending	Method for auditing medical procedures through machine learning from hospital images
Safety Management Method for Full Incision Method Double Eyelid Surgery	Patent	Japan	8/25/2023	JP2023-136820	Application Pending	An invention of an auditing system that uses a machine learning model to analyze medical procedures through images, ensuring procedures are carried out correctly without human visual inspection.
Safety Management Method for Outer Corner Cutting Surgery	Patent	Japan	8/25/2023	JP2023-136821	Application Pending	Machine learning model generated from past surgical images to automatically audit new surgical videos for correct procedure
Safety Management Method for Brow Lift Surgery	Patent	Japan	8/25/2023	JP2023-136822	Application Pending	Invention for a Learning Model to Monitor and Assess Correctness of Beauty Clinic Procedures Using Filmed Footage and Machine Learning
Safety Management Method for Procedures	Patent	Japan	8/25/2023	JP2023-136823	Application Pending	Invention uses Machine Learning to Evaluate the Compliance of Procedure Performance
Safety Management Method for Procedures	Patent	Japan	8/25/2023	JP2023-136824	Application Pending	A machine learning model based on medical procedure steps for analyzing and verifying procedural adherence in new videos
Safety Management Method for Procedures	Patent	Japan	8/25/2023	JP2023-136825	Application Pending	A medical audit system using machine learning to map surgical images to pre-surgical procedures, identify procedures in new surgical images, and verify their sequence against therapeutic procedures
Safety Management Method for Procedures	Patent	Japan	8/25/2023	JP2023-136826	Application Pending	Innovation in a Surgical Procedure: Monitoring Compliance through Machine Learning

Name of Patent right	Type	Jurisdiction	Date of Application	Application No.	Status	Feature and Content
Safety Management Method for Procedures	Patent	Japan	8/25/2023	JP2023-136827	Application Pending	Invention of a learning model using recorded actions from blepharoptosis surgery to analyze new surgical videos
Safety Management Method for Procedures	Patent	Japan	8/25/2023	JP2023-136828	Application Pending	Machine Learning Model for Quality Analysis of Epicanthoplasty Procedures
Safety Management Method for Procedures	Patent	Japan	8/25/2023	JP2023-136829	Application Pending	A medical audit system for ophthalmological procedures that uses a machine learning model to analyze surgical videos for procedural adherence.
Safety Management Method for Procedures	Patent	Japan	8/25/2023	JP2023-136830	Application Pending	System that creates learning model based on surgical images to audit newly recorded surgical procedures and provide detailed surgical records for future medical care
Safety Management Method for Procedures	Patent	Japan	8/25/2023	JP2023-136831	Application Pending	Technology that uses surgical videos for machine learning to standardize medical procedures.
Safety Management Method for Procedures	Patent	Japan	8/25/2023	JP2023-136832	Application Pending	Machine learning model using Convolutional Neural Network identifies actions in beauty clinic treatment videos to ensure predetermined procedures are being followed.
Safety Management Method for Procedures	Patent	Japan	8/25/2023	JP2023-136833	Application Pending	A medical audit system that uses machine learning to analyze image data and ensure procedural compliance in surgical operations
Safety Management Method for Procedures	Patent	Japan	8/25/2023	JP2023-136834	Application Pending	A system that uses machine learning to audit and improve surgical procedures in a beauty clinic
Safety Management Method for Procedures	Patent	Japan	8/25/2023	JP2023-136835	Application Pending	The medical audit system employs two methods; the first one uses a micropore and a Denver splint, while the second method uses an Orfit and hot water combined with a series of taping procedures
Safety Management Method for Procedures	Patent	Japan	8/25/2023	JP2023-136836	Application Pending	Invention of an audit system for capturing and analyzing physician’s procedural steps during nose tip surgery
Safety Management Method for Procedures	Patent	Japan	8/25/2023	JP2023-136837	Application Pending	Invention involves a surgical procedure with application of machine learning model trained by deep learning to verify newly acquired images against procedure steps
Safety Management Method for Procedures	Patent	Japan	8/25/2023	JP2023-136838	Application Pending

The process involves designing thread placement in surgery, creating a learning model using images, utilizing image recognition technology for feature extraction, and employing the model to analyze the adherence to proper procedures.

Safety Management Method for Procedures	Patent	Japan	8/25/2023	JP2023-136839	Application Pending	A method for monitoring medical procedures using machine learning analysis of image data
Safety Management Method for Procedures	Patent	Japan	8/25/2023	JP2023-136840	Application Pending	A method of using a machine learning model to monitor the removal and suturing of nasal wing skin in a cosmetic procedure, notifying stakeholders if the process is being improperly performed.
Safety Management Method for Procedures	Patent	Japan	8/25/2023	JP2023-136841	Application Pending	Machine learning method for error detection and quality improvement in alar reduction surgeries
Safety Management Method for Procedures	Patent	Japan	8/25/2023	JP2023-136842	Application Pending

Invention involves a procedure including creating a design, administering anesthesia, inserting a thread into the puncture site, carrying out hemostasis, auditing number of needles used, erasing the design and protecting the puncture site, all informing the creation of a learning model from hospital images for procedural compliance audit.

Name of Patent right	Type	Jurisdiction	Date of Application	Application No.	Status	Feature and Content
Safety Management Method for Procedures	Patent	Japan	8/25/2023	JP2023-136843	Application Pending	Invention for a machine-learning algorithm to record, analyze and provide feedback on the correctness of nasal septum extension procedures
Safety Management Method for Procedures	Patent	Japan	8/25/2023	JP2023-136844	Application Pending	Invention involves creating learning model from hospital procedure images for auditing accuracy of procedures using machine learning
Safety Management Method for Equipment	Patent	Japan	8/25/2023	JP2023-136845	Application Pending	Method for Efficient Management and Utilization of PDS Sheets in Medical Procedures
Safety Management Method for Procedures	Patent	Japan	8/25/2023	JP2023-136846	Application Pending	Development of a learning model from image analysis of cosmetic surgery procedure for chin repositioning using prosthetic cartilage
Cheek Sag Prevention Method	Patent	Japan	8/25/2023	JP2023-136847	Application Pending	Medical audit system uses machine learning to record procedures, generate learning models, and evaluate new procedures’ appropriateness.
Safety Management Method for Procedures	Patent	Japan	8/25/2023	JP2023-136848	Application Pending	Invention of a Monitoring System utilizing Machine Learning to Audit Procedures based on Captured Images
Safety Management Method for Procedures	Patent	Japan	8/25/2023	JP2023-136849	Application Pending	Invention related to an auditing system for ensuring adherence to prescribed steps in liposuction surgery to improve healthcare quality
Safety Management Method for Procedures	Patent	Japan	8/25/2023	JP2023-136850	Application Pending

This patent describes a minimally invasive surgery procedure for obesity and body contouring, using an 18G perforator and fat suction injections, with the operation filmed and continuously improved through the advancement of machine learning models.

Manual compliance monitoring system, manual display guide system, manual compliance record system, and robotics application system for the white face bandage (balance cargo) method.	Patent	Japan	8/25/2023	JP2023-136851	Application Pending	A patent system involving White Faceband (Balance Cargo) method with manual compliance monitoring and recording systems, display guide system, and a robotics application system.
Manual compliance monitoring system, manual display guide system, manual compliance record system, and robotics application system for the chin-neck bandage (Lumbic) method.	Patent	Japan	8/25/2023	JP2023-136852	Application Pending	A system for monitoring, guiding, recording compliance, and utilizing robotics for the Ranbick method for Chin Neck Bandages.
Manual compliance monitoring system, manual display guide system, manual compliance recording system, and robotics application system for the upper arm S compression method.	Patent	Japan	8/25/2023	JP2023-136853	Application Pending	This is regarding various systems for implementing upper arm S compression, such as manual compliance monitoring, display guidance, recording systems, and robotic application.
Abdomen, waist, and hip S Manual compliance monitoring system, manual display guide system, manual compliance record system, and robotics application system for compression methods.	Patent	Japan	8/25/2023	JP2023-136854	Application Pending	System for manual monitoring, guidance, and recording of abdomen, waist, and lower back compression with robotics application

Waist and waist S Compression method of liposuction — Amulet — Manual compliance monitoring system, manual display guide system, manual compliance record system, and robotics application system related to the method.

	Patent	Japan	8/25/2023	JP2023-136855	Application Pending	A system for waist and abdominal fat liposuction using the ‘Amulet’ compression method with compliance monitoring, guidance display, record keeping, and robotic applications.

Name of Patent right	Type	Jurisdiction	Date of Application	Application No.	Status	Feature and Content

Waist and waist liposuction compression method — abdominal band — manual compliance monitoring system, manual display guide system, manual compliance record system, and robotics application system related to the method.

	Patent	Japan	8/25/2023	JP2023-136856	Application Pending

A system for monitoring compliance with manual guidelines in the compression method for waist fat suction using an abdominal band, including a guide display, record system, and application of robotics.

Manual compliance monitoring system, manual display guide system, manual compliance record system, and robotics application system for the gluteal knee S compression method.	Patent	Japan	8/25/2023	JP2023-136857	Application Pending	Patent regarding systems for applying major gluteal knee S compression methods including monitoring, guiding, recording compliance, and robotic application.
Manual compliance monitoring system, manual display guide system, manual compliance recording system, and robotics application system for the lower leg S compression method.	Patent	Japan	8/25/2023	JP2023-136858	Application Pending	Systems for monitoring and recording compliance with a manual for lower leg S compression method, manual guidance display, and application system for robotics
Manual compliance monitoring system, manual display guide system, manual compliance record system, and robotics application system for the lower body S compression method.	Patent	Japan	8/25/2023	JP2023-136859	Application Pending	Systems related to lower body comfort involving pressure techniques, including systems for manual adherence, guidance, recording compliance, and robotics applications.
Manual compliance monitoring systems, manual display guide systems, manual compliance recording systems, and robotics application systems for thigh fixation methods.	Patent	Japan	8/25/2023	JP2023-136860	Application Pending	A femur fixation method with manual adherence monitoring, guidance display, compliance recording, and robotic application system.
Manual compliance monitoring systems, manual display guide systems, manual compliance recording systems, and robotics application systems related to the two arm fixation method.	Patent	Japan	8/25/2023	JP2023-136861	Application Pending	System for Monitoring and Recording Compliance with Upper Arm Securing Manual using a Guide Display and Robotics
Induction Method for Hair Removal Device	Patent	Japan	7/25/2023	JP2023-120738	Application Pending	Patent for Surgery Audit System Using Machine Learning for Quality and Safety Assessment
Induction Method for Hair Removal Device	Patent	Japan	7/25/2023	JP2023-120739	Application Pending	Using a machine learning model to evaluate the accuracy of laser hair removal treatment based on observed laser movements
Safety Management Method for Hair Removal Treatment	Patent	Japan	7/25/2023	JP2023-120740	Application Pending	Invention uses machine learning to audit hospital procedures and compliance, checking actions against generated models and ensuring record keeping.
Safety Management Method for Hair Removal Treatment	Patent	Japan	7/25/2023	JP2023-120741	Application Pending	Use of Multiscale Health Assessment Procedure with Machine Learning for Risk Evaluation and Compliance Check in Treatment Procedures
Safety Management Method for Hair Removal Treatment	Patent	Japan	7/25/2023	JP2023-120742	Application Pending

Invention involves utilizing captured images of hospital procedures to develop a learning model for operations, specifically for evaluating correct use of a spacer and guide light in irradiation range.

Safety Management Method for Hair Removal Treatment	Patent	Japan	7/25/2023	JP2023-120743	Application Pending	Improve Laser Surgery Techniques and Cleanliness in Beauty Clinics using Machine Learning

Name of Patent right	Type	Jurisdiction	Date of Application	Application No.	Status	Feature and Content
Safety Management Method for Hair Removal Treatment	Patent	Japan	7/25/2023	JP2023-120744	Application Pending

Invention embodies a process of evaluating and reducing levels of pain, redness, swelling and hypersensitivity post exposure, and generates a learning model using machine learning algorithms to monitor new operations.

Safety Management Method for Hair Removal Treatment	Patent	Japan	7/25/2023	JP2023-120745	Application Pending	Invention for auditing medical procedures using a learning model generated from filmed actions, focusing on irradiation speed and overlap degree.
Safety Management Method for Hair Removal Treatment	Patent	Japan	7/25/2023	JP2023-120746	Application Pending	Invention for auditing health procedures using a learning model generated from recorded data
Safety Management Method for Hair Removal Treatment	Patent	Japan	7/25/2023	JP2023-120747	Application Pending	A patent detailing a machine learning model that generates and uses a database of images captured within a hospital to analyze and determine proper actions
Safety Management Method for Hair Removal Treatment	Patent	Japan	7/25/2023	JP2023-120748	Application Pending	An auditing system for procedures in aesthetic clinics utilizing hair removal lasers, providing monitoring, learning models, analysis and feedback on procedure accuracy.
Checklist Manual compliance monitoring system, manual display guide system, manual compliance record system, and robotics application system for implantation double prosthesis method.	Patent	Japan	7/25/2023	JP2023-120749	Application Pending	System for monitoring, guiding, recording checklist compliance and applying robotics for buried double-treatment methods
Checklist Manual compliance monitoring system, manual display guide system, manual compliance record system, and robotics application system for the chin prosthesis method.	Patent	Japan	7/25/2023	JP2023-120750	Application Pending	The document discusses systems related to the Agoprosthesis method, including monitoring, guiding, record tracking, and robotics application.
Checklist Manual compliance monitoring system, manual display guide system, manual compliance record system, and robotics application system related to the bacar fat and molluscum contagiosum method.	Patent	Japan	7/25/2023	JP2023-120751	Application Pending	Invention related to a system for monitoring adherence to the Checklist Buckelfat-Meelerfat method, displaying guidelines, logging compliance, and application in robotics.
Manual compliance monitoring system, manual display guide system, manual compliance record system, and robotics application system related to the fat injection breast augmentation method.	Patent	Japan	7/25/2023	JP2023-120752	Application Pending	Manual and robotics systems for compliance monitoring, display guide, recording, related to fat injection for breast augmentation.
Manual compliance monitoring system, manual display guide system, manual compliance record system, and robotics application system related to the pure graft 1UP method.	Patent	Japan	7/25/2023	JP2023-120753	Application Pending	The patent pertains to the PureGraft 1UP method incorporating a manual compliance monitoring system, display guide system, recording system, and a robotics application system.
A manual compliance monitoring system, a manual display guide system, a manual compliance record system, and a robotics application system related to the condensed rich liposuction method.	Patent	Japan	7/25/2023	JP2023-120754	Application Pending	A system pertaining to condensed rich fat injection featuring a monitoring system for manual compliance, a descriptive manual guide system, a record system, and a robotics application system.

Name of Patent right	Type	Jurisdiction	Date of Application	Application No.	Status	Feature and Content
Manual compliance monitoring system, manual display guide system, manual compliance record system, and robotics application system related to the serration method.	Patent	Japan	7/25/2023	JP2023-120755	Application Pending	Invention about cell fusion techniques systems including supervision, display and recording of manual guidelines, and a robotics application system.

Manual compliance monitoring system, manual display guide system, manual compliance record system, and robotics application system related to the method of fat augmentation injection (petit breast augmentation) with anesthesia for peace of mind.

	Patent	Japan	7/25/2023	JP2023-120756	Application Pending	System for Monitoring and Automating Fat Grafting Breast Enhancement Injection Procedures

Manual compliance monitoring system, manual display guide system, manual compliance record system, and robotics application system related to the submammary method of breast augmentation by inserting artificial breast implants.

	Patent	Japan	7/25/2023	JP2023-120757	Application Pending	System for monitoring and recording the compliance of implantation procedures for artificial breast augmentation with sub-mammary techniques

Breast augmentation by insertion of artificial breast implants: Manual compliance monitoring system, manual display guide system, manual compliance record system, and robotics application system for the submammary method.

	Patent	Japan	7/25/2023	JP2023-120758	Application Pending	A system for breast augmentation with artificial implants using subpectoral method featuring manual adherence monitoring, display guide, recording compliance, and application of robotics.

Breast augmentation with artificial breast implants: Manual compliance monitoring system, manual display guide system, manual compliance record system, and robotics application system related to the subpectoral fascia method.

	Patent	Japan	7/25/2023	JP2023-120759	Application Pending	A system related to breast augmentation surgery using the Subpectoral method, comprising a manual adherence monitoring system, display guide system, compliance record system, and robotics application.
Manual compliance monitoring system, manual display guide system, manual compliance record system, and robotics application system for the ENT method.	Patent	Japan	7/25/2023	JP2023-120760	Application Pending	The manual paper discusses the ENT method including systems for manual compliance monitoring, display guides, recording adherence and the use of robotics.
Manual compliance monitoring systems, manual display guide systems, manual compliance recording systems, and robotics application systems related to MMBAG compression methods.	Patent	Japan	7/25/2023	JP2023-120761	Application Pending	Document on MMBAG compression method featuring monitoring, display guide, compliance recording, and robotics application systems
Manual compliance monitoring system, manual display guide system, manual compliance record system, and robotics application system for MMBAG breath band fixation method.	Patent	Japan	7/25/2023	JP2023-120762	Application Pending	Patent on MMBAG wristband fixation method in compliance monitoring, manual display guide, compliance recording and robotics application systems

Name of Patent right	Type	Jurisdiction	Date of Application	Application No.	Status	Feature and Content
Manual compliance monitoring system, manual display guide system, manual compliance record system, and robotics application system for SNP breast duct preservation method.	Patent	Japan	7/25/2023	JP2023-120763	Application Pending	System related to SNP ductal preservation method including manual adherence monitoring, display guide, record system and robotics application
Manual compliance monitoring system, manual display guide system, manual compliance record system, and robotics application system for SNP conventional method.	Patent	Japan	7/25/2023	JP2023-120764	Application Pending	SNP method involves systems for monitoring, displaying, recording manual adherence, and applying robotics.
LA Manual compliance monitoring system, manual display guide system, manual compliance record system, and robotics application system for the nipple base excision method.	Patent	Japan	7/25/2023	JP2023-120765	Application Pending	Document on LA mammary papillary base resection method, discussing compliance monitoring, guide and recording systems, and robotic application
Manual compliance monitoring system, manual display guide system, manual compliance record system, and robotics application system for LA nipple circumference excision method.	Patent	Japan	7/25/2023	JP2023-120766	Application Pending	A system related to the LA nipple periphery excision method, featuring a manual compliance monitoring, display guide, recording system, and applications in robotics.
Manual compliance monitoring system, manual display guide system, manual compliance record system, and robotics application system for the method of sunken nipple removal.	Patent	Japan	7/25/2023	JP2023-120767	Application Pending	A system related to the innie nipple method, including monitoring, display guide, compliance recording, and robotics application systems.
Manual compliance monitoring system, manual display guide system, manual compliance record system, and robotics application system for Montgomery gland removal method.	Patent	Japan	7/25/2023	JP2023-120768	Application Pending	A method for removing Montgomery glands using a manual adherence monitoring, display guide, recording system, and robotics application system.
Manual compliance monitoring system, manual display guide system, manual compliance record system, and robotics application system for breast reduction round method.	Patent	Japan	7/25/2023	JP2023-120769	Application Pending	Patent for a manual and robotic system for monitoring, guiding and recording compliance in breast reduction surgeries using the ‘Round method’
Manual compliance monitoring system, manual display guide system, manual compliance record system, and robotics application system for the inverted T-shape breast reduction method.	Patent	Japan	7/25/2023	JP2023-120770	Application Pending	An oversight and guidance system for ‘Reverse T’ breast reduction surgery ensuring procedural adherence and record compliance
Manual compliance monitoring system, manual display guide system, manual compliance record system, and robotics application system for rich face, CRF, and nano rich methods.	Patent	Japan	7/25/2023	JP2023-120771	Application Pending	A system involving RichFace, CRF, and NanoRich methods with manual compliance monitoring, display guide, recording systems and a robotics application.

Name of Patent right	Type	Jurisdiction	Date of Application	Application No.	Status	Feature and Content
Manual compliance monitoring systems, manual display guide systems, manual compliance record systems, and robotics application systems related to filagelar methods.	Patent	Japan	7/25/2023	JP2023-120772	Application Pending	The excerpt discusses a system connected to the Filagera method that incorporates manual compliance monitoring, display guide systems, compliance recording, and robotics application.
Manual compliance monitoring systems, manual display guide systems, manual compliance record systems, and robotics application systems related to balancer handling methods.	Patent	Japan	7/25/2023	JP2023-120773	Application Pending	Systems pertaining to balancer handling including monitoring adherence to manual, manual display guidance, compliance recording, and robotics applications.
Manual compliance monitoring systems, manual display guide systems, manual compliance recording systems, and robotics application systems for muftogun methods.	Patent	Japan	7/25/2023	JP2023-120774	Application Pending

The Maftogan method encompasses systems for manual compliance monitoring, display guide, compliance recording, and robotics application, providing an efficient framework for procedural tasks execution and oversight.

Manual compliance monitoring systems, manual display guide systems, manual compliance recording systems, and robotics application systems for the thread lift floating method in which the piercing part is not a hairy part.

	Patent	Japan	7/25/2023	JP2023-120775	Application Pending	A system including a thread lift floating method, a compliance monitoring system, a display guide system, a compliance recording system, and a robotics application system without hairy area insertion.

Manual compliance monitoring system, manual display guide system, manual compliance record system, and robotics application system for methods in which the thread lift floating insertion site is a hairy part.

	Patent	Japan	7/25/2023	JP2023-120776	Application Pending	A method involving thread lift floating with hair insertion, alongside monitoring, display, recording systems for manual compliance, and an application for robotics.

(Limited) A manual compliance monitoring system, a manual display guide system, a manual compliance recording system, and a robotics application system relating to a small face rejuvenation lift method.

	Patent	Japan	7/25/2023	JP2023-120777	Application Pending	A facial rejuvenation lift system featuring compliance monitoring, display guide, compliance recording and a robotic application to ensure correct and efficient procedures.
A manual compliance monitoring system, a manual display guide system, a manual compliance recording system, and a robotics application system relating to an incisional forehead lift method.	Patent	Japan	7/25/2023	JP2023-120778	Application Pending	A system related to the Incision Forehead Lift method including a manual compliance monitoring system, display guide, recording system, and a robotics application.
A manual compliance monitoring system, a manual display guide system, a manual compliance record system, and a robotics application system related to the submental muscle binding method.	Patent	Japan	7/25/2023	JP2023-120779	Application Pending	Patent about systems related to restraining submandibular muscles, including adherence monitoring, manual guide display, compliance record keeping, and robotics application.
A manual compliance monitoring system, a manual display guide system, a manual compliance record system, and a robotics application system related to a baser shaving method.	Patent	Japan	7/25/2023	JP2023-120780	Application Pending	Patent for systems that supervise, guide, and record manual compliance with ‘Beyzer Shaving Methods’ and apply robotics.

Name of Patent right	Type	Jurisdiction	Date of Application	Application No.	Status	Feature and Content
Manual compliance monitoring system, manual display guide system, manual compliance record system, and robotics application system for shaving method.	Patent	Japan	7/25/2023	JP2023-120781	Application Pending	System for monitoring adherence to a shaving manual, providing display guides, recording compliance, and applying robotics.
Manual compliance monitoring system, manual display guide system, manual compliance record system, and robotics application system related to the complete extraction method.	Patent	Japan	7/25/2023	JP2023-120782	Application Pending	Detailed extraction method system featuring manual compliance monitoring, display guide, record system, and robotics application.
Manual compliance monitoring systems, manual display guide systems, manual compliance recording systems, and robotics application systems related to the Sooso OS method.	Patent	Japan	7/25/2023	JP2023-120783	Application Pending	SksoOS method concerning a monitoring system for manual compliance, a display guide system, documentation system for manual compliance and an application system for robotics
Manual Compliance Monitoring System, Manual Display Guide System, Manual Compliance Recording System, and Robotics Application System for Tattoo Removal Method by Excision.	Patent	Japan	7/25/2023	JP2023-120784	Application Pending	The system for tattoo removal by ablation includes compliance monitoring, instruction guide display, manual compliance record, and robotics application.
Manual compliance monitoring system, manual display guide system, manual compliance record system, and robotics application system for tattoo removal by skin grafting.	Patent	Japan	7/25/2023	JP2023-120785	Application Pending	A patent about a tattoo removal system utilizing skin grafts, which includes features for operation manual compliance monitoring, display guidance, record keeping, and robotics application.
Tattoo removal by skin grafting Manual compliance monitoring system, manual display guide system, manual compliance record system, and robotics application system for skin grafting method.	Patent	Japan	7/25/2023	JP2023-120786	Application Pending	A tattoo removal method using skin grafting with system to track and ensure adherence to the manual procedures, including a guide display and robotics application.
Tattoo removal by skin grafting Manual compliance monitoring system, manual display guide system, manual compliance record system, and robotics application system for full-layer skin grafting methods.	Patent	Japan	7/25/2023	JP2023-120787	Application Pending	System for tattoo removal via skin transplantation with compliance monitoring, display guide, recording system, and robotics application
Manual compliance monitoring system, manual display guide system, manual compliance record system, and robotics application system related to the “Cachi” and “Folded ear” methods.	Patent	Japan	7/25/2023	JP2023-120788	Application Pending	System incorporating manual compliance monitoring, display guide, recording systems, and applied robotics for manipulating ears
Manual compliance monitoring system, manual display guide system, manual compliance record system, and robotics application system for the split-ear straight line method.	Patent	Japan	7/25/2023	JP2023-120789	Application Pending	A system for monitoring, displaying, recording adherence to manuals, and a robotics implementation using the straight-line method of split ear.

Name of Patent right	Type	Jurisdiction	Date of Application	Application No.	Status	Feature and Content
The manual compliance monitoring system, the manual display guide system, the manual compliance record system, and the robotics application system related to the cleft ear W-type method.	Patent	Japan	7/25/2023	JP2023-120790	Application Pending	A system related to the ‘W-type’ method for monitoring manual compliance, display guidance, record adherence, and robotics application.
Manual compliance monitoring system, manual display guide system, manual compliance record system, and robotics application system related to the split-ear Z-type method.	Patent	Japan	7/25/2023	JP2023-120791	Application Pending	Systems for the ‘Split-ear Z-type’ method involving manual compliance monitoring, display guide, compliance recording, and robotics application
Manual compliance monitoring system, manual display guide system, manual compliance record system, and robotics application system for NVL method.	Patent	Japan	7/25/2023	JP2023-120792	Application Pending	The text discusses NVL method-based systems for monitoring, displaying, recording compliance with manuals and applications for robotics
Manual compliance monitoring system, manual display guide system, manual compliance record system, and robotics application system for lip enlargement method.	Patent	Japan	7/25/2023	JP2023-120793	Application Pending	Lip enlargement method incorporating systems of compliance monitoring, guide display, adherence recording, and robotics utilization
Manual compliance monitoring system, manual display guide system, manual compliance record system, and robotics application system for lip reduction method.	Patent	Japan	7/25/2023	JP2023-120794	Application Pending	A system for monitoring, guiding, recording compliance, and applying robotics to a lip reduction method
Manual compliance monitoring system, manual display guide system, manual compliance record system, and robotics application system for gummiesmile and mucous membrane resection methods.	Patent	Japan	7/25/2023	JP2023-120795	Application Pending	A system for monitoring and recording adherence to a manual, guidance display, and application of robotics in the method of mucosal excision for gummy smile treatment
Manual compliance monitoring system, manual display guide system, manual compliance record system, and robotics application system for gum resection method.	Patent	Japan	7/25/2023	JP2023-120796	Application Pending	A system for gummy smile gingival resection including manual compliance monitoring, display guide, recording, and robotics application.
Manual compliance monitoring system, manual display guide system, manual compliance recording system, and robotics application system for the gummintomy method.	Patent	Japan	7/25/2023	JP2023-120797	Application Pending	A system for monitoring compliance, displaying manual guides, recording compliance, and applying robotics in muscle resection for gummy smile correction.
Manual compliance monitoring systems, manual display guide systems, manual compliance recording systems, and robotics application systems related to lip lift methods.	Patent	Japan	7/25/2023	JP2023-120798	Application Pending	A lip lift procedure that employs a system for monitoring, guiding, documenting compliance with manual, and robot application.

Manual compliance monitoring systems, manual display guide systems, manual compliance recording systems, and robotics application systems for osteotomy and mandibular angioplasty (gill osteotomy and osteotomy) methods.

	Patent	Japan	7/25/2023	JP2023-120799	Application Pending

A system concerning bone cutting and mandibular angle formation procedural methods, incorporating manual adherence monitoring, display guide, compliance recording systems and a component for robotics application.

Name of Patent right	Type	Jurisdiction	Date of Application	Application No.	Status	Feature and Content
Manual compliance monitoring system, manual display guide system, manual compliance record system, and robotics application system for osteotomy and mastoid (jaw) plasty methods.	Patent	Japan	7/25/2023	JP2023-120800	Application Pending	A system for bone cutting and jaw reshaping procedures with compliance monitoring, display guide, adherence recording features, and the application of robotic technology.
Manual compliance monitoring system, manual display guide system, manual compliance record system, and robotics application system for osteotomy (upper and lower setback) method.	Patent	Japan	7/25/2023	JP2023-120801	Application Pending	A system encompassing osteotomy method, manual compliance monitoring, manual display guide, records keeping, and robotics applications.
Manual compliance monitoring systems, manual display guide systems, manual compliance recording systems, and robotics application systems related to forehead shaping methods.	Patent	Japan	7/25/2023	JP2023-120802	Application Pending	Methodology for designing a frontal area featuring a monitoring and guiding system for manual adherence, record-keeping for compliance, and application of robotics

A manual compliance monitoring system, a manual display guide system, a manual compliance recording system, and a robotics application system related to the pre-procedure photography procedure and the points to keep in mind when taking photographs.

	Patent	Japan	7/25/2023	JP2023-120803	Application Pending	The patent relates to various systems for manual adherence monitoring, manual display, recording adherence to manuals, and a robotic application, specifically regarding surgical imaging procedures.

Manual compliance monitoring systems, manual display guide systems, manual compliance recording systems, and robotics application systems related to pre-procedure photography procedures and methods to keep in mind when taking photographs.

	Patent	Japan	7/25/2023	JP2023-120804	Application Pending	A technology system for monitoring adherence to pre-treatment photography manual procedures, including a displaying guide, compliance recording, and a robotics application system.
Manual compliance monitoring systems, manual display guide systems, manual compliance recording systems, and robotics application systems related to cleaning methods.	Patent	Japan	7/25/2023	JP2023-120805	Application Pending	Methods of cleansing involving manual compliance monitoring, display guide, compliance recording systems, and robotics application system
Manual compliance monitoring systems, manual display guide systems, manual compliance record systems, and robotics application systems for equipment assembly and sterilization process methods.	Patent	Japan	7/25/2023	JP2023-120806	Application Pending	Invention relating to systems for the assembly and sterilization process of equipment with monitoring, guidance, recording compliance, and robotic application features.

We recognize the importance of protecting and enforcing our intellectual property rights. We believe that we have registered all the principal trademarks and internet domain names in Japan that are necessary for us to carry out our business operations. We believe that we have filed all patent applications in Japan that are necessary for us to carry out our business operations. We have no patents or patent applications in Vietnam or the United States. We will take the necessary legal action to protect our intellectual property rights if we discover any infringement of those rights.

We license certain intellectual property relating to our business to our franchisee clinics. In addition, we rely on trade secrets, proprietary know-how, and concepts that are critical to our business, which we also license to our franchisee clinics. Any termination or limitation of, or loss of intellectual property rights would have a material adverse effect on us and could adversely affect our business, financial condition or results of operations.

We are not currently aware of any material infringement of our intellectual property rights and we believe that we have taken reasonable measures to prevent infringement of our own intellectual property rights. We do not currently have any pending or, to our knowledge, threatened claims against us or any of our subsidiaries relating to the infringement of any intellectual property rights owned by third parties.

It is possible that our current patent applications, or patents which we may later acquire or develop, may be successfully challenged or invalidated in whole or in part. It is also possible that we may not obtain issued patents from our pending patent applications or for other inventions we seek to protect. Due to uncertainties inherent in prosecuting patent applications, sometimes patent applications are rejected and we subsequently abandon them. It is also possible that we may develop proprietary products or technologies in the future that are not patentable or that the patents of others will limit or altogether preclude our ability to do business. In addition, any patent issued to us in the future, or any of our pending patent applications, may provide us with little or no competitive advantage, in which case we may abandon such patent, or patent applications, or license them to another entity. Please refer to Item 1A. “Risk Factors — Risks Related to our Intellectual Property” for more information.

Insurance

We do not maintain product liability insurance for the medical devices, products, and equipment that we sell to the MCs are part of our provision of purchases services, since we are not the manufacturer of those products. We have fire insurance, leaseholder liability insurance, and facility liability insurance for our leased spaces (consisting primarily of office space) in case of damages which may be caused by any incidents or disasters. Further, we maintain cyber insurance in order to combat the increasing risks of cyber-attacks and theft of patient information, which may lead to litigation, damage to our brand, loss of existing customers and potential customers, regulatory violations, suspension of operations, and ultimately deterioration of business performance and financial position. We do not maintain business interruption insurance or key employee insurance for our executive officers. The MCs are responsible for maintaining fire insurance, leaseholder liability insurance, and facility liability insurance for the franchisee clinic properties. Accordingly, we might be subject to liabilities that exceed our insurance coverage. See “Risk Factors — Risk relating to our business and our industry — Our business is subject to liabilities for which we may not be insured.”

Facilities

Our headquarters is located at Shinjuku, Tokyo, where we lease and occupy our office space with an aggregate floor area of approximately 17,400 square feet from unrelated third parties under operating lease agreements. The MCs are responsible for leasing the locations of the franchisee clinic properties.

As of the date of this proxy statement, we do not currently own any of our facilities. The following table shows the location of our primary leased facilities, the name of the entity leasing the space, the annual rent, approximate square footage, primary use, and lease expiration date.

We believe that our existing facilities are generally adequate to meet our current needs, but we expect to seek additional space as needed to accommodate our future growth. There are no major facilities currently inactive. Annual rent below does not include consumption tax.

Name of Lessee	Location	Primary Use	Annual rent (US dollars)	Approximate Size in Square Feet	Lease Expiration Date	Note (Related Party)
SBC Medical Group Co., Ltd.	Tokyo	Office	573,755	9,536	10/31/2025
SBC Medical Group Co., Ltd.	Tokyo	Meeting Room	418,451	7,543	12/31/2025
SBC Medical Group Co., Ltd.	Tokyo	Beauty salon	132,900	1,807	1/31/2025
SBC Medical Group Co., Ltd.	Tokyo	Lounge	68,985	1,048	4/22/2025
SBC Medical Group Co., Ltd.	Tokyo	Equipment warehouse	69,459	1,843	2/9/2026
SBC Medical Group Co., Ltd.	Tokyo	Main Office	103,513	1,935	6/30/2030
L’Ange Cosmetique Co., Ltd.	Tokyo	Office	245,681	4,280	8/31/2025
L’Ange Cosmetique Co., Ltd.	Osaka	Office	55,788	3,338	7/31/2024
L’Ange Cosmetique Co., Ltd.	Osaka	Call center	245,536	6,121	8/31/2024
L’Ange Cosmetique Co., Ltd.	Tokyo	Office	58,875	2,402	2/28/2025
Shobikai Co., Ltd.	Kanagawa	Main Office	10,813	1,882	9/30/2024	Y
Shobikai Co., Ltd.	Tokyo	Call center	118,602	4,853	1/31/2026
Shobikai Co., Ltd.	Sendai	Call center	90,375	5,754	10/31/2024
Skynet Academy Co., Ltd.	Sendai	Land	47,576	36,182	12/10/2030
Skynet Academy Co., Ltd.	Tokyo	Aircraft	15,462	—	4/21/2024
Skynet Academy Co., Ltd.	Tokyo	Aircraft	22,097	—	12/21/2025
SBC Sealane Co., Ltd.	Tokyo	Main Office	39,646	4,558	4/30/2026

EXECUTIVE OFFICERS AND DIRECTORS OF SBC

SBC’s current directors, executive officers and key employees are listed below.

Name	Age	Positions
Yoshiyuki Aikawa	53	Director, Chairman and Chief Executive Officer
Yuya Yoshida	45	Director and Chief Operating Officer
Ryoji Murata	52	Chief Financial Officer
Akira Komatsu	48	Chief Strategy Officer and Secretary

Officers and Directors

Yoshiyuki Aikawa.

Dr. Aikawa has served as our Chief Executive Officer and Chairman of our Board of Directors since January 20, 2023. Dr. Aikawa has also served as the Chief Executive Officer of SBC Medical Group Co., Ltd. (Japan) since January 2000. From January 2016 to December 2019, Dr. Aikawa served as Chairman and Chief Executive Officer at Aikawa Medical Group Co., Ltd. (now known as SBC Medical Group Co., Ltd.). From 2014 to 2015, Dr. Aikawa was the president and a director of the Japanese Society of Aesthetic Plastic Surgery, from 2008, Harvard Medical School, PGA. Dr. Aikawa is also a member of the Japanese Society of Aesthetic Plastic Surgery, Japan Laser Therapy Association, Japan Liposuction Society, Chemical Peeling Society, Japanese Society of Anesthesiologists, and PostGraduate Assembly of Anesthesiology at Harvard Medical School. Dr. Aikawa holds a medical license from Nihon University Medical School where he graduated in 1997. Dr. Aikawa does not hold, and has not previously held, any directorships in any reporting companies.

Yuya Yoshida.

Mr. Yoshida has served as our Chief Operating Officer and member of the Board of Directors since September 29, 2023. Mr. Yoshida has also served as the Executive Vice President and the Chief Financial Officer of SBC Medical Group Co., Ltd. (Japan) since July 1, 2023. From January 2016 to June 2023, Mr. Yoshida worked in Corporate Development (Global Head and Director of Corporate Development in 2018) at Rakuten Group Co., Ltd. From January 2003 to 2016, Mr. Yoshida worked in securities, principal M&A, and investment banking at Mitsubishi UFJ Financial Group. Mr. Yoshida has extensive knowledge in E-Commerce, logistics, settlement, finance, mergers and acquisitions and divestiture transactions. Mr. Yoshida graduated with a Master of Law degree from Keio University in 2003. Mr. Yoshida also graduated with a Master of Business Administration degree from UCLA Anderson Business School in 2014. Mr. Yoshida does not hold, and has not previously held, any directorships in any reporting companies.

Ryoji Murata.

Mr. Murata has served as our Chief Financial Officer since January 20, 2023. He has overseen the accounting and finance operations of SBC Medical Group Co., Ltd. (Japan) and its subsidiary, L’Ange Cosmetique, Inc., since January 2022. From 1995 to December 2021, Mr. Murata worked in the accounting after graduating from Doshisha University in 1995, he worked in accounting department and obtained Japanese certified public accountant qualification in 2009. Since 2010, he has served as the accounting manager for listed Japanese companies such as Dwango Co., Ltd., Kadokawa Co., Ltd., and USEN-NEXT Holdings Co., Ltd. During that time, he also served as the general manager of the management division of U-NEXT Co., Ltd., and was involved in the business integration between listed companies twice, specifically for financial matters and accounting procedures. Mr. Murata is an accounting and tax expert. Mr. Murata does not hold, and has not previously held, any directorships in any reporting companies. Mr. Murata is a Japanese Certified Public Accountant.

Akira Komatsu.

Mr. Komatsu Akira Komatsu. Mr. Komatsu has served as our Chief Strategy Officer and Secretary since January 20, 2023. Mr. Komatsu has also served as the Secretary of, and in several management capacities for, SBC Medical Group, Inc. (Japan) since 2018. From 1998 to 2017, Mr. Komatsu engaged in sales and customer development at WarpSpace Co., Ltd., which is mainly engaged in advertising agency business as a head of Sales and Customer Division. During that time, Mr. Komatsu obtained a level 2 secretarial certificate in 2012 and a level 2 bookkeeping certificate in 2013. Mr. Komatsu does not hold, and has not held, any directorships in any reporting companies.

Family Relationships

There are no family relationships among any of our directors or executive officers.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years:

•        been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

•        had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

•        been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

•        been found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

•        been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•        been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS OF SBC

The following discussion and analysis summarize the significant factors affecting our operating results, financial condition, liquidity, and cash flows for the periods presented below. The following discussion and analysis should be read in conjunction with our consolidated financial statements and related notes included elsewhere in this proxy statement. The forward-looking statements contained herein are based on management’s judgment, assumptions made by management and information currently available to it. Actual results could differ materially from those discussed or implied in the forward-looking statements as a result of various factors, including those described below and elsewhere in this proxy statement, particularly in the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.”

Unless the context otherwise requires, any reference in this section of this proxy statement to “SBC,” “we,” “us” or “our” refers to SBC Medical Group Holdings Incorporated prior to the consummation of the Business Combination and to the Combined Entity and its consolidated subsidiaries following the Business Combination.

Overview

SBC Medical Group Holdings Incorporated is a management company headquartered in Tokyo, that provides management services to cosmetic treatment centers mainly in Japan. The Company and its subsidiaries are primarily focused on providing comprehensive management services to franchisee clinics, including but not limited to advertising and marketing needs across various platforms (such as social media networks), staff management (such as recruitment and training), booking reservations for franchisee clinic customers, assistance with franchisee employee housing rentals and facility rentals, construction and design of franchisee clinics, medical equipment and medical consumables procurement (resale), the provision of cosmetic products to franchisee clinics for resale to clinic customers, licensure of the use of patent-pending and non-patented medical technologies, trademark and brand use, IT software solutions (including but not limited to remote medical consultations), management of the franchisee clinic’s customer rewards program (customer loyalty point program), and payment tools for the franchisee clinics.

SBC Medical Sub, Lange Sub, and Shobikai Sub are each designated as a “medical service corporation” in Japan. In Japan, a medical service corporation is a legal entity that provides management service to “medical corporations”. The management services are conducted through franchisor-franchisee contracts and/or service contracts between certain subsidiaries of the Company (SBC Medical Sub, Lange Sub, and Shobikai Sub) and the medical corporations that own all 164 of the treatment centers in Japan, which operate under the brand name “Shonan Beauty Clinic”. These clinics provide include but are not limited to breast augmentation, liposuction, rejuvenation treatments (including treatment of wrinkles, acne, scars, cellulite, excess fat, discoloration, and signs of aging), laser skin toning and spot removal, eyes double fold surgery, rhinoplasty, treatment of osmidrosis and hyperhidrosis, hair transplants, gynecological formation treatments, laser hair removal, face line surgeries, cosmetical dental procedures, tattoo removal, lasik eye surgery, lateral canthoplasty, brow lift procedures, androgenetic alopecia treatment, and cheek sagging prevention methods.

There are currently six medical corporations that the Company’s subsidiaries have entered into franchisor-franchisee contracts and service contracts, consisting of Medical Corporation Shobikai, Medical Corporation Kowakai, Medical Corporation Nasukai, Medical Corporation Aikeikai, Medical Corporation Jukeikai and Medical Corporation Ritz Cosmetic Surgery. In addition, the Company has entered into service contracts since September 2023 with two additional medical corporations, Medical Corporation Association Furinkai and Medical Corporation Association Junikai (collectively with the six franchisee medical corporations, the “Medical Corporations”). All of the Medical Corporations are deemed to be related parties of the Company since relatives of the CEO of the Company are the members (or shain) of general meetings of members of the Medical Corporations. The CEO of the Company was previously a member of the six franchisee Medical Corporations until he ceased being a member in July 2023. The Company, through SBC Medical Sub, owns equity “deposit” interests (or mochibun) of the Medical Corporations (except Medical Corporation Association Furinkai and Medical Corporation Association Junikai). Although the Company, through SBC Medical Sub, has an equity “deposit” interest to the rights to receive a distribution of residual assets in proportion to the amount of contribution in certain circumstances as provided in the articles of incorporation of each of the Medical Corporations (except Medical Corporation Association Furinkai and Medical Corporation Association Junikai), the Company or SBC Medical Sub does not have voting control over the corporate actions at general meetings of members (or shain) of the Medical Corporations per the requirements of the Japanese Medical Care Act.

For the three months ended March 31, 2024 and 2023, we generated revenues of $54,808,042 and $42,912,618, respectively, we reported net income attributable to SBC Medical Group Holdings Incorporated of $18,757,752 and $6,002,440, respectively, and cash flow provided by operating activities of $3,682,175 and $3,274,264, respectively. As of March 31, 2024, we had retained earnings of $161,606,484.

Our primary mission is to provide quality comprehensive management services to the Medical Corporations and expand our “Shonan Beauty Clinic” brand. We plan to achieve the mission by maintaining and strengthening our market position and brand in the cosmetic medical treatment management market in Japan, Vietnam, and the United States, and by growing our presence globally.

Results of Operations

Comparison of Results of Operations for the Three Months Ended March 31, 2024 and 2023

The following table summarizes our operating income as reflected in our unaudited consolidated statements of operations and comprehensive income (loss) for the three months ended March 31, 2024 and 2023, and presents information regarding amounts and percentage changes during those periods.

	For the Three Months Ended March 31,				Variance
	2024		2023
	Amount	% of revenue	Amount	% of revenue	Amount	%
Revenues, net (including net revenues provided to related parties)	$54,808,042	100.00%	$42,912,618	100.00%	$11,895,424	27.72%
Cost of revenues	15,288,667	27.89%	14,397,181	33.55%	891,486	6.19%
Gross profit	39,519,375	72.11%	28,515,437	66.45%	11,003,938	38.59%
Operating expenses	15,058,490	27.47%	17,438,226	40.64%	(2,379,736)	(13.65)%
Income from operations	24,460,885	44.64%	11,077,211	25.81%	13,383,674	120.82%
Other income	2,741,315	5.00%	1,197,373	2.79%	1,543,942	128.94%
Income before income taxes	27,202,200	49.64%	12,274,584	28.60%	14,927,616	121.61%
Income tax expense	8,451,984	15.42%	5,856,693	13.65%	2,595,291	44.31%
Net income	18,750,216	34.21%	6,417,891	14.96%	12,332,325	192.16%
Less: net income (loss) attributable to non-controlling interests	(7,536)	(0.01)%	415,451	0.98%	(422,987)	(101.81)%
Net income attributable to SBC Medical Group Holdings Incorporated	$18,757,752	34.22%	$6,002,440	13.99%	$12,755,312	212.50%

Revenues, Net

Revenues, net generated from different revenue streams consist of the following:

	For the Three Months Ended March 31,		Variance
	2024	2023	Amount	%
Royalty income	$15,110,268	$6,883,562	$8,226,706	119.51%
Procurement services	13,195,984	12,516,616	679,368	5.43%
Management services	15,654,670	17,252,956	(1,598,286)	(9.26)%
Rental services	3,617,941	2,116,966	1,500,975	70.90%
Others	7,229,179	4,142,518	3,086,661	74.51%
Total	$54,808,042	$42,912,618	$11,895,424	27.72%

Revenues, net, increased by 27.72% from $42,912,618 for the three months ended March 31, 2023 to $54,808,042 for the three months ended March 31, 2024.

Japanese Yen (“JPY”) against the U.S. dollar depreciated for the three months ended March 31, 2024, compared to the three months March 31, 2023. The spot rate against the dollar was 151.34 yen on March 31, 2024 compared to 133.00 yen on March 31, 2023 and the average rate against the dollar was 148.45 yen for the three months ended March 31, 2024 compared to 132.29 yen for the same period in 2023. For the three months ended March 31, 2024 and 2023, we generated net revenues of $54,808,042 (JPY8,136 million) and $42,912,618 (JPY5,677 million), respectively, we reported net income of $18,750,216 (JPY2,783 million) and $6,417,891 (JPY849 million), respectively. Overall, the unfavorable impacts of the quarter-to-quarter foreign exchange rate changes on net revenues and net income were $6,695,783 and $2,290,673, respectively, for the three months ended March 31, 2024.

The main reasons for the variance of $11,895,424 in revenues, net per revenue stream are as follows:

Royalty income

Royalty income for the three months ended March 31, 2024 increased by 119.51% from $6,883,562 for the same period in 2023 to $15,110,268. This increase in revenue by $8,226,706 was mainly due to the billing base of royalty fees changing from a percentage of sales of Medical Corporations (the “MCs”) to a fixed amount to each clinic of the MCs since April 2023 combined with an increase in clinic numbers by MCs, authorizing the main recurring customers, six MCs, to use its patents and trademarks since September 2023, the business expansion of the MCs, and partially offset by the depreciation of JPY.

Procurement services

The procurement services revenue for the three months ended March 31, 2024 slightly increased by 5.43% from $12,516,616 for the same period in 2023 to $13,195,984. This increase in revenue by $679,368 was mainly due to the increase in the increased demand on advertising services and medical materials due to the business expansion of MCs, and partially offset by the depreciation of JPY.

Management services

The management services revenue for the three months ended March 31, 2024 decreased by 9.26% from $17,252,956 for the same period in 2023 to $15,654,670. This decrease in revenue by $1,598,286 was mainly due to the depreciation of JPY, and partially offset by the increase in the revenue generated from consulting services provided to two MCs that the Company started to conduct business since September 2023 (Medical Corporation Association Furinkai and Medical Corporation Association Junikai), the business expansion of MCs and the increase in the number of the clinics of MCs.

Rental services

The rental services revenue for the three months ended March 31, 2024 increased by 70.90% from $2,116,966 for the same period in 2023 to $3,617,941. This increase in revenue by $1,500,975 was mainly due to the increased demand for medical equipment from two MCs that the Company started to conduct business since September 2023, and partially offset by the depreciation of JPY.

Others

The other revenues for the three months ended March 31, 2024 increased by 74.51% from $4,142,518 for the same period in 2023 to $7,229,179. This increase in revenues by $3,086,661 was mainly due to the business expansion of the subsidiary acquired in 2023, and partially offset by the depreciation of JPY.

Cost of Revenues

Cost of revenues, for the three months ended March 31, 2024, was $15,288,667 compared to $14,397,181 for the same period in 2023. Even though revenue increased by $11,895,424 or 27.72% for the three months ended March 31, 2024 compared to same period in 2023, the increase in cost of revenues was only $891,486 or 6.19%, mainly due to the Company’s effort of the cost reduction for the three months ended March 31, 2024, and the depreciation of JPY.

Gross Profit

Gross profit, for the three months ended March 31, 2024, was $39,519,375 compared to $28,515,437 for the same period in 2023. The increase in gross profit by $11,003,938 or 38.59% was mainly due to the increase in royalty income and other revenues with a relatively high gross margin as a result of the factors described above, offset by the decrease in management services revenue as a result of the factors described above, and the depreciation of JPY.

Operating Expenses

Operating expenses for the three months ended March 31, 2024 and 2023 were as follows:

	For the Three Months Ended March 31,		Variance
	2024	2023	Amount	%
Salaries and welfare	$6,513,841	$6,882,290	$(368,449)	(5.35)%
Depreciation and amortization expense	968,704	2,584,802	(1,616,098)	(62.52)%
Insurance fees	255,850	333,916	(78,066)	(23.38)%
Consulting and professional service fees	2,630,761	2,770,906	(140,145)	(5.06)%
Advertising expense	711,630	477,514	234,116	49.03%
Taxes and dues	100,056	510,440	(410,384)	(80.40)%
Recruiting expense	757,055	649,383	107,672	16.58%
Lease expense	684,770	674,447	10,323	1.53%
Office, utility and other expenses	2,435,823	2,362,476	73,347	3.10%
Misappropriation loss	—	192,052	(192,052)	(100.00)%
Total	$15,058,490	$17,438,226	$(2,379,736)	(13.65)%

The operating expenses decreased by 13.65% to $15,058,490 for the three months ended March 31, 2024 from $17,438,226 for the same period in 2023 mainly due to the decrease in depreciation and amortization expense and the depreciation of JPY. Specifically, depreciation and amortization expense decreased by 62.52% to $968,704 for the three months ended March 31, 2024 from $2,584,802 for the same period in 2023, mainly because the decrease in amortization expense incurred from the intangible assets owned by Cell Pro Japan Co., Ltd.(“Cellpro”), a subsidiary of the Company, due to the disposal of Cellpro on January 1, 2024.

Other Income (Expenses)

Other income (expenses) for the three months ended March 31, 2024 and 2023, were as follows:

	For the Three Months Ended March 31,		Variance
	2024	2023	Amount	%
Interest income	$17,689	$65,501	$(47,812)	(72.99)%
Interest expense	(3,008)	(7,894)	4,886	(61.90)%
Other income	349,681	1,464,091	(1,114,410)	(76.12)%
Other expenses	(1,436,656)	(324,325)	(1,112,331)	342.97%
Gain on disposal of subsidiary	3,813,609	—	3,813,609	100%
Total	$2,741,315	$1,197,373	$1,543,942	128.94%

The other income increased by 128.94% from $1,197,373 for the three months ended March 31, 2023 to $2,741,315 for the same period in 2024, mainly due to (1) the gain on disposal of Cellpro, a subsidiary of the Company, recognized in the three months ended March 31, 2024, and no such disposal for the same period in 2023; offset by (2) the depreciation of Japanese Yen against the U.S. dollar for the three months ended March 31, 2024, compared to the same period in 2023; and (3) the increase of $1 million in other expenses due to the unrealized loss from the Company’s investment in a public entity with readily determinable fair value.

Income Tax Expense

Income tax expense, for the three months ended March 31, 2024, was $8,451,984 compared to $5,856,693 for the same period in 2023. The increase in income tax expense by $2,595,291 or 44.31% was mainly due to the increase in income from operations.

The effective tax rate was 31.07% and 47.71% for the three months ended March 31, 2024 and 2023, respectively. The decrease of 16.64% was mainly due to the $4.8 million enterprise tax paid by the Company in the three months ended March 31, 2024, which is tax deductible, while no such payment was made in the three months ended March 31, 2023.

Net Income

As a result of the foregoing, we reported a net income of $18,750,216 for the three months ended March 31, 2024, representing an increase of $12,332,325 or 192.16% from $6,417,891 for the three months ended March 31, 2023.

Net Income (Loss) Attributable to Non-controlling Interests

Net loss attributable to non-controlling interests was $7,536 for the three months ended March 31, 2024, representing a decrease of $422,987 or 101.81% from net income attributable to non-controlling interests of $415,451 for the three months ended March 31, 2023, which was mainly due to the disposal of Cellpro on January 1, 2024.

Comparison of Results of Operations for the Years Ended December 31, 2023, and 2022

The following table summarizes our operating income as reflected in our audited consolidated statements of operations and comprehensive income (loss) for the years ended December 31, 2023, and 2022, and presents information regarding amounts and percentage changes during those periods.

	For the Years Ended December 31,				Variance
	2023		2022
	Amount	% of revenue	Amount	% of revenue	Amount	%
Revenues, net (including net revenues provided to related parties) – restated	$193,542,423	100.00%	$174,160,618	100.00%	$19,381,805	11.13%
Cost of revenues	56,238,385	29.06%	59,327,724	34.06%	(3,089,339)	(5.21)%
Gross profit – restated	137,304,038	70.94%	114,832,894	65.94%	22,471,144	19.57%
Operating expenses (including nil and $22,830,286 retirement compensation expense to a related party for the years ended December 31, 2023 and 2022, respectively) – restated	66,643,972	34.43%	94,715,355	54.38%	(28,071,383)	(29.64)%
Income from operations – restated	70,660,066	36.51%	20,117,539	11.56%	50,542,527	251.24%
Other income	2,919,269	1.51%	3,559,228	2.04%	(639,959)	(17.98)%
Income before income taxes – restated	73,579,335	38.02%	23,676,767	13.60%	49,902,568	210.77%
Income tax expense – restated	35,018,729	18.09%	18,124,349	10.40%	16,894,380	93.21%
Net income – restated	38,560,606	19.93%	5,552,418	3.20%	33,008,188	594.48%
Less: net loss attributable to non-controlling interests	(809,430)	(0.41)%	(762,584)	(0.43)%	(46,846)	6.14%
Net income attributable to SBC Medical Group Holdings Incorporated – restated	$39,370,036	20.34%	$6,315,002	3.63%	$33,055,034	523.44%

Revenues, Net

Revenues, net generated from different revenue streams consist of the following:

	For the Years Ended December 31,		Variance
	2023	2022	Amount	%
Royalty income	$42,103,380	$24,554,792	$17,548,588	71.47%
Procurement services – restated	53,186,662	54,076,620	(889,958)	(1.65)%
Management services	72,282,549	67,013,751	5,268,798	7.86%
Rental services	7,336,768	20,717,982	(13,381,214)	(64.59)%
Others	18,633,064	7,797,473	10,835,591	138.96%
Total – restated	$193,542,423	$174,160,618	$19,381,805	11.13%

Revenues, net, increased by 11.13% from $174,160,618 for the year ended December 31, 2022 to $193,542,423 for the year ended December 31, 2023.

Japanese Yen (“JPY”) against the U.S. dollar depreciated during the year ended December 31, 2023, compared to the year ended December 31, 2022. The spot rate against the dollar was 141.04 yen on December 31, 2023 compared to 131.00 yen on December 31, 2022 and the average rate against the dollar was 140.53 yen for the year ended December 31, 2023 compared to 131.40 yen for the same period in 2022. For the years ended December 31, 2023 and 2022, we generated net revenues of $193,542,423 (JPY27,198 million) and $174,160,618 (JPY22,885 million), respectively, we reported net income of $38,560,606 (JPY5,419 million) and $5,552,418 (JPY730 million), respectively. Overall, the unfavorable impacts of the year-to-year foreign exchange rate changes on net revenues and net income were $13,435,136 and $2,676,762, respectively, for the year ended December 31, 2023.

The main reasons for the variance of $19,381,805 in revenues, net per revenue stream are as follows:

Royalty income

The royalty income for the year ended December 31, 2023 increased by 71.47% from $24,554,792 for the same period in 2022 to $42,103,380. This increase by $17,548,588 was mainly due to the billing base of royalty fees changed from a percentage of sales of the franchisee Medical Corporations (the “MCs”) to a fixed amount to each clinic of the MCs since April 2023, authorizing the main recurring customers, six MCs, to use its patents and trademarks since September 2023, and partially offset by the depreciation of JPY.

Procurement services

The procurement services revenue for the year ended December 31, 2023 decreased by 1.65% from $54,076,620 for the same period in 2022 to $53,186,662. This decrease by $889,958 was mainly due to the deprecation of JPY against the U.S. dollar during the year ended December 31, 2023, compared to the same period in 2022, which caused the increase in procurement services revenue with the amount of JPY368 million was translated to the decrease in revenue with the amount of $889,958.

Management services

The management services revenue for the year ended December 31, 2023 increased by 7.86% from $67,013,751 for the same period in 2022 to $72,282,549. This increase by $5,268,798 was mainly due to the consulting services provided to two additional MCs since September 2023, the business expansion of MCs and the increase in the number of the clinics of MCs, and partially offset by the depreciation of JPY.

Rental services

The rental services revenue for the year ended December 31, 2023 decreased by 64.59% from $20,717,982 for the same period in 2022 to $7,336,768. This decrease by $13,381,214 was mainly due to the decreased demand for medical equipment from the MCs after a large scale of equipment replacement in 2022 and the depreciation of JPY.

Others

The other revenues for the year ended December 31, 2023 increased by 138.96% from $7,797,473 for the same period in 2022 to $18,633,064. This increase by $10,835,591 was mainly due to the business expansion of the subsidiaries acquired in 2022, and partially offset by the depreciation of JPY.

Cost of Revenues

Cost of revenues, for the year ended December 31, 2023, was $56,238,385 compared to $59,327,724 for the same period in 2022. The decrease by $3,089,339 or 5.21% was mainly due to a decrease in cost of rental services, which was in line with the decrease in rental services revenue, the Company’s effort of the cost reduction for the year ended December 31, 2023, and the depreciation of JPY.

Gross Profit

Gross profit, for the year ended December 31, 2023, was $137,304,038 compared to $114,832,894 for the same period in 2022. The increase in gross profit by $22,471,144 or 19.57% was mainly due to the increase in royalty income and management services revenue with a relatively high gross margin as a result of the factors described above, offset by the decrease in rental services revenue with a relatively low gross margin as a result of the factors described above and the depreciation of JPY.

Operating Expenses

Operating expenses for the years ended December 31, 2023 and 2022 were as follows:

	For the Years Ended December 31,		Variance
	2023	2022	Amount	%
Salaries and welfare	$26,847,863	$28,143,558	$(1,295,695)	(4.60)%
Depreciation and amortization expense	10,924,452	5,975,816	4,948,636	82.81%
Insurance fees	554,468	8,213,196	(7,658,728)	(93.25)%
Consulting and professional service fees	9,481,719	6,927,712	2,554,007	36.87%
Advertising expense	3,367,608	6,570,241	(3,202,633)	(48.74)%
Taxes and dues	1,904,967	564,625	1,340,342	237.39%
Recruiting expense	2,038,591	1,973,821	64,770	3.28%
Lease expense	2,897,683	1,712,341	1,185,342	69.22%
Office, utility and other expenses	7,962,664	6,539,266	1,423,398	21.77%
Donations	254,927	4,033,718	(3,778,791)	(93.68)%
Retirement compensation expense – related party	—	22,830,286	(22,830,286)	(100.00)%
Impairment loss on goodwill	—	251,172	(251,172)	(100.00)%
Misappropriation loss – restated	409,030	979,603	(570,573)	(58.25)%
Total – restated	$66,643,972	$94,715,355	$(28,071,383)	(29.64)%

The operating expenses decreased 29.64% to $66,643,972 for the year ended December 31, 2023 from $94,715,355 for the same period in 2022.

The decrease in operating expenses was mainly attributed to (1) a decrease in retirement compensation expense — related party with the amount of $22,830,286 mainly because the expense for the year ended December 31, 2022 was a one-time retirement compensation to a director of a subsidiary of the Company who made a long-term contribution to the Company; (2) a decrease in insurance fees with the amount of $7,658,728 mainly because of the surrender of certain corporate-owned life insurance policies during the year ended December 31, 2023; (3) a decrease in advertising expenses with the amount of $3,202,633 due to the Company’s effort to increase efficiency in advertisement; (4) a decrease in donations with the amount of $3,778,791 because the majority of donation made in 2022 was a one-time expense to Ryotokuji University, which has registered nurse and physical therapist departments, for sustainable development goals and corporate social responsibility; offset by (5) an increase in the depreciation and amortization expense with the amount of $4,948,636, mainly due to the amortization of a patent use right with a starting use date on January 1, 2023; and (6) an increase in consulting and professional service fees with the amount of $2,55,007, mainly due to more professional services purchased related to the tentative merger transaction.

Other Income (Expenses)

Other income (expenses) for the years ended December 31, 2023 and 2022, were as follows:

	For the Years ended December 31,		Variance
	2023	2022	Amount	%
Interest income	$86,748	$472,382	$(385,634)	(81.64)%
Interest expense	(45,292)	(31,441)	(13,851)	44.05%
Other income	3,623,332	3,898,906	(275,574)	(7.07)%
Other expenses	(745,519)	(780,619)	35,100	(4.50)%
Total	$2,919,269	$3,559,228	$(639,959)	(17.98)%

The total other income decreased by $639,959 or 17.98% to $2,919,269 for the year ended December 31, 2023 from $3,559,228 for the same period in 2022, mainly due to (1) the decrease in interest income during the year ended December 31, 2023 compared to the same period in 2022; (2) the depreciation of Japanese Yen against the U.S. dollar during the year ended December 31, 2023, compared to the same period in 2022; and (3) a slight decrease in other income.

Income Tax Expense

Income tax expense, for the year ended December 31, 2023, was $35,018,729 compared to $18,124,349 for the same period in 2022. The increase in income tax expense by $16,894,380 or 93.21% was mainly due to the increase in income from operations.

The effective tax rate was 47.59% and 76.55% for the years ended December 31, 2023 and 2022, respectively. The decrease of 28.96% was mainly attributed to the one-time retirement compensation expense of approximately $22.83 million accrued in the year ended December 31, 2022, which was not recognized as a deductible expense for tax purposes in the year because the payment has not been paid as of December 31, 2022, and a decrease in the valuation allowance against net operating loss carryforwards.

Net Income

As a result of the foregoing, we reported a net income of $38,560,606 for the year ended December 31, 2023, representing an increase of $33,008,188 from $5,552,418 for the year ended December 31, 2022.

Net Loss Attributable to Non-controlling Interests

Net loss attributable to non-controlling interests was $809,430 for the year ended December 31, 2023, representing a decreased by $46,846 or 6.14% from the net loss attributable to non-controlling interests of $762,584 for the year ended December 31, 2022, which was mainly due to the business expansion of the majority-owned subsidiaries that were acquired by the Company during the year ended December 31, 2022.

Liquidity and Sources of Funds

As of March 31, 2024, the Company had $96,181,550 in cash and cash equivalents compared to $103,022,932 as of December 31, 2023. In addition, the Company had $27,969,172 in accounts receivable as of March 31, 2024 compared to $35,113,749 as of December 31, 2023. The Company’s accounts receivable include balances due from customers for the services and goods provided by the Company and accepted by customers.

As of March 31, 2024, the Company’s working capital balance was $84,004,741. In assessing liquidity, management monitors and analyzes the Company’s cash and cash equivalents, ability to generate sufficient future earnings, and operating and capital investment commitments. The Company believes that its current cash and cash equivalents from operations and borrowings from banks will be sufficient to meet its working capital needs for the next 12 months from the date of issuance of the unaudited financial statements.

Over the next few years, the Company intends to consider other sources of financing to meet its cash needs, including raising additional capital through equity issuances. While we face uncertainties regarding the size and timing of our fundraising, we are confident that we will be able to continue to meet our business needs solely through the use of cash flows generated from operations and shareholder working capital, as needed.

Cash Flows for the three months ended March 31, 2024 and 2023

The following table provides a summary of our cash flows for the periods indicated.

	For the Three Months Ended March 31,		Variance
	2024	2023	Amount	%
Net cash provided by operating activities	$3,682,175	$3,274,264	$407,911	12.46%
Net cash used in investing activities	(3,394,122)	(2,483,030)	(911,092)	36.69%
Net cash provided by (used in) financing activities	(40,227)	4,850,350	(4,890,577)	(100.83)%
Effect of changes in foreign currency exchange rate	(7,089,208)	(10,774,222)	3,685,014	(34.20)%
Net change in cash and cash equivalents	(6,841,382)	(5,132,638)	(1,708,744)	33.29%
Cash and cash equivalents as of the beginning of the period	103,022,932	51,737,994	51,284,938	99.12%
Cash and cash equivalents as of the end of the period	$96,181,550	$46,605,356	$49,576,194	106.37%

Operating Activities

Net cash provided by operating activities for the three months ended March 31, 2024 was $3,682,175 as compared to the amount of $3,274,264 net cash provided by operating activities for the three months ended March 31, 2023, reflecting an increase of $407,911. The increase was mainly due to an increase in net income, an increase in changes in accrued retirement compensation expense — related party, accounts receivable — related parties, customer loans receivables, and offset by a decrease in changes in finance lease receivables — related parties, prepaid expenses and other current assets, accounts payable, and income tax payable.

Investing Activities

During the three months ended March 31, 2024, net cash used in investing activities of $3,394,122 was mainly the result of purchase of property and equipment, purchase of convertible note, and disposal of subsidiary, net of cash disposed of. During the three months ended March 31, 2023, net cash used in investing activities of $2,483,030 was mainly the result of purchase of intangible assets, advances to related parties and long-term loans to others.

Financing Activities

During the three months ended March 31, 2024, net cash used in financing activities of $40,227 was mainly the result of repayment of long-term loans. During the three months ended March 31, 2023, net cash provided by financing activities of $4,850,350 was the result of borrowings from related parties, offset by repayments of long-term loans.

Cash Flows for the Years Ended December 31, 2023, and 2022

The following table provides a summary of our cash flows for the years indicated.

	For the Years ended December 31,		Variance
	2023	2022	Amount	%
Net cash provided by (used in) operating activities	$50,670,322	$(47,369)	$50,717,691	(107,069.37)%
Net cash provided by (used in) investing activities	1,793,631	(32,650,392)	34,444,023	(105.49)%
Net cash provided by (used in) financing activities	6,135,368	(7,977,403)	14,112,771	(176.91)%
Effect of changes in foreign currency exchange rate	(7,314,383)	(12,090,396)	4,776,013	(39.50)%
Net change in cash and cash equivalents	51,284,938	(52,765,560)	104,050,498	(197.19)%
Cash and cash equivalents, beginning of the year	51,737,994	104,503,554	(52,765,560)	(50.49)%
Cash and cash equivalents, end of the year	$103,022,932	$51,737,994	$51,284,938	99.12%

Operating Activities

Net cash provided by operating activities for the year ended December 31, 2023 was $50,670,322 as compared to the amount of $47,369 net cash used in operating activities for the year ended December 31, 2022, reflecting an increase of $50,717,691. The increase was mainly due to an increase in net income, an increase in changes in accounts payable and income tax payable and a decrease in changes in finance lease receivables — related parties, and offset by a decrease in changes in accrued retirement compensation expense — related party.

Investing Activities

During the year ended December 31, 2023, net cash provided by investing activities of $1,793,631 was mainly the result of proceeds from disposal of property and equipment, sales of short-term investments, and surrender of life insurance policies, and offset by payments made for the purchase of property and equipment and short-term investments and advances to related parties. During the year ended December 31, 2022, net cash used in investing activities of $32,650,392 was mainly the result of prepayments for property and equipment and intangible assets, purchase of property and equipment, and acquisition of subsidiaries.

Financing Activities

During the year ended December 31, 2023, net cash provided by financing activities of $6,135,368 was the result of borrowings from related parties and deemed contribution in connection with disposal of property and equipment and offset by repayments of long-term loans and to related parties. During the year ended December 31, 2022, net cash used in financing activities of $7,977,403 was the result of repayments of long-term loans, repayments to related parties and deemed distribution in connection with reorganization.

Recent Developments

Issuance of Common Stock, Options and Warrants

In January 2023, the Company issued 1,000 shares of common stock to the CEO of the Company with a purchase price of $0.01 per share.

In September 2023, the Company issued 7,947,999 shares of common stock to the CEO of the Company with a purchase price of $0.0001 per share.

In September 2023, the Company granted (i) 711,110 common stock options to its CEO, (ii) 20,700 common stock options to a representative director of a subsidiary of the Company with an exercise price per share of $0.0001 per share, and (iii) 449,190 common stock options to doctors of MCs with an exercise price per share of $0.0001 per share. The options vest on the three-month, fifteen-month, and twenty-seven-month anniversary of the date of the Merger, in an amount equal to one-third of the applicable shares of common stock, respectively, with the expiration period for ten years from the grant date. The 449,190 common stock options to doctors of MCs were terminated upon the issuance of the warrants in January 2024, see below.

In September 2023, the Company entered into common stock purchase warrant agreement (the “Warrant Agreement II”) pursuant to which the Company allotted 400,000 warrants to the immediate family members of the Company’s CEO and allotted 200,000 warrants to its business partners. The warrants may be exercised in ten years upon the Company’s consummation of the Merger or the occurrence of other fundamental events defined in the Warrant Agreement II to purchase the Company’s common stock, for an exercise price per share of $0.0001. The warrants were fully vested on the grant date.

In January 2024, the Company terminated 449,190 common stock options granted to doctors of medical corporations in September 2023. In connection with the termination, the Company entered into a common stock purchase warrant agreement (the “Warrant Agreement III”) under which the Company issued to the doctors of medical corporations warrants to acquire an equal amount of shares of common stock as previously subject to the options issued to each of the doctors of MCs in September 2023. The warrants may be exercised on the three-month, fifteen-month, and twenty-seven-month anniversary of the date of the Merger or the occurrence of other fundamental events defined in the Warrant Agreement III (the “Trigger Date”), to acquire an amount equal to one-third of the applicable shares of common stock, respectively, with an exercise price per share of $0.0001. The warrants were fully vested on the grant date and will expire on the tenth anniversary of the Trigger Date.

Related Party Transactions

In February 2023, the Company paid off the retirement compensation expense of $22,082,643 accrued to Yoshiko Aikawa.

In July 2023, the CEO of the Company resigned as a member of the general meeting of members (or shain) of Medical Corporation Shobikai, Medical Corporation Kowakai, Medical Corporation Nasukai, Medical Corporation Aikeikai, Medical Corporation Jukeikai, and Medical Corporation Ritz Cosmetic Surgery. In August 2023, the Company contributed JPY1,000,000 (approximately $6,695 when payment made) to each of Medical Corporation Shobikai, Medical Corporation Kowakai, Medical Corporation Nasukai and Medical Corporation Aikeikai, and became the 100% equity interest holder of these non-profit medical corporations, which are still related parties of the Company as the relatives of the CEO of the Company remains as members of these medical corporations and these Medical Corporations’ controlling financial interests rest with the members.

In August 2023, the Company entered into property sales agreements with General Incorporation Association SBC, an entity under common control of the Company, to sell its certain properties and entire equity interest in Ai Inc. and Lange Inc., with a total amount of JPY3,113,603,355 (approximately $22,473,000 when received), excluding JPY232,177,630 consumption tax. The transaction, as part of the reorganization discussed in Note 1, was accounted for as a common control transaction.

Since September 2023, the Company started providing services to two additional medical corporations in Japan, namely, Medical Corporation Association Furinkai and Medical Corporation Association Junikai, which are considered as related parties of the Company as the relatives of the CEO of the Company being members of the two medical corporations.

In January 2024, the Company acquired 353,600 shares of common stock of Waqoo, accounts for less than 10% ownership, a related-party company listed on the Tokyo Stock Exchange, of which the CEO of the Company is a principal shareholder, with a fair value of $5,565,938 through a share exchange agreement. During the three months ended March 31, 2024, the Company recognized an unrealized loss on the related-party investment of $938,511.

For more related party transactions, see Note 7, 12, 13, 15, 17 and 18 to the accompanying audited consolidated financial statements and Note 4, 9, 12, 13, 15 and 17 to the accompanying unaudited consolidated financial statements included in this proxy statement.

Misappropriations of Funds and Restatements

In January 2024, in connection with a routine tax examination of the Company’s income tax returns, the Japanese tax authority discovered misappropriations of Company funds by a former director of general affairs and legal department of L’Ange Cosmetique Co., Ltd., which is a subsidiary of the Company (the “former director”), not a relative of the CEO of the Company or any identified related party, who received kickbacks from multiple vendors of SBC Japan (collectively with the former director, the “participants”) possibly beginning as early as 2012 until the misappropriations were discovered. The former director was suspended immediately upon the discovery and was terminated effective February 23, 2024. The Company has commenced a criminal complaint in Tokyo against the participants.

Shortly after this discovery, the Company engaged independent legal counsel and forensic consultants to investigate the misappropriations. The investigation, which was completed in March 2024, revealed that the participants had misappropriated approximately JPY632 million ($5.6 million), including consumption tax, from the Company of which the former director received approximately JPY335 million ($3.0 million), between April 2016 and the discovery of the misappropriations in January 2024. The amount misappropriated prior to April 2016 could not be accurately determined because certain data for the period prior to April 2016 was unavailable, the Company does not expect such amount to be material based on current estimates.

The Company found no evidence that any other employee of the Company was aware of, or colluded in, the misappropriations of Company funds or that there was any unlawful activity apart from that associated with the participants’ misappropriations of Company funds. The misappropriated amounts, excluding the consumption tax, representing advertising services purchased on behalf of a related-party MC, were originally included in the revenues reported on a net basis. After discovery of the misappropriations, the amounts were restated as a misappropriation loss.

The Company has restated its previously reported consolidated balance sheets as of December 31, 2022 and 2021, and the related consolidated statements of operations and comprehensive income (loss) and cash flows for the years then ended, based on the results of its investigation and substantive validation procedures. The Company has also restated its previously reported unaudited consolidated balance sheets for the nine months ended September 30, 2023 and 2022 and for the six months ended June 30, 2023 and 2022, and the related unaudited consolidated statements of operations and comprehensive income (loss) and cash flows for the periods then ended. The tables in Note 18 to the consolidated audited financial statements summarize the effects of the restatements on each financial statement line item as of the dates and for the periods indicated.

Contractual Obligations

Lease Agreements

The Company has sixty-eight leases classified as operating leases for offices and sublease purposes.

As of March 31, 2024, the future maturity of lease liabilities is as follows:

Years ending December 31,	Lease Payment
Remaining of 2024	$3,376,898
2025	1,703,273
2026	195,241
2027	161,440
2028	161,440
Thereafter	261,983
Total undiscounted lease payments	5,860,275
Less: imputed interest	(10,699)
Total operating lease liabilities	$5,849,576

Bank and Other Borrowings

The Company borrowed loans from various banks and a financial institution for working capital purpose.

As of March 31, 2024, future minimum borrowing payments are as follows:

Years ending December 31,	Principal Repayment
Remaining of 2024	$89,323
2025	133,965
2026	138,921
2027	132,987
2028	72,791
Thereafter	268,499
Total	$836,486

Off-Balance Sheet Arrangements (Off-Balance Sheet Transactions)

There are no off-balance sheet arrangements as of March 31, 2024 and December 31, 2023.

Critical Accounting Policies and Estimates

We prepare our consolidated financial statements in conformity with U.S. GAAP, which requires us to make judgments, estimates and assumptions. We continually evaluate these estimates and assumptions based on the most recently available information, our own historical experiences and various other assumptions that we believe to be reasonable under the circumstances. Since the use of estimates is an integral component of the financial reporting process, actual results could differ from our expectations as a result of changes in our estimates. Some of our accounting policies require a higher degree of judgment than others in their application and require us to make significant accounting estimates. We believe that critical accounting policies as disclosed in this proxy statement reflect the more significant judgements and estimates used in preparation of our consolidated financial statements.

The following descriptions of critical accounting policies and estimates should be read in conjunction with our consolidated financial statements and other disclosures included in this proxy statement. When reviewing our consolidated financial statements, you should consider our selection of critical accounting policies, the judgments and other uncertainties affecting the application of such policies and the sensitivity of reported results to changes in conditions and assumptions.

Revenue Recognition

The Company recognizes revenue from franchising services, procurement services, management services and other services under ASC Topic 606, “Revenue from Contracts with Customers”.

To determine revenue recognition for contracts with customers, the Company performs the following five steps: (i) identify the contract(s) with the customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, including variable consideration to the extent that it is probable that a significant future reversal will not occur, (iv) allocate the transaction price to the respective performance obligations in the contract, and (v) recognize revenue when (or as) the Company satisfies the performance obligation. Revenue amount represents the invoiced value, net of consumption tax and applicable local government levies, if any. The consumption tax on sales is calculated at 10% of gross sales. The Company does not have significant remaining unfulfilled performance obligations or contract balances.

The Company reports revenue on a gross or net basis based on management’s assessment of whether the Company acts as a principal or agent in the transaction. The determination of whether the Company acts as a principal or an agent in a transaction is based on the evaluation of whether (i) the Company is primarily responsible for fulfilling the promise to provide the specified goods or service, (ii) the Company has inventory risk before the specified good or service has been transferred to a customer or after transfer of control to the customer and (iii) the Company has discretion in establishing the price for the specified good or service. If the terms of a transaction do not indicate the Company is acting as a principal in the transaction, then the Company is acting as an agent in the transaction and the associated revenues are recognized on a net basis.

The Company recognizes revenue from rental services under ASC Topic 842, “Leases”.

The Company currently generates its revenue from the following main sources:

Franchising Revenue

The Company generates franchising revenue (royalty income) by licensing its intellectual properties, including but not limited to the Company’s brand name (“Shonan Beauty Clinic”), trade name, patents, and trademarks, as a franchisor pursuant to franchise agreements with certain MCs (the “MCs”) in Japan. Prior to April 2023, royalty income is based on a percentage of sales and recognized at the time when the related sales occurred; since April 2023, it is based on a fixed amount to each clinic of the MCs; since September 2023, it is based on a fixed amount to each MC and a fixed amount to each clinic of the MCs and recognized over time as services are rendered.

Procurement Services Revenue

The Company generates procurement services revenue by purchasing primarily advertising services and medical materials from qualified vendors on behalf of MCs to maintain brand quality consistency. Procurement services revenue is recognized at the point in time upon the delivery of products or over time as services are performed. Occasionally, the Company receives vendor discounts on certain large purchases. It recognizes revenue based on actual payments and will return the over-collection resulting from such discounts to MCs.

Management Services Revenue

The Company provides loyalty program management services, labor supporting services, function supporting services and management consulting services to MCs.

•        Loyalty program management services

The Company awards loyalty points on behalf of MCs to MCs’ customers, who earn loyalty points from each qualified purchase made at the loyalty program participating clinics of MCs, in exchange for a handling fee. The revenue is based on a percentage of the related payment amount made by MCs’ customers and is recognized when the loyalty points are awarded.

At the time loyalty points are awarded, a MC pays the Company cash in an amount equivalent to the awarded loyalty points, which is recorded as advances from customers. When a MC’s customers redeem the loyalty points, the Company returns the cash back to the MC in an amount equivalent to the redeemed loyalty points. The awarded loyalty points expire if a MC’s customer does not make any additional qualified purchase at a participating clinic within a year. The Company accumulates and tracks the points on behalf of MCs until the loyalty points expire, at which time the Company recognizes an amount equivalent to the expired loyalty points as revenue, which is normally not significant.

The Company also awards certain points to MCs’ customers on behalf of MCs for free in order to increase the volume of MC’s sales, from which the Company earns other types of revenues, such as royalty income. When a MC’s customers redeem such points, the Company reimburses MC in an amount equivalent to the used free points and records it as a reduction of the revenue recognized.

The Company is an agent in the management of loyalty programs, and as a result, revenues are recognized net of the cost of redemptions.

•        Labor supporting services

The Company generates revenue by dispatching staff to MCs to provide a range of services, primarily including clinic operation, IT, and administrative services. The Company recognizes the revenue over the time when services are rendered.

•        Function supporting services

The revenue is derived from providing functional supporting services to MCs, such as accounting and human resources services. The Company recognizes the revenue over the time when services are rendered.

•        Management consulting services

The Company generates revenue by providing consulting services to MCs in relation to business operations of cosmetic dermatology. The Company recognizes the revenue over the time when services are rendered.

Rental Services Revenue

The Company generates rental income from operating leases and sales-type leases, which is accounted for under ASC Topic 842. Operating lease revenue is generally recognized on straight-line basis over the terms of the lease agreements and sales-type leases revenue is generally recognized on the lease commitment date.

Other Revenues

The Company generates other miscellaneous revenues such as medicine dispensed sales revenue, brokerage services revenue, construction services revenue, pilot training services revenue, interest income, etc. These revenues are recognized when the Company satisfies performance obligations.

DESCRIPTION OF SECURITIES OF NEW PONO

The following summary of the material terms of Pono’s securities following the Business Combination is not intended to be a complete summary of the rights and preferences of such securities. We urge you to read the proposed Amended Charter in its entirety for a complete description of the rights and preferences of Pono’s securities following the Business Combination. The proposed Amended Charter is described in “The Charter Amendment Proposals,” and the full text of the proposed Amended and Restated Charter is attached as Annex B to this proxy statement.

Pursuant to the Pono Charter, our authorized capital stock consists of 100,000,000 shares of Class A common stock, $0.0001 par value, 10,000,000 shares of Class B common stock, $0.0001 par value, and 1,000,000 shares of undesignated preferred stock, $0.0001 par value. Following the Business Combination, pursuant to the Amended Charter, the authorized capital stock of New Pono will consist of 400,000,000 shares of common stock, $0.0001 par value, and 20,000,000 shares of undesignated preferred stock, $0.0001 par value. The following description summarizes the material terms of the capital stock of New Pono after the Business Combination. Because it is only a summary, it may not contain all the information that is important to you.

Units

Each Unit had an offering price of $10.00 and consists of one whole share of Class A common stock and three-quarters of one redeemable Warrant. Each whole Warrant entitles the holder thereof to purchase one share of our Class A common stock at a price of $11.50 per share, subject to adjustment as described in herein. On August 9, 2022, Pono consummated its IPO of 11,500,000 Units, which included 1,500,000 Units issued pursuant to the full exercise by the underwriters of their over-allotment option. Simultaneously with the closing of the IPO, Pono completed the private sale of an aggregate of 634,375 Placement Units to the Sponsor, which included 63,000 Private Units issued pursuant to the exercise of the underwriters’ over-allotment option in full.

Upon the closing of the Business Combination the shares of Class A common stock and the Warrants will be separated and the Units will no longer trade or exist.

Common Stock

Upon the Closing, the outstanding shares of Class A common stock, including any shares of Class B common stock that are converted into Pono Class A common stock in accordance with the Pono Charter, will be redesignated as common stock, par value $0.0001 per share, of SBC Medical Group Holdings, Incorporated (the new name of Pono after the Closing), which shares are referred to herein as New Pono common stock.

It is anticipated that, immediately after the Closing of the Business Combination, New Pono will have a total of approximately 117,199,426 shares of New Pono common stock issued and outstanding. The foregoing excludes any outstanding Warrants and assumes that (i) there are no redemptions of any shares by Pono’s public stockholders in connection with the Business Combination and (ii) no awards are issued under the Equity Incentive Plan. If the actual facts are different than these assumptions (which they are likely to be), the percentage ownership retained by Pono’s existing stockholders in the Combined Entity will be different. In addition, the outstanding options and warrants options and warrants to acquire shares of SBC common stock prior to the Closing of the Business Combination will be assumed and converted to options under the Equity Incentive Plan effective as of the Closing the Business Combination.

Common stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. Unless specified in the Amended Charter or bylaws, or as required by applicable provisions of the DGCL or applicable stock exchange rules, the affirmative vote of a majority of our shares of New Pono common stock that are voted is required to approve any such matter voted on by our stockholders. Our board of directors will be divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. Our stockholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor.

All of the outstanding Founder Shares, as shares of Class B common stock, will convert into shares of New Pono common stock at the Closing of the Business Combination. With certain limited exceptions, the Founder Shares are not transferable, assignable or salable (except to Pono’s officers and directors and other persons or entities affiliated with the Sponsor, each of whom will be subject to the same transfer restrictions) until the earlier of (A) one year after the Closing of the Business Combination, or (B) subsequent to the Closing, (x) if the closing price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Closing of the Business Combination, or (y) the date on which New Pono completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of our stockholders having the right to exchange their shares of Class A common stock for cash, securities or other property.

Preferred Stock

The Amended Charter provides that shares of preferred stock may be issued from time to time in one or more series. Our board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board of directors will be able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preferred stock outstanding at the date hereof. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future. No shares of preferred stock are being issued or registered in the Business Combination.

Warrants

Public Warrants

Each Public Warrant entitles the registered holder to purchase one share of New Pono common stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the Closing. The Public Warrants will expire five years after the Closing of the Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We will not be obligated to deliver any shares of New Pono common stock pursuant to the exercise of a Public Warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of New Pono common stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No warrant will be exercisable and we will not be obligated to issue shares of New Pono common stock upon exercise of a warrant unless the New Pono common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Public Warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant.

We are not registering the shares of New Pono common stock issuable upon exercise of the Public Warrants at this time. However, we have agreed that as soon as practicable, but in no event later than 15 business days after the Closing of the Business Combination, we will use our best efforts to file with the SEC a registration statement covering the shares of New Pono common stock issuable upon exercise of the warrants, to cause such registration statement to become effective and to maintain a current prospectus relating to those shares of New Pono common stock until the warrants expire or are redeemed, as specified in the warrant agreement. If a registration statement covering the shares of New Pono common stock issuable upon exercise of the warrants is not effective by the 60th business day after the Closing of the Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the foregoing, if a registration statement covering the New Pono common stock issuable upon exercise of the warrants is not effective within a specified period following the Closing of the Business

Combination, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act of 1933, as amended, or the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis.

Once the Public Warrants become exercisable, we may call the warrants for redemption:

•        in whole and not in part;

•        at a price of $0.01 per warrant;

•        upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•        if, and only if, the reported last sale price of the New Pono common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption to the warrant holders.

To date, the shares of common stock have not traded at a price that would allow us to call the Public Warrants for redemption. If and when the Public Warrants become redeemable by us, we may not exercise our redemption right if the issuance of shares of common stock upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or we are unable to effect such registration or qualification. In the event that the Company elects to redeem all of the redeemable warrants as described above, the Company will fix a date for the redemption (the “Redemption Date”). Pursuant to the terms of the warrant agreement, notice of redemption will be mailed by first class mail, postage prepaid, by the Company not less than 30 days prior to the Redemption Date to the registered holders of the redeemable warrants to be redeemed at their last addresses as they appear on the registration books. In addition, the Company will issue a press release and file a current report on Form 8-K with the Securities and Exchange Commission containing notice of redemption. The Company is not contractually obligated to notify investors when its warrants become eligible for redemption and does not intend to so notify investors upon eligibility of the warrants for redemption, unless and until it elects to redeem such warrants pursuant to the terms of the warrant agreement.

We have established the last of the redemption criteria discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the Public Warrants, each warrant holder will be entitled to exercise its warrant prior to the scheduled redemption date. However, the price of the New Pono common stock may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) as well as the $11.50 warrant exercise price after the redemption notice is issued.

If we call the Public Warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of New Pono common stock issuable upon the exercise of our warrants. If our management takes advantage of this option, all holders of Public Warrants would pay the exercise price by surrendering their warrants for that number of shares of New Pono common stock equal to the quotient obtained by dividing (x) the product of the number of shares of New Pono common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the New Pono common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of New Pono common stock to be received upon exercise of the Public Warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the warrants after the Closing. If we call our Public Warrants for redemption and our management does not take advantage of this option, the Sponsor and its permitted transferees would still be entitled to exercise their Placement Warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.

A holder of a Public Warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (or such other amount as a holder may specify) of the shares of New Pono common stock outstanding immediately after giving effect to such exercise.

If the number of outstanding shares of New Pono common stock is increased by a stock dividend payable in shares of New Pono common stock, or by a split-up of shares of New Pono common stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of New Pono common stock issuable on exercise of each Public Warrant will be increased in proportion to such increase in the outstanding shares of New Pono common stock. A rights offering to holders of New Pono common stock entitling holders to purchase shares of New Pono common stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of New Pono common stock equal to the product of (i) the number of shares of New Pono common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for New Pono common stock) and (ii) one (1) minus the quotient of (x) the price per share of New Pono common stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for New Pono common stock, in determining the price payable for New Pono common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of New Pono common stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the shares of New Pono common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the Public Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of New Pono common stock on account of such shares of New Pono common stock (or other shares of our capital stock into which the warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, (c) to satisfy the redemption rights of the holders of New Pono common stock in connection with the Closing of the Business Combination, (d) to satisfy the redemption rights of the holders of New Pono common stock in connection with an Extension requiring a stockholder vote to amend the Pono Charter (i) for an Extension or (ii) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, or (e) in connection with the redemption of our public shares upon our failure to complete our initial business combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of New Pono common stock in respect of such event.

If the number of outstanding shares of our New Pono common stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of New Pono common stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of New Pono common stock issuable on exercise of each Public Warrant will be decreased in proportion to such decrease in outstanding shares of New Pono common stock.

Whenever the number of shares of New Pono common stock purchasable upon the exercise of the Public Warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of New Pono common stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of New Pono common stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of New Pono common stock (other than those described above or that solely affects the par value of such shares of New Pono common stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of New Pono common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the Public Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of our New Pono common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. If less than            % of the consideration receivable by the holders of New Pono common stock in such a transaction is payable in the form of New Pono common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes value (as defined in the warrant agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants in order to determine and realize the option value component of the warrant. This formula is to compensate the warrant holder for the loss of the option value portion of the warrant due to the requirement that the warrant holder exercise the warrant within 30 days of the event. The Black-Scholes model is an accepted pricing model for estimating fair market value where no quoted market price for an instrument is available.

The Public Warrants and the Placement Warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and Pono. You should review a copy of the warrant agreement, which has been publicly filed with the SEC and which you can find in the list of exhibits to this registration statement, for a complete description of the terms and conditions applicable to the warrants. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least a majority of the then outstanding Public Warrants to make any change that adversely affects the interests of the registered holders of Public Warrants.

The Public Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of New Pono common stock and any voting rights until they exercise their warrants and receive shares of New Pono common stock. After the issuance of shares of New Pono common stock upon exercise of the warrants, each holder will be entitled to one (1) vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the Public Warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number of shares of New Pono common stock to be issued to the warrant holder.

Placement Warrants

Except as described below, the Placement Warrants have terms and provisions that are identical to those of the Public Warrants, including as to exercise price, exercisability and exercise period. The Placement Warrants (including the New Pono common stock issuable upon exercise of the Placement Warrants) are not transferable, assignable or salable until 30 days after the Closing (except, among certain other limited exceptions to our officers and directors and other persons or entities affiliated with the Sponsor) and will be entitled to registration rights, so long as they are held by the Sponsor or its permitted transferees. The Sponsor, or its permitted transferees, has the option to exercise the Placement Warrants on a cashless basis. The Placement Warrants will be subject to the same terms and conditions as the Public Warrants, and among other matters, be redeemable by us and exercisable by the holders on the same basis as the Public Warrants.

If holders of the Placement Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their warrants for that number of shares of New Pono common stock equal to the quotient obtained by dividing (x) the product of the number of shares of New Pono common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the New Pono common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.

Dividends

We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the Closing of the Business Combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial conditions subsequent to the Closing. The payment of any cash dividends subsequent to the Closing will be within the discretion of our board of directors at such time. Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

Our Transfer Agent and Warrant Agent

The transfer agent for our common stock and warrant agent for our warrants is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

Our Amended and Restated Certificate of Incorporation

The Pono Charter contains certain requirements and restrictions relating to its Initial Public Offering that will apply to Pono until the completion of its initial business combination. These provisions cannot be amended without the approval of the holders of 65% of Pono’s common stock. Specifically, the Pono Charter provides, among other things, that:

•        If Pono is unable to complete its initial business combination within 12 months from the closing of its Initial Public Offering (or up to 18 months from the consummation of our Initial Public Offering if it extends the period of time to consummate a business combination, as described in more detail in this proxy statement), Pono will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter subject to lawfully available funds therefor, redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to us to pay our taxes or for working capital purposes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of its remaining stockholders and its board of directors, dissolve and liquidate, subject in each case to Pono’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law;

•        Prior to Pono’s initial business combination, it may not issue additional shares of capital stock that would entitle the holders thereof to: (i) receive funds from the Trust Account; (ii) vote on any initial business combination; or (iii) vote on matters related to our pre-initial business combination activity;

•        Although Pono does not intend to enter into a business combination with a target business that is affiliated with its Sponsor, its directors or its officers, it is not prohibited from doing so. In the event it enters into such a transaction, it, or a committee of independent directors, will obtain an opinion from an independent investment banking firm that is a member of FINRA or an independent accounting firm that such a business combination is fair to Pono from a financial point of view;

•        If a stockholder vote on an initial business combination is not required by law and Pono does not decide to hold a stockholder vote for business or other legal reasons, it will offer to redeem its public shares pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, and will file tender offer documents with the SEC prior to completing the initial business combination which contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act;

•        The initial business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the assets held in the Trust Account (excluding the deferred underwriting commissions and interest income earned on the Trust Account that is released to Pono to pay taxes or for working capital purposes) at the time of the agreement to enter into the initial business combination;

•        The Sponsor may extend the period of time to consummate a business combination up to two times, each by an additional three months (for a total of up to 18 months to complete a business combination), subject to the Sponsor depositing additional funds into the Trust Account as set out below. Pursuant to the terms of the amended and restated certificate of incorporation and the trust agreement between us and Continental Stock Transfer & Trust Company, in order for the time available for Pono to consummate its initial business combination to be extended, the Sponsor or its affiliates or designees, upon five business days advance notice prior to the applicable deadline, must deposit into the Trust Account $1,150,000 ($0.10 per unit) on or prior to the date of the applicable deadline, for each three-month extension; Pono’s stockholders will not be entitled to vote or redeem their shares in connection with any such extension; if Pono completes its initial business combination, to the extent any such amounts had been loaned to Pono, it would repay such loaned amounts either out of the proceeds of the Trust Account released to Pono, or out of funds held outside of the Trust Account;

•        If Pono’s stockholders approve an amendment to its amended and restated certificate of incorporation (i) to modify the substance or timing of its obligation to allow redemption in connection with our initial business combination or to redeem 100% of its public shares if we do not complete our initial business combination within 12 months from the closing of our Initial Public Offering (or up to 18 months from the consummation of our Initial Public Offering if we extend the period of time to consummate a business combination, as described in more detail above) or (ii) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, Pono will provide its public stockholders with the opportunity to redeem all or a portion of their shares of Class A common stock upon such approval at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to Pono to pay its taxes, divided by the number of then outstanding public shares; and

•        Pono will not complete its initial business combination with another blank check company or a similar company with nominal operations.

In addition, the Pono Charter provides that it will only redeem its public shares so long as (after such redemption) its net tangible assets will be at least $5,000,001 either immediately prior to or upon consummation of its initial business combination and after payment of underwriters’ fees and commissions.

Certain Anti-Takeover Provisions of Delaware Law and Pono’s Amended and Restated Certificate of Incorporation and Bylaws

New Pono will opt out of Section 203 of the DGCL. Section 203 of the DGCL prohibits a Delaware corporation from engaging in a “business combination” with an “interested stockholder” (i.e. a stockholder owning 15% or more of company’s voting stock) for three years following the time that the “interested stockholder” becomes such, subject to certain exceptions.

The Pono Charter provides that our board of directors are classified into three classes of directors. As a result, in most circumstances, a person can gain control of our board only by successfully engaging in a proxy contest at two or more annual meetings.

Pono’s authorized but unissued common stock and preferred stock are available for future issuances without stockholder approval (including a specified future issuance) and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Exclusive Forum for Certain Lawsuits

The Pono Charter requires, to the fullest extent permitted by law, that derivative actions brought in our name, actions against directors, officers and employees for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers.

Notwithstanding the Pono Charter provides that the exclusive forum provision will be applicable to the fullest extent permitted by applicable law. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, (i) the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction, and (ii) unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act or the rules and regulations promulgated thereunder.

Special Meeting of Stockholders

Pono’s bylaws provide that special meetings of our stockholders may be called only by a majority vote of our board of directors, by our Chief Executive Officer or by our Chairman.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Pono’s bylaws provide that stockholders seeking to bring business before its annual meeting of stockholders, or to nominate candidates for election as directors at its annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be received by the company secretary at Pono’s principal executive offices not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day prior to the anniversary date of the immediately preceding annual meeting of stockholders. Pursuant to Rule 14a-8 of the Exchange Act, proposals seeking inclusion in Pono’s annual proxy statement must comply with the notice periods contained therein. Its bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude Pono’s stockholders from bringing matters before its annual meeting of stockholders or from making nominations for directors at its annual meeting of stockholders.

Action by Written Consent

Any action required or permitted to be taken by Pono’s common stockholders must be effected by a duly called annual or special meeting of such stockholders and may not be effected by written consent of the stockholders other than with respect to our Class B common stock.

Class B Common Stock Consent Right

For so long as any shares of Class B common stock remain outstanding, Pono may not, without the prior vote or written consent of the holders of a majority of the shares of Class B common stock then outstanding, voting separately as a single class, amend, alter or repeal any provision of its certificate of incorporation, whether by merger, consolidation or otherwise, if such amendment, alteration or repeal would alter or change the powers, preferences or relative, participating, optional or other or special rights of the Class B common stock. Any action required or permitted to be taken at any meeting of the holders of Class B common stock may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of the outstanding Class B common stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of Class B common stock were present and voted. All of the Class B common stock will convert upon consummation of the Business Combination.

Registration Rights

The holders of the Founder Shares and Placement Units (and any securities underlying the Placement Units) are entitled to registration rights pursuant to the registration rights agreement that was signed at the time of the Pono IPO, requiring Pono to register such securities for resale (in the case of the Founder Shares, only after conversion to our Class A common stock). The holders of the majority of these securities are entitled to make up to two demands, excluding short form demands, that Pono register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of Pono’s initial business combination and rights to require Pono to register for resale such securities pursuant to Rule 415 under the Securities Act. Pono will bear the expenses incurred in connection with the filing of any such registration statements.

Listing of Securities

Pono’s Units, Class A common stock and Warrants are currently listed on Nasdaq under the symbols “PTWOU,” “PTWO” and “PTWOW,” respectively. It is currently expected that after the Closing, our New Pono common stock and Public Warrants will be listed on Nasdaq under the symbols “          ” and “          ,” respectively.

SECURITIES ACT RESTRICTIONS ON RESALE OF COMMON STOCK

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted shares of Pono’s common stock or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of Pono’s affiliates at the time of, or at any time during the three months preceding, a sale and (ii) Pono is subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as Pono was required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of Pono’s common stock or warrants for at least six months but who are its affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•        1% of the total number of shares of Class A common stock (or after the Closing, New Pono common stock) then outstanding; or

•        the average weekly reported trading volume of the Class A common stock (or after the Closing, New Pono common stock) then during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by Pono’s affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about Pono.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•        the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•        the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•        the issuer of the securities has filed all Exchange Act reports and materials required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

•        at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, Pono’s Initial Stockholders will be able to sell their Founder Shares and Placement Units, as applicable, pursuant to Rule 144 without registration one year after Pono has completed its initial business combination.

COMPARISON OF STOCKHOLDER RIGHTS

Both Pono and SBC are incorporated under the laws of the State of Delaware and, accordingly, the rights of the stockholders of each are currently, and will continue to be, governed by the DGCL. If the Business Combination is completed, SBC securityholders will become stockholders of Pono, and their rights will be governed by the DGCL, the Amended Charter attached to this proxy statement as Annex B, and the bylaws of New Pono attached to this proxy statement as an exhibit.

The table below summarizes the material differences between the current rights of SBC securityholders under the SBC certificate of incorporation and bylaws and the rights of Pono stockholders, post-Closing, under the Amended Charter and bylaws, each as amended, as applicable, and as in effect immediately following the Business Combination.

While Pono and SBC believe that the summary tables cover the material differences between the rights of their respective stockholders prior to the Business Combination and the rights of Pono stockholders following the Business Combination, these summary tables may not contain all of the information that is important to you. You should carefully read this entire proxy statement and the other documents referred to in this proxy statement for a more complete understanding of the differences between being a stockholder of Pono or SBC before the Business Combination and being a stockholder of Pono after the Business Combination. Pono has attached as Annex B to this proxy statement a copy of the proposed Amended Charter, and attached as Exhibit F to Annex A, to this proxy statement a copy of the form of New Pono bylaws, and will send copies of the documents referred to in this proxy statement to you upon your request. See the section titled “Where You Can Find More Information” in this proxy statement.

Current Pono Rights Versus New Pono Rights Post-Merger

Provision	Pono Capital Two, Inc. (Pre-Merger)	New Pono (Post-Closing)
Authorized Capital Stock

Pono is authorized to issue 111,000,000 shares, consisting of (a) 110,000,000 shares of Pono common stock, including (i) 100,000,000 shares of Pono Class A common stock, and (ii) 10,000,000 shares of Pono Class B common stock, and (b) 1,000,000 shares of preferred stock. As of the date of this proxy statement, no shares of preferred stock are outstanding.

New Pono will be authorized to issue 420,000,000 shares of capital stock, consisting of (a) 400,000,000 shares of common stock and (b) 20,000,000 shares of preferred stock.

Upon consummation of the Business Combination and assuming no Pono Class A common stock are redeemed, we expect there will be approximately outstanding shares of New Pono common stock.

Number of Directors

The Pono Charter provides that the number of directors of Pono, other than those who may be elected by the holders of one or more series of the preferred stock voting separately by class or series, shall be fixed from time to time exclusively by the Pono Board pursuant to a resolution adopted by a majority of the Pono Board.

The number of directors of New Pono shall initially be five (5). The precise number of directors shall be fixed by the New Pono board of directors pursuant to a resolution adopted by the New Pono board of directors.

Staggered Board of Directors

The current charter provides that the board is divided into three classes, as nearly equal in number as possible and designated Class I, Class II and Class III. The Board is authorized to assign members of the Board already in office to Class I, Class II or Class III. The term of the initial

Pursuant to the charter of New Pono, the board will be divided into three classes, Class I, Class II and Class III. The number of directors in each Class is required to be as nearly equal in number as possible. The Board is authorized to assign members of the Board already in office to Class I, Class II or Class III. The terms of the initial

Provision	Pono Capital Two, Inc. (Pre-Merger)	New Pono (Post-Closing)

Class I Directors expires at the first annual meeting of the stockholders, the term of the initial Class II Directors will expire at the second annual meeting of the stockholders and the term of the initial Class III Directors will expire at the third annual meeting of the stockholders.

Class I directors expire at the first annual meeting of the stockholders following the effectiveness of the Fourth Amended Certificate, the terms of the initial Class II directors expire at the next annual meeting of the stockholders and the terms of the initial Class III directors expire at the next following annual meeting of the stockholders. Thereafter, each of the directors who are elected will serve for a three-year term or until the election and qualification of their respective successors in office, subject to their earlier death, resignation or removal. If the number of directors is increased or decreased, then the Board will apportion directors to the various classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case will a decrease in the number of directors shorten the term of any incumbent director. The number of directors and their classes is subject to modification in the event that the holders of one or more series of Preferred Stock, voting separately by class or series, have a right to elect specific directors pursuant to the terms of one or more series of Preferred Stock.

Appointment of Directors

The Pono Charter requires that the directors be elected by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote on the election of directors; provided, that prior to the closing of the initial business combination, the holders of Class B common stock shall have the exclusive right to elect and remove any director, and the holders of Class A common stock shall have no right to vote on the election or removal of any director.

In addition, except as otherwise required by law, whenever the holders of one or more series of the preferred stock shall have the right, voting separately by class or series, to elect one or more directors, the term of office, the filling of vacancies, the removal from office and other features of such directorships shall be governed

At New Pono’s annual meeting, the stockholders elect directors each of whom shall hold office until his or her successor is elected and qualified, or until his or her earlier resignation, death or removal.

At stockholder meetings for the election of directors, the vote required for election of a director shall be by a plurality of the votes cast by stockholders entitled to vote in the election in favor or against the election of a nominee.

Provision	Pono Capital Two, Inc. (Pre-Merger)	New Pono (Post-Closing)

by the terms of such series of the preferred stock as set forth in the Pono Charter (including any preferred stock designation) and such directors shall not be included in any of the classes described above unless expressly provided by such terms.

Removal of Directors

The Pono Charter provides that any and all of the directors may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of a majority of the voting power of all then outstanding shares of capital stock of Pono entitled to vote generally in election of directors, voting together as a single class; provided, that prior to the closing of the initial business combination, the holders of Class B common stock shall have the exclusive right to elect and remove any director, and the holders of Class A common stock shall have no right to vote on the election or removal of any director.

Any director or the entire board may be removed from office, only for cause, by the affirmative vote of the holders of 2/3 of the voting power of all then outstanding shares of New Pono entitled to vote for the election of directors.

Vacancies on the Board of Directors

Newly created directorships resulting from an increase in the number of directors and any vacancies on the Pono Board resulting from death, resignation, retirement, disqualification, removal or other cause may be filled solely and exclusively by a majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director (and not by stockholders), and any director so chosen shall hold office for the remainder of the full term of the class of directors to which the new directorship was added or in which the vacancy occurred and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.

Any newly created directorship on the New Pono board that results from an increase in the number of directors and any vacancies on the board are filled exclusively by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum of the New Pono board. Any director so chosen will hold office until his or her successor has been elected and qualified.

Special Meeting of the Board of Directors

The current bylaws provide that special meetings of the Pono Board (a) may be called by the chairman of the Pono Board or President and (b) shall be called by the chairman of the Pono Board, president or secretary on the written request of at least a majority of directors then in office, or the sole director, as the

Special meetings of the New Pono board may be called by the chairman of the board, President, or on the written request of at least a majority of directors then in office.

Provision	Pono Capital Two, Inc. (Pre-Merger)	New Pono (Post-Closing)

case may be, and shall be held at such time, date and place (within or without the State of Delaware) as may be determined by the person calling the meeting or, if called upon the request of directors or the sole director, as specified in such written request.

Special Meeting of the Stockholders

The current charter and bylaws provide that, subject to the rights of the holders of any outstanding series of the preferred stock of Pono and to the requirements of applicable law, special meetings of stockholders, for any purpose or purposes, may be called only by the chairman of the Pono Board, chief executive officer, or the Pono Board pursuant to a resolution adopted by a majority of the Pono Board, and may not be called by any other person.

Special meetings of the stockholders of New Pono may be called only by the affirmative vote of a majority of the directors then in office.
Voting

The Pono Charter provides that holders of Pono Class A common stock and holders of Pono Class B common stock will vote together as a single class on all matters submitted to a vote of our stockholders, except as required by law. Each share of common stock will have one vote on all such matters. However, the holders of the shares of Pono Class B common stock have the right to elect all of the directors prior to the Business Combination. Except as otherwise required by law, holders of common stock shall not be entitled to vote on any amendment to the charter of Pono that relates solely to the terms of one or more outstanding series of preferred stock if the holders of such affected series of preferred stock are entitled exclusively, either separately or together with the holders of one or more other such series of preferred stock, to vote thereon pursuant to the charter of Pono or the DGCL,

Except as otherwise required by law or the charter of New Pono, holders of common stock are entitled to one vote for each share of common stock held of record by such holder on all matters on which stockholders are generally entitled to vote; provided, that, except as otherwise required by law, holders of common stock shall not be entitled to vote on any amendment to the charter of New Pono that relates solely to the terms of one or more outstanding series of preferred stock if the holders of such affected series of preferred stock are entitled, either separately or together with the holders of one or more other such series of preferred stock, to vote thereon pursuant to the charter of New Pono or the DGCL.

Cumulative Voting	The Pono Charter does not authorize cumulative voting.	The charter of New Pono does not authorize cumulative voting.
Stockholder Action by Written Consent	The Pono Charter provides that, except as may be otherwise provided for or fixed pursuant to the current certificate of incorporation (including any preferred stock	Any action required or permitted to be taken by the stockholders of New Pono at any annual or special meeting of the stockholders may be effected only at a duly called annual

Provision	Pono Capital Two, Inc. (Pre-Merger)	New Pono (Post-Closing)

designation) relating to the rights of the holders of any outstanding series of preferred stock, subsequent to the consummation of the Pono IPO, any action required or permitted to be taken by the stockholders of Pono must be effected by a duly called annual or special meeting of such stockholders and may not be effected by written consent of the stockholders other than with respect to the Class B Common Stock with respect to which action may be taken by written consent.

or special meeting of stockholders of New Pono and may not be effected by any consent in writing by such stockholders.
Declaration and Payment of Dividends

Subject to applicable law, the rights, if any, of the holders of any outstanding series of the preferred stock and the business combination requirement provisions of the Pono Charter, the holders of shares of Pono common stock shall be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of Pono) when, as and if declared thereon by Pono Board from time to time out of any assets or funds of Pono legally available therefor and shall share equally on a per share basis in such dividends and distributions.

The board of directors of New Pono may from time to time declare, and New Pono may pay, dividends on New Pono’s outstanding shares of capital stock, subject to applicable law and New Pono’s charter.
Limitation of Liability of Directors and Officers

The Pono Charter provides that a director of Pono shall not be personally liable to Pono or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended unless they violated their duty of loyalty to Pono or its stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived improper personal benefit from their actions as directors.

The DGCL permits limiting or eliminating the monetary liability of a director to a corporation or its stockholders, except with regard to breaches of the duty of loyalty, intentional misconduct, unlawful repurchases or dividends, or improper personal benefit.

The charter of New Pono will provide that, to the fullest extent provided by law, no director will be personally liable to New Pono or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the Director’s duty of loyalty to New Pono or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL or (d) for any transaction from which the Director derived an improper personal benefit.

Provision	Pono Capital Two, Inc. (Pre-Merger)	New Pono (Post-Closing)
Indemnification of Directors, Officers	The Pono Charter provides that Pono’s officers and directors will be indemnified by Pono to the fullest extent permitted by applicable law, as the same exists or may hereafter be amended.

The DGCL generally permits a corporation to indemnify its directors and officers acting in good faith. Under the DGCL, the corporation through its stockholders, directors or independent legal counsel, will determine that the conduct of the person seeking indemnity conformed with the statutory provisions governing indemnity. The bylaws of New Pono will provide that New Pono will indemnify each director and officer to the fullest extent permitted by applicable law.

Interested Directors

To the extent allowed by law, the doctrine of corporate opportunity, or any other analogous doctrine, shall not apply with respect to Pono or any of its officers or directors, or any of their respective affiliates, in circumstances where the application of any such doctrine would conflict with any fiduciary duties or contractual obligations they may have as of the date of Pono Charter or in the future, and Pono renounces any expectancy that any of the directors or officers of Pono will offer any such corporate opportunity of which he or she may become aware to Pono, except, the doctrine of corporate opportunity shall apply with respect to any of the directors or officers of Pono with respect to a corporate opportunity that was offered to such person solely in his or her capacity as a director or officer of Pono and (i) such opportunity is one Pono is legally and contractually permitted to undertake and would otherwise be reasonable for Pono to pursue and (ii) the director or officer is permitted to refer that opportunity to Pono without violating any legal obligation.

To the fullest extent permitted by law, New Pono renounces any interest or expectancy that any of the New Pono directors will offer any opportunity in which he or she may become aware to New Pono, except with respect to any of the directors of New Pono with respect to a opportunity that was offered to such person expressly and solely in his or her capacity as a director of New Pono.

Inspection of Books and Records

The current bylaws provides that Pono may treat the registered stockholders as the person exclusively entitled to inspect for any proper purpose the stock ledger and the other books and records of Pono, vote such shares, receive dividends or notifications with respect to such shares and otherwise exercise all the rights and powers of the owner of such shares, except that a person

Under the DGCL, any stockholder or beneficial owner has the right, upon written demand under oath stating the proper purpose thereof, either in person or by attorney or other agent, to inspect and make copies and extracts from the corporation’s stock ledger, list of stockholders and its other books and records for a proper purpose during the usual hours for business. The bylaws of New Pono

Provision	Pono Capital Two, Inc. (Pre-Merger)	New Pono (Post-Closing)

who is the beneficial owner of such shares (if held in a voting trust or by a nominee on behalf of such person) may, upon providing documentary evidence of beneficial ownership of such shares and satisfying such other conditions as are provided under applicable law, may also so inspect the books and records of Pono.

will permit New Pono’s books and records to be kept within or outside Delaware shall be kept at the principal office of New Pono, at an office of its counsel, at an office of its transfer agent or at such other place or places as may be designated from time to time by the board.

Choice of Forum

The Pono Charter requires, to the fullest extent permitted by law, that derivative actions brought in our name, actions against directors, officers and employees for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware, except any action (A) as to which the Court of Chancery in the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or (C) for which the Court of Chancery does not have subject matter jurisdiction.

The Pono Charter further provides that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

Pono Charter provides that the exclusive forum provision will be applicable to the fullest extent permitted by applicable law. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

The charter of New Pono generally designates the Court of Chancery of the State of Delaware as the sole and exclusive forum for any state law claims for (i) any derivative action or proceeding brought on behalf of New Pono, (ii) any action asserting a claim of, or a claim based on, a breach of a fiduciary duty owed by any current or former director, officer or other employee of New Pono to New Pono or New Pono’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL or the charter or bylaws (including the interpretation, validity or enforceability thereof), or (iv) any action asserting a claim governed by the internal affairs doctrine. Unless New Pono consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the sole and exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act or the Exchange Act.

Provision	Pono Capital Two, Inc. (Pre-Merger)	New Pono (Post-Closing)
Quorum	Board of directors. A majority of the Pono Board shall constitute a quorum for the transaction of business at any meeting of the Pono Board.	Board of directors. A majority of the New Pono board of directors constitutes a quorum at any meeting of the New Pono board of directors.

Stockholders.    The presence, in person or by proxy, at a stockholders meeting of the holders of shares of outstanding capital stock of Pono representing a majority of the voting power of all outstanding shares of capital stock of Pono entitled to vote at such meeting shall constitute a quorum for the transaction of business at such meeting, except that when specified business is to be voted on by a class or series of stock voting as a class, the holders of shares representing a majority of the voting power of the outstanding shares of such class or series shall constitute a quorum of such class or series for the transaction of such business.

Stockholders.    The presence, in person or proxy, at a stockholder’s meetings of the holders of shares entitled to vote a majority of the voting power of all outstanding shares of capital stock entitled to vote at such meeting constitutes a quorum.

Amendment to Certificate of Incorporation

The Pono Charter requires a separate or specific vote for:

•   Amendments that relate solely to the terms of one or more outstanding series of preferred stock, or another series of common stock, if the holders thereof are entitled to a separate vote;

•   Amendments that would alter or change the powers, preferences or relative, participating, optional or other or special rights of the Pono Class B common stock, which require a separate class vote;

•   Amendments to the provisions of the current certificate of incorporation related to the requirements for Pono’s initial business combination, redemption rights, distributions from the Trust Account, certain share issuances, which prior to the consummation of Pono’s initial business combination require the affirmative vote of holders of at least sixty-five

Under Delaware law, an amendment to a charter generally requires the approval of the New Pono board of directors and a majority of the combined voting power of the then- outstanding shares of voting stock, voting together as a single class.

Except as otherwise required by law, holders of common stock shall not be entitled to vote on any amendment to the charter of New Pono that relates solely to the terms of one or more outstanding series of preferred stock if the holders of such affected series of preferred stock are entitled, either separately or together with the holders of one or more other such series of preferred stock, to vote thereon pursuant to the charter of New Pono.

Provision	Pono Capital Two, Inc. (Pre-Merger)	New Pono (Post-Closing)

    percent (65%) of all then outstanding shares of the Pono common stock; and

•   Amendments to the provisions of the current Pono Charter related to the election and removal of directors, which require a resolution passed by holders of at least ninety (90%) of the outstanding common stock entitled to vote thereon.

Amendment to Bylaws

The current bylaws provide that the Pono Board shall have the power to adopt, amend, alter or repeal the current bylaws. The affirmative vote of a majority of the Pono Board shall be required to adopt, amend, alter or repeal the current bylaws. The current bylaws also may be adopted, amended, altered or repealed by the stockholders; provided, however, that in addition to any vote of the holders of any class or series of capital stock of Pono required by applicable law or the current Pono Charter, the affirmative vote of the holders of at least a majority of the voting power of all outstanding shares of capital stock of Pono entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to adopt, amend, alter or repeal the current bylaws.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information regarding the beneficial ownership of shares of Pono common stock as of the Record Date (pre-Business Combination) and the currently expected ownership of shares of New Pono common stock upon the closing of the Business Combination by:

•        each person known by Pono to be the beneficial owner of more than 5% of Pono common stock as of the Record Date (pre-Business Combination) or of shares of New Pono common stock upon the closing of the Business Combination;

•        each of Pono’s current executive officers and directors;

•        each person who will become an executive officer or director of the Combined Entity upon the closing of the Business Combination; and

•        all executive officers and directors of the Combined Entity as a group upon the closing of the Business Combination,

excluding any outstanding Pono Warrants and assuming that:

a.      (1) none of the holders of public shares of Class A common stock exercises their redemption rights, (2) there is no exercise at the closing of the Business Combination of the Pono Warrants at an exercise price of $11.50 per share, which warrants are not exercisable until the later of 12 months from the closing of the Pono IPO and the completion of the Business Combination, (3) none of the parties set forth below purchase shares of Pono Class A common stock in the open market, (4) there are no other issuances of equity interests of the Company prior to or in connection with the closing of the Business Combination, and (5) no awards are issued under the new equity incentive plan to be adopted by Pono in connection with the Business Combination (“Scenario A”) and alternatively that

b.      (1) the maximum number of the holders of public shares of Class A common stock exercise their redemption rights (representing redemption of 149,416 shares of Pono Class A common stock, for aggregate payment of approximately $1.6 million from the Trust Account (based on an assumed redemption price of approximately $10.90 per share)), (2) there is no exercise at the closing of the Business Combination of the Pono warrants at an exercise price of $11.50 per share, which warrants are not exercisable until the later of 12 months from the closing of the Pono IPO and the completion of the Business Combination, (3) none of the parties set forth below purchase shares of Pono Class A common stock in the open market, (4) there are no other issuances of equity interests of the Company prior to or in connection with the closing of the Business Combination, and (5) no awards are issued under the new equity incentive plan to be adopted by Pono in connection with the Business Combination (“Scenario B”).

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

The beneficial ownership of shares of Pono common stock pre-Business Combination is based on 5,216,291 issued and outstanding shares of Pono common stock as of the Record Date, consisting of 5,216,290 shares of Class A common stock and 1 share of Class B common stock. The beneficial ownership of shares of New Pono common stock upon the closing of the Business Combination, making the assumptions with respect to Scenario A as described above, is based on shares of common stock, of which 78,471,276 shares of New Pono common stock will be issued to SBC’s securityholders, 1,649,416 shares will be held by the public stockholders, and 5,343,750 shares of common stock will be held by the Sponsor, including the 4,709,375 Sponsor Shares. The beneficial ownership of shares of New Pono common stock upon the closing of the Business Combination, making the assumptions with respect to Scenario B as described above, is based on 116,156,028, shares of common stock, of which 78,471,276 shares of New Pono common stock will be issued to SBC’s securityholders, 1,500,000 shares will be held by the public stockholders, and 5,343,750 shares will be held by the Sponsor, including the 4,709,375 Sponsor Shares. If the actual facts are different than these assumptions (which they are likely to be), the percentage ownership retained by Pono’s existing stockholders in the Combined Entity will be different.

Unless otherwise indicated, Pono believes that all persons named in the table have sole voting and investment power with respect to all Pono common stock beneficially owned by them.

Pre-Business Combination Beneficial Ownership Table

	Class A Common Stock		Class B Common Stock(2)
Name and Address of Beneficial Owners†	Number of Shares Beneficially Owned	Approximate Percentage of Class	Number of Shares Beneficially Owned	Approximate Percentage of Class
Officers and Directors Prior to the Transactions:
Darryl Nakamoto	—	—	—	—
Allison Van Orman	—	—	—	—
Dustin Shindo(3)	3,509,374	67.28%	1	100%
Kotaro Chiba	—	—	—	—
Mike Sayama	—	—	—	—
Trisha Nomura
All directors and executive officers as a group (6 individuals)	3,509,374	67.28%	1	100%
Mehana Capital LLC (the Sponsor)(3)	3,509,374	67.28%	1	100%

____________

*        Less than 1.0%

(1)      Unless otherwise noted, the business address of each of the following entities or individuals is c/o Pono Capital Two, Inc., 643 Ilalo St. #102, Honolulu, Hawaii 96813.

(2)      Interests shown consist solely of Founder Shares, classified as shares of Class B common stock. Such shares are convertible into shares of Class A common stock on a one-for-one basis, subject to adjustment.

(3)      Mehana Capital LLC, the Sponsor, is the record holder of the securities reported herein. Dustin Shindo, our Chairman, is the managing member of the Sponsor. By virtue of this relationship, Mr. Shindo may be deemed to share beneficial ownership of the securities held of record by the Sponsor. Mr. Shindo disclaims any such beneficial ownership except to the extent of his pecuniary interest.

The table above includes Class A common stock as part of the Placement Units, but does not include the Class A common stock underlying Warrants.

Name and Address of Beneficial Owners†	Pono Pre-Business Combination		Combined Entity Post-Business Combination
			(assuming no redemptions by Pono stockholders)(1)		(assuming maximum redemptions by Pono stockholders)(2)
	Number of Shares	%	Number of Shares	%	Number of Shares	%
Directors and Executive Officers Post-Business Combination
Yoshiyuki Aikawa(3)	—	—%	—	—%	—	—%
Yuya Yoshida	—	—%	—	—%	—	—%
Ryoji Murata	—	—%	—	—%	—	—%
Akira Komatsu	—	—%	—	—%	—	—%
Ken Edahiro	—	—%	—	—%	—	—%
Mike Sayama	—	—%	—	—%	—	—%
Fumitoshi Fujiwara	—	—%	—	—%	—	—%
Greater than 5% Holders:
Mehana Capital LLC (the Sponsor)(4)	3,509,375	23.29%	______	______ %	______	______ %
Dustin Shindo(4)	3,509,375	23.29%	______	______ %	______	______ %

____________

*        Less than 1.0%

(1)      Assumes that no shares of Pono Class A common stock are redeemed and 100% participation by SBC securityholders.

(2)      Assumes additional redemption of shares of Pono Class A common stock, for aggregate payment of approximately $17,980,652 from the Trust Account (based on an assumed redemption price of approximately $10.90 per share). The maximum redemption amount is derived so that there is a minimum net tangible asset value of $5,000,001 immediately prior to or upon the consummation of the Business Combination, after giving effect to the payments to redeeming stockholders. Percentages are based on 84,027,525 shares of New Pono common stock outstanding following the consummation of the Business Combination.

(3)      Includes __________ shares of Pono Class A common stock pursuant to stock options issuable within 60 days of January __, 2024.

(4)      Mehana Capital LLC, the Sponsor, is the record holder of the securities reported herein. Dustin Shindo, our Chairman, is the managing member of the Sponsor. By virtue of this relationship, Mr. Shindo may be deemed to share beneficial ownership of the securities held of record by the Sponsor. Mr. Shindo disclaims any such beneficial ownership except to the extent of his pecuniary interest.

SBC Current Beneficial Ownership Table

The following table sets forth information regarding the beneficial ownership of shares of SBC common stock as of May __, 2024 (pre-Business Combination) by:

•        each person known by SBC to be the beneficial owner of more than 5% of SBC common stock as of May __, 2024 (pre-Business Combination); and

•        each of SBC current executive officers and directors.

Name of Beneficial Owner	Shares Beneficially Owned	Percentage of Shares Beneficially Owned(1)
Directors and Named Executive Officers:
Yoshiyuki Aikawa, Chairman and Chief Executive Officer(2)	8,660,110	100%
Yuya Yoshida, Director and Chief Operating Officer	—	—%
Ryoji Murata, Chief Financial Officer	—	—%
Akira Komatsu, Chief Strategy Officer and Secretary	—	—%
All named executive officers and directors as a group (5 persons)	8,660,110	100%
5% Holders
None

____________

*        Less than 1%

(1)      Based on 7,949,000 shares of common stock of SBC issued and outstanding as of January __, 2024.

(2)      Includes 711,110 shares of common stock pursuant to stock options issuable within 60 days of January __, 2024.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

MANAGEMENT AFTER THE BUSINESS COMBINATION

Management and Board of Directors

The following persons are expected to be elected or appointed by the Pono board to serve as executive officers and directors of the Combined Entity following the Business Combination.

Name	Age	Position(s)
Yoshiyuki Aikawa	53	Director, Chairman and Chief Executive Officer(1)
Yuya Yoshida	45	Director and Chief Operating Officer(1)
Ryoji Murata	52	Chief Financial Officer
Akira Komatsu	48	Chief Strategy Officer and Secretary
Ken Edahiro	42	Independent Director(1)
Mike Sayama	69	Independent Director(2)
Fumitoshi Fujiwara	58	Independent Director(3)

____________

(1)      SBC designee.

(2)      Pono designee.

(3)      SBC and Pono mutually agreed upon designee.

Information regarding the executive officers, key employees, and directors following the Business Combination is set forth below:

Executive Officers

Yoshiyuki Aikawa.    Dr. Aikawa, has served as our Chief Executive Officer and Chairman of our Board of Directors since January 20, 2023. Additionally, since September 2017, Dr. Aikawa has been the Chief Executive Officer of SBC Medical Group Co., Ltd. (formerly known as Aikawa Medical Group Co., Ltd.), a Japanese company that provides management services to clinics.

In March 2000, Dr. Aikawa opened Shonan Beauty Clinic in Fujisawa, Japan, as a private clinic. Subsequently, he expanded his operations to include multiple cosmetic surgery clinics, transforming the clinic into a corporation. From January 2016 to December 2019, Dr. Aikawa served as the chairman of the MC.

From 2014 to 2015, Dr. Aikawa was the president and a director of the Japanese Society of Aesthetic Plastic Surgery. Additionally, from 2008, he was associated with Harvard Medical School, PGA. Dr. Aikawa is also a member of the Japanese Society of Aesthetic Plastic Surgery, Japan Laser Therapy Association, Japan Liposuction Society, Chemical Peeling Society, Japanese Society of Anesthesiologists, and PostGraduate Assembly of Anesthesiology at Harvard Medical School. Dr. Aikawa holds a medical license from Nihon University Medical School, where he graduated in 1997. Dr. Aikawa does not hold, and has not previously held, any directorships in any reporting companies.

We believe that Dr. Aikawa’s extensive professional experience with MCs, including as a founder and a chairman, as well as his experience as the chief executive officer of a company providing management services to clinics, and his experience as a doctor and in the aesthetic plastic surgery field qualifies him to serve as a director on the post-Business Combination company’s board of directors.

Yuya Yoshida.    Mr. Yoshida has served as our Chief Operating Officer and member of our Board of Directors since September 29, 2023. Mr. Yoshida has also served as the Executive Vice President and the Chief Financial Officer of SBC Medical Group Co., Ltd. (Japan) since July 1, 2023. From January 2016 to June 2023, Mr. Yoshida worked in Corporate Development (Global Head and Director of Corporate Development in 2018) at Rakuten Group Co., Ltd. From 2003 to 2016, Mr. Yoshida worked in securities, principal M&A, and investment banking at Mitsubishi UFJ Financial Group. Mr. Yoshida has extensive knowledge in E-Commerce, logistics, settlement, finance, mergers and acquisitions and divestiture transactions. Mr. Yoshida graduated with a Master of Law degree from Keio University in 2003. Mr. Yoshida also graduated with a Master of Business Administration degree from UCLA Anderson Business School in 2014. Mr. Yoshida does not hold, and has not previously held, any directorships in any reporting companies.

We believe that Mr. Yoshida’s professional experience working in corporate development as well as his extensive knowledge of E-Commerce, logistics, settlement, finance, mergers and acquisitions and divestiture transactions qualifies him to serve as a director on the post-Business Combination company’s board of directors.

Ryoji Murata.    Mr. Murata has served as our Chief Financial Officer since January 20, 2023. He has overseen the accounting and finance operations of SBC Medical Group Co., Ltd. (Japan) and its subsidiary, L’Ange Cosmetique, Inc., since January 2022. From 1995 to December 2021, Mr. Murata worked in the accounting after graduating from Doshisha University in 1995, he worked in accounting department and obtained Japanese certified public accountant qualification in 2009.

Since 2010, he has served as the accounting manager for listed Japanese companies such as Dwango Co., Ltd., Kadokawa Co., Ltd., and USEN-NEXT Holdings Co., Ltd. During that time, he also served as the general manager of the management division of U-NEXT Co., Ltd., and was involved in business integration between listed companies twice, specifically for financial matters and accounting procedures. Mr. Murata is an accounting and tax expert. Mr. Murata does not hold, and has not previously held, any directorships in any reporting companies. Mr. Murata is a Japanese Certified Public Accountant.

Akira Komatsu.    Akira Komatsu. Mr. Komatsu has served as our Chief Strategy Officer and Secretary since January 20, 2023. Mr. Komatsu has also served as the Secretary of, and in several management capacities for, SBC Medical Group, Inc. (Japan) since 2018. From 1998 to 2017, Mr. Komatsu engaged in sales and customer development at WarpSpace Co., Ltd., which is mainly engaged in advertising agency business as a head of Sales and Customer Division. During that time, Mr. Komatsu obtained a level 2 secretarial certificate in 2012 and a level 2 bookkeeping certificate in 2013. Mr. Komatsu does not hold, and has not held, any directorships in any reporting companies.

Independent Director

Mike Sayama, Ph.D., Independent Director

Dr. Mike Sayama serves as an independent director of Pono. Dr. Sayama currently also serves as an Independent Director of Pono Capital Three, Inc. (NASDAQ: PTHR) and as an Independent Director for AERWINS Technologies Inc. (f/k/a Pono Capital Corp.) (NASDAQ: AWIN). Dr. Sayama was formerly the Executive Director of Community First since it was established in July 2016 until January 2021. As the founding executive director, he was responsible for operations, developing a strategic plan for an accountable health community in East Hawaii, community relations, and fund raising. From January 2021 to June 2021 he served as the Director of Strategy to facilitate the transition to a new management team.

From October 2013 to December 2018, Dr. Sayama served as a Vice President at Pono Health and was Director of Learning Health Homes, a project where he was responsible for managing the East Hawaii Independent Physicians Association and implementing a data platform integrating health plan, hospital, and physician data. Dr. Sayama also facilitated the reorganization of EHI and development of its strategic direction. Community First, a 501(c) 3 non-profit, which serves as a neutral forum for healthcare stakeholders in East Hawaii, grew out of the Learning Health Homes Initiative.

From August 1997 to October 2013, Dr. Sayama served as a Vice President of the Hawaii Medical Service Association, first in Health Benefits Management and then in Customer Relations. In the first position, he streamlined preauthorization and appeal processes, including the elimination of preauthorization for inpatient admissions without increase in inpatient utilization. In his second position he established call centers in Hilo which stabilized the call center work force and improved the timeliness and accuracy of customer service.

From April 2001 to April 2005, Dr. Sayama was a Director on the City Bank Board, and from April 2005 to April 2009, was a Director on the Boards of Central Pacific Bank and Central Pacific Financial Corporation.

Regarding education: In May 1975, he received his Bachelor of Arts degree in Psychology from Yale University, and in August 1979, his Master of Arts degree in Clinical Psychology from University of Michigan. In August 1982, Dr. Sayama received his Ph.D. degree in Clinical Psychology from University of Michigan. He is the author of several books on psychotherapy and Zen Buddhism.

His community service includes having been a Director on the Bay Clinic Board (the Federally Qualified Health Center in East Hawaii) and currently serving as the Abbot of Chozen-ji, International Zen Dojo. Mr. Sayama brings broad knowledge of the healthcare technology industry, as well as prior experience serving as a founding executive director, which makes him a valuable addition to the post-Business Combination company’s board of directors.

Ken Edahiro, Independent Director

Mr. Edahiro has served as the Chief Strategy Officer and director of BizReach, a Cloud service provider, since February 2020 and June 2019, respectively. From January 2014 through May 2019, he served as the General Manager of King, a leading interactive entertainment company. From August 2012 through December 2013, Mr. Edahiro served as the head of global strategy and marketing of gloops, a provider of computer games. From April 2004 through July 2012, He served as a Chief Account Executive at Dentsu, a provider of advertising services. In 2004, Mr. Edahiro received a degree from Hitotsubashi University.

We believe that Mr. Edahiro’s experience as a chief strategy officer and extensive knowledge of marketing qualifies him to serve as a director on the post-Business Combination company’s board of directors.

Fumitoshi Fujiwara, Independent Director

Mr. Fujiwara has served as an executive officer to Medirom Healthcare Technologies Inc. since March 2017. In addition, since 2023, he has served as managing partner and chief executive officer of Linden Capital Partners LLC. Furthermore, since November 2009, Mr. Fujiwara has served as a director, managing partner and chief executive officer to Eaglestone Capital Management Inc. From 2001 to 2009, he served as a director, managing partner and chief executive officer of AC Capital Inc. From 2000 to 2001, Mr. Fujiwara served as a director, managing partner and chief investment officer to Spiral & Star Co., Ltd. From 1993 to 2000, he served as the chief executive officer and chief financial officer to KOEI Tecmo Holdings Co., Ltd. From 1989 to 1993, Mr. Fujiwara served as a manager to Shuwa Corporation. He graduated from Meiji Gakuin University, Faculty of Law in 1989. Mr. Fujiwara does not hold, and has not held, any directorships in any reporting companies.

We believe that Mr. Fujiwara’s experience as a chief financial officer of a Nasdaq listed company and extensive knowledge of financial and accounting issues qualifies him to serve as a director on the post-Business Combination company’s board of directors.

Board of Directors

Pursuant to the Merger Agreement and subsequent agreement by the parties, Pono and SBC agreed to take all necessary action, including causing the directors of the Pono to resign, so that effective as of the Closing, New Pono’s board of directors (the “Post-Closing Board”) will consist of five (5) individuals, a majority of whom shall be independent directors in accordance with Nasdaq requirements. Immediately after the Closing, Pono and SBC shall take all necessary action to designate and appoint to the Post-Closing Board, three (3) persons designated prior to the Closing by SBC, at least one (1) of whom is required to qualify as an independent director under Nasdaq rules; one (1) person designated prior to the Closing by Pono; and one (1) person mutually agreed on prior to the Closing by Pono and SBC who is required to qualify as an independent director under Nasdaq rules. At or prior to the Closing, Pono will provide each director of Pono with a customary director indemnification agreement, in form and substance reasonably acceptable to such director of Pono. The parties also agreed to take all action necessary, so that the individuals serving as the officers of Pono immediately after Closing will be the same individuals as those of SBC immediately prior to the Closing. Each director will hold office until the next annual meeting of stockholders at which such director is up for election and where his or her successor is elected and qualified.

Director Independence

Under the listing requirements and rules of Nasdaq, independent directors must comprise a majority of a listed company’s board of directors and of certain board committees. Following the Business Combination, the Combined Entity’s board of directors will review the composition of the board and committees of the Combined Entity and the independence of each director.

Committees of the Board of Directors

The Combined Entity’s board of directors will have the authority to appoint committees to perform certain management and administration functions. Pono’s current board of directors has established an audit committee, a compensation committee, and a nominating and corporate governance committee. The composition and responsibilities of each committee are described below. Members will serve on these committees until their resignation or until otherwise determined by the board of directors. Following the Closing, the charters for each of these committees will be available on the Combined Entity’s website.

Audit Committee

The audit committee of the board of directors of the Combined Entity is expected to consist of Messrs. Ken Edahiro, Mike Sayama, and Fumitoshi Fujiwara. The Pono Board has determined each proposed member is independent under the Nasdaq listing standards and Rule 10A-3(b)(1) under the Exchange Act. The chairperson of the audit committee is expected to be Mr. Fujiwara. Mr. Fujiwara also qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K and possesses financial sophistication, as defined under the rules of Nasdaq.

The primary purpose of the audit committee is to discharge the responsibilities of the board of directors with respect to our accounting, financial, and other reporting and internal control practices and to oversee our independent registered accounting firm. Specific responsibilities of our audit committee include:

•        selecting a qualified firm to serve as the independent registered public accounting firm to audit the Combined Entity’s financial statements;

•        helping to ensure the independence and performance of the independent registered public accounting firm;

•        discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;

•        developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

•        reviewing policies on risk assessment and risk management;

•        reviewing related party transactions;

•        obtaining and reviewing a report by the independent registered public accounting firm at least annually, that describes the Combined Entity’s internal quality-control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law; and

•        approving (or, as permitted, pre-approving) all audit and all permissible non-audit service to be performed by the independent registered public accounting firm.

Compensation Committee

The compensation committee of the Combined Entity’s board of directors is expected to consist of Messrs. Ken Edahiro, Mike Sayama, and Fumitoshi Fujiwara. The Pono Board has determined each proposed member is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act. The chairperson of the compensation committee is expected to be Fumitoshi Fujiwara. The primary purpose of the compensation committee is to discharge the responsibilities of the board of directors to oversee its compensation policies, plans and programs and to review and determine the compensation to be paid to its executive officers, directors and other senior management, as appropriate.

Specific responsibilities of the compensation committee will include:

•        reviewing and approving on an annual basis the corporate goals and objectives relevant to the Combined Entity’s Chief Executive Officer’s compensation, evaluating the Combined Entity’s Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of the Combined Entity’s Chief Executive Officer based on such evaluation;

•        reviewing and approving the compensation of the Combined Entity’s other executive officers;

•        reviewing and recommending to the Combined Entity’s board of directors the compensation of the Combined Entity’s directors;

•        reviewing the Combined Entity’s executive compensation policies and plans;

•        reviewing and approving, or recommending that the Combined Entity’s board of directors approve, incentive compensation and equity plans, severance agreements, change-of-control protections and any other compensatory arrangements for the Combined Entity’s executive officers and other senior management, as appropriate;

•        administering the Combined Entity’s incentive compensation equity-based incentive plans;

•        selecting independent compensation consultants and assessing whether there are any conflicts of interest with any of the committee’s compensation advisors;

•        assisting management in complying with the Combined Entity’s proxy statement and annual report disclosure requirements;

•        if required, producing a report on executive compensation to be included in the Combined Entity’s annual proxy statement;

•        reviewing and establishing general policies relating to compensation and benefits of the Combined Entity’s employees; and

•        reviewing the Combined Entity’s overall compensation philosophy.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee of the Combined Entity’s board of directors is expected to consist of Messrs. Ken Edahiro, Mike Sayama, and Fumitoshi Fujiwara. Pono Board has determined each proposed member is independent under Nasdaq listing standards. The chairperson of the nominating and corporate governance committee is expected to be Mr. Fumitoshi Fujiwara.

Specific responsibilities of the nominating and corporate governance committee include:

•        identifying, evaluating and selecting, or recommending that the Combined Entity’s board of directors approve, nominees for election to the Combined Entity’s board of directors;

•        evaluating the performance of the Combined Entity’s board of directors and of individual directors;

•        reviewing developments in corporate governance practices;

•        evaluating the adequacy of the Combined Entity’s corporate governance practices and reporting;

•        reviewing management succession plans; and

•        developing and making recommendations to the Combined Entity’s board of directors regarding corporate governance guidelines and matters.

Code of Business Conduct and Ethics

The Combined Entity will adopt a Code of Business Conduct and Ethics that applies to all of its employees, officers and directors, including those officers responsible for financial reporting. Following the Closing, the Code of Business Conduct and Ethics will be available on the Combined Entity’s website at https://            .com. Information contained on or accessible through such website is not a part of this proxy statement, and the inclusion of the website address in this proxy statement is an inactive textual reference only. The Combined Entity intends to disclose any amendments to the Code of Business Conduct and Ethics, or any waivers of its requirements, on its website to the extent required by the applicable rules and exchange requirements.

Compensation Committee Interlocks and Insider Participation

No member of Combined Entity’s compensation committee has ever been an officer or employee of either company. None of Combined Entity’s expected executive officers serve, or have served during the last year, as a member of the board of directors, compensation committee, or other board committee performing equivalent functions of any other entity that has one or more executive officers serving as one of our directors or on either company’s compensation committee.

EXECUTIVE AND DIRECTOR COMPENSATION OF SBC

Unless the context otherwise requires, any reference in this section of this proxy statement to “SBC,” “we,” “us” or “our” refers to SBC Medical Group Holdings Incorporated prior to the consummation of the Business Combination and to the Combined Entity and its consolidated subsidiaries following the Business Combination. As an “emerging growth company,” we have opted to comply with the executive compensation disclosure rules applicable to “emerging growth companies” and “smaller reporting companies” as such terms are defined in the Securities Act and the Exchange Act, and the rules promulgated thereunder.

Summary Compensation Table

The following table presents information regarding the compensation paid by SBC-Japan, our operating subsidiary, to Yoshiyuki Aikawa, our Chief Executive Officer, Yuya Yoshida, our Chief Operating Officer, Ryoji Murata, our Chief Financial Officer, Akira Komatsu, our Chief Strategy Officer, Yuji Katayose, our Marketing Director, and Yoshimune Tanaka, our Property Acquisition Director, for services rendered to SBC-Japan during the fiscal years ended December 31, 2023 and 2022. We refer to these individuals as our “named executive officers.” No other executive officers received total compensation in excess of US$100,000.

Name and Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Yoshiyuki Aikawa	2023	17,078,678	—	—	—	—	—	—	17,078,678
Chief Executive Officer (principal executive officer)	2022	16,742,210	—	—	—	—	—	—	16,742,210
Yuya Yoshida(1)	2023	159,215	—	—	—	—	—	—	159,215
Chief Operating Officer	2022	—	—	—	—	—	—	—	—
Ryoji Murata	2023	136,990	—	—	—	—	—	—	136,990
Chief Financial Officer (principal financial officer)	2022	92,856	—	—	—	—	—	—	92,856
Akira Komatsu	2023	75,041	—	—	—	—	—	—	75,041
Chief Strategy Officer	2022	77,189	—	—	—	—	—	—	77,189
Yuji Katayose	2023	183,807	—	—	—	—	—	—	183,807
Marketing Director	2022	193,496	—	—	—	—	—	—	193,496
Yoshimune Tanaka	2023	91,897	—	—	—	—	—	—	91,897
Property Acquisition Director	2022	103,740	—	—	—	—	—	—	103,740

____________

(1)      Mr. Yoshida has served as our Chief Operating Officer and member of the Board of Directors since September 29, 2023.

Employment Agreements

SBC has not entered into any employment agreements with its executive officers since its inception. However, upon the completion of the Business Combination, SBC intends to enter into the following Employment Agreements with the executive officers set forth below.

Dr. Yoshiyuki Aikawa

Upon the completion of the Business Combination, SBC intends to enter into an Executive Employment Agreement with Dr. Yoshiyuki Aikawa. Dr. Yoshiyuki Aikawa’s agreement will provide that he will serve as the Chief Executive Officer of SBC and of SBC-Japan, the wholly-owned subsidiary of SBC. The agreement will also provide that he will be paid an annual salary of 2,400,000,000 yen (in terms of US dollars in 2023, this amount was $17,078,678). In addition, the agreement will provide that he is eligible to be paid bonuses and to be awarded long term, stock-based compensation in the future as may be determined by the Board of Directors of the Company. The agreement also has the terms and conditions which are described below in the section entitled “Provisions Applicable to All Executive Employment Agreements”.

Quantification of Potential Payments and Benefits to the Executive Officer of SBC in Connection with the Business Combination

The information set forth in the table below is intended to comply with Item 402(t) of the SEC’s Regulation S-K, which requires disclosure of information about certain compensation for the executive officer of SBC that is based on, or otherwise relates to, the transactions contemplated by the Business Combination, which is referred to as the purchase-related compensation.

Name	Cash (Yen)		Equity (Yen)	Pension/ NQDC (Yen)	Perquisites/ Benefits (Yen)	Tax Reimbursements (Yen)	Other (Yen)	Total (Yen)
Yoshiyuki Aikawa	2,400,000,000	(1)	—	—	—	—	—	2,400,000,000

____________

(1)      Represents the annual base salary to be paid pursuant to the employment agreement.

Yuya Yoshida

Upon the completion of the Business Combination, SBC intends to enter into an Executive Employment Agreement with Yuya Yoshida. Mr. Yoshida’s agreement will provide that he will serve as the Chief Operating Officer of SBC and of SBC-Japan, the wholly-owned subsidiary of SBC. The agreement will also provide that he will be paid an annual salary of 40,000,000 yen (in terms of US dollars in 2023, this amount was $304,404). In addition, the agreement will provide that he is eligible to be paid bonuses and to be awarded long term, stock-based compensation in the future as may be determined by the Board of Directors of the Company. The agreement also has the terms and conditions which are described below in the section entitled “Provisions Applicable to All Executive Employment Agreements”.

Quantification of Potential Payments and Benefits to the Executive Officer of SBC in Connection with the Business Combination

The information set forth in the table below is intended to comply with Item 402(t) of the SEC’s Regulation S-K, which requires disclosure of information about certain compensation for the executive officer of SBC that is based on, or otherwise relates to, the transactions contemplated by the Business Combination, which is referred to as the purchase-related compensation.

Name	Cash (Yen)		Equity (Yen)	Pension/ NQDC (Yen)	Perquisites/ Benefits (Yen)	Tax Reimbursements (Yen)	Other (Yen)	Total (Yen)
Yuya Yoshida	40,000,000	(1)	—	—	—	—	—	40,000,000

____________

(1)      Represents the annual base salary to be paid pursuant to the employment agreement.

Ryoji Murata

Upon the completion of the Business Combination, SBC intends to enter into an Executive Employment Agreement with Ryoji Murata. Mr. Murata’s agreement will provide that he will serve as the Chief Financial Officer of SBC and of SBC-Japan, the wholly-owned subsidiary of SBC. The agreement will also provide that he will be paid an annual salary of 19,250,604 yen (in terms of US dollars in 2023, this amount was $136,990). In addition, the agreement will provide that he is eligible to be paid bonuses and to be awarded long term, stock-based compensation in the future as may be determined by the Board of Directors of the Company. The agreement also has the terms and conditions which are described below in the section entitled “Provisions Applicable to All Executive Employment Agreements”.

Quantification of Potential Payments and Benefits to the Executive Officer of SBC in Connection with the Business Combination

The information set forth in the table below is intended to comply with Item 402(t) of the SEC’s Regulation S-K, which requires disclosure of information about certain compensation for the executive officer of SBC that is based on, or otherwise relates to, the transactions contemplated by the Business Combination, which is referred to as the purchase-related compensation.

Name	Cash (Yen)		Equity (Yen)	Pension/ NQDC (Yen)	Perquisites/ Benefits (Yen)	Tax Reimbursements (Yen)	Other (Yen)	Total (Yen)
Ryoji Murata	19,250,604	(1)	—	—	—	—	—	19,250,604

____________

(1)      Represents the annual base salary to be paid pursuant to the employment agreement.

Akira Komatsu

Upon the completion of the Business Combination, SBC intends to enter into an Executive Employment Agreement with Akira Komatsu. Mr. Komatsu’s agreement will provide that he will serve as the Secretary of SBC and of SBC-Japan, the wholly-owned subsidiary of SBC. The agreement will also provide that he will be paid an annual salary of 10,545,150 yen (in terms of US dollars in 2023, this amount was $75,041). In addition, the agreement will provide that he is eligible to be paid bonuses and to be awarded long term, stock-based compensation in the future as may be determined by the Board of Directors of the Company. The agreement also has the terms and conditions which are described below in the section entitled “Provisions Applicable to All Executive Employment Agreements”.

Quantification of Potential Payments and Benefits to the Executive Officer of SBC in Connection with the Business Combination

The information set forth in the table below is intended to comply with Item 402(t) of the SEC’s Regulation S-K, which requires disclosure of information about certain compensation for the executive officer of SBC that is based on, or otherwise relates to, the transactions contemplated by the Business Combination, which is referred to as the purchase-related compensation.

Name	Cash (Yen)		Equity (Yen)	Pension/ NQDC (Yen)	Perquisites/ Benefits (Yen)	Tax Reimbursements (Yen)	Other (Yen)	Total (Yen)
Akira Komatsu	10,545,150	(1)	—	—	—	—	—	10,545,150

____________

(1)      Represents the annual base salary to be paid pursuant to the employment agreement.

Provisions Applicable to All Executive Employment Agreements

Each of the Executive Employment Agreements to be entered into as described above, has an initial term of 1 year, provided that the term of each agreement will automatically be extended for one or more additional terms of one year each unless either the Company or applicable executive provides notice to the other of their desire to not so renew the initial term or renewal term (as applicable) at least 30 days prior to the expiration of then-current initial term or renewal term (as applicable). Each of the agreements provide that the applicable executive’s employment with the Company shall be “at will,” meaning that either applicable executive or the Company may terminate the applicable executive’s employment at any time and for any reason, subject to the other provisions of the agreement.

Each of the agreements may be terminated by the Company, either with or without “Cause”, or by the applicable executive, either with or without “Good Reason”.

For purposes of each agreement, “Cause” means:

•        a violation of any material written rule or policy of the Company for which violation any employee may be terminated pursuant to the written policies of the Company reasonably applicable to an executive employee;

•        misconduct by the applicable executive to the material detriment of the Company;

•        the applicable executive’s conviction (by a court of competent jurisdiction, not subject to further appeal) of, or pleading guilty to, a felony;

•        the applicable executive’s gross negligence in the performance of the applicable executive’s duties and responsibilities to the Company as described in this Agreement; or

•        the applicable executive’s material failure to perform the applicable executive’s duties and responsibilities to the Company as described in the agreement (other than any such failure resulting from the applicable executive’s incapacity due to physical or mental illness or any such failure subsequent to the applicable executive being delivered a notice of termination without Cause by the Company or delivering a notice of termination for Good Reason to the Company), in either case after written notice from the Board to the applicable executive of the specific nature of such material failure and the applicable executive’s failure to cure such material failure within 10 days following receipt of such notice.

For purposes of each agreement, “Good Reason” means:

•        at any time following a Change of Control (as defined below), a material diminution by the Company of compensation and benefits (taken as a whole) provided to the applicable executive immediately prior to a Change of Control;

•        a reduction in base salary or target or maximum bonus, other than as part of an across-the-board reduction in salaries of management personnel;

•        the relocation of the applicable executive’s principal executive office to a location more than 50 miles further from the applicable executive’s principal executive office immediately prior to such relocation; or

•        a material breach by the Company of any of the terms and conditions of the agreement which the Company fails to correct within 10 days after the Company receives written notice from the applicable executive of such violation.

For purposes of each agreement a “Change of Control” of the Company will be deemed to have occurred if, after the effective date of the applicable agreement, (i) the beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of securities representing more than 50% of the combined voting power of the Company is acquired by any “person” as defined in sections 13(d) and 14(d) of the Exchange Act (other than the Company, any subsidiary of the Company, or any trustee or other fiduciary holding securities under an employee benefit plan of the Company), (ii) the merger or consolidation of the Company with or into another corporation where the stockholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, shares representing in the aggregate 50% or more of the combined voting power of the securities of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any) in substantially the same proportion as their ownership of the Company immediately prior to such merger or consolidation, or (iii) the sale or other disposition of all or substantially all of the Company’s assets to an entity, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned directly or indirectly by stockholders of the Company, immediately prior to the sale or disposition, in substantially the same proportion as their ownership of the Company immediately prior to such sale or disposition.

In the event that the Company terminates the term of the applicable agreement or the applicable executive’s employment with Cause, or if the applicable executive terminates their agreement without good reason, then, subject to any other agreements between the company with respect to other equity grants made to such executive:

•        the Company will pay to the applicable executive any unpaid base salary and benefits then owed or accrued, and any unreimbursed expenses;

•        any unvested portion of any equity granted to the applicable executive under the applicable agreement or any other agreements with the Company will immediately be forfeited; and

•        all of the parties’ rights and obligations under the agreement will cease, other than those rights or obligations which arose prior to the termination date or in connection with such termination, and subject to the survival provisions of the agreements.

In the event that the Company terminates the term of the applicable agreement or the applicable executive’s employment without Cause, or if the applicable executive terminates their agreement with good reason, then, subject to any other agreements between the company with respect to other equity grants made to such executive:

•        the Company will pay to the applicable executive any base salary, bonuses, and benefits then owed or accrued, and any unreimbursed expenses;

•        the Company will pay to the applicable executive, in one lump sum, an amount equal to the base salary that would have been paid to the applicable executive for the remainder of the initial term of the applicable agreement (if the termination occurs during the initial term of the applicable agreement) or renewal term of the applicable agreement (if the termination occurs during a renewal term of the applicable agreement);

•        any unvested portion of any equity granted to the applicable executive under the applicable agreement or any other agreements with the Company will, to the extent not already vested, be deemed automatically vested; and

•        all of the parties’ rights and obligations under the agreement will cease, other than those rights or obligations which arose prior to the termination date or in connection with such termination, and subject to the survival provisions of the agreements.

In the event of the applicable executive’s death or total disability during the term of the applicable agreement, the term of the applicable agreement and the applicable executive’s employment shall terminate on the date of death or total disability. In the event of such termination, the Company’s sole obligations hereunder to the applicable executive (or the applicable executive’s estate) shall be for unpaid base salary, accrued but unpaid bonus and benefits (then owed or accrued and owed in the future), a pro-rata bonus for the year of termination based on the applicable executive’s target bonus for such year and the portion of such year in which the applicable executive was employed, and reimbursement of expenses pursuant to the terms hereon through the effective date of termination, and any unvested portion of any equity granted to the applicable executive under the applicable agreement or any other agreements with the Company will immediately be forfeited as of the termination date.

In the event that the term of the applicable agreement is not renewed by either party, any unvested portion of any equity granted to the applicable executive under the applicable agreement or any other agreements with the Company will immediately be forfeited as of the expiration of the term of the applicable agreement without any further action of the parties.

If it is determined that any payment provided to the applicable executive under the applicable agreement or otherwise, whether or not in connection with a Change of Control (a “Payment”), would constitute an “excess parachute payment” within the meaning of section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), such that the Payment would be subject to an excise tax under section 4999 of the Code (the “Excise Tax”), the Company will pay to the applicable executive an additional amount (the “Gross-Up Payment”) such that the net amount of the Gross-Up Payment retained by the applicable executive after the payment of any Excise Tax and any federal, state and local income and employment tax on the Gross-Up Payment, shall be equal to the Excise Tax due on the Payment and any interest and penalties in respect of such Excise Tax.

During the term of the applicable agreement, the applicable executive is entitled to fringe benefits consistent with the practices of the Company, and to the extent the Company provides similar benefits to the Company’s executive officers, and is entitled to reimbursement for all reasonable and necessary out-of-pocket business, entertainment and travel expenses incurred by the applicable executive in connection with the performance of the applicable executive’s duties hereunder and in accordance with the Company’s expense reimbursement policies and procedures.

Each of the agreements provides that, during the term of the applicable agreement, the applicable executive will be entitled to indemnification and insurance coverage for officers’ liability, fiduciary liability and other liabilities arising out of the applicable executive’s position with the Company in any capacity, in an amount not less than the highest amount available to any other executive, and such coverage and protections, with respect to the various liabilities as to which the applicable executive has been customarily indemnified prior to termination of employment, shall continue for at least six years following the end of the term of the applicable agreement. Any indemnification agreement entered into between the Company and the applicable executive shall continue in full force and effect in accordance with its terms following the termination of the applicable.

Each of the employment agreements contains customary confidentiality provisions, and customary provisions related to Company ownership of intellectual property conceived or made by the applicable executive in connection with the performance of their duties under the applicable agreement (i.e., a “work-made-for-hire” provision).

Each of the agreements contains a non-compete provision which provides that, for the term of the applicable agreement and for a period of 2 years thereafter, the applicable executive shall not, directly or indirectly: (i) engage in any other business, association or relationship of any kind with any business which provides, in whole or in part, the same or similar services and/or products offered by the which directly or indirectly competes with Company; nor (ii) solicit or accept, or induce any person or entity to reduce goods or services to Company, or in any manner assist others in the solicitation, acceptance, or inducement of, any business transactions with Company’s existing and prospective clients, accounts, suppliers and/or other persons or entities with whom the Company has had business relationships (or whom Company had specifically identified for a prospective business relationship). These restrictions extend to the geographic area in which Company actively conducted business immediately prior to termination of the applicable agreement.

Each of the agreements also contains a customary non-solicitation provision, in which the applicable executive agrees that, for the term of the applicable agreement and for a period of 3 years thereafter, the applicable executive will not, directly or indirectly solicit or discuss with any employee of Company the employment of such Company employee by any other commercial enterprise other than Company, nor recruit, attempt to recruit, hire or attempt to hire any such Company employee on behalf of any commercial enterprise other than Company, provided that this provision does not prohibit the applicable executive from undertaking a general recruitment advertisement provided that the foregoing is not targeted towards any person or entity identified above, or from hiring, employing or engaging any such person or entity who responds to such general recruitment advertisement.

Due to the application of various States’ laws, there is no assurance that the non-compete provisions or the non-solicitation provisions as set forth in each of the agreements will be enforced. Each of the agreements contains a “blue pencil” provision that, in the event that a court determines that any of these restrictions are unenforceable, the parties to the agreement agreed that it is their desire that the court substitute an enforceable restriction in place of any restriction deemed unenforceable, and that the substitute restriction be deemed incorporated in the agreement and enforceable against the applicable executive.

Each of the agreements contains customary representations and warranties by the applicable executive, relating to the agreement, and any securities of the Company that may be issued to the executive, and contains other customary miscellaneous provisions relating to waivers, assignments, third party rights, survival of provisions following termination, severability, notices, waiver of jury trials and other provisions.

Each of the agreements is governed by and construed and enforced in accordance with the internal laws of the State of Delaware, and for all purposes shall be construed in accordance with the laws of such state, without giving effect to the choice of law provisions of such state. Each of the agreements provide that all legal proceedings concerning the applicable agreement will be in the state and federal courts sitting in [Santa Clara County, California], provided that each agreement also includes a provision relating to any disputes being settled by arbitration.

Director Compensation

Our Board of Directors is comprised of two non-independent directors, consisting of Yoshiyuki Aikawa, our Chief Executive Officer, and Yuya Yoshida, our Chief Operating Officer. These officers receive no additional compensation for serving as directors on our Board of Directors.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Pono

Founder Shares

On May 17, 2022, the Sponsor was issued 2,875,000 shares (the “Founder Shares”) of Class B common stock for an aggregate price of $25,000. The Founder Shares included an aggregate of up to 375,000 shares of Class B common stock subject to forfeiture by the Sponsor to the extent that the underwriters’ over-allotment option was not exercised in full or in part, so that the Sponsor would own, on an as-converted basis, 20% of the Company’s issued and outstanding shares after the Initial Public Offering. The underwriters exercised the over-allotment option in full, so those shares are no longer subject to forfeiture.

The Sponsor agreed not to transfer, assign or sell any of the Class B common stock (except to certain permitted transferees as disclosed herein) until, with respect to any of the Class B common stock, the earlier of (i) six months after the date of the consummation of a business combination, or (ii) the date on which the closing price of Pono’s common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after a business combination, with respect to the remaining any of the Class B common stock, upon six months after the date of the consummation of a business combination, or earlier, in each case, if, subsequent to a business combination, Pono consummates a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of Pono’s stockholders having the right to exchange their common stock for cash, securities or other property. On May 8, 2023, the Sponsor converted 2,874,999 Founder Shares of Class B common stock into 2,874,999 shares of Class A common stock, which shares include these same transfer restrictions.

Promissory Note — Related Party

On April 25, 2022, the Sponsor agreed to loan Pono an aggregate of up to $300,000 to cover expenses related to the Initial Public Offering pursuant to a promissory note (the “Promissory Note”). This loan is non-interest bearing and payable on the earlier of (i) March 31, 2023 or (ii) the date on which Company consummates the Initial Public Offering. Prior to the Initial Public Offering, Pono had borrowed $300,000 under the Promissory Note. The outstanding balance under the Promissory Note of $300,000 was repaid at the closing of the Initial Public Offering on August 9, 2022.

Administrative Support Agreement

Pono’s Sponsor has agreed, commencing from the date of the Initial Public Offering through the earlier of Pono’s consummation of a business combination and its liquidation, to make available to Pono certain general and administrative services, including office space, utilities and administrative services, as Pono may require from time to time. Pono has agreed to pay to Mehana Capital LLC, the Sponsor, $10,000 per month for these services to complete a business combination. For the three months ended March 31, 2024 and 2023, $30,000 were incurred and paid to Mehana Capital LLC for these services.

Convertible Promissory Note

On May 26, 2023, Pono entered into a Convertible Promissory Note with SBC, pursuant to which SBC agreed to loan Pono an aggregate principal of $1,000,000 (the “Convertible Promissory Note”). The Convertible Promissory Note is non-interest bearing and is due and payable upon the earlier to occur of (i) the date on which Pono’s initial Business Combination is consummated and (ii) the liquidation of Pono on or before November 9, 2024, or such later liquidation date as may be approved by Pono’s stockholders. There is an outstanding balance of $1,000,000 for this SBC loan as of December 31, 2023. The Convertible Promissory Note may be converted into Class A Common Stock at one share for each $10 of additional capital contribution at the option of SBC. On February 27, 2024, the parties entered into an Amendment to the Note Purchase Agreement (the “Amended Note Purchase Agreement”), which increased the purchase price of the Note from $1,000,000 to $2,700,000, and to extend the repayment date to the earlier of (i) the first business day following the effective date of the consummation of the Business Combination, and (ii) August 29, 2024. As of March 31, 2024 and December 31, 2023, the outstanding balance under the Convertible Promissory Note amounted to an aggregate of $2,700,000 and $1,000,000, respectively.

Related Party Loans

In order to finance transaction costs in connection with the initial business combination, the Sponsor or an affiliate of the Sponsor or certain of Pono’s officers and directors may, but are not obligated to, loan Pono funds as may be required. If Pono completes the initial business combination, Pono will repay such loaned amounts. In the event that the initial business combination does not close, Pono may use a portion of the working capital held outside the Trust Account to repay such loaned amounts, including the repayment of loans from the Sponsor to pay for any amount deposited to pay for any extension of the time to complete the initial business combination, but no proceeds from the Trust Account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into Units, at a price of $10.00 per Unit at the option of the lender, upon consummation of the initial business combination. The Units would be identical to the Placement Units. The terms of such loans by Pono’s officers and directors, if any, have not been determined and no written agreements exist with respect to such loans. As of March 31, 2024 and December 31, 2023, Pono did not have any outstanding related party loans other than the Convertible Promissory Note referenced above.

SBC

The MCs, even though considered related parties, are independent business operators and are not our employees. Generally speaking, the Company does not exercise control over the day-to-day operations of their clinics (except to the extent governed by our management services contracts). The Company is not able to override MC’s decisions. In addition, the CEO of the Company is not able to exert influence over the MCs. This is because he neither has any equity interest of the MCs nor is a member (or shain) or a director of the MCs. In particular, however, the immediate family of our CEO are able to exert influence over the MCs to the extent of the voting rights, since they are members (or shain) of the MC.

The immediate family members of our CEO are members of the following MCs for which we provide services:

Medical Corporation Shobikai

Medical Corporation Kowakai

Medical Corporation Nasukai

Medical Corporation Aikeikai

Medical Corporation Jukeikai

Medical Corporation Ritz Cosmetic Surgery

Medical Corporation Association Furinkai

Medical Corporation Association Junikai

Their ownership accounts for two-thirds of the general meeting of member (or shain), which is the decision-making body in these MCs.

The related parties had material transactions for the three months ended March 31, 2024 and 2023 consist of the following:

Name of Related Parties	Nature of Relationship as of March 31, 2024
Yoshiyuki Aikawa	Sole shareholder, director and CEO of the Company
Yoshiko Aikawa	Representative director of a subsidiary of the Company
Mizuho Yamashita	Director of a subsidiary of the Company
Medical Corporation Shobikai	The relatives of CEO of the Company being the Members of the MC
Medical Corporation Kowakai	The relatives of CEO of the Company being the Members of the MC
Medical Corporation Nasukai	The relatives of CEO of the Company being the Members of the MC
Medical Corporation Aikeikai	The relatives of CEO of the Company being the Members of the MC

Name of Related Parties	Nature of Relationship as of March 31, 2024
Medical Corporation Jukeikai	The relatives of CEO of the Company being the Members of the MC
Medical Corporation Ritz Cosmetic Surgery	The relatives of CEO of the Company being the Members of the MC
Medical Corporation Junikai	The relatives of CEO of the Company being the Members of the MC
Medical Corporation Furinkai	The relatives of CEO of the Company being the Members of the MC
Japan Medical & Beauty Inc.	Controlled by the CEO of the Company
SBC Inc., previously known as SBC China Inc.	Controlled by the CEO of the Company
Hariver Inc.	Controlled by the CEO of the Company
Public Interest Foundation SBC Medical Promotion Foundation	Controlled by the CEO of the Company
AI Med Inc.	Controlled by the CEO of the Company
Amulet Inc.	Controlled by Mizuho Yamashita, a director of a subsidiary of the Company
SBC Irvine MC	Significantly influenced by the Company
Ryotokuji University	The CEO of the Company is the chairman of Ryotokuji University
SBC Shonan Osteopathic Clinic Inc.	The CEO of the Company is a principal shareholder of SBC Shonan Osteopathic Clinic Inc.

During the three months ended March 31, 2024 and 2023, the transactions with related parties are as follows:

Revenues from related parties	For the Three Months Ended March 31,
	2024	2023
Medical Corporation Shobikai	$13,118,597	$16,558,159
Medical Corporation Kowakai	13,588,637	8,886,920
Medical Corporation Nasukai	12,060,223	9,941,644
Medical Corporation Aikeikai	5,608,462	4,215,620
Medical Corporation Jukeikai	1,905,912	577,294
Medical Corporation Ritz Cosmetic Surgery	908,314	408,665
Japan Medical & Beauty Inc.	10,105	11,339
Hariver Inc.	5,052	5,670
SBC Inc., previously known as SBC China Inc.	1,532	60
Public Interest Foundation SBC Medical Promotion Foundation	53	44
Ryotokuji University	32,805	13,932
Yoshiyuki Aikawa	43,458	2,267
Mizuho Yamashita	—	9,071
Amulet Inc.	—	927
AI Med Inc.	149	—
SBC Irvine MC	334,720	347,228
Medical Corporation Association Furinkai	2,292,637	—
Medical Corporation Association Junikai	557,778	—
SBC Shonan Osteopathic Clinic Inc.	1,773	—
Total	$50,470,207	$40,978,840

As of March 31, 2024 and December 31, 2023, the balances with related parties are as follows:

Accounts receivable	March 31, 2024	December 31, 2023
Medical Corporation Shobikai	$7,740,434	$9,251,427
Medical Corporation Nasukai	6,685,781	8,447,448
Medical Corporation Kowakai	7,004,512	7,841,059
Medical Corporation Aikeikai	2,539,026	4,661,649
Medical Corporation Jukeikai	887,577	1,358,213
Medical Corporation Association Furinkai	746,445	1,039,074
Medical Corporation Ritz Cosmetic Surgery	540,445	520,891
Medical Corporation Association Junikai	401,221	348,187
Japan Medical & Beauty Inc.	—	139,767
Ryotokuji University	6,935	66,546
AI Med Inc.	—	2,329
SBC Inc., previously known as SBC China Inc.	1,438	45
Public Interest Foundation SBC Medical Promotion Foundation	108	37
SBC Shonan Osteopathic Clinic Co.	1,336	—
Total	$26,555,258	$33,676,672
Finance lease receivables	March 31, 2024	December 31, 2023
Medical Corporation Shobikai	$2,239,843	$2,568,709
Medical Corporation Kowakai	2,716,937	2,779,347
Medical Corporation Nasukai	2,469,276	2,019,117
Medical Corporation Aikeikai	1,603,292	1,782,124
Medical Corporation Jukeikai	622,960	335,317
Medical Corporation Ritz Cosmetic Surgery	59,672	79,439
Total	$9,711,980	$9,564,053
Less: current portion	5,914,149	6,143,564
Non-current portion	$3,797,831	$3,420,489
Due from related party, net	March 31, 2024	December 31, 2023
SBC Irvine MC	$3,390,788	$3,238,209
Less: allowance for credit loss	(3,390,788)	(3,238,209)
Total	$—	$—
Long-term investments in MCs – related parties	March 31, 2024	December 31, 2023
Medical Corporation Shobikai	$6,608	$7,090
Medical Corporation Kowakai	6,608	7,090
Medical Corporation Nasukai	6,608	7,090
Medical Corporation Aikeikai	6,608	7,090
Medical Corporation Jukeikai	7,106,998	7,626,184
Medical Corporation Ritz Cosmetic Surgery	11,329,367	12,157,011
Total	$18,462,797	$19,811,555

Advances from customers	March 31, 2024	December 31, 2023
Medical Corporation Shobikai	$12,348,260	$13,438,645
Medical Corporation Kowakai	3,988,292	4,237,765
Medical Corporation Nasukai	3,716,082	4,117,597
Medical Corporation Aikeikai	1,048,308	1,168,947
Medical Corporation Jukeikai	223,421	85,044
Medical Corporation Ritz Cosmetic Surgery	5,184	10,177
Total	$21,329,547	$23,058,175
Notes payable – related parties	March 31, 2024	December 31, 2023
Medical Corporation Shobikai	$8,811,559	$5,264,101
Medical Corporation Kowakai	5,940,819	3,855,650
Medical Corporation Nasukai	6,694,073	4,099,032
Medical Corporation Aikeikai	1,865,401	1,561,642
Medical Corporation Jukeikai	230,313	268,552
Medical Corporation Ritz Cosmetic Surgery	390,789	268,445
Total	$23,932,954	$15,317,422
Less: current portion	8,282,741	3,369,203
Non-current portion	$15,650,213	$11,948,219
Due to related party	March 31, 2024	December 31, 2023
Yoshiyuki Aikawa	$3,542,879	$3,583,523
Total	$3,542,879	$3,583,523
Allowance for credit loss movement	March 31, 2024	December 31, 2023
Beginning balance	$3,238,209	$2,867,455
Provision for credit loss	152,579	111,496
Ending balance	$3,390,788	$2,978,951

The balances of due to and due from related parties represent the outstanding loans to and from related parties, respectively, as of March 31, 2024 and December 31, 2023. These loans are non-secured, interest-free and due on demand.

The Company made a prepayment of JPY2.4 billion (approximately $18.32 million when payment was made) in December 2022 to purchase a patent use right ready to be used on January 1, 2023 with the useful life of sixteen years from Ryotokuji University. Ryotokuji University later became a related party of the Company in March 2023 when the CEO of the Company became the chairman of the university. As Ryotokuji University was not a related party at the time the patent use right was purchased, this was not identified as a related party transaction.

In February 2023, the Company paid off the retirement compensation expense accrued to Yoshiko Aikawa.

During the three months ended March 31, 2024 and 2023, the Company purchased medical equipment of $1,797,359 and $898,434, respectively, from Japan Medical & Beauty Inc., which was recognized and included in the cost of revenues.

Also see Note 4, 9, 12, 13, 15 and 17 to the accompanying unaudited consolidated financial statements for more transactions with related parties.

The related parties had material transactions for years ended December 31, 2023, and 2022 consist of the following:

Name of Related Parties	Nature of Relationship as of December 31, 2023
Yoshiyuki Aikawa	Sole shareholder, director and CEO of the Company
Yoshiko Aikawa	Representative director of a subsidiary of the Company
Mizuho Yamashita	Director of a subsidiary of the Company
Bunpei Samata	Representative director of a subsidiary of the Company
Medical Corporation Shobikai	The relatives of the CEO of the Company being the Members of the MC
Medical Corporation Kowakai	The relatives of the CEO of the Company being the Members of the MC
Medical Corporation Nasukai	The relatives of the CEO of the Company being the Members of the MC
Medical Corporation Aikeikai	The relatives of the CEO of the Company being the Members of the MC
Medical Corporation Jukeikai	The relatives of the CEO of the Company being the Members of the MC
Medical Corporation Ritz Cosmetic Surgery	The relatives of the CEO of the Company being the Members of the MC
Medical Corporation Association Junikai	The relatives of the CEO of the Company being the Members of the MC
Medical Corporation Association Furinkai	The relatives of the CEO of the Company being the Members of the MC
Japan Medical & Beauty Inc.	Controlled by the CEO of the Company
Innocent Medical Inc.	Controlled by the CEO of the Company
SBC Inc., previously known as SBC China Inc.	Controlled by the CEO of the Company
Hariver Inc.	Controlled by the CEO of the Company
General Incorporated Association SBC	Controlled by the CEO of the Company
Public Interest Foundation SBC Medical Promotion Foundation	Controlled by the CEO of the Company
AI Med Inc.	Controlled by the CEO of the Company
Amulet Inc.	Controlled by Mizuho Yamashita, a director of a subsidiary of the Company
SBC Irvine MC	Significantly influenced by the Company
Ryotokuji University	The CEO of the Company is the chairman of Ryotokuji University
SBC Shonan Osteopathic Clinic Inc.	The CEO of the Company is a principal shareholder of SBC Shonan Osteopathic Clinic Inc.

During the years ended December 31, 2023 and 2022, the transactions with related parties are as follows:

Revenues from related parties	For the Years Ended December 31,
	2023	2022
Medical Corporation Shobikai	$56,554,316	$69,216,058
Medical Corporation Kowakai	45,115,149	39,522,761
Medical Corporation Nasukai	45,893,461	40,353,587
Medical Corporation Aikeikai	21,521,302	16,807,731
Medical Corporation Jukeikai	4,518,846	1,840,350
Medical Corporation Ritz Cosmetic Surgery	2,603,405	108,519
Innocent Medical Inc.	—	45,661
Japan Medical & Beauty Inc.	488,023	45,661
Hariver Inc.	21,740	22,830
SBC Inc., previously known as SBC China Inc.	467	87
Public Utility Foundation SBC Foundation for Medical Promotion	387	127
General Incorporated Association SBC	569	—
Ryotokuji University	231,191	—
SBC Shonan Osteopathic Clinic Inc.	69,227	—
Yoshiyuki Aikawa	67,516	88,632
Yoshiko Aikawa	—	1,994
Mizuho Yamashita	19,214	7,541
Amulet Inc.	3,587	7,775
AI Med Inc.	556,397	—
SBC Irvine MC	1,298,539	1,068,662
Medical Corporation Association Furinkai	2,923,608	—
Medical Corporation Association Junikai	851,105	—
Total	$182,738,049	$169,137,976
Retirement compensation expense accrued to a related party	For the Years Ended December 31,
	2023	2022
Yoshiko Aikawa	$—	$22,830,286
Total	$—	$22,830,286

As of December 31, 2023 and December 31, 2022, the balances with related parties are as follows:

Accounts receivable	December 31, 2023	December 31, 2022
Medical Corporation Shobikai	$9,251,427	$4,651,734
Medical Corporation Nasukai	8,447,448	2,956,662
Medical Corporation Kowakai	7,841,059	3,117,728
Medical Corporation Aikeikai	4,661,649	1,276,427
Medical Corporation Jukeikai	1,358,213	193,525
Medical Corporation Association Furinkai	1,039,074	—
Medical Corporation Ritz Cosmetic Surgery	520,891	10,771
Medical Corporation Association Junikai	348,187	—
Japan Medical & Beauty Inc.	139,767	—
Ryotokuji University	66,546	—
AI Med Inc.	2,329	—
SBC Inc., previously known as SBC China Inc.	45	45
Hariver Inc.	—	4,845
Innocent Medical Inc.	—	13,237
Public Interest Foundation SBC Medical Promotion Foundation	37	75
Total	$33,676,672	$12,225,049

Finance lease receivables	December 31, 2023	December 31, 2022
Medical Corporation Shobikai	$2,568,709	$7,042,337
Medical Corporation Kowakai	2,779,347	8,862,032
Medical Corporation Nasukai	2,019,117	7,172,078
Medical Corporation Aikeikai	1,782,124	4,140,005
Medical Corporation Ritz Cosmetic Surgery	79,439	244,987
Medical Corporation Jukeikai	335,317	615,898
Total	$9,564,053	$28,077,337
Less: current portion	6,143,564	22,800,209
Non-current portion	$3,420,489	$5,277,128
Due from related party, net	December 31, 2023	December 31, 2022
SBC Irvine MC	$3,238,209	$2,867,455
Less: allowance for credit loss	(3,238,209)	(2,867,455)
Total	$—	$—
Long-term investments in MCs – related parties	December 31, 2023	December 31, 2022
Medical Corporation Shobikai	$7,090	$—
Medical Corporation Kowakai	7,090	—
Medical Corporation Nasukai	7,090	—
Medical Corporation Aikeikai	7,090	—
Medical Corporation Jukeikai	7,626,184	8,210,373
Medical Corporation Ritz Cosmetic Surgery	12,157,011	13,088,274
Total	$19,811,555	$21,298,647

In July 2023, the CEO of the Company resigned as a member of the general meeting (“Member”) of Medical Corporation Shobikai, Medical Corporation Kowakai, Medical Corporation Nasukai, Medical Corporation Aikeikai, Medical Corporation Jukeikai, and Medical Corporation Ritz Cosmetic Surgery. In August 2023, the Company contributed JPY1,000,000 ($6,695 when payment was made) to each of Medical Corporation Shobikai, Medical Corporation Kowakai, Medical Corporation Nasukai, and Medical Corporation Aikeikai, and became the 100% equity interest holder of these non-profit MCs, which are still related parties of the Company as the relatives of the CEO of the Company remain as Members of these MCs while these MCs’ controlling financial interests rest with their Members. Also see Note 2(a) for further details.

Accrued retirement compensation expense	December 31, 2023	December 31, 2022
Yoshiko Aikawa	$—	$22,900,763
Total	$—	$22,900,763
Advances from customers	December 31, 2023	December 31, 2022
Medical Corporation Shobikai	$13,438,645	$16,533,138
Medical Corporation Kowakai	4,237,765	5,640,578
Medical Corporation Nasukai	4,117,597	5,882,118
Medical Corporation Aikeikai	1,168,947	1,314,710
Medical Corporation Jukeikai	85,044	28,226
Medical Corporation Ritz Cosmetic Surgery	10,177	—
Total	$23,058,175	$29,398,770

Notes payable – related parties	December 31, 2023	December 31, 2022
Medical Corporation Shobikai	$5,264,101	$—
Medical Corporation Kowakai	3,855,650	—
Medical Corporation Nasukai	4,099,032	—
Medical Corporation Aikeikai	1,561,642	—
Medical Corporation Jukeikai	268,552	—
Medical Corporation Ritz Cosmetic Surgery	268,445	—
Total	$15,317,422	$—
Less: current portion	3,369,203	—
Non-current portion	$11,948,219	$—
Due to related parties	December 31, 2023	December 31, 2022
Yoshiyuki Aikawa	$3,583,523	$3,010,724
Bunpei Samata	—	66,486
Total	$3,583,523	$3,077,210
Allowance for credit loss movement	December 31, 2023	December 31, 2022
Beginning balance	$2,867,455	$2,524,762
Provision for credit loss	370,754	342,693
Ending balance	$3,238,209	$2,867,455

The balances of due to and due from related parties represent the outstanding loans to and from related parties, respectively, as of December 31, 2023 and 2022. These loans are non-secured, interest-free and due on demand.

The Company made a prepayment of JPY2.4 billion (approximately $18.32 million when payment was made) in December 2022 to purchase a patent use right ready to be used on January 1, 2023 with the useful life of sixteen years from Ryotokuji University. Ryotokuji University later became a related party of the Company in March 2023 when the CEO of the Company became the chairman of the university. As Ryotokuji University was not a related party at the time the patent use right was purchased, this was not identified as a related party transaction.

In February 2023, the Company paid off the retirement compensation expense accrued to Yoshiko Aikawa.

During the year ended December 31, 2023, the Company purchased medical equipment of $2,842,588 from Japan Medical & Beauty Inc., which was recognized and included in the cost of revenues.

Also see Note 7, 12, 13, 15, 17 and 18 to the accompanying audited consolidated financial statements for more transactions with related parties.

Recent Developments

In January 2023, the Company issued 1,000 shares of common stock to the CEO of the Company with a purchase price of $0.01 per share.

In July 2023, the CEO of the Company resigned as a member of the general meeting of members (or shain) of Medical Corporation Shobikai, Medical Corporation Kowakai, Medical Corporation Nasukai, Medical Corporation Aikeikai, Medical Corporation Jukeikai, and Medical Corporation Ritz Cosmetic Surgery. In August 2023, the Company contributed JPY1,000,000 (approximately $6,695 when payment was made) to each of Medical Corporation Shobikai, Medical Corporation Kowakai, Medical Corporation Nasukai and Medical Corporation Aikeikai, and became the 100% equity interest holder of these non-profit MCs, which are also related parties of the Company.

In August 2023, the Company entered into property sales agreements with General Incorporation Association SBC, an entity under common control of the Company, to sell its certain properties and entire equity interest in Ai Inc. and Lange Inc., with a total amount of JPY3,345,780,985 (approximately $25,540,000). The transaction, as part of the reorganization discussed in Note 1, was accounted for as a common control transaction.

Since September 2023, the Company started providing services to two additional MCs in Japan, namely, Medical Corporation Association Furinkai and Medical Corporation Association Junikai, which are considered as related parties of the Company as the relatives of the CEO of the Company being Members of the two MCs.

In January 2024, in connection with a routine tax examination of the Company’s income tax returns, the Japanese tax authority discovered misappropriations of Company funds by a former director of general affairs and legal department of L’Ange Cosmetique Co., Ltd., which is a subsidiary of the Company (the “former director”), who received kickbacks from multiple vendors of SBC Japan (collectively with the former director, the “participants”) possibly beginning as early as 2012 until the misappropriations were discovered. The former director was suspended immediately upon the discovery and was terminated effective February 23, 2024. The Company has commenced a criminal complaint in Tokyo against the participants.

Shortly after this discovery, the Company engaged independent legal counsel and forensic consultants to investigate the misappropriations. The investigation, which was completed in March 2024, revealed that the participants had misappropriated approximately JPY632 million ($5.6 million), including consumption tax, from the Company of which the former director received approximately JPY335 million ($3.0 million), between April 2016 and the discovery of the misappropriations in January 2024. The amount misappropriated prior to April 2016 could not be accurately determined because certain data for the period prior to April 2016 was unavailable, the Company does not expect such amount to be material based on current estimates.

The Company found no evidence that any other employee of the Company was aware of, or colluded in, the misappropriations of Company funds or that there was any unlawful activity apart from that associated with the participants’ misappropriations of Company funds. The misappropriated amounts, excluding the consumption tax, representing advertising services purchased on behalf of a related-party MC, were originally included in the revenues reported on a net basis. After discovery of the misappropriations, the amounts were restated as a misappropriation loss.

The Company has restated its previously reported consolidated balance sheets as of December 31, 2022 and 2021, and the related consolidated statements of operations and comprehensive income (loss) and cash flows for the years then ended, based on the results of its investigation and substantive validation procedures. The Company has also restated its previously reported unaudited consolidated balance sheets for the nine months ended September 30, 2023 and 2022 and for the six months ended June 30, 2023 and 2022, and the related unaudited consolidated statements of operations and comprehensive income (loss) and cash flows for the periods then ended. The tables in Note 18 to the consolidated audited financial statements summarize the effects of the restatements on each financial statement line item as of the dates and for the periods indicated.

APPRAISAL RIGHTS

Pono’s stockholders do not have appraisal rights in connection with the Business Combination under Delaware law.

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for Pono’s securities is Continental Stock Transfer & Trust Company.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS

Pursuant to the rules of the SEC, Pono and servicers that it employs to deliver communications to Pono’s stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of this proxy statement. Upon written or oral request, Pono will deliver a separate copy of this proxy statement to any stockholder at a shared address to which a single copy of this proxy statement was delivered and who wishes to receive separate copies in the future. Stockholders receiving multiple copies of this proxy statement may likewise request that Pono deliver single copies of Pono’s proxy statement in the future. Stockholders may notify Pono of their requests by calling or writing Pono at its principal executive offices at 643 Ilalo St. #102, Honolulu, Hawaii 96813, (808) 892-6611. Following the Business Combination, communications should be sent to SBC Medical Group Holdings Incorporated, [_].

SUBMISSION OF STOCKHOLDER PROPOSALS

The Pono Board is aware of no other matter that may be brought before the Pono Special Meeting. Under Delaware law, only business that is specified in the notice of Special Meeting to stockholders may be transacted at the Pono Special Meeting.

FUTURE STOCKHOLDER PROPOSALS

Stockholder proposals, other than director nominations, for the 2023 annual meeting must be received by our secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day before the anniversary date of our 2022 annual meeting. However, in the event that our 2023 annual meeting is more than 30 days before or more than 60 days after the anniversary date of our 2022 annual meeting, to be timely a stockholder’s notice must be received by our secretary at our principal executive office not earlier than the close of business on the 120th day before the 2023 annual meeting and not later than the later of (1) the close of business on the 90th day before the 2023 annual meeting or (2) the close of business on the 10th day following the day on which public announcement of the date of the 2023 annual meeting is first made by us.

Director nominations for the 2023 annual meeting must be received by our secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day before the anniversary date of our 2022 annual meeting. However, in the event that our 2023 annual meeting is more than 30 days before or more than 60 days after the anniversary date of our 2022 annual meeting, to be timely a stockholder’s notice must be received by our secretary at our principal executive office not earlier than the close of business on the 120th day before the 2023 annual meeting and not later than the later of (1) the close of business on the 90th day before the 2023 annual meeting or (2) the close of business on the 10th day following the day on which public announcement of the date of the 2023 annual meeting is first made by us.

In addition to the above, a stockholder proposal must otherwise comply with applicable SEC rules to be considered for inclusion in our proxy materials relating to our 2023 annual meeting. You may contact our Chief Executive Officer at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

STOCKHOLDER COMMUNICATIONS

Stockholders and interested parties may communicate with the Pono Board, any committee chairperson or the non-management directors as a group by writing to the board or committee chairperson in care of Darryl Nakamoto, Chief Executive Officer, Pono Capital Two, Inc., 643 Ilalo St. #102, Honolulu, Hawaii 96813. Following the Business Combination, such communications should be sent to SBC Medical Group Holdings Incorporated, [_]. Each communication will be forwarded, depending on the subject matter, to the board of directors, the appropriate committee chairperson or all non-management directors.

WHERE YOU CAN FIND MORE INFORMATION

Pono files reports, proxy statements and other information with the SEC as required by the Exchange Act. You may access Pono’s filings, including this proxy statement, over the Internet at the SEC’s website at: http://www.sec.gov.

If you would like additional copies of this proxy statement or if you have questions about the Business Combination or the proposals to be presented at the Pono Special Meeting, you should contact Pono by telephone or in writing at the following address and telephone number:

Darryl Nakamoto
Chief Executive Officer
643 Ilalo St. #102
Honolulu, Hawaii 96813
(808) 892-6611

You may also obtain these documents by requesting them in writing or by telephone from Pono’s proxy solicitor at the following address and telephone number:

[_]

If you are a stockholder of Pono and would like to request documents, please do so by [_], in order to receive them before the Pono Special Meeting. If you request any documents from Pono, Pono will mail them to you by first class mail, or another equally prompt means.

All information contained in this proxy statement relating to Pono has been supplied by Pono, and all such information relating to SBC has been supplied by SBC. Information provided by either Pono or SBC does not constitute any representation, estimate or projection of any other party. SBC’s website is [_]. The information on this website is neither incorporated by reference into this proxy statement, or into any other filings with, or into any other information furnished or submitted to, the SEC.

PONO CAPITAL TWO, INC.
INDEX TO FINANCIAL STATEMENTS

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
Condensed Consolidated Balance Sheets as of March 31, 2024 (Unaudited) and December 31, 2023	F-28
Unaudited Condensed Consolidated Statements of Operations for the three months ended March 31, 2024 and 2023	F-29
Unaudited Condensed Consolidated Statements of Changes in Stockholders’ Equity (Deficit) for the three months ended March 31, 2024 and 2023	F-30
Unaudited Condensed Consolidated Statements of Cash Flows for the three months ended March 31, 2024 and 2023	F-31
Notes to Unaudited Condensed Consolidated Financial Statements	F-32

SBC MEDICAL GROUP HOLDINGS INCORPORATED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of
Pono Capital Two, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Pono Capital Two, Inc. (the “Company”) as of December 31, 2023 and 2022, the related consolidated statements of operations, changes in stockholders’ deficit and cash flows for the year ended December 31, 2023 and for the period from March 11, 2022 (inception) through December 31, 2022, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for the year ended December 31, 2023 and for the period from March 11, 2022 (inception) through December 31, 2022, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph — Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 1 to the financial statements, the Company is a Special Purpose Acquisition Corporation that was formed for the purpose of entering into a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses on or before November 9, 2024. The Company entered into an agreement and plan of merger with a business combination target on January 31, 2023; however, the completion of this transaction is subject to the approval of the Company’s stockholders among other conditions. There is no assurance that the Company will obtain the necessary approvals, satisfy the required closing conditions, raise the additional capital it needs to fund its operations, and complete the transaction prior to November 9, 2024, if at all. The Company also has no approved plan in place to extend the business combination deadline and fund operations for any period of time after November 9, 2024, in the event that it is unable to complete a business combination by that date. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans with regard to these matters are also described in Note 1. The financial statements do not include any adjustments that may be necessary should the Company be unable to continue as a going concern.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Marcum llp

Marcum LLP

We have served as the Company’s auditor since 2022.

Boston, MA
March 18, 2024

PONO CAPITAL TWO, INC.
CONSOLIDATED BALANCE SHEETS

	December 31, 2023	December 31, 2022
Assets:
Current assets:
Cash	$284,394	$485,564
Prepaid expenses	110,149	236,625
Total Current Assets	394,543	722,189
Marketable securities held in Trust Account	20,850,793	119,220,016
Total Assets	$21,245,336	$119,942,205

Liabilities and Stockholders’ Deficit:
Current liabilities:
Accounts payable	$43,910	$79,440
Accrued expenses	480,050	76,420
Convertible Promissory Note	1,000,000	—
Franchise tax payable	72,978	161,644
Income tax payable	11,317	248,508
Excise tax payable	1,000,789	—
Total Current Liabilities	2,609,044	566,012
Deferred underwriting fee payable	4,025,000	4,025,000
Total Liabilities	6,634,044	4,591,012

Commitments and Contingencies (Note 6)
Class A common stock subject to possible redemption, 1,922,750 and 11,500,000 shares at redemption value of $10.72 and $10.32 per share as of December 31, 2023 and 2022, respectively	20,606,204	118,709,864

Stockholders’ Deficit:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; no shares issued and outstanding	—	—
Class A common stock, $0.0001 par value; 100,000,000 shares authorized; 3,566,874(1) and 691,875 shares issued and outstanding (excluding 1,922,750 and 11,500,000 shares subject to possible redemption) at December 31, 2023 and December 31, 2022, respectively	357	69
Class B common stock, $0.0001 par value; 10,000,000 shares authorized; 1 and 2,875,000 issued and outstanding at December 31, 2023 and December 31, 2022, respectively	—	288
Additional paid-in capital	—	—
Accumulated deficit	(5,995,269)	(3,359,028)
Total Stockholders’ Deficit	(5,994,912)	(3,358,671)
Total Liabilities and Stockholders’ Deficit	$21,245,336	$119,942,205

____________

(1)      2,874,999 converted Class B shares are not subject to possible redemption

The accompanying notes are an integral part of these consolidated financial statements.

PONO CAPITAL TWO, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the year ended December 31, 2023	For the period from March 11, 2022 (inception) through December 31, 2022
Operating and formation costs	$1,635,452	$382,051
Franchise tax expense	137,379	161,644
Loss from Operations	(1,772,831)	(543,695)

Other Income:
Interest and dividend income on investments held in Trust Account	2,641,407	1,345,016
Income before income taxes	868,576	801,321
Income tax expense	(528,809)	(248,508)
Net income	$339,767	$552,813

Basic weighted average shares outstanding, Class A common stock	7,840,002	5,951,288
Basic net income per share, Class A common stock	$0.04	$0.06
Diluted weighted average shares outstanding, Class A common stock	7,900,002	5,951,288
Diluted net income per share, Class A common stock	$0.04	$0.06
Basic weighted average shares outstanding, Class B common stock	1,008,220	2,683,051
Basic net income per share, Class B common stock	$0.04	$0.06
Diluted weighted average shares outstanding, Class B common stock	1,008,220	2,683,051
Diluted net income per share, Class B common stock	$0.04	$0.06

The accompanying notes are an integral part of these consolidated financial statements.

PONO CAPITAL TWO, INC.
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT
FOR THE YEAR ENDED DECEMBER 31, 2023

	Class A Common Stock		Class B Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Deficit
	Shares	Amount	Shares	Amount
Balance at December 31, 2022	691,875	$69	2,875,000	$288	$—	$(3,359,028)	$(3,358,671)
Shareholder 2023 Non-Redemption Agreements	—	—	—	—	709,691	—	709,691
Shareholder 2023 Non-Redemption Agreements	—	—	—	—	(709,691)	—	(709,691)
Conversion of Class B common stock to Class A common stock	2,874,999	288	(2,874,999)	(288)	—	—	—
Excise tax	—	—	—	—	—	(1,000,789)	(1,000,789)
Accretion of Class A common stock subject to redemption to redemption amount	—	—	—	—	—	(1,975,219)	(1,975,219)
Net income	—	—	—	—	—	339,767	339,767
Balance at December 31, 2023	3,566,874	$357	1	$—	$—	$(5,995,269)	$(5,994,912)

The accompanying notes are an integral part of these consolidated financial statements.

PONO CAPITAL TWO, INC.
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT
FOR THE PERIOD FROM MARCH 11, 2022 (INCEPTION) THROUGH DECEMBER 31, 2022

	Class A Common Stock		Class B Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Deficit
	Shares	Amount	Shares	Amount
Balance at March 11, 2022 (inception)	—	$—	—	$—	$—	$—	$—
Issuance of Class B common stock to Sponsor(1)	—	—	2,875,000	288	24,712	—	25,000
Issuance of Placement Units	634,375	63	—	—	6,343,687	—	6,343,750
Issuance of Representative shares	57,500	6	—	—	67,269	—	67,275
Proceeds allocated to Public Warrants	—	—	—	—	2,978,500	—	2,978,500
Value of offering costs allocated to the fair value of equity instruments	—	—	—	—	(205,388)	—	(205,388)
Accretion of Class A common stock subject to redemption to redemption amount	—	—	—	—	(9,208,780)	(3,911,841)	(13,120,621)
Net income	—	—	—	—		552,813	552,813
Balance at December 31, 2022	691,875	$69	2,875,000	$288	$—	$(3,359,028)	$(3,358,671)

____________

(1)      Includes up to 375,000 shares of Class B common stock subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Note 5). The underwriters exercised their over-allotment option in full on August 9, 2022; thus, no shares of common stock remain subject to forfeiture as of August 9, 2022 (see Note 5).

The accompanying notes are an integral part of these consolidated financial statements.

PONO CAPITAL TWO, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the year ended December 31, 2023	For the period from March 11, 2022 (inception) through December 31, 2022
Cash Flows from Operating Activities:
Net income	$339,767	$552,813
Adjustments to reconcile net income to net cash used in operating activities:
Interest and dividend income on investments held in Trust Account	(2,641,407)	(1,345,016)
Changes in operating assets and liabilities:
Prepaid expenses	126,476	(236,625)
Accounts payable	(35,530)	79,440
Accrued expenses	403,630	76,420
Franchise tax payable	(88,666)	161,644
Income tax payable	(237,191)	248,508
Net cash used in operating activities	(2,132,921)	(462,816)

Cash Flows from Investing Activities:
Investment of cash in Trust Account	—	(117,875,000)
Proceeds from Trust Account to pay taxes	931,751	—
Proceeds from Trust Account for payment to redeeming shareholders	100,078,879	—
Net cash provided by (used in) investing activities	101,010,630	(117,875,000)

Cash Flows from Financing Activities:
Proceeds from convertible promissory note	1,000,000	—
Payment to redeeming shareholders	(100,078,879)	—
Proceeds from sale of private placement units		6,343,750
Proceeds from issuance of Class B common stock to Sponsor	—	25,000
Proceeds from sale of Units, net of underwriting discount paid		113,045,000
Proceeds from promissory note – related party	—	300,000
Repayment of Promissory note – related party		(300,000)
Advance from Sponsor for payment of formation costs	—	412
Repayment to Sponsor for payment of formation costs	—	(412)
Payment of offering costs	—	(590,370)
Net cash (used in) provided by financing activities	(99,078,879)	118,823,380

Net Change in Cash	(201,170)	485,564
Cash – Beginning of period	485,564	—
Cash – End of period	$284,394	$485,564

Supplemental disclosure of non-cash investing and financing activities:
Excise tax related to redemption of Class A common stock	$1,000,789	$—
Shareholder 2023 Non-Redemption Agreements	$709,691	$—
Accretion of Class A common stock subject to redemption to redemption amount	$1,975,219	$13,120,621
Fair value of Representative Shares	$—	$67,275
Deferred underwriting fee payable	$—	$4,025,000
Cash paid for income and franchise taxes	$992,045	—

The accompanying notes are an integral part of these consolidated financial statements.

PONO CAPITAL TWO, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS AND GOING CONCERN

Pono Capital Two, Inc. (the “Company”) is a blank check company incorporated in Delaware on March 11, 2022. The Company was formed for the purpose of entering into a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (a “business combination”). The Company is not limited to a particular industry or geographic region for purposes of consummating a business combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of December 31, 2023, the Company had not commenced any operations. All activity for the period from March 11, 2022 (inception) through December 31, 2023 relates to the Company’s formation and initial public offering (“Initial Public Offering”) and subsequent costs related to completing a business combination. The Company will not generate any operating revenues until after the completion of a business combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering. The Company has selected December 31 as its fiscal year end.

The registration statement for the Company’s Initial Public Offering was declared effective on August 4, 2022. On August 9, 2022, the Company consummated the Initial Public Offering of 11,500,000 units, (the “Units” and, with respect to the Class A common stock included in the Units sold, the “Public Shares”), including 1,500,000 Units issued pursuant to the exercise of the underwriters’ over-allotment option in full, generating gross proceeds of $115,000,000, which is discussed in Note 3.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 634,375 units (the “Placement Units”) at a price of $10.00 per Placement Unit in a private placement to Mehana Capital LLC (the “Sponsor”), including 63,000 Placement Units issued pursuant to the exercise of the underwriters’ over-allotment option in full, generating gross proceeds of $6,343,750, which is described in Note 4.

Following the closing of the Initial Public Offering on August 9, 2022, an amount of $117,875,000 ($10.25 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Placement Units was placed in a trust account (the “Trust Account”), and will be invested only in U.S. government treasury obligations with maturities of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act, which invest only in direct U.S. government treasury obligations, until the earlier of: (i) the completion of a business combination and (ii) the distribution of the funds held in the Trust Account, as described below.

Transaction costs related to the issuances described above amounted to $6,637,645, consisting of $1,955,000 of cash underwriting fees, $4,025,000 of deferred underwriting fees and $67,275 of costs related to Representative Shares and $590,370 of other offering costs. In addition, at December 31, 2023, $284,394 of cash was held outside of the Trust Account and is available for working capital purposes.

On September 23, 2022, the Company announced that the holders of the Units may elect to separately trade the Public Shares and the Public Warrants (as defined in Note 3) commencing on September 26, 2022. Those Public Shares not separated will continue to trade on The Nasdaq Global Market under the symbol “PTWOU,” and the Class A Common Stock and warrants that are separated will trade on The Nasdaq Global Market under the symbols “PTWO” and “PTWOW,” respectively.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Placement Units, although substantially all of the net proceeds are intended to be applied generally toward consummating a business combination. There is no assurance that the Company will be able to complete a business combination successfully. The Company must complete a business combination with one or more target businesses that together have an aggregate fair market value of at least 80% of the value of the Trust Account (as defined below) (excluding the deferred underwriting commissions and taxes payable on income earned on the Trust Account) at the time of the agreement to enter into an initial business combination. The Company will only complete a business combination if the post-transaction company owns or

PONO CAPITAL TWO, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS AND GOING CONCERN (cont.)

acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

The Company will provide its holders of Public Shares (the “Public Stockholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a business combination either (i) in connection with a stockholder meeting called to approve the business combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a business combination or conduct a tender offer will be made by the Company, solely in its discretion. The Public Stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially $10.25 per Public Share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). There will be no redemption rights upon the completion of a business combination with respect to the Company’s warrants. The Public Shares subject to redemption will be recorded at redemption value and classified as temporary equity upon the completion of the Initial Public Offering in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 480, Distinguishing Liabilities from Equity (“ASC 480”).

The Company will proceed with a business combination if the Company has net tangible assets of at least $5,000,001 upon consummation of such business combination and a majority of the shares voted are voted in favor of the business combination. If the Company seeks stockholder approval of a business combination and it does not conduct redemptions pursuant to the tender offer rules, the amended and restated certificate of incorporation (the “Amended and Restated Certificate of Incorporation”) provides that a Public Stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from seeking redemption rights with respect to 15% or more of the Public Shares without the Company’s prior written consent.

If a stockholder vote is not required and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will offer such redemption pursuant to the tender offer rules of the Securities and Exchange Commission (“SEC”), and file tender offer documents containing substantially the same information as would be included in a proxy statement with the SEC prior to completing a business combination.

The Sponsor has agreed (a) to vote its Class B common stock, the common stock included in the Placement Units and the Public Shares purchased in the Initial Public Offering in favor of a business combination, (b) not to propose an amendment to the Amended and Restated Certificate of Incorporation with respect to the Company’s pre-business combination activities prior to the consummation of a business combination unless the Company provides dissenting Public Stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment; (c) not to redeem any shares (including the Class B common stock) and Placement Units (including underlying securities) into the right to receive cash from the Trust Account in connection with a stockholder vote to approve a business combination (or to sell any shares in a tender offer in connection with a business combination if the Company does not seek stockholder approval in connection therewith) or a vote to amend the provisions of the Amended and Restated Certificate of Incorporation relating to stockholders’ rights of pre-business combination activity and (d) that the Class B common stock and Placement Units (including underlying securities) shall not participate in any liquidating distributions upon winding up if a business combination is not consummated. However, the Sponsor will be entitled to liquidating distributions from the Trust Account with respect to any Public Shares purchased in the Initial Public Offering if the Company fails to complete its business combination.

Pursuant to the Third Amended and Restated Certificate of Incorporation of the Company, the Company had until 9 months (or up to 18 months from the closing of the Initial Public Offering at the election of the Company pursuant to nine one month extensions subject to satisfaction of certain conditions, including the deposit of $379,500 ($0.033 per unit) for such one month extension, into the Trust Account, or as extended by the Company’s

PONO CAPITAL TWO, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS AND GOING CONCERN (cont.)

stockholders in accordance with the Amended and Restated Certificate of Incorporation) from the closing of the Initial Public Offering to consummate a business combination (the “Combination Period”). On February 5, 2024, the Company filed an amendment to the Third Amended and Restated Certificate of Incorporation of the Company (i) to extend the Combination Period from February 9, 2023 to November 9, 2024 for no additional amount to be paid by the Sponsor into the Trust Account and (ii) to provide for the right of a holder of Class B common stock to convert such shares into shares of Class A common stock on a one-for-one basis prior to the closing of a business combination at the election of the holder If the Company is unable to complete a business combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter, redeem 100% of the outstanding Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned (net of taxes payable and less interest to pay dissolution expenses up to $100,000), divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the Company’s board of directors, proceed to commence a voluntary liquidation and thereby a formal dissolution of the Company, subject in each case to its obligations to provide for claims of creditors and the requirements of applicable law. The underwriters have agreed to waive their rights to the deferred underwriting commission held in the Trust Account in the event the Company does not complete a business combination within the Combination Period and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.00).

The Sponsor has agreed that it will be liable to the Company, if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amounts in the Trust Account to below $10.25 per share, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). In the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except for the Company’s independent registered accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Going Concern and Liquidity

As of December 31, 2023, the Company had $284,394 in cash held outside of the Trust Account, working capital deficit, net of income tax payable and franchise tax payable of $1,129,417 and accumulated deficit of $5,995,269. The Company has incurred and expects to continue to incur significant costs in pursuit of the Company’s financing and acquisition plans. For the year ended December 31, 2023, the Company had a loss from operations of $1,772,831 and net cash used in operating activities was $2,132,921. The Company’s liquidity needs to date have been further satisfied through a Convertible Promissory Note of $1,000,000 issued on May 26, 2023. The Company expects that it will need additional capital to satisfy its liquidity needs beyond the net proceeds from the consummation of the Initial Public Offering held outside of the Trust Account for paying existing accounts payable and consummating the Business Combination. Although certain of the Company’s initial stockholders, officers and directors or their affiliates have committed up to $1,500,000 Working Capital Loans (see Note 5) from time to time or at any time, there is no guarantee that the Company will receive such funds. In addition, the Company will have until November 9, 2024 to consummate a business combination. If a business combination is not consummated by November 9, 2024, less than one year after the date these consolidated financial statements are issued, there will be a

PONO CAPITAL TWO, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS AND GOING CONCERN (cont.)

mandatory liquidation and subsequent dissolution of the Company. Management has determined that the mandatory liquidation, along with the lack of liquidity, should a business combination not occur, and potential subsequent dissolution, raises substantial doubt about the Company’s ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after November 9, 2024. The Company intends to complete the initial business combination before the mandatory liquidation date. However, there can be no assurance that the Company will be able to consummate any business combination by November 9, 2024.

Risks and Uncertainties

The military action commenced in February 2022 between the Russian Federation and Belarus in the country of Ukraine and related economic sanctions, as well as the military action between Hamas and Israel and the risk of escalations of other military conflicts have created and are expected to create global economic consequences. As a result, the Company’s ability to consummate a business combination, or the operations of a target business with which the Company ultimately consummates a business combination, may be materially and adversely affected. Further, the Company’s ability to consummate a transaction may be dependent on the ability to raise equity and debt financing which may be impacted by these events, including as a result of increased market volatility, or decreased market liquidity in third-party financing being unavailable on terms acceptable to the Company or at all. The impact of this action and related sanctions on the world economy and the specific impact on the Company’s financial position, results of operations and/or ability to consummate a business combination are not yet determinable. These consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

On August 16, 2022, the Inflation Reduction Act of 2022 (the “IR Act”) was signed into federal law. The IR Act provides for, among other things, a new U.S. federal 1% excise tax on certain repurchases of stock by publicly traded U.S. domestic corporations and certain U.S. domestic subsidiaries of publicly traded foreign corporations occurring on or after January 1, 2023 (the “Excise Tax”). The Excise Tax is imposed on the repurchasing corporation itself, not its shareholders from which shares are repurchased. The amount of the Excise Tax is generally 1% of the fair market value of the shares repurchased at the time of the repurchase. However, for purposes of calculating the Excise Tax, repurchasing corporations are permitted to net the fair market value of certain new stock issuances against the fair market value of stock repurchases during the same taxable year. In addition, certain exceptions apply to the Excise Tax. The U.S. Department of the Treasury (the “Treasury”) has been given authority to provide regulations and other guidance to carry out and prevent the abuse or avoidance of the Excise Tax.

Any redemption or other repurchase that occurs on or after January 1, 2023, in connection with a business combination, votes relating to certain amendments to the Company’s Amended and Restated Certificate of Incorporation or otherwise, may be subject to the Excise Tax. Whether and to what extent the Company would be subject to the Excise Tax in connection with a business combination, votes relating to certain amendments to the Company’s Amended and Restated Certificate of Incorporation or otherwise would depend on a number of factors, including (i) the fair market value of the redemptions and repurchases in connection with the business combination, extension or otherwise, (ii) the structure of a business combination, (iii) the nature and amount of any “PIPE” or other equity issuances in connection with a business combination (or otherwise issued not in connection with a business combination but issued within the same taxable year of a business combination) and (iv) the content of regulations and other guidance from the Treasury. The mechanics of any required payment of the Excise Tax have not been determined. The foregoing could cause a reduction in the cash available on hand to complete a business combination and in the Company’s ability to effect an extension of the time in which the Company must complete a business combination or complete a business combination.

PONO CAPITAL TWO, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS AND GOING CONCERN (cont.)

Consideration of IR Act Excise Tax

On May 8, 2023, the Company’s stockholders redeemed 9,577,250 Class A shares for a total of $100,078,879. The Company evaluated the classification and accounting of the stock redemption under ASC 450, “Contingencies”. ASC 450 states that when a loss contingency exists the likelihood that the future events will confirm the loss or impairment of an asset or the incurrence of a liability can range from probable to remote. A contingent liability must be reviewed at each reporting period to determine appropriate treatment. The Company evaluated the current status and probability of completing a Business Combination as of December 31, 2023 and determined that a contingent liability should be calculated and recorded. As of December 31, 2023, the Company recorded $1,000,789 of excise tax liability calculated as 1% of shares redeemed.

Proposed Business Combination

On January 31, 2023, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Pono Two Merger Sub, Inc., a Delaware corporation incorporated in January 2023, and a wholly-owned subsidiary of the Company (“Merger Sub”), SBC Medical Group Holdings Incorporated, a Delaware corporation (“SBC”), Mehana Capital, LLC, in its capacity as Purchaser Representative, and Yoshiyuki Aikawa, in his capacity as Seller Representative.

Pursuant to the Merger Agreement, at the closing of the transactions contemplated by the Merger Agreement, Merger Sub will merge with and into SBC, with SBC continuing as the surviving corporation. The transactions contemplated by the Merger Agreement are referred to herein as the “Business Combination.”

As a condition to closing of the Business Combination, SBC will complete certain restructuring transactions pursuant to which SBC Medical Group Co., Ltd., a Japanese corporation (“SBC-Japan”) and certain related entities which carry on the business of SBC-Japan and such other related entities, will become subsidiaries of SBC.

As consideration for the Business Combination, the holders of SBC securities as of the closing of the Business Combination, collectively will be entitled to receive from the Company, in the aggregate, a number of the Company’s securities with an aggregate value equal to (a) $1,000,000,000, minus (b) the amount, if any, by which $3,000,000 exceeds SBC’s Net Working Capital, plus (c) the amount, if any, by which SBC’s Net Working Capital exceeds $3,000,000, minus (d) the aggregate amount of any outstanding indebtedness (minus cash held by SBC) of SBC at Closing, minus (e) specified transaction expenses of SBC associated with the Business Combination.

The Merger Consideration otherwise payable to SBC stockholders at the Closing is subject to a number of shares of Pono Class A common stock equal to three percent (3.0%) of the Merger Consideration being placed in escrow with an escrow agent to be agreed by the parties, for post-closing adjustments (if any) to the Merger Consideration.

The Merger Consideration is subject to adjustment after the Closing based on confirmed amounts of the Closing Net Indebtedness, Net Working Capital and transaction expenses as of the Closing Date. If the adjustment is a negative adjustment in favor of the Company, the escrow agent shall distribute to the Company a number of shares of the Company’s Class A common stock with a value equal to the absolute value of the adjustment amount. If the adjustment is a positive adjustment in favor of SBC, the Company will issue to the SBC stockholders an additional number of shares of the Company’s Class A common stock with a value equal to the adjustment amount.

On April 26, 2023, the Company entered into an amendment to the Merger Agreement (the “Amendment”) with the other parties thereto. Prior to the Amendment, the Merger Agreement provided that the 1,200,000 newly issued shares of Class A Common Stock (“Sponsor Shares”) will be issued to the Sponsor on the date that is the earlier of (a) the six (6) month anniversary of the Closing or (b) the expiration of the “Founder Shares Lock-up Period” (as defined in the Company’s Insider Letter with the initial stockholders). Pursuant to the Amendment, the Sponsor in its sole discretion may direct the Company to issue all or a portion of the Sponsor Shares on an earlier or later date as it may determine, which date will not be earlier than the Closing. In addition, pursuant to the Amendment, the date by which (i) SBC will complete its agreed upon disclosure schedules, (ii) the Company

PONO CAPITAL TWO, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS AND GOING CONCERN (cont.)

will complete its due diligence review of SBC, and (iii) the parties to the Merger Agreement will agree upon any modifications or amendments to the Merger Agreement to the terms and conditions therein, among other related matters, was extended from April 28, 2023 to May 31, 2023. SBC also agreed to purchase, or to cause one of its Affiliates to purchase, equity in the Sponsor in an amount equal to $1,000,000, by way of a separate agreement. In the event that the parties failed to agree upon and execute the investment documents by May 5, 2023, then, for a period of two business days thereafter, either party could have terminated the Merger Agreement by providing written notice to the other party. In the event that the investment documents were agreed upon and executed by all parties by May 5, 2023, but SBC did not make payment for the investment on or before May 15, 2023, then, for a period of two business days thereafter, the Company could have terminated the Merger Agreement by providing written notice to SBC. Neither party provided notice of termination of the Merger Agreement within two business days as a result of failing to agree upon the investment documents by May 5, 2023.

On May 5, 2023, the Company held a special meeting of stockholders (the “Special Meeting”), and the chairman adjourned the Special Meeting to May 8, 2023. During the Special Meeting, stockholders approved an amendment to the Company’s amended and restated certificate of incorporation (i) to extend the date by which the Company has to consummate a business combination from May 9, 2023 to February 9, 2024 for no additional amount to be paid by the Sponsor into the Trust Account and (ii) to provide for the right of a holder of Class B common stock to convert such shares into shares of Class A common stock on a one-for-one basis prior to the closing of a business combination at the election of the holder (the “Extension Amendment”). The Company’s stockholders elected to redeem an aggregate of 9,577,250 shares of Class A common stock of the Company in connection with the Special Meeting. Following such redemptions, the amount of funds remaining in the trust account is approximately $20.0 million.

In connection with the Special Meeting, the Company and the Sponsor entered into the 2023 Non-Redemption Agreements with certain unaffiliated stockholders owning, in the aggregate, 998,682 shares of the Company’s Class A common stock, pursuant to which such stockholders agreed, among other things, not to redeem or exercise any right to redeem such public shares in connection with the Extension Amendment. In connection with the 2023 Non-Redemption Agreements, the Sponsor agreed to transfer to the stockholders that entered into such agreements Sponsor Shares upon the consummation of the Company’s initial business combination.

On May 8, 2023, the Sponsor converted 2,874,999 Founder Shares of Class B common stock into 2,874,999 shares of Class A common stock, pursuant to the Third Amended and Restated Certificate of Incorporation of the Company.

On February 3, 2024, the Company held a special meeting of stockholders (the “Special Meeting”), and the chairman adjourned the Special Meeting to February 3, 2024. During the Special Meeting, stockholders approved an amendment to the Company’s amended and restated certificate of incorporation (i) to extend the date by which the Company has to consummate a business combination from February 9, 2024 to November 9, 2024 for no additional amount to be paid by the Sponsor into the Trust Account and (ii) to provide for the right of a holder of Class B common stock to convert such shares into shares of Class A common stock on a one-for-one basis prior to the closing of a business combination at the election of the holder (the “Extension Amendment”). The Company’s stockholders elected to redeem an aggregate of 273,334 shares of Class A common stock of the Company in connection with the Special Meeting. Following such redemptions, the amount of funds remaining in the trust account is approximately $17.9 million.

On February 27, 2024, the Company and SBC entered into an Amendment to the Note Purchase Agreement (the “Amended Note Purchase Agreement”), which increased the purchase price of the Note from $1,000,000 to $2,700,000. In connection with entering into the Amended Note Purchase Agreement, the Company and SBC amended the Note (the “Amended Note”) to increase the Principal Amount from $1,000,000 to $2,700,000. In consideration for entering into the Amended Note, each of the parties to the Merger Agreement agreed to release each other party from any claims arising out of any termination of the Merger Agreement or failure to consummate the transactions contemplated thereby.

PONO CAPITAL TWO, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS AND GOING CONCERN (cont.)

Amended and Restated Merger Agreement

On June 21, 2023, the Company entered into an Amended and Restated Agreement and Plan of Merger (the “A&R Merger Agreement”) with the parties thereto. Prior to the A&R Merger Agreement, the Merger Agreement provided that by June 22, 2023: (i) SBC shall complete its agreed upon disclosure schedules, (ii) the Company shall complete its due diligence review of SBC, and (iii) the parties to the Original Agreement shall agree upon any modifications or amendments to the Original Agreement to the terms and conditions therein. The parties entered into the A&R Merger Agreement in connection with such requirements.

The A&R Merger Agreement revised the target companies to be directly or indirectly purchased by the Company following a restructuring of SBC’s corporate structure, to include only the Service Companies and Other Entities, and to no longer include the direct or indirect purchase of SBC’s Medical Corporations, and as a result, removed other references to the Medical Corporations, including the related representations and warranties, among others. Pursuant to the A&R Merger Agreement, the parties agreed that, following the date of the A&R Merger Agreement, SBC used its commercially reasonable efforts to complete its disclosure schedules and delivered them to the Company by August 31, 2023. Upon delivery of the disclosure schedules to the Company, the disclosure schedules were deemed to modify and supplement SBC’s representations and warranties set forth in the A&R Merger Agreement. The A&R Merger Agreement also extended the date by which the Closing shall occur from September 30, 2023 (subject to extension) to December 31, 2023. Pursuant to the A&R Merger Agreement, the parties also agreed that any future expenses incurred in connection with the extension of the time by which the Company must complete its initial business combination shall be borne entirely by the Company, which replaces and supersedes the prior requirement under the Original Agreement for the Company and SBC to share such expenses equally. See the Current Report on Form 8-K filed by the Company with the SEC on June 22, 2023 for additional details.

On September 8, 2023, Pono entered into the First Amendment to the A&R Merger Agreement (the “Amendment”) with the parties thereto. Prior to the Amendment, the A&R Merger Agreement provided for the holders of SBC securities collectively to be entitled to receive from Pono, in the aggregate, a number of Pono securities with an aggregate value equal to (the “Merger Consideration”) (a) $1,200,000,000, minus (b) the amount, if any, by which $3,000,000 exceeds SBC’s Net Working Capital, plus (c) the amount, if any, by which SBC’s Net Working Capital exceeds $3,000,000, minus (d) the aggregate amount of any outstanding indebtedness (minus cash held by SBC) of SBC at Closing, minus (e) specified transaction expenses of SBC associated with the Business Combination. Pursuant to the Amendment, the $1,200,000,000 amount in the Merger Consideration calculation above was reduced to $1,000,000,000.

On October 26, 2023, Pono entered into the Second Amendment to the Merger Agreement (the “Amendment”) with the parties thereto. Prior to the Amendment, the Pono board of directors as of the Closing was to be designated as follows: (i) three persons designated prior to the Closing by SBC, two of whom must qualify as independent directors; (ii) one person designated prior to the Closing by Pono; and (iii) one person mutually agreed upon and designated prior to the Closing by Pono and SBC, who must qualify as an independent director. Following the Amendment, the Pono board of directors as of the Closing will be designated as follows: (i) three persons designated prior to the Closing by SBC, at least one of whom must qualify as an independent director; (ii) one person designated prior to the Closing by Pono, who must qualify as an independent director; and (iii) one person mutually agreed upon and designated prior to the Closing by Pono and SBC, who must qualify as an independent director.

On December 28, 2023, Pono entered into the Third Amendment to the Merger Agreement (the “Amendment”) with the parties thereto. The Amendment was entered into solely to extend the Outside Date (as defined in the Merger Agreement) from December 31, 2023 to March 31, 2024.

PONO CAPITAL TWO, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements of the Company are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary. All significant intercompany balances and transactions have been eliminated in consolidation.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s consolidated financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the consolidated financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ from those estimates.

Cash

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of December 31, 2023 and December 31, 2022.

PONO CAPITAL TWO, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Investments Held in Trust Account

As of December 31, 2023 and December 31, 2022, the assets held in the Trust Account were held in money market funds, which were invested in U.S. Treasury securities. All of the Company’s investments held in the Trust Account are classified as trading securities. Such trading securities are presented on the balance sheets at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of investments held in Trust Account are included in interest and dividend income on investments held in Trust Account in the accompanying statements of operations. The estimated fair values of investments held in the Trust Account are determined using available market information. The Company had $20,850,793 and $119,220,016 in investments held in the Trust Account as of December 31, 2023 and December 31, 2022, respectively.

Common Stock Subject to Possible Redemption

All of the Class A common stock sold as part of the Units in the Initial Public Offering contain a redemption feature which allows for the redemption of such Public Shares in connection with the Company’s liquidation, if there is a stockholder vote or tender offer in connection with the business combination and in connection with certain amendments to the Company’s Amended and Restated Certificate of Incorporation. In accordance with ASC 480, conditionally redeemable Class A common stock (including shares of Class A common stock that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. Ordinary liquidation events, which involve the redemption and liquidation of all of the entity’s equity instruments, are excluded from the provisions of ASC 480. Although the Company did not specify a maximum redemption threshold, its charter provides that currently, the Company will not redeem its Public Shares in an amount that would cause its net tangible assets (stockholders’ equity) to be less than $5,000,001. However, the threshold in its charter would not change the nature of the underlying shares as redeemable and thus Public Shares would be required to be disclosed outside of permanent equity. The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable common stock to equal the redemption value at the end of each reporting period. Such changes are reflected in additional paid-in capital, or in the absence of additional paid-in capital, in accumulated deficit.

As of December 31, 2023, the Class A common stock reflected in the balance sheets is reconciled in the following table:

Gross proceeds	$115,000,000
Less:
Proceeds allocated to Public Warrants	(2,978,500)
Issuance costs allocated to Class A common stock	(6,432,257)
Plus:
Accretion of Class A common stock subject to redemption to redemption amount	13,120,621
Class A common stock subject to possible redemption as of December 31, 2022	118,709,864
Plus:
Accretion of Class A common stock subject to redemption to redemption amount	1,975,219
Redemption of Class A common stock subject to redemption	(100,078,879)
Class A common stock subject to possible redemption as of December 31, 2023	$20,606,204

Income Taxes

The Company complies with the accounting and reporting requirements of Accounting Standards Codification (“ASC”) Topic 740 - Income Taxes (“ASC 740”) which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the unaudited condensed consolidated financial statement and tax bases of assets and liabilities that will

PONO CAPITAL TWO, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. ASC 740 prescribes a recognition threshold and a measurement attribute for the unaudited condensed consolidated financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company’s management determined the United States is the Company’s only major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits, if any, as income tax expense. There were no unrecognized tax benefits as of December 31, 2023 and December 31, 2022 and no amounts accrued for interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

Net Income Per Share

Net income per share is computed by dividing net income by the weighted-average number of shares outstanding during the period. Therefore, the income per share calculation allocates income shared pro rata between Class A and Class B common stock. As a result, the calculated net income per share is the same for Class A and Class B common stock. The Company has not considered the effect of the Public Warrants (as defined in Note 3) and Placement Warrants (as defined in Note 4), to purchase an aggregate of 12,134,375 shares in the calculation of income per share, since the exercise of the warrants is contingent upon the occurrence of future events. The 100,000 Class A Shares (as defined in Note 5) that would be issuable upon conversion of the Convertible Promissory Note have been included in the calculation of diluted net income per ordinary share.

The following table reflects the calculation of basic and diluted net income per share:

	For the year ended December 31, 2023		For the period from March 11, 2022 (inception) through December 31, 2022
	Class A	Class B	Class A	Class B
Basic net income per share:
Numerator:
Net income	$301,052	$38,715	$381,031	$171,782
Denominator:
Basic weighted average shares outstanding	7,840,002	1,008,220	5,951,288	2,683,051
Basic net income per share	$0.04	$0.04	$0.06	$0.06

Diluted net income per share:
Numerator:
Net income	$301,313	$38,454	$381,031	$171,782
Denominator:
Diluted weighted average shares outstanding	7,900,002	1,008,220	5,951,288	2,683,051
Diluted net income per share	$0.04	$0.04	$0.06	$0.06

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of a cash account in a financial institution which, at times may exceed the Federal depository insurance coverage of $250,000. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

PONO CAPITAL TWO, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Fair Value of Financial Instruments

The Company applies ASC Topic 820, Fair Value Measurement (“ASC 820”), which establishes a framework for measuring fair value and clarifies the definition of fair value within that framework. ASC 820 defines fair value as an exit price, which is the price that would be received for an asset or paid to transfer a liability in the Company’s principal or most advantageous market in an orderly transaction between market participants on the measurement date. The fair value hierarchy established in ASC 820 generally requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. Observable inputs reflect the assumptions that market participants would use in pricing the asset or liability and are developed based on market data obtained from sources independent of the reporting entity. Unobservable inputs reflect the entity’s own assumptions based on market data and the entity’s judgments about the assumptions that market participants would use in pricing the asset or liability and are to be developed based on the best information available in the circumstances.

The carrying amounts reflected in the balance sheet for current assets and current liabilities approximate fair value due to their short-term nature. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

Level 1 —

Assets and liabilities with unadjusted, quoted prices listed on active market exchanges. Inputs to the fair value measurement are observable inputs, such as quoted prices in active markets for identical assets or liabilities.

Level 2 —

Inputs to the fair value measurement are determined using prices for recently traded assets and liabilities with similar underlying terms, as well as direct or indirect observable inputs, such as interest rates and yield curves that are observable at commonly quoted intervals.

Level 3 —	Inputs to the fair value measurement are unobservable inputs, such as estimates, assumptions, and valuation techniques when little or no market data exists for the assets or liabilities.

See Note 9 for additional information on assets measured at fair value.

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, Derivatives and Hedging (“ASC 815”). For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value on the grant date and is then re-valued at each reporting date, with changes in the fair value reported in the statement of operations. For derivative instruments that are classified as equity, the derivative instruments are initially measured at fair value (or allocated value), and subsequent changes in fair value are not recognized as long as the contracts continue to be classified in equity.

Warrants

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in ASC 480 and ASC 815. The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own common stock, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

PONO CAPITAL TWO, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded as liabilities at their initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of the warrants are recognized as a non-cash gain or loss on the statement of operations.

The warrants are not precluded from equity classification, and are accounted for as such on the date of issuance, and each balance sheet date thereafter.

Offering Costs

The Company complies with the requirements of ASC Topic 340, Other Assets and Deferred Costs and SEC Staff Accounting Bulletin (“SAB”) Topic 5A-Expenses of Offering. Offering costs consist of legal, accounting, underwriting fees and other costs incurred through the Initial Public Offering date that are directly related to the Initial Public Offering. The Company recorded offering costs as a reduction of temporary equity in connection with the warrants and shares.

Recent Accounting Standards

In December 2023, the FASB issued ASU 2023-09, “Income Taxes (Topic 740): Improvements to Income Tax Disclosures,” which requires public entities to disclose consistent categories and greater disaggregation of information in the rate reconciliation and for income taxes paid. It also includes certain other amendments to improve the effectiveness of income tax disclosures. The guidance is effective for financial statements issued for annual periods beginning after December 15, 2024, with early adoption permitted. The accounting pronouncement is not expected to have a material impact on our consolidated financial statements and related disclosures.

NOTE 3. INITIAL PUBLIC OFFERING

The registration statement for the Company’s Initial Public Offering was declared effective on August 4, 2022. On August 9, 2022, the Company consummated the Initial Public Offering of 11,500,000 Units, including 1,500,000 Units issued pursuant to the exercise of the underwriters’ over-allotment option in full, generating gross proceeds of $115,000,000. Each Unit consisted of one share of Class A common stock and one redeemable warrant (“Public Warrant”). Each Public Warrant entitles the holder to purchase one share of Class A common stock at an exercise price of $11.50 per whole share (see Note 7).

NOTE 4. PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 634,375 Placement Units at a price of $10.00 per Placement Unit in a private placement to the Sponsor, including 63,000 Placement Units issued pursuant to the exercise of the underwriters’ over-allotment option in full, generating gross proceeds of $6,343,750. Each Placement Unit consists of one share of Class A common stock (“Placement Share”) and one warrant (“Placement Warrant”). The proceeds from the sale of the Placement Units were added to the net proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a business combination within the Combination Period, the proceeds from the sale of the Placement Units held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Placement Units will expire worthless.

PONO CAPITAL TWO, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5. RELATED PARTY TRANSACTIONS

Founder Shares

On May 17, 2022, the Sponsor was issued 2,875,000 shares (the “Founder Shares”) of Class B common stock for an aggregate price of $25,000. The Founder Shares included an aggregate of up to 375,000 shares of Class B common stock subject to forfeiture by the Sponsor to the extent that the underwriters’ over-allotment option was not exercised in full or in part, so that the Sponsor would own, on an as-converted basis, 20% of the Company’s issued and outstanding shares after the Initial Public Offering. The underwriters exercised the over-allotment option in full, so those shares are no longer subject to forfeiture.

The Sponsor has agreed not to transfer, assign or sell any of the Class B common stock (except to certain permitted transferees as disclosed herein) until, with respect to any of the Class B common stock, the earlier of (i) six months after the date of the consummation of a business combination, or (ii) the date on which the closing price of the Company’s common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after a business combination, with respect to the remaining any of the Class B common stock, upon six months after the date of the consummation of a business combination, or earlier, in each case, if, subsequent to a business combination, the Company consummates a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of the Company’s stockholders having the right to exchange their common stock for cash, securities or other property. On May 8, 2023, the Sponsor converted 2,874,999 Founder Shares of Class B common stock into 2,874,999 shares of Class A common stock, which shares include these same transfer restrictions.

Promissory Note — Related Party

On April 25, 2022, the Sponsor agreed to loan the Company an aggregate of up to $300,000 to cover expenses related to the Initial Public Offering pursuant to a promissory note (the “Promissory Note”). This loan is non-interest bearing and payable on the earlier of (i) March 31, 2023 or (ii) the date on which Company consummates the Initial Public Offering. Prior to the Initial Public Offering, the Company had borrowed $300,000 under the Promissory Note. The outstanding balance under the Promissory Note of $300,000 was repaid at the closing of the Initial Public Offering on August 9, 2022.

Administrative Support Agreement

The Company’s Sponsor has agreed, commencing from the date of the Initial Public Offering through the earlier of the Company’s consummation of a business combination and its liquidation, to make available to the Company certain general and administrative services, including office space, utilities and administrative services, as the Company may require from time to time. The Company has agreed to pay to Mehana Capital LLC, the Sponsor, $10,000 per month for these services to complete a business combination. For the year ended December 31, 2023, $120,000 was incurred and paid to Mehana Capital LLC for these services. For the period from March 11, 2022 (inception) through December 31, 2022, $50,000 was incurred and paid to Mehana Capital LLC for these services.

Convertible Promissory Note

On May 26, 2023, the Company entered into a Convertible Promissory Note with SBC, pursuant to which SBC agreed to loan the Company an aggregate principal of $1,000,000 (the “Convertible Promissory Note”). The Convertible Promissory Note is non-interest bearing and is due and payable upon the earlier to occur of (i) the first business day following the consummation of the Company’s initial Business Combination and (ii) May 17, 2024, unless accelerated upon the occurrence of an event of default. There is an outstanding balance of $1,000,000 for this SBC loan as of December 31, 2023. The Convertible Promissory Note will automatically convert into Class A Common Stock at one share for each $10 in outstanding principal amount. As of December 31, 2023 and December 31, 2022, the outstanding balance under the Convertible Promissory Note amounted to an aggregate of $1,000,000 and $0, respectively.

PONO CAPITAL TWO, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5. RELATED PARTY TRANSACTIONS (cont.)

Related Party Loans

In order to finance transaction costs in connection with the initial business combination, the Sponsor or an affiliate of the Sponsor or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required. If the Company completes the initial business combination, the Company will repay such loaned amounts. In the event that the initial business combination does not close, the Company may use a portion of the working capital held outside the Trust Account to repay such loaned amounts, including the repayment of loans from the Sponsor to pay for any amount deposited to pay for any extension of the time to complete the initial business combination, but no proceeds from the Trust Account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into Units, at a price of $10.00 per Unit at the option of the lender, upon consummation of the initial business combination. The Units would be identical to the Placement Units. The terms of such loans by the Company’s officers and directors, if any, have not been determined and no written agreements exist with respect to such loans. As of December 31, 2023 and December 31, 2022, the Company did not have any outstanding related party loans other than the Convertible Promissory Note referenced above.

2023 Non-Redemption Agreements

On May 5, 2023, the Company held a special meeting of stockholders (the “Special Meeting”), and the chairman adjourned the Special Meeting to May 8, 2023. On May 8, 2023, the Company held the Special Meeting. During the Special Meeting, stockholders approved an amendment to the Company’s amended and restated certificate of incorporation (i) to extend the date by which the Company has to consummate a business combination from May 9, 2023 to February 9, 2024 for no additional amount to be paid by the Sponsor into the Trust Account, and (ii) to provide for the right of a holder of Class B common stock to convert such shares into shares of Class A common stock on a one-for-one basis prior to the closing of a business combination at the election of the holder. As approved by the stockholders of the Company, the Company filed an amendment to its Amended and Restated Certificate of Incorporation with the Delaware Secretary of State on May 8, 2023. The Company’s stockholders elected to redeem an aggregate of 9,577,250 shares of Class A common stock of the Company in connection with the Special Meeting. Following such redemptions, the amount of funds remaining in the trust account was approximately $20 million.

In connection with the Special Meeting, the Company and the Sponsor entered into the 2023 Non-Redemption Agreements with certain unaffiliated stockholders owning, in the aggregate, 998,682 shares of the Company’s Class A common stock, pursuant to which such stockholders agreed, among other things, not to redeem or exercise any right to redeem such public shares in connection with the Extension Amendment.

The Company estimated the aggregate fair value of the 339,565 Sponsor Shares attributable to the Non-Redeeming Stockholders to be $709,691 or $2.09 per share. Each Non-Redeeming Stockholder acquired from the Sponsor an indirect economic interest in the Sponsor Shares. The excess of the fair value of the Sponsor Shares was determined to be an offering cost in accordance with Staff Accounting Bulletin Topic 5A. Accordingly, in substance, it was recognized by the Company as a capital contribution by the Sponsor to induce these holders of the Class A shares not to redeem, with a corresponding charge to additional paid-in capital to recognize the fair value of the shares transferred as an offering cost.

NOTE 6. COMMITMENTS AND CONTINGENCIES

Registration and Stockholder Rights Agreement

The holders of the Founder Shares and Placement Units (including securities contained therein) and Units (including securities contained therein) that may be issued upon conversion of working capital loans and extension loans, and any shares of Class A common stock issuable upon the exercise of the Placement Warrants and any shares of Class A common stock and warrants (and underlying Class A common stock) that may be issued upon conversion of the Units issued as part of the working capital loans and extension loans and Class A common stock issuable upon conversion of the Founder Shares, will be entitled to registration rights pursuant to a registration

PONO CAPITAL TWO, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6. COMMITMENTS AND CONTINGENCIES (cont.)

rights agreement signed on the effective date of the Initial Public Offering, requiring the Company to register such securities for resale (in the case of the Founder Shares, only after conversion to the Class A common stock). The holders of these securities are entitled to make up to two demands, excluding short form demands, that the Company registers such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of the initial business combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act.

Underwriting Agreement

Simultaneously with the Initial Public Offering, the underwriters fully exercised the over-allotment option to purchase an additional 1,500,000 Units at an offering price of $10.00 per Unit for an aggregate purchase price of $15,000,000.

The underwriters were paid a cash underwriting discount of $0.17 per Unit, or $1,955,000 in the aggregate, upon the closing of the Initial Public Offering. In addition, $0.35 per unit, or $4,025,000 in the aggregate will be payable to the underwriters for deferred underwriting commissions. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a business combination, subject to the terms of the underwriting agreement.

Representative Shares

Upon closing of the Initial Public Offering, the Company issued 57,500 shares of Class A common stock to the underwriters. The underwriters have agreed not to transfer, assign or sell the Representative Shares until the completion of the initial business combination. In addition, the underwriters have agreed (i) to waive their redemption rights with respect to the Representative Shares in connection with the completion of the initial business combination and (ii) to waive their rights to liquidating distributions from the Trust Account with respect to the Representative Shares if the Company fails to complete its initial business combination within 18 months from the closing of the Initial Public Offering.

The Representative Shares are subject to a lock-up for a period of 180 days immediately following the commencement of sales of the registration statement pursuant to Rule 5110(e)(1) of FINRA’s NASD Conduct Rules. Pursuant to FINRA Rule 5110(e)(1), these securities may not be sold, transferred, assigned, pledged or hypothecated or the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a period of 180 days immediately following the effective date of the registration statement, nor may they be sold, transferred, assigned, pledged or hypothecated for a period of 180 days immediately following the commencement of sales of the Initial Public Offering except to any underwriter and selected dealer participating in the Initial Public Offering and their bona fide officers or partners, registered persons or affiliates or as otherwise permitted under Rule 5110(e)(2).

The initial measurement of the fair value of the Representative Shares was determined using the market approach to value the subject interest. Based on the indication of fair value using the market approach, the Company determined the fair value of the Representative Shares to be $1.17 per share or $67,275 (for the 57,500 Representative Shares issued) as of the date of the Initial Public Offering (which is also the grant date).

Right of First Refusal

For a period beginning on the closing of the Initial Public Offering and ending 12 months from the closing of a business combination, the Company has granted EF Hutton a right of first refusal to act as lead-left book running manager and lead left manager for any and all future private or public equity, convertible and debt offerings during such period. In accordance with FINRA Rule 5110(g)(3)(A)(i), such right of first refusal shall not have a duration of more than three years from the effective date of the registration statement.

PONO CAPITAL TWO, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7. STOCKHOLDERS’ DEFICIT

Preferred stock — The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of December 31, 2023 and December 31, 2022, there were no shares of preferred stock issued or outstanding.

Class A common stock — The Company is authorized to issue 100,000,000 shares of Class A common stock with a par value of $0.0001 per share. Holders of the Company’s Class A common stock are entitled to one vote for each share. As of December 31, 2023 and December 31, 2022, there were 5,489,624 and 12,191,875 shares of Class A common stock issued and outstanding, including 1,922,750 and 11,500,000 shares of Class A common stock subject to possible redemption and classified as temporary equity. As of December 31, 2023 and December 31, 2022, the remaining 3,566,874 and 691,875 shares are classified as permanent equity and are comprised of 2,874,999 shares that were converted from Class B common stock into Class A common stock, 634,375 shares included in the Placement Units and 57,500 Representative Shares.

Class B common stock — The Company is authorized to issue 10,000,000 shares of Class B common stock with a par value of $0.0001 per share. Holders of Class B common stock are entitled to one vote for each share. As of December 31, 2023 and December 31, 2022, there were 1 and 2,875,000 shares of Class B common stock issued and outstanding, respectively. Of the 2,875,000 shares of Class B common stock outstanding as of December 31, 2022, up to 375,000 shares were subject to forfeiture to the extent that the underwriters’ over-allotment option was not exercised in full or in part, so that the initial stockholders would collectively own 20% of the Company’s issued and outstanding common stock after the Initial Public Offering. On August 9, 2022, the underwriters exercised the over-allotment option in full, so those shares are no longer subject to forfeiture.

The holders of record of the common stock are entitled to one vote for each share held on all matters to be voted on by stockholders. In connection with any vote held to approve the initial business combination, the insiders, officers and directors, have agreed to vote their respective shares of common stock acquired in the Initial Public Offering or following the Initial Public Offering in the open market, in favor of the proposed business combination.

Shares of Class B common stock shall be convertible into shares of Class A common stock on a one-for-one basis automatically on the closing of the business combination at a ratio for which the numerator shall be equal to the sum of 20% of all shares of Class A Common Stock issued and outstanding or issuable (upon the conversion or exercise of any Equity-linked Securities or otherwise) by the Company, related to or in connection with the consummation of the initial business combination (excluding any securities issued or issuable to any seller in the initial business combination, any Placement Warrants issued to the Sponsor or its affiliates upon conversion of loans to the Company) plus the number of shares of Class B Common Stock issued and outstanding prior to the closing of the initial business combination; and the denominator shall be the number of shares of Class B Common Stock issued and outstanding prior to the closing of the initial business combination.

On May 8, 2023, the Sponsor converted 2,874,999 Founder Shares of Class B common stock into 2,874,999 shares of Class A common stock.

Warrants — As of December 31, 2023 and December 31, 2022, there were 11,500,000 Public Warrants and 634,375 Placement Warrants outstanding. Each whole Public Warrant entitles the registered holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on the later of 12 months from the closing of the Initial Public Offering and 30 days after the completion of the initial business combination. Pursuant to the warrant agreement, a warrant holder may exercise its Public Warrants only for a whole number of shares of Class A common stock. No fractional Public Warrants will be issued upon separation of the units and only whole Public Warrants will trade. The Public Warrants will expire five years after the completion of the initial business combination or earlier upon redemption or liquidation.

The Company has agreed that as soon as practicable, but in no event later than 20 business days after the closing of the initial business combination, the Company will use its best efforts to file with the SEC a registration statement covering the shares of Class A common stock issuable upon exercise of the Public Warrants, to cause

PONO CAPITAL TWO, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7. STOCKHOLDERS’ DEFICIT (cont.)

such registration statement to become effective and to maintain a current prospectus relating to those shares of Class A common stock until the Public Warrants expire or are redeemed, as specified in the warrant agreement. If a registration statement covering the shares of Class A common stock issuable upon exercise of the Public Warrants is not effective by the 60th business day after the closing of the initial business combination, Public Warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise Public Warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act; provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their Public Warrants on a cashless basis.

Once the Public Warrants become exercisable, the Company may call the Public Warrants for redemption:

•        in whole and not in part;

•        at a price of $0.01 per Public Warrant;

•        upon not less than 30 days’ prior written notice of redemption given after the Public Warrants become exercisable (the “30-day redemption period”) to each Public Warrant holder; and

•        if, and only if, the reported last sale price of the Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period commencing once the Public Warrants become exercisable and ending three business days before the Company sends the notice of redemption to the Public Warrant holders.

If and when the Public Warrants become redeemable by the Company, the Company may not exercise the redemption right if the issuance of shares of common stock upon exercise of the Public Warrants is not exempt from registration or qualification under applicable state blue sky laws or the Company is unable to effect such registration or qualification.

In addition, if (x) the Company issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of the initial business combination at a Newly Issued Price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by the board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial business combination on the date of the consummation of the initial business combination (net of redemptions), and (z) the market value is below $9.20 per share, then the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the greater of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to 180% of the greater of the Market Value and the Newly Issued Price.

The Placement Warrants are identical to the Public Warrants except that, so long as they are held by the Sponsor or its permitted transferees, (i) they (including the Class A common stock issuable upon exercise of these Placement Warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold by the Sponsor until 30 days after the completion of the initial business combination, and (ii) the holders thereof (including with respect to shares of Class A common stock issuable upon exercise of such Placement Warrants) are entitled to registration rights.

The Company accounts for the 12,134,375 warrants issued in connection with the Initial Public Offering (including 11,500,000 Public Warrants and 634,375 Placement Warrants) in accordance with the guidance contained in ASC 815-40. Such guidance provides that the warrants described above are not precluded from equity classification. Equity-classified contracts are initially measured at fair value (or allocated value). Subsequent changes in fair value are not recognized as long as the contracts continue to be classified in equity.

PONO CAPITAL TWO, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8. INCOME TAXES

The Company’s net deferred tax assets (liabilities) as of December 31, 2023 and 2022 are as follows:

	December 31, 2023	December 31, 2022
Deferred tax assets
Start-up costs	$318,746	$80,230
Net operating loss carryforwards	15,119	—
Total deferred tax assets	333,864	80,230
Valuation allowance	(333,864)	(80,230)
Deferred tax assets, net of allowance	$—	$—

The income tax provision for the year ended December 31, 2023 and 2022 consists of the following:

	December 31, 2023	December 31, 2022
Federal
Current	$528,809	$248,508
Deferred	(176,665)	(80,230)

State
Current	—	—
Deferred	(76,969)	—
Change in valuation allowance	253,634	80,230
Income tax provision	$528,809	$248,508

In assessing the realization of the deferred tax assets, management considers whether it is more likely than not that some portion of all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance. For the period ended December 31, 2023 and 2022 the change in the valuation allowance was $253,634 and $80,230, respectively.

As of December 31, 2023 and 2022, the Company has $299,023 and $0, respectively, of state net operating loss carryovers, which do not expire, to offset future taxable income.

A reconciliation of the federal income tax rate to the Company’s effective tax rate are as follows:

	December 31, 2023	December 31, 2022
Statutory federal income tax rate	21.0%	21.0%
State taxes, net of federal tax benefit	(6.5)%	0.0%
Previous tax year adjustment	1.5%	—%
Non-deductible transaction costs	15.7%	—%
Other permanent items, net	—%	—%
Change in valuation allowance	29.2%	10.0%
Income tax provision	60.9%	31.0%

The Company files income tax returns in the U.S. federal and the state of Hawaii jurisdictions and is subject to examination by the taxing authorities.

PONO CAPITAL TWO, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9. FAIR VALUE MEASUREMENTS

The following table presents information about the Company’s financial assets that are measured at fair value on a recurring basis as of December 31, 2023 and December 31, 2022, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Amount at Fair Value	Level 1	Level 2	Level 3
December 31, 2023
Assets
Investments held in Trust Account:	—	—	—	—
U.S. Treasury Securities	$20,850,793	$20,850,793	$—	$—
Description	Amount at Fair Value	Level 1	Level 2	Level 3
December 31, 2022
Assets
Investments held in Trust Account:	—	—	—	—
U.S. Treasury Securities	$119,220,016	$119,220,016	$—	$—

NOTE 10. SUBSEQUENT EVENTS

The Company has evaluated subsequent events and transactions that occurred after the consolidated balance sheet date up to the date that the consolidated financial statements were issued. Based upon this review, other than those subsequent events described below, the Company did not identify any other subsequent events that would have required adjustment or disclosure in the consolidated financial statements.

On January 11, 2024, Pono Capital Two, Inc., a Delaware corporation (the “Company” or “Pono”), filed an amended preliminary proxy statement with the U.S. Securities and Exchange Commission (“SEC”) in connection with the special meeting of stockholders. As more fully described in the proxy statement, the special meeting will be held for the purpose of considering and voting on a proposal to amend (the “Extension Amendment”) the Company’s Third Amended and Restated Certificate of Incorporation (the “Charter”), to extend the date by which the Company has to consummate a business combination from February 9, 2024 to November 9, 2024.

In connection with the Extension Amendment, public stockholders may elect to redeem their shares for a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account established in connection with the Company’s initial public offering (the “Trust Account”), including interest not previously released to the Company to pay franchise and income taxes, divided by the number of then outstanding public shares. If the Extension Amendment is approved by the requisite vote of stockholders, the remaining holders of public shares will retain their right to redeem their public shares when the business combination is submitted to the stockholders, subject to any limitations set forth in the Charter, as amended by the Extension Amendment.

On January 11, 2024, the Company entered into the 2024 Non-Redemption Agreement with an unaffiliated investor (the “Holder”) which agreed to acquire from public stockholders of the Company 1,500,000 to 1,700,000 shares of Class A common stock, par value $0.0001 per share, of the Company (“Common Stock”) in the open market, at a prices no higher than the redemption price per share payable to stockholders who exercise redemption rights in connection with the stockholder vote to approve the Company’s proposed business combination (“Business Combination”) with SBC Medical Group Holdings Incorporated, a Delaware corporation (the “Target”), prior to the stockholder meeting to vote on the Extension Amendment (the “Meeting Date”) and to agree to waive its redemption rights and hold the shares until after the closing of the Business Combination. In consideration of the Holder’s agreement to waive its redemption rights with respect to the shares, and subject to (i) the Holder acquiring 1,500,000 to 1,700,000 shares of Common Stock in the open market, and (ii) Holder’s satisfaction of its other obligations under the 2024 Non-Redemption Agreement, the Company, on the closing date of the Business Combination, provided that Holder has continued to hold the Holder’s shares through the closing date, Target and Yoshiyuki Aikawa, the chief executive officer of the Target, shall cause to be issued or transferred to Holder a

PONO CAPITAL TWO, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10. SUBSEQUENT EVENTS (cont.)

number of shares of Common Stock held by Dr. Aikawa (the “Incentive Shares”), which will equal one (1) Incentive Share for each public share purchased in the open market pursuant to the 2024 Non-Redemption Agreement that is continuously owned by Holder until the closing date of the Business Combination. The 2024 Non-Redemption Agreement terminates on the earliest to occur of (i) the closing date of the Business Combination, (ii) the termination of the related Business Combination Agreement, or (iii) April 30, 2024 (the “Clearance Date”) if the Company has not cleared all SEC comments to its proxy statement in connection with the Business Combination by that date. On March 15, 2024, the parties to the 2024 Non-Redemption Agreement entered into an amendment to the 2024 Non-Redemption Agreement to extend the Clearance Date to June 30, 2024, and to agree to close the business combination on or before August 31, 2024.

On February 3, 2024, the Company held a special meeting of stockholders (the “Special Meeting”), and the chairman adjourned the Special Meeting to February 3, 2024. During the Special Meeting, stockholders approved an amendment to the Company’s amended and restated certificate of incorporation (i) to extend the date by which the Company has to consummate a business combination from February 9, 2024 to November 9, 2024 for no additional amount to be paid by the Sponsor into the Trust Account and (ii) to provide for the right of a holder of Class B common stock to convert such shares into shares of Class A common stock on a one-for-one basis prior to the closing of a business combination at the election of the holder (the “Extension Amendment”). The Company’s stockholders elected to redeem an aggregate of 273,334 shares of Class A common stock of the Company in connection with the Special Meeting. Following such redemptions, the amount of funds remaining in the trust account is approximately $17.9 million.

On February 27, 2024, the Company and SBC entered into an Amendment to the Note Purchase Agreement (the “Amended Note Purchase Agreement”), which increased the purchase price of the Note from $1,000,000 to $2,700,000. In connection with entering into the Amended Note Purchase Agreement, the Company and SBC amended the Note (the “Amended Note”) to increase the Principal Amount from $1,000,000 to $2,700,000. In consideration for entering into the Amended Note, each of the parties to the Merger Agreement agreed to release each other party from any claims arising out of any termination of the Merger Agreement or failure to consummate the transactions contemplated thereby.

PONO CAPITAL TWO, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2024	December 31, 2023
	(Unaudited)
Assets:
Current assets:
Cash	$1,659,751	$284,394
Prepaid expenses	109,652	110,149
Total Current Assets	1,769,403	394,543
Marketable securities held in Trust Account	17,980,652	20,850,793
Total Assets	$19,750,055	$21,245,336

Liabilities and Stockholders’ Equity (Deficit):
Current liabilities:
Accounts payable	$59,950	$43,910
Accrued expenses	510,433	480,050
Promissory Note	2,700,000	1,000,000
Franchise tax payable	43,272	72,978
Income tax payable	56,532	11,317
Excise tax payable	1,030,436	1,000,789
Total Current Liabilities	4,400,623	2,609,044
Deferred underwriting fee payable	4,025,000	4,025,000
Total Liabilities	8,425,623	6,634,044

Commitments and Contingencies (Note 6)
Class A common stock subject to possible redemption, 213,605 and 1,922,750 shares at redemption value of $10.80 and $10.72 per share as of March 31, 2024 and December 31, 2023, respectively	$2,306,659	$20,606,204

Stockholders’ Equity (Deficit):
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; no shares issued and outstanding	—	—
Class A common stock, $0.0001 par value; 100,000,000 shares authorized; 5,002,685 shares issued and outstanding (excluding 213,605 and 1,922,750 shares subject to possible redemption as of March 31, 2024 and December 31, 2023, respectively)	501	357
Class B common stock, $0.0001 par value; 10,000,000 shares authorized; 1 share issued and outstanding at March 31, 2024 and December 31, 2023	—	—
Additional paid-in capital	15,305,087	—
Accumulated deficit	(6,287,815)	(5,995,269)
Total Stockholders’ Equity (Deficit)	9,017,773	(5,994,912)
Total Liabilities and Stockholders’ Equity (Deficit)	$19,750,055	$21,245,336

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

PONO CAPITAL TWO, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	For the three months ended
	March 31, 2024	March 31, 2023
Operating and formation costs	$462,639	$374,488
Franchise tax expense	42,027	13,959
Loss from Operations	(504,666)	(388,447)

Other Income:
Interest and dividend income on investments held in Trust Account	257,335	1,264,475
(Loss) income before income taxes	(247,331)	876,028
Income tax expense	(45,215)	(262,695)
Net (loss) income	$(292,546)	$613,333

Basic weighted average shares outstanding, Class A common stock	5,324,422	12,191,875
Basic net (loss) income per share, Class A common stock	$(0.05)	$0.04
Diluted weighted average shares outstanding, Class A common stock	5,486,070	12,191,875
Diluted net (loss) income per share, Class A common stock	$(0.05)	$0.04
Basic weighted average shares outstanding, Class B common stock	1	2,875,000
Basic net (loss) income per share, Class B common stock	$(0.05)	$0.04
Diluted weighted average shares outstanding, Class B common stock	1	2,875,000
Diluted net (loss) income per share, Class B common stock	$(0.05)	$0.04

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

PONO CAPITAL TWO, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN
STOCKHOLDERS’ EQUITY (DEFICIT)
(UNAUDITED)

FOR THE THREE MONTHS ENDED MARCH 31, 2024

	Class A Common Stock		Class B Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount
Balance at December 31, 2023	3,566,874	$357	1	$—	$—	$(5,995,269)	$(5,994,912)
Reclassification of Class A common stock upon purchase by Holder and forfeiture of redemption rights	1,435,811	144	—	—	15,504,766	—	15,504,910
Excise tax	—	—	—	—	(29,647)	—	(29,647)
Accretion of Class A common stock subject to redemption to redemption amount	—	—	—	—	(170,032)	—	(170,032)
Net loss	—	—	—	—	—	(292,546)	(292,546)
Balance at March 31, 2024	5,002,685	$501	1	$—	$15,305,087	$(6,287,815)	$9,017,773

FOR THE THREE MONTHS ENDED MARCH 31, 2023

	Class A Common Stock		Class B Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Deficit
	Shares	Amount	Shares	Amount
Balance at December 31, 2022	691,875	$69	2,875,000	$288	$—	$(3,359,028)	$(3,358,671)
Accretion of Class A common stock subject to redemption to redemption amount	—	—	—	—	—	(987,821)	(987,821)
Net income	—	—	—	—	—	613,333	613,333
Balance at March 31, 2023	691,875	$69	2,875,000	$288	$—	$(3,733,516)	$(3,733,159)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

PONO CAPITAL TWO, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	For the three months ended
	March 31, 2024	March 31, 2023
Cash Flows from Operating Activities:
Net (loss) income	$(292,546)	$613,333
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Interest and dividend income on investments held in Trust Account	(257,335)	(1,264,475)
Changes in operating assets and liabilities:
Prepaid expenses	497	(13,716)
Accounts payable	16,040	(2,829)
Accrued expenses	30,383	122,817
Franchise tax payable	(29,706)	(111,644)
Income tax payable	45,215	262,695
Net cash used in operating activities	(487,452)	(393,819)

Cash Flows from Investing Activities:
Proceeds from Trust Account for payment to redeeming stockholders	2,964,667	—
Proceeds from Trust Account to pay taxes	162,809	125,603
Net cash provided by investing activities	3,127,476	125,603

Cash Flows from Financing Activities
Proceeds from convertible promissory note	1,700,000	—
Payment to redeeming stockholders	(2,964,667)	—
Net cash used in financing activities	(1,264,667)	—

Net Change in Cash	1,375,357	(268,216)
Cash – Beginning of period	284,394	485,564
Cash – End of period	$1,659,751	$217,348

Supplemental disclosure of non-cash investing and financing activities:
Accretion of Class A common stock subject to redemption to redemption amount	$170,032	$987,821
Reclassification of Class A common stock upon purchase by Holder and forfeiture of redemption rights	$15,504,910	$—
Excise tax related to redemption of Class A common stock	$29,647	$—

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

PONO CAPITAL TWO, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS AND GOING CONCERN

Pono Capital Two, Inc. (the “Company”) is a blank check company incorporated in Delaware on March 11, 2022. The Company was formed for the purpose of entering into a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (a “business combination”). The Company is not limited to a particular industry or geographic region for purposes of consummating a business combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of March 31, 2024, the Company had not commenced any operations. All activity for the period from March 11, 2023 (inception) through March 31, 2024 relates to the Company’s formation and initial public offering (“Initial Public Offering”) and activity related to identifying and completing the business combination. The Company will not generate any operating revenues until after the completion of a business combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering. The Company has selected December 31 as its fiscal year end.

The registration statement for the Company’s Initial Public Offering was declared effective on August 4, 2022. On August 9, 2022, the Company consummated the Initial Public Offering of 11,500,000 units, (the “Units” and, with respect to the Class A common stock included in the Units sold, the “Public Shares”), including 1,500,000 Units issued pursuant to the exercise of the underwriters’ over-allotment option in full, generating gross proceeds of $115,000,000, which is discussed in Note 3.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 634,375 units (the “Placement Units”) at a price of $10.00 per Placement Unit in a private placement to Mehana Capital LLC (the “Sponsor”), including 63,000 Placement Units issued pursuant to the exercise of the underwriters’ over-allotment option in full, generating gross proceeds of $6,343,750, which is described in Note 4.

Following the closing of the Initial Public Offering on August 9, 2022, an amount of $117,875,000 ($10.25 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Placement Units was placed in a trust account (the “Trust Account”), and will be invested only in U.S. government treasury obligations with maturities of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act, which invest only in direct U.S. government treasury obligations, until the earlier of: (i) the completion of a business combination and (ii) the distribution of the funds held in the Trust Account, as described below.

Transaction costs related to the issuances described above amounted to $6,637,645, consisting of $1,955,000 of cash underwriting fees, $4,025,000 of deferred underwriting fees and $67,275 of costs related to Representative Shares and $590,370 of other offering costs. In addition, at March 31, 2024, $1,659,751 of cash was held outside of the Trust Account and is available for working capital purposes.

On September 23, 2022, the Company announced that the holders of the Units may elect to separately trade the Public Shares and the Public Warrants (as defined in Note 3) commencing on September 26, 2022. Those Public Shares not separated will continue to trade on The Nasdaq Global Market under the symbol “PTWOU,” and the Class A Common Stock and warrants that are separated will trade on The Nasdaq Global Market under the symbols “PTWO” and “PTWOW,” respectively.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Placement Units, although substantially all of the net proceeds are intended to be applied generally toward consummating a business combination. There is no assurance that the Company will be able to complete a business combination successfully. The Company must complete a business combination with one or more target businesses that together have an aggregate fair market value of at least 80% of the value of the Trust Account (as defined below) (excluding the deferred underwriting commissions and taxes

PONO CAPITAL TWO, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS AND GOING CONCERN (cont.)

payable on income earned on the Trust Account) at the time of the agreement to enter into an initial business combination. The Company will only complete a business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

The Company will provide its holders of Public Shares (the “Public Stockholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a business combination either (i) in connection with a stockholder meeting called to approve the business combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a business combination or conduct a tender offer will be made by the Company, solely in its discretion. The Public Stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially $10.25 per Public Share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). There will be no redemption rights upon the completion of a business combination with respect to the Company’s warrants. The Public Shares subject to redemption will be recorded at redemption value and classified as temporary equity upon the completion of the Initial Public Offering in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 480, Distinguishing Liabilities from Equity (“ASC 480”).

The Company will proceed with a business combination if the Company has net tangible assets of at least $5,000,001 upon consummation of such business combination and a majority of the shares voted are voted in favor of the business combination. If the Company seeks stockholder approval of a business combination and it does not conduct redemptions pursuant to the tender offer rules, the amended and restated certificate of incorporation (the “Amended and Restated Certificate of Incorporation”) provides that a Public Stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from seeking redemption rights with respect to 15% or more of the Public Shares without the Company’s prior written consent.

If a stockholder vote is not required and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will offer such redemption pursuant to the tender offer rules of the Securities and Exchange Commission (“SEC”), and file tender offer documents containing substantially the same information as would be included in a proxy statement with the SEC prior to completing a business combination.

The Sponsor has agreed (a) to vote its Class B common stock, the common stock included in the Placement Units and the Public Shares purchased in the Initial Public Offering in favor of a business combination, (b) not to propose an amendment to the Amended and Restated Certificate of Incorporation with respect to the Company’s pre-business combination activities prior to the consummation of a business combination unless the Company provides dissenting Public Stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment; (c) not to redeem any shares (including the Class B common stock) and Placement Units (including underlying securities) into the right to receive cash from the Trust Account in connection with a stockholder vote to approve a business combination (or to sell any shares in a tender offer in connection with a business combination if the Company does not seek stockholder approval in connection therewith) or a vote to amend the provisions of the Amended and Restated Certificate of Incorporation relating to stockholders’ rights of pre-business combination activity and (d) that the Class B common stock and Placement Units (including underlying securities) shall not participate in any liquidating distributions upon winding up if a business combination is not consummated. However, the Sponsor will be entitled to liquidating distributions from the Trust Account with respect to any Public Shares purchased in the Initial Public Offering if the Company fails to complete its business combination.

Pursuant to the Third Amended and Restated Certificate of Incorporation of the Company, the Company had until 9 months (or up to 18 months from the closing of the Initial Public Offering at the election of the Company pursuant to nine one month extensions subject to satisfaction of certain conditions, including the deposit of $379,500 ($0.033 per unit) for such one month extension, into the Trust Account, or as extended by the Company’s stockholders in accordance with the Amended and Restated Certificate of Incorporation) from the closing of the

PONO CAPITAL TWO, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS AND GOING CONCERN (cont.)

Initial Public Offering to consummate a business combination (the “Combination Period”). On February 5, 2024, the Company filed an amendment to the Third Amended and Restated Certificate of Incorporation of the Company (i) to extend the Combination Period from February 9, 2023 to November 9, 2024 for no additional amount to be paid by the Sponsor into the Trust Account and (ii) to provide for the right of a holder of Class B common stock to convert such shares into shares of Class A common stock on a one-for-one basis prior to the closing of a business combination at the election of the holder If the Company is unable to complete a business combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter, redeem 100% of the outstanding Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned (net of taxes payable and less interest to pay dissolution expenses up to $100,000), divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the Company’s board of directors, proceed to commence a voluntary liquidation and thereby a formal dissolution of the Company, subject in each case to its obligations to provide for claims of creditors and the requirements of applicable law. The underwriters have agreed to waive their rights to the deferred underwriting commission held in the Trust Account in the event the Company does not complete a business combination within the Combination Period and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.00).

The Sponsor has agreed that it will be liable to the Company, if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amounts in the Trust Account to below $10.25 per share, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). In the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except for the Company’s independent registered accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Going Concern and Liquidity

As of March 31, 2024, the Company had $1,659,751 in cash held outside of the Trust Account, working capital deficit, net of income, franchise, and excise tax payable of $1,500,980 and accumulated deficit of $6,287,815. The Company has incurred and expects to continue to incur significant costs in pursuit of the Company’s financing and acquisition plans. For the three months ended March 31, 2024 and 2023, the Company had loss from operations of $504,666 and $388,447, respectively and net cash used in operating activities was $487,452 and $393,819, respectively. Management plans to address this uncertainty with the successful closing of the business combination. The Company expects that it will need additional capital to satisfy its liquidity needs beyond the net proceeds from the consummation of the Initial Public Offering held outside of the Trust Account for paying existing accounts payable and consummating the Business Combination. Although certain of the Company’s initial stockholders, officers and directors or their affiliates have committed up to $1,500,000 Working Capital Loans (see Note 5) from time to time or at any time, there is no guarantee that the Company will receive such funds. In addition, the Company will have until November 9, 2024 to consummate a business combination. If a business combination is not consummated November 9, 2024, less than one year after the date these unaudited condensed consolidated financial statements are issued, there will be a mandatory liquidation and subsequent dissolution of the Company. Management has determined that the mandatory liquidation, along with the lack of liquidity, should a business

PONO CAPITAL TWO, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS AND GOING CONCERN (cont.)

combination not occur, and potential subsequent dissolution, raises substantial doubt about the Company’s ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after November 9, 2024. The Company intends to complete the initial business combination before the mandatory liquidation date. However, there can be no assurance that the Company will be able to consummate any business combination by November 9, 2024.

Risks and Uncertainties

On August 16, 2022, the Inflation Reduction Act of 2022 (the “IR Act”) was signed into federal law. The IR Act provides for, among other things, a new U.S. federal 1% excise tax on certain repurchases of stock by publicly traded U.S. domestic corporations and certain U.S. domestic subsidiaries of publicly traded foreign corporations occurring on or after January 1, 2023 (the “Excise Tax”). The Excise Tax is imposed on the repurchasing corporation itself, not its shareholders from which shares are repurchased. The amount of the Excise Tax is generally 1% of the fair market value of the shares repurchased at the time of the repurchase. However, for purposes of calculating the Excise Tax, repurchasing corporations are permitted to net the fair market value of certain new stock issuances against the fair market value of stock repurchases during the same taxable year. In addition, certain exceptions apply to the Excise Tax. The U.S. Department of the Treasury (the “Treasury”) has been given authority to provide regulations and other guidance to carry out and prevent the abuse or avoidance of the Excise Tax.

Any redemption or other repurchase that occurs on or after January 1, 2023, in connection with a business combination, votes relating to certain amendments to the Company’s Amended and Restated Certificate of Incorporation or otherwise, may be subject to the Excise Tax. Whether and to what extent the Company would be subject to the Excise Tax in connection with a business combination, votes relating to certain amendments to the Company’s Amended and Restated Certificate of Incorporation or otherwise would depend on a number of factors, including (i) the fair market value of the redemptions and repurchases in connection with the business combination, extension or otherwise, (ii) the structure of a business combination, (iii) the nature and amount of any “PIPE” or other equity issuances in connection with a business combination (or otherwise issued not in connection with a business combination but issued within the same taxable year of a business combination) and (iv) the content of regulations and other guidance from the Treasury. The mechanics of any required payment of the Excise Tax have not been determined. The foregoing could cause a reduction in the cash available on hand to complete a business combination and in the Company’s ability to effect an extension of the time in which the Company must complete a business combination or complete a business combination.

Consideration of IR Act Excise Tax

On May 8, 2023 and February 5, 2024, the Company’s stockholders redeemed 9,577,250 and 273,334 Class A shares, respectively, for a total of $100,078,879 and $2,964,667, respectively. The Company evaluated the classification and accounting of the stock redemption under ASC 450, “Contingencies”. ASC 450 states that when a loss contingency exists the likelihood that the future events will confirm the loss or impairment of an asset or the incurrence of a liability can range from probable to remote. A contingent liability must be reviewed at each reporting period to determine appropriate treatment. The Company evaluated the current status and probability of completing a Business Combination as of March 31, 2024 and determined that a contingent liability should be calculated and recorded. As of March 31, 2024 and December 31, 2023, the Company recorded $1,030,436 and $1,000,789, respectively, of excise tax liability calculated as 1% of shares redeemed.

Proposed Business Combination

On January 31, 2023, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”, as amended and restated on June 21, 2023, and as amended by the Fourth Amendment to the Merger Agreement on April 22, 2024, the “Merger Agreement”), by and among the Company, Pono Two Merger Sub, Inc., a Delaware corporation incorporated in January 2023, and a wholly-owned subsidiary of the Company (“Merger Sub”), SBC Medical Group Holdings Incorporated, a Delaware corporation (“SBC”), Mehana Capital, LLC, in its capacity as Purchaser Representative, and Yoshiyuki Aikawa, in his capacity as seller representative.

PONO CAPITAL TWO, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS AND GOING CONCERN (cont.)

Pursuant to the Merger Agreement, at the closing of the transactions contemplated by the Merger Agreement, Merger Sub will merge with and into SBC, with SBC continuing as the surviving corporation. The transactions contemplated by the Merger Agreement are referred to herein as the “Business Combination.”

As a condition to closing of the Business Combination, SBC will complete certain restructuring transactions pursuant to which SBC Medical Group Co., Ltd., a Japanese corporation (“SBC-Japan”) and certain related entities which carry on the business of SBC-Japan and such other related entities, will become subsidiaries of SBC.

As consideration for the Business Combination, the holders of SBC securities as of the closing of the Business Combination, collectively will be entitled to receive from the Company, in the aggregate, a number of the Company’s securities with an aggregate value equal to (a) $1,200,000,000, minus (b) the amount, if any, by which $3,000,000 exceeds SBC’s net working capital, plus (c) the amount, if any, by which SBC’s net working capital exceeds $3,000,000, minus (d) the aggregate amount of any outstanding indebtedness (minus cash held by SBC) of SBC at closing, minus (e) specified transaction expenses of SBC associated with the Business Combination.

The Merger Consideration (as defined below) otherwise payable to SBC stockholders at the closing is subject to a number of shares of Pono Class A common stock equal to three percent (3.0%) of the Merger Consideration being placed in escrow with an escrow agent to be agreed by the parties, for post-closing adjustments (if any) to the Merger Consideration.

The Merger Consideration is subject to adjustment after the closing based on confirmed amounts of the closing net indebtedness, net working capital and transaction expenses as of the closing date. If the adjustment is a negative adjustment in favor of Pono, the escrow agent shall distribute to Pono a number of shares of Pono Class A common stock with a value equal to the absolute value of the adjustment amount. If the adjustment is a positive adjustment in favor of SBC, Pono will issue to the SBC stockholders an additional number of shares of Pono Class A common stock with a value equal to the adjustment amount.

On April 26, 2023, the Company entered into an amendment to the Merger Agreement (the “Amendment”) with the other parties thereto. Prior to the Amendment, the Merger Agreement provided that the 1,200,000 newly issued shares of Class A Common Stock (“Sponsor Shares”) will be issued to the Sponsor on the date that is the earlier of (a) the six (6) month anniversary of the Closing or (b) the expiration of the “Founder Shares Lock-up Period” (as defined in the Company’s insider letter with the initial stockholders). Pursuant to the Amendment, the Sponsor in its sole discretion may direct the Company to issue all or a portion of the Sponsor Shares on an earlier or later date as it may determine, which date will not be earlier than the closing. In addition, pursuant to the Amendment, the date by which (i) SBC will complete its agreed upon disclosure schedules, (ii) the Company will complete its due diligence review of SBC, and (iii) the parties to the Merger Agreement will agree upon any modifications or amendments to the Merger Agreement to the terms and conditions therein, among other related matters, was extended from April 28, 2023 to May 31, 2023. SBC also agreed to purchase, or to cause one of its affiliates to purchase, equity in the Sponsor in an amount equal to $1,000,000, by way of a separate agreement. In the event that the parties failed to agree upon and execute the investment documents by May 5, 2023, then, for a period of two business days thereafter, either party could have terminated the Merger Agreement by providing written notice to the other party. In the event that the investment documents were agreed upon and executed by all parties by May 5, 2023, but SBC did not make payment for the investment on or before May 15, 2023, then, for a period of two business days thereafter, the Company could have terminated the Merger Agreement by providing written notice to SBC. Neither party provided notice of termination of the Merger Agreement within two business days as a result of failing to agree upon the investment documents by May 5, 2023.

On May 5, 2023, the Company held a special meeting of stockholders (the “Special Meeting”), and the chairman adjourned the Special Meeting to May 8, 2023. During the Special Meeting, stockholders approved an amendment to the Company’s amended and restated certificate of incorporation (i) to extend the date by which the Company has to consummate a business combination from May 9, 2023 to February 9, 2024 for no additional amount to be paid by the Sponsor into the Trust Account and (ii) to provide for the right of a holder of Class B common stock to convert such shares into shares of Class A common stock on a one-for-one basis prior to the

PONO CAPITAL TWO, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS AND GOING CONCERN (cont.)

closing of a Business Combination at the election of the holder (the “Extension Amendment”). The Company’s stockholders elected to redeem an aggregate of 9,577,250 shares of Class A common stock of the Company in connection with the Special Meeting. Following such redemptions, the amount of funds remaining in the trust account is approximately $20.0 million.

In connection with the Special Meeting, the Company and the Sponsor entered into non-redemption agreements with certain unaffiliated stockholders owning, in the aggregate, 998,682 shares of the Company’s Class A common stock, pursuant to which such stockholders agreed, among other things, not to redeem or exercise any right to redeem such public shares in connection with the Extension Amendment. In connection with the non-redemption agreements, the Sponsor agreed to transfer to the stockholders that entered into such agreements Sponsor Shares upon the consummation of the Company’s initial Business Combination.

On May 8, 2023, the Sponsor converted 2,874,999 Founder Shares into 2,874,999 shares of Class A common stock, pursuant to the Third Amended and Restated Certificate of Incorporation of the Company.

On January 11, 2024, the Company entered into a non-redemption agreement with an unaffiliated investor (the “Holder”) which agreed to acquire from public stockholders of the Company 1,500,000 to 1,700,000 shares of Class A common stock, par value $0.0001 per share, of the Company in the open market, at a prices no higher than the redemption price per share payable to stockholders who exercise redemption rights in connection with the stockholder vote to approve the Company’s proposed business combination with SBC, prior to the stockholder meeting to vote on the Extension Amendment (the “Meeting Date”) and to agree to waive its redemption rights and hold the shares until after the closing of the Business Combination. In consideration of the Holder’s agreement to waive its redemption rights with respect to the shares, and subject to (i) the Holder acquiring 1,500,000 to 1,700,000 shares of Class A common stock in the open market, and (ii) Holder’s satisfaction of its other obligations under the non-redemption agreement, the Company, on the closing date of the Business Combination, provided that Holder has continued to hold the Holder’s shares through the closing date, SBC and Yoshiyuki Aikawa, the chief executive officer of the Target, shall cause to be issued or transferred to Holder the incentive shares, which will equal one (1) incentive share for each public share purchased in the open market pursuant to the non-redemption agreement that is continuously owned by holder until the closing date of the Business Combination. This non-redemption agreement originally terminated on the earliest to occur of (i) the closing date of the Business Combination, (ii) the termination of the related Business Combination Agreement, or (iii) April 30, 2024 if the Company had not cleared all SEC comments to its proxy statement in connection with the Business Combination by that date. On March 15, 2024, the parties to the non-redemption agreement entered into an amendment to the non-redemption agreement to extend the clearance date to June 30, 2024, and to agree to close the business combination on or before August 31, 2024.

As of March 31, 2024, the Holder had purchased 1,435,811 Class A common stock, and had forfeited the redemption rights in relation to those shares. As such, it has been determined that the Holder has not yet met the minimum shares required for the transfer of the incentive shares.

On February 5, 2024, the Company held a special meeting of stockholders (the “Second Special Meeting”). During the Second Special Meeting, stockholders approved an amendment to the Company’s amended and restated certificate of incorporation (i) to extend the date by which the Company has to consummate a business combination from February 9, 2024 to November 9, 2024 for no additional amount to be paid by the Sponsor into the Trust Account and (ii) to provide for the right of a holder of Class B common stock to convert such shares into shares of Class A common stock on a one-for-one basis prior to the closing of a business combination at the election of the holder (the “Extension Amendment”). The Company’s stockholders elected to redeem an aggregate of 273,334 shares of Class A common stock of the Company in connection with the Second Special Meeting. Following such redemptions, the amount of funds remaining in the trust account is approximately $17.9 million.

PONO CAPITAL TWO, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS AND GOING CONCERN (cont.)

Amended and Restated Merger Agreement

On June 21, 2023, the Company entered into an Amended and Restated Agreement and Plan of Merger (the “A&R Merger Agreement”) with the parties thereto. Prior to the A&R Merger Agreement, the Merger Agreement provided that by June 22, 2023: (i) SBC shall complete its agreed upon disclosure schedules, (ii) the Company shall complete its due diligence review of SBC, and (iii) the parties to the Original Agreement shall agree upon any modifications or amendments to the Original Agreement to the terms and conditions therein. The parties entered into the A&R Merger Agreement in connection with such requirements.

The A&R Merger Agreement revised the target companies to be directly or indirectly purchased by the Company following a restructuring of SBC’s corporate structure, to include only the Service Companies and Other Entities, and to no longer include the direct or indirect purchase of SBC’s Medical Corporations, and as a result, removed other references to the Medical Corporations, including the related representations and warranties, among others. Pursuant to the A&R Merger Agreement, the parties agreed that, following the date of the A&R Merger Agreement, SBC used its commercially reasonable efforts to complete its disclosure schedules and delivered them to the Company by August 31, 2023. Upon delivery of the disclosure schedules to the Company, the disclosure schedules were deemed to modify and supplement SBC’s representations and warranties set forth in the A&R Merger Agreement. The A&R Merger Agreement also extended the date by which the Closing shall occur from September 30, 2023 (subject to extension) to December 31, 2023. Pursuant to the A&R Merger Agreement, the parties also agreed that any future expenses incurred in connection with the extension of the time by which the Company must complete its initial business combination shall be borne entirely by the Company, which replaces and supersedes the prior requirement under the Original Agreement for the Company and SBC to share such expenses equally. See the Current Report on Form 8-K filed by the Company with the SEC on June 22, 2023 for additional details.

On September 8, 2023, Pono entered into the First Amendment to the A&R Merger Agreement (the “Amendment”) with the parties thereto. Prior to the Amendment, the A&R Merger Agreement provided for the holders of SBC securities collectively to be entitled to receive from Pono, in the aggregate, a number of Pono securities with an aggregate value equal to (the “Merger Consideration”) (a) $1,200,000,000, minus (b) the amount, if any, by which $3,000,000 exceeds SBC’s Net Working Capital, plus (c) the amount, if any, by which SBC’s Net Working Capital exceeds $3,000,000, minus (d) the aggregate amount of any outstanding indebtedness (minus cash held by SBC) of SBC at Closing, minus (e) specified transaction expenses of SBC associated with the Business Combination. Pursuant to the Amendment, the $1,200,000,000 amount in the Merger Consideration calculation above was reduced to $1,000,000,000.

Second Amendment to Merger Agreement

On October 26, 2023, Pono entered into the Second Amendment to the A&R Merger Agreement (the “Amendment”) with the parties thereto. Prior to the Amendment, the Pono board of directors as of the Closing was to be designated as follows: (i) three persons designated prior to the Closing by SBC, two of whom must qualify as independent directors; (ii) one person designated prior to the Closing by Pono; and (iii) one person mutually agreed upon and designated prior to the Closing by Pono and SBC, who must qualify as an independent director. Following the Amendment, the Pono board of directors as of the Closing will be designated as follows: (i) three persons designated prior to the Closing by SBC, at least one of whom must qualify as an independent director; (ii) one person designated prior to the Closing by Pono, who must qualify as an independent director; and (iii) one person mutually agreed upon and designated prior to the Closing by Pono and SBC, who must qualify as an independent director.

Third Amendment to Merger Agreement

On December 28, 2023, the parties entered into the Third Amendment to the A&R Merger Agreement (the “Third Amendment”) with the parties thereto. The Third Amendment was entered into solely to extend the Outside Date (as defined in the A&R Merger Agreement) from December 31, 2023 to March 31, 2024.

PONO CAPITAL TWO, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS AND GOING CONCERN (cont.)

Fourth Amendment to Merger Agreement

On April 22, 2024, Pono entered into the Fourth Amendment to the Merger Agreement (the “Amendment”) with Pono Two Merger Sub, Inc., SBC Medical Group Holdings Incorporated, Mehana Capital, LLC, and Dr. Yoshiyuki Aikawa. The Amendment was entered into solely to extend the Outside Date (as defined in the Merger Agreement) to September 30, 2024.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC. Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a comprehensive presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed consolidated financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented. The accompanying unaudited condensed consolidated financial statements should be read in conjunction with the Company’s Form 10-K as filed with the SEC on March 19, 2024. The interim results for three months ended March 31, 2024 are not necessarily indicative of the results to be expected for the period ending December 31, 2024 or for any future periods.

Principles of Consolidation

The accompanying condensed consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary. All significant intercompany balances and transactions have been eliminated in consolidation.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s unaudited condensed consolidated financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

PONO CAPITAL TWO, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Use of Estimates

The preparation of the unaudited condensed consolidated financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited condensed consolidated financial statements and the reported amounts of expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the unaudited condensed consolidated financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ from those estimates.

Cash

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of March 31, 2024 and December 31, 2023.

Investments Held in Trust Account

As of March 31, 2024 and December 31, 2023, the assets held in the Trust Account were held in money market funds, which were invested in U.S. Treasury securities. All of the Company’s investments held in the Trust Account are classified as trading securities. Such trading securities are presented on the balance sheets at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of investments held in Trust Account are included in interest and dividend income on investments held in Trust Account in the accompanying statements of operations. The estimated fair values of investments held in the Trust Account are determined using available market information. The Company had $17,980,652 and $20,850,793 in investments held in the Trust Account as of March 31, 2024 and December 31, 2023, respectively.

Common Stock Subject to Possible Redemption

All of the Class A common stock sold as part of the Units in the Initial Public Offering contain a redemption feature which allows for the redemption of such Public Shares in connection with the Company’s liquidation, if there is a stockholder vote or tender offer in connection with the business combination and in connection with certain amendments to the Company’s Amended and Restated Certificate of Incorporation. In accordance with ASC 480, conditionally redeemable Class A common stock (including shares of Class A common stock that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. Ordinary liquidation events, which involve the redemption and liquidation of all of the entity’s equity instruments, are excluded from the provisions of ASC 480. Although the Company did not specify a maximum redemption threshold, its charter provides that currently, the Company will not redeem its Public Shares in an amount that would cause its net tangible assets (stockholders’ equity) to be less than $5,000,001. However, the threshold in its charter would not change the nature of the underlying shares as redeemable and thus Public Shares would be required to be disclosed outside of permanent equity. The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable common stock to equal the redemption value at the end of each reporting period. Such changes are reflected in additional paid-in capital, or in the absence of additional paid-in capital, in accumulated deficit.

PONO CAPITAL TWO, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

As of March 31, 2024, the Class A common stock reflected in the balance sheets is reconciled in the following table:

Gross proceeds	$115,000,000
Less:
Proceeds allocated to Public Warrants	(2,978,500)
Issuance costs allocated to Class A common stock	(6,432,257)
Plus:
Accretion of Class A common stock subject to redemption to redemption amount	15,095,840
Redemption of Class A common stock subject to redemption	(100,078,879)
Class A common stock subject to possible redemption as of December 31, 2023	20,606,204
Plus:
Accretion of Class A common stock subject to redemption to redemption amount	170,032
Redemption of Class A common stock subject to redemption	(2,964,667)
Reclassification of Class A common stock upon purchase by Holder and forfeiture of redemption rights	(15,504,910)
Class A common stock subject to possible redemption as of March 31, 2024	$2,306,659

Income Taxes

The Company complies with the accounting and reporting requirements of Accounting Standards Codification (“ASC”) Topic 740 — Income Taxes (“ASC 740”) which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the unaudited condensed consolidated financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. ASC 740 prescribes a recognition threshold and a measurement attribute for the unaudited condensed consolidated financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company’s management determined the United States is the Company’s only major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits, if any, as income tax expense. There were no unrecognized tax benefits as of March 31, 2024 and December 31, 2023 and no amounts accrued for interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

Net (Loss) Income Per Share

Net (loss) income per share is computed by dividing net (loss) income by the weighted-average number of shares outstanding during the period. Therefore, the income per share calculation allocates income shared pro rata between Class A and Class B common stock. As a result, the calculated net (loss) income per share is the same for Class A and Class B common stock. The Company has not considered the effect of the Public Warrants (as defined in Note 3) and Placement Warrants (as defined in Note 4), to purchase an aggregate of 12,134,375 shares in the calculation of income per share, since the exercise of the warrants is contingent upon the occurrence of future events.

PONO CAPITAL TWO, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The following table reflects the calculation of basic and diluted net (loss) income per share:

	For the three months ended
	March 31, 2024		March 31, 2023
	Class A	Class B	Class A	Class B
Basic net (loss) income per share
Numerator:
Net (loss) income	$(292,546)	$—	$496,299	$117,034
Denominator:
Basic weighted average shares outstanding	5,324,422	1	12,191,875	2,875,000
Basic net (loss) income per share	$(0.05)	$(0.05)	$0.04	$0.04

Diluted net (loss) income per share
Numerator:
Net (loss) income	$(292,546)	$—	$496,299	$117,034
Denominator:
Diluted weighted average shares outstanding	5,486,070	1	12,191,875	2,875,000
Diluted net (loss) income per share	$(0.05)	$(0.05)	$0.04	$0.04

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of a cash account in a financial institution which, at times may exceed the Federal depository insurance coverage of $250,000. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Fair Value of Financial Instruments

The Company applies ASC Topic 820, Fair Value Measurement (“ASC 820”), which establishes a framework for measuring fair value and clarifies the definition of fair value within that framework. ASC 820 defines fair value as an exit price, which is the price that would be received for an asset or paid to transfer a liability in the Company’s principal or most advantageous market in an orderly transaction between market participants on the measurement date. The fair value hierarchy established in ASC 820 generally requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. Observable inputs reflect the assumptions that market participants would use in pricing the asset or liability and are developed based on market data obtained from sources independent of the reporting entity. Unobservable inputs reflect the entity’s own assumptions based on market data and the entity’s judgments about the assumptions that market participants would use in pricing the asset or liability and are to be developed based on the best information available in the circumstances.

PONO CAPITAL TWO, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The carrying amounts reflected in the balance sheet for current assets and current liabilities approximate fair value due to their short-term nature. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

Level 1 —

Assets and liabilities with unadjusted, quoted prices listed on active market exchanges. Inputs to the fair value measurement are observable inputs, such as quoted prices in active markets for identical assets or liabilities.

Level 2 —

Inputs to the fair value measurement are determined using prices for recently traded assets and liabilities with similar underlying terms, as well as direct or indirect observable inputs, such as interest rates and yield curves that are observable at commonly quoted intervals.

Level 3 —	Inputs to the fair value measurement are unobservable inputs, such as estimates, assumptions, and valuation techniques when little or no market data exists for the assets or liabilities.

See Note 9 for additional information on assets measured at fair value.

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, Derivatives and Hedging (“ASC 815”). For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value on the grant date and is then re-valued at each reporting date, with changes in the fair value reported in the statement of operations. For derivative instruments that are classified as equity, the derivative instruments are initially measured at fair value (or allocated value), and subsequent changes in fair value are not recognized as long as the contracts continue to be classified in equity.

Warrants

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in ASC 480 and ASC 815. The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own common stock, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded as liabilities at their initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of the warrants are recognized as a non-cash gain or loss on the statement of operations.

The warrants are not precluded from equity classification, and are accounted for as such on the date of issuance, and each balance sheet date thereafter.

Offering Costs

The Company complies with the requirements of ASC Topic 340, Other Assets and Deferred Costs and SEC Staff Accounting Bulletin (“SAB”) Topic 5A — Expenses of Offering. Offering costs consist of legal, accounting, underwriting fees and other costs incurred through the Initial Public Offering date that are directly related to the Initial Public Offering. The Company recorded offering costs as a reduction of temporary equity in connection with the warrants and shares.

PONO CAPITAL TWO, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Recent Accounting Standards

In December 2023, the FASB issued ASU 2023-09, “Income Taxes (Topic 740): Improvements to Income Tax Disclosures,” which requires public entities to disclose consistent categories and greater disaggregation of information in the rate reconciliation and for income taxes paid. It also includes certain other amendments to improve the effectiveness of income tax disclosures. The guidance is effective for financial statements issued for annual periods beginning after December 15, 2024, with early adoption permitted. The accounting pronouncement is not expected to have a material impact on our consolidated financial statements and related disclosures.

Management does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s unaudited condensed consolidated financial statements.

NOTE 3. INITIAL PUBLIC OFFERING

The registration statement for the Company’s Initial Public Offering was declared effective on August 4, 2022. On August 9, 2022, the Company consummated the Initial Public Offering of 11,500,000 Units, including 1,500,000 Units issued pursuant to the exercise of the underwriters’ over-allotment option in full, generating gross proceeds of $115,000,000. Each Unit consisted of one share of Class A common stock and one redeemable warrant (“Public Warrant”). Each Public Warrant entitles the holder to purchase one share of Class A common stock at an exercise price of $11.50 per whole share (see Note 7).

NOTE 4. PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 634,375 Placement Units at a price of $10.00 per Placement Unit in a private placement to the Sponsor, including 63,000 Placement Units issued pursuant to the exercise of the underwriters’ over-allotment option in full, generating gross proceeds of $6,343,750. Each Placement Unit consists of one share of Class A common stock (“Placement Share”) and one warrant (“Placement Warrant”). The proceeds from the sale of the Placement Units were added to the net proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a business combination within the Combination Period, the proceeds from the sale of the Placement Units held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Placement Units will expire worthless.

NOTE 5. RELATED PARTY TRANSACTIONS

Founder Shares

On May 17, 2022, the Sponsor was issued 2,875,000 shares (the “Founder Shares”) of Class B common stock for an aggregate price of $25,000. The Founder Shares included an aggregate of up to 375,000 shares of Class B common stock subject to forfeiture by the Sponsor to the extent that the underwriters’ over-allotment option was not exercised in full or in part, so that the Sponsor would own, on an as-converted basis, 20% of the Company’s issued and outstanding shares after the Initial Public Offering. The underwriters exercised the over-allotment option in full, so those shares are no longer subject to forfeiture.

The Sponsor has agreed not to transfer, assign or sell any of the Class B common stock (except to certain permitted transferees as disclosed herein) until, with respect to any of the Class B common stock, the earlier of (i) six months after the date of the consummation of a business combination, or (ii) the date on which the closing price of the Company’s common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after a business combination, with respect to the remaining any of the Class B common stock, upon six months after the date of the consummation of a business combination, or earlier, in each case, if, subsequent

PONO CAPITAL TWO, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5. RELATED PARTY TRANSACTIONS (cont.)

to a business combination, the Company consummates a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of the Company’s stockholders having the right to exchange their common stock for cash, securities or other property. On May 8, 2023, the Sponsor converted 2,874,999 Founder Shares of Class B common stock into 2,874,999 shares of Class A common stock, which shares include these same transfer restrictions.

Administrative Support Agreement

The Company’s Sponsor has agreed, commencing from the date of the Initial Public Offering through the earlier of the Company’s consummation of a business combination and its liquidation, to make available to the Company certain general and administrative services, including office space, utilities and administrative services, as the Company may require from time to time. The Company has agreed to pay to Mehana Capital LLC, the Sponsor, $10,000 per month for these services to complete a business combination. For the three months ended March 31, 2024 and 2023, $30,000 were incurred and paid to Mehana Capital LLC for these services.

Convertible Promissory Note

On May 18, 2023, the Company entered into a Convertible Promissory Note with SBC, pursuant to which SBC agreed to loan the Company an aggregate principal of $1,000,000 (the “Convertible Promissory Note”). The Convertible Promissory Note is non-interest bearing and is due and payable upon the earlier to occur of (i) the first business day following the consummation of the Company’s initial Business Combination and (ii) May 17, 2024, unless accelerated upon the occurrence of an event of default.

On February 27, 2024, the Company and SBC entered into an Amendment to the Note (the “Amended Note Purchase Agreement”), which increased the purchase price of the note from $1,000,000 to $2,700,000 and amended the maturity date to the earlier to occur of (i) the first business day following the consummation of the Company’s initial Business Combination and (ii) August 29, 2024, unless accelerated upon the occurrence of an event of default. In consideration for entering into the Amended Note, each of the parties to the Merger Agreement agreed to release each other party from any claims arising out of any termination of the Merger Agreement or failure to consummate the transactions contemplated thereby. The Convertible Promissory Note will automatically convert into Class A Common Stock at one share for each $10 in outstanding principal amount. As of March 31, 2024 and December 31, 2023, the outstanding balance under the Convertible Promissory Note amounted to an aggregate of $2,700,000 and $1,000,000, respectively.

Related Party Loans

In order to finance transaction costs in connection with the initial business combination, the Sponsor or an affiliate of the Sponsor or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required. If the Company completes the initial business combination, the Company will repay such loaned amounts. In the event that the initial business combination does not close, the Company may use a portion of the working capital held outside the Trust Account to repay such loaned amounts, including the repayment of loans from the Sponsor to pay for any amount deposited to pay for any extension of the time to complete the initial business combination, but no proceeds from the Trust Account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into Units, at a price of $10.00 per Unit at the option of the lender, upon consummation of the initial business combination. The Units would be identical to the Placement Units. The terms of such loans by the Company’s officers and directors, if any, have not been determined and no written agreements exist with respect to such loans. As of March 31, 2024 and December 31, 2023, the Company did not have any outstanding related party loans.

PONO CAPITAL TWO, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5. RELATED PARTY TRANSACTIONS (cont.)

Non-redemption Agreement

On May 5, 2023, the Company held a special meeting of stockholders (the “Special Meeting”), and the chairman adjourned the Special Meeting to May 8, 2023. On May 8, 2023, the Company held the Special Meeting. During the Special Meeting, stockholders approved an amendment to the Company’s amended and restated certificate of incorporation (i) to extend the date by which the Company has to consummate a business combination from May 9, 2023 to February 9, 2024 for no additional amount to be paid by the Sponsor into the Trust Account, and (ii) to provide for the right of a holder of Class B common stock to convert such shares into shares of Class A common stock on a one-for-one basis prior to the closing of a business combination at the election of the holder. As approved by the stockholders of the Company, the Company filed an amendment to its Amended and Restated Certificate of Incorporation with the Delaware Secretary of State on May 8, 2023. The Company’s stockholders elected to redeem an aggregate of 9,577,250 shares of Class A common stock of the Company in connection with the Special Meeting. Following such redemptions, the amount of funds remaining in the trust account was approximately $20 million.

In connection with the Special Meeting, the Company and the Sponsor entered into non-redemption agreements with certain unaffiliated stockholders owning, in the aggregate, 998,682 shares of the Company’s Class A common stock, pursuant to which such stockholders agreed, among other things, not to redeem or exercise any right to redeem such public shares in connection with the Extension Amendment. On February 5, 2024, the Company’s stockholders approved a proposal to extend the date by which the Company must consummate a business combination from February 9, 2024 to November 9, 2024.

The Company estimated the aggregate fair value of the 339,565 Sponsor Shares attributable to the Non-Redeeming Stockholders to be $709,691 or $2.09 per share. Each Non-Redeeming Stockholder acquired from the Sponsor an indirect economic interest in the Sponsor Shares. The excess of the fair value of the Sponsor Shares was determined to be an offering cost in accordance with Staff Accounting Bulletin Topic 5A. Accordingly, in substance, it was recognized by the Company as a capital contribution by the Sponsor to induce these holders of the Class A shares not to redeem, with a corresponding charge to additional paid-in capital to recognize the fair value of the shares transferred as an offering cost.

On January 11, 2024, the Company entered into a non-redemption agreement with the Holder which agreed to acquire from public stockholders of the Company 1,500,000 to 1,700,000 shares of Class A common stock, par value $0.0001 per share, of the Company in the open market, at a prices no higher than the redemption price per share payable to stockholders who exercise redemption rights in connection with the stockholder vote to approve the Company’s proposed business combination with the Target, prior to the Meeting Date and to agree to waive its redemption rights and hold the shares until after the closing of the Business Combination. In consideration of the Holder’s agreement to waive its redemption rights with respect to the shares, and subject to (i) the Holder acquiring 1,500,000 to 1,700,000 shares of Common Stock in the open market, and (ii) Holder’s satisfaction of its other obligations under the non-redemption agreement, the Company, on the closing date of the Business Combination, provided that Holder has continued to hold the Holder’s shares through the closing date, Target and Yoshiyuki Aikawa, the chief executive officer of the Target, shall cause to be issued or transferred to Holder a number of shares of Common Stock held by Dr. Aikawa (the “Incentive Shares”), which will equal one (1) Incentive Share for each public share purchased in the open market pursuant to the non-redemption agreement that is continuously owned by Holder until the closing date of the Business Combination. This non-redemption agreement terminates on the earliest to occur of (i) the closing date of the Business Combination, (ii) the termination of the related Business Combination Agreement, or (iii) April 30, 2024 if the Company has not cleared all SEC comments to its proxy statement in connection with the Business Combination by that date. On March 15, 2024, the parties to the non-redemption agreement entered into an amendment to the non-redemption agreement to extend the Clearance Date to June 30, 2024, and to agree to close the business combination on or before August 31, 2024.

As of March 31, 2024, the Holder had purchased 1,435,811 Class A common stock, and had forfeited the redemption rights in relation to those shares. As such, it has been determined that the Holder has not yet met the minimum shares required for the transfer of the incentive shares.

PONO CAPITAL TWO, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6. COMMITMENTS AND CONTINGENCIES

Registration and Stockholder Rights Agreement

The holders of the Founder Shares and Placement Units (including securities contained therein) and Units (including securities contained therein) that may be issued upon conversion of working capital loans and extension loans, and any shares of Class A common stock issuable upon the exercise of the Placement Warrants and any shares of Class A common stock and warrants (and underlying Class A common stock) that may be issued upon conversion of the Units issued as part of the working capital loans and extension loans and Class A common stock issuable upon conversion of the Founder Shares, will be entitled to registration rights pursuant to a registration rights agreement signed on the effective date of the Initial Public Offering, requiring the Company to register such securities for resale (in the case of the Founder Shares, only after conversion to the Class A common stock). The holders of these securities are entitled to make up to two demands, excluding short form demands, that the Company registers such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of the initial business combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act.

Underwriting Agreement

Simultaneously with the Initial Public Offering, the underwriters fully exercised the over-allotment option to purchase an additional 1,500,000 Units at an offering price of $10.00 per Unit for an aggregate purchase price of $15,000,000.

The underwriters were paid a cash underwriting discount of $0.17 per Unit, or $1,955,000 in the aggregate, upon the closing of the Initial Public Offering. In addition, $0.35 per unit, or $4,025,000 in the aggregate will be payable to the underwriters for deferred underwriting commissions. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a business combination, subject to the terms of the underwriting agreement.

Representative Shares

Upon closing of the Initial Public Offering, the Company issued 57,500 shares of Class A common stock to the underwriters. The underwriters have agreed not to transfer, assign or sell the Representative Shares until the completion of the initial business combination. In addition, the underwriters have agreed (i) to waive their redemption rights with respect to the Representative Shares in connection with the completion of the initial business combination and (ii) to waive their rights to liquidating distributions from the Trust Account with respect to the Representative Shares if the Company fails to complete its initial business combination within 18 months from the closing of the Initial Public Offering.

The Representative Shares are subject to a lock-up for a period of 180 days immediately following the commencement of sales of the registration statement pursuant to Rule 5110(e)(1) of FINRA’s NASD Conduct Rules. Pursuant to FINRA Rule 5110(e)(1), these securities may not be sold, transferred, assigned, pledged or hypothecated or the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a period of 180 days immediately following the effective date of the registration statement, nor may they be sold, transferred, assigned, pledged or hypothecated for a period of 180 days immediately following the commencement of sales of the Initial Public Offering except to any underwriter and selected dealer participating in the Initial Public Offering and their bona fide officers or partners, registered persons or affiliates or as otherwise permitted under Rule 5110(e)(2).

The initial measurement of the fair value of the Representative Shares was determined using the market approach to value the subject interest. Based on the indication of fair value using the market approach, the Company determined the fair value of the Representative Shares to be $1.17 per share or $67,275 (for the 57,500 Representative Shares issued) as of the date of the Initial Public Offering (which is also the grant date).

PONO CAPITAL TWO, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6. COMMITMENTS AND CONTINGENCIES (cont.)

Right of First Refusal

For a period beginning on the closing of the Initial Public Offering and ending 12 months from the closing of a business combination, the Company has granted EF Hutton a right of first refusal to act as lead-left book running manager and lead left manager for any and all future private or public equity, convertible and debt offerings during such period. In accordance with FINRA Rule 5110(g)(3)(A)(i), such right of first refusal shall not have a duration of more than three years from the effective date of the registration statement.

NOTE 7. STOCKHOLDERS’ EQUITY (DEFICIT)

Preferred stock — The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of March 31, 2024 and December 31, 2023, there were no shares of preferred stock issued or outstanding.

Class A common stock — The Company is authorized to issue 100,000,000 shares of Class A common stock with a par value of $0.0001 per share. Holders of the Company’s Class A common stock are entitled to one vote for each share. As of March 31, 2024 and December 31, 2023, there were 5,216,290 and 5,489,624 shares of Class A common stock issued and outstanding, including 213,605 and 1,922,750 shares of Class A common stock subject to possible redemption and classified as temporary equity. As of March 31, 2024, the remaining 5,002,685 shares are classified as permanent equity and are comprised of 2,874,999 shares that were converted from Class B common stock into Class A common stock, 634,375 shares included in the Placement Units, 57,500 Representative Shares, and 1,435,811 shares purchased by the Holder for which the Holder forfeited redemption rights. As of December 31, 2023, the remaining 3,566,874 shares are classified as permanent equity and are comprised of 2,874,999 shares that were converted from Class B common stock, 634,375 shares included in the Placement Units and 57,500 Representative Shares.

Class B common stock — The Company is authorized to issue 10,000,000 shares of Class B common stock with a par value of $0.0001 per share. Holders of Class B common stock are entitled to one vote for each share. As of March 31, 2024 and December 31, 2023, there was 1 share of Class B common stock issued and outstanding.

The holders of record of the common stock are entitled to one vote for each share held on all matters to be voted on by stockholders. In connection with any vote held to approve the initial business combination, the insiders, officers and directors, have agreed to vote their respective shares of common stock acquired in the Initial Public Offering or following the Initial Public Offering in the open market, in favor of the proposed business combination.

Shares of Class B common stock shall be convertible into shares of Class A common stock on a one-for-one basis automatically on the closing of the business combination at a ratio for which the numerator shall be equal to the sum of 20% of all shares of Class A Common Stock issued and outstanding or issuable (upon the conversion or exercise of any Equity-linked Securities or otherwise) by the Company, related to or in connection with the consummation of the initial business combination (excluding any securities issued or issuable to any seller in the initial business combination, any Placement Warrants issued to the Sponsor or its affiliates upon conversion of loans to the Company) plus the number of shares of Class B Common Stock issued and outstanding prior to the closing of the initial business combination; and the denominator shall be the number of shares of Class B Common Stock issued and outstanding prior to the closing of the initial business combination.

On May 8, 2023, the Sponsor converted 2,874,999 Founder Shares of Class B common stock into 2,874,999 shares of Class A common stock.

Warrants — As of March 31, 2024 and December 31, 2023, there were 11,500,000 Public Warrants and 634,375 Placement Warrants outstanding. Each whole Public Warrant entitles the registered holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on the later of 12 months from the closing of the Initial Public Offering and 30 days after the completion of the initial business combination. Pursuant to the warrant agreement, a warrant holder may exercise

PONO CAPITAL TWO, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7. STOCKHOLDERS’ EQUITY (DEFICIT) (cont.)

its Public Warrants only for a whole number of shares of Class A common stock. No fractional Public Warrants will be issued upon separation of the units and only whole Public Warrants will trade. The Public Warrants will expire five years after the completion of the initial business combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

The Company has agreed that as soon as practicable, but in no event later than 20 business days after the closing of the initial business combination, the Company will use its best efforts to file with the SEC a registration statement covering the shares of Class A common stock issuable upon exercise of the Public Warrants, to cause such registration statement to become effective and to maintain a current prospectus relating to those shares of Class A common stock until the Public Warrants expire or are redeemed, as specified in the warrant agreement. If a registration statement covering the shares of Class A common stock issuable upon exercise of the Public Warrants is not effective by the 60th business day after the closing of the initial business combination, Public Warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise Public Warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act; provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their Public Warrants on a cashless basis.

Once the Public Warrants become exercisable, the Company may call the Public Warrants for redemption:

•        in whole and not in part;

•        at a price of $0.01 per Public Warrant;

•        upon not less than 30 days’ prior written notice of redemption given after the Public Warrants become exercisable (the “30-day redemption period”) to each Public Warrant holder; and

•        if, and only if, the reported last sale price of the Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period commencing once the Public Warrants become exercisable and ending three business days before the Company sends the notice of redemption to the Public Warrant holders.

If and when the Public Warrants become redeemable by the Company, the Company may not exercise the redemption right if the issuance of shares of common stock upon exercise of the Public Warrants is not exempt from registration or qualification under applicable state blue sky laws or the Company is unable to effect such registration or qualification.

In addition, if (x) the Company issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of the initial business combination at a Newly Issued Price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by the board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial business combination on the date of the consummation of the initial business combination (net of redemptions), and (z) the market value is below $9.20 per share, then the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the greater of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to 180% of the greater of the Market Value and the Newly Issued Price.

PONO CAPITAL TWO, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7. STOCKHOLDERS’ EQUITY (DEFICIT) (cont.)

The Placement Warrants are identical to the Public Warrants except that, so long as they are held by the Sponsor or its permitted transferees, (i) they (including the Class A common stock issuable upon exercise of these Placement Warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold by the Sponsor until 30 days after the completion of the initial business combination, and (ii) the holders thereof (including with respect to shares of Class A common stock issuable upon exercise of such Placement Warrants) are entitled to registration rights.

The Company accounts for the 12,134,375 warrants issued in connection with the Initial Public Offering (including 11,500,000 Public Warrants and 634,375 Placement Warrants) in accordance with the guidance contained in ASC 815-40. Such guidance provides that the warrants described above are not precluded from equity classification. Equity-classified contracts are initially measured at fair value (or allocated value). Subsequent changes in fair value are not recognized as long as the contracts continue to be classified in equity.

NOTE 8. INCOME TAXES

The Company’s effective tax rate for the three months ended March 31, 2024 and 2023 was (18)% and 30%, respectively. The Company’s effective tax rate differs from the statutory income tax rate of 21% primarily due to non-deductible transaction costs and the change in the valuation allowance.

The Company has used a discrete effective tax rate method to calculate taxes for the three months ended March 31, 2024 and 2023. The Company believes that, at this time, the use of the discrete method for the three months ended March 31, 2024 and 2023 is more appropriate than the estimated annual effective tax rate method as the estimated annual effective tax rate method is not reliable due to a high degree of uncertainty in estimating annual pretax earnings.

NOTE 9. FAIR VALUE MEASUREMENTS

The following table presents information about the Company’s financial assets that are measured at fair value on a recurring basis as of March 31, 2024 and December 31, 2023, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Amount at Fair Value	Level 1	Level 2	Level 3
March 31, 2024
Assets
Marketable securities held in Trust Account:
U.S. Treasury Securities	$17,980,652	$17,980,652	$—	$—
Description	Amount at Fair Value	Level 1	Level 2	Level 3
December 31, 2023
Assets
Marketable securities held in Trust Account:
U.S. Treasury Securities	$20,850,793	$20,850,793	$—	$—

PONO CAPITAL TWO, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the unaudited condensed consolidated financial statements were issued. Based upon this review, other than as discussed below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the unaudited condensed consolidated financial statements.

Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 2, 2024, the Company received a notice from Nasdaq indicating that the Company was not in compliance with the required 1,100,000 publicly held shares for continued listing on the Nasdaq. The letter is only a notification of deficiency, and has no current effect on the listing or trading of the Company’s securities on Nasdaq. The Company submitted its plan to regain compliance on May 16, 2024.

On May 6, 2024, the Company received a written notice from Nasdaq stating that the Company’s listed securities failed to maintain a minimum Market Value of Publicly Held Shares (“MVPHS”) of $15,000,000 which is a requirement for continued listing on The Nasdaq Global Market in accordance with Nasdaq Listing Rule 5450(b)(2)(C) (the “MVPHS Requirement”) based upon the Company’s MVPHS for the 34 consecutive business days prior to the date of the notice. The notice has no immediate effect on the listing of the Company’s securities on Nasdaq. In accordance with the Nasdaq listing rules, the Company has been provided 180 calendar days, or until November 4, 2024, to regain compliance. To regain compliance, the Company must maintain a minimum MVPHS of $15,000,000 for a period of ten (10) consecutive days.

On May 7, 2024, the Company received a separate written notice from Nasdaq stating that the Company no longer complies with Nasdaq’s continued listing rules on The Nasdaq Global Market due to the Company not having maintained a minimum of 400 total holders for continued listing, as required pursuant to Nasdaq Listing Rule 5450(a)(2) (the “Total Holders Requirement”). The notice has no immediate effect on the listing of the Company’s securities on Nasdaq. In accordance with the Nasdaq listing rules, the Company had 45 calendar days to submit a plan to regain compliance and, if Nasdaq accepts the plan, Nasdaq can grant the Company an extension of up to 180 calendar days from the date of the letter to evidence compliance. The Company submitted its plan to regain compliance on May 16, 2024.

Amendment to Merger Agreement

On April 22, 2024, the Company entered into the Fourth Amendment to the Merger Agreement with the parties thereto. The Amendment was entered into solely to extend the Outside Date to September 30, 2024.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholder and Board of Directors of
SBC Medical Group Holdings Incorporated

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of SBC Medical Group Holdings Incorporated and its subsidiaries (the “Company”) as of December 31, 2023 and 2022, and the related consolidated statements of operations and comprehensive income (loss), changes in stockholder’s equity, and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operation and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Restatement of Previously Issued Financial Statements

As discussed in Note 18 to the consolidated financial statements, the 2022 consolidated financial statements have been restated to correct a misstatement.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ MaloneBailey, LLP
www.malonebailey.com

We have served as the Company’s auditor since 2023.

Tokyo, Japan
May 7, 2024

SBC MEDICAL GROUP HOLDINGS INCORPORATED

CONSOLIDATED BALANCE SHEETS

	As of December 31,
	2023	2022 (Restated)
ASSETS
Current assets:
Cash and cash equivalents	$103,022,932	$51,737,994
Accounts receivable	1,437,077	868,712
Accounts receivable – related parties	33,676,672	12,225,049
Inventories	3,090,923	1,350,057
Short-term investment	—	1,906,600
Finance lease receivables, current – related parties	6,143,564	22,800,209
Income tax recoverable	—	7,752,614
Customer loans receivable, current	8,484,753	—
Prepaid expenses and other current assets	10,050,005	14,307,407
Total current assets	165,905,926	112,948,642

Non-current assets:
Property and equipment, net	13,582,017	15,960,348
Intangible assets, net	19,739,276	7,269,571
Long-term investments	849,434	916,030
Goodwill, net	3,590,791	3,865,856
Finance lease receivables, non-current – related parties	3,420,489	5,277,128
Operating lease right-of-use assets	5,919,937	5,549,037
Deferred tax assets	—	5,271,633
Customer loans receivable, non-current	6,444,025	—
Long-term prepayments	4,099,763	27,329,716
Long-term investments in MCs – related parties	19,811,555	21,298,647
Other assets	15,442,058	19,795,791
Total non-current assets	92,899,345	112,533,757
Total assets	$258,805,271	$225,482,399

LIABILITIES AND STOCKHOLDER’S EQUITY

Current liabilities:
Accounts payable	$26,531,944	$15,321,562
Current portion of long-term loans	156,217	4,759,939
Notes payable, current – related parties	3,369,203	—
Advances from customers	2,074,457	1,044,683
Advances from customers – related parties	23,058,175	29,398,770
Income tax payable	8,782,930	3,427,089
Operating lease liabilities, current	3,885,812	3,479,871
Accrued retirement compensation expense – related party	—	22,900,763
Accrued liabilities and other current liabilities	21,009,009	17,842,598
Due to related parties	3,583,523	3,077,210
Total current liabilities	92,451,270	101,252,485

SBC MEDICAL GROUP HOLDINGS INCORPORATED

CONSOLIDATED BALANCE SHEETS — (Continued)

	As of December 31,
	2023	2022 (Restated)
Non-current liabilities:
Long-term loans	1,062,722	5,528,344
Notes payable, non-current – related parties	11,948,219	—
Deferred tax liabilities	6,013,565	7,337,867
Operating lease liabilities, non-current	2,444,316	2,361,452
Other liabilities	1,074,930	1,152,168
Total non-current liabilities	22,543,752	16,379,831
Total liabilities	114,995,022	117,632,316

Stockholder’s equity:
Preferred stock ($0.0001 par value, 20,000,000 shares authorized, no shares issued and outstanding as of December 31, 2023 and 2022)	—	—
Common stock ($0.0001 par value, 200,000,000 shares authorized, 7,949,000 and 1 shares issued and outstanding as of December 31, 2023 and 2022, respectively)*	795	—
Additional paid-in capital*	36,887,905	26,624,694
Retained earnings	142,848,732	103,478,696
Accumulated other comprehensive loss	(37,578,255)	(24,853,275)
Total SBC Medical Group Holdings Incorporated’s stockholder’s equity	142,159,177	105,250,115
Non-controlling interests	1,651,072	2,599,968
Total stockholder’s equity	143,810,249	107,850,083
Total liabilities and stockholder’s equity	$258,805,271	$225,482,399

____________

*        Retrospectively restated for effect of share issuances on September 8, 2023.

The accompanying notes are an integral part of these consolidated financial statements.

SBC MEDICAL GROUP HOLDINGS INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

	For the Years Ended December 31,
	2023	2022 (Restated)
Revenues, net – related parties	$182,738,049	$169,137,976
Revenues, net	10,804,374	5,022,642
Total revenues, net	193,542,423	174,160,618
Cost of revenues	56,238,385	59,327,724
Gross profit	137,304,038	114,832,894

Operating expenses:
Selling, general and administrative expenses	66,234,942	70,654,294
Retirement compensation expense – related party	—	22,830,286
Impairment loss on goodwill	—	251,172
Misappropriation loss	409,030	979,603
Total operating expenses	66,643,972	94,715,355

Income from operations	70,660,066	20,117,539

Other income (expenses):
Interest income	86,748	472,382
Interest expense	(45,292)	(31,441)
Other income	3,623,332	3,898,906
Other expenses	(745,519)	(780,619)
Total other income	2,919,269	3,559,228

Income before income taxes	73,579,335	23,676,767

Income tax expense	35,018,729	18,124,349

Net income	38,560,606	5,552,418
Less: net loss attributable to non-controlling interests	(809,430)	(762,584)
Net income attributable to SBC Medical Group Holdings Incorporated	$39,370,036	$6,315,002

Other comprehensive income (loss):
Foreign currency translation adjustment	$(12,855,686)	$(13,327,433)
Unrealized gain on available-for-sale debt security, net of tax effect of nil and $4,513 for the years ended December 31, 2023 and 2022, respectively	—	8,760
Reclassification of unrealized gain on available-for-sale debt security to net income when realized, net of tax effect of $3,869 and nil for the years ended December 31, 2023 and 2022, respectively	(8,760)	—
Total comprehensive income (loss)	25,696,160	(7,766,255)
Less: comprehensive loss attributable to non-controlling interests	(948,896)	(760,230)
Comprehensive income (loss) attributable to SBC Medical Group Holdings Incorporated	$26,645,056	$(7,006,025)

Net income per share attributable to SBC Medical Group Holdings Incorporated*
Basic and diluted	$15.54	$6,315,002.00

Weighted average shares outstanding*
Basic and diluted	2,533,798	1

____________

*        Retrospectively restated for effect of share issuances on September 8, 2023.

The accompanying notes are an integral part of these consolidated financial statements.

SBC MEDICAL GROUP HOLDINGS INCORPORATED

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER’S EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

	Common Stock*		Additional Paid-in Capital*	Retained Earnings	Accumulated Other Comprehensive Loss	Total SBC Medical Group Holdings Incorporated’s Stockholder’s Equity	Non- controlling Interests	Total Stockholder’s Equity
	Number	Amount
Balance as of December 31, 2021 (Restated)	1	$—	$28,151,412	$97,163,694	$(11,532,248)	$113,782,858	$—	$113,782,858
Deemed distribution in connection with reorganization	—	—	(1,526,718)	—	—	(1,526,718)	—	(1,526,718)
Non-controlling interests arising from acquisition of subsidiaries	—	—	—	—	—	—	3,360,198	3,360,198
Net income (Restated)	—	—	—	6,315,002	—	6,315,002	(762,584)	5,552,418
Unrealized gain on available-for-sale debt security, net of tax effect of $4,513	—	—	—	—	8,760	8,760	—	8,760
Foreign currency translation adjustment (Restated)	—	—	—	—	(13,329,787)	(13,329,787)	2,354	(13,327,433)
Balance as of December 31, 2022 (Restated)	1	$—	$26,624,694	$103,478,696	$(24,853,275)	$105,250,115	$2,599,968	$107,850,083
Issuance of common stock*	7,948,999	795	10	—	—	805	—	805
Net income	—	—	—	39,370,036	—	39,370,036	(809,430)	38,560,606
Reclassification of unrealized gain on available-for-sale debt security to net income when realized, net of tax effect of $3,869	—	—	—	—	(8,760)	(8,760)	—	(8,760)
Deemed contribution in connection with disposal of property and equipment	—	—	9,620,453	—	—	9,620,453	—	9,620,453
Deemed contribution in connection with reorganization	—	—	642,748	—	—	642,748	—	642,748
Foreign currency translation adjustment	—	—	—	—	(12,716,220)	(12,716,220)	(139,466)	(12,855,686)
Balance as of December 31, 2023	7,949,000	$795	$36,887,905	$142,848,732	$(37,578,255)	$142,159,177	$1,651,072	$143,810,249

____________

*        Retrospectively restated for effect of share issuances on September 8, 2023.

The accompanying notes are an integral part of these consolidated financial statements.

SBC MEDICAL GROUP HOLDINGS INCORPORATED

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2023	2022 (Restated)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$38,560,606	$5,552,418
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization expense	12,246,942	5,932,053
Non-cash lease expense	3,297,824	3,401,437
Allowance for credit losses	370,754	342,693
Impairment loss on property and equipment	204,026	103,500
Impairment loss on goodwill	—	251,172
Impairment loss on long-term investment	—	759,815
Realized gain on short-term investments	(223,164)	—
Gain on disposal of property and equipment	(249,532)	(1,902,524)
Deferred income taxes	4,113,395	(3,900,397)
Changes in operating assets and liabilities:
Accounts receivable	(596,069)	53,095
Accounts receivable – related parties	(22,402,301)	(2,910,513)
Inventories	(1,825,942)	(666,638)
Finance lease receivables – related parties	16,575,319	(6,743,011)
Customer loans receivable	413,867	—
Prepaid expenses and other current assets	4,102,808	(5,788,784)
Long-term prepayments	(3,539,280)	—
Other assets	(1,328,682)	(10,643,903)
Accounts payable	12,201,755	172,607
Notes payable – related parties	(23,816)	—
Advances from customers	461,043	152,267
Advances from customers – related parties	(4,264,184)	2,324,082
Income tax payable	13,359,434	(8,542,547)
Operating lease liabilities	(3,158,619)	(3,414,800)
Accrued liabilities and other current liabilities	4,452,022	2,673,260
Accrued retirement compensation expense – related party	(22,082,643)	22,830,286
Other liabilities	4,759	(82,937)
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	50,670,322	(47,369)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(8,543,351)	(3,907,233)
Purchase of intangible assets	(1,683,030)	—
Purchase of convertible note	(1,000,000)	—
Prepayments for property and equipment and intangible assets	(981,567)	(21,038,137)
Advances to related parties	(2,283,020)	(6,426,972)
Purchase of short-term investments	(2,106,720)	(1,887,459)
Purchase of long-term investments	—	(758,270)
Long-term investments in MCs – related parties	(26,780)	—
Cash received (paid) for acquisition of subsidiaries, net of cash received	722,551	(6,486,251)
Long-term loans to others	(926,020)	(466,423)
Repayments from related parties	1,912,266	6,084,279
Repayments from others	581,274	—
Proceeds from sales of short-term investments	4,127,261	—
Proceeds from surrender of life insurance policies	3,954,760	—
Proceeds from disposal of property and equipment	8,046,007	2,236,074
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	1,793,631	(32,650,392)

SBC MEDICAL GROUP HOLDINGS INCORPORATED

CONSOLIDATED STATEMENTS OF CASH FLOWS — (Continued)

	As of December 31,
	2023	2022 (Restated)
CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings from related parties	12,310,106	124,198
Proceeds from issuance of common stock	10	—
Repayments of long-term loans	(8,730,942)	(5,207,915)
Repayments to related parties	(7,707,007)	(1,366,968)
Deemed contribution in connection with disposal of property and equipment	9,620,453	—
Deemed contribution (distribution) in connection with reorganization	642,748	(1,526,718)
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	6,135,368	(7,977,403)

Effect of changes in foreign currency exchange rate	(7,314,383)	(12,090,396)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	51,284,938	(52,765,560)
CASH AND CASH EQUIVALENTS AS OF THE BEGINNING OF THE YEAR	51,737,994	104,503,554
CASH AND CASH EQUIVALENTS AS OF THE END OF THE YEAR	$103,022,932	$51,737,994

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for interest expense	$45,292	$31,441
Cash paid for income taxes	$17,842,407	$30,824,511

NON-CASH INVESTING AND FINANCING ACTIVITIES
Property and equipment transferred from long-term prepayments	$7,681,830	$573,412
An intangible asset transferred from long-term prepayments	$17,666,115	$—
Settlement of loan payable to a related party in connection with disposal of property and equipment	$4,163,604	$—
Operating lease right-of-use assets obtained in exchange for operating lease liabilities	$2,305,199	$1,018,898
Remeasurement of operating lease liabilities and right-of-use assets due to lease modifications	$2,110,079	$4,362,088
Settlement of loan payable to a related party in connection with issuance of common stock	$795	$—
Non-cash purchase consideration for acquisition of a subsidiary	$705,528	$—
Issuance of promissory notes to related parties in connection with loan services provided	$15,396,709	$—

The accompanying notes are an integral part of these consolidated financial statements.

SBC MEDICAL GROUP HOLDINGS INCORPORATED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — ORGANIZATION AND DESCRIPTION OF BUSINESS

Business Overview

SBC Medical Group Holdings Incorporated (“SBC USA”), a holding company, was incorporated under the laws of the state of Delaware on January 20, 2023. SBC USA, through its consolidated subsidiaries and variable interest entity (“VIE”), is principally engaged in medical industry to provide comprehensive management services to the medical corporations and their clinics, including but not limited to licensure of the use of trademark and brand name of “Shonan Beauty Clinic”, sales of medical equipment, medical consumables procurement services, and management of customer’s loyalty program, etc.

SBC USA and its consolidated subsidiaries and VIE are collectively referred to herein as the “Company”, “we” and “us”, unless specific reference is made to an entity.

Reorganization

In June 2020 and April 2022, SBC Inc., a company incorporated in Japan in June 2007, and Advice Innovation Co., Ltd., a company incorporated in Japan in December 2018, were merged with and into SBC Medical Group Co., Ltd. (“SBC Japan”), a company incorporated in Japan in September 2017 and previously known as Aikawa Medical Management Co., Ltd., respectively, with SBC Japan being the surviving entity in such mergers.

In April 2023, SBC Japan acquired 100% equity interest of L’Ange Cosmetique Co., Ltd. (“L’Ange Sub”), a company incorporated in Japan in June 2003, and Shobikai Co., Ltd. (“Shobikai Sub”), a company incorporated in Japan in June 2014, through share exchange. As a result, L’Ange Sub and Shobikai Sub become wholly owned subsidiaries of SBC Japan.

In August 2023, SBC Japan and L’Ange Sub disposed of their entire equity interest in Ai Inc. and Lange Inc., both incorporated in the Federated States of Micronesia in January 2022, respectively, for cash. As a result, Ai Inc. and Lange Inc. cease to be subsidiaries of the Company, with the related investment in capital being treated as a deemed distribution and the disposal proceeds treated as a deemed contribution.

In September 2023, SBC USA acquired 100% equity interest of SBC Japan through share exchange. As a result, SBC Japan becomes a wholly owned subsidiary of SBC USA.

The above reorganization has been accounted for as a recapitalization among entities under common control since the same controlling shareholder controlled these entities before and after the reorganization. The consolidation of the Company has been accounted for at historical cost and prepared on the basis as if the transactions had become effective as of the beginning of the earliest period presented in the accompanying consolidated financial statements.

Corporate Structure

As of December 31, 2023, the Company’s major subsidiaries and VIE are as follows:

Name	Place of Incorporation	Date of Incorporation or Acquisition	Percentage of Ownership	Principal Activities
SBC Medical Group Co., Ltd.	Japan	September 29, 2017	100%	Franchising, procurement and management services for the medical corporations
L’Ange Cosmetique Co., Ltd.	Japan	June 18, 2003	100%	Management and rental services for the medical corporations
Shobikai Co., Ltd.	Japan	June 4, 2014	100%	Procurement, management and rental services for the medical corporations

SBC MEDICAL GROUP HOLDINGS INCORPORATED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — ORGANIZATION AND DESCRIPTION OF BUSINESS (cont.)

Name	Place of Incorporation	Date of Incorporation or Acquisition	Percentage of Ownership	Principal Activities
Liesta Co., Ltd.	Japan	December 15, 2020	100%	Real estate brokerage services
Skynet Academy Co., Ltd.	Japan	April 1, 2022	78%	Pilot training services
SBC Sealane Co., Ltd.	Japan	June 7, 2022	100%	Construction services
Cellpro Japan Co., Ltd.	Japan	July 1, 2022	59%	Medical technology development
SBC Marketing Co., Ltd.	Japan	June 30, 2022	100%	Internet marketing services
Medical Payment Co., Ltd.	Japan	June 30, 2022	75%	Loan services
SBC Medical Consulting Co., Ltd.	Japan	August 2, 2022	100%	Human resource services
Shoubikai Medical Vietnam Co., Ltd.	Vietnam	August 29, 2013	100%	Cosmetic clinic
SBC Healthcare Inc.	United States	December 16, 2019	100%	Management services for cosmetic clinic in the United States
SBC Irvine, LLC*	United States	December 27, 2018	100%	Management services for cosmetic clinic in the United States
Kijimadairakanko Inc.	Japan	April 3, 2023	100%	Ski resorts and tourism services
Aikawa Medical Management, Inc.	United States	May 10, 2017	VIE	Management services for cosmetic clinic in the United States

____________

*        A subsidiary of SBC Healthcare Inc.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)    Basis of Presentation and Principles of Consolidation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”).

The consolidated financial statements include the financial statements of the Company, its subsidiaries, and consolidated VIE for which the Company is the primary beneficiary. The results of the subsidiaries are consolidated from the date on which the Company obtained control and continues to be consolidated until the date that such control ceases. All significant transactions and balances among the Company’s subsidiaries, including the VIE, have been eliminated upon consolidation.

Reclassification

Certain immaterial amounts have been reclassified in the consolidated statements of cash flows. The reclassification had no impact on net earnings or total assets and liabilities.

Variable Interest Entities

In accordance with the guidance for the consolidation of VIE, the Company identifies its variable interests and analyzes to determine if the entity in which the Company has a variable interest is a VIE. Determination if a variable interest is a VIE includes both quantitative and qualitative consideration. For those entities determined to be VIEs within the scope of the VIE model, a further quantitative and qualitative analysis is performed to determine if the Company is deemed the primary beneficiary. The primary beneficiary is the party who has the power to direct the activities of a VIE that most significantly impact the entity’s economic performance and who has an obligation to absorb losses of the entity or a right to receive benefits from the entity that could potentially be significant. The Company would consolidate

SBC MEDICAL GROUP HOLDINGS INCORPORATED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

those entities in which it is determined to be the primary beneficiary. For the years ended December 31, 2023 and 2022, the Company is not the primary beneficiary of any VIE, except for Aikawa Medical Management, Inc. The Company based its qualitative analysis on its review of the design of the entity, its organizational and governance structure including decision-making ability and the relevant development, operating management and financial agreements.

The Company evaluates its relationship with its VIE on an ongoing basis to determine whether it continues to be the primary beneficiary of its consolidated VIE, or whether it has become the primary beneficiary of the VIE it does not consolidate.

Voting Model

If a legal entity fails to meet any of the three characteristics of a VIE, we then evaluate such entity under the voting model. Under the voting model, we consolidate the entity if we determine that we, directly or indirectly, have greater than 50% of the voting rights and that other equity holders do not have substantive participating rights.

Assessment of Medical Corporations in Japan

SBC Japan, L’Ange Sub and Shobikai Sub are each designated as a medical service corporation (the “MSC”) to provide services to the MCs (the “MCs”) in Japan. To maintain and strengthen the business relationship and to secure the source of revenues from the MCs, the Company acquired equity interests in the following MCs throughout the years.

Name of the MC	Percentage of Equity Interest Acquired	Percentage of Voting Interest Held
Medical Corporation Shobikai	100%	0%
Medical Corporation Kowakai	100%	0%
Medical Corporation Nasukai	100%	0%
Medical Corporation Aikeikai	100%	0%
Medical Corporation Jukeikai	100%	0%
Medical Corporation Ritz Cosmetic Surgery	100%	0%

As non-profit organizations, MCs are required to comply with the medical-related laws and regulations of the Japanese Medical Care Act (the “Act”, “Medical Care Act”). In accordance with the Act, the highest authority of MCs is its general meeting of members (the “Members”), with each Member having one voting right. The Company, through the MSCs, has no right to elect the Members, no decision-making ability and no right to dividend or any profit distribution, but has the right to receive distribution of the residual assets of the MCs.

Since the not-for-profit entities scope exception to the variable interest model is applicable to the MCs, the Company evaluates its business relationship, franchisor-franchisee agreements and/or services agreements with the MCs in Japan under the voting model. The Company has concluded that consolidation of the MCs is not appropriate for the periods presented as it does not have a majority voting interest in the Members of the MCs nor does it have a controlling financial interest in the MCs. The equity interests in the MCs held by the Company are recorded as long-term investments in MCs — related parties on the consolidated balance sheets. The transactions between the Company and the MCs are disclosed in Note 17 Related Party Transactions.

(b)    Foreign Currency

The Company maintains its books and record in its local currency, Japanese YEN (“JPY” or “¥”), which is a functional currency as being the primary currency of the economic environment in which its operation is conducted. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in other income (expenses) in the statements of operations and comprehensive income (loss).

SBC MEDICAL GROUP HOLDINGS INCORPORATED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The reporting currency of the Company is the United States Dollars (“US$” or “$”), and the accompanying financial statements have been expressed in US$. In accordance with ASC Topic 830-30, “Translations of Financial Statements”, assets and liabilities of the Company whose functional currency is not US$ are translated into US$, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from the translation of financial statements are recorded as a separate component of accumulated other comprehensive loss within the statements of changes in stockholder’s equity.

Translation of amounts from local currency of the Company into US$1 has been made at the following exchange rates:

	December 31, 2023	December 31, 2022
Current JPY: US$1 exchange rate	141.0350	131.0000
Average JPY: US$1 exchange rate	140.5261	131.4044

(c)     Non-controlling Interests

Non-controlling interests in the consolidated balance sheets represent the portion of the equity in the subsidiaries not attributable, directly or indirectly, to the Company. The portion of the income or loss applicable to the non-controlling interests in subsidiaries is also separately reflected in the consolidated statements of operations and comprehensive income (loss).

(d)    Use of Estimates

In preparing the consolidated financial statements in conformity U.S. GAAP, the management is required to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates are based on information available as of the date of the consolidated financial statements. Significant estimates required to be made by management include, but are not limited to, useful lives and impairment of long-lived assets, impairment of goodwill, impairment of long-term investments in MCs — related parties, valuation allowance of deferred tax assets, uncertain income tax positions, purchase price allocation for business combinations and asset acquisitions, the recognition and measurement of impairment of investments in securities, allowance for credit losses and implicit interest rate of operating leases. Management bases its estimates on historical experience and other assumptions it believes to be reasonable under the circumstances and evaluates these estimates on an on-going basis. Actual results could differ from those estimates.

(e)     Business Combinations and Asset Acquisitions

Business combinations are recorded using the acquisition method of accounting. The purchase price of the acquisition is allocated to the tangible assets, liabilities, identifiable intangible assets acquired and non-controlling interest, if any, based on their estimated fair values as of the acquisition date. The excess of the purchase price over those fair values is recorded as goodwill. Acquisition-related expenses are expensed as incurred. Consideration transferred in a business acquisition is measured at the fair value as of the date of acquisition. Transaction costs directly attributable to the acquisition are expensed as incurred.

If investment involves the acquisition of an asset or group of assets that does not meet the definition of a business, the transaction is accounted for as an asset acquisition. An asset acquisition is recorded at cost, which includes capitalized transaction costs, and does not result in the recognition of goodwill. The cost of the acquisition is allocated to the assets acquired on the basis of relative fair values.

Fair value is determined based upon the guidance of ASC Topic 820, Fair Value Measurements and Disclosures, and generally are determined using Level 2 inputs and Level 3 inputs. The determination of fair value involves the use of significant judgment and estimates. The Company utilizes the assistance of a third-party appraiser to determine the fair value as of the date of an acquisition.

SBC MEDICAL GROUP HOLDINGS INCORPORATED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

In a business combination or asset acquisition, the Company may recognize identifiable intangibles that meet either or both the contractual legal criterion or the separability criterion.

(f)     Cash and Cash Equivalents

Cash and cash equivalents include cash on hand and deposits in banks and other financial institutions that are unrestricted as to withdrawal or use, and which have original maturities of three months or less. The Company maintains bank accounts in Japan, Vietnam and the United States.

(g)    Accounts Receivable

Accounts receivable represent the Company’s right to an amount of consideration that is unconditional (only the passage of time is required before payment of the consideration is due). The Company’s accounts receivable balances are unsecured, bear no interest and are due upon normally within a year from the date of the sale.

The Company adopted Accounting Standards Updates (“ASU”) No. 2016-13, Financial Instruments — Credit Losses: Measurement of Credit Losses on Financial Instruments on January 1, 2021.

The allowance for credit losses reflects the Company’s current estimate of credit losses expected to be incurred over the life of the receivables. The Company considers various factors in establishing, monitoring, and adjusting its allowance for credit losses including the aging of receivables and aging trends, customer creditworthiness and specific exposures related to particular customers. The Company also monitors other risk factors and forward-looking information, such as country specific risks and economic factors that may affect a customer’s ability to pay in establishing and adjusting its allowance for credit losses. Accounts receivable balances are written off after all collection efforts have ceased.

(h)    Inventories

Inventories, mainly consist of medical supplies and PC equipment, are stated at the lower of cost or estimated net realizable value, with cost computed on the first-in, first-out (“FIFO”) basis. The Company records inventory reserves for obsolete and slow-moving inventory and for estimated shrinkage between physical inventory counts. Inventory reserves are recorded based on inventory obsolescence trends, historical experience and application of the specific identification method, if any.

(i)     Short-term Investment

The Company’s short-term investment consists of debt security classified as available-for-sale, which is measured at fair value with unrealized gains and losses included in other comprehensive income (loss) and realized gain and losses included in other income (expenses).

(j)     Finance Lease Receivables

Finance lease receivables, which result from sales-type leases, are measured at the discounted present value of (i) future minimum lease payments, (ii) any residual value not subject to a bargain purchase option, as finance lease receivables on its consolidated balance sheets, and (iii) accrued interest on the balance of the finance lease receivables based on the interest rate inherent in the applicable lease over the term of the leases.

Management periodically evaluates individual customer’s financial condition, credit history and the current economic conditions to make adjustments in the allowance when necessary. Finance lease receivables are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. As of December 31, 2023, and 2022, the Company determined no allowance for doubtful accounts was necessary for finance lease receivables.

SBC MEDICAL GROUP HOLDINGS INCORPORATED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

(k)    Customer Loans Receivable and Note Payables — Related Parties

In February 2023, the Company started to provide loan services to certain customers of the related-party MCs (“End Customers”). When a loan is granted to finance an End Customer’s purchase, the Company issues a promissory note to the MC to pay off the purchase transaction on behalf of the End Customer, and the End Customer is required to repay the Company in monthly installments. The loans provided to the End Customers are unsecured, interest-bearing, and due in three months to five years, depending on the End Customers’ choice of the loan service term.

The Company records the customer loans receivables at gross loan receivables less unamortized costs of issuance fees or discounts, which are amortized over the life of the loan to interest income. During the year ended December 31, 2023, the Company generated interest income of $112,619 from the loan services, which was included in revenues.

Management periodically evaluates individual End Customer’s financial condition, credit history and the current economic conditions to make adjustments in the allowance when necessary. Customer loans receivable are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. As of December 31, 2023, the Company determined no allowance for doubtful accounts was necessary for customer loans receivable.

The Company repays each promissory note issued to the MCs at the end of the term with a lump sum payment. The promissory notes are unsecured, bear no interest, and are due in three months to five years, depending on the term of the loans provided to the corresponding End Customers.

(l)     Property and Equipment, Net

Property and equipment are measured using the cost model and are stated at cost less accumulated depreciation. Acquisition cost includes mainly the costs directly attributable to the acquisition. Depreciation is calculated using the straight-line and declining methods over the following estimated useful lives:

	Depreciation Method	Useful Life
Land	Not depreciated	—
Buildings and facilities attached to buildings	Straight-line method	3 – 47 years
Machinery, equipment and automobiles	Declining balance method	2 – 15 years
Vessels and aircraft	Declining balance method	2 – 8 years
Software*	Straight-line method	5 years

____________

*        Represents software that is non-detachable to the hardware.

The costs incurred for assets that were still under construction as of the year-end were reported as construction in progress. No provision for depreciation is made on the assets under construction until such time as the relevant assets are completed and ready for their intended use.

Expenditures for maintenance and repairs, which do not materially extend the useful lives of the assets, are charged to expense as incurred. Expenditures for major renewals and betterments which substantially extend the useful life of assets are capitalized. When items are retired or otherwise disposed of, income is charged or credited for the difference between net book value of the item disposed and proceeds realized thereon.

(m)   Intangible Assets, Net

Intangible assets with an indefinite life are not amortized and are tested for impairment annually or more frequently if events or changes in circumstances indicate that they might be impaired.

Intangible assets with finite lives are initially recorded at cost and amortized on a straight-line basis over the estimated economic useful lives of the respective assets. Acquired intangible assets from business combinations and asset acquisitions are recognized and measured at fair value at the time of acquisition. Those assets represent assets with finite lives are further amortized on a straight-line basis over the estimated economic useful lives of the respective assets.

SBC MEDICAL GROUP HOLDINGS INCORPORATED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The estimated useful lives of intangible assets are as follows:

	Depreciation Method	Useful Life
Assembled workforce	Straight-line method	2 years
Patent use right	Straight-line method	16 years

(n)    Goodwill, Net

Goodwill represents the excess of the purchase price over the fair value of the identifiable assets and liabilities acquired in the business combination. In accordance with FASB ASC Topic 350, “Intangibles-Goodwill and Others”, goodwill is subject to at least an annual assessment for impairment or more frequently if events or changes in circumstances indicate that an impairment may exist, applying a fair-value based test.

The Company would recognize an impairment charge for the amount by which the carrying amount of a reporting unit exceeds its fair value up to the amount of goodwill allocated to that reporting unit.

When performing the annual impairment test, the Company has the option of performing a qualitative or quantitative assessment to determine if an impairment has occurred. If a qualitative assessment indicates that it is more likely than not that the fair value of a reporting unit is less than its carrying amount, the Company would be required to perform a quantitative impairment analysis for goodwill. The quantitative analysis requires a comparison of the fair value of the reporting unit to its carrying value, including goodwill. If the carrying value of the reporting unit exceeds its fair value, an impairment loss is recognized in an amount equal to that excess, limited to the total amount of goodwill allocated to that reporting unit. The fair value is generally determined using the income approach with the discounted cash flow valuation method, which requires management to make significant estimates and assumptions related to forecasted revenues and cash flows and the discount rates.

(o)    Impairment of Long-lived Assets Other Than Goodwill

Long-lived assets with finite lives, primarily property and equipment, intangible assets, and operating lease right-of-use assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If the estimated cash flows from the use of the asset and its eventual disposition are below the asset’s carrying value, then the asset is deemed to be impaired and written down to its fair value.

(p)    Long-term Investments

The Company’s long-term investments in privately held entities that do not report NAV per share are accounted for using a measurement alternative, under which these investments are measured at cost, adjusted for observable price changes and impairments, with changes recognized in other income (expenses).

The Company recognizes both realized and unrealized gain and losses in its consolidated statements of operations and comprehensive income (loss), classified with other income (expenses). Unrealized gains and losses represent observable price changes for investments in privately held entities that do not report NAV per share. Realized gains and losses represent the difference between proceeds received upon disposition of investments and their historical or adjusted cost. Impairments are realized losses, which result in an adjusted cost, and represent charges to reduce the carrying values of investments in privately held entities that do not report NAV per share, if impairments are deemed other than temporary, to their estimated fair value.

(q)    Long-term Prepayments

Long-term prepayments consist primarily of prepayments made for purchasing property and equipment and intangible assets, cloud-based services, and deferred consumption tax.

(r)     Long-term Investments in MCs — Related Parties

Long-term investments in MCs — related parties represent the payments to obtain equity interests of the MCs in Japan, made by the Company through SBC Japan, a company designated as a MSC in Japan. In

SBC MEDICAL GROUP HOLDINGS INCORPORATED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

accordance with the Act and articles of incorporation of the MCs, which are non-profit organizations, the equity interest holders of MCs are prohibited from receiving any profit distribution from MCs but have the right to receive distribution of the residual assets of the MCs in proportion to the amount of their contribution. As of the balance sheet dates, the investments represent probable future benefit to be realized at the time of dissolution of MCs or the equity interests being sold.

The investments in MCs — related parties are accounted for using a measurement alternative, under which the investments are measured at cost, less impairment, and adjusted for observable price changes. The Company reviews the investments in MCs for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. The payments made for such investments are classified as investing activities in the consolidated statements of cash flows. The MCs are considered related parties as the relatives of the Chief Executive Officer (“CEO”) of the Company being the Members of the MCs. Also see Note 2(a) for further details.

(s)     Corporate-owned Life Insurance Policies

The Company has purchased corporate-owned life insurance policies to insure its CEO and a key officer of the Company. Management considers these policies to be operating assets. These insurance policies are recorded at their cash surrender values, included in other assets in the consolidated balance sheets with change in cash surrender value during the period recorded in selling, general and administrative expenses.

(t)     Lease

The Company determines if an arrangement is or contains a lease at inception or modification of the arrangement. An arrangement is or contains a lease if there are identified assets and the right to control the use of an identified asset is conveyed for a period in exchange for consideration. Control over the use of the identified assets means the lessee has both the right to obtain substantially all of the economic benefits from the use of the asset and the right to direct the use of the asset.

The Company classifies its leases as either finance leases or operating leases if it is the lessee, or sale-type, direct financing, or operating leases if it is the lessor. The following criteria is used to determine if a lease is a finance lease (as a lessee) or sales-type or direct financing lease (as a lessor):

(i)     ownership is transferred from lessor to lessee by the end of the lease term;

(ii)    an option to purchase is reasonably certain to be exercised;

(iii)   the lease term is for the major part of the underlying asset’s remaining economic life;

(iv)   the present value of lease payments equals or exceeds substantially all of the fair value of the underlying assets; or

(v)    the underlying asset is specialized and is expected to have no alternative use at the end of the lease term.

If any of the above criteria is met, the Company accounts for the lease as a finance, a sales-type, or a direct financing lease. If none of the criteria is met, the Company accounts for the lease as an operating lease.

Lessee accounting

The Company recognizes right-of-use assets and lease liabilities for all leases other than those with a term of twelve months or less as the Company has elected to apply the short-term lease recognition exemption. Right-of-use assets represent the Company’s right to use an underlying asset for the lease term. Lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Right-of-use assets and lease liabilities are classified and recognized at the commencement date of a lease. Lease liabilities are measured based on the present

SBC MEDICAL GROUP HOLDINGS INCORPORATED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

value of fixed lease payments over the lease term. Right-of-use assets consist of (i) initial measurement of the lease liability; (ii) lease payments made to the lessor at or before the commencement date less any lease incentives received; and (iii) initial direct costs incurred by the Company.

As the rates implicit on the Company’s leases for which it is the lessee are not readily determinable, the Company uses its incremental borrowing rate based on information available at the commencement date in determining the present value of lease payments. When determining the incremental borrowing rate, the Company assesses multiple variables such as lease term, collateral, economic conditions, and its creditworthiness.

From time to time, we may enter into sublease agreements with third parties. Our subleases generally do not relieve us of our primary obligations under the corresponding head lease. As a result, we account for the head lease based on the original assessment at lease inception. We determine if the sublease arrangement is either a sales-type, direct financing, or operating lease at inception of the sublease. If the total remaining lease cost on the head lease for the term of the sublease is greater than the anticipated sublease income, the right-of-use asset is assessed for impairment. Our subleases are generally operating leases and we recognize sublease income on a straight-line basis over the sublease term.

Lessor accounting — operating leases

The Company accounts for the revenue from its lease contracts by utilizing the single component accounting policy. This policy requires the Company to account for, by class of underlying asset, the lease component and nonlease component(s) associated with each lease as a single component if two criteria are met.

(i)      the timing and pattern of transfer of the lease component and the nonlease component(s) are the same; and

(ii)    the lease component would be classified as an operating lease if it were accounted for separately.

Lease components consist primarily of fixed rental payments, which represent scheduled rental amounts due under our leases. Nonlease components consist primarily of tenant recoveries representing reimbursements of rental operating expenses, including recoveries for utilities, repairs and maintenance and common area expenses.

If the lease component is the predominant component, we account for all revenues under such lease as a single component in accordance with the lease accounting standard. Conversely, if the nonlease component is the predominant component, all revenues under such lease are accounted for in accordance with the revenue recognition accounting standard. Our operating leases qualify for the single component accounting, and the lease component in each of our leases is predominant. Therefore, we account for all revenues from our operating leases under the lease accounting standard and classify these revenues as lease revenue.

The Company commences recognition of rental income related to the operating leases at the date the property is ready for its intended use by the tenant and the tenant takes possession or controls the physical use of the leased asset. Income from rentals related to fixed rental payments under operating leases is recognized on a straight-line basis over the respective operating lease terms. Amounts received currently but recognized as revenue in future periods are classified in other liabilities in the Company’s consolidated balance sheets.

Lessor accounting — sales-type leases

The Company purchases medical equipment from vendors and leases it to its customers, who are required to pay installments throughout the term of the leases. The lease agreements include lease payments that are fixed, do not contain residual value guarantees or variable lease payments. The lease terms are based on the non-cancellable term of the lease and the buyer may have options to terminate the lease in advance when meets certain conditions. The customers obtain control of the medical equipment when they physically possess the equipment.

The Company recognizes sales from sales-type leases equal to the present value of the minimum lease payments discounted using the implicit interest rate in the lease and cost of sales equal to carrying amount of the asset being leased and any initial direct costs incurred, less the present value of the unguaranteed residual. Interest income from the leases is recognized over the lease terms and included in revenues, net.

SBC MEDICAL GROUP HOLDINGS INCORPORATED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Company excludes from the measurement of its lease revenues any tax assessed by a governmental authority that is both imposed on and concurrent with a specific revenue-producing transaction and collected from a customer.

(u)    Revenue Recognition

The Company recognizes revenue from franchising services, procurement services, management services and other services or product sales under ASC Topic 606, “Revenue from Contracts with Customers”.

To determine revenue recognition for contracts with customers, the Company performs the following five steps: (i) identify the contract(s) with the customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, including variable consideration to the extent that it is probable that a significant future reversal will not occur, (iv) allocate the transaction price to the respective performance obligations in the contract, and (v) recognize revenue when (or as) the Company satisfies the performance obligation. Revenue amount represents the invoiced value, net of consumption tax and applicable local government levies, if any. The consumption tax on sales is calculated at 10% of gross sales. The Company does not have significant remaining unfulfilled performance obligations or contract balances.

The Company reports revenue on a gross or net basis based on management’s assessment of whether the Company acts as a principal or agent in the transaction. The determination of whether the Company acts as a principal or an agent in a transaction is based on the evaluation of whether (i) the Company is primarily responsible for fulfilling the promise to provide the specified goods or service, (ii) the Company has inventory risk before the specified good or service has been transferred to a customer or after transfer of control to the customer and (iii) the Company has discretion in establishing the price for the specified good or service. If the terms of a transaction do not indicate the Company is acting as a principal in the transaction, then the Company is acting as an agent in the transaction and the associated revenues are recognized on a net basis.

The Company recognizes revenue from rental services under ASC Topic 842, “Leases”.

The Company currently generates its revenue from the following main sources:

Franchising Revenue

The Company generates franchising revenue (royalty income) by licensing its intellectual properties, including but not limited to the Company’s brand name (“Shonan Beauty Clinic”), trade name, patents, and trademarks, as a franchisor pursuant to franchise agreements with the medical corporations (the “MCs”) in Japan. Prior to April 2023, royalty income was based on a percentage of sales and recognized at the time when the related sales occurred; since April 2023, it is based on a fixed amount to each clinic of the MCs; since September 2023, it is based on a fixed amount to each MC and a fixed amount to each clinic of the MCs and recognized over time as services are rendered.

Procurement Revenue

The Company generates procurement services revenue by purchasing primarily advertising services and medical materials from qualified vendors on behalf of MCs to maintain brand quality consistency. Procurement services revenue is recognized at the point in time upon the delivery of products or over time as services are performed. Occasionally, the Company receives vendor discounts on certain large purchases. It recognizes revenue based on actual payments and will return the over-collection resulting from such discounts to MCs.

Management Services Revenue

The Company provides loyalty program management services, labor supporting services, function supporting services, and management consulting services to MCs.

SBC MEDICAL GROUP HOLDINGS INCORPORATED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Loyalty program management services

The Company awards loyalty points on behalf of MCs to MCs’ customers, who earn loyalty points from each qualified purchase made at the loyalty program participating clinics of MCs, in exchange for a handling fee. The revenue is based on a percentage of the related payment amount made by MCs’ customers and is recognized when the loyalty points are awarded.

At the time loyalty points are awarded, a MC pays the Company cash in an amount equivalent to the awarded loyalty points, which is recorded as advances from customers. When a MC’s customers redeem the loyalty points, the Company returns the cash back to the MC in an amount equivalent to the redeemed loyalty points. The awarded loyalty points expire if a MC’s customer does not make any additional qualified purchase at a participating clinic within a year. The Company accumulates and tracks the points on behalf of MCs until the loyalty points expire, at which time the Company recognizes an amount equivalent to the expired loyalty points as revenue, which is normally not significant.

The Company also awards certain points to MCs’ customers on behalf of MCs for free in order to increase the volume of MC’s sales, from which the Company earns other types of revenues, such as royalty income. When a MC’s customers redeem such points, the Company reimburses MC in an amount equivalent to the used free points and records it as a reduction of the revenue recognized.

The Company is an agent in the management of loyalty programs, and as a result, revenues are recognized net of the cost of redemptions.

Labor supporting services

The Company generates revenue by dispatching staff to MCs to provide a range of services, primarily including clinic operation, IT, and administrative services. The Company recognizes the revenue over the time when services are rendered.

Function supporting services

The revenue is derived from providing functional supporting services to MCs, such as accounting and human resources services. The Company recognizes the revenue over the time when services are rendered.

Management consulting services

The Company generates revenue by providing consulting services to MCs in relation to business operations of cosmetic dermatology. The Company recognizes the revenue over the time when services are rendered.

Rental Services Revenue

The Company generates rental income from operating leases and sales-type leases, which is accounted for under ASC Topic 842. Operating lease revenue is generally recognized on straight-line basis over the terms of the lease agreements and sales-type leases revenue is generally recognized on the lease commitment date. Also see Note 2(t).

Other Revenues

The Company generates other miscellaneous revenues such as medicine dispensed sales revenue, brokerage services revenue, construction services revenue, pilot training services revenue, interest income, etc. These revenues are recognized when the Company satisfies performance obligations.

(v)    Cost of Revenues

Cost of revenues primarily consists of costs of goods sold associated with sales-type leases, rent expenses associated with operating subleases, salaries and related expenses for personnel directly involved in delivery of services to customers, and allocation of indirect costs such as corporate overhead.

SBC MEDICAL GROUP HOLDINGS INCORPORATED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

(w)    Advertising Expenses

Advertising expenses consist primarily of costs of promotion and marketing for the Company’s image and services and are included in selling, general and administrative expenses. The Company expenses advertising costs as incurred or the first time the advertising takes place, whichever is earlier, in accordance with the ASC 720-35, “Advertising Costs”. The advertising expenses were $3,367,608 and $6,570,241 for the years ended December 31, 2023 and 2022, respectively.

(x)    Concentration of Credit Risk

Financial instruments that potentially subject the Company to credit risk consist primarily of cash and cash equivalents, accounts receivable and customer loans receivable. The Company places its cash and cash equivalents with financial institutions. The Company does not require collateral or other security to support financial instruments subject to credit risk. The Company conducts periodic reviews of the financial condition and payment practices of its customers to minimize collection risk on accounts receivable.

For the year ended December 31, 2023, customer A, B, C and D represent 29%, 24%, 23% and 11% of the Company’s total revenues, respectively. For the year ended December 31, 2022, customer A, B and C represent 40%, 23% and 23% of the Company’s total revenues, respectively.

As of December 31, 2023, customer A, B, C and D represent 26%, 24%, 22% and 13% of the Company’s total outstanding accounts receivable, respectively. As of December 31, 2022, customer A, B and C represent 36%, 23% and 24% of the Company’s total outstanding accounts receivable, respectively.

For the year ended December 31, 2023, vendor A and B represent 14% and 12% of the Company’s total purchase, respectively. For the year ended December 31, 2022, vendor A and B represent 12% and 11% of the Company’s total purchase, respectively.

As of December 31, 2023, vendor A, B and D represent 19%, 14% and 14% of the Company’s total outstanding accounts payable, respectively. As of December 31, 2022, vendor A, B and C represent 20%, 13% and 11% of the Company’s total outstanding accounts payable, respectively.

(y)    Segment Reporting

ASC Topic 280, “Segment Reporting,” requires use of the “management approach” model for segment reporting. The management approach model is based on the way a company’s chief operating decision maker organizes segments within the company for making operating decisions assessing performance and allocating resources. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company.

Management determined the Company’s operations constitute a single reporting segment.

(z)     Comprehensive Income or Loss

ASC Topic 220, “Comprehensive Income,” establishes standards for reporting and display of comprehensive income or loss, its components and accumulated balances. Comprehensive income or loss as defined includes all changes in stockholder’s equity during a period from non-owner sources.

(aa)  Net Income Per Share

Basic net income per share is computed by dividing net income by the weighted average number of common shares outstanding during the reporting period. Diluted net income per share reflects the potential dilution that could occur if stock options and other commitments to issue common shares were exercised or equity awards vest resulting in the issuance of common shares that could share in the net income of the Company.

SBC MEDICAL GROUP HOLDINGS INCORPORATED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

(bb)  Stock Based Compensation

The Company accounts for stock-based compensation awards in accordance with ASC Topic 718, “Compensation — Stock Compensation.” The cost of services received from employees and non-employees in exchange for awards of equity instruments is recognized in the consolidated statements of operations and comprehensive income (loss) based on the estimated fair value of those awards on the grant date and amortized on a straight-line basis over the requisite service period or vesting period. The Company records forfeitures as they occur.

(cc)   Related Parties and Transactions

The Company identifies related parties, and accounts for, discloses related party transactions in accordance with ASC Topic 850, “Related Party Disclosures,” and other relevant ASC standards.

Parties, which can be an entity or individual, are considered to be related if they have the ability, directly or indirectly, to control the Company or exercise significant influence over the Company in making financial and operational decisions. Entities are also considered to be related if they are subject to common control or common significant influence.

Transactions involving related parties cannot be presumed to be carried out on an arm’s-length basis, as the requisite conditions of competitive, free market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm’s-length transactions unless such representations can be substantiated.

(dd)  Income Taxes

Income taxes are accounted for using an asset and liability method in accordance with ASC Topic 740, “Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current period and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets also include the prior years’ net operating losses carried forward. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized.

The Company follows ASC Topic 740, which prescribes a more-likely-than-not threshold for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740 also provides guidance on recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, accounting for income taxes in interim periods, and income tax disclosures.

Under the provisions of ASC Topic 740, when tax returns are filed, it is likely that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50% likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits in the accompanying balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination. Interest associated with unrecognized tax benefits is classified as interest expense and penalties are classified in selling, general and administrative expenses in the consolidated statements of operations and comprehensive income (loss).

SBC MEDICAL GROUP HOLDINGS INCORPORATED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

(ee)   Fair Value Measurements

The Company performs fair value measurements in accordance with ASC Topic 820. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC Topic 820 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. An asset’s or a liability’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC Topic 820 establishes three levels of inputs that may be used to measure fair value:

•        Level 1: quoted prices in active markets for identical assets or liabilities;

•        Level 2: inputs other than Level 1 that are observable, either directly or indirectly; or

•        Level 3: unobservable inputs that are supported by little or no market activity and that are significant to the fair values of the assets or liabilities.

As of December 31, 2023 and 2022, the carrying values of current assets, except for short-term investments, and current liabilities approximated their fair values reported in the consolidated balance sheets due to the short-term maturities of these instruments. Debt that bears variable interest rates index to prime also approximates fair value as it reprices when market interest rates change.

Assets measured at fair value on a recurring basis as of December 31, 2023 and 2022 are summarized below.

Fair Value Measurements as of December 31, 2023
	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Unobservable Inputs (Level 3)	Fair Value at December 31, 2023
Available-for-sale debt security	—	—	—	—
Fair Value Measurements as of December 31, 2022
	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Unobservable Inputs (Level 3)	Fair Value at December 31, 2022
Available-for-sale debt security	—	1,906,600	—	1,906,600

(ff)    Commitments and Contingences

Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

(gg)  Recent Accounting Pronouncements

In October 2023, the FASB issued ASU 2023-06, “Disclosure Improvements — Codification Amendment in Response to the SEC’s Disclosure Update and Simplification Initiative.” This ASU modified the disclosure and presentation requirements of a variety of codification topics by aligning them with the SEC’s regulations. The amendments to the various topics should be applied prospectively, and the effective date will be determined for each individual disclosure based on the effective date of the SEC’s removal of the related disclosure. If the SEC has not

SBC MEDICAL GROUP HOLDINGS INCORPORATED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

removed the applicable requirements from Regulation S-X or Regulation S-K by June 30, 2027, then this ASU will not become effective. Early adoption is prohibited. The Company does not expect the amendments of this accounting standard update to have a material impact on its consolidated financial statements and related disclosures.

In December 2023, the FASB issued ASU No. 2023-09, “Income Taxes (Topic 740): Improvement to Income Tax Disclosures” to enhance the transparency and decision usefulness of income tax disclosures, primarily related to the rate reconciliation and income taxes paid information. ASU 2023-09 is effective for public business entities for annual periods beginning after December 15, 2024, and for annual periods beginning after December 15, 2025 for all other entities, on a prospective basis. Early adoption is permitted. The Company is currently evaluating the impact of this accounting standard update on its consolidated financial statements and related disclosures.

NOTE 3 — VARIABLE INTEREST ENTITY

A VIE is defined as a legal entity whose equity owners do not have sufficient equity at risk, or, as a group, the holders of the equity investment at risk lack any of the following three characteristics: decision-making rights, the obligation to absorb losses, or the right to receive the expected residual returns of the entity. The primary beneficiary is identified as the variable interest holder that has both the power to direct the activities of the VIE that most significantly affect the entity’s economic performance and the obligation to absorb expected losses or the right to receive benefits from the entity that could potentially be significant to the VIE.

The Company followed ASC Topic 810, “Consolidation”, utilizing a qualitative approach, and determined that it is the primary beneficiary of its VIE, Aikawa Medical Management, Inc. (“AMM”) and consolidated the result of operations, financial conditions, and cash flows of AMM in the consolidated financial statements.

The following amounts and balances of AMM were included in the Company’s consolidated financial statements of December 31, 2023 and 2022 and for the years then ended:

	As of December 31,
	2023	2022
ASSETS
Current assets
Cash and cash equivalents	$28,934	$75,024
Accounts receivable	26,916	13,490
Prepaid expenses and other current assets	11,074	13,621
Total current assets	66,924	102,135

Property and equipment, net	1,799,372	3,644,229
Loans receivable from subsidiaries of the Company	3,060,581	2,999,542
Other assets	2,275	2,275
Total non-current assets	4,862,228	6,646,046

Total assets	$4,929,152	$6,748,181

LIABILITIES
Current Liabilities
Accounts payable	$17,942	$19,035
Accrued liabilities and other current liabilities	17,824	17,824
Due to related party	2,875,408	2,973,083
Total current liabilities	2,911,174	3,009,942

Loan payable to a subsidiary of the Company	9,157,660	10,835,596
Total non-current liabilities	9,157,660	10,835,596

Total liabilities	$12,068,834	$13,845,538

SBC MEDICAL GROUP HOLDINGS INCORPORATED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 — VARIABLE INTEREST ENTITY (cont.)

	For the Years Ended December 31,
	2023	2022
Revenues*	$163,146	$129,461
Cost of revenues	$61,647	$61,647
Total operating expenses	$128,549	$149,454
Net loss	$(27,050)	$(33,297)
Net cash provided by operating activities	$202,624	$7,209
Net cash provided by (used in) investing activities	$(90,000)	$101,158
Net cash used in financing activities	$(158,714)	$(187,418)

____________

*        During the years ended December 31, 2023 and 2022, all revenues of AMM were generated from a subsidiary of the Company.

NOTE 4 — BUSINESS COMBINATIONS AND ASSET ACQUISITIONS

Business Combinations and Goodwill

The Company accounted for business combination using the acquisition method of accounting under ASC Topic 805. The total purchase price was allocated to the assets acquired, liabilities assumed and non-controlling interest based on their estimated fair values as of the acquisition date. The excess of the purchase price over those fair values is recorded as goodwill.

The determination of fair values involves the use of significant judgments and estimates. The judgments used to determine the estimated fair value assigned to assets acquired and liabilities assumed, and non-controlling interest, as well as the expected future cash flows and related discount rates, can materially impact the Company’s consolidated financial statements. Significant inputs and assumptions used for the model included the amount and timing of expected future cash flows and discount rates. The Company utilized the assistance of a third-party valuation appraiser to determine the fair value of non-controlling interest as of the date of acquisition.

Skynet Academy Co., Ltd., SBC Sealane Co., Ltd., and SBC Marketing Co., Ltd.

On April 1, 2022, the Company acquired 70% equity interest of Skynet Academy Co., Ltd. (“Skynet”), a company providing pilot training services, with a cash consideration of JPY205,195,200 ($1,566,376).

On June 7, 2022, the Company acquired 100% equity interest of SBC Sealane Co., Ltd. (“Sealane”), previously known as Sealane Co., Ltd., a construction company, with a cash consideration of JPY200,000,000 ($1,526,718).

On June 30, 2022, the Company acquired 100% equity interest of SBC Marketing Co., Ltd. (“SMK”), previously known as VIXIA Co., Ltd., a company providing internet marketing services, with a cash consideration of JPY95,000,000 ($725,191).

The Company aims to provide more diversified services to its main customers, the MCs, through these acquisitions.

SBC MEDICAL GROUP HOLDINGS INCORPORATED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 — BUSINESS COMBINATIONS AND ASSET ACQUISITIONS (cont.)

The above business combinations are individually immaterial. The aggregated purchase price was allocated on the date of the acquisitions as follows:

Cash and cash equivalents	$592,186
Accounts receivable	532,618
Inventories	454,470
Prepaid expenses and other current assets	41,834
Property and equipment, net	993,350
Goodwill	4,117,804
Other assets	370,507
Accounts payable	(191,035)
Advances from customers	(767,439)
Accrued liabilities and other current liabilities	(115,721)
Long-term loans	(1,316,909)
Operating lease liabilities	(129,769)
Other liabilities	(189,672)
Non-controlling interest	(573,939)
Total purchase consideration	$3,818,285

Pro forma results of operations for the above business combinations have not been presented because they are not material to the consolidated statements of operations and comprehensive income (loss) for the years ended December 31, 2023 and 2022 individually or in aggregate.

The results of operations, financial position and cash flows of Skynet, Sealane and SMK have been included in the Company’s consolidated financial statements since their respective acquisition dates.

The Company’s policy is to perform its annual impairment testing on goodwill for each of its reporting units on December 31, of each year or more frequently if events or changes in circumstances indicate that an impairment may exist. During the year ended December 31, 2022, the Company assessed qualitative factors and determined it was more likely than not that the fair value exceeded carrying value for each reporting unit, except for Skynet. The Company performed a quantitative assessment for goodwill of Skynet, which involves the comparison of the fair value of Skynet to its carrying value. The Company used the income approach with the discounted cash flow valuation method to estimate fair value, which requires management to make significant estimates and assumptions related to forecasted revenues and cash flows and the discount rates. The impairment loss on goodwill of $251,172 was recognized during the year ended December 31, 2022. No impairment loss is identified on goodwill for the year ended December 31, 2023.

Asset Acquisitions

The following acquisitions did not meet the definition of a business combination under ASC Topic 805, so the Company accounted for these transactions as asset acquisitions. In an asset acquisition, goodwill is not recognized, but rather any excess consideration transferred over the fair value of the net assets acquired is allocated on a relative fair value basis to the identifiable net assets. In addition, related transaction expenses are capitalized and allocated to the net assets acquired on a relative fair value basis.

Cellpro Japan Co., Ltd.

On July 1, 2022, the Company acquired 59.1% equity interest of Cellpro Japan Co., Ltd. (“Cellpro”), previously known as Cellpro Co., Ltd., a company engaged in medical technology development, with a total cash consideration of JPY520,000,000 ($3,969,466), of which JPY80,000,000 ($610,687) was paid to Cellpro for 1,000 shares of common stock subscription and the remaining JPY440,000,000 ($3,358,779) paid to Cellpro’s original shareholder.

SBC MEDICAL GROUP HOLDINGS INCORPORATED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 — BUSINESS COMBINATIONS AND ASSET ACQUISITIONS (cont.)

The following table summarizes the amounts for the Cellpro acquisition which were allocated to the fair values of aggregated net assets and non-controlling interest acquired:

Cash and cash equivalents	$59,804
Accounts receivable	35,288
Prepaid expenses and other current assets	619,979
Assembled workforce	9,664,199
Other assets	120,277
Accounts payable	(3,248)
Short-term loans	(66,486)
Accrued liabilities and other current liabilities	(14,501)
Long-term loans	(354,908)
Deferred tax liabilities	(3,342,847)
Non-controlling interest	(2,748,091)
Net assets and non-controlling interest acquired	$3,969,466

The assets in the purchase price allocation are stated at fair value based on estimates of fair value using available information and making assumptions management believes are reasonable. The intangible asset identified and valued related to the transaction is an assembled workforce. The fair value of the assembled workforce was determined using the replacement cost method, which considers the costs that the Company would have incurred to replace a comparable workforce to the workforce acquired from Cellpro. Such costs include, but are not limited to, recruitment costs, training costs and the cost of lost productivity. The replacement costs were estimated based on a percentage of each employee’s salary. The assembled workforce will be amortized over a useful life of two years on a straight-line basis.

The results of operations, financial position and cash flows of Cellpro have been included in the Company’s consolidated financial statements since the date of acquisition.

Medical Payment Co., Ltd.

On June 30, 2022, the Company acquired 75% equity interest of Medical Payment Co., Ltd. (“MP”), previously known as L’attrait Payment Co., Ltd., a company providing loan services to customers of cosmetic clinics, with a cash consideration of JPY15,000,000 ($114,504).

The following table summarizes the amounts for the MP acquisition which were allocated to the fair value of aggregated net assets acquired:

Cash and cash equivalents	$153,327
Prepaid expenses and other current assets	3,709
Accounts payable	(504)
Accrued liabilities and other current liabilities	(3,860)
Non-controlling interest	(38,168)
Net assets and non-controlling interest acquired	$114,504

The assets in the purchase price allocation are stated at fair value based on estimates of fair value using available information and making assumptions management believes are reasonable.

The results of operations, financial position and cash flows of MP have been included in the Company’s consolidated financial statements since the date of acquisition.

SBC MEDICAL GROUP HOLDINGS INCORPORATED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 — BUSINESS COMBINATIONS AND ASSET ACQUISITIONS (cont.)

Kijimadairakanko Inc.

On April 3, 2023, the Company acquired 100% equity interest of Kijimadairakanko Inc. (“Kijima”), a company operating ski resorts and tourism-related business, with a cash consideration of JPY1,026,152 ($7,029). Meanwhile, the Company’s preexisting loans of JPY103,000,000 ($705,528) to Kijima were considered effectively settled upon the acquisition. The settlement amount was included in the total purchase consideration summarized as follows:

Cash consideration	$7,029
Effective settlement of preexisting loans	705,528
Total consideration	$712,557

The following table summarizes the amounts for the Kijima acquisition which were allocated to the fair value of aggregated net assets acquired:

Cash and cash equivalents	$729,580
Accounts receivable	36,389
Inventories	17,636
Prepaid expenses and other current assets	5,717
Property and equipment, net	889,397
Other assets	30,983
Accounts payable	(143,340)
Advances from customers	(647,061)
Income tax payable	(1,250)
Long-term loans	(205,494)
Net assets acquired	$712,557

The assets in the purchase price allocation are stated at fair value based on estimates of fair value using available information and making assumptions management believes are reasonable.

The results of operations, financial position and cash flows of Kijima have been included in the Company’s consolidated financial statements since the date of acquisition.

NOTE 5 — PREPAID EXPENSES AND OTHER CURRENT ASSETS

As of December 31, 2023 and 2022, prepaid expenses and other current assets consist of the following:

	December 31, 2023	December 31, 2022
Advances to suppliers	$6,497,608	$14,270,179
Convertible note receivable*	1,000,000	—
Other receivables**	2,390,276	—
Others	162,121	37,228
Total	$10,050,005	$14,307,407

____________

*        In May 2023, the Company purchased from Pono Capital Two, Inc. (“Pono”), a special purpose acquisition company incorporated in Delaware, a convertible promissory note in aggregate principal amount of $1,000,000, which will automatically convert into shares of Class A common stock of Pono at a conversion price of $10.00 per unit immediately prior to the expected merger between the Company and Pono Two Merger Sub, Inc. (“Merger Sub”), a wholly owned subsidiary of Pono, with the Company continuing as the surviving entity (“Pono Merger”).

**      Represent a refundable deposit to be returned by a supplier, reimbursement receivables from a business partner, and other miscellaneous receivables.

SBC MEDICAL GROUP HOLDINGS INCORPORATED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 — FINANCE LEASE RECEIVABLES

As of December 31, 2023 and 2022, finance lease receivables consist of the following:

	December 31, 2023	December 31, 2022
Future minimum lease payments receivable	$9,586,741	$19,215,007
Estimated residual value	—	8,933,255
Gross finance lease receivables	9,586,741	28,148,262
Less: unearned interest income	(22,688)	(70,925)
Finance lease receivables	$9,564,053	$28,077,337
Finance lease receivables, current	$6,143,564	$22,800,209
Finance lease receivables, non-current	$3,420,489	$5,277,128

As of December 31, 2023, maturities of the Company’s gross finance lease receivables are as follows:

Years ending December 31,
2024	$6,143,564
2025	2,612,480
2026	830,697
Thereafter	—
Total	$9,586,741

NOTE 7 — PROPERTY AND EQUIPMENT, NET

As of December 31, 2023 and 2022, property and equipment, net consist of the following:

	December 31, 2023	December 31, 2022
Land	$1,799,443	$3,735,156
Buildings and facilities attached to buildings	8,412,348	12,366,461
Machinery, equipment and automobiles	5,539,542	6,864,218
Vessels and aircraft	4,091,772	25,032,828
Software	3,778,911	3,278,873
Construction in progress	591,306	398,706
Subtotal	24,213,322	51,676,242
Less: accumulated depreciation	(8,231,990)	(33,143,505)
Less: accumulated impairment	(2,399,315)	(2,572,389)
Property and equipment, net	$13,582,017	$15,960,348

In August 2023, the Company disposed of certain properties to General Incorporated Association SBC, an entity controlled by the CEO of the Company, who is the sole stockholder of the Company. The payment in excess of the net book value received from General Incorporated Association SBC of $9,620,453 was included as a deemed contribution in connection with disposal of property and equipment in the Company’s consolidated statements of changes in stockholder’s equity.

Depreciation expense was $6,586,036 and $3,523,439 for the years ended December 31, 2023 and 2022, respectively.

The Company recognized an impairment loss of $204,026 and $103,500, and a gain on disposal of property and equipment of $249,532 and $1,902,524 for the years ended December 31, 2023 and 2022, respectively.

SBC MEDICAL GROUP HOLDINGS INCORPORATED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 — INTANGIBLE ASSETS, NET

As of December 31, 2023 and 2022, intangible assets, net consist of the following:

	December 31, 2023	December 31, 2022
Assembled workforce	$8,976,567	$9,664,199
Patent use right	18,435,140	—
Others	212,190	21,422
Subtotal	27,623,897	9,685,621
Less: accumulated amortization	(7,884,621)	(2,416,050)
Intangible assets, net	$19,739,276	$7,269,571

Amortization expense was $5,660,906 and $2,408,614 for the years ended December 31, 2023 and 2022, respectively.

Other intangible assets consist of miscellaneous intangible assets with indefinite useful life.

Estimated future amortization expense related to intangible assets as of December 31, 2023 is as follows:

For the Years Ended December 31,	Amortization Expenses
2024	$3,396,338
2025	1,152,196
2026	1,152,196
2027	1,152,196
2028	1,152,196
Thereafter	11,521,964
Total	$19,527,086

NOTE 9 — INVESTMENTS

As of December 31, 2023 and 2022, investments consist of the following:

	December 31, 2023	December 31, 2022
Investment in available-for-sale debt security	$—	$1,906,600
Short-term investment	$—	$1,906,600

Investments in private entities or organizations that do not report NAV per share:
Entities or organizations without observable price changes	$1,557,366	$1,678,192
Less: accumulated impairment	(707,932)	(762,162)
Long-term investments	$849,434	$916,030

The Company recognized an unrealized gain on available-for-sale debt security of nil and $8,760 for the years ended December 31, 2023 and 2022, respectively.

The Company recognized a realized gain on available-for-sale debt securities of $223,164 and nil for the years ended December 31, 2023 and 2022, respectively.

The Company recognized an impairment loss of nil and $759,815 on long-term investments for the years ended December 31, 2023 and 2022, respectively.

SBC MEDICAL GROUP HOLDINGS INCORPORATED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 — OTHER ASSETS

As of December 31, 2023 and 2022, other assets consist of the following:

	December 31, 2023	December 31, 2022
Security deposits	$3,049,112	$3,785,963
Corporate-owned life insurance policies	11,529,700	14,580,080
Long-term loans receivable, primarily student loans	647,641	1,115,954
Others	215,605	313,794
Total	$15,442,058	$19,795,791

NOTE 11 — ACCRUED LIABILITIES AND OTHER CURRENT LIABILITIES

As of December 31, 2023 and 2022, accrued liabilities and other current liabilities consist of the following:

	December 31, 2023	December 31, 2022
Individual income tax withheld on behalf of employees	$943,195	$1,394,365
Wages and bonus payables	6,264,711	7,428,384
Consumption tax payable	12,968,580	6,721,713
Liabilities assumed in connection with purchase of property and equipment	656,508	2,271,223
Others	176,015	26,913
Total	$21,009,009	$17,842,598

NOTE 12 — LONG-TERM LOANS

As of December 31, 2023 and 2022, the Company’s long-term loans from banks and other financial institution consist of following:

Indebtedness	Weighted Average Interest Rate*	Weighted Average Years to Maturity*	December 31, 2023	December 31, 2022
Guaranteed loans
Fixed rate loans	0.86%	3.19	$575,191	$542,748
Variable rate loans	0.38%	1.29	289,226	380,176
Non-interest bearing loan	0.00%	—	—	184,443
Subtotal	1.24%	4.48	864,417	1,107,367

Unsecured loans
Fixed rate loans	0.15%	2.25	354,522	152,672
Variable rate loans	—%	—	—	9,028,244
Subtotal	0.15%	2.25	354,522	9,180,916

Total long-term loans	1.39%	6.73	1,218,939	10,288,283

Less: current portion			(156,217)	(4,759,939)
Non-current portion			$1,062,722	$5,528,344

____________

*        Pertained to information for loans outstanding as of December 31, 2023.

SBC MEDICAL GROUP HOLDINGS INCORPORATED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12 — LONG-TERM LOANS (cont.)

The Company borrowed loans from various banks and a financial institution for business acquisition and working capital purposes.

Interest expense was $45,292 and $31,441 for the years ended December 31, 2023 and 2022, respectively.

The guarantee information of the Company’s outstanding loans as of December 31, 2023 and 2022 consists of the following:

	December 31, 2023	December 31, 2022
Co-guaranteed by CEO of subsidiaries within the Company’s organizational structure and Tokyo Credit Guarantee Association	$747,474	$966,169
Co-guaranteed by CEO of a subsidiary within the Company’s organizational structure and Kanagawa Credit Guarantee Association	$116,943	$141,198

As of December 31, 2023, future minimum payments for long-term loans are as follows:

Years ending December 31,	Principal Repayment
2024	$156,217
2025	172,170
2026	307,314
2027	156,911
2028	92,318
Thereafter	334,009
Total	$1,218,939

NOTE 13 — OPERATING LEASES — AS A LESSEE

The Company has entered into operating leases for offices and sublease purposes, with terms ranging from two to nine years. The estimated effect of lease renewal and termination options, as applicable, that are reasonably certain to be exercised in the determination of the lease term and initial measurement of right-of-use assets and lease liabilities was included in the consolidated financials.

During the years ended December 31, 2023 and 2022, certain operating leases were guaranteed by related parties of the Company.

Operating lease expenses for lease payments are recognized on a straight-line basis over the lease term. Leases with an initial term of twelve months or less are not recorded on the consolidated balance sheets.

The components of lease costs are as follows:

	For the Years Ended December 31,
	2023	2022
Operating lease costs	$4,056,387	$3,406,297
Short-term lease costs	757,457	535,989
Total lease costs	$4,813,844	$3,942,286

SBC MEDICAL GROUP HOLDINGS INCORPORATED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13 — OPERATING LEASES — AS A LESSEE (cont.)

The following table presents supplemental information related to the Company’s operating leases:

	For the Years Ended December 31,
	2023	2022
Operating cash flows from operating leases	$4,005,952	$3,562,767
Operating lease right-of-use assets obtained in exchange for operating lease liabilities	$2,305,199	$1,018,898
Remeasurement of operating lease liabilities and right-of use assets due to lease modifications	$2,110,079	$4,362,088

Weighted average remaining lease term (years)	2.30	2.30
Weighted average discount rate (per annum)	0.19%	0.19%

As of December 31, 2023, the future maturity of lease liabilities is as follows:

Years ending December 31,	Lease Payment
2024	$4,038,334
2025	1,631,860
2026	191,006
2027	173,233
2028	173,233
Thereafter	281,123
Total undiscounted lease payments	6,488,789
Less: imputed interest	(158,661)
Total operating lease liabilities	$6,330,128

NOTE 14 — INCOME TAXES

United States

SBC USA, SBC Healthcare Inc., SBC Irvine, LLC, and Aikawa Medical Management, Inc. are incorporated in the United States and subject to federal income tax rate at 21% statutory tax rate with respect to the assessable income generated from the United States.

Japan

The Company conducts its major businesses in Japan and is subject to tax in this jurisdiction. During the years ended December 31, 2023, and 2022, substantially all the taxable income of the Company is generated in Japan. As a result of its business activities, the Company files tax returns that are subject to examination by the local tax authority. Income taxes in Japan applicable to the Company are imposed by the national, prefectural, and municipal governments, and in the aggregate resulted in an effective statutory rate of approximately 34.69% and 34.66% for the years ended December 31, 2023 and 2022, respectively.

Vietnam

Shoubikai Medical Vietnam Co., Ltd. is incorporated in Vietnam and subject to income tax rate at 20% statutory tax rate with respect to the assessable income generated from Vietnam.

SBC MEDICAL GROUP HOLDINGS INCORPORATED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14 — INCOME TAXES (cont.)

For the years ended December 31, 2023, and 2022, the Company’s income tax expenses are as follows:

	For the Years Ended December 31,
	2023	2022
Current	$30,905,334	$22,024,746
Deferred	4,113,395	(3,900,397)
Total	$35,018,729	$18,124,349

A reconciliation of the effective income tax rates reflected in the accompanying consolidated statements of operations and comprehensive income (loss) to the Japanese statutory tax rates for the years ended December 31, 2023 and 2022 are as follows:

	For the Years Ended December 31,
	2023	2022
Japanese statutory tax rate	34.69%	34.66%
Effect of income tax rate difference under different tax jurisdictions	0.59%	0.43%
Expenses not deductible for tax purpose	(1.88)%	10.71%
Effect of change in valuation allowance	12.04%	24.10%
Other adjustments	2.15%	6.65%
Effective tax rate	47.59%	76.55%

Since October 2023, the Company has been undergoing a tax examination conducted by the Japanese tax authority for the income tax returns filed by SBC Japan for the years ended March 31, 2016 through March 31, 2023, the income tax returns filed by L’Ange Sub for the years ended February 28, 2021 through February 28, 2023, and the income tax returns filed by Shobikai Sub for the years ended March 31, 2021 through March 31, 2023. The total liabilities on the income tax exposure, excluding the impact associated with the misappropriations of Company funds discussed in Note 18, are estimated to be around JPY23 million ($166 thousand) based on the information provided by the management and subject to further change upon the conclusion of the tax investigation. Such liabilities were recognized and reported in the consolidated financial statements for the year ended December 31, 2023. As a result of the tax examination, the Company plans to file the amended tax returns in mid-May 2024.

The tax effects of temporary differences that give rise to the deferred income tax assets and liabilities on December 31, 2023 and 2022 are presented below:

	December 31, 2023	December 31, 2022
Deferred income tax assets
Change in accrued retirement compensation expense	$—	$7,908,745
Revenue and expense adjustments	4,142,338	1,686,125
Change in cash surrender value of life insurance policies	(1,168,097)	583,477
Lease liabilities	2,195,824	2,024,649
Net operating losses carryforwards	7,397,655	3,221,455
Others	220,885	199,637
Subtotal	12,788,605	15,624,088
Less: valuation allowance	(7,397,655)	(3,221,455)
Total deferred income tax assets	$5,390,950	$12,402,633

SBC MEDICAL GROUP HOLDINGS INCORPORATED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14 — INCOME TAXES (cont.)

	December 31, 2023	December 31, 2022
Deferred income tax liabilities
Revenue and expense adjustments	$(9,131,874)	$(7,195,395)
Change in cash surrender value of life insurance policies	—	(2,607,050)
Right-of-use assets	(2,053,535)	(1,923,341)
Intangible asset acquired through asset acquisition	—	(2,507,135)
Others	(219,106)	(235,946)
Total deferred income tax liabilities	$(11,404,515)	$(14,468,867)

Deferred income tax assets, net	$—	$5,271,633
Deferred income tax liabilities, net	$(6,013,565)	$(7,337,867)

The realization of deferred tax assets is dependent upon the generation of sufficient taxable income of the appropriate character in future periods. The Company regularly assesses the ability to realize its deferred tax assets and establishes a valuation allowance if it is more-likely-than-not that some portion of the deferred tax assets will not be realized. The Company weighs all available positive and negative evidence, including its earnings history and results of recent operations, projected future taxable income, and tax planning strategies.

The amount of the deferred tax asset considered realizable, however, could be adjusted if estimates of future taxable income during the carryforward period are reduced or increased or if objective negative evidence in the form of cumulative losses is no longer present and additional weight may be given to subjective evidence such as the Company’s projections for growth. The adjustments of a valuation allowance against deferred tax assets may cause greater volatility in the effective tax rate in the periods in which the valuation allowance is adjusted. Based upon the level of historical taxable profit and projections for future taxable profit over the periods for which the deferred tax assets are deductible, management believes it is probable that the Company will utilize the benefits of these deferred tax assets as of December 31, 2023, and 2022. Uncertainty of estimates of future taxable profit could increase due to changes in the economic environment surrounding the Company, effects by market conditions, effects of currency fluctuations or other factors.

Uncertain tax positions

The Company evaluates each uncertain tax position (including the applicability of interest and penalties) based on technical merits, and measures the unrecognized benefits associated with the tax positions. As of December 31, 2023 and 2022, the management considered the Company did not have any significant unrecognized uncertain tax positions. The Company does not anticipate any significant increases or decreases in unrecognized tax benefits in the next twelve months from December 31, 2023. Open tax years in Japan are five years. The Company’s income tax returns filed in Japan for the tax years prior to March 31, 2023 were examined by the relevant tax authorities.

NOTE 15 — STOCKHOLDER’S EQUITY

The Company was authorized to issue 200,000,000 shares of common stock, par value of $0.0001 per share, and 20,000,000 shares of preferred stock, par value of $0.0001 per share.

In January 2023, the Company issued 1,000 shares of common stock to the CEO of the Company with a purchase price of $0.01 per share.

In September 2023, the Company issued 7,947,999 shares of common stock to the CEO of the Company with a purchase price of $0.0001 per share.

SBC MEDICAL GROUP HOLDINGS INCORPORATED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 15 — STOCKHOLDER’S EQUITY (cont.)

As of December 31, 2023, there were 7,949,000 shares of common stock issued and outstanding and no preferred stock issued and outstanding. As of December 31, 2022, there was 1 share of common stock issued and outstanding and no preferred stock issued and outstanding, and the number of shares reflects the retrospective presentation of the share issuance on September 8, 2023, due to the recapitalization between entities under common control.

Stock-based compensation

On November 18, 2022 (“Effective Date”), the Company entered into a Common Stock Purchase Warrant Agreement (the “Warrant Agreement”) with HeartCore Enterprise, Inc. (“HeartCore”) pursuant to which it agreed to compensate HeartCore with common stock purchase warrants (the “Warrants”) in exchange for professional services to be provided by HeartCore in connection with its merger or other transaction with a special purpose acquisition company (“SPAC”) wherein the Company becomes a subsidiary of the SPAC (the “Merger”). HeartCore may exercise the Warrants in 10 years upon the Company’s consummation of the Merger or the occurrence of other fundamental events defined in the Warrant Agreement to purchase 2.7% of the fully diluted shares of the Company’s common stock as of the date of the Merger, for an exercise price per share of $0.01, subject to adjustment as provided in the Warrant Agreement. The Warrants were fully vested as of the Effective Date.

In September 2023, the Company granted 711,110 common stock options to its CEO, 20,700 common stock options to a representative director of a subsidiary of the Company, and 449,190 common stock options to doctors of related-party MCs (the “Holders”) respectively, with an exercise price of $0.0001 per share. The options vest on the three-month, fifteen-month, and twenty-seven-month anniversary of the date of the Merger, in an amount equal to one-third of the applicable shares of common stock, respectively, with the expiration period of ten years from the grant date. The 449,190 options granted to the Holders were terminated in January 2024, in connection with which the Company granted 449,190 common stock purchase warrants to the Holders. See Note 19.

In September 2023, the Company entered into a common stock purchase warrant agreement (the “Warrant Agreement II”) pursuant to which the Company allotted 400,000 warrants to the immediate family members of the CEO of the Company and allotted 200,000 warrants to its business partners. The warrants may be exercised in ten years upon the Company’s consummation of the Merger or the occurrence of other fundamental events defined in the Warrant Agreement II to purchase the Company’s common stock, for an exercise price per share of $0.0001. The warrants were fully vested on the grant date.

As of December 31, 2023, the Company did not recognize any stock-based compensation expense as the performance condition of exercisability upon consummation of the Merger is not considered probable until it occurs.

NOTE 16 — DISAGGREGATION OF REVENUES

Revenues generated from different revenue streams consist of the following:

	For the Years Ended December 31,
	2023	2022
Royalty income	$42,103,380	$24,554,792
Procurement services	53,186,662	54,076,620
Management services	72,282,549	67,013,751
Rental services	7,336,768	20,717,982
Others	18,633,064	7,797,473
Total	$193,542,423	$174,160,618

SBC MEDICAL GROUP HOLDINGS INCORPORATED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 16 — DISAGGREGATION OF REVENUES (cont.)

During the years ended December 31, 2023 and 2022, the Company recognized revenue of $973,866 and $121,762 from the opening balance of advances from customers, respectively. During the years ended December 31, 2023 and 2022, the Company recognized revenue of $1,382,803 and nil from the opening balance of advances from customers — related parties, respectively.

As of December 31, 2023 and 2022, and for the years then ended, substantially all of our long-lived assets and revenues generated are attributed to the Company’s operation in Japan.

NOTE 17 — RELATED PARTY TRANSACTIONS

The related parties that had material transactions for the years ended December 31, 2023 and 2022 consist of the following:

Name of Related Parties	Nature of Relationship as of December 31, 2023
Yoshiyuki Aikawa	Sole shareholder, director and CEO of the Company
Yoshiko Aikawa	Representative director of a subsidiary of the Company
Mizuho Yamashita	Director of a subsidiary of the Company
Bunpei Samata	Representative director of a subsidiary of the Company
Medical Corporation Shobikai	The relatives of the CEO of the Company being the Members of the MC
Medical Corporation Kowakai	The relatives of the CEO of the Company being the Members of the MC
Medical Corporation Nasukai	The relatives of the CEO of the Company being the Members of the MC
Medical Corporation Aikeikai	The relatives of the CEO of the Company being the Members of the MC
Medical Corporation Jukeikai	The relatives of the CEO of the Company being the Members of the MC
Medical Corporation Ritz Cosmetic Surgery	The relatives of the CEO of the Company being the Members of the MC
Medical Corporation Association Junikai	The relatives of the CEO of the Company being the Members of the MC
Medical Corporation Association Furinkai	The relatives of the CEO of the Company being the Members of the MC
Japan Medical & Beauty Inc.	Controlled by the CEO of the Company
Innocent Medical Inc.	Controlled by the CEO of the Company
SBC Inc., previously known as SBC China Inc.	Controlled by the CEO of the Company
Hariver Inc.	Controlled by the CEO of the Company
General Incorporated Association SBC	Controlled by the CEO of the Company
Public Interest Foundation SBC Medical Promotion Foundation	Controlled by the CEO of the Company
AI Med Inc.	Controlled by the CEO of the Company
Amulet Inc.	Controlled by Mizuho Yamashita, a director of a subsidiary of the Company
SBC Irvine MC	Significantly influenced by the Company
Ryotokuji University	The CEO of the Company is the chairman of Ryotokuji University
SBC Shonan Osteopathic Clinic Inc.	The CEO of the Company is a principal shareholder of SBC Shonan Osteopathic Clinic Inc.

SBC MEDICAL GROUP HOLDINGS INCORPORATED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 17 — RELATED PARTY TRANSACTIONS (cont.)

During the years ended December 31, 2023 and 2022, the transactions with related parties are as follows:

Revenues from related parties	For the Years Ended December 31,
	2023	2022
Medical Corporation Shobikai	$56,554,316	$69,216,058
Medical Corporation Kowakai	45,115,149	39,522,761
Medical Corporation Nasukai	45,893,461	40,353,587
Medical Corporation Aikeikai	21,521,302	16,807,731
Medical Corporation Jukeikai	4,518,846	1,840,350
Medical Corporation Ritz Cosmetic Surgery	2,603,405	108,519
Innocent Medical Inc.	—	45,661
Japan Medical & Beauty Inc.	488,023	45,661
Hariver Inc.	21,740	22,830
SBC Inc., previously known as SBC China Inc.	467	87
Public Utility Foundation SBC Foundation for Medical Promotion	387	127
General Incorporated Association SBC	569	—
Ryotokuji University	231,191	—
SBC Shonan Osteopathic Clinic Inc.	69,227	—
Yoshiyuki Aikawa	67,516	88,632
Yoshiko Aikawa	—	1,994
Mizuho Yamashita	19,214	7,541
Amulet Inc.	3,587	7,775
AI Med Inc.	556,397	—
SBC Irvine MC	1,298,539	1,068,662
Medical Corporation Association Furinkai	2,923,608	—
Medical Corporation Association Junikai	851,105	—
Total	$182,738,049	$169,137,976
Retirement compensation expense accrued to a related party	For the Years Ended December 31,
	2023	2022
Yoshiko Aikawa	$—	$22,830,286
Total	$—	$22,830,286

SBC MEDICAL GROUP HOLDINGS INCORPORATED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 17 — RELATED PARTY TRANSACTIONS (cont.)

As of December 31, 2023 and 2022, the balances with related parties are as follows:

Accounts receivable	December 31, 2023	December 31, 2022
Medical Corporation Shobikai	$9,251,427	$4,651,734
Medical Corporation Nasukai	8,447,448	2,956,662
Medical Corporation Kowakai	7,841,059	3,117,728
Medical Corporation Aikeikai	4,661,649	1,276,427
Medical Corporation Jukeikai	1,358,213	193,525
Medical Corporation Association Furinkai	1,039,074	—
Medical Corporation Ritz Cosmetic Surgery	520,891	10,771
Medical Corporation Association Junikai	348,187	—
Japan Medical & Beauty Inc.	139,767	—
Ryotokuji University	66,546	—
AI Med Inc.	2,329	—
SBC Inc., previously known as SBC China Inc.	45	45
Hariver Inc.	—	4,845
Innocent Medical Inc.	—	13,237
Public Interest Foundation SBC Medical Promotion Foundation	37	75
Total	$33,676,672	$12,225,049
Finance lease receivables	December 31, 2023	December 31, 2022
Medical Corporation Shobikai	$2,568,709	$7,042,337
Medical Corporation Kowakai	2,779,347	8,862,032
Medical Corporation Nasukai	2,019,117	7,172,078
Medical Corporation Aikeikai	1,782,124	4,140,005
Medical Corporation Ritz Cosmetic Surgery	79,439	244,987
Medical Corporation Jukeikai	335,317	615,898
Total	$9,564,053	$28,077,337
Less: current portion	6,143,564	22,800,209
Non-current portion	$3,420,489	$5,277,128
Due from related party, net	December 31, 2023	December 31, 2022
SBC Irvine MC	$3,238,209	$2,867,455
Less: allowance for credit loss	(3,238,209)	(2,867,455)
Total	$—	$—
Long-term investments in MCs – related parties	December 31, 2023	December 31, 2022
Medical Corporation Shobikai	$7,090	$—
Medical Corporation Kowakai	7,090	—
Medical Corporation Nasukai	7,090	—
Medical Corporation Aikeikai	7,090	—
Medical Corporation Jukeikai	7,626,184	8,210,373
Medical Corporation Ritz Cosmetic Surgery	12,157,011	13,088,274
Total	$19,811,555	$21,298,647

SBC MEDICAL GROUP HOLDINGS INCORPORATED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 17 — RELATED PARTY TRANSACTIONS (cont.)

In July 2023, the CEO of the Company resigned as a member of the general meeting (“Member”) of Medical Corporation Shobikai, Medical Corporation Kowakai, Medical Corporation Nasukai, Medical Corporation Aikeikai, Medical Corporation Jukeikai, and Medical Corporation Ritz Cosmetic Surgery. In August 2023, the Company contributed JPY1,000,000 ($6,695 when payment was made) to each of Medical Corporation Shobikai, Medical Corporation Kowakai, Medical Corporation Nasukai, and Medical Corporation Aikeikai, and became the 100% equity interest holder of these non-profit MCs, which are still related parties of the Company as the relatives of the CEO of the Company remain as Members of these MCs while these MCs’ controlling financial interests rest with the Members. Also see Note 2(a) for further details.

Accrued retirement compensation expense	December 31, 2023	December 31, 2022
Yoshiko Aikawa	$—	$22,900,763
Total	$—	$22,900,763
Advances from customers	December 31, 2023	December 31, 2022
Medical Corporation Shobikai	$13,438,645	$16,533,138
Medical Corporation Kowakai	4,237,765	5,640,578
Medical Corporation Nasukai	4,117,597	5,882,118
Medical Corporation Aikeikai	1,168,947	1,314,710
Medical Corporation Jukeikai	85,044	28,226
Medical Corporation Ritz Cosmetic Surgery	10,177	—
Total	$23,058,175	$29,398,770
Notes payable – related parties	December 31, 2023	December 31, 2022
Medical Corporation Shobikai	$5,264,101	$—
Medical Corporation Kowakai	3,855,650	—
Medical Corporation Nasukai	4,099,032	—
Medical Corporation Aikeikai	1,561,642	—
Medical Corporation Jukeikai	268,552	—
Medical Corporation Ritz Cosmetic Surgery	268,445	—
Total	$15,317,422	$—
Less: current portion	3,369,203	—
Non-current portion	$11,948,219	$—
Due to related parties	December 31, 2023	December 31, 2022
Yoshiyuki Aikawa	$3,583,523	$3,010,724
Bunpei Samata	—	66,486
Total	$3,583,523	$3,077,210
Allowance for credit loss movement	December 31, 2023	December 31, 2022
Beginning balance	$2,867,455	$2,524,762
Provision for credit loss	370,754	342,693
Ending balance	$3,238,209	$2,867,455

SBC MEDICAL GROUP HOLDINGS INCORPORATED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 17 — RELATED PARTY TRANSACTIONS (cont.)

The balances of due to and due from related parties represent the outstanding loans to and from related parties, respectively, as of December 31, 2023 and 2022. These loans are non-secured, interest-free and due on demand.

The Company made a prepayment of JPY2.4 billion (approximately $18.32 million when payment was made) in December 2022 to purchase a patent use right ready to be used on January 1, 2023 with the useful life of sixteen years from Ryotokuji University. Ryotokuji University later became a related party of the Company in March 2023 when the CEO of the Company became the chairman of the university. As Ryotokuji University was not a related party at the time the patent use right was purchased, this was not identified as a related party transaction.

In February 2023, the Company paid off the retirement compensation expense accrued to Yoshiko Aikawa.

During the year ended December 31, 2023, the Company purchased medical equipment of $2,842,588 from Japan Medical & Beauty Inc., which was recognized and included in the cost of revenues.

Also see Note 7, 12, 13, 15 and 18 for more transactions with related parties.

NOTE 18 — RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS

Misappropriations of Funds

In January 2024, in connection with a routine tax examination of the Company’s income tax returns, the Japanese tax authority discovered misappropriations of Company funds by a former director of general affairs and legal department of L’Ange Cosmetique Co., Ltd., which is a subsidiary of the Company (the “former director”), who received kickbacks from multiple vendors of SBC Japan (collectively with the former director, the “participants”) possibly beginning as early as 2012 until the misappropriations were discovered. The former director was suspended immediately upon the discovery and was terminated effective February 23, 2024. The Company has commenced a criminal complaint in Tokyo against the participants.

Shortly after this discovery, the Company engaged independent legal counsel and forensic consultants to investigate the misappropriations. The investigation, which was completed in March 2024, revealed that the participants had misappropriated approximately JPY632 million ($5.6 million), including consumption tax, from the Company of which the former director received approximately JPY335 million ($3.0 million), between April 2016 and the discovery of the misappropriations in January 2024. The amount misappropriated prior to April 2016 could not be accurately determined because certain data for the period prior to April 2016 was unavailable, the Company does not expect such amount to be material based on current estimates.

The Company found no evidence that any other employee of the Company was aware of, or colluded in, the misappropriations of Company funds or that there was any unlawful activity apart from that associated with the participants’ misappropriations of Company funds. The misappropriated amounts, excluding the consumption tax, representing advertising services purchased on behalf of a related-party MC, were originally included in the revenues reported on a net basis. After discovery of the misappropriations, the amounts were restated as a misappropriation loss and the Company plans to file amended tax returns to reflect the changes accordingly.

SBC MEDICAL GROUP HOLDINGS INCORPORATED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 18 — RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS (cont.)

The Company has restated its previously reported consolidated balance sheets as of December 31, 2022 and 2021, and the related consolidated statements of operations and comprehensive income (loss) and cash flows for the years then ended. The following tables summarize the effects of the restatements on each financial statement line item as of the dates and for the periods indicated. The effects of the restatement are incorporated within Notes 2, 11, 14, 16 and 17.

Consolidated Balance Sheets as of December 31,

		2022			2021
		As Previously Reported	Adjustments	As Restated	As Previously Reported	Adjustments	As Restated
Advances from customers – related parties	a	$25,170,856	$4,227,914	$29,398,770	$27,360,491	$3,472,937	$30,833,428
Income tax payable	b	3,713,977	(286,888)	3,427,089	5,082,183	(259,643)	4,822,540
Accrued liabilities and other current liabilities	a	17,904,076	(61,478)	17,842,598	17,881,878	(49,681)	17,832,197
Total current liabilities		97,372,937	3,879,548	101,252,485	80,947,540	3,163,613	84,111,153
Total liabilities		113,752,768	3,879,548	117,632,316	96,150,194	3,163,613	99,313,807
Retained earnings	d	108,025,572	(4,546,876)	103,478,696	100,611,633	(3,447,939)	97,163,694
Accumulated other comprehensive loss	d	(25,520,603)	667,328	(24,853,275)	(11,816,574)	284,326	(11,532,248)
Total SBC Medical Group Holdings Incorporated’s stockholder’s equity		109,129,663	(3,879,548)	105,250,115	116,946,471	(3,163,613)	113,782,858
Total stockholder’s equity		111,729,631	(3,879,548)	107,850,083	116,946,471	(3,163,613)	113,782,858

Consolidated Statements of Operations and Comprehensive Income (Loss) for the Years Ended December 31,

		2022			2021
		As Previously Reported	Adjustments	As Restated	As Previously Reported	Adjustments	As Restated
Revenues, net – related parties	a	$169,316,086	$(178,110)	$169,137,976	$153,782,284	$(206,662)	$153,575,622
Total revenues, net		174,338,728	(178,110)	174,160,618	157,256,890	(206,662)	157,050,228
Gross profit		115,011,004	(178,110)	114,832,894	103,143,291	(206,662)	102,936,629
Misappropriation loss	c	—	979,603	979,603	—	1,136,639	1,136,639
Total operating expenses		93,735,752	979,603	94,715,355	54,270,994	1,136,639	55,407,633
Income from operations		21,275,252	(1,157,713)	20,117,539	48,872,297	(1,343,301)	47,528,996
Income before income taxes		24,834,480	(1,157,713)	23,676,767	50,770,180	(1,343,301)	49,426,879
Income tax expense	b	18,183,125	(58,776)	18,124,349	17,725,760	(68,198)	17,657,562
Net income		6,651,355	(1,098,937)	5,552,418	33,044,420	(1,275,103)	31,769,317
Net income attributable to SBC Medical Group Holdings Incorporated		7,413,939	(1,098,937)	6,315,002	33,044,420	(1,275,103)	31,769,317
Foreign currency translation adjustment	d	(13,710,435)	383,002	(13,327,433)	(11,172,410)	284,327	(10,888,083)
Total comprehensive income (loss)		(7,050,320)	(715,935)	(7,766,255)	21,872,010	(990,776)	20,881,234
Comprehensive income (loss) attributable to SBC Medical Group Holdings Incorporated		(6,290,090)	(715,935)	(7,006,025)	21,872,010	(990,776)	20,881,234
Net income per share attributable to SBC Medical Group Holdings Incorporated
Basic and diluted	d	7,413,939.00	(1,098,937.00)	6,315,002.00	33,044,420.00	(1,275,103.00)	31,769,317.00

SBC MEDICAL GROUP HOLDINGS INCORPORATED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 18 — RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS (cont.)

Consolidated Statements of Cash Flows for the Years Ended December 31,

		2022			2021
		As Previously Reported	Adjustments	As Restated	As Previously Reported	Adjustments	As Restated
Net income	d	$6,651,355	$(1,098,937)	$5,552,418	$33,044,420	$(1,275,103)	$31,769,317
Advances from customers – related parties	a	1,148,559	1,175,523	2,324,082	27,421,928	1,363,968	28,785,896
Income tax payable	b	(8,483,771)	(58,776)	(8,542,547)	5,314,874	(68,198)	5,246,676
Accrued liabilities and other current liabilities	a	2,691,070	(17,810)	2,673,260	4,691,046	(20,667)	4,670,379
Net cash provided by (used in) operating activities		(47,369)	—	(47,369)	70,736,446	—	70,736,446

The Company has also restated its previously reported unaudited consolidated balance sheets as of June 30, 2023 and 2022, and September 30, 2023 and 2022, the related unaudited consolidated statements of operations and comprehensive loss and cash flows for the six months ended June 30, 2023 and 2022, and the related unaudited consolidated statements of operations and comprehensive income (loss) and cash flows for the nine months ended September 30, 2023 and 2022. The following tables summarize the effects of the restatements on each financial statement line item as of the dates and for the periods indicated.

Unaudited Consolidated Balance Sheets as of June 30,

		2023			2022
		As Previously Reported	Adjustments	As Restated	As Previously Reported	Adjustments	As Restated
Advances from customers – related parties	a	$14,627,312	$4,187,150	$18,814,462	$22,844,012	$3,479,462	$26,323,474
Income tax payable	b	1,787,132	(270,978)	1,516,154	2,259,657	(245,803)	2,013,854
Accrued liabilities and other current liabilities	a	15,154,140	(61,126)	15,093,014	13,934,795	(50,263)	13,884,532
Total current liabilities		65,583,456	3,855,046	69,438,502	68,397,169	3,183,396	71,580,565
Total liabilities		76,453,410	3,855,046	80,308,456	84,129,179	3,183,396	87,312,575
Retained earnings	d	125,098,673	(4,948,615)	120,150,058	116,078,252	(4,049,089)	112,029,163
Accumulated other comprehensive loss	d	(44,257,856)	1,093,569	(43,164,287)	(37,252,856)	865,693	(36,387,163)
Total SBC Medical Group Holdings Incorporated’s stockholder’s equity		107,465,521	(3,855,046)	103,610,475	105,450,090	(3,183,396)	102,266,694
Total stockholder’s equity		109,323,962	(3,855,046)	105,468,916	106,065,842	(3,183,396)	102,882,446

SBC MEDICAL GROUP HOLDINGS INCORPORATED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 18 — RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS (cont.)

Unaudited Consolidated Statements of Operations and Comprehensive Loss for the Six Months Ended June 30,

		2023			2022
		As Previously Reported	Adjustments	As Restated	As Previously Reported	Adjustments	As Restated
Revenues, net – related parties	a	$80,280,990	$(64,046)	$80,216,944	$84,257,295	$(97,431)	$84,159,864
Total revenues, net		83,978,090	(64,046)	83,914,044	86,013,957	(97,431)	85,916,526
Gross profit		60,502,333	(64,046)	60,438,287	57,069,730	(97,431)	56,972,299
Misappropriation loss	c	—	352,250	352,250	—	535,871	535,871
Total operating expenses		33,438,520	352,250	33,790,770	34,451,159	535,871	34,987,030
Income from operations		27,063,813	(416,296)	26,647,517	22,618,571	(633,302)	21,985,269
Income before income taxes		29,360,451	(416,296)	28,944,155	25,498,643	(633,302)	24,865,341
Income tax expense	b	12,685,539	(14,557)	12,670,982	10,028,712	(32,152)	9,996,560
Net income		16,674,912	(401,739)	16,273,173	15,469,931	(601,150)	14,868,781
Net income attributable to SBC Medical Group Holdings Incorporated		17,073,101	(401,739)	16,671,362	15,466,619	(601,150)	14,865,469
Foreign currency translation adjustment	d	(19,277,214)	426,241	(18,850,973)	(25,446,378)	581,367	(24,865,011)
Total comprehensive loss		(2,405,679)	24,502	(2,381,177)	(9,966,018)	(19,783)	(9,985,801)
Comprehensive loss attributable to SBC Medical Group Holdings Incorporated		(1,664,152)	24,502	(1,639,650)	(9,969,663)	(19,783)	(9,989,446)
Net income per share attributable to SBC Medical Group Holdings Incorporated
Basic and diluted	d	17,056.04	(401.33)	16,654.71	15,466,619.00	(601,150.00)	14,865,469.00

Unaudited Consolidated Statements of Cash Flows for the Six Months Ended June 30,

		2023			2022
		As Previously Reported	Adjustments	As Restated	As Previously Reported	Adjustments	As Restated
Net income	d	$16,674,912	$(401,739)	$16,273,173	$15,469,931	$(601,150)	$14,868,781
Advances from customers – related parties	a	(8,552,909)	422,701	(8,130,208)	(10,436)	643,044	632,608
Income tax payable	b	1,356,676	(14,557)	1,342,119	(12,865,621)	(32,152)	(12,897,773)
Accrued liabilities and other current liabilities	a	(979,594)	(6,405)	(985,999)	(1,180,194)	(9,742)	(1,189,936)
Net cash used in operating activities		(428,601)	—	(428,601)	(16,497,111)	—	(16,497,111)

SBC MEDICAL GROUP HOLDINGS INCORPORATED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 18 — RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS (cont.)

Unaudited Consolidated Balance Sheets as of September 30,

		2023			2022
		As Previously Reported	Adjustments	As Restated	As Previously Reported	Adjustments	As Restated
Advances from customers – related parties	a	$14,783,225	$4,130,457	$18,913,682	$26,512,040	$3,574,327	$30,086,367
Income tax payable	b	11,876,835	(266,749)	11,610,086	2,969,027	(247,103)	2,721,924
Accrued liabilities and other current liabilities	a	15,984,996	(60,319)	15,924,677	13,056,290	(51,819)	13,004,471
Total current liabilities		70,635,378	3,803,389	74,438,767	68,575,226	3,275,405	71,850,631
Total liabilities		76,346,710	3,803,389	80,150,099	84,246,040	3,275,405	87,521,445
Retained earnings	d	133,486,971	(4,980,499)	128,506,472	121,495,602	(4,305,478)	117,190,124
Accumulated other comprehensive loss	d	(45,431,704)	1,177,110	(44,254,594)	(41,514,598)	1,030,073	(40,484,525)
Total SBC Medical Group Holdings Incorporated’s stockholder’s equity		124,943,967	(3,803,389)	121,140,578	106,605,698	(3,275,405)	103,330,293
Total stockholder’s equity		126,414,460	(3,803,389)	122,611,071	109,734,480	(3,275,405)	106,459,075

Unaudited Consolidated Statements of Operations and Comprehensive Income (Loss) for the Nine Months Ended September 30,

		2023			2022
		As Previously Reported	Adjustments	As Restated	As Previously Reported	Adjustments	As Restated
Revenues, net – related parties	a	$125,405,884	$(69,231)	$125,336,653	$130,597,314	$(138,985)	$130,458,329
Total revenues, net		131,261,960	(69,231)	131,192,729	133,892,662	(138,985)	133,753,677
Gross profit		94,005,894	(69,231)	93,936,663	83,522,855	(138,985)	83,383,870
Misappropriation loss	c	—	380,766	380,766	—	764,419	764,419
Total operating expenses		46,885,138	380,766	47,265,904	48,511,276	764,419	49,275,695
Income from operations		47,120,756	(449,997)	46,670,759	35,011,579	(903,404)	34,108,175
Income before income taxes		50,464,205	(449,997)	50,014,208	38,553,211	(903,404)	37,649,807
Income tax expense	b	25,699,618	(16,374)	25,683,244	17,876,942	(45,865)	17,831,077
Net income		24,764,587	(433,623)	24,330,964	20,676,269	(857,539)	19,818,730
Net income attributable to SBC Medical Group Holdings Incorporated		25,461,399	(433,623)	25,027,776	20,883,969	(857,539)	20,026,430
Foreign currency translation adjustment	d	(20,335,004)	509,782	(19,825,222)	(29,824,255)	745,747	(29,078,508)
Total comprehensive income (loss)		4,420,823	76,159	4,496,982	(9,045,471)	(111,792)	(9,157,263)
Comprehensive income (loss) attributable to SBC Medical Group Holdings Incorporated		5,550,298	76,159	5,626,457	(8,814,055)	(111,792)	(8,925,847)
Net income per share attributable to SBC Medical Group Holdings Incorporated
Basic and diluted	d	36.26	(0.62)	35.64	20,883,969.00	(857,539.00)	20,026,430.00

SBC MEDICAL GROUP HOLDINGS INCORPORATED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 18 — RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS (cont.)

Unaudited Consolidated Statements of Cash Flows the Nine Months Ended September 30,

		2023			2022
		As Previously Reported	Adjustments	As Restated	As Previously Reported	Adjustments	As Restated
Net income	d	$24,764,587	$(433,623)	$24,330,964	$20,676,269	$(857,539)	$19,818,730
Advances from customers – related parties	a	(7,887,252)	456,920	(7,430,332)	5,367,133	917,303	6,284,436
Income tax payable	b	16,534,436	(16,374)	16,518,062	(2,566,527)	(45,865)	(2,612,392)
Accrued liabilities and other current liabilities	a	305,666	(6,923)	298,743	(1,395,667)	(13,899)	(1,409,566)
Net cash provided by (used in) operating activities		22,727,203	—	22,727,203	(2,136,199)	—	(2,136,199)

____________

a.       To reverse the revenues recognized and adjust overstated consumption tax payable, and recognize the corresponding payments received from the related-party MC as an advance payment for future demands upon the agreement with the related-party MC.

b.       To adjust the overstated income tax expense and income tax payable.

c.       To reclassify the misappropriated amount from net revenues to misappropriation loss.

d.       The combination of above.

NOTE 19 — SUBSEQUENT EVENTS

The Company evaluated subsequent events through May 7, 2024, which is the date the consolidated financial statements are issued, and concluded that no subsequent events have occurred that would require recognition or disclosure in the financial statements other than as disclosed below.

Issuance of Warrants

In January 2024, the Company terminated 449,190 common stock options granted to doctors of related-party MCs (the “Holders”) in September 2023. In connection with the termination, the Company entered into a common stock purchase warrant agreement (the “Warrant Agreement III”) pursuant to which the Company issued to the Holders warrants to acquire an equal number of shares of common stock as previously subject to the options issued to each of the Holders in September 2023. The warrants may be exercised on the three-month, fifteen-month, and twenty-seven-month anniversary of the date of the Merger or the occurrence of other fundamental events defined in the Warrant Agreement III (the “Trigger Date”), to acquire an amount equal to one-third of the applicable shares of common stock, respectively, with an exercise price per share of $0.0001. The warrants were fully vested on the grant date and will expire on the tenth anniversary of the Trigger Date.

Disposal and Merger

In January 2024, the Company disposed of its subsidiary, Cellpro, to Waqoo Inc. (“Waqoo”), a Japanese company listed on the Tokyo Stock Exchange, of which the CEO of the Company is a non-controlling shareholder with more than 10% ownership, in exchange for 353,600 shares of Waqoo’s common stock through a share exchange agreement. The disposal of Cellpro does not represent a strategic shift that has (or will have) a major effect on the Company’s operations and financial results. After the stock exchange, SBC Japan became a shareholder with less than 10% ownership of Waqoo.

In February 2024, the Company and Pono entered into an Amendment to the Note Purchase Agreement to amend the principal amount of the convertible promissory note from $1,000,000 to $2,700,000, which will automatically convert into shares of Class A common stock of Pono at a conversion price of $10.00 per unit immediately prior to the Pono Merger.

SBC MEDICAL GROUP HOLDINGS INCORPORATED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 19 — SUBSEQUENT EVENTS (cont.)

In April 2024, the Company entered into the fourth amendment to the amended and restated agreement and plan of merger (as amended from time to time, the “Merger Agreement”) with Pono and the other parties thereto, to merge with the Merger Sub with the Company continuing as the surviving entity (the “Pono Merger”). The transaction is expected to close in the second half of 2024, subject to the approval of Pono’s stockholders and other customary closing conditions, including applicable regulatory approvals.

SBC MEDICAL GROUP HOLDINGS INCORPORATED
CONSOLIDATED BALANCE SHEETS

	March 31, 2024	December 31, 2023
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$96,181,550	$103,022,932
Accounts receivable	1,413,914	1,437,077
Accounts receivable – related parties	26,555,258	33,676,672
Inventories	2,674,863	3,090,923
Finance lease receivables, current – related parties	5,914,149	6,143,564
Customer loans receivable, current	13,650,544	8,484,753
Prepaid expenses and other current assets	10,458,628	10,050,005
Total current assets	156,848,906	165,905,926

Non-current assets:
Property and equipment, net	12,335,346	13,582,017
Intangible assets, net	16,030,451	19,739,276
Long-term investments	5,058,039	849,434
Goodwill, net	3,346,332	3,590,791
Finance lease receivables, non-current – related parties	3,797,831	3,420,489
Operating lease right-of-use assets	5,482,096	5,919,937
Customer loans receivable, non-current	8,200,071	6,444,025
Long-term prepayments	3,685,083	4,099,763
Long-term investments in MCs – related parties	18,462,797	19,811,555
Other assets	14,657,311	15,442,058
Total non-current assets	91,055,357	92,899,345
Total assets	$247,904,263	$258,805,271

LIABILITIES AND STOCKHOLDER’S EQUITY

Current liabilities:
Accounts payable	$15,771,322	$26,531,944
Current portion of long-term loans	119,098	156,217
Notes payable, current – related parties	8,282,741	3,369,203
Advances from customers	509,947	2,074,457
Advances from customers – related parties	21,329,547	23,058,175
Income tax payable	1,660,053	8,782,930
Operating lease liabilities, current	3,823,334	3,885,812
Accrued liabilities and other current liabilities	17,805,244	21,009,009
Due to related party	3,542,879	3,583,523
Total current liabilities	72,844,165	92,451,270

SBC MEDICAL GROUP HOLDINGS INCORPORATED
CONSOLIDATED BALANCE SHEETS — (Continued)

	March 31, 2024	December 31, 2023
	(Unaudited)
Non-current liabilities:
Long-term loans	717,388	1,062,722
Notes payable, non-current – related parties	15,650,213	11,948,219
Deferred tax liabilities	4,516,714	6,013,565
Operating lease liabilities, non-current	2,026,242	2,444,316
Other liabilities	1,004,723	1,074,930
Total non-current liabilities	23,915,280	22,543,752
Total liabilities	96,759,445	114,995,022

Stockholder’s equity:
Preferred stock ($0.0001 par value, 20,000,000 shares authorized, no shares issued and outstanding as of March 31, 2024 and December 31, 2023)	—	—
Common stock ($0.0001 par value, 200,000,000 shares authorized, 7,949,000 shares issued and outstanding as of March 31, 2024 and December 31, 2023)	795	795
Additional paid-in capital	36,887,905	36,887,905
Retained earnings	161,606,484	142,848,732
Accumulated other comprehensive loss	(47,687,643)	(37,578,255)
Total SBC Medical Group Holdings Incorporated’s stockholder’s equity	150,807,541	142,159,177
Non-controlling interests	337,277	1,651,072
Total stockholder’s equity	151,144,818	143,810,249
Total liabilities and stockholder’s equity	$247,904,263	$258,805,271

The accompanying notes are an integral part of these unaudited consolidated financial statements.

SBC MEDICAL GROUP HOLDINGS INCORPORATED
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS AND
COMPREHENSIVE INCOME (LOSS)

	For the Three Months Ended March 31,
	2024	2023
Revenues, net – related parties	$50,470,207	$40,978,840
Revenues, net	4,337,835	1,933,778
Total revenues, net	54,808,042	42,912,618
Cost of revenues	15,288,667	14,397,181
Gross profit	39,519,375	28,515,437

Operating expenses:
Selling, general and administrative expenses	15,058,490	17,246,174
Misappropriation loss	—	192,052
Total operating expenses	15,058,490	17,438,226

Income from operations	24,460,885	11,077,211

Other income (expenses):
Interest income	17,689	65,501
Interest expense	(3,008)	(7,894)
Other income	349,681	1,464,091
Other expenses	(1,436,656)	(324,325)
Gain on disposal of subsidiary	3,813,609	—
Total other income	2,741,315	1,197,373

Income before income taxes	27,202,200	12,274,584

Income tax expense	8,451,984	5,856,693

Net income	18,750,216	6,417,891
Less: net income (loss) attributable to non-controlling interests	(7,536)	415,451
Net income attributable to SBC Medical Group Holdings Incorporated	$18,757,752	$6,002,440

Other comprehensive income (loss):
Foreign currency translation adjustment	$(10,193,852)	$(10,972,340)
Unrealized gain on available-for-sale debt security, net of tax effect of nil and $15,575 for the three months ended March 31, 2024 and 2023, respectively	—	30,062
Total comprehensive income (loss)	8,556,364	(4,524,387)
Less: comprehensive income (loss) attributable to non-controlling interests	(92,000)	388,848
Comprehensive income (loss) attributable to SBC Medical Group Holdings Incorporated	$8,648,364	$(4,913,235)

Net income per share attributable to SBC Medical Group Holdings Incorporated*
Basic and diluted	$2.36	$9,039.82

Weighted average shares outstanding*
Basic and diluted	7,949,000	664

____________

*        Retrospectively restated for effect of share issuances on September 8, 2023.

The accompanying notes are an integral part of these unaudited consolidated financial statements.

SBC MEDICAL GROUP HOLDINGS INCORPORATED
UNAUDITED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER’S EQUITY
FOR THE THREE MONTHS ENDED MARCH 31, 2024 AND 2023

	Common Stock		Additional Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive Loss	Total SBC Medical Group Holdings Incorporated’s Stockholder’s Equity	Non- Controlling Interests	Total Stockholder’s Equity
	Number	Amount
Balance as of December 31, 2023	7,949,000	$795	$36,887,905	$142,848,732	$(37,578,255)	$142,159,177	$1,651,072	$143,810,249
Disposal of subsidiary	—	—	—	—	—	—	(1,221,795)	(1,221,795)
Net income	—	—	—	18,757,752	—	18,757,752	(7,536)	18,750,216
Foreign currency translation adjustment	—	—	—	—	(10,109,388)	(10,109,388)	(84,464)	(10,193,852)
Balance as of March 31, 2024	7,949,000	$795	$36,887,905	$161,606,484	$(47,687,643)	$150,807,541	$337,277	$151,144,818
	Common Stock*		Additional Paid-in Capital*	Retained Earnings	Accumulated Other Comprehensive Loss	Total SBC Medical Group Holdings Incorporated’s Stockholder’s Equity	Non- Controlling Interests	Total Stockholder’s Equity
	Number	Amount
Balance as of December 31, 2022	1	$—	$26,624,694	$103,478,696	$(24,853,275)	$105,250,115	$2,599,968	$107,850,083
Issuance of common stock*	1,000	—	10	—	—	10	—	10
Net income	—	—	—	6,002,440	—	6,002,440	415,451	6,417,891
Unrealized gain on available-for-sale debt security, net of tax effect of $15,575	—	—	—	—	30,062	30,062	—	30,062
Foreign currency translation adjustment	—	—	—	—	(10,945,737)	(10,945,737)	(26,603)	(10,972,340)
Balance as of March 31, 2023	1,001	$—	$26,624,704	$109,481,136	$(35,768,950)	$100,336,890	$2,988,816	$103,325,706

____________

*        Retrospectively restated for effect of share issuances on September 8, 2023.

The accompanying notes are an integral part of these unaudited consolidated financial statements.

SBC MEDICAL GROUP HOLDINGS INCORPORATED
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Three Months Ended March 31,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$18,750,216	$6,417,891
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	1,018,477	2,797,316
Non-cash lease expense	1,052,123	1,165,986
Allowance for credit losses	152,579	111,496
Fair value change of long-term investments	938,511	—
Gain on disposal of subsidiary	(3,813,609)	—
Gain on disposal of property and equipment	—	(52,148)
Deferred income taxes	(360,582)	(4,088,240)
Changes in operating assets and liabilities:
Accounts receivable	(383,254)	(170,347)
Accounts receivable – related parties	4,775,935	(16,420,490)
Inventories	(34,802)	(4,684,988)
Finance lease receivables – related parties	(814,608)	16,163,429
Customer loans receivable	2,858,633	—
Prepaid expenses and other current assets	610,059	7,598,498
Long-term prepayments	138,212	(488,860)
Other assets	(328,818)	596,240
Accounts payable	(8,937,435)	7,923,153
Notes payable – related parties	(1,104,968)	—
Advances from customers	(1,451,008)	(531,868)
Advances from customers – related parties	(161,936)	1,205,199
Income tax payable	(6,552,783)	9,933,945
Operating lease liabilities	(1,067,196)	(1,021,333)
Accrued liabilities and other current liabilities	(1,604,603)	(1,100,410)
Accrued retirement compensation expense – related party	—	(22,082,643)
Other liabilities	3,032	2,438
NET CASH PROVIDED BY OPERATING ACTIVITIES	3,682,175	3,274,264

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(702,281)	(47,197)
Purchase of intangible assets	—	(1,674,444)
Purchase of convertible note	(1,700,000)	—
Prepayments for property and equipment	—	(287,174)
Advances to related parties	(367,579)	(357,843)
Long-term loans to others	(44,865)	(381,588)
Repayments from related parties	215,000	246,347
Repayments from others	21,422	—
Disposal of subsidiary, net of cash disposed of	(815,819)	—
Proceeds from disposal of property and equipment	—	18,869
NET CASH USED IN INVESTING ACTIVITIES	(3,394,122)	(2,483,030)

SBC MEDICAL GROUP HOLDINGS INCORPORATED
CONSOLIDATED STATEMENTS OF CASH FLOWS — (Continued)

	For the Three Months Ended March 31,
	2024	2023
CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings from related parties	—	6,047,859
Proceeds from issuance of common stock	—	10
Repayments of long-term loans	(30,354)	(1,185,233)
Repayments to related parties	(9,873)	(12,286)
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	(40,227)	4,850,350

Effect of changes in foreign currency exchange rate	(7,089,208)	(10,774,222)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(6,841,382)	(5,132,638)
CASH AND CASH EQUIVALENTS AS OF THE BEGINNING OF THE PERIOD	103,022,932	51,737,994
CASH AND CASH EQUIVALENTS AS OF THE END OF THE PERIOD	$96,181,550	$46,605,356

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for interest expense	$3,008	$7,894
Cash paid for income taxes	$16,172,526	$493

NON-CASH INVESTING AND FINANCING ACTIVITIES
Property and equipment transferred from long-term prepayments	$—	$7,211,732
An intangible asset transferred from long-term prepayments	$—	$17,666,115
Operating lease right-of-use assets obtained in exchange for operating lease liabilities	$—	$1,029,518
Remeasurement of operating lease liabilities and right-of-use assets due to lease modifications	$1,078,611	$1,384,498
Issuance of promissory notes to related parties in connection with loan services provided	$10,951,451	$13,366

The accompanying notes are an integral part of these unaudited consolidated financial statements.

SBC MEDICAL GROUP HOLDINGS INCORPORATED
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — ORGANIZATION AND DESCRIPTION OF BUSINESS

Business Overview

SBC Medical Group Holdings Incorporated (“SBC USA”), a holding company, was incorporated under the laws of the state of Delaware on January 20, 2023. SBC USA, through its consolidated subsidiaries and variable interest entity (“VIE”), is principally engaged in medical industry to provide comprehensive management services to the medical corporations and their clinics, including but not limited to licensure of the use of trademark and brand name of “Shonan Beauty Clinic”, sales of medical equipment, medical consumables procurement services, and management of customer’s loyalty program, etc.

SBC USA and its consolidated subsidiaries and VIE are collectively referred to herein as the “Company”, “we” and “us”, unless specific reference is made to an entity.

Reorganization

In June 2020 and April 2022, SBC Inc., a company incorporated in Japan in June 2007, and Advice Innovation Co., Ltd., a company incorporated in Japan in December 2018, were merged with and into SBC Medical Group Co., Ltd. (“SBC Japan”), a company incorporated in Japan in September 2017 and previously known as Aikawa Medical Management Co., Ltd., respectively, with SBC Japan being the surviving entity in such mergers.

In April 2023, SBC Japan acquired 100% equity interest of L’Ange Cosmetique Co., Ltd. (“L’Ange Sub”), a company incorporated in Japan in June 2003, and Shobikai Co., Ltd. (“Shobikai Sub”), a company incorporated in Japan in June 2014, through share exchange. As a result, L’Ange Sub and Shobikai Sub become wholly owned subsidiaries of SBC Japan.

In August 2023, SBC Japan and L’Ange Sub disposed of their entire equity interest in Ai Inc. and Lange Inc., both incorporated in the Federated States of Micronesia in January 2022, respectively, for cash. As a result, Ai Inc. and Lange Inc. cease to be subsidiaries of the Company, with the related investment in capital being treated as a deemed distribution and the disposal proceeds treated as a deemed contribution.

In September 2023, SBC USA acquired 100% equity interest of SBC Japan through share exchange. As a result, SBC Japan becomes a wholly owned subsidiary of SBC USA.

The above reorganization has been accounted for as a recapitalization among entities under common control since the same controlling shareholder controlled these entities before and after the reorganization. The consolidation of the Company has been accounted for at historical cost and prepared on the basis as if the transactions had become effective as of the beginning of the earliest period presented in the accompanying consolidated financial statements.

Corporate Structure

As of March 31, 2024, the Company’s major subsidiaries and VIE are as follows:

Name	Place of Incorporation	Date of Incorporation or Acquisition	Percentage of Ownership	Principal Activities
SBC Medical Group Co., Ltd.	Japan	September 29, 2017	100%	Franchising, procurement and management services for the medical corporations
L’Ange Cosmetique Co., Ltd.	Japan	June 18, 2003	100%	Management and rental services for the medical corporations
Shobikai Co., Ltd.	Japan	June 4, 2014	100%	Procurement, management and rental services for the medical corporations

SBC MEDICAL GROUP HOLDINGS INCORPORATED
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — ORGANIZATION AND DESCRIPTION OF BUSINESS (cont.)

Name	Place of Incorporation	Date of Incorporation or Acquisition	Percentage of Ownership	Principal Activities
Liesta Co., Ltd.	Japan	December 15, 2020	100%	Real estate brokerage services
Skynet Academy Co., Ltd.	Japan	April 1, 2022	78%	Pilot training services
SBC Sealane Co., Ltd.	Japan	June 7, 2022	100%	Construction services
SBC Marketing Co., Ltd.	Japan	June 30, 2022	100%	Internet marketing services
Medical Payment Co., Ltd.	Japan	June 30, 2022	75%	Loan services
SBC Medical Consulting Co., Ltd.	Japan	August 2, 2022	100%	Human resource services
Shoubikai Medical Vietnam Co., Ltd.	Vietnam	August 29, 2013	100%	Cosmetic clinic
SBC Healthcare Inc.	United States	December 16, 2019	100%	Management services for cosmetic clinic in the United States
SBC Irvine, LLC*	United States	December 27, 2018	100%	Management services for cosmetic clinic in the United States
Kijimadairakanko Inc.	Japan	April 3, 2023	100%	Ski resorts and tourism services
Aikawa Medical Management, Inc.	United States	May 10, 2017	VIE	Management services for cosmetic clinic in the United States

____________

*        A subsidiary of SBC Healthcare Inc.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)    Basis of Presentation and Principles of Consolidation

The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The unaudited consolidated financial statements do not include all of the information and disclosure required by the U.S. GAAP for complete financial statements. Interim results are not necessarily indicative of results for a full year. In the opinion of management, all adjustments consisting of a normal recurring nature considered necessary for a fair presentation of the financial position and the results of operations and cash flows for the interim periods have been included. The unaudited consolidated financial statements should be read in conjunction with the audited consolidated financial statements and related notes for the years ended December 31, 2023 and 2022.

The unaudited consolidated financial statements include the financial statements of the Company, its subsidiaries, and consolidated VIE for which the Company is the primary beneficiary. The results of the subsidiaries are consolidated from the date on which the Company obtained control and continues to be consolidated until the date that such control ceases. All significant transactions and balances among the Company’s subsidiaries, including the VIE, have been eliminated upon consolidation.

Variable Interest Entities

In accordance with the guidance for the consolidation of VIE, the Company identifies its variable interests and analyzes to determine if the entity in which the Company has a variable interest is a VIE. Determination if a variable interest is a VIE includes both quantitative and qualitative consideration. For those entities determined to be VIEs within the scope of the VIE model, a further quantitative and qualitative analysis is performed to determine if the Company is deemed the primary beneficiary. The primary beneficiary is the party who has the power to direct the activities of a VIE that most significantly impact the entity’s economic performance and who has an obligation to absorb losses of the entity or a right to receive benefits from the entity that could potentially be significant. The

SBC MEDICAL GROUP HOLDINGS INCORPORATED
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Company would consolidate those entities in which it is determined to be the primary beneficiary. The Company based its qualitative analysis on its review of the design of the entity, its organizational structure including decision-making ability and the relevant development, operating management and financial agreements.

The Company evaluates its relationship with its VIE on an ongoing basis to determine whether it continues to be the primary beneficiary of its consolidated VIE, or whether it has become the primary beneficiary of the VIE it does not consolidate.

Voting Model

If a legal entity fails to meet any of the three characteristics of a VIE, we then evaluate such entity under the voting model. Under the voting model, we consolidate the entity if we determine that we, directly or indirectly, have greater than 50% of the voting rights and that other equity holders do not have substantive participating rights.

Assessment of Medical Corporations in Japan

SBC Japan, L’Ange Sub and Shobikai Sub are each designated as a medical service corporation (the “MSC”) to provide services to the MCs (the “MCs”) in Japan. To maintain and strengthen the business relationship and to secure the source of revenues from the MCs, the Company acquired equity interests in the following MCs throughout the years.

Name of the MC	Percentage of Equity Interest Acquired	Percentage of Voting Interest Held
Medical Corporation Shobikai	100%	0%
Medical Corporation Kowakai	100%	0%
Medical Corporation Nasukai	100%	0%
Medical Corporation Aikeikai	100%	0%
Medical Corporation Jukeikai	100%	0%
Medical Corporation Ritz Cosmetic Surgery	100%	0%

As non-profit organizations, MCs are required to comply with the medical-related laws and regulations of the Japanese Medical Care Act (the “Act”, “Medical Care Act”). In accordance with the Act, the highest authority of MCs is its general meeting of members (the “Members”), with each Member having one voting right. The Company, through the MSCs, has no right to elect the Members, no decision-making ability and no right to dividend or any profit distribution, but has the right to receive distribution of the residual assets of the MCs.

Since the not-for-profit entities scope exception to the variable interest model is applicable to the MCs, the Company evaluates its business relationship, franchisor-franchisee agreements and/or services agreements with the MCs in Japan under the voting model. The Company has concluded that consolidation of the MCs is not appropriate for the periods presented as it does not have a majority voting interest in the Members of the MCs nor does it have a controlling financial interest in the MCs. The equity interests in the MCs held by the Company are recorded as long-term investments in MCs — related parties on the unaudited consolidated balance sheets. The transactions between the Company and the MCs are disclosed in Note 17 Related Party Transactions.

(b)    Foreign Currency

The Company maintains its books and record in its local currency, Japanese YEN (“JPY” or “¥”), which is a functional currency as being the primary currency of the economic environment in which its operation is conducted. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in other income (expenses) in the unaudited statements of operations and comprehensive income (loss).

SBC MEDICAL GROUP HOLDINGS INCORPORATED
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The reporting currency of the Company is the United States Dollars (“US$” or “$”), and the accompanying financial statements have been expressed in US$. In accordance with ASC Topic 830-30, “Translations of Financial Statements”, assets and liabilities of the Company whose functional currency is not US$ are translated into US$, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from the translation of financial statements are recorded as a separate component of accumulated other comprehensive loss within the unaudited statements of changes in stockholder’s equity.

Translation of amounts from local currency of the Company into US$1 has been made at the following exchange rates:

	March 31, 2024	March 31, 2023
Current JPY:US$1 exchange rate	151.3380	132.9980
Average JPY:US$1 exchange rate	148.4462	132.2852

(c)     Use of Estimates

In preparing the unaudited consolidated financial statements in conformity U.S. GAAP, the management is required to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates are based on information available as of the date of the unaudited consolidated financial statements. Significant estimates required to be made by management include, but are not limited to, useful lives and impairment of long-lived assets, impairment of goodwill, impairment of long-term investments in MCs — related parties, valuation allowance of deferred tax assets, uncertain income tax positions, the recognition and measurement of impairment of investments in securities, allowance for credit losses and implicit interest rate of operating leases. Management bases its estimates on historical experience and other assumptions it believes to be reasonable under the circumstances and evaluates these estimates on an on-going basis. Actual results could differ from those estimates.

(d)    Customer Loans Receivable and Note Payables — Related Parties

In February 2023, the Company started to provide loan services to certain customers of the related-party MCs (“End Customers”). When a loan is granted to finance an End Customer’s purchase, the Company issues a promissory note to the MC to pay off the purchase transaction on behalf of the End Customer, and the End Customer is required to repay the Company in monthly installments. The loans provided to the End Customers are unsecured, interest-bearing, and due in three months to five years, depending on the End Customers’ choice of the loan service term.

The Company records the customer loans receivables at gross loan receivables less unamortized costs of issuance fees or discounts, which are amortized over the life of the loan to interest income. During the three months ended March 31, 2024 and 2023, the Company generated interest income of $317,509 and $97, respectively, from the loan services, which was included in revenues.

Management periodically evaluates individual End Customer’s financial condition, credit history and the current economic conditions to make adjustments in the allowance when necessary. Customer loans receivable are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. As of March 31, 2024 and December 31, 2023, the Company determined no allowance for doubtful accounts was necessary for customer loans receivable.

The Company repays each promissory note issued to the MCs at the end of the term with a lump sum payment. The promissory notes are unsecured, bear no interest, and are due in three months to five years, depending on the term of the loans provided to the corresponding End Customers.

SBC MEDICAL GROUP HOLDINGS INCORPORATED
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

(e)     Intangible Assets, Net

Intangible assets with an indefinite life are not amortized and are tested for impairment annually or more frequently if events or changes in circumstances indicate that they might be impaired.

Intangible assets with finite lives are initially recorded at cost and amortized on a straight-line basis over the estimated economic useful lives of the respective assets. Acquired intangible assets from business combinations are recognized and measured at fair value at the time of acquisition. Those assets represent assets with finite lives are further amortized on a straight-line basis over the estimated economic useful lives of the respective assets.

The estimated useful lives of intangible assets are as follows:

Useful Life
Patent use right	16 years

(f)     Goodwill, Net

Goodwill represents the excess of the purchase price over the fair value of the identifiable assets and liabilities acquired in the business combination. In accordance with FASB ASC Topic 350, “Intangibles-Goodwill and Others”, goodwill is subject to at least an annual assessment for impairment or more frequently if events or changes in circumstances indicate that an impairment may exist, applying a fair-value based test.

The Company would recognize an impairment charge for the amount by which the carrying amount of a reporting unit exceeds its fair value up to the amount of goodwill allocated to that reporting unit.

When performing the annual impairment test, the Company has the option of performing a qualitative or quantitative assessment to determine if an impairment has occurred. If a qualitative assessment indicates that it is more likely than not that the fair value of a reporting unit is less than its carrying amount, the Company would be required to perform a quantitative impairment analysis for goodwill. The quantitative analysis requires a comparison of the fair value of the reporting unit to its carrying value, including goodwill. If the carrying value of the reporting unit exceeds its fair value, an impairment loss is recognized in an amount equal to that excess, limited to the total amount of goodwill allocated to that reporting unit. The fair value is generally determined using the income approach with the discounted cash flow valuation method, which requires management to make significant estimates and assumptions related to forecasted revenues and cash flows and the discount rates.

(g)    Impairment of Long-lived Assets Other Than Goodwill

Long-lived assets with finite lives, primarily property and equipment, intangible assets, and operating lease right-of-use assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If the estimated cash flows from the use of the asset and its eventual disposition are below the asset’s carrying value, then the asset is deemed to be impaired and written down to its fair value.

(h)    Long-term Investments

Investments in equity securities with readily determinable fair values

The Company holds investments in equity securities of publicly listed companies, for which the Company does not have significant influence. Investments in equity securities with readily determinable fair values are measured at fair value and any changes in fair value are recognized in other income (expenses).

SBC MEDICAL GROUP HOLDINGS INCORPORATED
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Investments in privately held companies and organizations that do not report NAV per share

The Company’s long-term investments in privately held entities that do not report NAV per share are accounted for using a measurement alternative, under which these investments are measured at cost, adjusted for observable price changes and impairments, with changes recognized in other income (expenses).

The Company recognizes both realized and unrealized gain and losses in its unaudited consolidated statements of operations and comprehensive income (loss), classified with other income (expenses). Unrealized gains and losses represent observable price changes for investments in privately held entities that do not report NAV per share. Realized gains and losses represent the difference between proceeds received upon disposition of investments and their historical or adjusted cost. Impairments are realized losses, which result in an adjusted cost, and represent charges to reduce the carrying values of investments in privately held entities that do not report NAV per share, if impairments are deemed other than temporary, to their estimated fair values.

(i)     Long-term Investments in MCs — Related Parties

Long-term investments in MCs — related parties represent the payments to obtain equity interests of the MCs in Japan, made by the Company through SBC Japan, a company designated as a MSC in Japan. In accordance with the Act and articles of incorporation of the MCs, which are non-profit organizations, the equity interest holders of MCs are prohibited from receiving any profit distribution from MCs but have the right to receive distribution of the residual assets of the MCs in proportion to the amount of their contribution. As of the balance sheet dates, the investments represent probable future economic benefit to be realized at the time of dissolution of MCs or the equity interests being sold.

The investments in MCs — related parties are accounted for using a measurement alternative, under which these investments are measured at cost, less impairment, and adjusted for observable price changes. The Company reviews the investments in MCs for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. The payments made for such investments are classified as investing activities in the unaudited consolidated statements of cash flows. The MCs are considered related parties as the relatives of the Chief Executive Officer (“CEO”) of the Company being the Members of the MCs. Also see Note 2(a) for further details.

(j)     Lease

The Company determines if an arrangement is or contains a lease at inception or modification of the arrangement. An arrangement is or contains a lease if there are identified assets and the right to control the use of an identified asset is conveyed for a period in exchange for consideration. Control over the use of the identified assets means the lessee has both the right to obtain substantially all of the economic benefits from the use of the asset and the right to direct the use of the asset.

The Company classifies its leases as either finance leases or operating leases if it is the lessee, or sale-type, direct financing, or operating leases if it is the lessor. The following criteria is used to determine if a lease is a finance lease (as a lessee) or sales-type or direct financing lease (as a lessor):

(i)     ownership is transferred from lessor to lessee by the end of the lease term;

(ii)    an option to purchase is reasonably certain to be exercised;

(iii)   the lease term is for the major part of the underlying asset’s remaining economic life;

(iv)   the present value of lease payments equals or exceeds substantially all of the fair value of the underlying assets; or

(v)    the underlying asset is specialized and is expected to have no alternative use at the end of the lease term.

SBC MEDICAL GROUP HOLDINGS INCORPORATED
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

If any of the above criteria is met, the Company accounts for the lease as a finance, a sales-type, or a direct financing lease. If none of the criteria is met, the Company accounts for the lease as an operating lease.

Lessee accounting

The Company recognizes right-of-use assets and lease liabilities for all leases other than those with a term of twelve months or less as the Company has elected to apply the short-term lease recognition exemption. Right-of-use assets represent the Company’s right to use an underlying asset for the lease term. Lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Right-of-use assets and lease liabilities are classified and recognized at the commencement date of a lease. Lease liabilities are measured based on the present value of fixed lease payments over the lease term. Right-of-use assets consist of (i) initial measurement of the lease liability; (ii) lease payments made to the lessor at or before the commencement date less any lease incentives received; and (iii) initial direct costs incurred by the Company.

As the rates implicit on the Company’s leases for which it is the lessee are not readily determinable, the Company uses its incremental borrowing rate based on information available at the commencement date in determining the present value of lease payments. When determining the incremental borrowing rate, the Company assesses multiple variables such as lease term, collateral, economic conditions, and its creditworthiness.

From time to time, we may enter into sublease agreements with third parties. Our subleases generally do not relieve us of our primary obligations under the corresponding head lease. As a result, we account for the head lease based on the original assessment at lease inception. We determine if the sublease arrangement is either a sales-type, direct financing, or operating lease at inception of the sublease. If the total remaining lease cost on the head lease for the term of the sublease is greater than the anticipated sublease income, the right-of-use asset is assessed for impairment. Our subleases are generally operating leases and we recognize sublease income on a straight-line basis over the sublease term.

Lessor accounting — operating leases

The Company accounts for the revenue from its lease contracts by utilizing the single component accounting policy. This policy requires the Company to account for, by class of underlying asset, the lease component and nonlease component(s) associated with each lease as a single component if two criteria are met.

(i)     the timing and pattern of transfer of the lease component and the nonlease component(s) are the same; and

(ii)    the lease component would be classified as an operating lease if it were accounted for separately.

Lease components consist primarily of fixed rental payments, which represent scheduled rental amounts due under our leases. Nonlease components consist primarily of tenant recoveries representing reimbursements of rental operating expenses, including recoveries for utilities, repairs and maintenance and common area expenses.

If the lease component is the predominant component, we account for all revenues under such lease as a single component in accordance with the lease accounting standard. Conversely, if the nonlease component is the predominant component, all revenues under such lease are accounted for in accordance with the revenue recognition accounting standard. Our operating leases qualify for the single component accounting, and the lease component in each of our leases is predominant. Therefore, we account for all revenues from our operating leases under the lease accounting standard and classify these revenues as lease revenue.

The Company commences recognition of rental income related to the operating leases at the date the property is ready for its intended use by the tenant and the tenant takes possession or controls the physical use of the leased asset. Income from rentals related to fixed rental payments under operating leases is recognized on a straight-line basis over the respective operating lease terms. Amounts received currently but recognized as revenue in future periods are classified in other liabilities in the Company’s consolidated balance sheets.

SBC MEDICAL GROUP HOLDINGS INCORPORATED
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Lessor accounting — sales-type leases

The Company purchases medical equipment from vendors and leases it to its customers, who are required to pay installments throughout the term of the leases. The lease agreements include lease payments that are fixed, do not contain residual value guarantees or variable lease payments. The lease terms are based on the non-cancellable term of the lease and the buyer may have options to terminate the lease in advance when meets certain conditions. The customers obtain control of the medical equipment when they physically possess the equipment.

The Company recognizes sales from sales-type leases equal to the present value of the minimum lease payments discounted using the implicit interest rate in the lease and cost of sales equal to carrying amount of the asset being leased and any initial direct costs incurred, less the present value of the unguaranteed residual. Interest income from the leases is recognized over the lease terms and included in revenues, net.

The Company excludes from the measurement of its lease revenues any tax assessed by a governmental authority that is both imposed on and concurrent with a specific revenue-producing transaction and collected from a customer.

(k)    Revenue Recognition

The Company recognizes revenue from franchising services, procurement services, management services and other services or product sales under ASC Topic 606, “Revenue from Contracts with Customers”.

To determine revenue recognition for contracts with customers, the Company performs the following five steps: (i) identify the contract(s) with the customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, including variable consideration to the extent that it is probable that a significant future reversal will not occur, (iv) allocate the transaction price to the respective performance obligations in the contract, and (v) recognize revenue when (or as) the Company satisfies the performance obligation. Revenue amount represents the invoiced value, net of consumption tax and applicable local government levies, if any. The consumption tax on sales is calculated at 10% of gross sales. The Company does not have significant remaining unfulfilled performance obligations or contract balances.

The Company reports revenue on a gross or net basis based on management’s assessment of whether the Company acts as a principal or agent in the transaction. The determination of whether the Company acts as a principal or an agent in a transaction is based on the evaluation of whether (i) the Company is primarily responsible for fulfilling the promise to provide the specified goods or service, (ii) the Company has inventory risk before the specified good or service has been transferred to a customer or after transfer of control to the customer and (iii) the Company has discretion in establishing the price for the specified good or service. If the terms of a transaction do not indicate the Company is acting as a principal in the transaction, then the Company is acting as an agent in the transaction and the associated revenues are recognized on a net basis.

The Company recognizes revenue from rental services under ASC Topic 842, “Leases”.

The Company currently generates its revenue from the following main sources:

Franchising Revenue

The Company generates franchising revenue (royalty income) by licensing its intellectual properties, including but not limited to the Company’s brand name (“Shonan Beauty Clinic”), trade name, patents, and trademarks, as a franchisor pursuant to franchise agreements with the medical corporations (the “MCs”) in Japan. Prior to April 2023, royalty income was based on a percentage of sales and recognized at the time when the related sales occurred; since April 2023, it is based on a fixed amount to each clinic of the MCs; since September 2023, it is based on a fixed amount to each MC and a fixed amount to each clinic of the MCs and recognized over time as services are rendered.

SBC MEDICAL GROUP HOLDINGS INCORPORATED
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Procurement Revenue

The Company generates procurement services revenue by purchasing primarily advertising services and medical materials from qualified vendors on behalf of MCs to maintain brand quality consistency. Procurement services revenue is recognized at the point in time upon the delivery of products or over time as services are performed. Occasionally, the Company receives vendor discounts on certain large purchases. It recognizes revenue based on actual payments and will return the over-collection resulting from such discounts to MCs.

Management Services Revenue

The Company provides loyalty program management services, labor supporting services, function supporting services, and management consulting services to MCs.

Loyalty program management services

The Company awards loyalty points on behalf of MCs to MCs’ customers, who earn loyalty points from each qualified purchase made at the loyalty program participating clinics of MCs, in exchange for a handling fee. The revenue is based on a percentage of the related payment amount made by MCs’ customers and is recognized when the loyalty points are awarded.

At the time loyalty points are awarded, a MC pays the Company cash in an amount equivalent to the awarded loyalty points, which is recorded as advances from customers. When a MC’s customers redeem the loyalty points, the Company returns the cash back to the MC in an amount equivalent to the redeemed loyalty points. The awarded loyalty points expire if a MC’s customer does not make any additional qualified purchase at a participating clinic within a year. The Company accumulates and tracks the points on behalf of MCs until the loyalty points expire at which time the Company recognizes an amount equivalent to the expired loyalty points as revenue, which is normally not significant.

The Company also awards certain points to MCs’ customers on behalf of MCs for free in order to increase the volume of MC’s sales, from which the Company earns other types of revenues, such as royalty income. When a MC’s customers redeem such points, the Company reimburses MC in an amount equivalent to the used free points and records it as a reduction of the revenue recognized.

The Company is an agent in the management of loyalty programs, and as a result, revenues are recognized net of the cost of redemptions.

Labor supporting services

The Company generates revenue by dispatching staff to MCs to provide a range of services, primarily including clinic operation, IT, and administrative services. The Company recognizes the revenue over the time when services are rendered.

Function supporting services

The revenue is derived from providing functional supporting services to MCs, such as accounting and human resources services. The Company recognizes the revenue over the time when services are rendered.

Management consulting services

The Company generates revenue by providing consulting services to MCs in relation to business operations of cosmetic dermatology. The Company recognizes the revenue over the time when services are rendered.

SBC MEDICAL GROUP HOLDINGS INCORPORATED
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Rental Services Revenue

The Company generates rental income from operating leases and sales-type leases, which is accounted for under ASC Topic 842. Operating lease revenue is generally recognized on straight-line basis over the terms of the lease agreements and sales-type leases revenue is generally recognized on the lease commitment date. Also see Note 2(j).

Other Revenues

The Company generates other miscellaneous revenues such as medicine dispensed sales revenue, brokerage services revenue, construction services revenue, pilot training services revenue, interest income, etc. These revenues are recognized when the Company satisfies performance obligations.

(l)     Advertising Expenses

Advertising expenses consist primarily of costs of promotion and marketing for the Company’s image and services and are included in selling, general and administrative expenses. The Company expenses advertising costs as incurred or the first time the advertising takes place, whichever is earlier, in accordance with the ASC 720-35, “Advertising Costs”. The advertising expenses were $711,630 and $477,515 for the three months ended March 31, 2024 and 2023, respectively.

(m)   Concentration of Credit Risk

Financial instruments that potentially subject the Company to credit risk consist primarily of cash and cash equivalents, accounts receivable and customer loans receivable. The Company places its cash and cash equivalents with financial institutions. The Company does not require collateral or other security to support financial instruments subject to credit risk. The Company conducts periodic reviews of the financial condition and payment practices of its customers to minimize collection risk on accounts receivable.

For the three months ended March 31, 2024, customer A, B, C and D represent 24%, 25%, 22% and 10% of the Company’s total revenues, respectively. For the three months ended March 31, 2023, customer A, B and C represent 39%, 21% and 23% of the Company’s total revenues, respectively.

As of March 31, 2024, customer A, B and C account for 28%, 24% and 25% of the Company’s total outstanding accounts receivable, respectively. As of December 31, 2023, customer A, B, C and D account for 26%, 24%, 22% and 13% of the Company’s total outstanding accounts receivable, respectively.

For the three months ended March 31, 2024, vendor A and D represents 18% and 10% of the Company’s total purchases, respectively. For the three months ended March 31, 2023, no vendor represents more than 10% of the Company’s total purchases.

As of March 31, 2024, no vendor represents more than 10% of the Company’s total outstanding accounts payable. As of December 31, 2023, vendor A, B and D represent 19%, 14% and 14% of the Company’s total outstanding accounts payable, respectively.

(n)    Related Parties and Transactions

The Company identifies related parties, and accounts for, discloses related party transactions in accordance with ASC Topic 850, “Related Party Disclosures,” and other relevant ASC standards.

Parties, which can be an entity or individual, are considered to be related if they have the ability, directly or indirectly, to control the Company or exercise significant influence over the Company in making financial and operational decisions. Entities are also considered to be related if they are subject to common control or common significant influence.

SBC MEDICAL GROUP HOLDINGS INCORPORATED
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Transactions involving related parties cannot be presumed to be carried out on an arm’s-length basis, as the requisite conditions of competitive, free market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm’s-length transactions unless such representations can be substantiated.

(o)    Fair Value Measurements

The Company performs fair value measurements in accordance with ASC Topic 820. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC Topic 820 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. An asset’s or a liability’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC Topic 820 establishes three levels of inputs that may be used to measure fair value:

•        Level 1: quoted prices in active markets for identical assets or liabilities;

•        Level 2: inputs other than Level 1 that are observable, either directly or indirectly; or

•        Level 3: unobservable inputs that are supported by little or no market activity and that are significant to the fair values of the assets or liabilities.

As of March 31, 2024 and December 31, 2023, the carrying values of current assets and current liabilities approximated their fair values reported in the consolidated balance sheets due to the short-term maturities of these instruments. Debt that bears variable interest rates index to prime also approximates fair value as it reprices when market interest rates change.

Assets measured at fair value on a recurring basis as of March 31, 2024 and December 31, 2023 are summarized below.

Fair Value Measurements as of March 31, 2024
	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Unobservable Inputs (Level 3)	Fair Value at March 31, 2024
Long-term investments:
Equity investments at fair value with readily determinable fair value	$4,266,435	—	—	$4,266,435
Fair Value Measurements as of December 31, 2023
	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Unobservable Inputs (Level 3)	Fair Value at December 31, 2023
Long-term investments:
Equity investments at fair value with readily determinable fair value	—	—	—	—

SBC MEDICAL GROUP HOLDINGS INCORPORATED
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

(p)    Recent Accounting Pronouncements

In December 2023, the FASB issued ASU No. 2023-09, “Income Taxes (Topic 740): Improvement to Income Tax Disclosures” to enhance the transparency and decision usefulness of income tax disclosures, primarily related to the rate reconciliation and income taxes paid information. ASU 2023-09 is effective for public business entities for annual periods beginning after December 15, 2024, and for annual periods beginning after December 15, 2025 for all other entities, on a prospective basis. Early adoption is permitted. The Company is currently evaluating the impact of this accounting standard update on its consolidated financial statements and related disclosures.

NOTE 3 — VARIABLE INTEREST ENTITY

A VIE is defined as a legal entity whose equity owners do not have sufficient equity at risk, or, as a group, the holders of the equity investment at risk lack any of the following three characteristics: decision-making rights, the obligation to absorb losses, or the right to receive the expected residual returns of the entity. The primary beneficiary is identified as the variable interest holder that has both the power to direct the activities of the VIE that most significantly affect the entity’s economic performance and the obligation to absorb expected losses or the right to receive benefits from the entity that could potentially be significant to the VIE.

The Company followed ASC Topic 810, “Consolidation”, utilizing a qualitative approach, and determined that it is the primary beneficiary of its VIE, Aikawa Medical Management, Inc. (“AMM”) and consolidated the result of operations, financial conditions, and cash flows of AMM in the consolidated financial statements.

The following amounts and balances of AMM were included in the Company’s unaudited consolidated financial statements as of March 31, 2024 and December 31, 2023 and for the three months ended March 31, 2024 and 2023:

	March 31, 2024	December 31, 2023
ASSETS
Current assets
Cash and cash equivalents	$14,270	$28,934
Accounts receivable	33,502	26,916
Prepaid expenses and other current assets	3,691	11,074
Total Current Assets	51,463	66,924

Property and equipment, net	1,799,372	1,799,372
Loans receivables from subsidiaries of the Company	3,080,974	3,060,581
Other assets	2,275	2,275
Total Non-current Assets	4,882,621	4,862,228

Total Assets	$4,934,084	$4,929,152

LIABILITIES
Current Liabilities
Accounts payable	$15,262	$17,942
Accrued liabilities and other current liabilities	17,824	17,824
Due to related party	2,865,535	2,875,408
Total Current Liabilities	2,898,621	2,911,174

Loan payable to a subsidiary of the Company	8,342,685	9,157,660
Total Non-current Liabilities	8,342,685	9,157,660

Total Liabilities	$11,241,306	$12,068,834

SBC MEDICAL GROUP HOLDINGS INCORPORATED
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 — VARIABLE INTEREST ENTITY (cont.)

	For the Three Months Ended March 31,
	2024	2023
Revenues*	$148,390	$40,470
Cost of revenues	$56,510	$15,412
Total operating expenses	$142,801	$11,960
Net loss	$(50,921)	$(39,562)
Net cash provided by operating activities	$20,603	$28,968
Net cash used in investing activities	$(5,000)	$(24,730)
Net cash used in financing activities	$(9,873)	$(11,969)

____________

*        During the three months ended March 31, 2024 and 2023, all revenues of AMM were generated from a subsidiary of the Company.

NOTE 4 — DISPOSAL OF SUBSIDIARY

Cellpro Japan Co., Ltd.

On January 1, 2024, the Company disposed of its subsidiary, Cellpro Japan Co., Ltd. (“Cellpro”), to Waqoo Inc. (“Waqoo”), a Japanese company listed on the Tokyo Stock Exchange, of which the CEO of the Company is a non-controlling shareholder with more than 10% ownership interest, in exchange for 353,600 shares of Waqoo’s common stock through a share exchange agreement. The disposal of Cellpro did not constitute a strategic shift that would have a major effect on the Company’s operations and financial results.

After the stock exchange, SBC Japan became a shareholder with less than 10% ownership interest of Waqoo. The common stock of Waqoo was recorded as an investment in a public entity with readily determinable fair value, which was included in long-term investments. Also see Note 9 for further details.

The following table summarizes of the assets and liabilities disposed of at the disposal date.

Cash and cash equivalents	$815,819
Accounts receivable	307,127
Accounts receivable – related parties	146,857
Inventories	244,440
Prepaid expense and other current assets	8,115
Property and equipment, net	300,779
Intangible assets, net	2,249,706
Other assets	84,763
Accounts payable	(191,343)
Current portion of long-term loans	(28,418)
Income tax payable	(99,266)
Accrued liabilities and other current liabilities	(175,012)
Long-term loans	(260,978)
Deferred tax liabilities	(776,249)
Net assets of the subsidiary	2,626,340
Non-controlling interest of the subsidiary	(1,221,795)
Net assets of the subsidiary attributable to the Company	1,404,545
Reclassification of accumulated translation adjustment into gain on disposal	347,784
Fair value of consideration received – Waqoo’s common stock	5,565,938
Gain on disposal of subsidiary	$3,813,609

SBC MEDICAL GROUP HOLDINGS INCORPORATED
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 — PREPAID EXPENSES AND OTHER CURRENT ASSETS

As of March 31, 2024 and December 31, 2023, prepaid expenses and other current assets consist of the following:

	March 31, 2024	December 31, 2023
Advances to suppliers	$5,445,508	$6,497,608
Convertible note receivable*	2,700,000	1,000,000
Other receivables**	1,669,463	2,390,276
Others	643,657	162,121
Total	$10,458,628	$10,050,005

____________

*        In May 2023, the Company purchased from Pono Capital Two, Inc. (“Pono”), a special purpose acquisition company incorporated in Delaware, a convertible promissory note in aggregate principal amount of $1,000,000, which will automatically convert into shares of Class A common stock of Pono at a conversion price of $10.00 per unit immediately prior to the expected merger between the Company and Pono Two Merger Sub, Inc. (“Merger Sub”), a wholly owned subsidiary of Pono, with the Company continuing as the surviving entity (“Pono Merger”). In February 2024, the Company and Pono entered into an Amendment to the Note Purchase Agreement, which increased the principal amount of the convertible promissory note from $1,000,000 to $2,700,000.

**      Represent a refundable deposit to be returned by a supplier, reimbursement receivables from a business partner, and other miscellaneous receivables.

NOTE 6 — FINANCE LEASE RECEIVABLES

As of March 31, 2024 and December 31, 2023, finance lease receivables consist of the following:

	March 31, 2024	December 31, 2023
Future minimum lease payments receivable	$9,733,916	$9,586,741
Estimated residual value	—	—
Gross finance lease receivables	9,733,916	9,586,741
Less: unearned interest income	(21,936)	(22,688)
Finance lease receivables	$9,711,980	$9,564,053
Finance lease receivables, current	$5,914,149	$6,143,564
Finance lease receivables, non-current	$3,797,831	$3,420,489

As of March 31, 2024, maturities of the Company’s gross finance lease receivables are as follows:

Years ending December 31,
Remaining of 2024	$4,659,004
2025	3,330,385
2026	1,669,904
2027	74,623
Total	$9,733,916

SBC MEDICAL GROUP HOLDINGS INCORPORATED
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 — PROPERTY AND EQUIPMENT, NET

As of March 31, 2024 and December 31, 2023, property and equipment, net consist of the following:

	March 31, 2024	December 31, 2023
Land	$1,799,438	$1,799,443
Buildings and facilities attached to buildings	7,986,707	8,412,348
Machinery, equipment and automobiles	5,124,632	5,539,542
Vessels and aircraft	3,813,207	4,091,772
Software	3,830,512	3,778,911
Construction in progress	620,407	591,306
Subtotal	23,174,903	24,213,322
Less: accumulated depreciation	(8,158,043)	(8,231,990)
Less: accumulated impairment	(2,681,514)	(2,399,315)
Property and equipment, net	$12,335,346	$13,582,017

Depreciation expense was $744,809 and $1,293,926 for the three months ended March 31, 2024 and 2023, respectively.

The Company recognized a gain on disposal of property and equipment of nil and $52,148 for the three months ended March 31, 2024 and 2023, respectively.

NOTE 8 — INTANGIBLE ASSETS, NET

As of March 31, 2024 and December 31, 2023, intangible assets, net consist of the following:

	March 31, 2024	December 31, 2023
Assembled workforce	$—	$8,976,567
Patent use right	17,180,087	18,435,140
Others	192,559	212,190
Subtotal	17,372,646	27,623,897
Less: accumulated amortization	(1,342,195)	(7,884,621)
Intangible assets, net	$16,030,451	$19,739,276

Amortization expense was $273,668 and $1,503,390 for the three months ended March 31, 2024 and 2023, respectively.

Other intangible assets consist of miscellaneous intangible assets with indefinite useful life.

Estimated future amortization expense related to intangible assets as of March 31, 2024 is as follows:

Years ending December 31,	Amortization expense
Remaining of 2024	$805,317
2025	1,073,755
2026	1,073,755
2027	1,073,755
2028	1,073,755
Thereafter	10,737,555
Total	$15,837,892

SBC MEDICAL GROUP HOLDINGS INCORPORATED
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 — INVESTMENTS

As of March 31, 2024 and December 31, 2023, investments consist of the following:

	March 31, 2024	December 31, 2023
Investments in private entities or organizations that do not report NAV per share:
Entities or organizations without observable price changes	$1,451,342	$1,557,366
Investment in a public entity with readily determinable fair value – related party	4,266,435	—
Less: accumulated impairment	(659,738)	(707,932)
Long-term investments	$5,058,039	$849,434

The Company recognized an unrealized gain on available-for-sale debt security of nil and $30,062 for the three months ended March 31, 2024 and 2023, respectively.

In January 2024, the Company acquired 353,600 shares of common stock of Waqoo, representing less than 10% ownership interest, a related-party company listed on the Tokyo Stock Exchange, with a fair value of $5,565,938 through a share exchange agreement. During the three months ended March 31, 2024, the Company recognized an unrealized loss of $938,511 on the investment in Waqoo.

NOTE 10 — OTHER ASSETS

As of March 31, 2024 and December 31, 2023, other assets consist of the following:

	March 31, 2024	December 31, 2023
Security deposits	$2,764,915	$3,049,112
Corporate-owned life insurance policies	11,074,804	11,529,700
Long-term loans receivable, primarily student loans	626,545	647,641
Others	191,047	215,605
Total	$14,657,311	$15,442,058

NOTE 11 — ACCRUED LIABILITIES AND OTHER CURRENT LIABILITIES

As of March 31, 2024 and December 31, 2023, accrued liabilities and other current liabilities consist of the following:

	March 31, 2024	December 31, 2023
Individual income tax withheld on behalf of employees	$538,830	$943,195
Wages and bonus payables	7,310,847	6,264,711
Consumption tax payable	8,714,380	12,968,580
Liabilities assumed in connection with purchase of property and equipment	1,025,067	656,508
Others	216,120	176,015
Total	$17,805,244	$21,009,009

SBC MEDICAL GROUP HOLDINGS INCORPORATED
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12 — LONG-TERM LOANS

As of March 31, 2024 and December 31, 2023, the Company’s long-term loans from banks and other financial institution consist of the following:

Indebtedness	Weighted Average Interest Rate*	Weighted Average Years to Maturity*	March 31, 2024	December 31, 2023
Guaranteed loans
Fixed rate loans	1.12%	4.02	$514,524	$575,191
Variable rate loans	0.19%	0.54	123,730	289,226
Subtotal	1.32%	4.56	638,254	864,417

Unsecured loans
Fixed rate loans	0.12%	2.61	198,232	354,522
Subtotal	0.12%	2.61	198,232	354,522

Total long-term loans	1.44%	7.17	836,486	1,218,939

Less: current portion			(119,098)	(156,217)
Non-current portion			$717,388	$1,062,722

____________

*        Pertained to information for loans outstanding as of March 31, 2024.

The Company borrowed loans from various banks and a financial institution for working capital purposes.

Interest expense was $3,008 and $7,894 for the three months ended March 31, 2024 and 2023, respectively.

The guarantee information of the Company’s outstanding loans as of March 31, 2024 and December 31, 2023 consists of the following:

	March 31, 2024	December 31, 2023
Co-guaranteed by CEO of subsidiaries within the Company’s organizational structure and Tokyo Credit Guarantee Association	$638,254	$747,474
Co-guaranteed by CEO of a subsidiary within the Company’s organizational structure and Kanagawa Credit Guarantee Association	$—	$116,943

As of March 31, 2024, future minimum payments for long-term loans are as follows:

Years ending December 31,	Principal Repayment
Remaining of 2024	$89,323
2025	133,965
2026	138,921
2027	132,987
2028	72,791
Thereafter	268,499
Total	$836,486

NOTE 13 — OPERATING LEASES — AS A LESSEE

The Company has entered into operating leases for offices and sublease purposes, with terms ranging from two to nine years. The estimated effect of lease renewal and termination options, as applicable, that are reasonably certain to be exercised in the determination of the lease term and initial measurement of right-of-use assets and lease liabilities was included in the unaudited consolidated financials.

SBC MEDICAL GROUP HOLDINGS INCORPORATED
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13 — OPERATING LEASES — AS A LESSEE (cont.)

During the three months ended March 31, 2024 and 2023, certain operating leases were guaranteed by related parties of the Company.

Operating lease expenses for lease payments are recognized on a straight-line basis over the lease term. Leases with an initial term of twelve months or less are not recorded on the unaudited consolidated balance sheets.

The components of lease costs are as follows:

	For the Three Months Ended March 31,
	2024	2023
Operating lease costs	$1,054,688	$1,168,587
Short-term lease costs	79,114	179,743
Total lease costs	$1,133,802	$1,348,330

The following table presents supplemental information related to the Company’s operating leases:

	For the Three Months Ended March 31,
	2024	2023
Operating cash flows from operating leases	$991,584	$930,576
Operating lease right-of-use assets obtained in exchange for operating lease liabilities	$—	$1,029,518
Remeasurement of operating lease liabilities and right-of-use assets due to lease modifications	$1,078,611	$1,384,498
Weighted average remaining lease term (years)	2.32	2.32
Weighted average discount rate (per annum)	0.19%	0.19%

As of March 31, 2024, the future maturity of lease liabilities is as follows:

Years ending December 31,	Lease Payment
Remaining of 2024	$3,376,898
2025	1,703,273
2026	195,241
2027	161,440
2028	161,440
Thereafter	261,983
Total undiscounted lease payments	5,860,275
Less: imputed interest	(10,699)
Total operating lease liabilities	$5,849,576

NOTE 14 — INCOME TAXES

United States

SBC USA, SBC Healthcare Inc., SBC Irvine, LLC, and Aikawa Medical Management, Inc. are incorporated in the United States and subject to federal income tax rate at 21% statutory tax rate with respect to the assessable income generated from the United States.

Japan

The Company conducts its major businesses in Japan and is subject to tax in this jurisdiction. During the three months ended March 31, 2024 and 2023, substantially all the taxable income of the Company is generated in Japan. As a result of its business activities, the Company files tax returns that are subject to examination by the

SBC MEDICAL GROUP HOLDINGS INCORPORATED
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14 — INCOME TAXES (cont.)

local tax authority. Income taxes in Japan applicable to the Company are imposed by the national, prefectural, and municipal governments, and in the aggregate resulted in an effective statutory rate of 34.69% and 34.58% for the three months ended March 31, 2024 and 2023, respectively.

Vietnam

Shoubikai Medical Vietnam Co., Ltd. is incorporated in Vietnam and subject to income tax rate at 20% statutory tax rate with respect to the assessable income generated from Vietnam.

For the three months ended March 31, 2024 and 2023, the Company’s income tax expenses are as follows:

Income Tax Expense	For the Three Months Ended March 31,
	2024	2023
Current	$8,812,566	$9,944,933
Deferred	(360,582)	(4,088,240)
Total	$8,451,984	$5,856,693

In 2023, the Company changed the tax year end of SBC Japan, L’Ange Sub and Shobikai Sub from March 31 to December 31. During the three months ended March 31, 2024, the Company made income tax payments of $16,172,526, including enterprise tax payments of $4,800,458, which were deductible for tax purpose. The effective tax rate was 31.07% and 47.71% for the three months ended March 31, 2024 and 2023, respectively.

NOTE 15 — SHAREHOLDER’S EQUITY

The Company was authorized to issue 200,000,000 shares of common stock, par value of $0.0001 per share, and 20,000,000 shares of preferred stock, par value of $0.0001 per share.

In January 2023, the Company issued 1,000 shares of common stock to the CEO of the Company with a purchase price of $0.01 per share.

As of March 31, 2024 and December 31, 2023, there were 7,949,000 shares of common stock issued and outstanding and no preferred stock issued and outstanding.

Stock-based compensation

In January 2024, the Company terminated 449,190 common stock options granted to doctors of related-party MCs (the “Holders”) in September 2023. In connection with the termination, the Company entered into a common stock purchase warrant agreement (the “Warrant Agreement III”) pursuant to which the Company issued to the Holders warrants to acquire an equal number of shares of common stock as previously subject to the options issued to each of the Holders in September 2023. The warrants may be exercised on the three-month, fifteen-month, and twenty-seven-month anniversary of the date of the Company completes its merger or other transaction with a special purpose acquisition company (“SPAC”) wherein the Company becomes a subsidiary of the SPAC (the “Merger”) or the occurrence of other fundamental events defined in the Warrant Agreement III (the “Trigger Date”), to acquire an amount equal to one-third of the applicable shares of common stock, respectively, with an exercise price per share of $0.0001. The warrants were fully vested on the grant date and will expire on the tenth anniversary of the Trigger Date.

As of March 31, 2024 and December 31, 2023, there were 1,131,810 common stock options and warrants granted to related parties of the Company.

The following table summarizes the stock option/warrant activity and related information for the three months ended March 31, 2024 and 2023:

SBC MEDICAL GROUP HOLDINGS INCORPORATED
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 15 — SHAREHOLDER’S EQUITY (cont.)

	Number of Options/ Warrants*	Weighted Average Exercise Price*	Weighted Average Remaining Term (Years)**	Intrinsic Value
As of January 1, 2023	270,000	$0.01	10.00	$—
Granted	—	—	—	—
Exercised	—	—	—	—
Forfeited	—	—	—	—
As of March 31, 2023	270,000	$0.01	10.00	$—

As of January 1, 2024	2,051,000	$0.0016	10.00	$—
Granted	449,190	0.0001	—	—
Exercised	—	—	—	—
Forfeited/Cancelled	(449,190)	0.0001	—	—
As of March 31, 2024	2,051,000	$0.0016	10.00	$—
Vested and exercisable as of March 31, 2024	—	$—	—	$—

____________

*        On November 8, 2022, the Company entered into a Common Stock Purchase Warrant Agreement (the “Warrant Agreement”) with HeartCore Enterprise, Inc. (“HeartCore”), pursuant to which, the Company granted HeartCore common stock purchase warrants to purchase 2.7% of the fully diluted shares of the Company’s common stock as of the date of the Merger, for an exercise price per share of $0.01, subject to adjustment as provided in the Warrant Agreement. As of March 31, 2024 and December 31, 2023, the number of such warrants was calculated to be 270,000.

**      All of the options and warrants granted are not exercisable before the Merger and will be expired on the tenth anniversary of the Trigger Date.

As of March 31, 2024, the Company did not recognize any stock-based compensation expense as the performance condition of exercisability upon consummation of the Merger is not considered probable until it occurs.

NOTE 16 — DISAGGREGATION OF REVENUES

Revenues generated from different revenue streams consist of the following:

	For the Three Months Ended March 31,
	2024	2023
Royalty income	$15,110,268	$6,883,562
Procurement services	13,195,984	12,516,616
Management services	15,654,670	17,252,956
Rental services	3,617,941	2,116,966
Others	7,229,179	4,142,518
Total	$54,808,042	$42,912,618

During the three months ended March 31, 2024 and 2023, the Company recognized revenue of $1,970,889 and $258,633 from the opening balance of advances from customers, respectively; and recognized revenue of nil and $1,382,803 from the opening balance of advances from customers — related parties, respectively.

As of March 31, 2024 and December 31, 2023, and for the three months ended March 31, 2024 and 2023, substantially all of our long-lived assets and revenues generated are attributed to the Company’s operation in Japan.

NOTE 17 — RELATED PARTY TRANSACTIONS

The related parties had material transactions for the three months ended March 31, 2024 and 2023 consist of the following:

SBC MEDICAL GROUP HOLDINGS INCORPORATED
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Name of Related Parties	Nature of Relationship as of March 31, 2024
Yoshiyuki Aikawa	Sole shareholder, director and CEO of the Company
Yoshiko Aikawa	Representative director of a subsidiary of the Company
Mizuho Yamashita	Director of a subsidiary of the Company
Medical Corporation Shobikai	The relatives of CEO of the Company being the Members of the MC
Medical Corporation Kowakai	The relatives of CEO of the Company being the Members of the MC
Medical Corporation Nasukai	The relatives of CEO of the Company being the Members of the MC
Medical Corporation Aikeikai	The relatives of CEO of the Company being the Members of the MC
Medical Corporation Jukeikai	The relatives of CEO of the Company being the Members of the MC
Medical Corporation Ritz Cosmetic Surgery	The relatives of CEO of the Company being the Members of the MC
Medical Corporation Junikai	The relatives of CEO of the Company being the Members of the MC
Medical Corporation Furinkai	The relatives of CEO of the Company being the Members of the MC
Japan Medical & Beauty Inc.	Controlled by the CEO of the Company
SBC Inc., previously known as SBC China Inc.	Controlled by the CEO of the Company
Hariver Inc.	Controlled by the CEO of the Company
Public Interest Foundation SBC Medical Promotion Foundation	Controlled by the CEO of the Company
AI Med Inc.	Controlled by the CEO of the Company
Amulet Inc.	Controlled by Mizuho Yamashita, a director of a subsidiary of the Company
SBC Irvine MC	Significantly influenced by the Company
Ryotokuji University	The CEO of the Company is the chairman of Ryotokuji University
SBC Shonan Osteopathic Clinic Inc.	The CEO of the Company is a principal shareholder of SBC Shonan Osteopathic Clinic Inc.

During the three months ended March 31, 2024 and 2023, the transactions with related parties are as follows:

SBC MEDICAL GROUP HOLDINGS INCORPORATED
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 17 — RELATED PARTY TRANSACTIONS (cont.)

	For the Three Months Ended March 31,
Revenues from related parties	2024	2023
Medical Corporation Shobikai	$13,118,597	$16,558,159
Medical Corporation Kowakai	13,588,637	8,886,920
Medical Corporation Nasukai	12,060,223	9,941,644
Medical Corporation Aikeikai	5,608,462	4,215,620
Medical Corporation Jukeikai	1,905,912	577,294
Medical Corporation Ritz Cosmetic Surgery	908,314	408,665
Japan Medical & Beauty Inc.	10,105	11,339
Hariver Inc.	5,052	5,670
SBC Inc., previously known as SBC China Inc.	1,532	60
Public Interest Foundation SBC Medical Promotion Foundation	53	44
Ryotokuji University	32,805	13,932
Yoshiyuki Aikawa	43,458	2,267
Mizuho Yamashita	—	9,071
Amulet Inc.	—	927
AI Med Inc.	149	—
SBC Irvine MC	334,720	347,228
Medical Corporation Association Furinkai	2,292,637	—
Medical Corporation Association Junikai	557,778	—
SBC Shonan Osteopathic Clinic Inc.	1,773	—
Total	$50,470,207	$40,978,840

As of March 31, 2024 and December 31, 2023, the balances with related parties are as follows:

Accounts receivable	March 31, 2024	December 31, 2023
Medical Corporation Shobikai	$7,740,434	$9,251,427
Medical Corporation Nasukai	6,685,781	8,447,448
Medical Corporation Kowakai	7,004,512	7,841,059
Medical Corporation Aikeikai	2,539,026	4,661,649
Medical Corporation Jukeikai	887,577	1,358,213
Medical Corporation Association Furinkai	746,445	1,039,074
Medical Corporation Ritz Cosmetic Surgery	540,445	520,891
Medical Corporation Association Junikai	401,221	348,187
Japan Medical & Beauty Inc.	—	139,767
Ryotokuji University	6,935	66,546
AI Med Inc.	—	2,329
SBC Inc., previously known as SBC China Inc.	1,438	45
Public Interest Foundation SBC Medical Promotion Foundation	108	37
SBC Shonan Osteopathic Clinic Co.	1,336	—
Total	$26,555,258	$33,676,672

SBC MEDICAL GROUP HOLDINGS INCORPORATED
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 17 — RELATED PARTY TRANSACTIONS (cont.)

Finance lease receivables	March 31, 2024	December 31, 2023
Medical Corporation Shobikai	$2,239,843	$2,568,709
Medical Corporation Kowakai	2,716,937	2,779,347
Medical Corporation Nasukai	2,469,276	2,019,117
Medical Corporation Aikeikai	1,603,292	1,782,124
Medical Corporation Jukeikai	622,960	335,317
Medical Corporation Ritz Cosmetic Surgery	59,672	79,439
Total	$9,711,980	$9,564,053
Less: current portion	5,914,149	6,143,564
Non-current portion	$3,797,831	$3,420,489
Due from related party, net	March 31, 2024	December 31, 2023
SBC Irvine MC	$3,390,788	$3,238,209
Less: allowance for credit loss	(3,390,788)	(3,238,209)
Total	$—	$—
Long-term investments in MCs – related parties	March 31, 2024	December 31, 2023
Medical Corporation Shobikai	$6,608	$7,090
Medical Corporation Kowakai	6,608	7,090
Medical Corporation Nasukai	6,608	7,090
Medical Corporation Aikeikai	6,608	7,090
Medical Corporation Jukeikai	7,106,998	7,626,184
Medical Corporation Ritz Cosmetic Surgery	11,329,367	12,157,011
Total	$18,462,797	$19,811,555
Advances from customers	March 31, 2024	December 31, 2023
Medical Corporation Shobikai	$12,348,260	$13,438,645
Medical Corporation Kowakai	3,988,292	4,237,765
Medical Corporation Nasukai	3,716,082	4,117,597
Medical Corporation Aikeikai	1,048,308	1,168,947
Medical Corporation Jukeikai	223,421	85,044
Medical Corporation Ritz Cosmetic Surgery	5,184	10,177
Total	$21,329,547	$23,058,175
Notes payable – related parties	March 31, 2024	December 31, 2023
Medical Corporation Shobikai	$8,811,559	$5,264,101
Medical Corporation Kowakai	5,940,819	3,855,650
Medical Corporation Nasukai	6,694,073	4,099,032
Medical Corporation Aikeikai	1,865,401	1,561,642
Medical Corporation Jukeikai	230,313	268,552
Medical Corporation Ritz Cosmetic Surgery	390,789	268,445
Total	$23,932,954	$15,317,422
Less: current portion	8,282,741	3,369,203
Non-current portion	$15,650,213	$11,948,219

SBC MEDICAL GROUP HOLDINGS INCORPORATED
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 17 — RELATED PARTY TRANSACTIONS (cont.)

Due to related party	March 31, 2024	December 31, 2023
Yoshiyuki Aikawa	$3,542,879	$3,583,523
Total	$3,542,879	$3,583,523
Allowance for credit loss movement	March 31, 2024	December 31, 2023
Beginning balance	$3,238,209	$2,867,455
Provision for credit loss	152,579	111,496
Ending balance	$3,390,788	$2,978,951

The balances of due to and due from related parties represent the outstanding loans to and from related parties, respectively, as of March 31, 2024 and December 31, 2023. These loans are non-secured, interest-free and due on demand.

The Company made a prepayment of JPY2.4 billion (approximately $18.32 million when payment was made) in December 2022 to purchase a patent use right ready to be used on January 1, 2023 with the useful life of sixteen years from Ryotokuji University. Ryotokuji University later became a related party of the Company in March 2023 when the CEO of the Company became the chairman of the university. As Ryotokuji University was not a related party at the time the patent use right was purchased, this was not identified as a related party transaction.

In February 2023, the Company paid off the retirement compensation expense accrued to Yoshiko Aikawa.

During the three months ended March 31, 2024 and 2023, the Company purchased medical equipment of $1,797,359 and $898,434, respectively, from Japan Medical & Beauty Inc., which was recognized and included in the cost of revenues.

Also see Note 4, 9, 12, 13 and 15 for more transactions with related parties.

NOTE 18 — SUBSEQUENT EVENTS

The Company evaluated subsequent events through the date that the unaudited consolidated financial statements are issued, and concluded that no subsequent events have occurred that would require recognition or disclosure in the financial statements other than as disclosed below.

In April 2024, the Company entered into the fourth amendment to the amended and restated agreement and plan of merger (as amended from time to time, the “Merger Agreement”) with Pono and the other parties thereto, to merge with the Merger Sub with the Company continuing as the surviving entity (the “Pono Merger”). The transaction is expected to close in the second half of 2024, subject to the approval of Pono’s stockholders and other customary closing conditions, including applicable regulatory approvals.

Since October 2023, the Company has been undergoing a tax examination conducted by the Japanese tax authority for the income tax returns filed by SBC Japan for the years ended March 31, 2016 through March 31, 2023, the income tax returns filed by L’Ange Sub for the years ended February 28, 2021 through February 28, 2023, and the income tax returns filed by Shobikai Sub for the years ended March 31, 2021 through March 31, 2023. The tax examination was completed, the subsidiaries of the Company filed the amended tax returns or received the correction notices from the Japanese tax authority in May 2024. There was no material difference between the final result and the income tax liabilities recorded by the Company for the year ended December 31, 2023.

Annex A

AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER

by and among

Pono Capital Two, Inc.
as the Purchaser,

Pono Two Merger Sub, Inc.
as Merger Sub,

Mehana Capital LLC,
in the capacity as the Purchaser Representative,

Yoshiyuki Aikawa,
in his personal capacity and in the capacity as the Seller Representative,

and

SBC Medical Group Holdings Incorporated
as the Company.

Dated as of June 21, 2023

Annex A-i

Annex A-ii

Exhibits

Exhibit A	Form of Voting Agreement
Exhibit B	Form of the Purchaser Support Agreement
Exhibit C	Form of Lock-Up Agreement
Exhibit D	Form of Non-Competition and Non-Solicitation Agreement
Exhibit E	Form of Registration Rights Agreement

Annex A-iii

Amended and Restated Agreement and Plan of Merger

This Amended and Restated Agreement and Plan of Merger (this “Agreement”) is made and entered into as of June 21, 2023 (the “Agreement Date”) by and among (i) Pono Capital Two, Inc., a company incorporated in Delaware (together with its successors, the “Purchaser”), (ii) Pono Two Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Purchaser (“Merger Sub”), (iii) Mehana Capital LLC, a Delaware limited liability company, in the capacity as the representative from and after the Effective Time (as defined below) for the stockholders of the Purchaser (other than the Company Security Holders (as defined below) as of immediately prior to the Effective Time and their successors and assignees) in accordance with the terms and conditions of this Agreement (the “Purchaser Representative”), (iv) Yoshiyuki Aikawa, in his personal capacity and in the capacity as the representative from and after the Effective Time for the Company Security Holders (as defined below) as of immediately prior to the Effective Time in accordance with the terms and conditions of this Agreement (the “Seller Representative”), and (v) SBC Medical Group Holdings Incorporated, a Delaware corporation (the “Company”). The Purchaser, Merger Sub, the Purchaser Representative, the Seller Representative and the Company are sometimes referred to herein individually as a “Party” and, collectively, as the “Parties.”

WHEREAS, the Parties are all of the Parties to that certain Agreement and Plan of Merger, dated as of January 31, 2023, as amended by the First Amendment and Addendum to the Agreement and Plan of Merger, dated as of April 26, 2023, as amended by the Second Amendment to Agreement and Plan of Merger, dated as of May 30, 2023, and as amended by the Third Amendment to Agreement and Plan of Merger, dated as of June 15, 2023 (as so amended, the “Original Agreement”); and

WHEREAS, the Parties now desire to amend and restate the Original Agreement in its entirety as set forth herein;

NOW THEREFORE, in consideration of the mutual agreements contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Original Agreement is hereby amended and restated in its entirety to provide as set forth in this Agreement, subject to the provisions of Section 10.16, and the Parties hereby agree as set forth herein, and as follows:

RECITALS:

A. Certain capitalized terms used herein are defined in Article XI;

B. The Company is a Delaware corporation, operating directly and indirectly through its subsidiaries;

C. The Purchaser owns all of the issued and outstanding capital stock of Merger Sub, which was formed for the sole purpose of the Merger;

D. Prior to the Merger and as a condition to Closing, each of the Service Companies and each of the Other Entities will become a direct or indirect Subsidiary of the Company;

E. The Parties intend to effect the merger of Merger Sub with and into the Company, with the Company continuing as the surviving entity (the “Merger”), as a result of which all of the Company Securities issued and outstanding immediately prior to the Effective Time, shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, in exchange for the right for each Company Stockholder to receive its Pro Rata Share of the Stockholder Merger Consideration (as defined herein), all upon the terms and subject to the conditions set forth in this Agreement and in accordance with the applicable provisions of the Delaware General Corporation Law (“DGCL”) and the terms of this Agreement;

F. The boards of directors of each of the Company, the Purchaser and Merger Sub have each (i) determined that the Merger is fair, advisable and in the best interests of their respective companies and stockholders, (ii) approved this Agreement and the transactions contemplated hereby, including the Merger, upon the terms and subject to the conditions set forth herein, and (iii) determined to recommend to their respective stockholders the approval and adoption of this Agreement and the transactions contemplated hereby, including the Merger;

G. As a condition and an inducement to the Purchaser and the Company entering into this Agreement, the Purchaser has received voting and support agreements in the form attached as Exhibit A hereto, subject to the provisions of Section 10.16 (collectively, the “Voting Agreements”) signed by the Company and each Significant Company Holder, sufficient to approve the Merger and the other transactions contemplated by this Agreement;

Annex A-1

H. As a condition and an inducement to the Purchaser and the Company entering into this Agreement, Sponsor, in its capacity as a stockholder of the Purchaser, has entered into and delivered Support Agreements, substantially in the form attached hereto as Exhibit B, subject to the provisions of Section 10.16 (each, a “Purchaser Support Agreement”), pursuant to which each such Purchaser stockholder has agreed (i) not to transfer or redeem any shares of the Purchaser Common Stock held by such Purchaser stockholder in accordance with the Insider Letter, (ii) to vote in favor of this Agreement and the Merger at the Purchaser Special Meeting in accordance with the Insider Letter and (iii) to waive any adjustment to the conversion ratio set forth in the Purchaser Certificate of Incorporation or any other anti-dilution or similar protection with respect to the Purchaser Class B Common Stock (whether resulting from the transactions contemplated hereby, by the Ancillary Documents or by any other transaction consummated in connection with the transactions contemplated hereby);

I. As a condition and an inducement to the Purchaser and the Company entering into this Agreement, each Significant Company Holder has entered into (i) a Lock-Up Agreement with the Purchaser and the Purchaser Representative in the form attached hereto as Exhibit C, subject to the provisions of Section 10.16 (each, a “Lock-Up Agreement”) and (ii) a Non-Competition and Non-Solicitation Agreement in favor of the Purchaser and the Company in the form of which is attached as Exhibit D hereto, subject to the provisions of Section 10.16 (each, a “Non-Competition Agreement”), each of which agreements described in clauses (i) and (ii) above will become effective as of, and contingent upon, the Closing;

J. In connection with and contingent upon the Closing, Sponsor will be granted certain shares of registered Purchaser Class A Common Stock on or prior to the six month anniversary of the Closing (or such later time as shall be determined by Sponsor in its sole discretion) in accordance with this Agreement;

K. For U.S. federal income tax purposes (and for purposes of any applicable state or local income Tax Law that follows the U.S. federal income tax treatment of the Merger), the Parties hereto intend that the Merger will qualify as a tax-free “reorganization” within the meaning of Section 368(a) of the Code (as defined herein), and the regulations promulgated thereunder, and the Company’s board of directors and the boards of directors of the Purchaser and Merger Sub have approved this Agreement and intend that it constitute a “plan of reorganization” with respect to the Merger within the meaning of United States Treasury Regulations Sections 1.368-2(g) and 1.368-3(a) for purposes of Sections 354, 361 and 368 of the Code and the Treasury Regulations thereunder;

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the Parties hereto agree as follows:

Article I. Merger.

Section 1.01 Merger. At the Effective Time, and subject to and upon the terms and conditions of this Agreement, and in accordance with the applicable provisions of the DGCL, Merger Sub and the Company shall consummate the Merger, pursuant to which Merger Sub shall be merged with and into the Company, following which the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation. The Company, as the surviving corporation after the Merger, is hereinafter sometimes referred to as the “Surviving Corporation” (provided, that references to the Company for periods after the Effective Time shall include the Surviving Corporation).

Section 1.02 Effective Time. Subject to the terms and conditions of this Agreement, the Parties hereto shall cause the Merger to be consummated by filing the Certificate of Merger for the merger of Merger Sub with and into the Company (the “Certificate of Merger”) with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL (the time of such filing, or such later time as may be specified in the Certificate of Merger, being the “Effective Time”).

Section 1.03 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, agreements, powers and franchises, debts, Liabilities, duties and obligations of each of the Merger Sub and the Company shall become the property, rights, privileges, agreements, powers and franchises, debts, Liabilities, duties and obligations of the Surviving Corporation, which shall include the assumption by the Surviving Corporation of any and all agreements, covenants, duties and obligations of Merger Sub and the Company set forth in this Agreement to be performed after the Effective Time.

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Section 1.04 Tax Treatment. For U.S. federal income tax treatment of the Merger), the Merger is intended to constitute a “reorganization” within the meaning of Section 368 of the Code. The Parties hereby (a) adopt this Agreement insofar as it relates to the Merger as a “plan of reorganization” within the meaning of Section 1.368-2(g) of the United States Treasury Regulations, (b) agree to file and retain such information as shall be required under Section 1.368-3 of the United States Treasury Regulations for purposes of Sections 354, 361 and 368 of the Code and the Treasury Regulations thereunder, and (c) agree to file all Tax and other informational returns on a basis consistent with such characterization. Notwithstanding the foregoing or anything else to the contrary contained in this Agreement, the parties acknowledge and agree that, other than the representations set forth in Section 3.11 and Section 4.14, no Party is making any representation or warranty as to the qualification of the Merger as a reorganization under Section 368(a) of the Code or as to the effect, if any, that any transaction consummated on, after or prior to the Effective Time has or may have on any such reorganization status. Each of the Parties acknowledges and agrees that each such Party (i) has had the opportunity to obtain independent legal and tax advice with respect to the transactions contemplated by this Agreement and (ii) is responsible for paying its own Taxes, including any adverse Tax consequences that may result if the Merger is determined not to qualify as a reorganization under Section 368(a) of the Code.

Section 1.05 Certificate of Incorporation and Bylaws. At the Effective Time, the Company Charter and Bylaws of the Company, each as in effect immediately prior to the Effective Time, shall be amended to change the name of the Company to SBC Medical Operations, Inc. or such other name mutually agreed by the Parties, and such amended Certificate of Incorporation and Bylaws shall become the respective Certificate of Incorporation and Bylaws of the Surviving Corporation.

Section 1.06 Directors and Officers of the Surviving Corporation. At the Effective Time, the board of directors and executive officers of the Surviving Corporation shall be the board of directors and executive officers of the Purchaser, after giving effect to Section 5.17, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified or their earlier death, resignation or removal.

Section 1.07 Merger Consideration. As consideration for the Merger, the Company Security Holders as of the Effective Time, collectively shall be entitled to receive from the Purchaser, in the aggregate, a number of shares of the Purchaser Class A Common Stock with an aggregate value equal to (the “Merger Consideration”) (a) One Billion Two Hundred Million U.S. Dollars $1,200,000,000) minus (b) the amount, if any, by which the Target Net Working Capital Amount exceeds the Net Working Capital, plus (c) the amount, if any, by which the Net Working Capital exceeds the Target Net Working Capital Amount, minus (d) the amount of Closing Net Indebtedness minus (e) the amount of any Transaction Expenses (the total portion of the Merger Consideration amount payable to all Company Stockholders in accordance with this Agreement is also referred to herein as the “Stockholder Merger Consideration”), provided, that the Stockholder Merger Consideration otherwise payable to Company Security Holders is subject to the withholding of the Escrow Shares deposited in the Escrow Account in accordance with Section 1.18, and after the Closing is subject to adjustment in accordance with Section 1.15.

Section 1.08 Conversion of Company Stock and Exchange of Other Company Securities.

(a)  Each issued share of Company Stock outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 1.09 or Dissenting Shares) shall, subject to the terms and conditions of this Agreement, be automatically converted (the “Conversion”) into the right to receive a number of shares of the Purchaser Class A Common Stock equal to: (i) the Per Share Consideration divided by (ii) the Redemption Price.

(b)  At the Effective Time, each option agreement to acquire shares of Company Stock that is issued and outstanding immediately prior to the Effective Time shall be exchanged for the right to receive an option agreement of the Purchaser which provides the holder thereof the right to acquire a number of shares of the Purchaser Class A Common Stock equal to (i) the number of shares of Company Stock issuable upon exercise of such option, divided by (ii) (A) the Per Share Consideration divided (B) by the Redemption Price, without adjustment of the aggregate exercise price thereof, with such exchange to be pursuant to an option rollover agreement or other exchange agreement as agreed to by the Purchaser, the Company and the applicable option-holders.

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(c)  At the Effective Time, each warrant to acquire shares of Company Stock that is issued and outstanding immediately prior to the Effective Time shall be exchanged for the right to receive a warrant of the Purchaser which provides the holder thereof the right to acquire a number of shares of the Purchaser Class A Common Stock equal to (i) the number of shares of Company Stock issuable upon exercise of such warrant, divided by (ii) (A) the Per Share Consideration divided (B) by the Redemption Price, without adjustment of the aggregate exercise price thereof, with such exchange to be pursuant to an exchange agreement as agreed to by the Purchaser, the Company and the applicable warrant-holder.

Section 1.09 Treasury Stock. At the Effective Time, if there are any Company Securities that are owned by the Company as treasury shares or any Company Securities owned by any direct or indirect Subsidiary of the Company immediately prior to the Effective Time, such Company Securities shall be canceled and shall cease to exist without any conversion thereof or payment therefor.

Section 1.10 Rights Cease to Exist. As of the Effective Time, all shares of Company Stock and all other Company Securities shall no longer be outstanding, shall automatically be canceled and shall cease to exist and each holder of shares of Company Stock and each holder of other Company Securities shall cease to have any rights with respect thereto, except the rights set forth in this Agreement.

Section 1.11 Dissenting Shares. Each of the Dissenting Shares issued and outstanding immediately prior to the Effective Time shall be cancelled and cease to exist in accordance with Section 1.17 and shall thereafter represent only the right to receive the applicable payments set forth in Section 1.17.

Section 1.12 Surrender of Company Securities and Disbursement of Merger Consideration.

(a)  Prior to the Effective Time, the Purchaser shall appoint its transfer agent, Continental Stock Transfer & Trust Company, or another agent reasonably acceptable to the Company (the “Exchange Agent”), for the purpose of disbursing the Stockholder Merger Consideration. At or prior to the Effective Time, the Purchaser shall deposit, or cause to be deposited, with the Exchange Agent the Stockholder Merger Consideration (less the Escrow Shares, which will be deposited in the Escrow Account in accordance with Section 1.18) and the Purchaser shall send, or shall cause the Exchange Agent to send, to each Company Stockholder, a letter of transmittal for use in such exchange, in the form mutually agreed to by the Parties (a “Letter of Transmittal”) which shall specify that the delivery of Company Stock in respect of the Stockholder Merger Consideration shall be effected, and risk of loss and title shall pass, only upon proper delivery of a properly completed and duly executed Letter of Transmittal to the Exchange Agent for use in such exchange. The Company hereby represents and warrants that the Company Stock is not certificated.

(b)  Each Company Stockholder shall be entitled to receive its Pro Rata Share of the Stockholder Merger Consideration (less the Escrow Shares) in respect of the Company Stock tendered for exchange (excluding any Dissenting Shares), as soon as reasonably practicable after the Effective Time, but subject to the delivery to the Exchange Agent of the following items prior thereto (collectively, the “Transmittal Documents”): (i) a properly completed and duly executed Letter of Transmittal and (ii) such other documents as may be reasonably requested by the Exchange Agent or the Purchaser. Until so surrendered, each share of Company Stock shall represent after the Effective Time for all purposes only the right to receive such portion of the Stockholder Merger Consideration (subject to the withholding of the Escrow Shares, and as it may be adjusted after the Closing pursuant to Section 1.15 or Section 1.18) attributable to such Company Stock.

(c)  If any portion of the Merger Consideration is to be delivered or issued to a Person other than the Person in whose name the surrendered Company Stock is registered immediately prior to the Effective Time, it shall be a condition to such delivery that (i) the transfer of such Company Stock shall have been permitted in accordance with the terms of the Company’s Organizational Documents and any stockholders agreement with respect to the Company, each as in effect immediately prior to the Effective Time, (ii) the recipient of such portion of the Stockholder Merger Consideration, or the Person in whose name such portion of the Stockholder Merger Consideration is delivered or issued, shall have already executed and delivered, if a Significant Company Holder, counterparts to a Lock-Up Agreement and Non-Competition Agreement, and such other Transmittal Documents as are reasonably deemed necessary by the Exchange Agent or the Purchaser and (iii) the Person requesting such delivery shall pay to the Exchange Agent any transfer or other Taxes required as a result of such delivery to a Person other than the registered holder of such Company Stock or establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not payable.

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(d)  After the Effective Time, there shall be no further registration of transfers of Company Stock. If, after the Effective Time, the Transmittal Documents are presented to the Surviving Corporation, the Purchaser or the Exchange Agent, the Company Stock shall be canceled and exchanged for the applicable portion of the Stockholder Merger Consideration provided for, and in accordance with the procedures set forth in this Section 1.12. No dividends or other distributions declared or made after the Agreement Date with respect to Purchaser Common Stock with a record date after the Effective Time will be paid to the holders of any Company Stock that has not yet been surrendered with respect to the Purchaser Common Stock to be issued upon surrender thereof until the holders of record of such Company Stock shall provide the Transmittal Documents. Subject to applicable Law, following delivery of the Transmittal Documents, the Purchaser shall promptly deliver to the record holders thereof, without interest, the certificates representing the Purchaser Common Stock issued in exchange therefor and the amount of any such dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such Purchaser Common Stock.

(e)  All securities issued upon the surrender of Company Securities in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such Company Securities. Any portion of the Stockholder Merger Consideration made available to the Exchange Agent pursuant to Section 1.12(a) and any Escrow Property disbursed to the Escrow Agent in accordance with the Escrow Agreement that remains unclaimed by Company Stockholders two (2) years after the Effective Time shall be returned to the Purchaser, upon demand, and any such Company Stockholder who has not exchanged its Company Stock for the applicable portion of the Stockholder Merger Consideration in accordance with this Section 1.12 prior to that time shall thereafter look only to the Purchaser for payment of the portion of the Stockholder Merger Consideration in respect of such shares of Company Stock without any interest thereon (but with any dividends paid with respect thereto). Notwithstanding the foregoing, none of the Surviving Corporation, the Purchaser or any Party hereto shall be liable to any Person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

(f)   Notwithstanding anything to the contrary contained herein, no fraction of a share of the Purchaser Common Stock will be issued by virtue of the Merger or the transactions contemplated hereby, and each Person who would otherwise be entitled to a fraction of a share of the Purchaser Common Stock (after aggregating all fractional shares of the Purchaser Common Stock that otherwise would be received by such holder) shall instead have the number of shares of the Purchaser Common Stock issued to such Person (or to which any replacement option or warrant is subject) rounded down in the aggregate to the nearest whole share of the Purchaser Common Stock.

Section 1.13 Effect of Transaction on Merger Sub Stock. At the Effective Time, by virtue of the Merger and without any action on the part of any Party or the holders of any Company Securities or the holders of any shares of capital stock of the Purchaser or Merger Sub, each share of Merger Sub Common Stock outstanding immediately prior to the Effective Time shall be converted into an equal number of shares of common stock of the Surviving Corporation, with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

Section 1.14 Closing Calculations. At least three (3) Business Days prior to the Closing Date, the Company shall deliver to the Purchaser a statement certified by the Company’s chief executive officer (the “Estimated Closing Statement”) setting forth a good faith calculation of the Company’s estimate of the Closing Net Indebtedness, Net Working Capital and Transaction Expenses as of the Reference Time, and the resulting Merger Consideration based on such estimates, in reasonable detail including for each component thereof, along with the amount owed to each creditor of any of the Target Companies, and bank statements and other evidence reasonably necessary to confirm such calculations. Promptly upon delivering the Estimated Closing Statement to the Purchaser, if requested by the Purchaser, the Company will meet with the Purchaser to review and discuss the Estimated Closing Statement and the Company will consider in good faith the Purchaser’s comments to the Estimated Closing Statement and make any appropriate adjustments to the Estimated Closing Statement prior to the Closing, which adjusted Estimated Closing Statement, as mutually approved by the Company and the Purchaser both acting reasonably and in good faith, shall thereafter become the Estimated Closing Statement for all purposes of this Agreement. The Estimated Closing Statement and the determinations contained therein shall be prepared in accordance with the Accounting Principles and otherwise in accordance with this Agreement.

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Section 1.15 Merger Consideration Adjustment.

(a)  Within ninety (90) days after the Closing Date, the Purchaser’s Chief Financial Officer (the “CFO”) shall deliver to the Purchaser Representative and the Seller Representative a statement (the “Closing Statement”) setting forth (i) a consolidated balance sheet of the Target Companies as of the Reference Time and (ii) a good faith calculation of the Closing Net Indebtedness, Net Working Capital and Transactions Expenses, in each case, as of the Reference Time, and the resulting Merger Consideration using the formula in Section 1.07. The Closing Statement shall be prepared, and the Closing Net Indebtedness, Net Working Capital and Transactions Expenses and the resulting Merger Consideration and shares shall be determined in accordance with the Accounting Principles and otherwise in accordance with this Agreement.

(b)  After delivery of the Closing Statement, each of the Seller Representative and the Purchaser Representative, and their respective Representatives on their behalves, shall be permitted reasonable access to the books, records, working papers, files, facilities and personnel of the Target Companies relating to the preparation of the Closing Statement. The Seller Representative and the Purchaser Representative, and their respective Representatives on their behalves, may make inquiries of the CFO and related Purchaser and Target Company personnel and advisors regarding questions concerning or disagreements with the Closing Statement arising in the course of their review thereof, and Purchaser and the Company shall provide reasonable cooperation in connection therewith. If either the Seller Representative or the Purchaser Representative (each, a “Representative Party”) has any objections to the Closing Statement, such Representative Party shall deliver to the CFO and the other Representative Party a statement setting forth its objections thereto (in reasonable detail) (an “Objection Statement”). If an Objection Statement is not delivered by a Representative Party within thirty (30) days following the date of delivery of the Closing Statement, then such Representative Party will have waived its right to contest the Closing Statement, all determinations and calculations set forth therein, and the resulting Merger Consideration set forth therein. If an Objection Statement is delivered within such thirty (30) day period, then the Seller Representative and the Purchaser Representative shall negotiate in good faith to resolve any such objections for a period of twenty (20) days thereafter. If the Seller Representative and the Purchaser Representative do not reach a final resolution within such twenty (20) day period, then upon the written request of either Representative Party (the date of receipt of such notice by the other Party, the “Independent Expert Notice Date”), the Representative Parties will refer the dispute to the Independent Expert for final resolution of the dispute in accordance with Section 1.15(c). For purposes hereof, the “Independent Expert” shall mean a mutually acceptable independent (i.e., no prior material business relationship with any party for the prior two (2) years) accounting firm appointed by the Purchaser Representative and the Seller Representative, which appointment will be made no later than ten (10) days after the Independent Expert Notice Date); provided, that if the Independent Expert does not accept its appointment or if the Purchaser Representative and the Seller Representative cannot agree on the Independent Expert, in either case within twenty (20) days after the Independent Expert Notice Date, either Representative Party may require, by written notice to the other Representative Party, that the Independent Expert be selected by the New York City Regional Office of the AAA in accordance with the AAA’s procedures. The Parties agree that the Independent Expert will be deemed to be independent even though a Party or its Affiliates may, in the future, designate the Independent Expert to resolve disputes of the types described in this Section 1.15. The Parties acknowledge that any information provided pursuant to this Section 1.15 will be subject to the confidentiality obligations of Section 5.15.

(c)  If a dispute with respect to the Closing Statement is submitted in accordance with this Section 1.15 to the Independent Expert for final resolution, the Parties will follow the procedures set forth in this Section 1.15(c). Each of the Seller Representative and the Purchaser Representative agrees to execute, if requested by the Independent Expert, a reasonable engagement letter with respect to the determination to be made by the Independent Expert. All fees and expenses of the Independent Expert will be borne by the Purchaser. Except as provided in the preceding sentence, all other costs and expenses incurred by the Seller Representative in connection with resolving any dispute hereunder before the Independent Expert will be borne by the Company Stockholders, and all other costs and expenses incurred by the Purchaser Representative in connection with resolving any dispute hereunder before the Independent Expert will be borne by the Purchaser. The Independent Expert will determine only those issues still in dispute as of the Independent Expert Notice Date and the Independent Expert’s determination will be based solely upon and consistent with the terms and conditions of this Agreement. The determination by the Independent Expert will be based solely on presentations with respect to such disputed items by the Purchaser Representative and the Seller Representative to the Independent Expert
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and not on the Independent Expert’s independent review; provided, that such presentations will be deemed to include any work papers, records, accounts or similar materials delivered to the Independent Expert by a Representative Party in connection with such presentations and any materials delivered to the Independent Expert in response to requests by the Independent Expert. Each of the Seller Representative and the Purchaser Representative will use their reasonable efforts to make their respective presentations as promptly as practicable following submission to the Independent Expert of the disputed items, and each such Representative Party will be entitled, as part of its presentation, to respond to the presentation of the other Representative Party and any questions and requests of the Independent Expert. In deciding any matter, the Independent Expert will be bound by the provisions of this Agreement, including this this Section 1.15. It is the intent of the Parties hereto that the activities of the Independent Expert in connection herewith are not (and should not be considered to be or treated as) an arbitration proceeding or similar arbitral process and that no formal arbitration rules should be followed (including rules with respect to procedures and discovery). The Seller Representative and the Purchaser Representative will request that the Independent Expert’s determination be made within forty-five (45) days after its engagement, or as soon thereafter as possible, will be set forth in a written statement delivered to the Purchaser Representative and the Seller Representative and will be final, conclusive, non-appealable and binding for all purposes hereunder (other than for fraud or manifest error).

(d)  For purposes hereof, the term “Adjustment Amount” shall mean (x) the Merger Consideration as finally determined in accordance with this Section 1.15, less (y) the Merger Consideration that was issued at the Closing (including to the Escrow Account), pursuant to the Estimated Closing Statement.

(i)          If the Adjustment Amount is a positive number, then (A) the Seller Representative and the Purchaser Representative shall, within three (3) Business Days after such final determination, provide joint instructions to the Escrow Agent to distribute to each Company Stockholder its Pro Rata Share of all Escrow Shares, and (B) Purchaser shall, within ten (10) Business Days after such final determination of the Merger Consideration, issue to the Company Stockholders an additional number of shares of the Purchaser Common Stock equal to (x) the Adjustment Amount, divided by (y) the Redemption Price, with each Company Stockholder receiving its Pro Rata Share of such additional shares of the Purchaser Common Stock, (with each share of the Purchaser Common Stock and Escrow Share valued at the Redemption Price for such purposes). Such additional shares of the Purchaser Common Stock shall be considered additional Merger Consideration under this Agreement and, with respect to Significant Company Holders, “Restricted Securities” under the Lock-Up Agreements.

(ii)         If the Adjustment Amount is a negative number, then the Seller Representative and the Purchaser Representative shall, within three (3) Business Days after such final determination, provide joint written instructions to the Escrow Agent to distribute (A) to Purchaser a number of Escrow Shares (and, after distribution of all Escrow Shares, other Escrow Property) with a value equal to the absolute value of the Adjustment Amount (with each Escrow Share valued at the Redemption Price) and (B) to each Company Stockholder, its Pro Rata Share of all remaining Escrow Shares, if any, after such distribution to Purchaser. The Purchaser will promptly cancel any Escrow Shares distributed to it by the Escrow Agent promptly after its receipt thereof. The Escrow Account shall be the sole source of recovery for any payments by the Company Stockholders under this Section 1.15(d), and the Company Stockholders shall not be required under this Section 1.15(d) to pay any amounts in excess of the Escrow Property in the Escrow Account at such time.

(iii)        For the avoidance of doubt, the Adjustment Amount shall paid solely with respect to the Company Common Stock which was converted into Purchaser Common Stock at the Closing, and no Adjustment Amount, whether positive or negative, shall be issued or shall apply with respect to any Company Convertible Securities which were exchanged for securities or agreements of the Purchaser at the Closing pursuant to Section 1.08(b) or which were exercised or converted to Purchaser Common Stock following the Closing pursuant to such securities or agreements.

Section 1.16 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Surviving Corporation are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement, in each case at the cost of the Surviving Corporation.

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Section 1.17 Appraisal and Dissenter’s Rights.

(a)  Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, any Dissenting Shares shall not be converted into or represent a right to receive the applicable consideration for Company Stock set forth in Section 1.08, but instead the holder thereof shall only be entitled to such rights as are provided by the DGCL. In the event that a holder properly perfects such holder’s appraisal, dissenters’ or similar rights by demanding and not effectively withdrawing or losing such holder’s appraisal, dissenters’ or similar rights for any shares of Company Stock, the Exchange Agent shall deliver to Purchaser such holder’s portion of the Stockholder Merger Consideration that is attributable to such shares at the time such portion of such Stockholder Merger Consideration is determined and such rights are perfected.

(b)  Withdrawal or Loss of Rights. Notwithstanding the provisions of Section 1.17(a), if any holder of Dissenting Shares effectively withdraws or loses (through failure to perfect or otherwise) such holder’s appraisal or dissenters’ rights with respect to such shares under the DGCL, then, as of the later of the Effective Time and the occurrence of such event, (i) such holder’s shares shall automatically convert into and represent only the right to receive the consideration for Company Stock, as applicable, set forth in and subject to the provisions of this Agreement, upon surrender of the certificate(s) formerly representing such shares (if any), and (ii) Purchaser (to the extent the following amounts have been previously delivered by the Exchange Agent to Purchaser pursuant to Section 1.17(a) and not returned to the Exchange Agent) or the Exchange Agent shall deliver to such holder such holder’s portion of the Stockholder Merger Consideration that is attributable to such shares at the time such rights are withdrawn or lost.

(c)  Demands for Appraisal. The Company shall give Purchaser (1) prompt notice of any written demand for appraisal received by the Company pursuant to the applicable provisions of the DGCL, and (ii) the opportunity to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of the Purchaser, make any payment with respect to any such demands or offer to settle or settle any such demands.

Section 1.18 Escrow. At or prior to the Closing, the Purchaser Representative, the Seller Representative and Continental Stock Transfer & Trust Company (or such other escrow agent mutually acceptable to the Purchaser and the Company), as escrow agent (the “Escrow Agent”), shall enter into an escrow agreement, effective as of the Effective Time, in form and substance reasonably satisfactory to the Purchaser and the Company (the “Escrow Agreement”), pursuant to which the Purchaser shall deliver to the Escrow Agent a number of shares of the Purchaser Common Stock (with each share valued at the Redemption Price) equal to three percent (3%) of the Merger Consideration (the “Escrow Amount”) (together with any equity securities paid as dividends or distributions with respect to such shares or into which such shares are exchanged or converted, the “Escrow Shares”) to be held, along with any other dividends, distributions or other income on the Escrow Shares (together with the Escrow Shares, the “Escrow Property”), in a segregated escrow account (the “Escrow Account”) and disbursed therefrom in accordance with the terms of Section 1.15 and the Escrow Agreement. The Escrow Property shall be allocated among and transferred to the Company Stockholders pro rata based on their respective Pro Rata Share. The Escrow Property shall serve as the sole source of payment for the obligations of the Company Stockholders under Section 1.15. Unless otherwise required by Law, all distributions made from the Escrow Account shall be treated by the Parties as an adjustment to the number of shares of Stockholder Merger Consideration received by the Company Stockholders pursuant to Article I.

Section 1.19 Amended Purchaser Certificate of Incorporation. Upon the Effective Time, the Purchaser shall amend and restate its Amended and Restated Certificate of Incorporation in a form to be mutually agreed between the Purchaser and the Company (the “Amended Purchaser Certificate of Incorporation”) which shall, among other matters, amend the Purchaser’s Certificate of Incorporation to (i) provide that the name of the Purchaser shall be changed to “SBC Medical Group Holdings Incorporated” or such other name as mutually agreed to by the Parties, and (ii) remove and change certain provisions in the Certificate of Incorporation related to the Purchaser’s status as a blank check company.

Section 1.20 Withholding. The Purchaser, Surviving Corporation, and the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Agreement such amounts as may be required to be deducted or withheld with respect to the making of such payment under the Code, or under any provision of state, local or non-U.S. Tax Law. To the extent that amounts are so deducted and withheld and paid over to the appropriate Taxing Authorities, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

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Article II. Closing

Section 2.01 Closing. Subject to the satisfaction or waiver of the conditions set forth in Article VII, the consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Loeb & Loeb LLP (“Loeb”), counsel to the Purchaser, at 345 Park Avenue, New York, NY 10154, on a date and at a time to be agreed upon by Purchaser and the Company, which date shall be no later than the second (2nd) Business Day after all the Closing conditions to this Agreement have been satisfied or waived, or at such other date, time or place (including remotely) as the Purchaser and the Company may agree in writing (the date and time at which the Closing is actually held being the “Closing Date”).

Article III. Representations and Warranties of the Purchaser

Except as set forth in (i) the disclosure schedules delivered by the Purchaser to the Company on the date hereof (the “Purchaser Disclosure Schedules”), the Section numbers of which are numbered to correspond to the Section numbers of this Agreement to which they refer (provided, however, that an item disclosed in any Section of the Purchaser Disclosure Schedules shall be deemed to have been disclosed with respect to all other Sections of this Article III to which the relevance of such disclosure is reasonably apparent on its face) or (ii) the SEC Reports that are available on the SEC’s website through EDGAR, the Purchaser represents and warrants to the Company as of the Agreement Date and as of the Closing Date (or, if such representations and warranties are made with respect to a certain date, as of such date), as follows:

Section 3.01 Organization and Standing. Each of the Purchaser and the Merger Sub is a company duly incorporated, validly existing and in good standing under the Laws of Delaware. Each of the Purchaser and the Merger Sub has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of the Purchaser and the Merger Sub is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed or in good standing can be cured without material cost or expense. The Purchaser has heretofore made available to the Company accurate and complete copies of its and Merger Sub’s Organizational Documents, as currently in effect. Neither the Purchaser nor the Merger Sub is in violation of any provision of its Organizational Documents in any material respect.

Section 3.02 Authorization; Binding Agreement. The Purchaser has all requisite corporate power and authority to execute and deliver this Agreement and each Ancillary Document to which it is a party, to perform the Purchaser’s obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, subject to obtaining the Required Purchaser Stockholder Approval. The Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement and each Ancillary Document to which it is a party, to perform the Merger Sub’s obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each Ancillary Document to which it is a party and the consummation of the transactions contemplated hereby and thereby (a) have been duly and validly authorized by the board of directors of the Purchaser, and (b) other than the Required Purchaser Stockholder Approval, no other corporate proceedings, other than as set forth elsewhere in the Agreement, on the part of the Purchaser are necessary to authorize the execution and delivery of this Agreement and each Ancillary Document to which it is a party or to consummate the transactions contemplated hereby and thereby. This Agreement has been, and each Ancillary Document to which the Purchaser is a party shall be when delivered, duly and validly executed and delivered by the Purchaser and, assuming the due authorization, execution and delivery of this Agreement and such Ancillary Documents by the other Parties and thereto, constitutes, or when delivered shall constitute, the valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting the enforcement of creditors’ rights generally or by any applicable statute of limitation or by any valid defense of set-off or counterclaim, and the fact that equitable remedies or relief (including the remedy of specific performance) are subject to the discretion of the court from which such relief may be sought (collectively, the “Enforceability Exceptions”). The Purchaser’s board of directors, by resolutions duly adopted at a meeting duly called and held (i) determined that this Agreement and the Merger and the other transactions contemplated hereby are advisable, fair to, and in the best interests of, the Purchaser and its stockholders, (ii) approved this Agreement and the Merger and the other transactions contemplated by this Agreement in accordance with the applicable provisions of the DGCL, (iii) directed that this Agreement be submitted to the Purchaser’s stockholders for adoption and (iv) resolved to recommend that the Purchaser’s

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stockholders approve and adopt this Agreement. The Merger Sub’s board of directors, by resolutions duly adopted at a meeting duly called and held (i) determined that this Agreement and the Merger and the other transactions contemplated hereby are advisable, fair to, and in the best interests of, the Merger Sub and Purchaser as its sole stockholder, (ii) approved this Agreement and the Merger and the other transactions contemplated by this Agreement in accordance with the applicable provisions of the DGCL, (iii) directed that this Agreement be submitted to the Purchaser as the sole stockholder of Merger Sub and (iv) resolved to recommend that the Purchaser as the sole stockholder of Merger Sub approve and adopt this Agreement. The Purchaser, as the sole stockholder of Merger Sub, has authorized the execution, delivery and performance of this Agreement and the Ancillary Documents by and on behalf of Merger Sub and the consummation of the Merger and the other transactions contemplated by this Agreement.

Section 3.03 Governmental Approvals. Except as otherwise described in Section 3.03 of the Purchaser Disclosure Schedules, no Consent of or from any Governmental Authority, on the part of the Purchaser is required to be obtained or made in connection with the execution, delivery or performance by the Purchaser of this Agreement and each Ancillary Document to which it is a party or the consummation by the Purchaser of the transactions contemplated hereby and thereby, other than (a) pursuant to Antitrust Laws, (b) such filings as contemplated by this Agreement, (c) any filings required with Nasdaq or the SEC with respect to the transactions contemplated by this Agreement, (d) applicable requirements, if any, of the Securities Act, the Exchange Act, and/or any state “blue sky” securities Laws, and the rules and regulations thereunder, and (e) where the failure to obtain or make such Consents or to make such filings or notifications, would not reasonably be expected to have a Material Adverse Effect on the Purchaser.

Section 3.04 Non-Contravention. Except as otherwise described in Section 3.04 of the Purchaser Disclosure Schedules, the execution and delivery by the Purchaser of this Agreement and each Ancillary Document to which it is a party, the consummation by the Purchaser of the transactions contemplated hereby and thereby, and compliance by the Purchaser with any of the provisions hereof and thereof, will not (a) conflict with or violate any provision of the Purchaser’s Organizational Documents, (b) subject to obtaining the Consents from Governmental Authorities referred to in Section 3.03, and the waiting periods referred to therein having expired, and any condition precedent to such Consent or waiver having been satisfied, conflict with or violate any Law, Order or Consent applicable to the Purchaser, Merger Sub, or any of their properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by the Purchaser under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien upon any of the properties or assets of the Purchaser under, (viii) give rise to any obligation to obtain any third party Consent or provide any notice to any Person or (ix) give any Person the right to declare a default, exercise any remedy, claim a rebate, chargeback, penalty or change in delivery schedule, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any Purchaser Material Contract, except for any deviations from any of the foregoing clauses (a), (b) or (c) that would not reasonably be expected to have a Material Adverse Effect on the Purchaser.

Section 3.05 Capitalization.

(a)  The Purchaser is authorized to issue 100,000,000 shares of Class A common stock, par value $0.0001 per share (the “Purchaser Class A Common Stock”), 10,000,000 shares of Class B common stock, par value $0.0001 per share (the “Purchaser Class B Common Stock”, and together with the Class A Common Stock, the “Purchaser Common Stock”), and 1,000,000 shares of preferred stock, par value $0.0001 per share (the “Purchaser Preferred Stock”). The issued and outstanding Purchaser Securities as of the Agreement Date are set forth in Section 3.05 of the Purchaser Disclosure Schedules. All outstanding shares of the Purchaser Common Stock are duly authorized, validly issued, fully paid and non-assessable and are not subject to or issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, the Purchaser’s Organizational Documents or any Contract to which the Purchaser is a party. None of the outstanding Purchaser Securities have been issued in violation of any applicable securities Laws

(b)  Prior to giving effect to the Merger, Merger Sub is authorized to issue 1,000 shares of Merger Sub Common Stock, of which 1,000 shares are issued and outstanding, and all of which are owned by the Purchaser and Merger Sub has no other authorized, issued or outstanding shares of capital stock. All of the issued and

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outstanding shares of Merger Sub Common Stock have been duly authorized and validly issued, and are fully paid and non-assessable. No Person other than the Purchaser has any rights with respect to such equity securities of Merger Sub and no such rights will arise by virtue of or in connection with the Merger and the other transactions contemplated by this Agreement. Prior to giving effect to the transactions contemplated by this Agreement, other than Merger Sub, the Purchaser does not have any Subsidiaries or own any equity interests in any other Person.

(c)  Except as set forth in Section 3.05(a) of the Purchaser Disclosure Schedules or Section 3.05(c) of the Purchaser Disclosure Schedules there are no (i) outstanding options, warrants, puts, calls, convertible securities, preemptive or similar rights, (ii) bonds, debentures, notes or other Indebtedness having general voting rights or that are convertible or exchangeable into securities having such rights or (iii) subscriptions or other rights, agreements, arrangements, Contracts or commitments of any character (other than this Agreement and the Ancillary Documents), (A) relating to the issued or unissued shares of the Purchaser or (B) obligating the Purchaser to issue, transfer, deliver or sell or cause to be issued, transferred, delivered, sold or repurchased any options or shares or securities convertible into or exchangeable for such shares, or (C) obligating Purchaser to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment for such capital shares. Other than the Redemption or as expressly set forth in this Agreement, there are no outstanding obligations of the Purchaser to repurchase, redeem or otherwise acquire any shares of the Purchaser or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any Person. Except as set forth in Section 3.05(c) of the Purchaser Disclosure Schedules, there are no stockholders agreements, voting trusts or other agreements or understandings to which Purchaser is a party with respect to the voting of any shares of the Purchaser.

(d)  All Indebtedness of the Purchaser as of the Agreement Date is disclosed in Section 3.05(d) of the Purchaser Disclosure Schedules. No Indebtedness of the Purchaser contains any restriction upon (i) the prepayment of any of such Indebtedness, (ii) the incurrence of Indebtedness by Purchaser or (iii) the ability of the Purchaser to grant any Lien on its properties or assets.

(e)  Since the date of formation of the Purchaser, and except as contemplated by this Agreement, the Purchaser has not declared or paid any distribution or dividend in respect of its shares and has not repurchased, redeemed or otherwise acquired any of its shares, and Purchaser’s board of directors has not authorized any of the foregoing.

Section 3.06 SEC Filings and Purchaser Financials.

(a)  The Purchaser, since the IPO, has filed all forms, reports, schedules, statements, registration statements, prospectuses and other documents required to be filed or furnished by the Purchaser with the SEC under the Securities Act and/or the Exchange Act, together with any amendments, restatements or supplements thereto, and will file all such forms, reports, schedules, statements and other documents required to be filed subsequent to the Agreement Date. Except to the extent available on the SEC’s web site through EDGAR, the Purchaser has delivered to the Company copies in the form filed with the SEC of all of the following: (i) the Purchaser’s annual reports on Form 10-K for each fiscal year of the Purchaser beginning with the first year the Purchaser was required to file such a form, (ii) the Purchaser’s quarterly reports on Form 10-Q for each fiscal quarter that the Purchaser filed such reports to disclose its quarterly financial results in each of the fiscal years of the Purchaser referred to in clause (i) above, (iii) all other forms, reports, registration statements, prospectuses and other documents (other than preliminary materials) filed by the Purchaser with the SEC since the beginning of the first fiscal year referred to in clause (i) above (the forms, reports, registration statements, prospectuses and other documents referred to in clauses (i), (ii) and (iii) above, whether or not available through EDGAR, are, collectively, the “SEC Reports”) and (iv) all certifications and statements required by (A) Rules 13a-14 or 15d-14 under the Exchange Act, and (B) 18 U.S.C. §1350 (Section 906 of SOX) with respect to any report referred to in clause (i) above (collectively, the “Public Certifications”). The SEC Reports (x) were prepared in all material respects in accordance with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder and (y) did not, as of their respective effective dates (in the case of SEC Reports that are registration statements filed pursuant to the requirements of the Securities Act) and at the time they were filed with the SEC (in the case of all other SEC Reports) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. To the Knowledge

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of the Purchaser, as of the Agreement Date, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to any SEC Reports, and none of the SEC Reports filed on or prior to the Agreement Date is subject to ongoing SEC review or investigation as of the Agreement Date. The Public Certifications are each true as of their respective dates of filing. As used in this Section 3.06, the term “file” shall be broadly construed to include any manner permitted by SEC rules and regulations in which a document or information is furnished, supplied or otherwise made available to the SEC. As of the Agreement Date, (A) the Purchaser Public Units, the Purchaser Common Stock and the Purchaser Public Warrants are listed on Nasdaq, (B) the Purchaser has not received any written deficiency notice from Nasdaq relating to the continued listing requirements of such Purchaser Securities, (C) there are no Actions pending or, to the Knowledge of the Purchaser, threatened against the Purchaser by the Financial Industry Regulatory Authority with respect to any intention by such entity to suspend, prohibit or terminate the quoting of such Purchaser Securities on Nasdaq and (D) such Purchaser Securities are in compliance with all of the applicable corporate governance rules of Nasdaq.

(b)  The financial statements and notes of the Purchaser contained or incorporated by reference in the SEC Reports (the “Purchaser Financials”), fairly present in all material respects the financial position and the results of operations, changes in stockholders’ equity, and cash flows of the Purchaser at the respective dates of and for the periods referred to in such financial statements, all in accordance with (i) GAAP methodologies applied on a consistent basis throughout the periods involved and (ii) Regulation S-X or Regulation S-K, as applicable (except as may be indicated in the notes thereto and for the omission of notes and audit adjustments in the case of unaudited quarterly financial statements to the extent permitted by Regulation S-X or Regulation S-K, as applicable).

(c)  Except as and to the extent reflected or reserved against in the Purchaser Financials, the Purchaser has not incurred any Liabilities or obligations of the type required to be reflected on a balance sheet in accordance with GAAP that are not adequately reflected or reserved on or provided for in the Purchaser Financials, other than Liabilities of the type required to be reflected on a balance sheet in accordance with GAAP that have been incurred since the Purchaser’s formation in the ordinary course of business. All debts and Liabilities, fixed or contingent, which should be included under U.S. GAAP on a balance sheet are included in all material respects in the Purchaser Financials as of the date of such Purchaser Financial.

Section 3.07 Absence of Certain Changes. As of the Agreement Date, except as set forth in Section 3.07 of the Purchaser Disclosure Schedules, the Purchaser has, (a) since its formation, conducted no business other than its formation, the public offering of its securities (and the related private offerings), public reporting and its search for an initial Business Combination as described in the IPO Prospectus (including the investigation of the Target Companies and the negotiation and execution of this Agreement) and related activities and (b) since August 9, 2022, not been subject to a Material Adverse Effect on the Purchaser.

Section 3.08 Compliance with Laws. The Purchaser is, and has since its formation been, in compliance with all Laws applicable to it and the conduct of its business except for such noncompliance which would not reasonably be expected to have a Material Adverse Effect on the Purchaser, and the Purchaser has not received written notice alleging any violation of applicable Law in any material respect by the Purchaser. The Purchaser is not under investigation with respect to any violation or alleged violation of, any law, or judgment, order or decree entered by any court, arbitrator or Governmental Authority, domestic or foreign, and the Purchaser has not previously received any subpoenas from any Governmental Authority.

Section 3.09 Actions; Orders; Permits. There is no pending or, to the Knowledge of the Purchaser, threatened, material Action to which the Purchaser is subject which would reasonably be expected to have a Material Adverse Effect on the Purchaser. There is no material Action that the Purchaser has pending against any other Person. The Purchaser is not subject to any material Orders of any Governmental Authority, nor are any such Orders pending. The Purchaser holds all material Permits necessary to lawfully conduct its business as presently conducted, and to own, lease and operate its assets and properties, all of which are in full force and effect, except where the failure to hold such Consent or for such Consent to be in full force and effect would not reasonably be expected to have a Material Adverse Effect on the Purchaser.\

Section 3.10 Litigation. There is no (a) Action of any nature currently pending or, to the Purchaser’s Knowledge, threatened, and no such Action has been brought since its incorporation; or (b) Order now pending or outstanding or that was rendered by a Governmental Authority since its incorporation, in either case of (a) or (b) by or against

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the Purchaser, its current or former directors, officers or equity holders (provided, that any litigation involving the directors, officers or equity holders of the Purchaser must be related to the Purchaser’s business, equity securities or assets), its business, equity securities or assets. Since its incorporation, none of the current or former officers, senior management or directors of the Purchaser have been charged with, indicted for, arrested for, or convicted of any felony or any crime involving fraud.

Section 3.11 Taxes and Returns.

(a)  The Purchaser has (i) duly and timely filed, or caused to be timely filed, all Tax Returns required to be filed by it, (ii) all such Tax Returns are accurate and complete in all material respects, (iii) complied in all respects with all applicable Laws relating to the reporting, payment, collection and withholding of Taxes and has duly and timely collected or withheld, and paid over to the applicable Governmental Authority, or caused to be collected or withheld, and paid over to the applicable Governmental Authority, and reported all Taxes (including income, social security and other payroll Taxes) required to be paid, collected or withheld, other than such Taxes for which adequate reserves in the Purchaser Financials have been established in accordance with GAAP, (iv) (A) properly collected all sales Taxes required to be collected in the time and manner required by applicable Law and remitted such sales Taxes to the applicable Governmental Authority in the manner required by applicable Law and (B) properly requested, received and retained all necessary exemption certificates and other documentation supporting any claimed exemption or waiver of Taxes on sales or similar transactions as to which it would otherwise have been obligated to collect or withhold Taxes, and (v) provided or made available to the Company true, complete and correct copies of all Tax Returns relating to, and all audit reports and correspondence relating to each proposed adjustment, if any, made by any Governmental Authority with respect to, any taxable period ending after for which the statute of limitations has not expired. The Purchaser has complied with all applicable Laws relating to Taxes. Section 3.11 of the Purchaser Disclosure Schedules sets forth each jurisdiction where the Purchaser files or is required to file a Tax Return. There are no audits, examinations, investigations or other proceedings pending against the Purchaser in respect of any Tax, and the Purchaser has not been notified in writing of any proposed Tax claims or assessments against the Purchaser (other than, in each case, claims or assessments for which adequate reserves in the Purchaser Financials have been established in accordance with GAAP or are immaterial in amount). There are no Liens with respect to any Taxes upon any of the Purchaser’s assets, other than Permitted Liens. The Purchaser has no outstanding waivers or extensions of any applicable statute of limitations to assess any material amount of Taxes. There are no outstanding requests by the Purchaser for any extension of time within which to file any Tax Return or within which to pay any Taxes shown to be due on any Tax Return.

(b)  Since the date of its formation, the Purchaser has not (i) changed any Tax accounting methods, policies or procedures except as required by a change in Law, (ii) made, revoked, or amended any material Tax election, (iii) filed any amended Tax Returns or claim for refund or (iv) entered into any closing agreement affecting or otherwise settled or compromised any material Tax liability or refund.

(c)  To the Knowledge of the Purchaser, there are no facts or circumstances that would reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

Section 3.12 Employees and Employee Benefit Plans. The Purchaser does not (a) have any paid employees or (b) maintain, sponsor, contribute to or otherwise have any Liability under, any Benefit Plans.

Section 3.13 Properties. The Purchaser does not own, license or otherwise have any right, title or interest in any material Intellectual Property. The Purchaser does not own or lease any material real property or material Personal Property.

Section 3.14 Material Contracts.

(a)  Except as set forth in Section 3.14(a) of the Purchaser Disclosure Schedules, other than this Agreement and the Ancillary Documents, there are no Contracts to which the Purchaser is a party or by which any of its properties or assets may be bound, subject or affected, which (i) creates or imposes a Liability greater than $100,000, (ii) may not be cancelled by the Purchaser on less than sixty (60) days’ prior notice without payment of a material penalty or termination fee or (iii) prohibits, prevents, restricts or impairs in any material respect any business practice of the Purchaser as its business is currently conducted, any

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acquisition of material property by the Purchaser, or restricts in any material respect the ability of the Purchaser to engage in business as currently conducted by it or compete with any other Person (each, a “Purchaser Material Contract”). All Purchaser Material Contracts have been made available to the Company other than those that are exhibits to the SEC Reports.

(b)  With respect to each Purchaser Material Contract: (i) the Purchaser Material Contract was entered into at arms’ length and in the ordinary course of business; (ii) the Purchaser Material Contract is legal, valid, binding and enforceable in all material respects against the Purchaser and, to the Knowledge of the Purchaser, the other parties thereto, and is in full force and effect (except, in each case, as such enforcement may be limited by the Enforceability Exceptions); (iii) the Purchaser is not in breach or default in any material respect, and no event has occurred that with the passage of time or giving of notice or both would constitute such a breach or default in any material respect by the Purchaser, or permit termination or acceleration by the other party, under such Purchaser Material Contract; and (iv) to the Knowledge of the Purchaser, no other party to any Purchaser Material Contract is in breach or default in any material respect, and no event has occurred that with the passage of time or giving of notice or both would constitute such a breach or default by such other party, or permit termination or acceleration by the Purchaser under any Purchaser Material Contract.

Section 3.15 Transactions with Affiliates. Section 3.15 of the Purchaser Disclosure Schedules sets forth a true, correct and complete list of the Contracts and arrangements that are in existence as of the Agreement Date under which there are any existing or future Liabilities or obligations between the Purchaser and any (a) present or former director, officer or employee or Affiliate of the Purchaser, including, without limitation, the Purchaser Representative, or any immediate family member of any of the foregoing, or (b) record or beneficial owner of more than five percent (5%) of the Purchaser’s outstanding capital stock as of the date hereof.

Section 3.16 Merger Sub Activities. Since its formation, Merger Sub has not engaged in any business activities other than as contemplated by this Agreement, does not own directly or indirectly any ownership, equity, profits or voting interest in any Person and has no assets or Liabilities except those incurred in connection with this Agreement and the Ancillary Documents to which it is a party and the Transactions, and, other than this Agreement and the Ancillary Documents to which it is a party, Merger Sub is not party to or bound by any Contract.

Section 3.17 Investment Company Act. The Purchaser is not an “investment company” or a Person directly or indirectly “controlled” by or acting on behalf of an “investment company,” or required to register as an “investment company,” in each case within the meaning of the Investment Company Act of 1940, as amended.

Section 3.18 Finders and Brokers. Except as set forth in Section 3.18 of the Purchaser Disclosure Schedules, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission from the Purchaser, the Target Companies or any of their respective Affiliates in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Purchaser.

Section 3.19 Ownership of Stockholder Merger Consideration. All shares of the Purchaser Common Stock to be issued and delivered to the Company Stockholders as Stockholder Merger Consideration in accordance with Article I shall be, upon issuance and delivery of such Purchaser Common Stock, fully paid and non-assessable, free and clear of all Liens, other than restrictions arising from applicable securities Laws, any applicable Lock-Up Agreement, the Escrow Agreement, and any Liens incurred by any Company Stockholder, and the issuance and sale of such Purchaser Common Stock pursuant hereto will not be subject to or give rise to any preemptive rights or rights of first refusal.

Section 3.20 Certain Business Practices.

(a)  Neither the Purchaser, nor any of its Representatives acting on its behalf, has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees, to foreign or domestic political parties or campaigns or violated any provision of the U.S. Foreign Corrupt Practices Act of 1977 or any other local or foreign anti-corruption or bribery Law, (iii) made any other unlawful payment or (iv) since the formation of the Purchaser, directly or indirectly, given or agreed to give any unlawful gift or similar benefit in any material amount to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder the Purchaser or assist it in connection with any actual or proposed transaction.

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(b)  The operations of the Purchaser are and have been conducted at all times in material compliance with money laundering statutes in all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority, and no Action involving the Purchaser with respect to any of the foregoing is pending or, to the Knowledge of the Purchaser, threatened.

(c)  None of the Purchaser or any of its directors or officers, or, to the Knowledge of the Purchaser, any other Representative acting on behalf of the Purchaser is currently identified on the specially designated nationals or other blocked person list or otherwise currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), and the Purchaser has not, in the last five (5) fiscal years, directly or indirectly, used any funds, or loaned, contributed or otherwise made available such funds to any Subsidiary, joint venture partner or other Person, in connection with any sales or operations in any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to, or otherwise in violation of, any U.S. sanctions administered by OFAC.

Section 3.21 Insurance. Section 3.21 of the Purchaser Disclosure Schedules lists all insurance policies (by policy number, insurer, coverage period, coverage amount, annual premium and type of policy) held by the Purchaser relating to the Purchaser or its business, properties, assets, directors, officers and employees, copies of which have been provided to the Company. All premiums due and payable under all such insurance policies have been timely paid and the Purchaser is otherwise in material compliance with the terms of such insurance policies. All such insurance policies are in full force and effect, and to the Knowledge of the Purchaser, there is no threatened termination of, or material premium increase with respect to, any of such insurance policies. There have been no insurance claims made by the Purchaser. The Purchaser has each reported to its insurers all claims and pending circumstances that would reasonably be expected to result in a claim, except where such failure to report such a claim would not be reasonably likely to have a Material Adverse Effect on the Purchaser.

Section 3.22 Purchaser Trust Account. As of May 3, 2023, the Trust Account has a balance of no less than $20,093,058. Such monies are invested solely in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act or money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act, and held in trust by Continental Stock Transfer & Trust Company pursuant to the Trust Agreement. The Trust Agreement is valid and in full force and effect and enforceable in accordance with its terms (subject to the Enforceability Exceptions) and has not been amended or modified. There are no separate agreements, side letters or other agreements that would cause the description of the Trust Agreement in the SEC Reports to be inaccurate in any material respect and/or that would entitle any Person (other than the underwriters of the IPO, Public Stockholders who shall have elected to redeem their Purchaser Common Stock pursuant to the Purchaser Certificate of Incorporation (or in connection with an extension of the Purchaser’s deadline to consummate a Business Combination) or Governmental Authorities for Taxes) to any portion of the proceeds in the Trust Account. Prior to the Closing, none of the funds held in the Trust Account may be released except as described in the Trust Agreement.

Section 3.23 Independent Investigation. The Purchaser has conducted its own independent investigation, review and analysis of the business, results of operations, prospects, condition (financial or otherwise) or assets of the Target Companies and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records, and other documents and data of the Target Companies for such purpose. The Purchaser acknowledges and agrees that: (a) in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, it has relied solely upon its own investigation and the express representations and warranties of the Company set forth in this Agreement (including the related portions of the Company Disclosure Schedules) and in any certificate delivered to Purchaser pursuant hereto, and the information provided by or on behalf of the Company for the Proxy Statement; and (b) none of the Company nor its respective Representatives have made any representation or warranty as to the Target Companies or this Agreement, except as expressly set forth in this Agreement (including the related portions of the Company Disclosure Schedules) or in any certificate delivered to Purchaser pursuant hereto, or with respect to the information provided by or on behalf of the Company for the Proxy Statement.

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Article IV. Representations and Warranties of the Company

Except as set forth in the disclosure schedules to be delivered by the Company to the Purchaser as set forth herein (the “Company Disclosure Schedules”), the Section numbers of which are numbered to correspond to the Section numbers of this Agreement to which they refer, (provided, however, that an item disclosed in any Section of the Company Disclosure Schedules shall be deemed to have been disclosed with respect to all other Sections of this Article IV to which the relevance of such disclosure is reasonably apparent on its face) the Company and Mr. Aikawa hereby jointly and severally represent and warrant to the Purchaser, as of the date hereof and as of the Closing Date (or, if such representations and warranties are made with respect to a certain date, as of such date), as follows:

Section 4.01 Organization and Standing. The Company is a corporation duly incorporated, validly existing and in good standing under the DGCL and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each Target Company other than the Company is a corporation or other entity duly formed, validly existing and in good standing under the Laws of its jurisdiction of organization and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each Target Company is duly qualified or licensed and in good standing in the jurisdiction in which it is incorporated or registered and in each other jurisdiction where it does business or operates to the extent that the character of the property owned or leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary. Section 4.01 of the Company Disclosure Schedules lists all jurisdictions in which any Target Company is qualified to conduct business and all names other than its legal name under which any Target Company does business. The Company has provided to the Purchaser accurate and complete copies of its Organizational Documents and the Organizational Documents of each of Target Company, each as amended to date and as currently in effect. None of any Target Company is in violation of any provision of its Organizational Documents in any material respect.

Section 4.02 Authorization; Binding Agreement. The Company has all requisite corporate power and authority to execute and deliver this Agreement and each Ancillary Document to which it is or is required to be a party, to perform the Company’s obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, subject to obtaining the Required Company Stockholder Approval. The execution and delivery of this Agreement and each Ancillary Document to which the Company is or is required to be a party and the consummation of the transactions contemplated hereby and thereby, (a) have been duly and validly authorized by the Company’s board of directors in accordance with the Company’s Organizational Documents, the DGCL, any other applicable Law or any Contract to which the Company or any of its stockholders is a party or by which it or its securities are bound and (b) other than the Required Company Stockholder Approval, no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement and each Ancillary Document to which it is a party or to consummate the transactions contemplated hereby and thereby. This Agreement has been, and each Ancillary Document to which the Company is or is required to be a party shall be when delivered, duly and validly executed and delivered by the Company and assuming the due authorization, execution and delivery of this Agreement and any such Ancillary Document by the other parties hereto and thereto, constitutes, or when delivered shall constitute, the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions. The Company’s board of directors, by resolutions duly adopted at a meeting duly called and held or by action by unanimous written consent in accordance with the Company’s Organizational Documents (i) determined that this Agreement and the Merger and the other transactions contemplated hereby are advisable, fair to, and in the best interests of, the Company and its stockholders, (ii) approved this Agreement and the Merger and the other transactions contemplated by this Agreement in accordance with the DGCL, (iii) directed that this Agreement be submitted to the Company’s stockholders for adoption and (iv) resolved to recommend that the Company stockholders adopt this Agreement. The Voting Agreements delivered by the Company include holders of Company Stock representing at least the Required Company Stockholder Approval, and such Voting Agreements are in full force and effect.

Section 4.03 Capitalization.

(a)  The Company is authorized to issue (i) 200,000,000 shares of Company Common Stock, of which 1,000 shares are issued and outstanding as of the Agreement Date, and (ii) 20,000,000 shares of Company Preferred Stock, of which there are no shares issued and outstanding as of the Agreement Date. No shares of Company Preferred Stock have been designated as any class of Company Preferred Stock. Prior to giving effect to the transactions contemplated by this Agreement, including the Restructuring, all of the issued and outstanding Company Stock and other equity interests of the Company are set forth in Section 4.03(a)

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of the Company Disclosure Schedules, along with the beneficial and record owners thereof, all of which shares and other equity interests are owned free and clear of any Liens other than those imposed under the Company Charter. All of the outstanding shares and other equity interests of the Company have been duly authorized, are fully paid and non-assessable and not in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, any other applicable Law, the Company Charter or any Contract to which the Company is a party or by which it or its securities are bound. The Company holds no shares or other equity interests of the Company in its treasury. None of the outstanding shares or other equity interests of the Company were issued in violation of any applicable securities Laws. The rights, privileges and preferences of the Company Preferred Stock are as stated in the Company Charter, the bylaws of the Company and as provided by the DGCL.

(b)  Other than as set forth in Section 4.03(b) of the Company Disclosure Schedules, as of the Agreement Date there are no Company Convertible Securities, or preemptive rights or rights of first refusal or first offer, nor are there any Contracts, commitments, arrangements or restrictions to which the Company or, to the Knowledge of the Company, any of its stockholders is a party or bound relating to any equity securities of the Company, whether or not outstanding, and there are no outstanding or authorized equity appreciation, phantom equity or similar rights with respect to the Company. Following the Agreement Date, it is expected that the Company shall issue certain Company Convertible Securities. At least five (5) Business Days prior to the Closing, the Company shall deliver to Purchaser an updated Section 4.03(b) of the Company Disclosure Schedules showing all of the Company Convertible Securities issued and outstanding at such time.

(c)  Except as set forth in Section 4.03(c) of the Company Disclosure Schedules, there are no voting trusts, proxies, stockholder agreements or any other agreements or understandings with respect to the voting of the Company’s equity interests. Except as set forth in the Company Charter, there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any equity interests or securities of the Company, nor has the Company granted any registration rights to any Person with respect to the Company’s equity securities. All of the Company’s securities have been granted, offered, sold and issued in compliance with all applicable securities Laws. Except as set forth in Section 4.03(b) or Section 4.03(c) of the Company Disclosure Schedules, as a result of the consummation of the transactions contemplated by this Agreement, no equity interests of the Company are issuable, and no rights in connection with any interests, warrants, rights, options or other securities of the Company accelerate or otherwise become triggered (whether as to vesting, exercisability, convertibility or otherwise).

(d)  Except as disclosed in the Company Financials, since its formation on January 30, 2023, the Company has not declared or paid any distribution or dividend in respect of its equity interests and has not repurchased, redeemed or otherwise acquired any equity interests of the Company, and the board of directors of the Company has not authorized any of the foregoing.

Section 4.04 Subsidiaries and Target Companies.

(a)  As of the Agreement Date, the Company has no Subsidiaries.

(b)  Following the completion of the Restructuring, the Subsidiaries of the Company shall be the entities as set forth in Section 4.04(b) of the Company Disclosure Schedules, which sets forth (a) the name of each Subsidiary of the Company (translated to English for non-United States entities), each of which is an entity formed under the Laws of the jurisdiction as set forth in Section 4.04(b) of the Company Disclosure Schedules, and with respect to each Subsidiary, (b) its authorized shares or other equity interests (if applicable), (c) the number of issued and outstanding shares or other equity interests; (d) the percentage of such Subsidiary held by the Company or any of its Subsidiaries or Affiliates and the identity of the holder and (e) its Tax election to be treated as a corporate or a disregarded entity under the Code and any state or applicable non-U.S. Tax Laws, if any. All of the outstanding equity securities of each Service Company and each Other Entity are duly authorized and validly issued, fully paid and non-assessable (if applicable), and were offered, sold and delivered in compliance with all applicable securities Laws, and, following the completion of the Restructuring, each Service Company and each Other Entity is owned by one or more of the Company or the Service Companies or Other Entities in the percentages as set forth in Section 4.04(b) of the Company Disclosure Schedules in each case free and clear of all Liens (other than those, if any, imposed by such Subsidiary’s Organizational Documents). There are no Contracts to which the Company or any of its Affiliates is a party or bound with respect to the voting (including voting trusts or proxies) of the

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equity interests of any Service Company or Other Entity other than the Organizational Documents of any such Service Company or Other Entity. There are no outstanding or authorized options, warrants, rights, agreements, subscriptions, convertible securities or commitments to which any Service Company or Other Entity is a party or which are binding upon any Service Company or Other Entity providing for the issuance or redemption of any equity interests of any Service Company or Other Entity. There are no outstanding equity appreciation, phantom equity, profit participation or similar rights granted by any Service Company or Other Entity. Except as set forth in Section 4.04(b) of the Company Disclosure Schedules, no Service Company or Other Entity has any limitation, whether by Contract, Order or applicable Law, on its ability to make any distributions or dividends to its equity holders or repay any debt owed to another Service Company or Other Entity. Except for the equity interests of the Service Companies and the Other Entities listed in Section 4.04(b) of the Company Disclosure Schedules, following the completion of the Restructuring, the Company does not own or have any rights to acquire, directly or indirectly, any equity interests of, or otherwise Control, any Person. Except as set forth in Section 4.04(b) of the Company Disclosure Schedules, none of the Company nor, following the Restructuring, any Service Company or Other Entity, is a participant in any joint venture, partnership or similar arrangement other than agreements between themselves. There are no outstanding contractual obligations of the Company or, following the Restructuring, any Service Company or Other Entity, to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person.

Section 4.05 Governmental Approvals. Except as otherwise described in Section 4.05 of the Company Disclosure Schedules, no Consent of or with any Governmental Authority on the part of any Target Company is required to be obtained or made in connection with the execution, delivery or performance by the Company of this Agreement or any Ancillary Documents or the consummation by the Company of the transactions contemplated hereby or thereby other than (a) such filings as are expressly contemplated by this Agreement or (b) pursuant to Antitrust Laws.

Section 4.06 Non-Contravention. Except as otherwise described in Section 4.06 of the Company Disclosure Schedules, the execution and delivery by the Company (or any other Target Company, as applicable) of this Agreement and each Ancillary Document to which any Target Company is or is required to be a party or otherwise bound, and the consummation by any Target Company of the transactions contemplated hereby and thereby and compliance by any Target Company with any of the provisions hereof and thereof, will not (a) conflict with or violate any provision of any Target Company’s Organizational Documents, (b) subject to obtaining the Consents from Governmental Authorities referred to in Section 4.05, and the waiting periods referred to therein having expired, and any condition precedent to such Consent or waiver having been satisfied, conflict with or violate any Law, Order or Consent applicable to any Target Company or any of their respective properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by any Target Company under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien upon any of the properties or assets of any Target Company (other than Permitted Liens), (viii) give rise to any obligation to obtain any third party Consent or provide any notice to any Person or (ix) give any Person the right to declare a default, exercise any remedy, claim a rebate, chargeback, penalty or change in delivery schedule, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of any Company Material Contract except as has not been and would not reasonably be expected to be have a Material Adverse Effect on any Target Company.

Section 4.07 Financial Statements.

(a)  As used herein, the term “Company Financials” means the unaudited consolidated financial statements of the Service Companies and the Other Entities (including, in each case, any related notes thereto), consisting of the balance sheets of the Service Companies and the Other Entities as of December 31, 2022 and December 31, 2021, and the related income statements, changes in stockholder equity and statements of cash flows for the fiscal years then ended (the “Unaudited Annual Financials”). True and correct copies of the Company Financials have been provided to the Purchaser. The Company Financials (i) accurately reflect the books and records of the Service Companies and the Other Entities as of the times and for the periods referred to therein, (ii) were prepared in accordance with GAAP or Japanese generally accepted accounting principles, consistently applied throughout and among the periods involved, and (iii) fairly present in all material respects the consolidated financial position of the Service Companies and the Other Entities as

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of the respective dates thereof and the consolidated results of the operations and cash flows of the Service Companies and the Other Entities for the periods indicated. No Target Company has ever been subject to the reporting requirements of Sections 13(a) and 15(d) of the Exchange Act.

(b)  Each Target Company maintains accurate books and records reflecting their respective assets and Liabilities and maintain proper and adequate internal accounting controls that provide reasonable assurance that (i) such Target Company does not maintain any off-the-book accounts, as applicable, and that such Target Company’s assets are used only in accordance with such Target Company’s management directives, (ii) transactions are executed with management’s authorization, (iii) transactions are recorded as necessary to permit preparation of the financial statements of such Target Company and to maintain accountability for such Target Company’s assets, (iv) access to such Target Company’s assets is permitted only in accordance with management’s authorization, (v) the reporting of such Target Company’s assets is compared with existing assets at regular intervals and verified for actual amounts, and (vi) accounts, notes and other receivables and inventory are recorded accurately, and proper and adequate procedures are implemented to effect the collection of accounts, notes and other receivables on a current and timely basis. All of the financial books and records of the Target Companies are complete and accurate in all material respects and have been maintained in the ordinary course consistent with past practice and in accordance with applicable Laws. No Target Company has been subject to or involved in any material fraud that involves management or other employees who have a significant role in the internal controls over financial reporting of any Target Company. In the past five (5) years, no Target Company, or their respective Representatives have received any written complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of any Target Company or their respective internal accounting controls, including any material written complaint, allegation, assertion or claim that any Target Company has engaged in questionable accounting or auditing practices.

(c)  The Target Companies do not have any Indebtedness other than the Indebtedness set forth in Section 4.07(c) of the Company Disclosure Schedules, which schedule sets for the amounts (including principal and any accrued but unpaid interest or other obligations) with respect to such Indebtedness. Except as disclosed in Section 4.07(c) of the Company Disclosure Schedules, no Indebtedness of any Target Company contains any restriction upon (i) the prepayment of any of such Indebtedness, (ii) the incurrence of Indebtedness by any Target Company, or (iii) the ability of the Target Company to grant any Lien on their respective properties or assets.

(d)  Except as set forth in Section 4.07(d) of the Company Disclosure Schedules, no Target Company is subject to any Liabilities or obligations (whether or not required to be reflected on a balance sheet prepared in accordance with GAAP or Japanese generally accepted accounting principles), except for those that are either (i) adequately reflected or reserved on or provided for in the consolidated balance sheet of the Company and the other Target Companies as of December 31, 2022 (the “Balance Sheet Date”) contained in the Company Financials or (ii) not material and that were incurred after the Balance Sheet Date in the ordinary course of business consistent with past practice (other than Liabilities for breach of any Contract or violation of any Law).

(e)  All financial projections with respect to the Target Companies that were delivered by or on behalf of the Company to the Purchaser or its Representatives were prepared in good faith using assumptions that the Company believes to be reasonable.

(f)   All accounts, notes and other receivables, whether or not accrued, and whether or not billed, of the Target Companies (the “Accounts Receivable”) arose from sales actually made or services actually performed in the ordinary course of business and represent valid obligations to a Target Company arising from its business. None of the Accounts Receivable are subject to any right of recourse, defense, deduction, return of goods, counterclaim, offset, or set off on the part of the obligor in excess of any amounts reserved therefore on the Company Financials. All of the Accounts Receivable are, to the Knowledge of the Company, fully collectible according to their terms in amounts not less than the aggregate amounts thereof carried on the books of the Target Companies (net of reserves) within ninety (90) days.

Section 4.08 Absence of Certain Changes. Except as set forth in Section 4.08 of the Company Disclosure Schedules, since December 31, 2020, each Target Company has (a) conducted its business only in the ordinary course of business consistent with past practice, (b) not been subject to a Material Adverse Effect and (c) has not taken any action or committed or agreed to take any action that would be prohibited by Section 5.02(b) (without giving effect to Schedule 5.02) if such action were taken on or after the date hereof without the consent of the Purchaser.

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Section 4.09 Compliance with Laws. Since January 1, 2019, no Target Company is or has been in material conflict or material non-compliance with, or in material default or violation of, nor has any Target Company received, since January 1, 2019, any written or, to the Knowledge of the Company, oral notice of any material conflict or non-compliance with, or material default or violation of, any applicable Laws by which it or any of its properties, assets, employees, business, products or operations are or were bound or affected. For purposes of this Section 4.09, “material” shall mean material to the Company and, following the completion of the Restructuring, its Subsidiaries, taken as a whole.

Section 4.10 Company Permits. Each Target Company (and its employees who are legally required to be licensed by a Governmental Authority in order to perform his or her duties with respect to his or her employment with any Target Company), holds all Permits necessary to lawfully conduct in all material respects its business as presently conducted; to own, lease and operate its assets and properties; and to market and sell its products (collectively, the “Company Permits”). The Company has made available to the Purchaser true, correct and complete copies of all material Company Permits, all of which Company Permits are listed in Section 4.10 of the Company Disclosure Schedules. All of the Company Permits are in full force and effect, and no suspension or cancellation of any of the Company Permits is pending or, to the Company’s Knowledge, threatened. No Target Company is in violation in any material respect of the terms of any Company Permit, and no Target Company has received any written or, to the Knowledge of the Company, oral notice of any Actions relating to the revocation or modification of any Company Permit.

Section 4.11 Litigation. Except as described in Section 4.11 of the Company Disclosure Schedules, there is no (a) Action of any nature currently pending or, to the Company’s Knowledge, threatened, and no such Action has been brought in the past five (5) years; or (b) Order now pending or outstanding or that was rendered by a Governmental Authority in the past five (5) years, in either case of (a) or (b) by or against any Target Company, their respective current or former directors, officers or equity holders (provided, that any litigation involving the directors, officers or equity holders of a Target Company must be related to the Target Company’s business, equity securities or assets), its business, equity securities or assets. The items listed in Section 4.11 of the Company Disclosure Schedules, if finally determined adversely to the Target Companies, will not have, either individually or in the aggregate, a Material Adverse Effect upon any Target Company. In the past five (5) years, none of the current or former officers, senior management or directors of any Target Company have been charged with, indicted for, arrested for, or convicted of any felony or any crime involving fraud.

Section 4.12 Material Contracts.

(a)  Section 4.12(a) of the Company Disclosure Schedules sets forth a true, correct and complete list of, and the Company has made available to the Purchaser true, correct and complete copies of, each Contract that is in effect on the Agreement Date to which any Target Company is a party or by which any Target Company, or any of their respective properties or assets are bound or affected, and has provided written summaries of any oral Contracts (each Contract required to be set forth in Section 4.12(a) of the Company Disclosure Schedules, other than a Company Benefit Plan, a “Company Material Contract”) that:

(i)          contains covenants that materially limit the ability of any Target Company (A) to compete in any line of business or with any Person or in any geographic area or to sell, or provide any service or product or solicit any Person, including any non-competition covenants, employee and customer non-solicit covenants, exclusivity restrictions, rights of first refusal or most-favored pricing clauses or (B) to purchase or acquire an interest in any other Person;

(ii)         involves any joint venture, profit-sharing, partnership, limited liability company or other similar agreement or arrangement relating to the formation, creation, operation, management or control of any partnership or joint venture;

(iii)        involves any exchange traded, over the counter or other swap, cap, floor, collar, futures contract, forward contract, option or other derivative financial instrument or Contract, based on any commodity, security, instrument, asset, rate or index of any kind or nature whatsoever, whether tangible or intangible, including currencies, interest rates, foreign currency and indices;

(iv)        evidences Indebtedness (whether incurred, assumed, guaranteed or secured by any asset) of any Target Company having an outstanding principal amount in excess of $250,000;

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(v)         involves the acquisition or disposition, directly or indirectly (by merger or otherwise), of assets with an aggregate value in excess of $250,000 (other than in the ordinary course of business consistent with past practice) or shares or other equity interests of any Target Company or another Person;

(vi)        relates to any merger, consolidation or other business combination with any other Person or the acquisition or disposition of any other entity or its business or material assets or the sale of any Target Company or their respective business or material assets;

(vii)       by its terms, individually or with all related Contracts, calls for aggregate payments or receipts by the Target Companies under such Contract or Contracts of at least $250,000 per year or $500,000 in the aggregate;

(viii)      is with any Top Customer or Top Supplier;

(ix)        obligates the Target Companies to provide continuing indemnification or a guarantee of obligations of a third party after the date hereof in excess of $250,000;

(x)         is between any Target Company and any directors, officers or employees of a Target Company (other than at-will employment arrangements with employees entered into in the ordinary course of business consistent with past practice), including all non-competition, severance and indemnification agreements, or any Related Person;

(xi)        obligates the Target Companies to make any capital commitment or expenditure in excess of $250,000 (including pursuant to any joint venture);

(xii)       relates to a material settlement entered into within two (2) years prior to the Agreement Date or under which any Target Company has outstanding obligations (other than customary confidentiality obligations);

(xiii)      provides another Person (other than another Target Company or any manager, director or officer of any Target Company) with a power of attorney;

(xiv)      (A) pursuant to which any Target Company may be required to pay milestones, royalties or other contingent payments based on any research, testing, development, regulatory filings or approval, sale, distribution, commercial manufacture or other similar occurrences, developments, activities or events, in each case, that are material to the business of, or that are material in amount to all of, the Target Company, taken as a whole, or (B) under which any Target Company grants to any Person any right of first refusal, right of first negotiation, option to purchase, option to license or any other similar preferential rights with respect to any Company Product or any Intellectual Property that is material to the business of all of the Target Companies, taken as a whole;

(xv)       relates to the development, ownership, licensing or use of any Intellectual Property by, to or from any Target Company, other than (A) Off-the-Shelf Software, (B) employee or consultant invention assignment agreements entered into on a Target Company’s standard form of such agreement, (C) confidentiality agreements entered into in the ordinary course of business, (D) non-exclusive licenses from customers or distributors to any Target Company entered into in the ordinary course of business or (E) feedback and ordinary course trade name or logo rights that are not material to any Target Company;

(xvi)      that will be required to be filed with the Proxy Statement under applicable SEC requirements or would otherwise be required to be filed by the Company as an exhibit for a Form S-1 pursuant to Items 601(b)(1), (2), (4), (9) or (10) of Regulation S-K under the Securities Act as if the Company was the registrant;

(xvii)     is otherwise material to the Company and, following the completion of the Restructuring, its Subsidiaries, taken as a whole and not described in Section 4.12(a)(i) through Section 4.12(a)(xvi), inclusive; or

(xviii)    is an agreement between a Medical Corporation and any Other Entity, which contracts are attached to Section 4.12(a) of the Disclosure Schedules.

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(b)  Except as disclosed in Section 4.12(b) of the Company Disclosure Schedules, with respect to each Company Material Contract: (i) such Company Material Contract is valid and binding and enforceable in all respects against the Target Company party thereto and, to the Knowledge of the Company, each other party thereto, and is in full force and effect (except, in each case, as such enforcement may be limited by the Enforceability Exceptions); (ii) the consummation of the transactions contemplated by this Agreement will not affect the validity or enforceability of any Company Material Contract; (iii) no Target Company is in breach or default in any material respect, and, to the Knowledge of the Company, no event has occurred that with the passage of time or giving of notice or both would constitute a material breach or default by any Target Company, or permit termination or acceleration by the other party thereto, under such Company Material Contract; (iv) to the Knowledge of the Company, no other party to such Company Material Contract is in breach or default in any material respect, and no event has occurred that with the passage of time or giving of notice or both would constitute such a material breach or default by such other party, or permit termination or acceleration by any Target Company, under such Company Material Contract; (v) no Target Company has received written or, to the Company’s Knowledge, notice of an intention by any party to any such Company Material Contract that provides for a continuing obligation by any party thereto to terminate such Company Material Contract or amend the terms thereof, other than modifications in the ordinary course of business that do not adversely affect any Target Company in any material respect; and (vi) no Target Company has waived any material rights under any such Company Material Contract.

Section 4.13 Intellectual Property.

(a)  Section 4.13(a) of the Company Disclosure Schedules sets forth: (i) all U.S. and foreign registered Patents, Trademarks, Copyrights and Internet Assets and applications owned or licensed by a Target Company or otherwise used or held for use by a Target Company in which a Target Company is the owner, applicant or assignee (“Company Registered IP”), specifying as to each item, as applicable: (A) the nature of the item, including the title, (B) the owner of the item, (C) the jurisdictions in which the item is issued or registered or in which an application for issuance or registration has been filed and (D) the issuance, registration or application numbers and dates; and (ii) all material unregistered Intellectual Property owned or purported to be owned by a Target Company. Section 4.13(a) of the Company Disclosure Schedules also sets forth all Intellectual Property licenses, sublicenses and other agreements or permissions (“Company IP Licenses”) (other than “shrink wrap,” “click wrap,” and “off the shelf” software agreements and other agreements for Software commercially available on reasonable terms to the public generally with license, maintenance, support and other fees of less than $100,000 per year (collectively, “Off-the-Shelf Software”), which are not required to be listed, although such licenses are “Company IP Licenses” as that term is used herein), under which a Target Company is a licensee or otherwise is authorized to use or practice any Intellectual Property, and describes (A) the applicable Intellectual Property licensed, sublicensed or used and (B) any royalties, license fees or other compensation due from a Target Company, if any. The Target Company owns, free and clear of all Liens (other than Permitted Liens), has valid and enforceable rights in, and has the unrestricted right to use, sell, license, transfer or assign, all Intellectual Property currently used, owned or held for use by such Target Company, and previously used or held for use by such Target Company, except for the Intellectual Property that is the subject of the Company IP Licenses. No item of Company Registered IP that consists of a pending Patent application fails to identify all pertinent inventors, and for each Patent and Patent application in the Company Registered IP, the Target Companies have obtained valid assignments of inventions from each named inventor. Except as set forth in Section 4.13(a) of the Company Disclosure Schedules, all Company Registered IP is owned exclusively by the applicable Target Company without obligation to pay royalties, licensing fees or other fees, or otherwise account to any third party with respect to such Company Registered IP, and such Target Company has recorded assignments of all Company Registered IP.

(b)  Each Target Company has a valid and enforceable license to use all Intellectual Property that is the subject of the Company IP Licenses applicable to such Target Company. The Company IP Licenses include all of the material licenses, sublicenses and other agreements or permissions necessary to operate the Target Companies as presently conducted. Each Target Company has performed all material obligations imposed on it in the Company IP Licenses, has made all payments required to date, and such Target Company is not, nor, to the Knowledge of the Company, is any other party thereto, in material breach or default thereunder, nor has any event occurred that with notice or lapse of time or both would constitute a default thereunder. The continued use by the Target Companies of the Intellectual Property that is the subject of the Company

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IP Licenses in the same manner that it is currently being used is not restricted by any applicable license of any Target Company. All registrations for Copyrights, Patents, Trademarks and Internet Assets that are owned by or exclusively licensed to any Target Company are valid, in force and in good standing with all required fees and maintenance fees having been paid with no Actions pending to the Knowledge of the Company, and all applications to register any Copyrights, Patents and Trademarks are pending and in good standing, all without challenge of any kind, to the Knowledge of the Company. No Target Company is party to any Contract that requires a Target Company to assign to any Person all of its rights in any Intellectual Property developed by a Target Company under such Contract.

(c)  Section 4.13(c) of the Company Disclosure Schedules sets forth all licenses, sublicenses and other agreements or permissions under which a Target Company is the licensor (each, an “Outbound IP License”), and for each such Outbound IP License, describes (i) the applicable Intellectual Property licensed, (ii) the licensee under such Outbound IP License, and (iii) any royalties, license fees or other compensation due to a Target Company, if any. Each Target Company has performed all material obligations imposed on it in the Outbound IP Licenses, and such Target Company is not, nor, to the Knowledge of the Company, is any other party thereto, in breach or default thereunder, nor has any event occurred that with notice or lapse of time or both would constitute a default thereunder.

(d)  No Action is pending or, to the Company’s Knowledge, threatened against a Target Company that challenges the validity, enforceability, ownership, or right to use, sell, license or sublicense, or that otherwise relates to, any Intellectual Property currently owned, licensed, used or held for use by the Target Companies, nor, to the Knowledge of the Company, is there any reasonable basis for any such Action. No Target Company has received any written or, to the Knowledge of the Company, oral notice or claim asserting or suggesting that any infringement, misappropriation, violation, dilution or unauthorized use of the Intellectual Property of any other Person is or may be occurring or has or may have occurred, as a consequence of the business activities of any Target Company, nor, to the Knowledge of the Company, is there a reasonable basis therefor. There are no Orders to which any Target Company is a party or its otherwise bound that (i) restrict the rights of a Target Company to use, transfer, license or enforce any Intellectual Property owned by a Target Company, (ii) restrict the conduct of the business of a Target Company in order to accommodate a third Person’s Intellectual Property, or (iii) other than the Outbound IP Licenses, grant any third Person any right with respect to any Intellectual Property owned by a Target Company. No Target Company is currently infringing, or has, in the past, infringed, misappropriated or violated any Intellectual Property of any other Person in any material respect in connection with the ownership, use or license of any Intellectual Property owned or purported to be owned by a Target Company or otherwise in connection with the conduct of the respective businesses of the Target Company. To the Company’s Knowledge, no third party is currently, or in the past five (5) years has been, infringing upon, misappropriating or otherwise violating any Intellectual Property owned, licensed by, licensed to, or otherwise used or held for use by any Target Company (“Company IP”) in any material respect.

(e)  All officers, directors, employees and independent contractors (to the extent any such independent contractor had access to Intellectual Property of a Target Company) of a Target Company (and each of their respective Affiliates) have assigned to the Target Companies all Intellectual Property arising from the services performed for a Target Company by such Persons and all such assignments of Company Registered IP have been recorded. No current or former officers, employees or independent contractors of a Target Company have claimed any ownership interest in any Intellectual Property owned by a Target Company. To the Knowledge of the Company, there has been no violation of a Target Company’s policies or practices related to protection of Company IP or any confidentiality or nondisclosure Contract relating to the Intellectual Property owned by a Target Company. The Company has made available to the Purchaser true and complete copies of all written Contracts referenced in subsections under which employees and independent contractors assigned their Intellectual Property to a Target Company. To the Company’s Knowledge, none of the employees of any Target Company is obligated under any Contract, or subject to any Order, that would materially interfere with the use of such employee’s commercially reasonable efforts to promote the interests of the Target Companies, or that would materially conflict with the business of any Target Company, as applicable, as presently conducted or contemplated to be conducted. The Target Company have taken reasonable security measures in order to protect the secrecy, confidentiality and value of the material Company IP.

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(f)   To the Knowledge of the Company, no Person has obtained unauthorized access to third party information and data (including personally identifiable information or information that can be used to identify a natural person (“personal information”)) in the possession of a Target Company, nor has there been any other material compromise of the security, confidentiality or integrity of such information or data, and no written or, to the Knowledge of the Company, oral complaint relating to an improper use or disclosure of, or a breach in the security of, any such information or data has been received by a Target Company. Each Target Company has complied in all material respects with all applicable Laws and Contract requirements relating to privacy, personal information protection, and the collection, processing and use of personal information and its own privacy policies and guidelines, if any, each with respect to the Target Companies’ collection, processing and use of personal information. To the Knowledge of the Company, the operation of the business of the Target Company has not and does not violate any right to privacy or publicity of any third person, or constitute unfair competition or trade practices under applicable Law.

(g)  The consummation of any of the transactions contemplated by this Agreement will not result in the material breach, material modification, cancellation, termination, suspension of, or acceleration of any payments with respect to, or release of source code because of (i) any Contract providing for the license or other use of Intellectual Property owned by a Target Company, or (ii) any Company IP License. Following the Closing, the Company shall be permitted to exercise, directly or indirectly through its Subsidiaries, all of the Target Companies’ rights under such Contracts or Company IP Licenses to the same extent that the Target Companies would have been able to exercise had the transactions contemplated by this Agreement not occurred, without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which the Target Companies would otherwise be required to pay in the absence of such transactions.

Section 4.14 Taxes and Returns.

(a)  Each Target Company has (i) (A) duly and timely filed, or caused to be timely filed, all Tax Returns required to be filed by or with respect to it (B) or, if and as applicable, shall timely file or cause to be filed, all Tax Returns which may be required to be filed yet as of the Effective Date are not yet due, (ii) all such Tax Returns are, to its knowledge, true, accurate, correct and complete in all material respects, (iii) to its knowledge complied, or shall comply, as and if applicable, in all respects with all applicable Laws relating to the reporting, payment, collection and withholding of Taxes and has, to its knowledge, duly and timely collected or withheld, and paid, or, as applicable, shall duly and timely collect and withhold and pay over to the applicable Governmental Authority, or caused, or shall cause, to be collected or withheld, and paid over to the applicable Governmental Authority, and reported, or as applicable, report all Taxes (including income, social security and other payroll Taxes) required to be paid, collected or withheld, other than such Taxes for which adequate reserves in the Company Financials have been established in accordance with IFRS or GAAP (as applicable to such Target Company), (iv) to its knowledge (A) properly collected all sales Taxes required to be collected in the time and manner required by applicable Law and remitted such sales Taxes to the applicable Governmental Authority in the manner required by applicable Law and (B) properly requested, received and retained, or as applicable, shall properly request, receive and retain, all necessary exemption certificates and other documentation supporting any claimed exemption or waiver of Taxes on sales or similar transactions as to which it would otherwise have been obligated to collect or withhold Taxes, and (v) provided or made available to Purchaser true, complete and correct copies of all Tax Returns relating to, and all audit reports and correspondence relating to each proposed adjustment, if any, made by any Governmental Authority with respect to, any taxable period ending after for which the statute of limitations has not expired. Each Target Company has complied with all applicable Laws relating to Tax.

(b)  There has never been and there is no Action currently pending or, to the Knowledge of the Company, threatened against a Target Company by a Governmental Authority in a jurisdiction where the Target Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction, no Target Company is, nor has it ever been, subject to Tax in any country other than the respective countries of incorporation or formation of the Target Companies by virtue of having a permanent establishment or other place of business in that country, and the Target Companies are and have always been tax residents solely in their respective countries of incorporation or formation.

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(c)  No Target Company is being audited by any Tax authority or has been notified in writing or, to the Knowledge of the Company, orally by any Tax authority that any such audit is contemplated or pending. There are no claims, assessments, audits, examinations, investigations or other Actions pending against a Target Company in respect of any Tax, and no Target Company has been notified in writing of any proposed Tax claims or assessments against it (other than, in each case, claims or assessments for which adequate reserves in the Company Financials have been established in accordance with GAAP or IFRS, as applicable).

(d)  There are no Liens with respect to any Taxes upon any Target Company’s assets, other than Permitted Liens.

(e)  To the knowledge of the Company, each Target Company has collected or withheld, or as applicable, collect or withhold all Taxes currently required to be collected or withheld by it, and all such Taxes have been, or, as applicable, shall be paid to the appropriate Governmental Authorities or set aside in appropriate accounts for future payment when due.

(f)   To the knowledge of the Company, no Target Company has any outstanding waivers or extensions of any applicable statute of limitations to assess any amount of Taxes. There are no outstanding requests by a Target Company for any extension of time within which to file any Tax Return or within which to pay any Taxes shown to be due on any Tax Return.

(g)  To the knowledge of the Company, no Target Company will be required to include any item of income or exclude any item of deduction for any taxable period ending after the Closing Date as a result of: (i) any change in accounting method (except as required by a change in Law), (ii) a ruling from, or signed an agreement with, any taxing authority, (iii) any installment sale or open sale transaction disposition made in a pre-Closing Tax period; (iv) any prepaid amount received in a pre-Closing Tax period; (v) any intercompany transaction or excess loss account described in United States Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law); (vi) an election under Section 108(i) of the Code made on or before the Closing; (vii) a Target Company that is a “controlled foreign corporation” (within the meaning of Section 957(a) of the Code) having “subpart F income” (within the meaning of Section 952(a) of the Code) accrued on or before the Closing; (viii) “global intangible low-taxed income” of the Company or, following the completion of the Restructuring, any of its Subsidiaries, within the meaning of Section 951A of the Code (or any similar provision of state, local or non-U.S. Law) attributable to any taxable period (or portion thereof) on or before the Closing; or (ix) an election made pursuant to Section 965(h) of the Code, in each case, that would reasonably be expected to have a material impact on its Taxes following the Closing.

(h)  No Target Company has engaged in any “reportable transaction” or “listed transaction,” as defined in Section 6707A(c) of the Code and Section 1.6011-4(b) of the United States Treasury Regulations.

(i)   No Target Company has any Liability for the Taxes of another Person (other than another Target Company) that are not adequately reflected in the Company Financials (i) under any applicable Tax Law, (ii) as a transferee or successor, or (iii) by contract or indemnity (excluding commercial agreements entered into in the ordinary course of business the primary purpose of which is not the sharing of Taxes). No Target Company is, nor has ever been, a party to or bound by any Tax indemnity agreement, Tax sharing agreement or Tax allocation agreement or similar agreement, arrangement or practice (excluding commercial agreements, arrangements or practices entered into in the ordinary course of business the primary purpose of which is not the sharing of Taxes) with respect to Taxes (including advance pricing agreement, closing agreement or other agreement relating to Taxes with any Governmental Authority) that will be binding on any Target Company with respect to any period following the Closing Date.

(j)   No Target Company has requested, or is it the subject of or bound by any private letter ruling, technical advice memorandum, closing agreement or similar ruling, memorandum or agreement with any Governmental Authority with respect to any Taxes, nor is any such request outstanding.

(k)  No Target Company: (i) has constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of securities (to any Person or entity that is not a member of the consolidated group of which the Company is the common parent corporation) qualifying for, or intended to qualify for, Tax-free treatment under Section 355

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of the Code (A) within the two-year period ending on the date hereof or (B) in a distribution which could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the transactions contemplated by this Agreement; (ii) is or has ever been (A) a “U.S. real property holding corporation” within the meaning of Section 897(c)(2) of the Code, or (B) a member of any consolidated, combined, unitary or “affiliated group,” within the meaning of Section 1504(a) of the Code, of corporations for any Tax purposes other than a group of which the Company is or was the common parent corporation; or (iii) has disclosed on its Tax Returns any Tax reporting position taken in any Tax Return which could result in the imposition of penalties under Section 6662 of the Code (or any comparable provisions of state, local or non-U.S. Tax Law).

(l)   To the knowledge of the Company, the Target Companies have been in compliance in all material respects with all applicable transfer pricing Laws and legal requirements.

(m) No Target Company has deferred the withholding or remittance of any Applicable Taxes related or attributable to any Applicable Wages for any employees of the Company and shall not defer the withholding or remittance any Applicable Taxes related or attributable to Applicable Wages for any employees of the Company up to and through and including Closing Date, notwithstanding Internal Revenue Service Notice 2020-65 (or any comparable regime for state or local Tax purposes).

(n)  To the Knowledge of the Company, no Target Company is aware of any fact or circumstance that would reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

Section 4.15 Real Property. Section 4.15 of the Company Disclosure Schedules contains a complete and accurate list of all premises currently leased or subleased or otherwise used or occupied by a Target Company for the operation of the business of a Target Company, and of all current leases, lease guarantees, agreements and documents related thereto, including all amendments, terminations and modifications thereof or waivers thereto (collectively, the “Company Real Property Leases”), as well as the current annual rent and term under each Company Real Property Lease. The Company has provided to the Purchaser a true and complete copy of each of the Company Real Property Leases, and in the case of any oral Company Real Property Lease, a written summary of the material terms of such Company Real Property Lease. The Company Real Property Leases are valid, binding and enforceable in accordance with their terms and are in full force and effect, subject to Enforceability Exceptions. To the Knowledge of the Company, no event has occurred which (whether with or without notice, lapse of time or both or the happening or occurrence of any other event) would constitute a default on the part of a Target Company or any other party under any of the Company Real Property Leases, and no Target Company has received notice of any such condition. No Target Company owns or has ever owned any real property or any interest in real property (other than the leasehold interests in the Company Real Property Leases).

Section 4.16 Personal Property. Each item of Personal Property which is currently owned, used or leased by a Target Company with a book value or fair market value of greater than Two Hundred Thousand Dollars ($200,000) is set forth in Section 4.16 of the Company Disclosure Schedules, along with, to the extent applicable, a list of lease agreements, lease guarantees, security agreements and other agreements related thereto, including all amendments, terminations and modifications thereof or waivers thereto (“Company Personal Property Leases”). Except as set forth in Section 4.16 of the Company Disclosure Schedules, all such items of Personal Property are in good operating condition and repair (reasonable wear and tear excepted consistent with the age of such items), and are suitable for their intended use in the business of the Target Companies. The operation of each Target Company’s business as it is now conducted or presently proposed to be conducted is not in any material respect dependent upon the right to use the Personal Property of Persons other than a Target Company, except for such Personal Property that is owned, leased or licensed by or otherwise contracted to a Target Company. The Company has provided to the Purchaser a true and complete copy of each of the Company Personal Property Leases, and in the case of any oral Company Personal Property Lease, a written summary of the material terms of such Company Personal Property Lease. The Company Personal Property Leases are valid, binding and enforceable in accordance with their terms and are in full force and effect. To the Knowledge of the Company, no event has occurred which (whether with or without notice, lapse of time or both or the happening or occurrence of any other event) would constitute a default on the part of a Target Company or any other party under any of the Company Personal Property Leases, and no Target Company has received notice of any such condition.

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Section 4.17 Title to and Sufficiency of Assets. The Target Company has good and marketable title to, or a valid leasehold interest in or right to use, all of its assets, free and clear of all Liens other than (a) Permitted Liens, (b) the rights of lessors under leasehold interests, (c) Liens specifically identified on the consolidated balance sheet of the Target Companies as of the Balance Sheet Date and (d) Liens set forth in Section 4.17 of the Company Disclosure Schedules. The assets (including Intellectual Property rights and contractual rights) of the Target Companies constitute all of the assets, rights and properties that are used in the operation of the businesses of the Target Companies as it is now conducted or that are used or held by the Target Companies for use in the operation of the businesses of the Target Companies, and taken together, are adequate and sufficient for the operation of the businesses of the Target Companies as currently conducted.

Section 4.18 Employee Matters.

(a)  Except as set forth in Section 4.18(a) of the Company Disclosure Schedules, no Target Company is a party to any collective bargaining agreement or other Contract covering any group of employees, labor organization or other representative of any of the employees of any Target Company, and the Company has no Knowledge of any activities or proceedings of any labor union or other party to organize or represent such employees. There has not occurred or, to the Knowledge of the Company, been threatened any strike, slow-down, picketing, work-stoppage, or other similar labor activity with respect to any such employees. Section 4.18(a) of the Company Disclosure Schedules sets forth all unresolved labor controversies (including unresolved grievances and age or other discrimination claims other than any workers’ compensation or unemployment claims), if any, that are pending or, to the Knowledge of the Company, threatened between any Target Company and Persons employed by or providing services as independent contractors to a Target Company. No current officer or employee of a Target Company has provided any Target Company written or, to the Knowledge of the Company, oral notice of his or her plan to terminate his or her employment with any Target Company.

(b)  Except as set forth in Section 4.18(b) of the Company Disclosure Schedules, the Target Company, as applicable, (i) is and has been in compliance in all material respects with all applicable Laws respecting employment and employment practices, terms and conditions of employment, health and safety and wages and hours, and other Laws relating to discrimination, disability, labor relations, hours of work, payment of wages and overtime wages, pay equity, immigration, workers compensation, working conditions, employee scheduling, occupational safety and health, family and medical leave, and employee terminations, and has not received written or, to the Knowledge of the Company, oral notice that there is any pending Action involving unfair labor practices against a Target Company, (ii) is not liable for any material past due arrears of wages or any material penalty for failure to comply with any of the foregoing, and (iii) is not liable for any material payment to any Governmental Authority with respect to unemployment compensation benefits, social security or other benefits or obligations for employees, independent contractors or consultants (other than routine payments to be made in the ordinary course of business and consistent with past practice). Except as set forth in Section 4.18(b) of the Company Disclosure Schedules, there are no Actions pending or threatened against a Target Company brought by or on behalf of any applicant for employment, any current or former employee, any Person alleging to be a current or former employee, or any Governmental Authority, relating to any such Law or regulation, or alleging breach of any express or implied contract of employment, wrongful termination of employment, or alleging any other discriminatory, wrongful or tortious conduct in connection with the employment relationship.

(c)  Section 4.18(c) of the Company Disclosure Schedules sets forth a complete and accurate list as of the date hereof of the eight most highly compensated employees of the Service Companies, collectively, showing for each as of such date (i) the employee’s name, job title or description; and (ii) total compensation paid during the fiscal year ending December 31, 2021 and/or December 31, 2022, and no employee of any of the Other Entities is more highly compensated than the persons as set forth in Section 4.18(c) of the Company Disclosure Schedules. Except as set forth in Section 4.18(c) of the Company Disclosure Schedules, (A) no employee is a party to a written employment Contract with a Target Company that is not terminable “at will,” and (B) the Target Companies have paid in full to all their employees all wages, salaries, commission, bonuses and other compensation due to their employees, including overtime compensation, and no Target Company has any obligation or Liability (whether or not contingent) with respect to severance payments to any such employees under the terms of any written or, to the Company’s Knowledge, oral agreement, or commitment or any applicable Law, custom, trade or practice. Except as set forth in Section 4.18(c) of the Company Disclosure Schedules, the Target Company employee has entered into the Company’s standard

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form of employee non-disclosure, inventions and restrictive covenants agreement with a Target Company (whether pursuant to a separate agreement or incorporated as part of such employee’s overall employment agreement), a copy of which has been made available to the Purchaser by the Company.

(d)  Section 4.18(d) of the Company Disclosure Schedules contains a list of all independent contractors (including consultants) currently engaged by any Target Company, along with a description of the general nature of the work performed, date of retention and rate of remuneration, most recent increase (or decrease) in remuneration and amount thereof, for each such Person. Except as set forth in Section 4.18(d) of the Company Disclosure Schedules, all of such independent contractors are a party to a written Contract with a Target Company. Except as set forth in Section 4.18(d) of the Company Disclosure Schedules, each such independent contractor has entered into customary covenants regarding confidentiality and assignment of inventions and copyrights in such Person’s agreement with a Target Company, a copy of which has been provided to the Purchaser by the Company. For the purposes of applicable Law, including the Code, all independent contractors who are currently, or within the last six (6) years have been, engaged by a Target Company are bona fide independent contractors and not employees of a Target Company. Each independent contractor is terminable on fewer than thirty (30) days’ notice, without any obligation of any Target Company to pay severance or a termination fee.

Section 4.19 Benefit Plans.

(a)  Set forth in Section 4.19 of the Company Disclosure Schedules is a true and complete list of each Benefit Plan of a Target Company (each, a “Company Benefit Plan”). With respect to each Company Benefit Plan, there are no funded benefit obligations for which contributions have not been made or properly accrued and there are no unfunded benefit obligations that have not been accounted for by reserves, or otherwise properly footnoted in accordance with GAAP or Japanese generally accepted accounting principles on the Company Financials. No Target Company is or has in the past been a member of a “controlled group” for purposes of Section 414(b), (c), (m) or (o) of the Code, nor does any Target Company have any Liability with respect to any collectively-bargained for plans, whether or not subject to the provisions of ERISA.

(b)  Each Company Benefit Plan is and has been operated at all times in compliance with all applicable Laws in all material respects, including ERISA and the Code. Each Company Benefit Plan which is intended to be “qualified” within the meaning of Section 401(a) of the Code (i) has been determined by the IRS to be so qualified (or is based on a prototype plan which has received a favorable opinion letter) during the period from its adoption to the Agreement Date and (ii) its related trust has been determined to be exempt from taxation under Section 501(a) of the Code or the Target Companies have requested an initial favorable IRS determination of qualification and/or exemption within the period permitted by applicable Law. To the Company’s Knowledge, no fact exists which could adversely affect the qualified status of such Company Benefit Plans or the exempt status of such trusts.

(c)  With respect to each Company Benefit Plan which covers any current or former officer, director, consultant or employee (or beneficiary thereof) of a Target Company, the Company has provided to Purchaser accurate and complete copies, if applicable, of: (i) all Company Benefit Plan documents and agreements and related trust agreements or annuity Contracts (including any amendments, modifications or supplements thereto); (ii) all summary plan descriptions and summary of material modifications thereto; (iii) the three (3) most recent Forms 5500, if applicable, and annual report, including all schedules thereto; (iv) the most recent annual and periodic accounting of plan assets; (v) the three (3) most recent nondiscrimination testing reports; (vi) the most recent determination letter received from the IRS, if any; (vii) the most recent actuarial valuation; and (viii) all material communications with any Governmental Authority within the last three (3) years.

(d)  With respect to each Company Benefit Plan: (i) such Company Benefit Plan has been administered and enforced in all material respects in accordance with its terms, the Code and ERISA; (ii) no breach of fiduciary duty has occurred; (iii) no Action is pending, or to the Company’s Knowledge, threatened (other than routine claims for benefits arising in the ordinary course of administration); (iv) no prohibited transaction, as defined in Section 406 of ERISA or Section 4975 of the Code, has occurred, excluding transactions effected pursuant to a statutory or administration exemption; and (v) all contributions and premiums due through the Closing Date have been made in all material respects as required under ERISA or have been fully accrued in all material respects on the Company Financials.

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(e)  No Company Benefit Plan is a “defined benefit plan” (as defined in Section 414(j) of the Code), a “multiemployer plan” (as defined in Section 3(37) of ERISA) or a “multiple employer plan” (as described in Section 413(c) of the Code) or is otherwise subject to Title IV of ERISA or Section 412 of the Code, and no Target Company has incurred any Liability or otherwise could have any Liability, contingent or otherwise, under Title IV of ERISA and no condition presently exists that is expected to cause such Liability to be incurred. No Company Benefit Plan will become a multiple employer plan with respect to any Target Company immediately after the Closing Date. No Target Company currently maintains or has ever maintained, or is required currently or has ever been required to contribute to or otherwise participate in, a multiple employer welfare arrangement or voluntary employees’ beneficiary association as defined in Section 501(c)(9) of the Code.

(f)   No arrangement exists pursuant to which a Target Company will be required to “gross up” or otherwise compensate any person because of the imposition of any excise tax on a payment to such person.

(g)  With respect to each Company Benefit Plan which is a “welfare plan” (as described in Section 3(1) of ERISA): (i) no such plan provides medical or death benefits with respect to current or former employees of a Target Company beyond their termination of employment (other than coverage mandated by Law, which is paid solely by such employees); and (ii) there are no reserves, assets, surplus or prepaid premiums under any such plan. The Target Companies have complied in all material respects with the provisions of Section 601 et seq. of ERISA and Section 4980B of the Code.

(h)  Each Company Benefit Plan satisfies the requirements of the Patient Protection and Affordable Care Act of 2010 (the “PPACA”), such that there is no reasonable expectation that any Tax or penalty could be imposed pursuant to the PPACA that relates to such group health plan. To the Knowledge of the Company, no condition exists that could cause any Target Company to have any Liability for any assessable payment under Section 4980H of the Code. To the Knowledge of the Company, no event has occurred, or condition exists, that could subject any Target Company to any Liability on account of a violation of the health care requirements of Part 6 or 7 of Title I of ERISA or Section 4980B or 4980D of the Code. Each Target Company has maintained records that are sufficient to satisfy the reporting requirements under Sections 6055 and 6056 of the Code, to the extent required, for all periods of time up to and through the Closing Date. No Target Company has modified the employment or service terms of any employee or service provider for the purpose of excluding such employee or service provider from full-time status for purposes of PPACA.

(i)   Except as set forth in Section 4.19(i) of the Company Disclosure Schedules, the consummation of the transactions contemplated by this Agreement and the Ancillary Documents will not: (i) entitle any individual to severance pay, unemployment compensation or other benefits or compensation (except as set forth in Section 4.19 of the Company Disclosure Schedules); (ii) accelerate the time of payment or vesting, or increase the amount of any compensation due, or in respect of, any individual; or (iii) result in or satisfy a condition to the payment of compensation that would, in combination with any other payment, result in an “excess parachute payment” within the meaning of Section 280G of the Code. No Target Company has incurred any Liability for any Tax imposed under Chapter 43 of the Code or civil liability under Section 502(i) or (l) of ERISA.

(j)   All Company Benefit Plans can be terminated at any time prior to the Closing Date without resulting in any Liability to the Surviving Corporation or Purchaser or their respective Affiliates for any additional contributions, penalties, premiums, fees, fines, excise taxes or any other charges or liabilities.

(k)  Each Company Benefit Plan that is subject to Section 409A of the Code (each, a “Section 409A Plan”) as of the Closing Date is indicated as such in Section 4.19(k) of the Company Disclosure Schedules. No options or other equity-based awards have been issued or granted by the Company that are, or are subject to, a Section 409A Plan. Each Section 409A Plan has been administered in compliance, and is in documentary compliance, in all material respects, with the applicable provisions of Section 409A of the Code, the regulations thereunder and other official guidance issued thereunder. No Target Company has any obligation to any employee or other service provider with respect to any Section 409A Plan that may be subject to any Tax under Section 409A of the Code. No payment to be made under any Section 409A Plan is, or to the Knowledge of the Company will be, subject to the penalties of Section 409A(a)(1) of the Code. There is no Contract or plan to which any Target Company is a party or by which it is bound to compensate any employee, consultant or director for penalty taxes paid pursuant to Section 409A of the Code.

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(l)   FFCRA Compliance.

(i)          Each Target Company has, since April 1, 2020, retained all information required to substantiate any Qualified Leave Wages, and any Qualified Health Plan Expenses, as required by the IRS, including by retaining copies of properly filed IRS Forms 941 and 7200 to the extent applicable.

(ii)         Since April 1, 2020, no Target Company has funded or paid any Qualified Leave Wages, Qualified Health Plan Expenses, or any Medicare Tax on Qualified Leave Wages, from amounts allocated to or reserved for the payment of employment Taxes (including amounts already withheld) or that are set aside for deposit with the IRS, in each case, whether or not shown on the Company Financials.

(iii)        Since April 1, 2020, no Target Company has requested an “advance payment of employer credits” on IRS Form 7200 or otherwise and has not received a refund of Tax credits for Qualified Leave Wages or any “employee retention credit” described in Section 2301 of the CARES Act.

(iv)        No Target Company has made a claim for Tax credits in respect of the same wages pursuant to the FFCRA and the CARES Act.

Section 4.20 Environmental Matters. Except as set forth in Section 4.20 of the Company Disclosure Schedules:

(a)  Each Target Company is and has been in compliance in all material respects with all applicable Environmental Laws, including obtaining, maintaining in good standing, and complying in all material respects with all Permits required for its business and operations by Environmental Laws (“Environmental Permits”), no Action is pending or, to the Company’s Knowledge, threatened to revoke, modify, or terminate any such Environmental Permit, and, to the Company’s Knowledge, no facts, circumstances, or conditions currently exist that could adversely affect such continued compliance with Environmental Laws and Environmental Permits or require capital expenditures to achieve or maintain such continued compliance with Environmental Laws and Environmental Permits.

(b)  No Target Company is the subject of any outstanding Order or Contract with any Governmental Authority or other Person in respect of any (i) Environmental Laws, (ii) Remedial Action, or (iii) Release or threatened Release of a Hazardous Material. No Target Company has assumed, contractually or by operation of Law, any Liabilities or obligations under any Environmental Laws.

(c)  No Action has been made or is pending, or to the Company’s Knowledge, threatened against any Target Company or any assets of a Target Company alleging either or both that a Target Company may be in material violation of any Environmental Law or Environmental Permit or may have any material Liability under any Environmental Law.

(d)  No Target Company has manufactured, treated, stored, disposed of, arranged for or permitted the disposal of, generated, handled or released any Hazardous Material, or owned or operated any property or facility, in a manner that has given or would reasonably be expected to give rise to any material Liability or obligation under applicable Environmental Laws. No fact, circumstance, or condition exists in respect of any Target Company or any property currently or formerly owned, operated, or leased by any Target Company or any property to which a Target Company arranged for the disposal or treatment of Hazardous Materials that could reasonably be expected to result in a Target Company incurring any material Environmental Liabilities.

(e)  There is no investigation of the business, operations, or currently owned, operated, or leased property of a Target Company or, to the Company’s Knowledge, previously owned, operated, or leased property of a Target Company pending or, to the Company’s Knowledge, threatened that could lead to the imposition of any Liens under any Environmental Law or material Environmental Liabilities.

(f)   To the Knowledge of the Company, there is not located at any of the properties of a Target Company any (i) underground storage tanks, (ii) asbestos-containing material, or (iii) equipment containing polychlorinated biphenyls.

(g)  The Company has provided to the Purchaser all environmentally related site assessments, audits, studies, reports, analysis and results of investigations that have been performed in respect of the currently or previously owned, leased, or operated properties of any Target Company.

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Section 4.21 Transactions with Related Persons. Except as set forth in Section 4.21 of the Company Disclosure Schedules, no Target Company nor any of their respective Affiliates, nor any officer, director, manager, employee, trustee or beneficiary of a Target Company or any of their respective Affiliates, nor any immediate family member of any of the foregoing (whether directly or indirectly through an Affiliate of such Person) (each of the foregoing, a “Related Person”) is presently, or in the past two (2) years, has been, a party to any transaction with a Target Company, including any Contract or other arrangement (a) providing for the furnishing of services by (other than as officers, directors or employees of the Target Company), (b) providing for the rental of real property or Personal Property from or (c) otherwise requiring payments to (other than for services or expenses as directors, officers or employees of the Target Company in the ordinary course of business consistent with past practice) any Related Person or any Person in which any Related Person has an interest as an owner, officer, manager, director, trustee or partner or in which any Related Person has any direct or indirect interest (other than the ownership of securities representing no more than two percent (2%) of the outstanding voting power or economic interest of a publicly traded company). Except as set forth in Section 4.21 of the Company Disclosure Schedules, no Target Company has outstanding any Contract or other arrangement or commitment with any Related Person, and no Related Person owns any real property or Personal Property, or right, tangible or intangible (including Intellectual Property) which is used in the business of any Target Company. The assets of the Target Companies do not include any material receivable or other obligation from a Related Person, and the liabilities of the Target Companies do not include any material payable or other obligation or commitment to any Related Person.

Section 4.22 Insurance.

(a)  Section 4.22(a) of the Company Disclosure Schedules lists all insurance policies (by policy number, insurer, coverage period, coverage amount, annual premium and type of policy) held by a Target Company relating to a Target Company or their respective business, properties, assets, directors, officers and employees, copies of which have been provided to the Purchaser. All premiums due and payable under all such insurance policies have been timely paid and the Target Companies are otherwise in material compliance with the terms of such insurance policies. Each such insurance policy (i) is legal, valid, binding, enforceable and in full force and effect and (ii) will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the Closing. No Target Company has any self-insurance or co-insurance programs. In the past five (5) years, no Target Company has received any notice from, or on behalf of, any insurance carrier relating to or involving any adverse change or any change other than in the ordinary course of business, in the conditions of insurance, any refusal to issue an insurance policy or non-renewal of a policy.

(b)  Section 4.22(b) of the Company Disclosure Schedules identifies each individual insurance claim in excess of $50,000 made by a Target Company in the past five (5) years. Each Target Company has reported to its insurers all claims and pending circumstances that would reasonably be expected to result in a claim, except where such failure to report such a claim would not be reasonably likely to be material to the Target Companies. To the Knowledge of the Company, no event has occurred, and no condition or circumstance exists, that would reasonably be expected to (with or without notice or lapse of time) give rise to or serve as a basis for the denial of any such insurance claim. In the three (3) years preceding the date hereof, no Target Company has made any claim against an insurance policy as to which the insurer is denying coverage.

Section 4.23 Books and Records. All of the financial books and records of the Target Companies are complete and accurate in all material respects and have been maintained in the ordinary course of business consistent with past practice and in accordance with applicable Laws.

Section 4.24 Top Customers and Suppliers. Section 4.24 of the Company Disclosure Schedules lists, by dollar volume received or paid, as applicable, for each of (a) the twelve (12) months ended on December 31, 2021 and (b) the period from January 1, 2021 through the Balance Sheet Date, the ten (10) largest customers of the Target Companies (the “Top Customers”) and the ten (10) largest suppliers of goods or services to the Target Companies (the “Top Suppliers”), along with the amounts of such dollar volumes. The relationships of the Target Companies with such suppliers and customers are good commercial working relationships and (i) no Top Supplier or Top Customer within the last twelve (12) months has cancelled or otherwise terminated, or, to the Company’s Knowledge, intends to cancel or otherwise terminate, any material relationships of such Person with a Target Company, (ii) no Top Supplier or Top Customer has during the last twelve (12) months decreased materially or, to the Company’s Knowledge, threatened to stop, decrease or limit materially, or intends to modify materially its material relationships with a Target Company or stop, decrease or limit materially its products or services to any

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Target Company or its usage or purchase of the products or services of any Target Company, (iii) to the Company’s Knowledge, no Top Supplier or Top Customer intends to refuse to pay any amount due to any Target Company or seek to exercise any remedy against any Target Company, (iv) no Target Company has within the past two (2) years been engaged in any material dispute with any Top Supplier or Top Customer, and (v) to the Company’s Knowledge, the consummation of the transactions contemplated in this Agreement and the Ancillary Documents will not adversely affect the relationship of any Target Company with any Top Supplier or Top Customer.

Section 4.25 Certain Business Practices.

(a)  No Target Company, nor any of their respective Representatives acting on their behalf has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees, to foreign or domestic political parties or campaigns or violated any provision of the U.S. Foreign Corrupt Practices Act of 1977 or any other local or foreign anti-corruption or bribery Law or (iii) made any other unlawful payment. No Target Company, nor any of their respective Representatives acting on their behalf has directly or indirectly, given or agreed to give any unlawful gift or similar benefit in any material amount to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder any Target Company or assist any Target Company in connection with any actual or proposed transaction.

(b)  Since January 1, 2019, the operations of each Target Company are and have been conducted at all times in compliance with money laundering statutes in all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority, and no Action involving a Target Company with respect to any of the foregoing is pending or, to the Knowledge of the Company, threatened.

(c)  No Target Company or any of their respective directors or officers, or, to the Knowledge of the Company, any other Representative acting on behalf of a Target Company is currently identified on the specially designated nationals or other blocked person list or otherwise currently subject to any U.S. sanctions administered by OFAC, and no Target Company has in the last three (3) fiscal years, directly or indirectly, used any funds, or loaned, contributed or otherwise made available such funds to any Subsidiary, joint venture partner or other Person, in connection with any sales or operations in Cuba, Iran, Syria, Sudan, Myanmar or any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to, or otherwise in violation of, any U.S. sanctions administered by OFAC.

Section 4.26 Investment Company Act. No Target Company is an “investment company” or a Person directly or indirectly “controlled” by or acting on behalf of an “investment company,” or required to register as an “investment company,” in each case within the meaning of the Investment Company Act of 1940, as amended.

Section 4.27 Finders and Brokers. Except as set forth in Section 4.27 of the Company Disclosure Schedules, no Target Company has incurred or will incur any Liability for any brokerage, finder’s or other fee or commission in connection with the transactions contemplated hereby.

Section 4.28 Independent Investigation. The Company has conducted its own independent investigation, review and analysis of the business, results of operations, prospects, condition (financial or otherwise) or assets of the Purchaser, and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records, and other documents and data of the Purchaser for such purpose. The Company acknowledges and agrees that: (a) in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, it has relied solely upon its own investigation and the express representations and warranties of the Purchaser set forth in this Agreement (including the related portions of the Purchaser Disclosure Schedules) and in any certificate delivered to the Company pursuant hereto; and (b) neither the Purchaser nor any of its Representatives have made any representation or warranty as to the Purchaser or this Agreement, except as expressly set forth in this Agreement (including the related portions of the Purchaser Disclosure Schedules) or in any certificate delivered to the Company pursuant hereto.

Section 4.29 Information Supplied. None of the information supplied or to be supplied by the Company expressly for inclusion or incorporation by reference: (a) in any current report on Form 8-K, and any exhibits thereto or any other report, form, registration or other filing made with any Governmental Authority or stock exchange with respect to the transactions contemplated by this Agreement or any Ancillary Documents; (b) in the Proxy Statement; or

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(c) in the mailings or other distributions to the Purchaser’s stockholders and/or prospective investors with respect to the consummation of the transactions contemplated by this Agreement or in any amendment to any of documents identified in (a) through (c), will, when filed, made available, mailed or distributed, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by the Company expressly for inclusion or incorporation by reference in any of the Signing Press Release, the Signing Filing, the Closing Press Release and the Closing Filing will, when filed or distributed, as applicable, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, the Company makes no representation, warranty or covenant with respect to any information supplied by or on behalf of the Purchaser or its Affiliates.

Section 4.30 Disclosure. No representations or warranties by the Company in this Agreement (as modified by the Company Disclosure Schedules) or the Ancillary Documents, (a) contains or will contain any untrue statement of a material fact, or (b) omits or will omit to state, when read in conjunction with all of the information contained in this Agreement, the Company Disclosure Schedules and the Ancillary Documents, any fact necessary to make the statements or facts contained therein not materially misleading. Except for the representations and warranties expressly made by the Company in this Article IV (as modified by the Company Disclosure Schedules) or as expressly set forth in an Ancillary Document, no Target Company nor any other Person on its behalf makes any express or implied representation or warranty with respect to any of the Target Companies, the Company Security Holders, the Company Shares, the business of the Target Companies, or the transactions contemplated by this Agreement or any of the other Ancillary Documents, and the Company hereby expressly disclaims any other representations or warranties, whether implied or made by any Target Company or any of their respective Representatives. Except for the representations and warranties expressly made by the Company in this Article IV (as modified by the Company Disclosure Schedules) or in an Ancillary Document, the Company hereby expressly disclaims all liability and responsibility for any representation, warranty, projection, forecast, statement or information made, communicated or furnished (orally or in writing) to the Purchaser, the Purchaser Representative or any of their respective Representatives (including any opinion, information, projection or advice that may have been or may be provided to the Purchaser, the Purchaser Representative or any of their respective Representatives by any Representative of the Company), including any representations or warranties regarding the probable success or profitability of the businesses of the Target Companies.

Article V. Covenants

Section 5.01 Access and Information.

(a)  During the period from the Agreement Date and continuing until the earlier of the termination of this Agreement in accordance with Section 8.01 or the Closing (the “Interim Period”), subject to Section 5.15, the Company shall give, and shall cause its Representatives to give, the Purchaser and its Representatives, at reasonable times during normal business hours and upon reasonable intervals and notice, reasonable access to all offices and other facilities and to all employees, properties, Contracts, agreements, commitments, books and records, financial and operating data and other information (including Tax Returns, internal working papers, client files, client Contracts and director service agreements), of or pertaining to the Target Companies, as the Purchaser or its Representatives may reasonably request regarding the Target Companies and their respective businesses, assets, Liabilities, financial condition, prospects, operations, management, employees and other aspects (including unaudited quarterly financial statements, including a consolidated quarterly balance sheet and income statement, a copy of each material report, schedule and other document filed with or received by a Governmental Authority pursuant to the requirements of applicable securities Laws, and independent public accountants’ work papers (subject to the consent or any other conditions required by such accountants, if any)) and cause each of the Company’s Representatives to reasonably cooperate with the Purchaser and its Representatives in their investigation; provided, however, that the Purchaser and its Representatives shall conduct any such activities in such a manner as not to unreasonably interfere with the business or operations of the Target Companies.

(b)  During the Interim Period, subject to Section 5.15, the Purchaser shall give, and shall cause its Representatives to give, the Company and its Representatives, at reasonable times during normal business hours and upon reasonable intervals and notice, reasonable access to all offices and other facilities and to all employees, properties, Contracts, agreements, commitments, books and records, financial and operating

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data and other information (including Tax Returns, internal working papers, client files, client Contracts and director service agreements), of or pertaining to the Purchaser or its Subsidiaries, as the Company or its Representatives may reasonably request regarding the Purchaser, its Subsidiaries and their respective businesses, assets, Liabilities, financial condition, prospects, operations, management, employees and other aspects (including unaudited quarterly financial statements, including a consolidated quarterly balance sheet and income statement, a copy of each material report, schedule and other document filed with or received by a Governmental Authority pursuant to the requirements of applicable securities Laws, and independent public accountants’ work papers (subject to the consent or any other conditions required by such accountants, if any)) and cause each of the Purchaser’s Representatives to reasonably cooperate with the Company and its Representatives in their investigation; provided, however, that the Company and its Representatives shall conduct any such activities in such a manner as not to unreasonably interfere with the business or operations of the Purchaser or any of its Subsidiaries.

Section 5.02 Conduct of Business of the Company.

(a)  Unless the Purchaser shall otherwise consent in writing (such consent not to be unreasonably withheld, conditioned or delayed), during the Interim Period, except as expressly contemplated by this Agreement or the Ancillary Documents or as set forth in Section 5.02 of the Agreement Schedules entered into by and between the Parties on the Agreement Date (the “Agreement Schedules”), the Company shall, and shall cause the other Target Companies to, (i) conduct their respective businesses, in all material respects, in the ordinary course of business consistent with past practice, (ii) comply with all Laws applicable to the Target Companies and their respective businesses, assets and employees, and (iii) take all commercially reasonable measures necessary or appropriate to preserve intact, in all material respects, their respective business organizations, to keep available the services of their respective managers, directors, officers, employees and consultants, and to preserve the possession, control and condition of their respective material assets, all as consistent with past practice.

(b)  Without limiting the generality of Section 5.02(a) and except as contemplated by the terms of this Agreement or the Ancillary Documents as set forth in Section 5.02 of the Agreement Schedules, during the Interim Period, without the prior written consent of the Purchaser (such consent not to be unreasonably withheld, conditioned or delayed), the Company shall not, and shall cause the other Target Companies to not:

(i)          amend, waive or otherwise change, in any respect, its Organizational Documents, except as required by applicable Law;

(ii)         authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any of its equity securities or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any of its equity securities, or other securities, including any securities convertible into or exchangeable for any of its shares or other equity securities or securities of any class and any other equity-based awards, or engage in any hedging transaction with a third Person with respect to such securities;

(iii)        split, combine, recapitalize or reclassify any of its shares or other equity interests or issue any other securities in respect thereof or pay or set aside any dividend or other distribution (whether in cash, equity or property or any combination thereof) in respect of its equity interests, or directly or indirectly redeem, purchase or otherwise acquire or offer to acquire any of its securities;

(iv)        incur, create, assume, prepay or otherwise become liable for any Indebtedness (directly, contingently or otherwise) in excess of $5,000,000 individually or $10,000,000 in the aggregate, make a loan or advance to or investment in any third party or guarantee or endorse any Indebtedness, Liability or obligation of any Person in excess of $5,000,000 individually or $10,000,000 in the aggregate;

(v)         increase the wages, salaries or compensation of its employees other than in the ordinary course of business, consistent with past practice, and in any event not in the aggregate by more than ten percent (10%), or make or commit to make any bonus payment (whether in cash, property or securities) to any employee, or materially increase other benefits of employees generally, or enter into, establish, materially amend or terminate any Company Benefit Plan with, for or in respect of

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any current consultant, officer, manager director or employee, in each case other than as required by applicable Law, pursuant to the terms of any Company Benefit Plans or in the ordinary course of business consistent with past practice;

(vi)        make, change, or rescind any material election relating to Taxes, settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, file any amended Tax Return or surrender or forfeit any right to claim a Tax refund, enter into any Tax allocation, Tax sharing, Tax indemnity or other closing agreement related to Taxes, or make any material change in its accounting or Tax policies or procedures, in each case except as required by applicable Law or in compliance with GAAP;

(vii)       transfer or license to any Person or otherwise extend, materially amend or modify, permit to lapse or fail to preserve any material Company Registered IP, Company IP Licenses or other Company IP (excluding non-exclusive licenses of Company IP to Target Company customers in the ordinary course of business consistent with past practice), or disclose to any Person who has not entered into a confidentiality agreement any Trade Secrets;

(viii)      terminate, or waive or assign any material right under, any Company Material Contract or enter into any Contract that would be a Company Material Contract, in any case outside of the ordinary course of business consistent with past practice;

(ix)        fail to maintain its books, accounts and records in all material respects in the ordinary course of business consistent with past practice;

(x)         establish any Subsidiary or enter into any new line of business;

(xi)        fail to use commercially reasonable efforts to keep in force material insurance policies or replacement or revised policies providing insurance coverage with respect to its assets, operations and activities in such amount and scope of coverage substantially similar to that which is currently in effect;

(xii)       revalue any of its material assets or make any material change in accounting methods, principles or practices, except to the extent required to comply with GAAP and after consulting with the Company’s outside auditors;

(xiii)      waive, release, assign, settle or compromise any claim, action or proceeding (including any suit, action, claim, proceeding or investigation relating to this Agreement or the transactions contemplated hereby), other than waivers, releases, assignments, settlements or compromises that involve only the payment of monetary damages (and not the imposition of equitable relief on, or the admission of wrongdoing by, a Target Company or its Affiliates) not in excess of $2,000,000 (individually or $5,000,000 in the aggregate), or otherwise pay, discharge or satisfy any Actions, Liabilities or obligations, unless such amount has been reserved in the Company Financials;

(xiv)      close or materially reduce its activities, or effect any layoff or other personnel reduction or change, at any of its facilities;

(xv)       acquire, including by merger, consolidation, acquisition of equity interests or assets, or any other form of business combination, any corporation, partnership, limited liability company, other business organization or any division thereof, or any material amount of assets outside the ordinary course of business consistent with past practice;

(xvi)      make capital expenditures in excess of $5,000,000 (individually for any project (or set of related projects) or $10,000,000 in the aggregate);

(xvii)     adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

(xviii)    voluntarily incur any Liability or obligation (whether absolute, accrued, contingent or otherwise) not referenced in another subsection of this Section 5.02(b) in excess of $5,000,000 individually or $10,000,000 in the aggregate other than pursuant to the terms of a Company Material Contract or Company Benefit Plan;

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(xix)      sell, lease, license, transfer, exchange or swap, mortgage or otherwise pledge or encumber (including securitizations), or otherwise dispose of any material portion of its properties, assets or rights;

(xx)       enter into any agreement, understanding or arrangement with respect to the voting of equity securities of the Company other than this Agreement or any of the Ancillary Documents;

(xxi)      take any action that would reasonably be expected to significantly delay or impair the obtaining of any Consents of any Governmental Authority to be obtained in connection with this Agreement;

(xxii)     accelerate the collection of any trade receivables or delay the payment of trade payables or any other liabilities other than in the ordinary course of business consistent with past practice;

(xxiii)    enter into, amend, waive or terminate (other than terminations in accordance with their terms) any transaction with any Related Person (other than compensation and benefits and advancement of expenses, in each case, provided in the ordinary course of business consistent with past practice); or

(xxiv)    authorize or agree to do any of the foregoing actions;

provided, that any actions reasonably taken in good faith by the Company or the other Target Companies to the extent reasonably believed to be necessary to comply with Laws (including orders of Governmental Authorities) related to COVID-19 shall be deemed not to constitute a breach of the requirements set forth under this Section 5.02. The Company shall notify the Purchaser in writing of any such actions taken in accordance with the foregoing proviso and shall use commercially reasonable efforts to mitigate any negative effects of such actions on the business of the Target Companies, in consultation with the Purchaser whenever practicable.

Section 5.03 Conduct of Business of the Purchaser.

(a)  Unless the Company shall otherwise consent in writing (such consent not to be unreasonably withheld, conditioned or delayed), during the Interim Period, except as expressly contemplated by this Agreement or the Ancillary Documents or as set forth in Section 5.03 of the Agreement Schedules, the Purchaser shall, and shall cause its Subsidiaries to, (i) conduct their respective businesses, in all material respects, in the ordinary course of business consistent with past practice, (ii) comply with all Laws applicable to the Purchaser and its Subsidiaries and their respective businesses, assets and employees, and (iii) take all commercially reasonable measures necessary or appropriate to preserve intact, in all material respects, their respective business organizations, to keep available the services of their respective managers, directors, officers, employees and consultants, and to preserve the possession, control and condition of their respective material assets, all as consistent with past practice. Notwithstanding anything to the contrary in this Section 5.03, nothing in this Agreement shall prohibit or restrict Purchaser from extending, in accordance with Purchaser’s Organizational Documents and the IPO Prospectus, the deadline by which it must complete its Business Combination (an “Extension”), and no consent of any other Party shall be required in connection therewith.

(b)  Without limiting the generality of Section 5.03(a) and except as contemplated by the terms of this Agreement or the Ancillary Documents or as set forth in Section 5.03 of the Agreement Schedules, during the Interim Period, without the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed), the Purchaser shall not, and shall cause its Subsidiaries to not:

(i)          amend, waive or otherwise change, in any respect, its Organizational Documents except as required by applicable Law;

(ii)         authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any of its equity securities or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any of its equity securities, or other securities, including any securities convertible into or exchangeable for any of its equity securities or other security interests of any class and any other equity-based awards, other than the issuance of the Purchaser securities issuable upon conversion or exchange of outstanding Purchaser securities in accordance with their terms, or engage in any hedging transaction with a third Person with respect to such securities;

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(iii)        split, combine, recapitalize or reclassify any of its shares or other equity interests or issue any other securities in respect thereof or pay or set aside any dividend or other distribution (whether in cash, equity or property or any combination thereof) in respect of its shares or other equity interests, or directly or indirectly redeem, purchase or otherwise acquire or offer to acquire any of its securities;

(iv)        incur, create, assume, prepay or otherwise become liable for any Indebtedness (directly, contingently or otherwise) in excess of $100,000 individually or $250,000 in the aggregate, make a loan or advance to or investment in any third party, or guarantee or endorse any Indebtedness, Liability or obligation of any Person (provided, that this Section 5.03(b)(iv) shall not prevent the Purchaser from borrowing funds necessary to finance its ordinary course administrative costs and expenses and Expenses incurred in connection with the consummation of the Merger and the other transactions contemplated by this Agreement (including the costs and expenses necessary for an Extension (such expenses, “Extension Expenses”), up to aggregate additional Indebtedness during the Interim Period of $1,500,000);

(v)         make, change, or rescind any material election relating to Taxes, settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, file any amended Tax Return or surrender or forfeit any right to claim a Tax refund, enter into any Tax allocation, Tax sharing, Tax indemnity or other closing agreement related to Taxes, or make any material change in its accounting or Tax policies or procedures, in each case except as required by applicable Law or in compliance with GAAP;

(vi)        amend, waive or otherwise change the Trust Agreement in any manner adverse to the Purchaser;

(vii)       terminate, waive or assign any material right under any Purchaser Material Contract;

(viii)      fail to maintain its books, accounts and records in all material respects in the ordinary course of business consistent with past practice;

(ix)        establish any Subsidiary or enter into any new line of business;

(x)         fail to use commercially reasonable efforts to keep in force insurance policies or replacement or revised policies providing insurance coverage with respect to its assets, operations and activities in such amount and scope of coverage substantially similar to that which is currently in effect;

(xi)        revalue any of its material assets or make any material change in accounting methods, principles or practices, except to the extent required to comply with GAAP and after consulting the Purchaser’s outside auditors;

(xii)       waive, release, assign, settle or compromise any claim, action or proceeding (including any suit, action, claim, proceeding or investigation relating to this Agreement or the transactions contemplated hereby), other than waivers, releases, assignments, settlements or compromises that involve only the payment of monetary damages (and not the imposition of equitable relief on, or the admission of wrongdoing by, the Purchaser or its Subsidiary) not in excess of $100,000 (individually or in the aggregate), or otherwise pay, discharge or satisfy any Actions, Liabilities or obligations, unless such amount has been reserved in the Purchaser Financials;

(xiii)      acquire, including by merger, consolidation, acquisition of equity interests or assets, or any other form of business combination, any corporation, partnership, limited liability company, other business organization or any division thereof, or any material amount of assets outside the ordinary course of business;

(xiv)      make capital expenditures in excess of $100,000 individually for any project (or set of related projects) or $250,000 in the aggregate (excluding for the avoidance of doubt, incurring any Expenses);

(xv)       adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization (other than with respect to the Merger);

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(xvi)      voluntarily incur any Liability or obligation (whether absolute, accrued, contingent or otherwise) in excess of $100,000 individually or $250,000 in the aggregate (excluding the incurrence of any Expenses) other than pursuant to the terms of a Contract in existence as of the Agreement Date or entered into in the ordinary course of business or in accordance with the terms of this Section 5.03 during the Interim Period;

(xvii)     sell, lease, license, transfer, exchange or swap, mortgage or otherwise pledge or encumber (including securitizations), or otherwise dispose of any material portion of its properties, assets or rights;

(xviii)    enter into any agreement, understanding or arrangement with respect to the voting of the Purchaser Securities;

(xix)      take any action that would reasonably be expected to significantly delay or impair the obtaining of any Consents of any Governmental Authority to be obtained in connection with this Agreement; or

(xx)       authorize or agree to do any of the foregoing actions;

provided, that any actions reasonably taken in good faith by the Purchaser or its Subsidiaries to the extent reasonably believed to be necessary to comply with Laws (including orders of Governmental Authorities) related to COVID-19 shall be deemed not to constitute a breach of the requirements set forth under this Section 5.03. The Purchaser shall notify the Company in writing of any such actions taken in accordance with the foregoing proviso and shall use commercially reasonable efforts to mitigate any negative effects of such actions on the Purchaser and its Subsidiaries.

Section 5.04 Annual and Interim Financial Statements. During the Interim Period, within thirty (30) calendar days following the end of each three-month quarterly period following June 30, 2023, and each fiscal year, the Company shall deliver to the Purchaser an unaudited consolidated income statement and an unaudited consolidated balance sheet of the Target Companies for the period from the Balance Sheet Date through the end of such calendar month, quarterly period or fiscal year and the applicable comparative period in the preceding fiscal year, in each case accompanied by a certificate of the Chief Financial Officer of the Company to the effect that all such financial statements fairly present the consolidated financial position and results of operations of the Target Companies as of the date or for the periods indicated, in accordance with GAAP, subject to year-end audit adjustments and excluding footnotes. From the date hereof through the Closing Date, the Company will also promptly deliver to the Purchaser copies of any audited consolidated financial statements of the Target Companies that the Target Companies’ certified public accountants may issue.

Section 5.05 Purchaser Public Filings. During the Interim Period, the Purchaser will keep current and timely file all of its public filings with the SEC and otherwise comply in all material respects with applicable securities Laws and shall use its commercially reasonable efforts prior to the Closing to maintain the listing of the Purchaser Public Units, the Purchaser Common Stock and the Purchaser Public Warrants on Nasdaq; provided, that the Parties acknowledge and agree that from and after the Closing, the Parties intend to list on Nasdaq only the Purchaser Common Stock and the Purchaser Public Warrants.

Section 5.06 No Solicitation.

(a)  For purposes of this Agreement, (i) an “Acquisition Proposal” means any inquiry, proposal or offer, or any indication of interest in making an offer or proposal, from any Person or group at any time relating to an Alternative Transaction, and (ii) an “Alternative Transaction” means (A) with respect to the Company and its Affiliates, a transaction (other than the transactions contemplated by this Agreement) concerning the sale of (x) all or any material part of the business or assets of the Target Companies (other than in the ordinary course of business consistent with past practice) or (y) any of the shares or other equity interests or profits of the Target Companies, in any case, whether such transaction takes the form of a sale of shares or other equity interests, assets, merger, consolidation, issuance of debt securities, management Contract, joint venture or partnership, or otherwise and (B) with respect to the Purchaser and its Affiliates, a transaction (other than the transactions contemplated by this Agreement) concerning a Business Combination involving Purchaser.

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(b)  During the Interim Period, in order to induce the other Parties to continue to commit to expend management time and financial resources in furtherance of the transactions contemplated hereby, each Party shall not, and shall cause its Representatives to not, without the prior written consent of the Company and the Purchaser, directly or indirectly, (i) solicit, assist, initiate or facilitate the making, submission or announcement of, or intentionally encourage, any Acquisition Proposal, (ii) furnish any non-public information regarding such Party or its Affiliates or their respective businesses, operations, assets, Liabilities, financial condition, prospects or employees to any Person or group (other than a Party to this Agreement or their respective Representatives) in connection with or in response to an Acquisition Proposal, (iii) engage or participate in discussions or negotiations with any Person or group with respect to, or that could reasonably be expected to lead to, an Acquisition Proposal, (iv) approve, endorse or recommend, or publicly propose to approve, endorse or recommend, any Acquisition Proposal, (v) negotiate or enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Acquisition Proposal, or (vi) release any third Person from, or waive any provision of, any confidentiality agreement to which such Party is a party.

(c)  Each Party shall notify the others as promptly as practicable (and in any event within 48 hours) in writing of the receipt by such Party or any of its Representatives of (i) any bona fide inquiries, proposals or offers, requests for information or requests for discussions or negotiations regarding or constituting any Acquisition Proposal or any bona fide inquiries, proposals or offers, requests for information or requests for discussions or negotiations that could be expected to result in an Acquisition Proposal, and (ii) any request for non-public information relating to such Party or its Affiliates in connection with any Acquisition Proposal, specifying in each case, the material terms and conditions thereof (including a copy thereof if in writing or a written summary thereof if oral) and the identity of the party making such inquiry, proposal, offer or request for information. Each Party shall keep the others promptly informed of the status of any such inquiries, proposals, offers or requests for information. During the Interim Period, each Party shall, and shall cause its Representatives to, immediately cease and cause to be terminated any solicitations, discussions or negotiations with any Person with respect to any Acquisition Proposal and shall, and shall direct its Representatives to, cease and terminate any such solicitations, discussions or negotiations.

Section 5.07 No Trading. The Company acknowledges and agrees that it is aware, and that the Company’s Affiliates are aware (and each of their respective Representatives is aware or, upon receipt of any material nonpublic information of the Purchaser, will be advised) of the restrictions imposed by U.S. federal securities laws and the rules and regulations of the SEC and Nasdaq promulgated thereunder or otherwise (the “Federal Securities Laws”) and other applicable foreign and domestic Laws on a Person possessing material nonpublic information about a publicly traded company. The Company hereby agrees that, while it is in possession of such material nonpublic information, it shall not purchase or sell any securities of the Purchaser (other than to engage in the Merger in accordance with this Agreement), communicate such information to any third party, take any other action with respect to the Purchaser in violation of such Laws, or cause or encourage any third party to do any of the foregoing.

Section 5.08 Notification of Certain Matters. During the Interim Period, each Party shall give prompt notice to the other Parties if such Party or its Affiliates: (a) fails to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it or its Affiliates hereunder in any material respect; (b) receives any notice or other communication in writing from any third party (including any Governmental Authority) alleging (i) that the Consent of such third party is or may be required in connection with the transactions contemplated by this Agreement or (ii) any non-compliance with any Law by such Party or its Affiliates; (c) receives any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; (d) discovers any fact or circumstance that, or becomes aware of the occurrence or non-occurrence of any event the occurrence or non-occurrence of which, would reasonably be expected to cause or result in any of the conditions to the Closing set forth in Article VII not being satisfied or the satisfaction of those conditions being materially delayed; or (e) becomes aware of the commencement or threat, in writing, of any Action against such Party or any of its Affiliates, or any of their respective properties or assets, or, to the Knowledge of such Party, any officer, director, partner, member or manager, in his, her or its capacity as such, of such Party or of its Affiliates with respect to the consummation of the transactions contemplated by this Agreement. No such notice shall constitute an acknowledgement or admission by the Party providing the notice regarding whether or not any of the conditions to the Closing have been satisfied or in determining whether or not any of the representations, warranties or covenants contained in this Agreement have been breached.

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Section 5.09 Efforts.

(a)  Subject to the terms and conditions of this Agreement, each Party shall use its commercially reasonable efforts, and shall cooperate fully with the other Parties, to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable Laws and regulations to consummate the transactions contemplated by this Agreement (including the receipt of all applicable Consents of Governmental Authorities) and to comply as promptly as practicable with all requirements of Governmental Authorities applicable to the transactions contemplated by this Agreement. Any filing fees (or similar fees) with respect to applicable Consents of Governmental Authorities shall be paid by the Purchaser.

(b)  In furtherance and not in limitation of Section 5.09(a), to the extent required under any Laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (“Antitrust Laws”), each Party hereto agrees to make any required filing or application under Antitrust Laws, as applicable, at such Party’s sole cost and expense subject to the final sentence of Section 5.09(a), with respect to the transactions contemplated hereby as promptly as practicable, to supply as promptly as reasonably practicable any additional information and documentary material that may be reasonably requested pursuant to Antitrust Laws and to take all other actions reasonably necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods under Antitrust Laws as soon as practicable, including by requesting early termination of the waiting period provided for under the Antitrust Laws. Each Party shall, in connection with its efforts to obtain all requisite approvals and authorizations for the transactions contemplated by this Agreement under any Antitrust Law, use its commercially reasonable efforts to: (i) cooperate in all respects with each other Party or its Affiliates in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private Person; (ii) keep the other Parties reasonably informed of any communication received by such Party or its Representatives from, or given by such Party or its Representatives to, any Governmental Authority and of any communication received or given in connection with any proceeding by a private Person, in each case regarding any of the transactions contemplated by this Agreement; (iii) permit a Representative of the other Parties and their respective outside counsel to review any communication given by it to, and consult with each other in advance of any meeting or conference with, any Governmental Authority or, in connection with any proceeding by a private Person, with any other Person, and to the extent permitted by such Governmental Authority or other Person, give a Representative or Representatives of the other Parties the opportunity to attend and participate in such meetings and conferences; (iv) in the event a Party’s Representative is prohibited from participating in or attending any meetings or conferences, the other Parties shall keep such Party promptly and reasonably apprised with respect thereto; and (v) use commercially reasonable efforts to cooperate in the filing of any memoranda, white papers, filings, correspondence or other written communications explaining or defending the transactions contemplated hereby, articulating any regulatory or competitive argument, and/or responding to requests or objections made by any Governmental Authority.

(c)  As soon as reasonably practicable following the Agreement Date, the Parties shall reasonably cooperate with each other and use (and shall cause their respective Affiliates to use) their respective commercially reasonable efforts to prepare and file with Governmental Authorities requests for approval of the transactions contemplated by this Agreement and shall use all commercially reasonable efforts to have such Governmental Authorities approve the transactions contemplated by this Agreement. Each Party shall give prompt written notice to the other Parties if such Party or any of its Representatives receives any notice from such Governmental Authorities in connection with the transactions contemplated by this Agreement, and shall promptly furnish the other Parties with a copy of such Governmental Authority notice. If any Governmental Authority requires that a hearing or meeting be held in connection with its approval of the transactions contemplated hereby, whether prior to the Closing or after the Closing, each Party shall arrange for Representatives of such Party to be present for such hearing or meeting. If any objections are asserted with respect to the transactions contemplated by this Agreement under any applicable Law or if any Action is instituted (or threatened to be instituted) by any applicable Governmental Authority or any private Person challenging any of the transactions contemplated by this Agreement or any Ancillary Document as violative of any applicable Law or which would otherwise prevent, materially impede or materially delay the consummation of the transactions contemplated hereby or thereby, the Parties shall use their commercially reasonable efforts to resolve any such objections or Actions so as to timely permit consummation of the

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transactions contemplated by this Agreement and the Ancillary Documents, including in order to resolve such objections or Actions which, in any case if not resolved, could reasonably be expected to prevent, materially impede or materially delay the consummation of the transactions contemplated hereby or thereby. In the event any Action is instituted (or threatened to be instituted) by a Governmental Authority or private Person challenging the transactions contemplated by this Agreement, or any Ancillary Document, the Parties shall, and shall cause their respective Representatives to, reasonably cooperate with each other and use their respective commercially reasonable efforts to contest and resist any such Action and to have vacated, lifted, reversed or overturned any Order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement or the Ancillary Documents.

(d)  Prior to the Closing, each Party shall use its commercially reasonable efforts to obtain any Consents of Governmental Authorities or other third Persons as may be necessary for the consummation by such Party or its Affiliates of the transactions contemplated by this Agreement or required as a result of the execution or performance of, or consummation of the transactions contemplated by, this Agreement by such Party or its Affiliates, and the other Parties shall provide reasonable cooperation in connection with such efforts.

Section 5.10 Tax Matters.

(a)  Each of the Parties shall use its commercially reasonable efforts to cause the Merger to qualify as a “reorganization” within the meaning of Section 368(a) of the Code. None of the Parties shall (and each of the Parties shall cause their respective Subsidiaries not to) take any action, or fail to take any action, that could reasonably be expected to cause the Merger to fail to qualify as a “reorganization” within the meaning of Section 368(a) of the Code. The Parties intend to report and, except to the extent otherwise required by Law, shall report, for federal income tax purposes, the Merger as a “reorganization” within the meaning of Section 368(a) of the Code.

(b)  If, in connection with the preparation and filing of the Proxy Statement, the SEC requests or requires a tax opinion be prepared and submitted, the Purchaser and the Company shall deliver to Anthony customary Tax representation letters satisfactory to counsel, dated and executed as of the date the Proxy Statement is declared effective by the SEC and such other date(s) as determined reasonably necessary by such counsel in connection with the preparation and filing of the Proxy Statement, and, if required, Anthony shall furnish an opinion, subject to customary assumptions and limitations, to the effect that the Merger should qualify as a “reorganization” within the meaning of Section 368(a) of the Code. Notwithstanding anything to the contrary in this Agreement, Loeb shall not be required to provide any opinion to any party regarding the Merger.

(c)  Each of the Parties shall (and shall cause their respective Affiliates to) cooperate fully, as and to the extent reasonably requested by another party, in connection with the filing of relevant Tax Returns, and any Tax proceeding, audit or examination. Such cooperation shall include the retention and (upon the other party’s request) the provision (with the right to make copies) of records and information reasonably relevant to any Tax proceeding, audit or examination, making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

(d)  Any Transfer Taxes incurred in connection with the Merger shall be borne and paid by the Company. The Parties shall cooperate in the execution and delivery of all instruments and certificates reasonably necessary to minimize the amount of any Transfer Taxes and to enable any of the foregoing to comply with any Tax Return filing requirements for such Transfer Taxes. The Person(s) required by applicable Law to file any necessary Tax Returns and other documentation with respect to any Transfer Taxes shall timely file, or shall cause to be timely filed, with the relevant Governmental Authority each such Tax Return and shall timely pay to the relevant Governmental Authority all Transfer Taxes due and payable thereon. Any costs and expenses incurred in connection with the filing any such Tax Return shall be borne by the Company.

Section 5.11 Further Assurances. The Parties shall further cooperate with each other and use their respective commercially reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on their part under this Agreement and applicable Laws to consummate the transactions contemplated by this Agreement as soon as reasonably practicable, including preparing and filing as soon as practicable all documentation to effect all necessary notices, reports and other filings.

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Section 5.12 The Proxy Statement.

(a)  As promptly as practicable after the date hereof, the Purchaser shall prepare with the reasonable assistance of the Company, and file with the SEC a Form S-4 (or other applicable form) registration statement and proxy statement in connection with the registration under the Securities Act of the Purchaser Common Stock to be issued under this Agreement as the Merger Consideration (as amended, the “Proxy Statement”) for the purpose of soliciting proxies from Purchaser stockholders for the matters to be acted upon at the Purchaser Special Meeting and providing the Public Stockholders an opportunity in accordance with the Purchaser’s Organizational Documents and the IPO Prospectus to have their Purchaser Common Stock redeemed (the “Redemption”) in conjunction with the stockholder vote on the Purchaser Stockholder Approval Matters. The Proxy Statement shall include proxy materials for the purpose of soliciting proxies from Purchaser stockholders to vote at a special meeting of the Purchaser stockholders to be called and held for such purpose (the “Purchaser Special Meeting”), in favor of resolutions approving (i) the adoption and approval of this Agreement and the transactions contemplated hereby or referred to herein, including the Merger, by the holders of the Purchaser Common Stock in accordance with the Purchaser’s Organizational Documents, the Securities Act, the DGCL and the rules and regulations of the SEC and Nasdaq, (ii) the adoption and approval of the Amended Purchaser Certificate of Incorporation, including the change of name of the Purchaser, (iii) adoption and approval of a new equity incentive plan in form and substance reasonably acceptable to the Parties (the “Incentive Plan”), and which will provide for awards for a number of shares of the Purchaser Common Stock equal (A) fifteen percent (15%) of the aggregate number of shares of the Purchaser Common Stock issued and outstanding immediately after the Closing (giving effect to the Redemption), (vi) the appointment of the members of the Post-Closing Purchaser Board in accordance with Section 5.17, (v) such other matters as the Company and Purchaser shall hereafter mutually determine to be necessary or appropriate in order to effect the Merger and the other transactions contemplated by this Agreement (the approvals described in foregoing clauses (i) through (v), collectively, the “Purchaser Stockholder Approval Matters”), and (vi) the adjournment of the Purchaser Special Meeting, if necessary or desirable in the reasonable determination of the Purchaser. If on the date for which the Purchaser Special Meeting is scheduled, the Purchaser has not received proxies representing a sufficient number of shares to obtain the Required Purchaser Stockholder Approval, whether or not a quorum is present, the Purchaser may make one or more successive postponements or adjournments of the Purchaser Special Meeting. In connection with the Proxy Statement, the Purchaser will file with the SEC financial and other information about the transactions contemplated by this Agreement in accordance with applicable Law and applicable proxy solicitation and registration statement rules set forth in the Purchaser’s Organizational Documents, the Securities Act, the DGCL and the rules and regulations of the SEC and Nasdaq. The Purchaser shall cooperate and provide the Company (and its counsel) with a reasonable opportunity to review and comment on the Proxy Statement and any amendment or supplement thereto prior to filing the same with the SEC, and Purchaser shall consider any such comments timely made in good faith. The Company shall provide Purchaser with such information concerning the Target Companies and their stockholders, officers, directors, employees, assets, Liabilities, condition (financial or otherwise), business and operations that may be required or appropriate for inclusion in the Proxy Statement, or in any amendments or supplements thereto, which information provided by the Company shall be true and correct and not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not materially misleading.

(b)  Purchaser shall take any and all reasonable and necessary actions required to satisfy the requirements of the Securities Act, the Exchange Act and other applicable Laws in connection with the Proxy Statement, the Purchaser Special Meeting and the Redemption. Each of the Purchaser and the Company shall, and shall cause each of its Subsidiaries to, make their respective directors, officers and employees, upon reasonable advance notice, available to the Company, the Purchaser and, after the Closing, the Purchaser Representative, and their respective Representatives in connection with the drafting of the public filings with respect to the transactions contemplated by this Agreement, including the Proxy Statement, and responding in a timely manner to comments from the SEC. Each Party shall promptly correct any information provided by it for use in the Proxy Statement (and other related materials) if and to the extent that such information is determined to have become false or misleading in any material respect or as otherwise required by applicable Laws. The Purchaser shall amend or supplement the Proxy Statement and cause the Proxy Statement, as so amended or supplemented, to be filed with the SEC and to be disseminated to Purchaser stockholders, in each case as and to the extent required by applicable Laws and subject to the

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terms and conditions of this Agreement and the Purchaser’s Organizational Documents; provided, however, that the Purchaser shall not amend or supplement the Proxy Statement without prior consultation with the Company as is reasonable under the circumstances.

(c)  Purchaser, with the assistance of the other Parties, shall promptly respond to any SEC comments on the Proxy Statement and shall otherwise use its commercially reasonable efforts to cause the Proxy Statement to “clear” comments from the SEC and become effective. The Purchaser shall provide the Company with copies of any written comments, and shall inform the Company of any material oral comments, that Purchaser or its Representatives receive from the SEC or its staff with respect to the Proxy Statement, the Purchaser Special Meeting and the Redemption promptly after the receipt of such comments and shall give the Company and its counsel a reasonable opportunity under the circumstances to review and comment on any proposed written or material oral responses to such comments, and the Purchaser shall consider any such comments timely made in good faith under the circumstances.

(d)  As soon as practicable following the Proxy Statement “clearing” comments from the SEC and becoming effective, the Purchaser shall distribute the Proxy Statement to Purchaser’s stockholders and the Company Stockholders, and, pursuant thereto, shall call the Purchaser Special Meeting in accordance with the Securities Act for a date no later than thirty (30) days following the effectiveness of the Proxy Statement.

(e)  Purchaser shall comply with all applicable Laws, any applicable rules and regulations of Nasdaq, the Purchaser’s Organizational Documents and this Agreement in the preparation, filing and distribution of the Proxy Statement, any solicitation of proxies thereunder, the calling and holding of the Purchaser Special Meeting and the Redemption. The Purchaser shall apply for, and shall take commercially reasonable actions to cause, the Purchaser Common Stock to be issued in connection with the Merger to be approved for listing on Nasdaq as of the Closing.

Section 5.13 Company Stockholder Meeting. As promptly as practicable after the Proxy Statement has become effective, the Company will call a meeting of its stockholders or otherwise solicit written consents in order to obtain the Required Company Stockholder Approval (the “Company Special Meeting”), and the Company shall use its commercially reasonable efforts to solicit from the Company Stockholders proxies in favor of the Required Company Stockholder Approval prior to such Company Special Meeting, and to take all other actions necessary or advisable to secure the Required Company Stockholder Approval, including enforcing the Voting Agreements.

Section 5.14 Public Announcements.

(a)  The Parties agree that during the Interim Period no public release, filing or announcement concerning this Agreement or the Ancillary Documents or the transactions contemplated hereby or thereby shall be issued by any Party or any of their Affiliates without the prior written consent of the Purchaser and the Company (which consent shall not be unreasonably withheld, conditioned or delayed), except as such release or announcement may be required by applicable Law or the rules or regulations of any securities exchange, in which case the applicable Party shall use commercially reasonable efforts to allow the other Parties reasonable time to comment on, and arrange for any required filing with respect to, such release or announcement in advance of such issuance.

(b)  The Parties shall mutually agree upon, and as promptly as practicable after the execution of this Agreement (but in any event within four (4) Business Days thereafter), issue a press release announcing the execution of this Agreement (the “Signing Press Release”). Promptly after the issuance of the Signing Press Release, the Purchaser shall file a current report on Form 8-K (the “Signing Filing”) with the Signing Press Release and a description of this Agreement as required by Federal Securities Laws, which the Company shall review, comment upon and approve (which approval shall not be unreasonably withheld, conditioned or delayed) prior to filing (with the Company reviewing, commenting upon and approving such Signing Filing in any event no later than the third (3rd) Business Day after the execution of this Agreement, assuming that the Signing Filing is provided to the Company for its review on the date of the execution of this Agreement). The Parties shall mutually agree upon the Closing to issue a press release announcing the consummation of the transactions contemplated by this Agreement (the “Closing Press Release”). Promptly after the issuance of the Closing Press Release, the Purchaser shall file a current report on Form 8-K (the “Closing Filing”) with the Closing Press Release and a description of the Closing as required by Federal Securities Laws which the Seller Representative and the Purchaser Representative shall review, comment

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upon and approve (which approval shall not be unreasonably withheld, conditioned or delayed) prior to filing. In connection with the preparation of the Signing Press Release, the Signing Filing, the Closing Filing, the Closing Press Release, or any other report, statement, filing notice or application made by or on behalf of a Party to any Governmental Authority or other third party in connection with the transactions contemplated hereby, each Party shall, upon request by any other Party, furnish the Parties with all information concerning themselves, their respective directors, officers and equity holders, and such other matters as may be reasonably necessary or advisable in connection with the transactions contemplated hereby, or any other report, statement, filing, notice or application made by or on behalf of a Party to any third party and/or any Governmental Authority in connection with the transactions contemplated hereby.

Section 5.15 Confidential Information.

(a)  The Company and the Seller Representative hereby agree that during the Interim Period and, in the event that this Agreement is terminated in accordance with Article VIII, for a period of two (2) years after such termination, they shall, and shall cause their respective Representatives to: (i) treat and hold in strict confidence any Purchaser Confidential Information, and will not use for any purpose (except in connection with the consummation of the transactions contemplated by this Agreement or the Ancillary Documents, performing their obligations hereunder or thereunder, enforcing their rights hereunder or thereunder, or in furtherance of their authorized duties on behalf of the Purchaser or its Subsidiaries), nor directly or indirectly disclose, distribute, publish, disseminate or otherwise make available to any third party any of the Purchaser Confidential Information without the Purchaser’s prior written consent; and (ii) in the event that the Company, the Seller Representative or any of their respective Representatives, during the Interim Period or, in the event that this Agreement is terminated in accordance with Article VIII, for a period of two (2) years after such termination, becomes legally compelled to disclose any Purchaser Confidential Information, (A) provide the Purchaser to the extent legally permitted with prompt written notice of such requirement so that the Purchaser or an Affiliate thereof may seek, at Purchaser’s cost, a protective Order or other remedy or waive compliance with this Section 5.15(a), and (B) in the event that such protective Order or other remedy is not obtained, or the Purchaser waives compliance with this Section 5.15(a), furnish only that portion of such Purchaser Confidential Information which is legally required to be provided as advised in writing by outside counsel and to exercise its commercially reasonable efforts to obtain assurances that confidential treatment will be accorded such Purchaser Confidential Information. In the event that this Agreement is terminated and the transactions contemplated hereby are not consummated, the Company and the Seller Representative shall, and shall cause their respective Representatives to, promptly deliver to the Purchaser or destroy (at Purchaser’s election) any and all copies (in whatever form or medium) of the Purchaser Confidential Information and destroy all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon; provided, however, that the Company and the Seller Representative and their respective Representatives shall be entitled to keep any records required by applicable Law or bona fide record retention policies; and provided, further, that any Purchaser Confidential Information that is not returned or destroyed shall remain subject to the confidentiality obligations set forth in this Agreement.

(b)  Each of the Purchaser and the Purchaser Representative hereby agrees that during the Interim Period and, in the event that this Agreement is terminated in accordance with Article VIII, for a period of two (2) years after such termination, it shall, and shall cause its Representatives to: (i) treat and hold in strict confidence any Company Confidential Information, and will not use for any purpose (except in connection with the consummation of the transactions contemplated by this Agreement or the Ancillary Documents, performing its obligations hereunder or thereunder or enforcing its rights hereunder or thereunder), nor directly or indirectly disclose, distribute, publish, disseminate or otherwise make available to any third party any of the Company Confidential Information without the Company’s prior written consent; and (ii) in the event that it, or any of its Representatives, during the Interim Period or, in the event that this Agreement is terminated in accordance with Article VIII, for a period of two (2) years after such termination, becomes legally compelled to disclose any Company Confidential Information, (A) provide the Company to the extent legally permitted with prompt written notice of such requirement so that the Company may seek, at the Company’s sole expense, a protective Order or other remedy or waive compliance with this Section 5.15(b) and (B) in the event that such protective Order or other remedy is not obtained, or the Company waives compliance with this Section 5.15(b), furnish only that portion of such Company Confidential Information which is legally required to be provided as advised in writing by outside counsel and to exercise its commercially reasonable efforts to obtain assurances that confidential treatment will be accorded such

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Company Confidential Information. In the event that this Agreement is terminated and the transactions contemplated hereby are not consummated, the Purchaser and the Purchaser Representative shall, and shall cause their respective Representatives to, promptly deliver to the Company or destroy (at the Purchaser’s election) any and all copies (in whatever form or medium) of Company Confidential Information and destroy all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon; provided, however, that the Purchaser, the Purchaser Representative and their Representatives shall be entitled to keep any records required by applicable Law or bona fide record retention policies; and provided, further, that any Company Confidential Information that is not returned or destroyed shall remain subject to the confidentiality obligations set forth in this Agreement. Notwithstanding the foregoing, the Purchaser, the Purchaser Representative and their respective Representatives shall be permitted to disclose any and all Company Confidential Information to the extent required by the Federal Securities Laws.

Section 5.16 Documents and Information. After the Closing Date, the Purchaser and the Company shall, and shall cause their respective Subsidiaries to, until the seventh (7th) anniversary of the Closing Date, retain all books, records and other documents pertaining to the business of the Target Companies in existence on the Closing Date and make the same available for inspection and copying by the Purchaser Representative during normal business hours of the Company and its Subsidiaries, as applicable, upon reasonable request and upon reasonable notice. No such books, records or documents shall be destroyed after the seventh (7th) anniversary of the Closing Date by the Purchaser or its Subsidiaries (including any Target Company) without first advising the Purchaser Representative in writing and giving the Purchaser Representative a reasonable opportunity to obtain possession thereof.

Section 5.17 Post-Closing Board of Directors and Executive Officers.

(a)  The Parties shall take all necessary action, including causing the directors of the Purchaser to resign, so that effective as of the Closing, the Purchaser’s board of directors (the “Post-Closing Purchaser Board”) will consist of five (5) individuals. Immediately after the Closing, the Parties shall take all necessary action to designate and appoint to the Post-Closing Purchaser Board, three (3) persons designated prior to the Closing by the Company, at least two (2) of whom are required to qualify as independent directors under Nasdaq rules; one (1) person designated prior to the Closing by Purchaser; and one (1) person mutually agreed on prior to the Closing by the Company and the Purchaser who is required to qualify as an independent director under Nasdaq rules. At or prior to the Closing, the Purchaser will provide each member of the Post-Closing Purchaser Board with a customary director indemnification agreement, in form and substance reasonably acceptable to such member of the Post-Closing Purchaser Board.

(b)  The Parties shall take all action necessary, including causing the executive officers of the Purchaser to resign, so that the individuals serving as the chief executive officer and chief financial officer, respectively, of the Purchaser immediately after the Closing will be the same individuals (in the same office) as that of the Company immediately prior to the Closing (unless, at its sole discretion, the Company desires to appoint another qualified person to either such role, in which case, such other person identified by the Company shall serve in such role).

Section 5.18 Indemnification of Directors and Officers; Tail Insurance.

(a)  The Parties agree that all rights to exculpation, indemnification and advancement of expenses existing in favor of the current or former directors and officers of the Purchaser or Merger Sub and each Person who served as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise at the request of the Purchaser or Merger Sub (the “D&O Indemnified Persons”) as provided in their respective Organizational Documents or under any indemnification, employment or other similar agreements between any D&O Indemnified Person and the Purchaser or Merger Sub, in each case as in effect on the Agreement Date, shall survive the Closing and continue in full force and effect in accordance with their respective terms to the extent permitted by applicable Law. For a period of six (6) years after the Effective Time, the Purchaser shall cause the Organizational Documents of the Purchaser and the Surviving Corporation to contain provisions no less favorable with respect to exculpation and indemnification of and advancement of expenses to D&O Indemnified Persons than are set forth as of the Agreement Date in the Organizational Documents of the Purchaser and Merger Sub to the extent permitted by applicable Law. The provisions of this Section 5.18 shall survive the consummation of the Merger and are intended to be for the benefit of, and shall be enforceable by, each of the D&O Indemnified Persons and their respective heirs and representatives.

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(b)  For the benefit of the Purchaser’s and Merger Sub’s directors and officers, the Purchaser shall be permitted prior to the Effective Time to obtain, and the Surviving Corporation will fully pay the premium for, a “tail” insurance policy that provides coverage for up to a six-year period from and after the Effective Time for events occurring prior to the Effective Time (the “D&O Tail Insurance”) that is substantially equivalent to and in any event not less favorable in the aggregate than the Purchaser’s existing policy or, if substantially equivalent insurance coverage is unavailable, the best available coverage. If obtained, the Surviving Corporation shall maintain the D&O Tail Insurance in full force and effect, and continue to honor the obligations thereunder, and the Surviving Corporation shall timely pay or caused to be paid all premiums with respect to the D&O Tail Insurance.

Section 5.19 Trust Account Proceeds. The Parties agree that after the Closing, the funds in the Trust Account, after taking into account payments for the Redemption, shall first be used to pay (i) the Purchaser’s accrued Expenses, (ii) the Purchaser’s deferred Expenses (including cash amounts payable to the IPO Underwriter and any legal fees) of the IPO and (iii) any loans owed by the Purchaser to the Purchaser Representative for any Expenses (including deferred Expenses), other administrative costs and expenses incurred by or on behalf of the Purchaser or Extension Expenses and (iv) any other Liabilities of the Purchaser as of the Closing. Such Expenses, as well as any Expenses that are required to be paid by delivery of the Purchaser’s securities, will be paid at the Closing. Any remaining cash will be used for working capital and general corporate purposes of the Purchaser and the Surviving Corporation. To the extent the Trust Account does not have sufficient funds to pay the amounts contemplated by this Section 5.19, such amounts will be reimbursed pursuant to Section 8.03.

Section 5.20 Roadshow Presentations. If requested by the Purchaser, the Company shall, and shall cause its respective Representatives to, use their respective reasonable commercial efforts to engage with investors as reasonably directed by the Purchaser (including having the Company’s senior management participate in any investor meetings and roadshows as reasonably requested by the Purchaser).

Section 5.21 PCAOB Financial Statements. The Company shall deliver to the Purchaser true and complete copies of the audited consolidated balance sheet of the Target Companies as of December 31, 2021 and December 31, 2022, and the related audited consolidated statements of income and cash flows of the Target Companies for such years, (i) prepared in accordance with GAAP applied on a consistent basis throughout the covered periods and (ii) audited in accordance with the auditing standards of the PCAOB, together with separate audited financial statements of any Company Subsidiaries required to be included in the Proxy Statement (collectively, the “PCAOB Audited Financials”) not later than September 30, 2023 (the “PCAOB Delivery Deadline”).

Section 5.22 Sponsor Issuance. The Company and Purchaser agree that the Purchaser shall issue to the Sponsor One Million Two Hundred Thousand (1,200,000) shares of the Purchaser Class A Common Stock for no additional consideration (the “Sponsor Shares”). The Sponsor Shares shall be issued on the date that is the earlier of (a) the six (6) month anniversary of the Closing or (b) the expiration of the “Founder Shares Lock-up Period” (as defined in the Insider Letter), provided, however, that the Sponsor in its sole discretion may direct the Purchaser to issue all or a portion of the Sponsor Shares on such earlier or later date as it shall determine (which date shall not be earlier than the Closing). The Sponsor Shares shall be fully registered on the date of such grant except that, in the event that any portion of the Sponsor Shares are issued at the Closing, the Purchaser shall register such shares promptly thereafter in accordance with the terms of the Registration Rights Agreement.

Section 5.23 Restructuring. The Parties acknowledge and agree that, as of the Agreement Date, none of the Service Companies or the Other Entities are Subsidiaries of the Company. Promptly following the Agreement Date and prior to the Closing, the Company and Dr. Aikawa in his personal capacity shall endeavor to have each of the Service Companies and the Other Entities contributed to or exchanged with the Company or one of the other Target Companies, such that each of Service Companies and Other Entities are held by the Company or another Target Company in the percentages as set forth in Section 4.04(b) of the Company Disclosure Schedules (the “Restructuring”). The Parties further acknowledge and agree that the terms and conditions of the Restructuring are subject to the approval of certain regulatory authorities, including, without limitation, the Consents as set forth in Section 4.05. Notwithstanding anything herein to the contrary, the terms and conditions imposed on any of the Company and the Target Companies by any Governmental Authority or any other Person with respect to the Restructuring shall be subject to the approval and consent of the Company in its sole discretion.

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Section 5.24 Company Disclosure Schedules. The Parties acknowledge and agree that the Company is not delivering the Company Disclosure Schedules on the Agreement Date, and that, following the Agreement date the Company shall use its commercially reasonable efforts to complete the Company Disclosure Schedules and deliver them to the Purchaser by August 31, 2023 (the “Delivery Deadline”). Upon delivery of the Company Disclosure Schedules by the Company to Purchaser, the Company Disclosure Schedules shall be deemed to modify and supplement the representations and warranties set forth in Article IV, and shall otherwise be effective for all purposes herein, to the same extent as if delivered on the Agreement Date. Notwithstanding the foregoing, in the event that the Company Disclosure Schedules are not delivered to the Purchaser by the Delivery Deadline, or in the event that the Company Disclosure Schedules are so delivered by the Delivery Deadline but thereafter Purchaser reasonably determines that there are matters or items disclosed in the Company Disclosure Schedules which are materially adverse to the operations of the Target Companies, then, for a period of two Business Days following the delivery of the Company Disclosure Schedules, Purchaser shall have the right to terminate this Agreement upon written notice to the Company.

Article VI. No Survival

Section 6.01 No Survival. The representations and warranties of the Company and the Purchaser contained in this Agreement or in any certificate or instrument delivered by or on behalf of the Company or the Purchaser pursuant to this Agreement shall not survive the Closing, and from and after the Closing, the Company and the Purchaser and their respective Representatives shall not have any further obligations, nor shall any claim be asserted or action be brought against the Company or the Purchaser or their respective Representatives with respect thereto. The covenants and agreements made by the Company and the Purchaser in this Agreement or in any certificate or instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such covenants or agreements, shall not survive the Closing, except for those covenants and agreements contained herein and therein that by their terms apply or are to be performed in whole or in part after the Closing (which such covenants shall survive the Closing and continue until fully performed in accordance with their terms).

Article VII. Closing Conditions

Section 7.01 Conditions to Each Party’s Obligations. The obligations of each Party to consummate the Merger and the other transactions described herein shall be subject to the satisfaction or written waiver (where permissible) by the Company and the Purchaser of the following conditions:

(a)  Required Purchaser Stockholder Approval. The Purchaser Stockholder Approval of Matters that are submitted to the vote of the stockholders of the Purchaser at the Purchaser Special Meeting in accordance with the Proxy Statement shall have been approved by the requisite vote of the stockholders of the Purchaser at the Purchaser Special Meeting in accordance with the Purchaser’s Organizational Documents, applicable Law and the Proxy Statement (the “Required Purchaser Stockholder Approval”).

(b)  Required Company Stockholder Approval. Written consents representing the requisite vote of the Company Stockholders (including any separate class or series vote that is required, whether pursuant to the Company’s Organizational Documents, any stockholder agreement or otherwise) shall have been obtained, as necessary, to authorize, approve and consent to, the execution, delivery and performance of this Agreement and each of the Ancillary Documents to which the Company is or is required to be a party or bound, and the consummation of the transactions contemplated hereby and thereby, including the Merger (the “Required Company Stockholder Approval”).

(c)  Antitrust Laws. Any waiting period (and any extension thereof) applicable to the consummation of this Agreement under any Antitrust Laws shall have expired or been terminated.

(d)  Requisite Regulatory Approvals. All Consents required to be obtained from or made with any Governmental Authority in order to consummate the transactions contemplated by this Agreement shall have been obtained or made.

(e)  Requisite Consents. The Consents required to be obtained from or made with any third Person (other than a Governmental Authority) in order to consummate the transactions contemplated by this Agreement that are set forth in Section 7.01(e) of the Agreement Schedules shall have each been obtained or made.

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(f)   No Adverse Law; Order, Terms or Conditions. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) or Order that is then in effect and which has the effect of making the transactions or agreements contemplated by this Agreement illegal or which otherwise prevents or prohibits consummation of the transactions contemplated by this Agreement and no Governmental Authority shall have imposed any terms or conditions on the Restructuring which would reasonably be expected to materially impact the operations of the Company, the Target Companies following the completion of the Restructuring.

(g)  Net Tangible Assets Test. Upon the Closing, after giving effect to the Redemption, the Purchaser shall have net tangible assets of at least $5,000,001.

(h)  Appointment to the Board. The members of the Post-Closing Purchaser Board shall have been elected or appointed as of the Closing consistent with the requirements of Section 5.17.

(i)   Proxy Statement. The SEC shall have completed commenting on the Proxy Statement and it shall have been declared effective, and no stop order or similar order shall be in effect with respect to the Proxy Statement.

(j)   Nasdaq Listing. The shares of the Purchaser Common Stock issued as Merger Consideration shall have been approved for listing on Nasdaq, subject to official notice of issuance.

(k)  Restructuring. The Restructuring shall have been completed and the Purchaser shall have received evidence of such completion in form and substance reasonably satisfactory to the Purchaser.

Section 7.02 Conditions to Obligations of the Company. In addition to the conditions specified in Section 7.01, the obligations of the Company to consummate the Merger and the other transactions contemplated by this Agreement are subject to the satisfaction or written waiver (by the Company) of the following conditions:

(a)  Representations and Warranties. All of the representations and warranties of the Purchaser set forth in this Agreement and in any certificate delivered by or on behalf of the Purchaser pursuant hereto shall be true and correct on and as of the Agreement Date and on and as of the Closing Date as if made on the Closing Date, except for (i) those representations and warranties that address matters only as of a particular date (which representations and warranties shall have been accurate as of such date), and (ii) any failures to be true and correct that (without giving effect to any qualifications or limitations as to materiality or Material Adverse Effect), individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on, or with respect to, the Purchaser.

(b)  Agreements and Covenants. The Purchaser shall have performed in all material respects all of the Purchaser’s obligations and complied in all material respects with all of the Purchaser’s agreements and covenants under this Agreement to be performed or complied with by it on or prior to the Closing Date.

(c)  No Purchaser Material Adverse Effect. No Material Adverse Effect shall have occurred with respect to the Purchaser since the Agreement Date which is continuing and uncured.

(d)  Liabilities. There shall be no Liabilities owed or payable by the Purchaser to the Purchaser Representative or any of the Affiliates of the Purchaser Representative.

(e)  Closing Deliveries.

(i)          Officer Certificate. The Purchaser shall have delivered to the Company a certificate, dated the Closing Date, signed by an executive officer of the Purchaser in such capacity, certifying as to the satisfaction of the conditions specified in Section 7.02(a), Section 7.02(b), Section 7.02(c) and Section 7.02(d).

(ii)         Secretary Certificate. The Purchaser shall have delivered to the Company a certificate from its secretary or other executive officer certifying as to, and attaching, (A) copies of the Purchaser’s Organizational Documents as in effect as of the Closing Date (after giving effect to the Conversion), (B) the resolutions of the Purchaser’s board of directors authorizing and approving the execution, delivery and performance of this Agreement and each of the Ancillary

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Documents to which it is a party or by which it is bound, and the consummation of the transactions contemplated hereby and thereby, (C) evidence that the Required Purchaser Stockholder Approval has been obtained and (D) the incumbency of officers authorized to execute this Agreement or any Ancillary Document to which the Purchaser is or is required to be a party or otherwise bound.

(iii)        Good Standing. The Purchaser shall have delivered to the Company a good standing certificate (or similar documents applicable for such jurisdictions) for the Purchaser certified as of a date no earlier than thirty (30) days prior to the Closing Date from the proper Governmental Authority of the Purchaser’s jurisdiction of organization and from each other jurisdiction in which the Purchaser is qualified to do business as a foreign entity as of the Closing, in each case to the extent that good standing certificates or similar documents are generally available in such jurisdictions.

(iv)        Escrow Agreement. The Company shall have received a copy of the Escrow Agreement, duly executed by the Purchaser and the Escrow Agent.

(v)         Registration Rights Agreement. The Company shall have received a copy of the Registration Rights Agreement, duly executed by the Purchaser and the persons as set forth in the Agreement Schedules, once finalized.

(vi)        Resignations Subject to the requirements of Section 5.17, the Company shall have received written resignations, effective as of the Closing, of each of the directors and officers of the Purchaser and Merger Sub as requested by the Company prior to the Closing.

Section 7.03 Conditions to Obligations of the Purchaser. In addition to the conditions specified in Section 7.01, the obligations of the Purchaser and Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement are subject to the satisfaction or written waiver (by the Purchaser) of the following conditions:

(a)  Representations and Warranties. All of the representations and warranties of the Company and Mr. Aikawa set forth in this Agreement and in any certificate delivered by or on behalf of the Company pursuant hereto shall be true and correct on and as of the Agreement Date and on and as of the Closing Date as if made on the Closing Date, except for (i) those representations and warranties that address matters only as of a particular date (which representations and warranties shall have been accurate as of such date), and (ii) any failures to be true and correct that (without giving effect to any qualifications or limitations as to materiality or Material Adverse Effect), individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on, or with respect to, the Target Companies, taken as a whole.

(b)  Agreements and Covenants. The Company shall have performed in all material respects all of its obligations and complied in all material respects with all of its agreements and covenants under this Agreement to be performed or complied with by it on or prior to the Closing Date.

(c)  No Material Adverse Effect. No Material Adverse Effect shall have occurred with respect to the Target Companies taken as a whole since the Agreement Date which is continuing and uncured.

(d)  Closing Deliveries.

(i)          Officer Certificate. The Purchaser shall have received a certificate from the Company, dated as the Closing Date, signed by an executive officer of the Company in such capacity, certifying as to the satisfaction of the conditions specified in Section 7.03(a), Section 7.03(b) and Section 7.03(c).

(ii)         Secretary Certificate. The Company shall have delivered to the Purchaser a certificate executed by the Company’s secretary certifying as to the validity and effectiveness of, and attaching, (A) copies of the Company’s Organizational Documents as in effect as of the Closing Date (immediately prior to the Effective Time), (B) the requisite resolutions of the Company’s board of directors authorizing and approving the execution, delivery and performance of this Agreement and each Ancillary Document to which the Company is or is required to be a party or bound, and the consummation of the Merger and the other transactions contemplated hereby and thereby, and the adoption of the Surviving Corporation Organizational Documents, and recommending the approval and adoption of the same by the Company Stockholders, (C) evidence that the Required

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Company Stockholder Approval has been obtained and (D) the incumbency of officers of the Company authorized to execute this Agreement or any Ancillary Document to which the Company is or is required to be a party or otherwise bound.

(iii)        Good Standing. The Company shall have delivered to the Purchaser good standing certificates (or similar documents applicable for such jurisdictions) for each Target Company certified as of a date no earlier than thirty (30) days prior to the Closing Date from the proper Governmental Authority of the Target Company’s jurisdiction of organization and from each other jurisdiction in which the Target Company is qualified to do business as a foreign corporation or other entity as of the Closing, in each case to the extent that good standing certificates or similar documents are generally available in such jurisdictions.

(iv)        Certified Charter. The Company shall have delivered to the Purchaser a copy of the Company Charter, as in effect as of immediately prior to the Effective Time, certified by the Secretary of State of the State of Delaware as of a date no more than ten (10) Business Days prior to the Closing Date.

(v)         Employment Agreements. The Purchaser shall have received employment agreements, in each case effective as of the Closing, in the form and substance reasonably acceptable to the Purchaser and the counterparty thereto, between each of the persons set forth in Section 7.03(d)(v) of the Agreement Schedules and the applicable Target Company or the Purchaser, as noted in Section 7.03(d)(v) of the Agreement Schedules, with each such employment agreement duly executed by the parties thereto.

(vi)        Lock-Up Agreement. The Company shall have delivered to the Purchaser copies of the Lock-up Agreement duly executed by the Significant Company Holders.

(vii)       Non-Competition Agreements. The Company shall have delivered to the Purchaser copies of the Non-Competition Agreements duly executed by each Significant Company Holder and the Seller Representative.

(viii)      Company Convertible Securities. The Purchaser shall have received evidence reasonably acceptable to the Purchaser that the Company shall have terminated, extinguished and cancelled in full any other outstanding Company Convertible Securities or commitments therefor, or such Company Convertible Securities which are options to acquire shares of Company Common Stock shall have been exchanged for options to acquire stock of the Purchaser as set forth herein.

(ix)        Resignations. Subject to the requirements of Section 5.17, the Purchaser shall have received written resignations, effective as of the Closing, of each of the directors and officers of the Company as requested by the Purchaser prior to the Closing.

(x)         Termination of Certain Contracts. The Purchaser shall have received evidence reasonably acceptable to the Purchaser that the Contracts involving the Target Companies and/or Company Security Holders or other Related Persons set forth in Section 7.03(d)(x) of the Agreement Schedules shall have been terminated with no further obligation or Liability of the Target Company thereunder.

(xi)        Escrow Agreement. The Purchaser shall have received a copy of the Escrow Agreement duly executed by the Company and the Escrow Agent.

(xii)       Registration Rights Agreement. The Purchaser shall have received a copy of the Registration Rights Agreement, duly executed by the Company and persons as set forth in the Agreement Schedules, once finalized.

Section 7.04 Frustration of Conditions. Notwithstanding anything contained herein to the contrary, no Party may rely on the failure of any condition set forth in this Article VII to be satisfied if such failure was caused by the failure of such Party or its Affiliates (or with respect to the Company, any Target Company or Company Stockholder) failure to comply with or perform any of its covenants or obligations set forth in this Agreement.

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Article VIII. Termination and Expenses

Section 8.01 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing as follows:

(a)  by mutual written consent of the Purchaser and the Company;

(b)  by written notice by the Purchaser or the Company if any of the conditions to the Closing set forth in Article VII have not been satisfied or waived by September 30, 2024 (the “Outside Date”); provided, however, the right to terminate this Agreement under this Section 8.01(b) shall not be available to a Party if the breach or violation by such Party or its Affiliates of any representation, warranty, covenant or obligation under this Agreement was the cause of, or resulted in, the failure of the Closing to occur on or before the Outside Date;

(c)  by written notice by either the Purchaser or the Company if a Governmental Authority of competent jurisdiction shall have issued an Order or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such Order or other action has become final and non-appealable; provided, however, that the right to terminate this Agreement pursuant to this Section 8.01(c) shall not be available to a Party if the failure by such Party or its Affiliates to comply with any provision of this Agreement has been a substantial cause of, or substantially resulted in, such action by such Governmental Authority;

(d)  by written notice by the Company to Purchaser, if (i) there has been a material breach by the Purchaser of any of its representations, warranties, covenants or agreements contained in this Agreement, or if any representation or warranty of the Purchaser shall have become untrue or inaccurate, in any case, which would result in a failure of a condition set forth in Section 7.02(a) or Section 7.02(b) to be satisfied (treating the Closing Date for such purposes as the Agreement Date or, if later, the date of such breach), and (ii) the breach or inaccuracy is incapable of being cured or is not cured within the earlier of (A) twenty (20) days after written notice of such breach or inaccuracy is provided to the Purchaser or (B) the Outside Date; provided, that the Company shall not have the right to terminate this Agreement pursuant to this Section 8.01(d) if at such time the Company is in material uncured breach of this Agreement;

(e)  by written notice by the Purchaser to the Company, if (i) there has been a material breach by the Company of any of its representations, warranties, covenants or agreements contained in this Agreement, or if any representation or warranty of such Parties shall have become untrue or inaccurate, in any case, which would result in a failure of a condition set forth in Section 7.03(a) or Section 7.03(b) to be satisfied (treating the Closing Date for such purposes as the Agreement Date or, if later, the date of such breach), and (ii) the breach or inaccuracy is incapable of being cured or is not cured within the earlier of (A) twenty (20) days after written notice of such breach or inaccuracy is provided to the Company or (B) the Outside Date; provided, that the Purchaser shall not have the right to terminate this Agreement pursuant to this Section 8.01(e) if at such time the Purchaser is in material uncured breach of this Agreement;

(f)   by written notice by the Purchaser to the Company, if there shall have been a Material Adverse Effect on the Target Companies taken as a whole following the Agreement Date which is uncured for at least ten (10) Business Days after written notice of such Material Adverse Effect is provided by the Purchaser to the Company;

(g)  by written notice by the Company to the Purchaser, if there shall have been a Material Adverse Effect on the Purchaser following the Agreement Date which is uncured for at least ten (10) Business Days after written notice of such Material Adverse Effect is provided by the Company to the Purchaser;

(h)  by written notice by either the Purchaser or the Company to the other, if the Purchaser Special Meeting is held (including any adjournment or postponement thereof) and has concluded, the Purchaser’s stockholders have duly voted, and the Required Purchaser Stockholder Approval was not obtained or if the Required Purchaser Stockholder Approval was not obtained for any other reason;

(i)   by written notice by the Purchaser to the Company if (i) after the Company has delivered the PCAOB Audited Financials to the Purchaser, the Purchaser makes a determination, in its reasonable discretion, that the PCAOB Audited Financials differ in any material respect from the Unaudited Annual Financials, or (ii) the PCAOB Audited Financials are not delivered to the Purchaser on or before the PCAOB Delivery Deadline; or

(j)   by written notice by the Purchaser to the Company pursuant to the provisions of Section 5.24.

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Section 8.02 Effect of Termination. This Agreement may only be terminated in the circumstances described in Section 8.01 and pursuant to a written notice delivered by the applicable Party to the other applicable Parties, which sets forth the basis for such termination, including the provision of Section 8.01 under which such termination is made. In the event of the valid termination of this Agreement pursuant to Section 8.01, this Agreement shall forthwith become void, and there shall be no Liability on the part of any Party or any of their respective Representatives, and all rights and obligations of each Party shall cease, except: (i) Section 5.14, Section 5.15, Section 8.03, Section 9.01, Article X and this Section 8.02 shall survive the termination of this Agreement, and (ii) other than as set forth herein, nothing herein shall relieve any Party from Liability for any willful breach of any representation, warranty, covenant or obligation under this Agreement or any Fraud Claim against such Party, in either case, prior to termination of this Agreement (in each case of clauses (i) and (ii) above, subject to Section 9.01). Without limiting the foregoing, and except as provided in Section 8.03 and this Section 8.02 (but subject to Section 9.01) and subject to the right to seek injunctions, specific performance or other equitable relief in accordance with Section 10.06, the Parties’ sole right prior to the Closing with respect to any breach of any representation, warranty, covenant or other agreement contained in this Agreement by another Party or with respect to the transactions contemplated by this Agreement shall be the right, if applicable, to terminate this Agreement pursuant to Section 8.01.

Section 8.03 Fees and Expenses. The Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Surviving Corporation after the Closing; provided, however, that subject to Section 9.01 and Section 5.19, in the event the Closing does not occur, Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such expenses, except, as set forth in the final sentence of Section 5.09(a), any filing fees (or similar fees) with respect to applicable Consents of Governmental Authorities shall be paid by the Purchaser. The Parties acknowledge and agree that any Extension Expenses shall be paid by the Purchaser. As used in this Agreement, “Expenses” shall include all out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, financial advisors, financing sources, experts and consultants to a Party hereto or any of its Affiliates) incurred by a Party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution or performance of this Agreement or any Ancillary Document related hereto and all other matters related to the consummation of this Agreement.

Article IX. Waivers and Releases

Section 9.01 Waiver of Claims Against Trust. Reference is made to the IPO Prospectus. The Company and the Seller Representative each hereby represents and warrants that it has read the IPO Prospectus and understands that Purchaser has established the Trust Account containing the proceeds of the IPO and the overallotment shares acquired by Purchaser’s underwriters and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of the Purchaser’s public stockholders (including overallotment shares acquired by Purchaser’s underwriters) (the “Public Stockholders”) and that, except as otherwise described in the IPO Prospectus, the Purchaser may disburse monies from the Trust Account only: (a) to the Public Stockholders in the event they elect to redeem their Purchaser Common Stock in connection with the consummation of its initial business combination (as such term is used in the IPO Prospectus) (“Business Combination”) or in connection with an amendment to Purchaser’s Organizational Documents to extend Purchaser’s deadline to consummate a Business Combination, (b) to the Public Stockholders if the Purchaser fails to consummate a Business Combination within twelve (12) months after the closing of the IPO, subject to extension, (c) with respect to any interest earned on the amounts held in the Trust Account, amounts necessary to pay for any taxes, and (d) to Purchaser after or concurrently with the consummation of a Business Combination. For and in consideration of the Purchaser entering into this Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the Company and the Seller Representative hereby agrees on behalf of itself and its Affiliates that, notwithstanding anything to the contrary in this Agreement, none of the Company or the Seller Representative nor any of their respective Affiliates do now or shall at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account or distributions therefrom, or make any claim against the Trust Account (including any distributions therefrom), regardless of whether such claim arises as a result of, in connection with or relating in any way to, this Agreement or any proposed or actual business relationship between Purchaser or any of its Representatives, on the one hand, and the Company, the Seller Representative or any of their respective Representatives, on the other hand, or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (collectively, the “Released Claims”). Each of the Company and the Seller Representative on behalf of itself and its Affiliates hereby irrevocably waives any Released Claims that any such Party or any of its Affiliates may have against the Trust Account (including

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any distributions therefrom) now or in the future as a result of, or arising out of, any negotiations, contracts or agreements with Purchaser or its Representatives and will not seek recourse against the Trust Account (including any distributions therefrom) for any reason whatsoever (including for an alleged breach of this Agreement or any other agreement with Purchaser or its Affiliates). The Company and the Seller Representative each agrees and acknowledges that such irrevocable waiver is material to this Agreement and specifically relied upon by Purchaser and its Affiliates to induce Purchaser to enter in this Agreement, and each of the Company and the Seller Representative further intends and understands such waiver to be valid, binding and enforceable against such Party and each of its Affiliates under applicable Law. To the extent that the Company or the Seller Representative or any of their respective Affiliates commences any Action based upon, in connection with, relating to or arising out of any matter relating to Purchaser or its Representatives, which proceeding seeks, in whole or in part, monetary relief against Purchaser or its Representatives, each of the Company and the Seller Representative hereby acknowledges and agrees that its and its Affiliates’ sole remedy shall be against funds held outside of the Trust Account and that such claim shall not permit such Party or any of its Affiliates (or any Person claiming on any of their behalf or in lieu of them) to have any claim against the Trust Account (including any distributions therefrom) or any amounts contained therein. In the event that the Company or the Seller Representative or any of their respective Affiliates commences Action based upon, in connection with, relating to or arising out of any matter relating to Purchaser or its Representatives which proceeding seeks, in whole or in part, relief against the Trust Account (including any distributions therefrom) or the Public Stockholders, whether in the form of money damages or injunctive relief, the Purchaser and its Representatives, as applicable, shall be entitled to recover from the Company, the Seller Representative (on behalf of the Company Stockholders) and their respective Affiliates, as applicable, the associated legal fees and costs in connection with any such Action, in the event Purchaser or its Representatives, as applicable, prevails in such Action. This Section 9.01 shall survive termination of this Agreement for any reason and continue indefinitely.

Article X. Miscellaneous

Section 10.01 Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by e-mail, with affirmative confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable Party at the following addresses (or at such other address for a Party as shall be specified by like notice):

If to the Purchaser or Merger Sub at or prior to the Closing, to: Pono Capital Two, Inc. 643 Ilalo Street Honolulu, Hawaii 96813 Attn: Darryl Nakamoto Telephone No.: E-mail:	with a copy (which will not constitute notice) to: Loeb & Loeb LLP 345 Park Avenue New York, New York 10154 Facsimile No.: Telephone No.: E-mail:
If to the Purchaser Representative, to: Mehana Capital LLC 4348 Waialae Ave, #632 Honolulu, Hawaii 96816 Attn: Dustin Shindo Telephone No.: E-mail:	with a copy (which will not constitute notice) to: Loeb & Loeb LLP 345 Park Avenue New York, New York 10154 Facsimile No.: Telephone No.: E-mail:
If to the Company or the Surviving Corporation, to: SBC Medical Group Holdings Incorporated Attn: Yoshiyuki Aikawa, CEO 6-5-1, NishiShinjyuku, Shinjyuku Tokyo 163-1303, Japan E-mail:	with a copy (which will not constitute notice) to: Anthony L.G., PLLC Attn: Laura Anthony 625 N. Flagler Drive, Suite 600 West Palm Beach, FL 33401 Facsimile No.: Telephone No.: E-mail:

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If to the Seller Representative to: Yoshiyuki Aikawa 6-5-1, NishiShinjyuku, Shinjyuku Tokyo 163-1303, Japan E-mail:	with a copy (which will not constitute notice) to: Anthony L.G., PLLC Attn: Laura Anthony 625 N. Flagler Drive, Suite 600 West Palm Beach, FL 33401 Facsimile No.: Telephone No.: E-mail:
If to the Purchaser after the Closing, to: Attn: Yoshiyuki Aikawa, CEO 6-5-1, NishiShinjyuku, Shinjyuku Tokyo 163-1303, Japan Telephone No.: E-mail: and the Purchaser Representative with copies (which will not constitute notice) to:

Anthony L.G., PLLC

Attn: Laura Anthony

625 N. Flagler Drive, Suite 600

West Palm Beach, FL 33401

Facsimile No.:

Telephone No.:

E-mail:

and

Loeb & Loeb LLP

345 Park Avenue

New York, New York 10154

Facsimile No.:

Telephone No.:

E-mail:

Section 10.02 Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns. This Agreement shall not be assigned by operation of Law or otherwise without the prior written consent of the Purchaser and the Company (and after the Closing, the Purchaser Representative and the Seller Representative), and any assignment without such consent shall be null and void; provided that no such assignment shall relieve the assigning Party of its obligations hereunder.

Section 10.03 Third Parties. Except for the rights of the D&O Indemnified Persons set forth in Section 5.18, which the Parties acknowledge and agree are express third party beneficiaries of this Agreement, nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any Person that is not a Party hereto or thereto or a successor or permitted assign of such a Party.

Section 10.04 Governing Law; Jurisdiction. This Agreement shall be governed by, construed and enforced in accordance with the Laws of the State of Delaware without regard to the conflict of laws principles thereof. Subject to Section 1.15, all Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court located in New York, New York (or in any appellate court thereof) (the “Specified Courts”). Subject to Section 1.15, each Party hereby (a) submits to the exclusive jurisdiction of any Specified Court for the purpose of any Action arising out of or relating to this Agreement brought by any Party hereto and (b) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court. Each Party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each Party irrevocably consents to the service of the summons and complaint and any other process in any other Action relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such Party at the applicable address set forth in Section 10.01. Nothing in this Section 10.04 shall affect the right of any Party to serve legal process in any other manner permitted by Law.

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Section 10.05 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 10.05.

Section 10.06 Specific Performance. Each Party acknowledges that the rights of each Party to consummate the transactions contemplated hereby are unique, recognizes and affirms that in the event of a breach of this Agreement by any Party, money damages may be inadequate and the non-breaching Parties may have not adequate remedy at law, and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by an applicable Party in accordance with their specific terms or were otherwise breached. Accordingly, each Party shall be entitled to seek an injunction or restraining order to prevent breaches of this Agreement and to seek to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such Party may be entitled under this Agreement, at law or in equity.

Section 10.07 Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

Section 10.08 Amendment. This Agreement may be amended, supplemented or modified only by execution of a written instrument signed by the Purchaser, the Company, the Purchaser Representative and the Seller Representative.

Section 10.09 Waiver. The Purchaser on behalf of itself and its Affiliates, the Company on behalf of itself and its Affiliates, and the Seller Representative on behalf of itself and the Company Stockholders, may in its sole discretion (i) extend the time for the performance of any obligation or other act of any other non-Affiliated Party hereto, (ii) waive any inaccuracy in the representations and warranties by such other non-Affiliated Party contained herein or in any document delivered pursuant hereto and (iii) waive compliance by such other non-Affiliated Party with any covenant or condition contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Party or Parties to be bound thereby (including by the Purchaser Representative or the Seller Representative in lieu of such Party to the extent provided in this Agreement). Notwithstanding the foregoing, no failure or delay by a Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. Notwithstanding the foregoing, any waiver of any provision of this Agreement after the Closing shall also require the prior written consent of the Purchaser Representative.

Section 10.10 Entire Agreement. This Agreement and the documents or instruments referred to herein, including any exhibits and schedules attached hereto, which exhibits and schedules are incorporated herein by reference, together with the Ancillary Documents, embody the entire agreement and understanding of the Parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein or the documents or instruments referred to herein, which collectively supersede all prior agreements and the understandings among the Parties with respect to the subject matter contained herein.

Section 10.11 Interpretation. The table of contents and the Article and Section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the Parties and shall not in any way affect the meaning or interpretation of this Agreement. In this Agreement, unless the context otherwise requires: (a) any pronoun used shall include the corresponding masculine, feminine or neuter forms, and words in the singular, including any defined terms, include the plural and vice versa; (b) reference to any Person includes such Person’s

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successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity; (c) any accounting term used and not otherwise defined in this Agreement or any Ancillary Document has the meaning assigned to such term in accordance with GAAP; (d) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (e) the words “herein,” “hereto,” and “hereby” and other words of similar import shall be deemed in each case to refer to this Agreement as a whole and not to any particular Section or other subdivision of this Agreement; (f) the word “if” and other words of similar import when used herein shall be deemed in each case to be followed by the phrase “and only if”; (g) the term “or” means “and/or”; (h) any reference to the term “ordinary course” or “ordinary course of business” shall be deemed in each case to be followed by the words “consistent with past practice”; (i) any agreement, instrument, insurance policy, Law or Order defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument, insurance policy, Law or Order as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes, regulations, rules or orders) by succession of comparable successor statutes, regulations, rules or orders and references to all attachments thereto and instruments incorporated therein; (j) except as otherwise indicated, all references in this Agreement to the words “Section,” “Article,” “Schedule” and “Exhibit” are intended to refer to Sections, Articles, Schedules and Exhibits to this Agreement; and (k) the term “Dollars” or “$” means United States dollars. Any reference in this Agreement to a Person’s directors shall include any member of such Person’s governing body and any reference in this Agreement to a Person’s officers shall include any Person filling a substantially similar position for such Person. Any reference in this Agreement or any Ancillary Document to a Person’s stockholders or stockholders shall include any applicable owners of the equity interests of such Person, in whatever form, including with respect to the Purchaser its stockholders under the Securities Act or DGCL, as then applicable, or its Organizational Documents. The Parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement. To the extent that any Contract, document, certificate or instrument is represented and warranted to by the Company to be given, delivered, provided or made available by the Company, in order for such Contract, document, certificate or instrument to have been deemed to have been given, delivered, provided and made available to the Purchaser or its Representatives, such Contract, document, certificate or instrument shall have been posted to the electronic data site maintained on behalf of the Company for the benefit of the Purchaser and its Representatives and the Purchaser and its Representatives have been given access to the electronic folders containing such information.

Section 10.12 Counterparts. This Agreement and each Ancillary Document may be executed and delivered (including by facsimile or other electronic transmission) in one or more counterparts, and by the different Parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

Section 10.13 Purchaser Representative.

(a)  The Purchaser, on behalf of itself and its Subsidiaries, successors and assigns, by execution and delivery of this Agreement, hereby irrevocably appoints Mehana Capital LLC, in the capacity as the Purchaser Representative, as each such Person’s agent, attorney-in-fact and representative, with full power of substitution to act in the name, place and stead of such Person, to act on behalf of such Person from and after the Closing in connection with: (i) controlling and making any determinations with respect to the post-Closing Merger Consideration adjustments under Section 1.15; (ii) acting on behalf of such Person under the Escrow Agreement; (iii) terminating, amending or waiving on behalf of such Person any provision of this Agreement or any Ancillary Documents to which the Purchaser Representative is a party or otherwise has rights in such capacity (together with this Agreement, the “Purchaser Representative Documents”); (iv) signing on behalf of such Person any releases or other documents with respect to any dispute or remedy arising under any Purchaser Representative Documents; (v) employing and obtaining the advice of legal counsel, accountants and other professional advisors as the Purchaser Representative, in its reasonable discretion, deems necessary or advisable in the performance of its duties as the Purchaser Representative and to rely on their advice and counsel; (vi) incurring and paying reasonable out-of-pocket costs and expenses, including fees of brokers, attorneys and accountants incurred pursuant to the transactions contemplated hereby, and any other reasonable out-of-pocket fees and expenses allocable or in any way relating to such transaction or any indemnification claim; and (vii) otherwise enforcing the rights and obligations of any such Persons under any Purchaser

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Representative Documents, including giving and receiving all notices and communications hereunder or thereunder on behalf of such Person; provided, that the Parties acknowledge that the Purchaser Representative is specifically authorized and directed to act on behalf of, and for the benefit of, the holders of the Purchaser Securities (other than the Company Security Holders immediately prior to the Effective Time and their respective successors and assigns). All decisions and actions by the Purchaser Representative, shall be binding upon the Purchaser and its Subsidiaries, successors and assigns, and neither they nor any other Party shall have the right to object, dissent, protest or otherwise contest the same. The provisions of this Section 10.13 are irrevocable and coupled with an interest. The Purchaser Representative hereby accepts its appointment and authorization as the Purchaser Representative under this Agreement.

(b)  The Purchaser Representative shall not be liable for any act done or omitted under any Purchaser Representative Document as the Purchaser Representative while acting in good faith and without willful misconduct or gross negligence, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Purchaser shall indemnify, defend and hold harmless the Purchaser Representative from and against any and all losses incurred without gross negligence, bad faith or willful misconduct on the part of the Purchaser Representative (in its capacity as such) and arising out of or in connection with the acceptance or administration of the Purchaser Representative’s duties under any Purchaser Representative Document, including the reasonable fees and expenses of any legal counsel retained by the Purchaser Representative. In no event shall the Purchaser Representative in such capacity be liable hereunder or in connection herewith for any indirect, punitive, special or consequential damages. The Purchaser Representative shall be fully protected in relying upon any written notice, demand, certificate or document that it in good faith believes to be genuine, including facsimiles or copies thereof, and no Person shall have any Liability for relying on the Purchaser Representative in the foregoing manner. In connection with the performance of its rights and obligations hereunder, the Purchaser Representative shall have the right at any time and from time to time to select and engage, at the cost and expense of the Purchaser, attorneys, accountants, investment bankers, advisors, consultants and clerical personnel and obtain such other professional and expert assistance, maintain such records and incur other out-of-pocket expenses, as the Purchaser Representative may deem necessary or appropriate from time to time. All of the indemnities, immunities, releases and powers granted to the Purchaser Representative under this Section 10.13 shall survive the Closing and continue indefinitely.

(c)  The Person serving as the Purchaser Representative may resign upon ten (10) days’ prior written notice to the Purchaser and the Seller Representative, provided, that the Purchaser Representative appoints in writing a replacement Purchaser Representative. Each successor Purchaser Representative shall have all of the power, authority, rights and privileges conferred by this Agreement upon the original Purchaser Representative, and the term “Purchaser Representative” as used herein shall be deemed to include any such successor Purchaser Representatives.

Section 10.14 Seller Representative.

(a)  Each Company Stockholder, by delivery of a Letter of Transmittal, on behalf of itself and its successors and assigns, hereby irrevocably constitutes and appoints Yoshiyuki Aikawa, in his capacity as the Seller Representative, as the true and lawful agent and attorney-in-fact of such Persons with full powers of substitution to act in the name, place and stead of thereof with respect to the performance on behalf of such Person under the terms and provisions of this Agreement and the Ancillary Documents to which the Seller Representative is a party or otherwise has rights in such capacity (together with this Agreement, the “Seller Representative Documents”), as the same may be from time to time amended, and to do or refrain from doing all such further acts and things, and to execute all such documents on behalf of such Person, if any, as the Seller Representative will deem necessary or appropriate in connection with any of the transactions contemplated under the Seller Representative Documents, including: (i) controlling and making any determinations with respect to the post-Closing Merger Consideration adjustments under Section 1.15; (ii) acting on behalf of such Person under the Escrow Agreement; (iii) terminating, amending or waiving on behalf of such Person any provision of any Seller Representative Document (provided, that any such action, if material to the rights and obligations of the Company Stockholders in the reasonable judgment of the Seller Representative, will be taken in the same manner with respect to all Company Stockholders unless otherwise agreed by each Company Stockholder who is subject to any disparate treatment of a potentially material and adverse nature); (iv) signing on behalf of such Person any releases or other documents with respect to any dispute or remedy arising under any Seller Representative Document; (v) employing and obtaining the advice of legal counsel, accountants and other

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professional advisors as the Seller Representative, in its reasonable discretion, deems necessary or advisable in the performance of its duties as the Seller Representative and to rely on their advice and counsel; (vi) incurring and paying reasonable costs and expenses, including fees of brokers, attorneys and accountants incurred pursuant to the transactions contemplated hereby, and any other reasonable fees and expenses allocable or in any way relating to such transaction or any indemnification claim, whether incurred prior or subsequent to Closing; (vii) receiving all or any portion of the consideration provided to the Company Stockholders under this Agreement and to distribute the same to the Company Stockholders in accordance with their Pro Rata Share; and (viii) otherwise enforcing the rights and obligations of any such Persons under any Seller Representative Document, including giving and receiving all notices and communications hereunder or thereunder on behalf of such Person. All decisions and actions by the Seller Representative shall be binding upon each Company Stockholder and their respective successors and assigns, and neither they nor any other Party shall have the right to object, dissent, protest or otherwise contest the same. The provisions of this Section 10.14 are irrevocable and coupled with an interest. The Seller Representative hereby accepts its appointment and authorization as the Seller Representative under this Agreement.

(b)  Any other Person, including the Purchaser Representative, the Purchaser and the Company may conclusively and absolutely rely, without inquiry, upon any actions of the Seller Representative as the acts of the Company Stockholders under any Seller Representative Documents. The Purchaser Representative, the Purchaser and the Company hall be entitled to rely conclusively on the instructions and decisions of the Seller Representative as to (i) any payment instructions provided by the Seller Representative or (ii) any other actions required or permitted to be taken by the Seller Representative hereunder, and no Company Stockholder shall have any cause of action against the Purchaser Representative, the Purchaser, the Company or any other Indemnified Party for any action taken by any of them in reliance upon the instructions or decisions of the Seller Representative. The Purchaser Representative, the Purchaser, the Company and the other Indemnified Parties shall not have any Liability to any Company Stockholder for any allocation or distribution among the Company Stockholders by the Seller Representative of payments made to or at the direction of the Seller Representative. All notices or other communications required to be made or delivered to a Company Stockholder under any Seller Representative Document shall be made to the Seller Representative for the benefit of such Company Stockholder, and any notices so made shall discharge in full all notice requirements of the other Parties or thereto to such Company Stockholder with respect thereto. All notices or other communications required to be made or delivered by a Company Stockholder shall be made by the Seller Representative (except for a notice under Section 10.14(d) of the replacement of the Seller Representative).

(c)  The Seller Representative will act for the Company Stockholders on all of the matters set forth in this Agreement in the manner the Seller Representative believes to be in the best interest of the Company Stockholders, but the Seller Representative will not be responsible to the Company Stockholders for any losses that any Company Stockholder may suffer by reason of the performance by the Seller Representative of the Seller Representative’s duties under this Agreement, other than losses arising from the bad faith, gross negligence or willful misconduct by the Seller Representative in the performance of its duties under this Agreement. From and after the Closing, the Company Stockholders shall jointly and severally indemnify, defend and hold the Seller Representative harmless from and against any and all losses reasonably incurred without gross negligence, bad faith or willful misconduct on the part of the Seller Representative (in its capacity as such) and arising out of or in connection with the acceptance or administration of the Seller Representative’s duties under any Seller Representative Document, including the reasonable fees and expenses of any legal counsel retained by the Seller Representative. In no event shall the Seller Representative in such capacity be liable hereunder or in connection herewith for any indirect, punitive, special or consequential damages. The Seller Representative shall not be liable for any act done or omitted under any Seller Representative Document as the Seller Representative while acting in good faith and without willful misconduct or gross negligence, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Seller Representative shall be fully protected in relying upon any written notice, demand, certificate or document that it in good faith believes to be genuine, including facsimiles or copies thereof, and no Person shall have any Liability for relying on the Seller Representative in the foregoing manner. In connection with the performance of its rights and obligations hereunder, the Seller Representative shall have the right at any time and from time to time to select and engage, at the reasonable cost and expense of the Company Stockholders, attorneys, accountants, investment bankers, advisors, consultants and clerical personnel and obtain such other professional and

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expert assistance, maintain such records and incur other reasonable out-of-pocket expenses, as the Seller Representative may reasonably deem necessary or appropriate from time to time. All of the indemnities, immunities, releases and powers granted to the Seller Representative under this Section 10.14 shall survive the Closing and continue indefinitely.

(d)  If the Seller Representative shall die, become disabled, dissolve, resign or otherwise be unable or unwilling to fulfill its responsibilities as representative and agent of Company Stockholders, then the Company Stockholders shall, within ten (10) days after such death, disability, dissolution, resignation or other event, appoint a successor Seller Representative (by vote or written consent of the Company Stockholders holding in the aggregate a Pro Rata Share in excess of fifty percent (50%)), and promptly thereafter (but in any event within two (2) Business Days after such appointment) notify the Purchaser Representative and the Purchaser in writing of the identity of such successor. Any such successor so appointed shall become the “Seller Representative” for purposes of this Agreement.

Section 10.15 Legal Representation.

(a)  The Parties agree that, notwithstanding the fact that Loeb may have, prior to Closing, jointly represented the Purchaser, Merger Sub, the Purchaser Representative and/or the Sponsor in connection with this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby, and has also represented the Purchaser and/or its Affiliates in connection with matters other than the transaction that is the subject of this Agreement, Loeb will be permitted in the future, after Closing, to represent the Sponsor, the Purchaser Representative or their respective Affiliates in connection with matters in which such Persons are adverse to the Purchaser or any of its Affiliates, including any disputes arising out of, or related to, this Agreement. The Company and the Seller Representative, who are or have the right to be represented by independent counsel in connection with the transactions contemplated by this Agreement, hereby agree, in advance, to waive (and to cause their Affiliates to waive) any actual or potential conflict of interest that may hereafter arise in connection with Loeb’s future representation of one or more of the Sponsor, the Purchaser Representative or their respective Affiliates in which the interests of such Person are adverse to the interests of the Purchaser, the Company and/or the Seller Representative or any of their respective Affiliates, including any matters that arise out of this Agreement or that are substantially related to this Agreement or to any prior representation by Loeb of the Purchaser, Merger Sub, the Sponsor, the Purchaser Representative or any of their respective Affiliates. The Parties acknowledge and agree that, for the purposes of the attorney-client privilege, the Sponsor and the Purchaser Representative shall be deemed the clients of Loeb with respect to the negotiation, execution and performance of this Agreement and the Ancillary Documents. All such communications shall remain privileged after the Closing and the privilege and the expectation of client confidence relating thereto shall belong solely to the Sponsor and the Purchaser Representative, shall be controlled by the Sponsor and the Purchaser Representative and shall not pass to or be claimed by Purchaser or the Surviving Corporation; provided, further, that nothing contained herein shall be deemed to be a waiver by the Purchaser or any of its Affiliates (including, after the Effective Time, the Surviving Corporation and its Affiliates) of any applicable privileges or protections that can or may be asserted to prevent disclosure of any such communications to any third party.

(b)  The Parties agree that, notwithstanding the fact that Anthony L.G., PLLC (“Anthony”) may have, prior to the Closing, jointly represented the Company and the Seller Representative in connection with this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby, and has also represented the Company and/or its Affiliates in connection with matters other than the transaction that is the subject of this Agreement, Anthony will be permitted in the future, after Closing, to represent the Seller Representative or his Affiliates in connection with matters in which such Persons are adverse to the Purchaser, the Surviving Corporation or any of its Affiliates, including any disputes arising out of, or related to, this Agreement. The Purchaser, Merger Sub, the Purchaser Representative and the Sponsor, who are or have the right to be represented by independent counsel in connection with the transactions contemplated by this Agreement, hereby agree, in advance, to waive (and to cause their Affiliates to waive) any actual or potential conflict of interest that may hereafter arise in connection with Anthony’s future representation of one or more of the Seller Representative or its Affiliates in which the interests of such Person are adverse to the interests of the Purchaser, the Company, the Purchaser Representative, the Sponsor or any of their respective Affiliates, including any matters that arise out of this Agreement or that are substantially related to this Agreement or to any prior representation by Anthony of the Company, the Seller Representative or any of their respective Affiliates. The Parties acknowledge and agree that, for the purposes of the

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attorney-client privilege, the Seller Representative shall be deemed the client of Anthony with respect to the negotiation, execution and performance of this Agreement and the Ancillary Documents. All such communications shall remain privileged after the Closing and the privilege and the expectation of client confidence relating thereto shall belong solely to the Seller Representative, shall be controlled by the Seller Representative and shall not pass to or be claimed by the Company or the Surviving Corporation; provided, further, that nothing contained herein shall be deemed to be a waiver by the Company or any of its Affiliates (including, after the Effective Time, the Surviving Corporation and its Affiliates) of any applicable privileges or protections that can or may be asserted to prevent disclosure of any such communications to any third party.

Section 10.16 Exhibits. The Parties acknowledge and agree that Exhibit A, Exhibit B, Exhibit C, Exhibit D and Exhibit E as attached to the Original Agreement shall be deemed attached to this Agreement as though attached hereto and that any of such agreements as previously executed in connection with the execution of the Original Agreement shall remain in full force and effect.

Article XI. Definitions

Section 11.01 Certain Definitions. For purpose of this Agreement, the following capitalized terms have the following meanings:

“AAA” means the American Arbitration Association or any successor entity conducting arbitrations.

“Accounting Principles” means in accordance with GAAP as in effect at the date of the financial statement to which it refers or if there is no such financial statement, then as of the Closing Date, using and applying the same accounting principles, practices, procedures, policies and methods (with consistent classifications, judgments, elections, inclusions, exclusions and valuation and estimation methodologies) used and applied by the Target Companies in the preparation of the latest audited Company Financials.

“Action” means any notice of noncompliance or violation, or any claim, demand, charge, action, suit, litigation, audit, settlement, complaint, stipulation, assessment or arbitration, or any request (including any request for information), inquiry, hearing, proceeding or investigation, by or before any Governmental Authority.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with such Person. For the avoidance of doubt, Mehana Capital LLC shall be deemed to be an Affiliate or the Purchaser prior to the Closing

“Ancillary Documents” means each agreement, instrument or document attached hereto as an Exhibit, and the other agreements, certificates and instruments to be executed or delivered by any of the Parties hereto in connection with or pursuant to this Agreement.

“Applicable Taxes” mean such Taxes as defined in Internal Revenue Service Notice 2020-65 (and any corresponding Taxes under state or local tax Applicable Law).

“Applicable Wages” mean such wages as defined in Internal Revenue Service Notice 2020-65 (and any corresponding wages under state or local tax Applicable Law).

“Benefit Plans” of any Person means any and all deferred compensation, executive compensation, incentive compensation, equity purchase or other equity-based compensation plan, severance or termination pay, holiday, vacation or other bonus plan or practice, hospitalization or other medical, life or other insurance, supplemental unemployment benefits, profit sharing, pension, or retirement plan, program, agreement, commitment or arrangement, and each other employee benefit plan, program, agreement or arrangement, including each “employee benefit plan” as such term is defined under Section 3(3) of ERISA, maintained or contributed to or required to be contributed to by a Person for the benefit of any employee or terminated employee of such Person, or with respect to which such Person has any Liability, whether direct or indirect, actual or contingent, whether formal or informal, and whether legally binding or not.

“Business Day” means any day other than a Saturday, Sunday or a legal holiday on which commercial banking institutions in New York, New York or Tokyo, Japan are authorized to close for business, excluding as a result of “stay at home,” “shelter-in-place,” “non-essential employee” or any other similar orders or

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restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems, including for wire transfers, of commercially banking institutions in New York, New York and Tokyo, Japan are generally open for use by customers on such day.

“CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act, Pub. L. 116–136 (116th Cong.) (Mar. 27, 2020), together with all amendments thereto and the statutes, rules and regulations promulgated thereunder and any successor to such statutes, rules or regulations, as in effect on the date hereof.

“Closing Company Cash” means, as of the Reference Time, the aggregate cash and cash equivalents of the Target Company on hand or in bank accounts, including deposits in transit, minus the aggregate amount of outstanding and unpaid checks issued by or on behalf of the Target Companies as of such time.

“Closing Net Indebtedness” means, as of the Reference Time, (i) the aggregate amount of all Indebtedness of the Target Companies, less (ii) the Closing Company Cash, in each case of clauses (i) and (ii), on a consolidated basis and as determined in accordance with the Accounting Principles.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor statute thereto, as amended. Reference to a specific section of the Code shall include such section and any valid treasury regulation promulgated thereunder.

“Company Charter” means the Certificate of Incorporation of the Company, as amended and effective under the DGCL, prior to the Effective Time.

“Company Common Stock” means the common stock, par value $0.0001 per share, of the Company.

“Company Confidential Information” means all confidential or proprietary documents and information concerning the Target Companies or any of their respective Representatives, furnished in connection with this Agreement or the transactions contemplated hereby; provided, however, that Company Confidential Information shall not include any information which, (i) at the time of disclosure by the Purchaser or its Representatives, is generally available publicly and was not disclosed in breach of this Agreement or (ii) at the time of the disclosure by the Company or its Representatives to the Purchaser or its Representatives was previously known by such receiving party without violation of Law or any confidentiality obligation by the Person receiving such Company Confidential Information.

“Company Convertible Securities” means, collectively, any options, warrants or rights to subscribe for or purchase any capital stock of the Company or securities convertible into or exchangeable for, or that otherwise confer on the holder any right to acquire any capital stock of the Company.

“Company Equity Plan” means the SBC Medical Group Holdings Incorporated 2022 Equity Incentive Plan.

“Company Preferred Stock” means the preferred stock, par value $0.0001 per share, of the Company.

“Company Product” means each product candidate, product or platform that is being or has been researched, tested, developed, manufactured, distributed, sold, promoted, advertised or marketed by or on behalf of the Target Companies.

“Company Securities” means, collectively, the Company Stock and any other Company Convertible Securities.

“Company Security Holders” means, collectively, the holders of Company Securities.

“Company Stock” means any shares of the Company Common Stock and the Company Preferred Stock.

“Company Stockholders” means, collectively, the holders of Company Stock.

“Consent” means any consent, approval, waiver, authorization or Permit of, or notice to or declaration or filing with any Governmental Authority or any other Person.

“Contracts” means all contracts, agreements, binding arrangements, bonds, notes, indentures, mortgages, debt instruments, purchase order, licenses (and all other contracts, agreements or binding arrangements concerning Intellectual Property), franchises, leases and other instruments or obligations of any kind, written or oral (including any amendments and other modifications thereto).

Annex A-61

“Control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise. “Controlled,” “Controlling” and “under common Control with” have correlative meanings. Without limiting the foregoing a Person (the “Controlled Person”) shall be deemed Controlled by (a) any other Person (i) owning beneficially, as meant in Rule 13d-3 under the Exchange Act, securities entitling such Person to cast ten percent (10%) or more of the votes for election of directors or equivalent governing authority of the Controlled Person or (ii) entitled to be allocated or receive ten percent (10%) or more of the profits, losses, or distributions of the Controlled Person; (b) an officer, director, general partner, partner (other than a limited partner), manager, or member (other than a member having no management authority that is not a Person described in clause (a) above) of the Controlled Person; or (c) a spouse, parent, lineal descendant, sibling, aunt, uncle, niece, nephew, mother-in-law, father-in-law, sister-in-law, or brother-in-law of an Affiliate of the Controlled Person or a trust for the benefit of an Affiliate of the Controlled Person or of which an Affiliate of the Controlled Person is a trustee.

“Copyrights” means any works of authorship, mask works and all copyrights therein, including all renewals and extensions, copyright registrations and applications for registration and renewal, and non-registered copyrights.

“Dissenting Shares” means any shares of Company Stock for which a Company Stockholder has exercised appraisal rights pursuant to DGCL.

“Environmental Law” means any Law in any way relating to (a) the protection of human health and safety, (b) the protection, preservation or restoration of the environment and natural resources (including air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or (c) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Materials, including the Comprehensive Environmental Response, Compensation and Liability Act, 42 USC. Section 9601 et. seq., the Resource Conservation and Recovery Act, 42 USC. Section 6901 et. seq., the Toxic Substances Control Act, 15 USC. Section 2601 et. seq., the Federal Water Pollution Control Act, 33 USC. Section 1151 et seq., the Clean Air Act, 42 USC. Section 7401 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 USC. Section 111 et. seq., Occupational Safety and Health Act, 29 USC. Section 651 et. seq. (to the extent it relates to exposure to Hazardous Substances), the Asbestos Hazard Emergency Response Act, 15 USC. Section 2601 et. seq., the Safe Drinking Water Act, 42 USC. Section 300f et. seq., the Oil Pollution Act of 1990 and analogous state acts.

“Environmental Liabilities” means, in respect of any Person, all Liabilities, obligations, responsibilities, Remedial Actions, losses, damages, costs, and expenses (including all reasonable fees, disbursements, and expenses of counsel, experts, and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand by any other Person or in response to any violation of Environmental Law, whether known or unknown, accrued or contingent, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, to the extent based upon, related to, or arising under or pursuant to any Environmental Law, Environmental Permit, Order, or Contract with any Governmental Authority or other Person, that relates to any environmental, health or safety condition, violation of Environmental Law, or a Release or threatened Release of Hazardous Materials.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended and all the regulations and guidance published thereunder.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“FFCRA” means the Families First Coronavirus Response Act, Pub. L. No. 116-127 (116th Cong.) (Mar. 18, 2020), together with all amendments thereto and the statutes, rules and regulations promulgated thereunder and any successor to such statutes, rules or regulations, as in effect on the Signing Date.

“Fraud Claim” means any claim based in whole or in part upon fraud, willful misconduct or intentional misrepresentation.

“GAAP” means generally accepted accounting principles as in effect in the United States of America.

Annex A-62

“Governmental Authority” means any federal, state, local, foreign or other governmental, quasi-governmental or administrative body, instrumentality, department or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

“Hazardous Material” means any waste, gas, liquid or other substance or material that is defined, listed or designated as a “hazardous substance,” “pollutant,” “contaminant,” “hazardous waste,” “regulated substance,” “hazardous chemical,” or “toxic chemical” (or by any similar term) under any Environmental Law, or any other material regulated, or that could result in the imposition of Liability or responsibility, under any Environmental Law, including petroleum and its by-products, asbestos, polychlorinated biphenyls, radon, mold, and urea formaldehyde insulation.

“Indebtedness” of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money (including the outstanding principal and accrued but unpaid interest), (b) all obligations for the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business), (c) any other indebtedness of such Person that is evidenced by a note, bond, debenture, credit agreement or similar instrument, (d) all obligations of such Person under leases that should be classified as capital leases in accordance with GAAP, (e) all obligations of such Person for the reimbursement of any obligor on any line or letter of credit, banker’s acceptance, guarantee or similar credit transaction, in each case, that has been drawn or claimed against, (f) all obligations of such Person in respect of acceptances issued or created, (g) interest rate and currency swaps, caps, collars and similar agreements or hedging devices under which payments are obligated to be made by such Person, whether periodically or upon the happening of a contingency, (h) all obligations secured by a Lien on any property of such Person, (i) any premiums, prepayment fees or other penalties, fees, costs or expenses associated with payment of any Indebtedness of such Person and (j) all obligation described in clauses (a) through (i) above of any other Person which is directly or indirectly guaranteed by such Person or which such Person has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which it has otherwise assured a creditor against loss.

“Insider Letter” means the letter dated August 4, 2022 to the Purchaser from the Purchaser Representative and other parties, as filed as Exhibit 10.1 to the Current Report on Form 8-K filed by the Purchaser with the SEC on August 9, 2022.

“Intellectual Property” means all of the following as they exist in any jurisdiction throughout the world: Patents, Trademarks, Copyrights, Trade Secrets, Internet Assets, Software and other intellectual property, and all licenses, sublicenses and other agreements or permissions related to the preceding property.

“Internet Assets” means any and all domain name registrations, web sites and web addresses and related rights, items and documentation related thereto, and applications for registration therefor.

“IPO” means the initial public offering of the Purchaser Public Units pursuant to the IPO Prospectus.

“IPO Prospectus” means the final prospectus of the Purchaser, dated as of August 4, 2022, and filed with the SEC on August 9, 2022 (File No. 333-265571).

“IPO Underwriter” means EF Hutton, a division of Benchmark Investments, LLC.

“IRS” means the U.S. Internal Revenue Service (or any successor Governmental Authority).

“Knowledge” means, with respect to (i) the Company, the actual knowledge of the officers, directors, employees, equity holders of any Target Company, after reasonable inquiry or (ii) any other Party, (A) if an entity, the actual knowledge of its directors and executive officers after reasonable inquiry, or (B) if a natural person, the actual knowledge of such Party after reasonable inquiry.

“Law” means any federal, state, local, municipal, foreign or other law, statute, legislation, principle of common law, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, directive, requirement, writ, injunction, settlement, Order or Consent that is or has been issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

Annex A-63

“Liabilities” means any and all liabilities, Indebtedness, Actions or obligations of any nature (whether absolute, accrued, contingent or otherwise, whether known or unknown, whether direct or indirect, whether matured or unmatured, whether due or to become due and whether or not required to be recorded or reflected on a balance sheet under GAAP or other applicable accounting standards), including Tax liabilities due or to become due.

“Lien” means any mortgage, pledge, security interest, attachment, right of first refusal, option, proxy, voting trust, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof), restriction (whether on voting, sale, transfer, disposition or otherwise), any subordination arrangement in favor of another Person, or any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar Law.

“Material Adverse Effect” means, with respect to any specified Person, any fact, event, occurrence, change or effect that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect upon (a) the business, assets, Liabilities, results of operations or condition (financial or otherwise) of such Person and its Subsidiaries, taken as a whole, or (b) the ability of such Person or any of its Subsidiaries on a timely basis to consummate the transactions contemplated by this Agreement or the Ancillary Documents to which it is a party or bound or to perform its obligations hereunder or thereunder; provided, however, that for purposes of clause (a) above, any changes or effects directly or indirectly attributable to, resulting from, relating to or arising out of the following (by themselves or when aggregated with any other, changes or effects) shall not be deemed to be, constitute, or be taken into account when determining whether there has or may, would or could have occurred a Material Adverse Effect: (i) general changes in the financial or securities markets or general economic or political conditions in the country or region in which such Person or any of its Subsidiaries do business; (ii) changes, conditions or effects that generally affect the industries in which such Person or any of its Subsidiaries principally operate; (iii) changes in GAAP or other applicable accounting principles or mandatory changes in the regulatory accounting requirements applicable to any industry in which such Person and its Subsidiaries principally operate; (iv) conditions caused by acts of God, terrorism, war (whether or not declared) or natural disaster, COVID and other pandemics; (v) any failure in and of itself by such Person and its Subsidiaries to meet any internal or published budgets, projections, forecasts or predictions of financial performance for any period (provided that the underlying cause of any such failure may be considered in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur to the extent not excluded by another exception herein) and (vi) with respect to the Purchaser, the consummation and effects of the Redemption (or any redemption in connection with the Extension); provided further, however, that any event, occurrence, fact, condition, or change referred to in clauses (i) - (iv) immediately above shall be taken into account in determining whether a Material Adverse Effect has occurred or could reasonably be expected to occur to the extent that such event, occurrence, fact, condition, or change has a disproportionate effect on such Person or any of its Subsidiaries compared to other participants in the industries in which such Person or any of its Subsidiaries primarily conducts its businesses. Notwithstanding the foregoing, with respect to the Purchaser, the amount of the Redemption (or any redemption in connection with the Extension, if any) or the failure to obtain the Required Purchaser Stockholder Approval shall not be deemed to be a Material Adverse Effect on or with respect to the Purchaser.

“Medical Corporation” means each of (i) Medical Corporation Shobikai; (ii) Medical Corporation Kowakai; (iii) Medical Corporation Nasukai; (iv) Medical Corporation Aikeikai; (v) Medical Corporation Jukeikai; and (vi) Ritz Cosmetic Surgery Medical Corporation.

“Merger Sub Common Stock” means the shares of common stock, par value $0.0001 per share, of Merger Sub.

“Nasdaq” means the Nasdaq Capital Market.

“Net Working Capital” means, as of the Reference Time, (i) all current assets of the Target Companies (excluding, without duplication, Closing Company Cash), on a consolidated basis, minus (ii) all current liabilities of the Target Companies (excluding, without duplication, Indebtedness and unpaid Transaction Expenses), on a consolidated basis and as determined in accordance with the Accounting Principles; provided, that, for purposes of this definition, whether or not the following is consistent with the Accounting Principles, “current assets” will exclude any receivable from a Company Stockholder.

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“Order” means any order, decree, ruling, judgment, injunction, writ, determination, binding decision, verdict, judicial award or other action that is or has been made, entered, rendered, or otherwise put into effect by or under the authority of any Governmental Authority.

“Organizational Documents” means, with respect to any Person that is an entity, its certificate of incorporation or formation, bylaws, operating agreement, memorandum and articles of association or similar organizational documents, in each case, as amended.

“Other Entities” means each of LIESTA Inc., Skynet Academy Co., Ltd., SBC sealane Co., Ltd., Sbc Marketing Co., Ltd, Cell Pro Japan Co., Ltd., Medical payment Co., Ltd., SBC Medical Consulting Inc., SHOBIKAI MEDICAL VIETNAM CO., LTD., SBC HEALTHCARE, Inc., SBC Irvine, LLC and Kijimadairakanko Inc.

“Patents” means any patents, patent applications and the inventions, designs and improvements described and claimed therein, patentable inventions, and other patent rights (including any divisionals, provisionals, continuations, continuations-in-part, substitutions, or reissues thereof, whether or not patents are issued on any such applications and whether or not any such applications are amended, modified, withdrawn, or refiled).

“PCAOB” means the U.S. Public Company Accounting Oversight Board (or any successor thereto).

“Per Share Consideration” means the quotient of (i) the Merger Consideration divided by (ii) the sum, without duplication, of the aggregate number of shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time (other than shares to be cancelled in accordance with Section 1.09) plus, the aggregate number of shares of Company Common Stock that are issuable upon exercise or conversion of any Company Convertible Securities that are issued and outstanding immediately prior to the Effective Time.

“Permits” means all federal, state, local or foreign or other third-party permits, grants, easements, consents, approvals, authorizations, exemptions, licenses, franchises, concessions, ratifications, permissions, clearances, confirmations, endorsements, waivers, certifications, designations, ratings, registrations, qualifications or orders of any Governmental Authority or any other Person.

“Permitted Liens” means (a) Liens for Taxes or assessments and similar governmental charges or levies, which either are (i) not delinquent or (ii) being contested in good faith and by appropriate proceedings, and adequate reserves have been established with respect thereto, (b) other Liens imposed by operation of Law arising in the ordinary course of business for amounts which are not due and payable and as would not in the aggregate materially adversely affect the value of, or materially adversely interfere with the use of, the property subject thereto, (c) Liens incurred or deposits made in the ordinary course of business in connection with social security, (d) Liens on goods in transit incurred pursuant to documentary letters of credit, in each case arising in the ordinary course of business, or (v) Liens arising under this Agreement or any Ancillary Document.

“Person” means an individual, corporation, partnership (including a general partnership, limited partnership or limited liability partnership), limited liability company, association, trust or other entity or organization, including a government, domestic or foreign, or political subdivision thereof, or an agency or instrumentality thereof.

“Personal Property” means any machinery, equipment, tools, vehicles, furniture, leasehold improvements, office equipment, plant, parts and other tangible personal property.

“Pro Rata Share” means with respect to each Company Stockholder, a fraction expressed as a percentage equal to (i) the number of shares of Company Stock held by Company Stockholder, divided by (ii) the total issued and outstanding shares of Company Stock held by all Company Stockholders.

“Purchaser Certificate of Incorporation” means the Third Amended and Restated Certificate of Incorporation of Pono Capital Two, Inc.

“Purchaser Class A Common Stock” means the shares of Class A common stock, par value $0.0001 per share, of the Purchaser.

Annex A-65

“Purchaser Class B Common Stock” means the shares of Class B common stock, par value $0.0001 per share, of the Purchaser.

“Purchaser Common Stock” means the shares of the Purchaser Class A Common Stock and Purchaser Class B Common Stock, collectively.

“Purchaser Confidential Information” means all confidential or proprietary documents and information concerning the Purchaser or any of its Representatives; provided, however, that Purchaser Confidential Information shall not include any information which, (i) at the time of disclosure by the Company, the Seller Representative or any of their respective Representatives, is generally available publicly and was not disclosed in breach of this Agreement or (ii) at the time of the disclosure by the Purchaser or its Representatives to the Company, the Seller Representative or any of their respective Representatives, was previously known by such receiving party without violation of Law or any confidentiality obligation by the Person receiving such Purchaser Confidential Information. For the avoidance of doubt, from and after the Closing, the Purchaser Confidential Information will include the confidential or proprietary information of the Target Companies.

“Purchaser Preferred Shares” means preferred shares, par value $0.0001 per share, of the Purchaser.

“Purchaser Private Units” means the units issued by Purchaser in a private placement to the Sponsor at the time of the consummation of the IPO consisting of one (1) share of the Purchaser Class A Common Stock and one Purchaser Private Warrant.

“Purchaser Private Warrants” means one whole warrant which was included in as part of each Purchaser Private Unit, entitling the holder thereof to purchase one (1) share of the Purchaser Class A Common Stock at a purchase price of $11.50 per share.

“Purchaser Public Units” means the units issued in the IPO (including overallotment units acquired by Purchaser’s underwriter) consisting of one (1) share of the Purchaser Class A Common Stock and one (1) Purchaser Public Warrant.

“Purchaser Public Warrants” means one whole warrant which was included in as part of each Purchaser Public Unit, entitling the holder thereof to purchase one (1) share of the Purchaser Class A Common Stock at a purchase price of $11.50 per share.

“Purchaser Securities” means the Purchaser Units, the Purchaser Common Stock, the Purchaser Preferred Shares and the Purchaser Warrants, collectively.

“Purchaser Units” means Purchaser Private Units and Purchaser Public Units, collectively.

“Purchaser Warrants” means Purchaser Private Warrants and Purchaser Public Warrants, collectively.

“Qualified Health Plan Expenses” has the meaning provided in section 7001 of the FFCRA.

“Qualified Leave Wages” means, collectively, any “qualified sick leave wages” and any “qualified family leave wages” as defined in sections 7001 and 7003 of the FFCRA.

“Redemption Price” means an amount equal to the price at which each share of the Purchaser Common Stock is redeemed or converted pursuant to the Redemption (as equitably adjusted for stock splits, stock dividends, combinations, recapitalizations and the like after the Closing and prior to the applicable redemption or conversion).

“Reference Time” means the close of business of the Company on the Closing Date (but without giving effect to the transactions contemplated by this Agreement, including any payments by Purchaser hereunder to occur at the Closing, but treating any obligations in respect of Indebtedness, Transaction Expenses or other liabilities that are contingent upon the consummation of the Closing as currently due and owing without contingency as of the Reference Time).

“Registration Rights Agreement” means the Registration Rights Agreement in the form of Exhibit E hereto.

“Release” means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, or leaching into the indoor or outdoor environment, or into or out of any property.

Annex A-66

“Remedial Action” means all actions to (i) clean up, remove, treat, or in any other way address any Hazardous Material, (ii) prevent the Release of any Hazardous Material so it does not endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (iii) perform pre-remedial studies and investigations or post-remedial monitoring and care, or (iv) correct a condition of noncompliance with Environmental Laws.

“Representatives” means, as to any Person, such Person’s Affiliates and the respective managers, directors, officers, employees, independent contractors, consultants, advisors (including financial advisors, counsel and accountants), agents and other legal representatives of such Person or its Affiliates.

“SEC” means the U.S. Securities and Exchange Commission (or any successor Governmental Authority).

“Securities Act” means the Securities Act of 1933, as amended.

“Service Companies” means each of (i) SBC Medical Group Co., Ltd.; (ii) L’Ange Cosmetique Co., Ltd.; and (iii) Shobikai Co., Ltd.

“Significant Company Holder” means any Company Stockholder who (i) is an executive officer or director of the Company or (ii) owns more than five percent (5%) of the issued and outstanding shares of the Company (treating any Company Preferred Stock on an as-converted to Company Common Stock basis).

“Software” means any computer software programs, including all source code, object code, and documentation related thereto and all software modules, tools and databases.

“SOX” means the U.S. Sarbanes-Oxley Act of 2002, as amended.

“Sponsor” means Mehana Capital LLC.

“Subsidiary” means, with respect to any Person, other than as specifically set forth herein, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons will be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons will be allocated a majority of partnership, association or other business entity gains or losses or will be or control the managing director, managing member, general partner or other managing Person of such partnership, association or other business entity. A Subsidiary of a Person will also include any variable interest entity which is consolidated with such Person under applicable accounting rules.

“Target Company” means each of the Company and, following the Restructuring, each of the Service Companies and each of the Other Entities, as set forth in Section 4.04(b) of the Company Disclosure Schedules.

“Target Net Working Capital Amount” means an amount equal to $3,000,000.

“Tax Return” means any return, declaration, report, claim for refund, information return or other documents (including any related or supporting schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of any Taxes or the administration of any Laws or administrative requirements relating to any Taxes.

“Taxes” means (a) all direct or indirect federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, value-added, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, social security and related contributions due in relation to the payment of compensation to employees, excise, severance, stamp, occupation, premium, property, windfall profits, alternative minimum, estimated, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, (b) any Liability for payment of amounts described in clause (a) whether as a result

Annex A-67

of being a member of an affiliated, consolidated, combined or unitary group for any period or otherwise through operation of law and (c) any Liability for the payment of amounts described in clauses (a) or (b) as a result of any tax sharing, tax group, tax indemnity or tax allocation agreement with, or any other express or implied agreement to indemnify, any other Person.

“Trade Secrets” means any trade secrets, confidential business information, concepts, ideas, designs, research or development information, processes, procedures, techniques, technical information, specifications, operating and maintenance manuals, engineering drawings, methods, know-how, data, mask works, discoveries, inventions, modifications, extensions, improvements, and other proprietary rights (whether or not patentable or subject to copyright, trademark, or trade secret protection).

“Trademarks” means any trademarks, service marks, trade dress, trade names, brand names, internet domain names, designs, logos, or corporate names (including, in each case, the goodwill associated therewith), whether registered or unregistered, and all registrations and applications for registration and renewal thereof.

“Trading Day” means any day on which shares of the Purchaser Common Stock are actually traded on the principal securities exchange or securities market on which the Purchaser Common Stock are then traded.

“Transaction Expenses” means all fees and expenses of any of the Target Companies incurred or payable as of the Closing and not paid prior to the Closing (i) in connection with the consummation of the transactions contemplated hereby, including any amounts payable to professionals (including investment bankers, brokers, finders, attorneys, accountants and other consultants and advisors) retained by or on behalf of any Target Company, (ii) any change in control bonus, transaction bonus, retention bonus, termination or severance payment or payment relating to terminated options, warrants or other equity appreciation, phantom equity, profit participation or similar rights, in any case, to be made to any current or former employee, independent contractor, director or officer of any Target Company at or after the Closing pursuant to any agreement to which any Target Company is a party prior to the Closing which become payable (including if subject to continued employment) as a result of the execution of this Agreement or the consummation of the transactions contemplated hereby and (iii) any sales, use, real property transfer, stamp, stock transfer or other similar transfer Taxes imposed on Purchaser, Merger Sub or any Target Company in connection with the Merger or the other transactions contemplated by this Agreement.

“Transfer Taxes” means any transfer, documentary, sales, use, real property, stamp, registration and other similar Taxes, fees and costs (including any associated penalties and interest) payable in connection with the Merger.

“Trust Account” means the trust account established by Purchaser with the proceeds from the IPO pursuant to the Trust Agreement in accordance with the IPO Prospectus.

“Trust Agreement” means that certain Investment Management Trust Agreement, dated as of August 4, 2022, as it may be amended, by and between the Purchaser and the Trustee, as well as any other agreements entered into related to or governing the Trust Account.

“Trustee” means Continental Stock Transfer and Trust Company, in its capacity as trustee under the Trust Agreement.

Section 11.02 Section References. The following capitalized terms, as used in this Agreement, have the respective meanings given to them in the Section as set forth below adjacent to such terms:

Term	Section
Accounts Receivable	Section 4.07(f)
Acquisition Proposal	Section 5.06(a)
Adjustment Amount	Section 1.15(d)
Agreement	Preamble
Agreement Schedules	Section 5.02(a)
Alternative Transaction	Section 5.06(a)

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Term	Section
Amended Purchaser Certificate of Incorporation	Section 1.19
Anthony	Section 10.15(b)
Antitrust Laws	Section 5.09(b)
Balance Sheet Date	Section 4.07(d)
Business Combination	Section 9.01
Certificate of Merger	Section 1.02
CFO	Section 1.15(a)
Closing	Section 2.01
Closing Date	Section 2.01
Closing Filing	Section 5.14(b)
Closing Press Release	Section 5.14(b)
Closing Statement	Section 1.15(a)
Company	Preamble
Company Benefit Plan	Section 4.19(a)
Company Directors	Section 5.17(a)
Company Disclosure Schedules	Article IV
Company Financials	Section 4.07(a)
Company IP	Section 4.13(d)
Company IP Licenses	Section 4.13(a)
Company Material Contracts	Section 4.12(a)
Company Permits	Section 4.10
Company Personal Property Leases	Section 4.16
Company Real Property Leases	Section 4.15
Company Registered IP	Section 4.13(a)
Controlled Person	Section 11.01
Conversion	Section 1.08(a)
D&O Indemnified Persons	Section 5.18(a)
D&O Tail Insurance	Section 5.18(b)
Delivery Deadline	Section 5.24
DGCL	Recitals
Effective Time	Section 1.02
Enforceability Exceptions	Section 3.02
Environmental Permits	Section 4.20(a)
Escrow Account	Section 1.18
Escrow Agent	Section 1.18
Escrow Agreement	Section 1.18

Annex A-69

Term	Section
Escrow Amount	Section 1.18
Escrow Property	Section 1.18
Escrow Shares	Section 1.18
Estimated Closing Statement	Section 1.14
Exchange Agent	Section 1.12(a)
Expenses	Section 8.03
Extension	Section 5.03(a)
Extension Expenses	Section 5.03(b)(iv)
Federal Securities Laws	Section 5.07
Incentive Plan	Section 5.12(a)
Independent Expert	Section 1.15(b)
Independent Expert Notice Date	Section 1.15(b)
Interim Period	Section 5.01(a)
Letter of Transmittal	Section 1.12(a)
Lock-Up Agreement	Recitals
Loeb	Section 2.01
Merger	Recitals
Merger Consideration	Section 1.07
Merger Sub	Preamble
Non-Competition Agreement	Recitals
Objection Statement	Section 1.15(b)
OFAC	Section 3.20(c)
Off-the-Shelf Software	Section 4.13(a)
Outbound IP License	Section 4.13(c)
Outside Date	Section 8.01(b)
Original Agreement	Recitals
PCAOB Audited Financials	Section 8.01(b)
PCAOB Delivery Deadline	Section 8.01(b)
Party(ies)	Preamble
Post-Closing Purchaser Board	Section 5.17(a)
PPACA	Section 4.19(h)
Proxy Statement	Section 5.12(a)
Public Certifications	Section 3.06(a)
Public Stockholders	Section 9.01
Purchaser	Preamble
Purchaser Disclosure Schedules	Article III

Annex A-70

Term	Section
Purchaser Financials	Section 3.06(b)
Purchaser Material Contract	Section 3.14(a)
Purchaser Representative	Preamble
Purchaser Stockholder Approval Matters	Section 5.12(a)
Purchaser Special Meeting	Section 5.12(a)
Purchaser Support Agreement	Recitals
Redemption	Section 5.12(a)
Related Person	Section 4.21
Released Claims	Section 9.01
Representative Party	Section 1.15(b)
Required Company Stockholder Approval	Section 7.01(b)
Required Purchaser Stockholder Approval	Section 7.01(a)
Restructuring	Section 5.23
SEC Reports	Section 3.06(a)
Section 409A Plan	Section 4.19(k)
Seller Representative	Preamble
Signing Filing	Section 5.14(b)
Signing Press Release	Section 5.14(b)
Subscription Agreements	Recitals
Surviving Corporation	Section 1.01
Top Customers	Section 4.24
Top Suppliers	Section 4.24
Transmittal Documents	Section 1.12(b)
Unaudited Annual Financials	Section 4.07(a)
Voting Agreements	Recitals

{REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS}

Annex A-71

IN WITNESS WHEREOF, each Party hereto has caused this Agreement to be signed and delivered as of the Agreement Date.

The Purchaser:

PONO CAPITAL TWO, INC.
By:	/s/ Darryl Nakamoto
Name:	Darryl Nakamoto
Title:	Chief Executive Officer

The Purchaser Representative:

MEHANA CAPITAL LLC, solely in the capacity as the Purchaser Representative hereunder
By:	/s/ Dustin Shindo
Name:	Dustin Shindo
Its:	Manager

Merger Sub:

PONO TWO MERGER SUB, INC.
By:	/s/ Darryl Nakamoto
Name:	Darryl Nakamoto
Title:	Chief Executive Officer

The Company:

SBC MEDICAL GROUP HOLDINGS INCORPORATED
By:	/s/ Yoshiyuki Aikawa
Name:	Yoshiyuki Aikawa
Title:	Chief Executive Officer

The Seller Representative:

Yoshiyuki Aikawa, solely in the capacity as the Seller Representative hereunder

By:	/s/ Yoshiyuki Aikawa
Name:	Yoshiyuki Aikawa

Yoshiyuki Aikawa, in his personal capacity

By:	/s/ Yoshiyuki Aikawa
Name:	Yoshiyuki Aikawa

[Signature page to Merger Agreement]

Annex A-72

Exhibit A

VOTING AGREEMENT

This VOTING AGREEMENT, dated as of January 31, 2023 (this “Agreement”), by and among Pono Capital Two, Inc., a Delaware corporation (the “Purchaser”), SBC Medical Group Holdings Incorporated, a Delaware corporation (the “Company”), and each of the stockholders of the Company whose names appear on the signature pages of this Agreement (each, a “Company Stockholder” and, collectively, the “Company Stockholders”). Purchaser, the Company and each Company Stockholder may be referred to herein individually as a “Party” and collectively as the “Parties”. Capitalized terms used but not otherwise defined in this Agreement shall have the meanings set forth in the Merger Agreement.

WHEREAS, simultaneously herewith, the Purchaser, the Company, Pono Two Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Purchaser (“Merger Sub”), Mehana Capital LLC, a Delaware limited liability company (the “Purchaser Representative”), and Dr. Yoshiyuki Aikawa (the “Seller Representative”) have entered into that certain Agreement and Plan of Merger (as amended from time to time in accordance with the terms thereof, the “Merger Agreement”), a copy of which has been made available to each Company Stockholder, pursuant to which the parties thereto intend to effect the merger of Merger Sub with and into the Company, with the Company continuing as the surviving entity (the “Merger”);

WHEREAS, as of the date hereof, each Company Stockholder owns of record the number of Company Securities of the Company as set forth opposite such Company Stockholder’s name on Exhibit A hereto (all such securities and any underlying securities of the Company of which ownership of record or the power to vote is hereafter acquired by the Company Stockholders prior to the termination of this Agreement being referred to herein as the “Securities”); and

WHEREAS, in order to induce the Purchaser, Merger Sub, and the Company to enter into the Merger Agreement, the Company Stockholders are executing and delivering this Agreement to the Purchaser and the Company.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, each of the Company Stockholders (severally and not jointly), the Purchaser and the Company hereby agrees as follows:

1. Agreement to Vote. Each Company Stockholder, by this Agreement, with respect to its Securities, severally and not jointly, hereby agrees (and agrees to execute such documents and certificates evidencing such agreement as the Purchaser may reasonably request in connection therewith), if (and only if) the Approval Condition (as defined below) shall have been satisfied, to attend any meeting of the stockholders of the Company related to the Merger and the transactions contemplated hereby (whether annual or special and whether or not an adjourned or postponed meeting, however called and including any adjournment or postponement thereof), and in any action by written consent of the stockholders of the Company, to vote all of such Company Stockholder’s Securities (a) in favor of the approval and adoption of the Merger Agreement, the transactions contemplated by the Merger Agreement including the Merger, the Restructuring, and this Agreement, (b) in favor of any other matter reasonably necessary to the consummation of the transactions contemplated by the Merger Agreement and considered and voted upon by the stockholders of the Company, (c) in favor of the approval and adoption of the Incentive Plan; (d) against any action, agreement or transaction (other than the Merger Agreement or the transactions contemplated thereby) or proposal that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or that would reasonably be expected to result in the failure of the transactions contemplated by the Merger Agreement from being consummated, and (e) authorize and approve any amendment to the Company’s Organizational Documents that is deemed necessary or advisable by the Company for purposes of effecting the Transactions. Each Company Stockholder acknowledges receipt and review of a copy of the Merger Agreement. For purposes of this Agreement, “Approval Condition” shall mean that (i) the Merger Agreement and the transactions as set forth therein shall have been approved by the Board of Directors of the Company and such approval shall not have been withdrawn and (ii) the Merger Agreement shall not have been amended or modified to change the Merger Consideration payable under the Merger Agreement to the Company Stockholders. For the purpose of clarification, any adjustment to the Merger Consideration pursuant to Section 1.15 of the Merger Agreement shall not constitute an amendment or modification to the Merger Consideration for purposes of the immediately preceding sentence.

Annex A-73

2. Transfer of Securities. Except as may be required by or permitted in the Merger Agreement, each Company Stockholder, severally and not jointly, agrees that it shall not, directly or indirectly, (a) sell, assign, transfer (including by operation of law), lien, pledge, dispose of or otherwise encumber any of the Securities or otherwise agree to do any of the foregoing (unless the transferee agrees to be bound by this Agreement in form and substance reasonably satisfactory to the Purchaser), (b) deposit any Securities into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer (including by operation of law) or other disposition of any Securities (unless the transferee agrees to be bound by this Agreement in form and substance reasonably satisfactory to the Purchaser), or (d) take any action that would have the effect of preventing or disabling the Company Stockholder from performing its obligations hereunder.

3. Representations and Warranties. Each Company Stockholder, severally and not jointly, represents and warrants for and on behalf of itself to the Purchaser as follows:

(a) The execution, delivery and performance by such Company Stockholder of this Agreement and the consummation by such Company Stockholder of the transactions contemplated hereby do not and will not (i) conflict with or violate any Law (with this and any other defined term used herein without definition having the meaning as given in the Merger Agreement) or other Order applicable to such Company Stockholder, (ii) require any consent, approval or authorization of, declaration, filing or registration with, or notice to, any person or entity, (iii) result in the creation of any Lien on any Securities (other than pursuant to this Agreement, the Merger Agreement or transfer restrictions under applicable securities laws or the Organizational Documents of the Company or such Company Stockholder) or (iv) conflict with or result in a breach of or constitute a default under any provision of such Company Stockholder’s Organizational Documents if such Company Stockholder is an entity.

(b) Such Company Stockholder owns of record and has good, valid and marketable title to the Securities set forth opposite the Company Stockholder’s name on Exhibit A free and clear of any Lien (other than pursuant to this Agreement or transfer restrictions under applicable securities Laws or the Organizational Documents of such Company Stockholder) and has the sole power (as currently in effect) to vote and the full right, power and authority to sell, transfer and deliver such Securities, and such Company Stockholder does not own, directly or indirectly, any other Securities of the Company or any equity securities of any Subsidiary of the Company.

(c) Such Company Stockholder has the power, authority and capacity to execute, deliver and perform this Agreement, and that this Agreement has been duly authorized, executed and delivered by such Company Stockholder.

4. No Challenge. Each Company Stockholder agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, the Purchaser, Merger Sub, the Company or any of their respective successors or directors (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or the Merger Agreement or (b) alleging a breach of any fiduciary duty of any person in connection with the evaluation, negotiation or entry into the Merger Agreement.

5. Waiver. Each Company Stockholder hereby irrevocably and unconditionally (a) waives any rights of appraisal, dissenter’s rights and any similar rights relating to the Merger Agreement and the consummation by the parties of the transactions contemplated thereby, including the Merger, that such Company Stockholder may have under applicable law, and (b) waives its right to any payments upon liquidation of the Company that may be provided for in the Company’s Organizational Documents.

6. Termination. This Agreement and the obligations of the Company Stockholders under this Agreement shall automatically terminate upon the earliest of (a) the Effective Time; (b) the termination of the Merger Agreement in accordance with its terms; or (c) the mutual agreement of the Purchaser and the Company. Upon termination or expiration of this Agreement, no Party shall have any further obligations or liabilities under this Agreement; provided, however, such termination or expiration shall not relieve any Party from liability for any willful breach of this Agreement occurring prior to such termination of this Agreement.

Annex A-74

7. Miscellaneous.

(a) Except as otherwise provided herein, in the Merger Agreement or in any Ancillary Document, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses, whether or not the transactions contemplated hereby are consummated.

(b) All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by e-mail, with affirmative confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable Party at the following addresses (or at such other address for a Party as shall be specified by like notice in accordance with this Section 7(b)):

If to the Purchaser, to:

Pono Capital Two, Inc.
643 Ilalo Street
Honolulu, Hawaii 96813
Attn: Darryl Nakamoto
Telephone No.:
E-mail:

with a copy, which shall not constitute notice, to:

Loeb & Loeb LLP
345 Park Avenue
New York, New York 10154
Facsimile No.:
Telephone No.:
Attention: Mitchell Nussbaum
E-mail:

If to the Company, to:

SBC Medical Group Holdings Incorporated
Attn: Dr. Yoshiyuki Aikawa, CEO
6-5-1, NishiShinjyuku, Shinjyuku Tokyo 163-1303, Japan
E-mail:

with a copy, which shall not constitute notice, to:

Anthony L.G., PLLC
Attn: Laura Anthony
625 N. Flagler Drive, Suite 600
West Palm Beach, FL 33401
E-mail:

If to a Company Stockholder, to the address set forth for such Company Stockholder on the signature page hereof.

(c) If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Annex A-75

(d) This Agreement, the Merger Agreement and the Ancillary Documents constitute the entire agreement among the Parties and the other parties thereto with respect to the subject matter hereof and thereof, and supersede all prior agreements and undertakings, both written and oral, among the Parties and the other parties thereto, or any of them, with respect to the subject matter hereof and thereof. This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise) without the prior written consent of each of the Parties, and any attempt to do so without such consent shall be void ab initio.

(e) This Agreement shall be binding upon and inure solely to the benefit of each Party, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. No Company Stockholder shall be liable for the breach of this Agreement by any other Company Stockholder.

(f) The Parties agree that irreparable damage may occur in the event any provision of this Agreement is not performed in accordance with the terms hereof and that the Parties shall be entitled to seek specific performance of the terms hereof, in addition to any other remedy at law or in equity. Each of the Parties agrees that it shall not oppose the granting of an injunction, specific performance or other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that the other Parties have an adequate remedy at law or that an award of specific performance is not an appropriate remedy for any reason at law or equity. Any Party seeking an injunction or injunctions to prevent breaches or threatened breaches of, or to enforce compliance with, this Agreement, when expressly available pursuant to the terms of this Agreement, shall not be required to provide any bond or other security in connection with any such Order.

(g) This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware applicable to contracts executed in and to be performed in that State without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any federal or state court located in New York, New York (or in any appellate court thereof (the “Specified Courts”). The Parties hereby (i) submit to the exclusive jurisdiction of the Specified Courts for the purpose of any Action arising out of or relating to this Agreement brought by any Party, and (ii) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the Specified Courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereunder may not be enforced in or by any of the Specified Courts.

(h) This Agreement may be executed and delivered (including by facsimile or portable document format (pdf) transmission) in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

(i) Without further consideration, each Party shall use commercially reasonable efforts to execute and deliver or cause to be executed and delivered such additional documents and instruments and take all such further action as may be reasonably necessary or desirable to consummate the transactions contemplated by this Agreement.

(j) This Agreement shall not be effective or binding upon any Company Stockholder until such time as the Merger Agreement is executed by each of the parties thereto.

(k) If, and as often as, there are any changes in the Company or the Company Stockholder’s Securities by way of equity split, dividend, combination or reclassification, or through merger, consolidation, reorganization, recapitalization or business combination, or by any other means, equitable adjustment shall be made to the provisions of this Agreement as may be required so that the rights, privileges, duties and obligations hereunder shall continue with respect to the Company Stockholder and its Securities as so changed.

Annex A-76

(l) Each of the Parties hereby waives to the fullest extent permitted by applicable law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement. Each of the Parties hereto (i) certifies that no representative, agent or attorney of any other Party has represented, expressly or otherwise, that such other Party would not, in the event of litigation, seek to enforce that foregoing waiver and (ii) acknowledges that it and the other Parties have been induced to enter into this Agreement and the transactions contemplated hereby, as applicable, by, among other things, the mutual waivers and certifications in this Paragraph 5(l).

[Signatures appear on following pages]

Annex A-77

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

PONO CAPITAL TWO, INC.
By:	/s/ Darryl Nakamoto
Name:	Darryl Nakamoto
Title:	Chief Executive Officer
SBC MEDICAL GROUP HOLDINGS INCORPORATED
By:	/s/ Dr. Yoshiyuki Aikawa
Name:	Dr. Yoshiyuki Aikawa
Title:	Chief Executive Officer

[Signature Page to Voting Agreement]

Annex A-78

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

COMPANY STOCKHOLDERS
By:	/s/ Dr. Yoshiyuki Aikawa
Name:	Dr. Yoshiyuki Aikawa
Address for Notices:
Dr. Yoshiyuki Aikawa 6-5-1, NishiShinjyuku, Shinjyuku Tokyo 163-1303, Japan E-mail:

[Signature Page to Voting Agreement]

Annex A-79

EXHIBIT A

THE COMPANY STOCKHOLDERS

Company Stockholder	Company Securities
Dr. Yoshiyuki Aikawa	1,000

Annex A-80

Exhibit B

PURCHASER SUPPORT AGREEMENT

This PURCHASER SUPPORT AGREEMENT, dated as of January 31, 2023 (this “Agreement”), by and among MEHANA CAPITAL LLC (“Supporter”), Pono Capital Two, Inc., a Delaware corporation (“Purchaser”), and SBC Medical Group Holdings Incorporated, a Delaware corporation (the “Company”). Terms used but not defined in this Agreement shall have the meanings ascribed to them in the Merger Agreement (as defined below).

WHEREAS, contemporaneously with the execution of this Agreement, Purchaser, the Company, Pono Two Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Purchaser (“Merger Sub”), and certain other persons are entering into that certain Agreement and Plan of Merger (the “Merger Agreement”), a copy of which has been made available to Supporter and pursuant to which, subject to the terms and conditions thereof, Merger Sub will merge with and into the Company, with the Company continuing as the surviving entity (the “Merger”), and with the Company’s stockholders receiving shares of the Purchaser’s Class A Common Stock;

WHEREAS, as of the date hereof, Supporter owns 2,875,000 shares of Purchaser Common Stock (all such shares of Purchaser Common Stock and any shares of Purchaser Common Stock of which ownership of record or the power to vote is hereafter acquired by Supporter prior to the termination of this Agreement being referred to herein as the “Shares”); and

WHEREAS, in order to induce the Company and Purchaser to enter into the Merger Agreement, Supporter is executing and delivering this Agreement to the Company and Purchaser.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, Supporter, the Company, and Purchaser hereby agree as follows:

1. Agreement to Vote. Supporter, with respect to the Shares, hereby agrees (and agrees to execute such documents or certificates evidencing such agreement as Purchaser and/or the Company may reasonably request in connection therewith) to vote at any meeting of the stockholders of Purchaser, and in any action by written consent of the stockholders of Purchaser, to approve the Merger Agreement, all of the Shares (a) in favor of the approval and adoption of the Merger Agreement, the transactions contemplated by the Merger Agreement and this Agreement, (b) in favor of any other matter reasonably necessary to the consummation of the transactions contemplated by the Merger Agreement and considered and voted upon by the stockholders of Purchaser (including the Purchaser Stockholder Approval Matters), (c) in favor of the approval and adoption of the Incentive Plan, (d) for the appointment, and designation of classes, of the members of the Post-Closing Purchaser Board and (e) against any action, agreement or transaction (other than the Merger Agreement or the transactions contemplated thereby) or proposal that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Purchaser or Merger Sub under the Merger Agreement or that would reasonably be expected to result in the failure of the transactions contemplated by the Merger Agreement from being consummated. Supporter acknowledges receipt and review of a copy of the Merger Agreement.

2. Transfer of Shares. Unless otherwise agreed to among Supporter, Purchaser and the Company, Supporter agrees that it shall not, directly or indirectly, except as otherwise contemplated pursuant to the Merger Agreement, (a) sell, assign, transfer (including by operation of law), redeem, lien, pledge, distribute, dispose of or otherwise encumber any of the Shares or otherwise agree to do any of the foregoing (unless the transferee agrees to be bound by this Agreement), (b) deposit any Shares into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer (including by operation of law), redemption or other disposition of any Shares (unless the transferee agrees to be bound by this Agreement) or (d) take any action that would have the effect of preventing or disabling Supporter from performing its obligations hereunder.

3. Waiver. Supporter hereby waives (and agrees to execute such documents or certificates evidencing such waiver as Purchaser and/or the Company may reasonably request) any adjustment to the conversion ratio set forth in the Purchaser Certificate of Incorporation or any other anti-dilution or similar protection with respect to the Shares (whether resulting from the transactions contemplated hereby, by the Merger Agreement or any Ancillary Document or by any other transaction consummated in connection with the transactions contemplated hereby and thereby).

Annex A-81

4. Representations and Warranties. Supporter represents and warrants for and on behalf of itself to Purchaser and the Company as follows:

(a) The execution, delivery and performance by Supporter of this Agreement and the consummation by Supporter of the transactions contemplated hereby do not and will not (i) conflict with or violate any Law or Order applicable to Supporter, (ii) require any consent, approval or authorization of, declaration, filing or registration with, or notice to, any person or entity, (iii) result in the creation of any Lien on any Shares (other than pursuant to this Agreement or transfer restrictions under applicable securities laws or the Organizational Documents of Supporter) or (iv) conflict with or result in a breach of or constitute a default under any provision of Supporter’s Organizational Documents.

(b) Supporter owns of record and has good, valid and marketable title to the Shares free and clear of any Lien (other than pursuant to this Agreement or transfer restrictions under applicable securities Laws or the Organizational Documents of Supporter) and has the sole power (as currently in effect) to vote and has the full right, power and authority to sell, transfer and deliver such Shares, and Supporter does not own, directly or indirectly, any other Shares.

(c) Supporter has the power, authority and capacity to execute, deliver and perform this Agreement and that this Agreement has been duly authorized, executed and delivered by Supporter.

5. Termination. This Agreement and the obligations of Supporter under this Agreement shall automatically terminate upon the earliest of: (a) the Effective Time; (b) the termination of the Merger Agreement in accordance with its terms; and (c) the mutual agreement of the Company and Purchaser. Upon termination or expiration of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, however, such termination or expiration shall not relieve any party from liability for any willful breach of this Agreement occurring prior to its termination.

6. Miscellaneous.

(a) Except as otherwise provided herein or in the Merger Agreement or any Ancillary Document, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the transactions contemplated hereby are consummated.

(b) All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy or e-mail or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 6(b)):

If to Purchaser:

Pono Capital Two, Inc.
643 Ilalo Street
Honolulu, Hawaii 96813
Attn: Darryl Nakamoto
Telephone No.:
E-mail:

with a copy to:

Loeb & Loeb LLP
345 Park Avenue
New York, New York 10154
Facsimile No.:
Telephone No.:
Attn: Mitchell Nussbaum
E-mail:

Annex A-82

If to the Company, to:

SBC Medical Group Holdings Incorporated
Attn: Dr. Yoshiyuki Aikawa, CEO
6-5-1, NishiShinjyuku, Shinjyuku Tokyo 163-1303, Japan
E-mail:

with a copy to:

Anthony L.G., PLLC
Attn: Laura Anthony
625 N. Flagler Drive, Suite 600
West Palm Beach, FL 33401
Facsimile No.:
Telephone No.:
E-mail:

(c) If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

(d) This Agreement, the Merger Agreement and the Ancillary Documents constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise).

(e) This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

(f) The parties hereto agree that irreparable damage may occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity. Each of the parties agrees that it shall not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that the other parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity. Any party seeking an injunction or injunctions to prevent breaches or threatened breaches of, or to enforce compliance with this Agreement when expressly available pursuant to the terms of this Agreement shall not be required to provide any bond or other security in connection with any such Order.

(g) This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware applicable to contracts executed in and to be performed in that State without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any federal or state court located in New York, New York. The parties hereto hereby (i) submit to the exclusive jurisdiction of federal or state courts located in New York, New York for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, and (ii) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereunder may not be enforced in or by any of the above-named courts.

Annex A-83

(h) This Agreement may be executed and delivered (including by facsimile or portable document format (pdf) transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

(i) Without further consideration, each party shall use commercially reasonable efforts to execute and deliver or cause to be executed and delivered such additional documents and instruments and take all such further action as may be reasonably necessary or desirable to consummate the transactions contemplated by this Agreement.

(j) This Agreement shall not be effective or binding upon Supporter until such time as the Merger Agreement is executed by each of the parties thereto.

(k) If, and as often as, there are any changes in Purchaser or the Purchaser Common Stock by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization, recapitalization or business combination, or by any other means, equitable adjustment shall be made to the provisions of this Agreement as may be required so that the rights, privileges, duties and obligations hereunder shall continue with respect to Purchaser, Supporter and the Shares as so changed.

(l) Each of the parties hereto hereby waives to the fullest extent permitted by applicable law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement. Each of the parties hereto (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (ii) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the transactions contemplated hereby, as applicable, by, among other things, the mutual waivers and certifications in this Paragraph (l).

[Signature pages follow]

Annex A-84

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

PURCHASER:
PONO CAPITAL TWO, INC.
By:	/s/ Darryl Nakamoto
Name:	Darryl Nakamoto
Title:	Chief Executive Officer
COMPANY:
SBC MEDICAL GROUP HOLDINGS INCORPORATED
By:	/s/ Dr. Yoshiyuki Aikawa
Name:	Dr. Yoshiyuki Aikawa
Title:	Chief Executive Officer

[Signature Page to Purchaser Support Agreement]

Annex A-85

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

SUPPORTER:
MEHANA CAPITAL LLC
By:	/s/ Dustin Shindo
Name:	Dustin Shindo
Title:	Manager

[Signature Page to Purchaser Support Agreement]

Annex A-86

Exhibit C

LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (this “Agreement”) is made and entered into as of January 31, 2023, by and between (i) Pono Capital Two, Inc., a Delaware corporation, which will be known after the consummation of the transactions contemplated by the Merger Agreement (as defined below) as “SBC Medical Group Holdings Incorporated” (the “Purchaser”), and (ii) the undersigned (“Holder”). Any capitalized term used but not defined in this Agreement will have the meaning ascribed to such term in the Merger Agreement (as defined herein). Purchaser and Holder may be referred to herein individually as a “Party” and collectively as the “Parties”.

WHEREAS, on January 31, 2023, (i) the Purchaser, (ii) Pono Two Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of the Purchaser (“Merger Sub”), (iii) Mehana Capital LLC, a Delaware limited liability company, (iv) Dr. Yoshiyuki Aikawa, in the capacity as the representative for the Company Stockholders, and (v) SBC Medical Group Holdings Incorporated, a Delaware corporation (the “Company”), entered into that certain Agreement and Plan of Merger (as amended from time to time in accordance with the terms thereof, the “Merger Agreement”), pursuant to which Merger Sub will merge with and into the Company, with the Company continuing as the surviving entity (the “Merger”), and as a result of which, all of the issued and outstanding capital stock of the Company, immediately prior to the consummation of the Merger (the “Closing”), shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, in exchange for the Merger Consideration, all upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the applicable provisions of the of the DGCL;

WHEREAS, immediately prior to the Closing, Holder is a holder of Company Stock; and

WHEREAS, pursuant to the Merger Agreement, and in view of the valuable consideration to be received by Holder thereunder, the Parties desire to enter into this Agreement, pursuant to which the Merger Consideration, received by Holder in the Merger (all such securities, together with any securities paid as dividends or distributions with respect to such securities or into which such securities are exchanged or converted, the “Restricted Securities”) shall become subject to limitations on disposition as set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and intending to be legally bound hereby, the Parties hereby agree as follows:

1. Lock-Up Provisions.

(a) Holder hereby agrees not to, during the period commencing from the Closing and ending on the earliest of (x) six month anniversary of the date of the Closing, and (y) the date after the Closing on which the Purchaser consummates a liquidation, merger, capital stock exchange, reorganization or other similar transaction with an unaffiliated third party that results in all of Purchaser’s stockholders having the right to exchange their shares of Purchaser Common Stock for cash, securities or other property, and (z) the date on which the closing sale price of the Purchaser Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations and the like) for any twenty (20) trading days within any thirty (30) trading day period commencing at least one hundred and fifty (150) days after the Closing (the “Lock-Up Period”): (i) lend, offer, pledge, hypothecate, encumber, donate, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Restricted Securities, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Restricted Securities, or (iii) publicly disclose the intention to do any of the foregoing, whether any such transaction described in clauses (i), (ii) or (iii) above is to be settled by delivery of Restricted Securities or other securities, in cash or otherwise (any of the foregoing described in clauses (i), (ii) or (iii), a “Prohibited Transfer”) provided that ⅓ of such Restricted Securities shall be released from such restrictions if the closing stock price of the Purchaser common stock reaches each of $13.00, $15.00, and $17.00. The foregoing restrictions shall not apply to the transfer of any or all of the Restricted Securities owned by Holder (I) by gift, will or intestate succession upon the death of Holder, (II) to any Permitted Transferee or (III) pursuant to a court order or settlement agreement related to the distribution of assets in connection with the dissolution of marriage or civil union; provided, however, that in any of cases (I), (II) or (III) it shall be a condition to such transfer that the transferee executes and delivers to the Purchaser an agreement stating that the transferee is receiving and holding the Restricted Securities subject to the provisions of this Agreement
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applicable to Holder, and there shall be no further transfer of such Restricted Securities except in accordance with this Agreement. As used in this Agreement, the term “Permitted Transferee” shall mean: (1) the members of Holder’s immediate family (for purposes of this Agreement, “immediate family” shall mean with respect to any natural person, any of the following: such person’s spouse or domestic partner, the siblings of such person and his or her spouse or domestic partner, and the direct descendants and ascendants (including adopted and step children and parents) of such person and his or her spouses or domestic partners and siblings), (2) any trust for the direct or indirect benefit of Holder or the immediate family of Holder, (3) if Holder is a trust, to the trustor or beneficiary of such trust or to the estate of a beneficiary of such trust, (4) in the case of an entity, partners, members, managers, investment managers or stockholders of such entity that receive such transfer as a distribution, (5) to any affiliate of Holder, (6) any charitable foundation controlled by the undersigned, its members or stockholders or any of their respective immediate family; and (7) any transferee whereby there is no change in beneficial ownership. Holder further agrees to execute such agreements as may be reasonably requested by Purchaser that are consistent with the foregoing or that are necessary to give further effect thereto.

(b) If any Prohibited Transfer is made or attempted contrary to the provisions of this Agreement, such purported Prohibited Transfer shall be null and void ab initio, and Purchaser shall refuse to recognize any such purported transferee of the Restricted Securities as one of its equity holders for any purpose. In order to enforce this Section 1, Purchaser may impose stop-transfer instructions with respect to the Restricted Securities of Holder (and Permitted Transferees and assigns thereof) until the end of the Lock-Up Period except in compliance with the foregoing restrictions.

(c) During the Lock-Up Period, each certificate evidencing any Restricted Securities shall be stamped or otherwise imprinted with a legend in substantially the following form, in addition to any other applicable legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A LOCK-UP AGREEMENT, DATED AS OF [_], 2023, BY AND AMONG THE ISSUER OF SUCH SECURITIES (THE “ISSUER”) AND THE ISSUER’S SECURITY HOLDER NAMED THEREIN, AS AMENDED. A COPY OF SUCH LOCK-UP AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

(d) For the avoidance of any doubt, Holder shall retain all of its rights as a stockholder of the Purchaser during the Lock-Up Period, including the right to vote any Restricted Securities.

2. Miscellaneous.

(a) Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties and their respective permitted successors and assigns. This Agreement and all obligations of Holder are personal to Holder and may not be transferred or delegated by Holder at any time. The Purchaser may freely assign any or all of its rights under this Agreement, in whole or in part, to any successor entity (whether by merger, consolidation, equity sale, asset sale or otherwise) without obtaining the consent or approval of Holder.

(b) Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any Party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person or entity that is not a Party or thereto or a successor or permitted assign of such a Party.

(c) Governing Law; Jurisdiction. This Agreement and any dispute or controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of law principles thereof. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court located in New York, New York (or in any appellate courts thereof) (the “Specified Courts”). Each Party hereby (i) submits to the exclusive jurisdiction of any Specified Court for the purpose of any Action arising out of or relating to this Agreement brought by any Party and (ii) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any

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Specified Court. Each Party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each Party irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such Party at the applicable address set forth in Section 2(f). Nothing in this Section 2(c) shall affect the right of any Party to serve legal process in any other manner permitted by applicable law.

(d) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 2(d).

(e) Interpretation. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; and (iv) the term “or” means “and/or”. The Parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

(f) Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by facsimile or other electronic means, with affirmative confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable Party at the following addresses (or at such other address for a Party as shall be specified by like notice):

If to the Purchaser after the Closing, to: SBC Medical Group Holdings Incorporated 6-5-1, NishiShinjyuku, Shinjyuku Tokyo 163-1303, Japan E-mail:

With copies to (which shall not constitute notice):

Loeb & Loeb LLP
345 Park Avenue
New York, New York 10154
Facsimile No.:
Telephone No.:
E-mail:

and

Anthony L.G., PLLC
Attn: Laura Anthony
625 N. Flagler Drive, Suite 600
West Palm Beach, FL 33401
Facsimile No.:
Telephone No.:
E-mail:

If to Holder, to: the address set forth below Holder’s name on the signature page to this Agreement.

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(g) Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Purchaser and Holder. No failure or delay by a Party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

(h) Authorization on Behalf of the Purchaser. The Parties acknowledge and agree that notwithstanding anything to the contrary contained in this Agreement, any and all determinations, actions or other authorizations under this Agreement on behalf of the Purchaser, including enforcing the Purchaser’s rights and remedies under this Agreement, or providing any waivers with respect to the provisions hereof, shall solely be made, taken and authorized by the Disinterested Director Majority. In the event that the Purchaser at any time does not have any Disinterested Directors, so long as Holder has any remaining obligations under this Agreement, the Purchaser will promptly appoint one in connection with this Agreement. Without limiting the foregoing, in the event that Holder or Holder’s Affiliate serves as a director, officer, employee or other authorized agent of the Purchaser or any of its current or future Affiliates, Holder and/or Holder’s Affiliate shall have no authority, express or implied, to act or make any determination on behalf of the Purchaser or any of its current or future Affiliates in connection with this Agreement or any dispute or Action with respect hereto.

(i) Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

(j) Specific Performance. Holder acknowledges that its obligations under this Agreement are unique, recognizes and affirms that in the event of a breach of this Agreement by Holder, money damages will be inadequate and Purchaser will have no adequate remedy at law, and agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by Holder in accordance with their specific terms or were otherwise breached. Accordingly, the Purchaser shall be entitled to an injunction or restraining order to prevent breaches of this Agreement by Holder and to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which the Purchaser may be entitled under this Agreement, at law or in equity.

(k) Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the Parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the Parties is expressly canceled; provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the Parties under the Merger Agreement or any Ancillary Document or under the Insider Letter. Notwithstanding the foregoing, nothing in this Agreement shall limit any of the rights or remedies of the Purchaser or any of the obligations of Holder under any other agreement between Holder and the Purchaser or any certificate or instrument executed by Holder in favor of the Purchaser, and nothing in any other agreement, certificate or instrument shall limit any of the rights or remedies of the Purchaser or any of the obligations of Holder under this Agreement.

(l) Further Assurances. From time to time, at another Party’s request and without further consideration (but at the requesting Party’s reasonable cost and expense), each Party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

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(m) Counterparts; Facsimile. This Agreement may also be executed and delivered by facsimile signature or by email in portable document format in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(n) Effectiveness. This Agreement shall be binding upon the Holder upon the Holder’s execution and delivery of this Agreement, but this Agreement shall only become effective upon the consummation of the Transactions. In the event that the Merger Agreement is validly terminated in accordance with its terms prior to the consummation of the Transactions, this Agreement shall automatically terminate and become null and void, and the Parties shall have no obligations hereunder.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Purchaser:
PONO CAPITAL TWO, INC.
By:
Name:	Darryl Nakamoto
Title:	Chief Executive Officer

{Additional Signature on the Following Page}

{Signature Page to Lock-Up Agreement}

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IN WITNESS WHEREOF, the parties have executed this Lock-Up Agreement as of the date first written above.

Holder:
By:
Name:
Number of Shares Company Stock:

{Signature Page to Lock-Up Agreement}

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Exhibit D

NON-COMPETITION AND NON-SOLICITATION AGREEMENT

THIS NON-COMPETITION AND NON-SOLICITATION AGREEMENT (this “Agreement”) is being executed and delivered as of January 31, 2023, by the individual set forth on the signature page hereto (the “Subject Party”) in favor of and for the benefit of Pono Capital Two, Inc., a Delaware corporation, which will be known after the consummation of the transactions contemplated by the Merger Agreement (as defined below) as “SBC Medical Group Holdings Incorporated” (including any successor entity thereto, the “Purchaser”), SBC Medical Group Holdings Incorporated, a Delaware corporation, which will be known after the consummation of the transactions contemplated by the Merger Agreement (as defined below) as “SBC Medical Operations, Inc.” (the “Company”), and each of the Purchaser’s and/or the Company’s respective Affiliates, successors and direct and indirect Subsidiaries including each of the Target Companies (as defined in the Merger Agreement) (collectively with the Purchaser and the Company, the “Covered Parties”). Any capitalized term used but not defined in this Agreement will have the meaning ascribed to such term in the Merger Agreement. Purchaser, the Company and Subject Party may be referred to herein individually as a “Party” and collectively as the “Parties”.

WHEREAS, simultaneously herewith, (i) the Purchaser, (ii) Pono Two Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Purchaser (“Merger Sub”), (iii) Mehana Capital LLC, a Delaware limited liability company, (iv) Dr. Yoshiyuki Aikawa, in the capacity as representative for the Company Stockholders, and (v) the Company are entering into that certain Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, subject to the terms and conditions thereof, the Merger Sub will merge with and into the Company, with the Company continuing as the surviving entity (the “Merger”), and with the Company’s stockholders receiving shares of the Purchaser’s Class A Common Stock as Merger Consideration;

WHEREAS, the Company and the Target Companies are engaged in the business of operating medical care and special treatment facilities specializing in cosmetic, medical and surgical dermatology practices dedicated to cosmetic surgery, skin and beauty, infertility, dental, and orthopedics (the “Business”);

WHEREAS, in connection with, and as a condition to the execution and delivery of the Merger Agreement and the consummation of the Merger and the other transactions contemplated thereby (the “Transactions”), and to enable the Purchaser to secure more fully the benefits of the Transactions, including the protection and maintenance of the goodwill and confidential information of the Company and the Target Companies, the Purchaser has required that the Subject Party enter into this Agreement;

WHEREAS, the Subject Party is entering into this Agreement in order to induce the Purchaser and Merger Sub to consummate the Transactions, pursuant to which the Subject Party will directly or indirectly receive a material benefit; and

WHEREAS, the Subject Party, as a former executive of the Company or one of its Affiliates, has contributed to the value of the Company and the Target Companies and has obtained extensive and valuable knowledge and confidential information concerning the business of the Company and the Target Companies.

NOW, THEREFORE, in order to induce the Purchaser to consummate the Transactions, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Subject Party hereby agrees as follows:

1. Restriction on Competition.

(a) Restriction. The Subject Party hereby agrees that during the period from the Closing until the two (2) year anniversary of the Closing Date (the “Termination Date,” and such period from the Closing until the Termination Date, the “Restricted Period”), the Subject Party will not, and will cause its Affiliates not to, without the prior written consent of Purchaser (which may be withheld in its sole discretion), anywhere in the United States, Japan, the European Union or in any other markets in which the Covered Parties are engaged, or are actively contemplating to become engaged, in the Business as of the Closing Date or during the Restricted Period (the “Territory”), directly or indirectly engage in the Business (other than through a Covered Party) or own, manage, finance or control, or participate in the ownership, management, financing or control of, or become engaged or serve as an officer, director, stockholder, member, partner, employee, agent, consultant, advisor or representative of, a business or entity (other than a Covered Party) that engages in the Business (a “Competitor”).

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(b) Acknowledgment. The Subject Party acknowledges and agrees, that (i) the Subject Party possesses knowledge of confidential information of the Company, the Target Companies and the Business, (ii) the Subject Party’s execution of this Agreement is a material inducement to Purchaser to consummate the Transactions and to realize the goodwill of the Company and the Target Companies, for which the Subject Party and/or its Affiliates will receive a substantial direct or indirect financial benefit, and that the Purchaser would not have entered into the Merger Agreement or consummated the Transactions but for the Subject Party’s agreements set forth in this Agreement, (iii) it would impair the goodwill of the Company and the Target Companies and reduce the value of the assets of the Company and the Target Companies and cause serious and irreparable injury if the Subject Party were to use its ability and knowledge by engaging in the Business in competition with a Covered Party, and/or to otherwise breach the obligations contained herein and that the Covered Parties would not have an adequate remedy at law because of the unique nature of the Business, (iv) the Subject Party and its Affiliates have no intention of engaging in the Business (other than through the Covered Parties) during the Restricted Period, (v) the relevant public policy aspects of restrictive covenants, covenants not to compete and non-solicitation provisions have been discussed, and every effort has been made to limit the restrictions placed upon the Subject Party to those that are reasonable and necessary to protect the Covered Parties’ legitimate interests, (vi) the Covered Parties conduct and intend to conduct the Business everywhere in the Territory and compete with other businesses that are or could be located in any part of the Territory, (vii) the foregoing restrictions on competition are fair and reasonable in type of prohibited activity, geographic area covered, scope and duration, (viii) the consideration provided to the Subject Party under this Agreement and the Merger Agreement is not illusory, and (ix) such provisions do not impose a greater restraint than is necessary to protect the goodwill or other business interests of the Covered Parties.

2. No Solicitation; No Disparagement.

(a) No Solicitation of Employees and Consultants. The Subject Party agrees that, during the Restricted Period, the Subject Party will not, and will not permit its Affiliates to, without the prior written consent of the Purchaser (which may be withheld in its sole discretion), either on its own behalf or on behalf of any other Person (other than, if applicable, a Covered Party in the performance of the Subject Party’s duties on behalf of the Covered Parties), directly or indirectly: (i) hire or engage as an employee, independent contractor, consultant or otherwise any Covered Personnel (as defined below); (ii) solicit, induce, encourage or otherwise knowingly cause (or attempt to do any of the foregoing) any Covered Personnel to leave the service (whether as an employee, consultant or independent contractor) of any Covered Party; or (iii) in any way interfere with or attempt to interfere with the relationship between any Covered Personnel and any Covered Party; provided, however, the Subject Party and its Affiliates will not be deemed to have violated this Section 2(a) if any Covered Personnel voluntarily and independently solicits an offer of employment from the Subject Party or its Affiliate (or other Person whom any of them is acting on behalf of) by responding to a general advertisement or solicitation program conducted by or on behalf of the Subject Party or its Affiliate (or such other Person whom any of them is acting on behalf of) that is not targeted at such Covered Personnel or Covered Personnel generally, so long as such Covered Personnel is not hired. For purposes of this Agreement, “Covered Personnel” shall mean any Person who is or was an employee, consultant or independent contractor of the Covered Parties, as of the Closing Date, at any time during the Restricted Period and as of the relevant time of determination.

(b) Non-Solicitation of Customers and Suppliers. The Subject Party agrees that, during the Restricted Period, the Subject Party and its Affiliates will not, without the prior written consent of the Purchaser (which may be withheld in its sole discretion), individually or on behalf of any other Person (other than, if applicable, a Covered Party in the performance of the Subject Party’s duties on behalf of the Covered Parties), directly or indirectly: (i) solicit, induce, encourage or otherwise knowingly cause (or attempt to do any of the foregoing) any Covered Customer (as defined below) to (A) cease being, or not become, a client or customer of any Covered Party with respect to the Business or (B) reduce the amount of business of such Covered Customer with any Covered Party, or otherwise alter such business relationship in a manner adverse to any Covered Party, in either case, with respect to or relating to the Business; (ii) knowingly interfere with or disrupt (or attempt to interfere with or disrupt) the contractual relationship between any Covered Party and any Covered Customer; (iii) divert any business with any Covered Customer relating to the Business from a Covered Party; (iv) solicit for business, provide services to, engage in or do business with, any Covered Customer for products or services that are part of the Business; or (v) interfere with or disrupt (or attempt to interfere with or disrupt), any Person that was a vendor, supplier, distributor, agent or other service provider of a Covered Party at the time of such interference or disruption, for a purpose competitive with a Covered Party as it relates to the Business. For purposes of this Agreement, a “Covered

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Customer” shall mean any Person who is or was an actual customer or client (or prospective customer or client with whom a Covered Party actively marketed or made or taken specific action to make a proposal) of a Covered Party, as of the Closing Date, at any time during the Restricted Period and as of the relevant time of determination.

(c) Non-Disparagement. The Subject Party agrees that from and after the Closing until the Second (2nd) anniversary of the end of the Restricted Period, the Subject Party and its Affiliates will not, directly or indirectly engage in any conduct that involves the making or publishing (including through electronic mail distribution or online social media) of any written or oral statements or remarks (including the repetition or distribution of derogatory rumors, allegations, negative reports or comments) that are disparaging, deleterious or damaging to the integrity, reputation or good will of one or more Covered Parties or their respective management, officers, employees, independent contractors or consultants. Notwithstanding the foregoing, subject to Section 3 below, the provisions of this Section 2(c) shall not restrict the Subject Party from providing truthful testimony or information in response to a subpoena or investigation by a Governmental Authority or in connection with any legal action by the Subject Party against any Covered Party under this Agreement, the Merger Agreement or any other Ancillary Document that is asserted by the Subject Party in good faith.

3. Confidentiality. From and after the Closing Date, the Subject Party will, and will cause its Representatives to, keep confidential and not (except, if applicable, in the performance of the Subject Party’s duties on behalf of the Covered Parties) directly or indirectly use, disclose, reveal, publish, transfer or provide access to, any and all Covered Party Information without the prior written consent of the Purchaser (which may be withheld in its sole discretion). As used in this Agreement, “Covered Party Information” means all material and information relating to the business, affairs and assets of any Covered Party, including material and information that concerns or relates to such Covered Party’s bidding and proposal, technical, computer hardware or software, administrative, management, operational, data processing, financial, marketing, sales, human resources, business development, planning and/or other business activities, regardless of whether such material and information is maintained in physical, electronic, or other form, that is: (A) gathered, compiled, generated, produced or maintained by such Covered Party through its Representatives, or provided to such Covered Party by its suppliers, service providers or customers; and (B) intended and maintained by such Covered Party or its Representatives, suppliers, service providers or customers to be kept in confidence. The obligations set forth in this Section 3 will not apply to any Covered Party Information where the Subject Party can prove that such material or information: (i) is known or available through other lawful sources not bound by a confidentiality agreement with, or other confidentiality obligation to, any Covered Party; (ii) is or becomes publicly known through no violation of this Agreement or other non-disclosure obligation of the Subject Party or any of its Representatives; (iii) is already in the possession of the Subject Party at the time of disclosure through lawful sources not bound by a confidentiality agreement or other confidentiality obligation as evidenced by the Subject Party’s documents and records; or (iv) is required to be disclosed pursuant to an order of any administrative body or court of competent jurisdiction (provided that (A) the applicable Covered Party is given reasonable prior written notice, (B) the Subject Party cooperates (and causes its Representatives to cooperate) with any reasonable request of any Covered Party to seek to prevent or narrow such disclosure and (C) if after compliance with clauses (A) and (B) such disclosure is still required, the Subject Party and its Representatives only disclose such portion of the Covered Party Information that is expressly required by such order, as it may be subsequently narrowed).

4. Representations and Warranties. The Subject Party hereby represents and warrants, to and for the benefit of the Covered Parties as of the date of this Agreement and as of the Closing Date, that: (a) the Subject Party has full power and capacity to execute and deliver, and to perform all of the Subject Party’s obligations under, this Agreement; and (b) neither the execution and delivery of this Agreement nor the performance of the Subject Party’s obligations hereunder will result directly or indirectly in a violation or breach of any agreement or obligation by which the Subject Party is a party or otherwise bound. By entering into this Agreement, the Subject Party certifies and acknowledges that the Subject Party has carefully read all of the provisions of this Agreement, and that the Subject Party voluntarily and knowingly enters into this Agreement.

5. Remedies. The covenants and undertakings of the Subject Party contained in this Agreement relate to matters which are of a special, unique and extraordinary character and a violation of any of the terms of this Agreement may cause irreparable injury to the Covered Parties, the amount of which may be impossible to estimate or determine and which cannot be adequately compensated. The Subject Party agrees that, in the event of any breach or threatened breach by the Subject Party of any covenant or obligation contained in this Agreement, each applicable Covered Party will be entitled to seek the following remedies (in addition to, and not in lieu of, any other remedy at

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law or in equity or pursuant to the Merger Agreement or the other Ancillary Documents that may be available to the Covered Parties, including monetary damages), and a court of competent jurisdiction may award: (i) an injunction, restraining order or other equitable relief restraining or preventing such breach or threatened breach, without the necessity of proving actual damages or posting bond or security, which the Subject Party expressly waives; and (ii) recovery of the Covered Party’s attorneys’ fees and costs incurred in enforcing the Covered Party’s rights under this Agreement. The Subject Party hereby consents to the award of any of the above remedies to the applicable Covered Party in connection with any such breach or threatened breach. The Subject Party hereby acknowledges and agrees that in the event of any breach of this Agreement, any value attributed or allocated to this Agreement (or any other non-competition agreement with the Subject Party) under or in connection with the Merger Agreement shall not be considered a measure of, or a limit on, the damages of the Covered Parties.

6. Survival of Obligations. The expiration of the Restricted Period will not relieve the Subject Party of any obligation or liability arising from any breach by the Subject Party of this Agreement during the Restricted Period. The Subject Party further agrees that the time period during which the covenants contained in Section 1 and Section 2 of this Agreement will be effective will be computed by excluding from such computation any time during which the Subject Party is in violation of any provision of such Sections.

7. Miscellaneous.

(a) Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by facsimile or other electronic means, with affirmative confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable Party at the following addresses (or at such other address for a Party as shall be specified by like notice):

If to Purchaser (or any other Covered Party), to: SBC Medical Group Holdings Incorporated 6-5-1, NishiShinjyuku, Shinjyuku Tokyo 163-1303, Japan E-mail:

with a copy (that will not constitute notice) to:

Loeb & Loeb LLP
345 Park Avenue

New York, New York 10154
Facsimile No.:
Telephone No.:
E-mail:

and

Anthony L.G., PLLC
Attn: Laura Anthony
625 N. Flagler Drive, Suite 600
West Palm Beach, FL 33401
Facsimile No.:
Telephone No.:
E-mail:

If to the Subject Party, to: the address below the Subject Party’s name on the signature page to this Agreement.

(b) Integration and Non-Exclusivity. This Agreement, the Merger Agreement and the other Ancillary Documents contain the entire agreement between the Subject Party and the Covered Parties concerning the subject matter hereof. Notwithstanding the foregoing, the rights and remedies of the Covered Parties under this Agreement are not exclusive of or limited by any other rights or remedies which they may have, whether at law, in equity, by contract or otherwise, all of which will be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of the Covered Parties, and the obligations and liabilities of the Subject Party and its Affiliates, under this Agreement, are in addition to their respective rights, remedies, obligations and liabilities (i) under the laws of unfair competition, misappropriation of trade secrets, or other requirements of statutory or

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common law, or any applicable rules and regulations and (ii) otherwise conferred by contract, including the Merger Agreement and any other written agreement between the Subject Party or its Affiliate and any of the Covered Parties. Nothing in the Merger Agreement will limit any of the obligations, liabilities, rights or remedies of the Subject Party or the Covered Parties under this Agreement, nor will any breach of the Merger Agreement or any other agreement between the Subject Party or its Affiliate and any of the Covered Parties limit or otherwise affect any right or remedy of the Covered Parties under this Agreement. If any term or condition of any other agreement between the Subject Party or its Affiliate and any of the Covered Parties conflicts or is inconsistent with the terms and conditions of this Agreement, the more restrictive terms will control as to the Subject Party or its Affiliate, as applicable.

(c) Severability; Reformation. Each provision of this Agreement is separable from every other provision of this Agreement. If any provision of this Agreement is found or held to be invalid, illegal or unenforceable, in whole or in part, by a court of competent jurisdiction, then (i) such provision will be deemed amended to conform to applicable laws so as to be valid, legal and enforceable to the fullest possible extent, (ii) the invalidity, illegality or unenforceability of such provision will not affect the validity, legality or enforceability of such provision under any other circumstances or in any other jurisdiction, and (iii) the invalidity, illegality or unenforceability of such provision will not affect the validity, legality or enforceability of the remainder of such provision or the validity, legality or enforceability of any other provision of this Agreement. The Subject Party and the Covered Parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision. Without limiting the foregoing, if any court of competent jurisdiction determines that any part hereof is unenforceable because of the duration, geographic area covered, scope of such provision, or otherwise, such court will have the power to reduce the duration, geographic area covered or scope of such provision, as the case may be, and, in its reduced form, such provision will then be enforceable. The Subject Party will, at a Covered Party’s request, join such Covered Party in requesting that such court take such action.

(d) Amendment; Waiver. This Agreement may not be amended or modified in any respect, except by a written agreement executed by the Subject Party, the Purchaser and Disinterested Director Majority (or their respective permitted successors or assigns). No waiver will be effective unless it is expressly set forth in a written instrument executed by the waiving Party (and if such waiving Party is a Covered Party, the Disinterested Director Majority) and any such waiver will have no effect except in the specific instance in which it is given. Any delay or omission by a Party in exercising its rights under this Agreement, or failure to insist upon strict compliance with any term, covenant, or condition of this Agreement will not be deemed a waiver of such term, covenant, condition or right, nor will any waiver or relinquishment of any right or power under this Agreement at any time or times be deemed a waiver or relinquishment of such right or power at any other time or times.

(e) Dispute Resolution. Any dispute, difference, controversy or claim arising in connection with or related or incidental to, or question occurring under, this Agreement or the subject matter hereof (other than applications for a temporary restraining order, preliminary injunction, permanent injunction or other equitable relief or application for enforcement of a resolution under this Section 7(e)) (a “Dispute”) shall be governed by this Section 7(e). A Party must, in the first instance, provide written notice of any Disputes to the other Parties subject to such Dispute, which notice must provide a reasonably detailed description of the matters subject to the Dispute. Any Dispute that is not resolved may at any time after the delivery of such notice immediately be referred to and finally resolved by arbitration pursuant to the then-existing Expedited Procedures of the Commercial Arbitration Rules (the “AAA Procedures”) of the American Arbitration Association (the “AAA”). Any Party involved in such Dispute may submit the Dispute to the AAA to commence the proceedings after the Resolution Period. To the extent that the AAA Procedures and this Agreement are in conflict, the terms of this Agreement shall control. The arbitration shall be conducted by one arbitrator nominated by the AAA promptly (but in any event within five (5) Business Days) after the submission of the Dispute to the AAA and reasonably acceptable to each Party subject to the Dispute, which arbitrator shall be a commercial lawyer with substantial experience arbitrating disputes under acquisition agreements. The arbitrator shall accept his or her appointment and begin the arbitration process promptly (but in any event within five (5) Business Days) after his or her nomination and acceptance by the Parties subject to the Dispute. The proceedings shall be streamlined and efficient. The arbitrator shall decide the Dispute in accordance with the substantive law of the State of Delaware. Time is of the essence. Each Party shall submit a proposal for resolution of the Dispute to the arbitrator within twenty (20) days after confirmation of the appointment of the arbitrator. The arbitrator shall have the power to order any Party to do, or to refrain from doing, anything consistent with this Agreement, the Ancillary Documents and applicable Law, including to perform its contractual

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obligation(s); provided, that the arbitrator shall be limited to ordering pursuant to the foregoing power (and, for the avoidance of doubt, shall order) the relevant Party (or Parties, as applicable) to comply with only one or the other of the proposals. The arbitrator’s award shall be in writing and shall include a reasonable explanation of the arbitrator’s reason(s) for selecting one or the other proposal. The seat of arbitration shall be in New York, New York. The language of the arbitration shall be English.

(f) Governing Law; Jurisdiction. This Agreement shall be governed by, construed and enforced in accordance with the Laws of the State of Delaware without regard to the conflict of laws principles thereof. Subject to Section 7(e), all Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court located in New York, New York (or in any appellate courts thereof) (the “Specified Courts”). Subject to Section 7(e), each Party hereby (a) submits to the exclusive jurisdiction of any Specified Court for the purpose of any Action arising out of or relating to this Agreement brought by any Party, (b) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court and (c) waives any bond, surety or other security that might be required of any other Party with respect thereto. Each Party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law or in equity. Each Party irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such Party at the applicable address set forth in Section 7(a). Nothing in this Section 7(f) shall affect the right of any Party to serve legal process in any other manner permitted by Law.

(g) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7(g). ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 7(g) WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

(h) Successors and Assigns; Third Party Beneficiaries. This Agreement will be binding upon the Subject Party and the Subject Party’s estate, successors and assigns, and will inure to the benefit of the Covered Parties, and their respective successors and assigns. No Covered Party may assign any or all of its rights under this Agreement, at any time, in whole or in part, to any Person without first obtaining the consent or approval of the Subject Party (which consent shall not be unreasonably withheld, conditioned or delayed). The Subject Party agrees that the obligations of the Subject Party under this Agreement are personal and will not be assigned by the Subject Party. Each of the Covered Parties are express third party beneficiaries of this Agreement and will be considered parties under and for purposes of this Agreement.

(i) Disinterested Director Majority Authorized to Act on Behalf of Covered Parties. The Parties acknowledge and agree that the Disinterested Director Majority is authorized and shall have the sole right to act on behalf of Purchaser and the other Covered Parties under this Agreement, including the right to enforce the Purchaser’s rights and remedies under this Agreement. Without limiting the foregoing, in the event that the Subject Party serves as a director, officer, employee or other authorized agent of a Covered Party, the Subject Party shall have no authority, express or implied, to act or make any determination on behalf of a Covered Party in connection with this Agreement or any dispute or Action with respect hereto.

(j) Construction. The Subject Party acknowledges that the Subject Party has been represented by counsel, or had the opportunity to be represented by counsel of the Subject Party’s choice. Any rule of construction to the effect that ambiguities are to be resolved against the drafting Party will not be applied in the construction

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or interpretation of this Agreement. Neither the drafting history nor the negotiating history of this Agreement will be used or referred to in connection with the construction or interpretation of this Agreement. The headings and subheadings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. In this Agreement: (i) the words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation”; (ii) the definitions contained herein are applicable to the singular as well as the plural forms of such terms; (iii) whenever required by the context, any pronoun shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (iv) the words “herein,” “hereto,” and “hereby” and other words of similar import shall be deemed in each case to refer to this Agreement as a whole and not to any particular Section or other subdivision of this Agreement; (v) the word “if” and other words of similar import when used herein shall be deemed in each case to be followed by the phrase “and only if”; (vi) the term “or” means “and/or”; and (vii) any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented, including by waiver or consent and references to all attachments thereto and instruments incorporated therein.

(k) Counterparts. This Agreement may be executed in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. A photocopy, faxed, scanned and/or emailed copy of this Agreement or any signature page to this Agreement, shall have the same validity and enforceability as an originally signed copy.

(l) Effectiveness. This Agreement shall be binding upon the Subject Party upon the Subject Party’s execution and delivery of this Agreement, but this Agreement shall only become effective upon the consummation of the Transactions. In the event that the Merger Agreement is validly terminated in accordance with its terms prior to the consummation of the Transactions, this Agreement shall automatically terminate and become null and void, and the Parties shall have no obligations hereunder.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Agreement as of the date first written above.

Subject Party:
By:
Name:
Address for Notice:

Attn:
Telephone No.:
E-mail:

{Signature Page to Non-Competition Agreement}

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Acknowledged and accepted as of the date first written above:

The Purchaser:
PONO CAPITAL TWO, INC.
By:
Name:	Darryl Nakamoto
Title:	Chief Executive Officer
The Company:
SBC MEDICAL GROUP HOLDINGS INCORPORATED
By:
Name:	Dr. Yoshiyuki Aikawa
Title:	Chief Executive Officer

{Signature Page to Non-Competition Agreement}

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Exhibit E

FORM OF REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of [__________], 2023 by and among (i) Pono Capital Two, Inc., a Delaware corporation (the “Purchaser”), and (ii) and the undersigned parties listed under Investor on the signature page hereto (each such party, together with any person or entity who hereafter becomes a party to this Agreement pursuant to Section 6.2 of this Agreement, an “Investor” and collectively the “Investors”). Each of the Purchaser and each Investor may be referred to herein individually as a “Party” and collectively as the “Parties”.

WHEREAS, on [__________], 2023, Purchaser, Pono Two Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Purchaser (“Merger Sub”), Mehana Capital LLC, a Delaware limited liability company (the “Purchaser Representative”), SBC Medical Group Holdings Incorporated, a Delaware corporation (the “Company”) and Dr. Yoshiyuki Aikawa (“Seller Representative”), entered into that certain Agreement and Plan of Merger (as amended from time to time in accordance with the terms thereof, the “Merger Agreement”);

WHEREAS, pursuant to the Merger Agreement, subject to the terms and conditions thereof, upon the consummation of the transactions contemplated thereby (the “Closing”), among other matters, Merger Sub will merge with and into the Company, with the Company continuing as the surviving entity and a wholly-owned subsidiary of Purchaser, and with the Investors, as stockholders of the Company, receiving shares of the Purchaser’s Class A common stock (the “Merger Consideration Shares”), all upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the provisions of applicable law;

WHEREAS, in connection with the Closing, the Investors will enter into a lock-up agreement with Purchaser and the Purchaser Representative (as amended from time to time in accordance with the terms thereof, a “Lock-Up Agreement”), pursuant to which the Investors will agree not to transfer the Merger Consideration Shares for a certain period of time after the Closing as stated in the Lock-Up Agreement; and

WHEREAS, the Parties desire to enter into this Agreement to provide the Investors with certain rights relating to the registration of the Merger Consideration Shares received by the Investors under the Merger Agreement, including any additional Merger Consideration Shares issued after the Closing pursuant to Section 1.15 of the Merger Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. DEFINITIONS. Any capitalized term used but not defined in this Agreement will have the meaning ascribed to such term in the Merger Agreement. The following capitalized terms used herein have the following meanings:

“Agreement” means this Agreement, as amended, restated, supplemented, or otherwise modified from time to time.

“Closing” is defined in the recitals to this Agreement.

“Company” is defined in the recitals to this Agreement.

“Demand Registration” is defined in Section 2.1.1.

“Demanding Holder” is defined in Section 2.1.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder, all as the same shall be in effect at the time.

“Founder Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of August 4, 2022, by and among Purchaser, Purchaser Representative and certain holders listed therein.

“Founder Securities” means those securities included in the definition of “Registrable Security” specified in the Founder Registration Rights Agreement.

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“Indemnified Party” is defined in Section 4.3.

“Indemnifying Party” is defined in Section 4.3.

“Investors” is defined in the preamble to this Agreement, and includes any transferee of the Registrable Securities (so long as they remain Registrable Securities) of an Investor permitted under this Agreement and the Lock-Up Agreement.

“Investor Indemnified Party” is defined in Section 4.1.

“Lock-Up Agreement” is defined in the recitals to this Agreement.

“Maximum Number of Securities” is defined in Section 2.1.4.

“Merger Agreement” is defined in the recitals to this Agreement.

“Piggy-Back Registration” is defined in Section 2.2.1.

“Pro Rata” is defined in Section 2.1.4.

“Purchaser” is defined in the preamble to this Agreement, and shall include Purchaser’s successors by merger, acquisition, reorganization or otherwise.

“Purchaser Common Stock” means shares of Class A common stock, par value $0.0001 per share, of the Purchaser, and Class B common stock, par value $0.0001 per share of the Purchaser, along with any equity securities paid as dividends or distributions after the Closing with respect to such shares or into which such shares are exchanged or converted in connection with the Closing.

“Register,” “Registered” and “Registration” mean a registration or offering effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registrable Securities” means all of the Merger Consideration Shares and shares of Purchaser Common Stock beneficially owned by the Investors, including without limitation any shares issued after the Closing pursuant to Section 1.15 of the Merger Agreement and the Sponsor Shares.. Registrable Securities also include any warrants, capital shares or other securities of Purchaser issued as a dividend, stock split or other distribution with respect to or in exchange for or in replacement of the foregoing securities or otherwise in connection with a combination of shares, distribution, recapitalization, merger, consolidation, other reorganization or other similar event with respect to the Purchaser Common Stock. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when: (a) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (b) such securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by Purchaser and subsequent public distribution of them shall not require registration under the Securities Act; (c) such securities shall have ceased to be outstanding; (d) such securities are freely saleable under Rule 144 without volume limitations; or (e) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction. Notwithstanding anything to the contrary contained herein, securities shall only be “Registrable Securities” under this Agreement if they are held by an Investor or a transferee of an Investor permitted under this Agreement and the Lock-Up Agreement.

“Registration Statement” means a registration statement filed by Purchaser with the SEC in compliance with the Securities Act and the rules and regulations promulgated thereunder for a public offering and sale of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities (other than a registration statement on Form S-4 or Form S-8, or their successors, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another entity).

“Rule 144” means Rule 144 promulgated under the Securities Act or any successor rule thereto.

“SEC” means the United States Securities and Exchange Commission or any successor thereto.

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“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder, all as the same shall be in effect at the time.

“Short Form Registration” is defined in Section 2.3.

“Specified Courts” is defined in Section 6.9.

“Underwriter” means a securities dealer who purchases any Registrable Securities as principal in an underwritten offering and not as part of such dealer’s market-making activities.

2. REGISTRATION RIGHTS.

2.1 Demand Registration.

2.1.1 Request for Registration. Subject to this Section 2.1.1 and Section 2.4, at any time and from time to time after the Closing, Investors holding a majority-in-interest of the Registrable Securities then issued and outstanding may make a written demand for registration under the Securities Act of all or part of their Registrable Securities (a “Demand Registration”). Any demand for a Demand Registration shall specify the number of Registrable Securities proposed to be sold and the intended method(s) of distribution thereof. Within thirty (30) days following receipt of any request for a Demand Registration, Purchaser will notify all other Investors holding Registrable Securities of the demand, and each Investor holding Registrable Securities who wishes to include all or a portion of such Investor’s Registrable Securities in the Demand Registration (each such Investor including shares of Registrable Securities in such registration, a “Demanding Holder”) shall so notify Purchaser within fifteen (15) days after the receipt by the Investor of the notice from Purchaser. Upon any such request, the Demanding Holders shall be entitled to have their Registrable Securities included in the Demand Registration, subject to Section 2.1.4 and the provisos set forth in Section 3.1.1. Purchaser shall not be obligated to effect more than an aggregate of three (3) Demand Registrations under this Section 2.1.1 in respect of all Registrable Securities.

2.1.2 Effective Registration. A Registration will not count as a Demand Registration until the Registration Statement filed with the SEC with respect to such Demand Registration has been declared effective and Purchaser has complied in all material respects with its obligations under this Agreement with respect thereto; provided, however, that if, after such Registration Statement has been declared effective, the offering of Registrable Securities pursuant to a Demand Registration is interfered with by any stop order or injunction of the SEC or any other governmental agency or court, the Registration Statement with respect to such Demand Registration will be deemed not to have been declared effective, unless and until, (i) such stop order or injunction is removed, rescinded or otherwise terminated, and (ii) a majority-in-interest of the Demanding Holders thereafter elect to continue with such Registration and accordingly notify Purchaser in writing, but in no event later than five (5) days, of such election; provided, further, that Purchaser shall not be obligated to file a second Registration Statement until a Registration Statement that has been filed is counted as a Demand Registration or is terminated.

2.1.3 Underwritten Offering. If a majority-in-interest of the Demanding Holders so elect and advise Purchaser as part of their written demand for a Demand Registration, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an underwritten offering. In such event, the right of any Demanding Holder to include its Registrable Securities in such registration shall be conditioned upon such Demanding Holder’s participation in such underwritten offering and the inclusion of such Demanding Holder’s Registrable Securities in the underwritten offering to the extent provided herein. All Demanding Holders proposing to distribute their Registrable Securities through such underwritten offering shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such underwritten offering by a majority-in-interest of the Investors initiating the Demand Registration and reasonably acceptable to Purchaser.

2.1.4 Reduction of Offering. If the managing Underwriter or Underwriters for a Demand Registration that is to be an underwritten offering, in good faith, advises Purchaser and the Demanding Holders in writing that the dollar amount or number of Registrable Securities which the Demanding Holders desire to sell, taken together with all other shares of Purchaser Common Stock or other securities which Purchaser desires to sell and the shares of Purchaser Common Stock or other securities, if any, as to which Registration by Purchaser has been requested pursuant to written contractual piggy-back registration rights held by other security holders of Purchaser who desire to sell, exceeds the maximum dollar amount or maximum number of shares that can be sold in such offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of securities, as applicable, the “Maximum Number of

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Securities”), then Purchaser shall include in such Registration: (i) first, the Registrable Securities as to which Demand Registration has been requested by the Demanding Holders, the Sponsor Shares and the Founder Securities for the account of any Persons who have exercised demand registration rights pursuant to the Founder Registration Rights Agreement during the period under which the Demand Registration hereunder is ongoing (all pro rata in accordance with the number of securities that each applicable Person has requested be included in such registration, regardless of the number of securities held by each such Person, as long as they do not request to include more securities than they own (such proportion is referred to herein as “Pro Rata”)) that can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i) the Registrable Securities of Investors as to which registration has been requested pursuant to Section 2.2, the Sponsor Shares and the Founder Securities as to which registration has been requested pursuant to the applicable written contractual piggy-back registration rights of the Founder Registration Rights Agreement, Pro Rata among the holders thereof based on the number of securities requested by such holders to be included in such registration, that can be sold without exceeding the Maximum Number of Securities; (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the shares of Purchaser Common Stock or other securities that Purchaser desires to sell that can be sold without exceeding the Maximum Number of Securities; and (iv) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i), (ii) and (iii), the shares of Purchaser Common Stock or other securities for the account of other Persons that Purchaser is obligated to register pursuant to written contractual arrangements with such Persons that can be sold without exceeding the Maximum Number of Securities. In the event that Purchaser securities that are convertible into shares of Purchaser Common Stock are included in the offering, the calculations under this Section 2.1.4 shall include such Purchaser securities on an as-converted to Purchaser Common Stock basis.

2.1.5 Withdrawal. A Demanding Holder may withdraw all or any portion of their Registrable Securities included in a Demand Registration from such Demand Registration at any time prior to the effectiveness of the Demand Registration Statement. If a majority-in-interest of the Demanding Holders disapprove of the terms of any underwritten offering or are not entitled to include all of their Registrable Securities in any offering, such majority-in-interest of the Demanding Holders may elect to withdraw from such offering by giving written notice to Purchaser and the Underwriter or Underwriters of their request to withdraw prior to the effectiveness of the Registration Statement filed with the SEC with respect to such Demand Registration. If the majority-in-interest of the Demanding Holders withdraws from a proposed offering relating to a Demand Registration in such event, then such registration shall not count as a Demand Registration provided for in Section 2.1.

2.2 Piggy-Back Registration.

2.2.1 Piggy-Back Rights. Subject to Section 2.4, if at any time after the Closing Purchaser proposes to file a Registration Statement under the Securities Act with respect to the Registration of or an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, by Purchaser for its own account or for security holders of Purchaser for their account (or by Purchaser and by security holders of Purchaser including pursuant to Section 2.1), other than a Registration Statement (i) filed in connection with any employee share option or other benefit plan, (ii) for an exchange offer or offering of securities solely to Purchaser’s existing security holders, (iii) for an offering of debt that is convertible into equity securities of Purchaser, or (iv) for a dividend reinvestment plan, then Purchaser shall (x) give written notice of such proposed filing to Investors holding Registrable Securities as soon as practicable but in no event less than ten (10) days before the anticipated filing date or confidential submission date, which notice shall describe the amount and type of securities to be included in such Registration or offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, of the offering, and (y) offer to Investors holding Registrable Securities in such notice the opportunity to register the sale of such number of Registrable Securities as such Investors may request in writing within five (5) days following receipt of such notice (a “Piggy-Back Registration”). To the extent permitted by applicable securities laws with respect to such registration by Purchaser or another demanding security holder, Purchaser shall use its commercially reasonable efforts to cause (i) such Registrable Securities to be included in such registration and (ii) the managing Underwriter or Underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration on the same terms and conditions as any similar securities of Purchaser and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All Investors holding Registrable Securities proposing to distribute their securities through a Piggy-Back Registration that involves an Underwriter or Underwriters shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such Piggy-Back Registration.

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2.2.2 Reduction of Offering. If the managing Underwriter or Underwriters for a Piggy-Back Registration that is to be an underwritten offering, in good faith, advises Purchaser and Investors holding Registrable Securities proposing to distribute their Registrable Securities through such Piggy-Back Registration in writing that the dollar amount or number of shares of Purchaser Common Stock or other Purchaser securities which Purchaser desires to sell, taken together with the shares of Purchaser Common Stock or other Purchaser securities, if any, as to which registration has been demanded pursuant to written contractual arrangements with Persons other than the Investors holding Registrable Securities hereunder, the Registrable Securities as to which registration has been requested under this Section 2.2, and the shares of Purchaser Common Stock or other Purchaser securities, if any, as to which registration has been requested pursuant to the written contractual piggy-back registration rights of other security holders of Purchaser, exceeds the Maximum Number of Securities, then Purchaser shall include in any such registration:

(a) If the registration is undertaken for Purchaser’s account: (i) first, the shares of Purchaser Common Stock, the Sponsor Shares or other securities that Purchaser desires to sell that can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the Registrable Securities of Investors as to which registration has been requested pursuant to this Section 2.2 and the Founder Securities as to which registration has been requested pursuant to the applicable written contractual piggy-back registration rights under the Founder Registration Rights Agreement, Pro Rata among the holders thereof based on the number of securities requested by such holders to be included in such registration, that can be sold without exceeding the Maximum Number of Securities; and (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the shares of Purchaser Common Stock or other equity securities for the account of other Persons that Purchaser is obligated to register pursuant to separate written contractual arrangements with such Persons that can be sold without exceeding the Maximum Number of Securities;

(b) If the registration is a “demand” registration undertaken at the demand of Demanding Holders pursuant to Section 2.1: (i) first, the shares of Purchaser Common Stock or other securities for the account of the Demanding Holders, the Sponsor Shares and the Founder Securities for the account of any Persons who have exercised demand registration rights pursuant to the Founder Registration Rights Agreement during the period under which the Demand Registration hereunder is ongoing, Pro Rata among the holders thereof based on the number of securities requested by such holders to be included in such registration, that can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the Registrable Securities of Investors as to which registration has been requested pursuant to this Section 2.2, the Sponsor Shares and the Founder Securities as to which registration has been requested pursuant to the applicable written contractual piggy-back registration rights under the Founder Registration Rights Agreement, Pro Rata among the holders thereof based on the number of securities requested by such holders to be included in such registration, that can be sold without exceeding the Maximum Number of Securities; (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the shares of Purchaser Common Stock or other securities that Purchaser desires to sell that can be sold without exceeding the Maximum Number of Securities; and (iv) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i), (ii) and (iii), the shares of Purchaser Common Stock or other equity securities for the account of other Persons that Purchaser is obligated to register pursuant to separate written contractual arrangements with such Persons that can be sold without exceeding the Maximum Number of Securities;

(c) If the registration is a “demand” registration undertaken at the demand of holders of Sponsor Shares: (i) first, the Sponsor Shares for the account of the demanding holders and the Registrable Securities for the account of Demanding Holders who have exercised demand registration rights pursuant to Section , Pro Rata among the holders thereof based on the number of securities requested by such holders to be included in such registration, that can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the Registrable Securities of Investors as to which registration has been requested pursuant to this Section and the Founder Securities as to which registration has been requested pursuant to the applicable written contractual piggy-back registration rights under the Founder Registration Rights Agreement, Pro Rata among the holders thereof based on the number of securities requested by such holders to be included in such registration, that can be sold without exceeding the Maximum Number of

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Securities; (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the shares of Purchaser Common Stock or other securities that Purchaser desires to sell that can be sold without exceeding the Maximum Number of Securities; and (iv) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i), (ii) and (iii), the shares of Purchaser Common Stock or other equity securities for the account of other Persons that Purchaser is obligated to register pursuant to separate written contractual arrangements with such Persons that can be sold without exceeding the Maximum Number of Securities;

(d) If the registration is a “demand” registration undertaken at the demand of holders of Founder Securities under the Founder Registration Rights Agreement: (i) first, the Founder Securities for the account of the demanding holders and the Registrable Securities for the account of Demanding Holders who have exercised demand registration rights pursuant to Section 2.1 during the period under which the demand registration under the Founder Registration Rights Agreement is ongoing, Pro Rata among the holders thereof based on the number of securities requested by such holders to be included in such registration, that can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the Registrable Securities of Investors as to which registration has been requested pursuant to this Section 2.2 and the Founder Securities as to which registration has been requested pursuant to the applicable written contractual piggy-back registration rights under the Founder Registration Rights Agreement, Pro Rata among the holders thereof based on the number of securities requested by such holders to be included in such registration, that can be sold without exceeding the Maximum Number of Securities; (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the shares of Purchaser Common Stock or other securities that Purchaser desires to sell that can be sold without exceeding the Maximum Number of Securities; and (iv) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i), (ii) and (iii), the shares of Purchaser Common Stock or other equity securities for the account of other Persons that Purchaser is obligated to register pursuant to separate written contractual arrangements with such Persons that can be sold without exceeding the Maximum Number of Securities; and

(e) If the registration is a “demand” registration undertaken at the demand of Persons other than either Demanding Holders under Section 2.1 or the holders of Founder Securities exercising demand registration rights under the Founder Registration Rights Agreement: (i) first, the shares of Purchaser Common Stock or other securities for the account of the demanding Persons that can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i) the Registrable Securities of Investors as to which registration has been requested pursuant to this Section 2.2, the Sponsor Shares and the Founder Securities as to which registration has been requested pursuant to the applicable written contractual piggy-back registration rights under the Founder Registration Rights Agreement, Pro Rata among the holders thereof based on the number of securities requested by such holders to be included in such registration, that can be sold without exceeding the Maximum Number of Securities; (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the shares of Purchaser Common Stock or other securities that Purchaser desires to sell that can be sold without exceeding the Maximum Number of Securities; and (iv) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i), (ii) and (iii), the shares of Purchaser Common Stock or other equity securities for the account of other Persons that Purchaser is obligated to register pursuant to separate written contractual arrangements with such Persons that can be sold without exceeding the Maximum Number of Securities.

In the event that Purchaser securities that are convertible into shares of Purchaser Common Stock are included in the offering, the calculations under this Section 2.2.2 shall include such Purchaser securities on an as-converted to Purchaser Common Stock basis.

2.2.3 Withdrawal. Any Investor holding Registrable Securities may elect to withdraw such Investor’s request for inclusion of Registrable Securities in any Piggy-Back Registration by giving written notice to Purchaser of such request to withdraw prior to the effectiveness of the Registration Statement. Purchaser (whether on its own determination or as the result of a withdrawal by Persons making a demand pursuant to written contractual obligations) may withdraw a Registration Statement at any time prior to the effectiveness of such Registration Statement without any liability to the applicable Investor, subject to the next sentence and the provisions of Section 4.

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Notwithstanding any such withdrawal, Purchaser shall pay all expenses incurred in connection with such Piggy-Back Registration as provided in Section 3.3 (subject to the limitations set forth therein) by Investors holding Registrable Securities that requested to have their Registrable Securities included in such Piggy-Back Registration.

2.3 Short Form Registrations. After the Closing, subject to Section 2.4, Investors holding Registrable Securities may at any time and from time to time, request in writing that Purchaser register the resale of any or all of such Registrable Securities on Form S-3 or any similar short-form registration which may be available at such time and applicable to such Investor’s Registrable Securities (“Short Form Registration”); provided, however, that Purchaser shall not be obligated to effect such request through an underwritten offering. Upon receipt of such written request, Purchaser will promptly give written notice of the proposed registration to all other Investors holding Registrable Securities, and, as soon as practicable thereafter, effect the registration of all or such portion of such Investors’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities, if any, of any other Investors joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from Purchaser; provided, however, that Purchaser shall not be obligated to effect any such registration pursuant to this Section 2.3: (i) if Short Form Registration is not available to Purchaser for such offering; or (ii) if Investors holding Registrable Securities, together with the holders of any other securities of Purchaser entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at any aggregate price to the public of less than $500,000. Registrations effected pursuant to this Section 2.3 shall not be counted as Demand Registrations effected pursuant to Section 2.1.

2.4 Restriction of Offerings. Notwithstanding anything to the contrary contained in this Agreement, the Investors shall not be entitled to request, and Purchaser shall not be obligated to effect, or to take any action to effect, any registration (including any Demand Registration but not including Piggy-Back Registration) pursuant to this Section 2 with respect to any Registrable Securities that are subject to the transfer restrictions under the Lock-Up Agreement.

3. REGISTRATION PROCEDURES.

3.1 Filings; Information. Whenever Purchaser is required to effect the registration of any Registrable Securities pursuant to Section 2, Purchaser shall use its commercially reasonable efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method(s) of distribution thereof as expeditiously as practicable, and in connection with any such request:

3.1.1 Filing Registration Statement. Purchaser shall use its commercially reasonable efforts to, as expeditiously as possible after receipt of a request for a Demand Registration pursuant to Section 2.1, prepare and file with the SEC a Registration Statement on any form for which Purchaser then qualifies or which counsel for Purchaser shall deem appropriate and which form shall be available for the sale of all Registrable Securities to be registered thereunder in accordance with the intended method(s) of distribution thereof, and shall use its reasonable efforts to cause such Registration Statement to become effective and use its reasonable efforts to keep it effective for the period required by Section 3.1.3; provided, however, that Purchaser shall have the right to defer any Demand Registration for up to sixty (60) days, and any Piggy-Back Registration for such period as may be applicable to deferment of any demand registration to which such Piggy-Back Registration relates, in each case if Purchaser shall furnish to Investors requesting to include their Registrable Securities in such registration a certificate signed by the Chief Executive Officer, Chief Financial Officer or Chairman of Purchaser stating that, in the good faith judgment of the Board of Directors of Purchaser, it would be materially detrimental to Purchaser and its shareholders for such Registration Statement to be effected at such time or the filing would require premature disclosure of material information which is not in the interests of Purchaser to disclose at such time; provided further, however, that Purchaser shall not have the right to exercise the right set forth in the immediately preceding proviso more than twice in any 365-day period in respect of a Demand Registration hereunder.

3.1.2 Copies. Purchaser shall, prior to filing a Registration Statement or prospectus, or any amendment or supplement thereto, furnish without charge to Investors holding Registrable Securities included in such registration, and such Investors’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such Registration Statement (including each preliminary prospectus), and such other documents as Investors holding Registrable Securities included in such registration or legal counsel for any such Investors may request in order to facilitate the disposition of the Registrable Securities owned by such Investors.

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3.1.3 Amendments and Supplements. Purchaser shall prepare and file with the SEC such amendments, including post-effective amendments, and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and in compliance with the provisions of the Securities Act until all Registrable Securities and other securities covered by such Registration Statement have been disposed of in accordance with the intended method(s) of distribution set forth in such Registration Statement or such securities have been withdrawn or until such time as the Registrable Securities cease to be Registrable Securities as defined by this Agreement.

3.1.4 Reporting Obligations. As long as any Investors shall own Registrable Securities, the Purchaser, at all times while it shall be a reporting company under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Purchaser after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act and to promptly furnish the Investors with true and complete copies of all such filings; provided that any documents publicly filed or furnished with the SEC pursuant to the Electronic Data Gathering, Analysis and Retrieval System shall be deemed to have been furnished or delivered to the Investors pursuant to this Section 3.1.4.

3.1.5 Other Obligations. In connection with a sale or transfer of Registrable Securities exempt from Section 5 of the Securities Act or through any broker-dealer transactions described in the plan of distribution set forth within the prospectus included in the Registration Statement, the Purchaser shall, subject to the receipt of the any customary documentation reasonably required from the applicable Investors in connection therewith, (a) promptly instruct its transfer agent to remove any restrictive legends applicable to the Registrable Securities being sold or transferred and (b) cause its legal counsel to deliver the necessary legal opinions, if any, to the transfer agent in connection with the instruction under subclause (a). In addition, the Purchaser shall cooperate reasonably with, and take such customary actions as may reasonably be requested by the Investors, in connection with the aforementioned sales or transfers.

3.1.4 Notification. After the filing of a Registration Statement, Purchaser shall promptly, and in no event more than five (5) Business Days after such filing, notify Investors holding Registrable Securities included in such Registration Statement of such filing, and shall further notify such Investors promptly and confirm such advice in writing in all events within five (5) Business Days after the occurrence of any of the following: (i) when such Registration Statement becomes effective; (ii) when any post-effective amendment to such Registration Statement becomes effective; (iii) the issuance or threatened issuance by the SEC of any stop order (and Purchaser shall take all actions required to prevent the entry of such stop order or to remove it if entered); and (iv) any request by the SEC for any amendment or supplement to such Registration Statement or any prospectus relating thereto or for additional information or of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the securities covered by such Registration Statement, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly make available to Investors holding Registrable Securities included in such Registration Statement any such supplement or amendment; except that before filing with the SEC a Registration Statement or prospectus or any amendment or supplement thereto, including documents incorporated by reference, Purchaser shall furnish to Investors holding Registrable Securities included in such Registration Statement and to the legal counsel for any such Investors, copies of all such documents proposed to be filed sufficiently in advance of filing to provide such Investors and legal counsel with a reasonable opportunity to review such documents and comment thereon; provided that such Investors and their legal counsel must provide any comments promptly (and in any event within five (5) Business Days) after receipt of such documents.

3.1.5 State Securities Laws Compliance. Purchaser shall use its reasonable efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as Investors holding Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may reasonably request and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of Purchaser and do any and all other acts and things that may be necessary or advisable to enable Investors holding Registrable Securities included in such Registration Statement to consummate the disposition of such

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Registrable Securities in such jurisdictions; provided, however, that Purchaser shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph or take any action to which it would be subject to general service of process or to taxation in any such jurisdiction where it is not then otherwise subject.

3.1.6 Agreements for Disposition. To the extent required by the underwriting agreement or similar agreements, Purchaser shall enter into reasonable customary agreements (including, if applicable, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities. The representations, warranties and covenants of Purchaser in any underwriting agreement which are made to or for the benefit of any Underwriters, to the extent applicable, shall also be made to and for the benefit of Investors holding Registrable Securities included in such Registration Statement. No Investor holding Registrable Securities included in such Registration Statement shall be required to make any representations or warranties in the underwriting agreement except, if applicable, with respect to such Investor’s organization, good standing, authority, title to Registrable Securities, lack of conflict of such sale with such Investor’s material agreements and organizational documents, and with respect to written information relating to such Investor that such Investor has furnished in writing expressly for inclusion in such Registration Statement.

3.1.7 Cooperation. The principal executive officer of Purchaser, the principal financial officer of Purchaser, the principal accounting officer of Purchaser and all other officers and members of the management of Purchaser shall reasonably cooperate in any offering of Registrable Securities hereunder, which cooperation shall include the preparation of the Registration Statement with respect to such offering and all other offering materials and related documents, and participation in meetings with Underwriters, attorneys, accountants and potential investors.

3.1.8 Records. Purchaser shall make available for inspection by Investors holding Registrable Securities included in such Registration Statement, any Underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other professional retained by any Investor holding Registrable Securities included in such Registration Statement or any Underwriter, all financial and other records, pertinent corporate documents and properties of Purchaser, as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause Purchaser’s officers, directors and employees to supply all information reasonably requested by any of them in connection with such Registration Statement; provided that Purchaser may require execution of a reasonable confidentiality agreement prior to sharing any such information.

3.1.9 Opinions and Comfort Letters. Purchaser shall obtain from its counsel and accountants to provide customary legal opinions and customary comfort letters, to the extent so reasonably required by any underwriting agreement.

3.1.10 Earnings Statement. Purchaser shall comply with all applicable rules and regulations of the SEC and the Securities Act, and make available to its shareholders if reasonably required, as soon as reasonably practicable, an earnings statement covering a period of twelve (12) months, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

3.1.11 Listing. Purchaser shall use its commercially reasonable efforts to cause all Registrable Securities that are shares of Purchaser Common Stock included in any registration to be listed on such national security exchange as similar securities issued by Purchaser are then listed or, if no such similar securities are then listed, in a manner satisfactory to Investors holding a majority-in-interest of the Registrable Securities included in such registration.

3.1.12 Road Show. If the registration involves the registration of Registrable Securities involving gross proceeds in excess of $25,000,000, Purchaser shall use its reasonable efforts to make available senior executives of Purchaser to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in any underwritten offering.

3.2 Obligation to Suspend Distribution. Upon receipt of any notice from Purchaser of the happening of any event of the kind described in Section 3.1.4(iv), or in the event that the financial statements contained in the Registration Statement become stale, or in the event that the Registration Statement or prospectus included therein contains a misstatement of material fact or omits to state a material fact due to a bona fide business purpose, or, in the case of a resale registration on Short Form Registration pursuant to Section 2.3 hereof, upon any suspension by Purchaser, pursuant to a written insider trading compliance program adopted by Purchaser’s Board of Directors,

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of the ability of all “insiders” covered by such program to transact in Purchaser’s securities because of the existence of material non-public information, each Investor holding Registrable Securities included in any registration shall immediately discontinue disposition of such Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Investor receives the supplemented or amended prospectus contemplated by Section 3.1.4(iv) or the Registration Statement is updated so that the financial statements are no longer stale, or the restriction on the ability of “insiders” to transact in Purchaser’s securities is removed, as applicable, and, if so directed by Purchaser, each such Investor will deliver to Purchaser all copies, other than permanent file copies then in such Investor’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice.

3.3 Registration Expenses. Subject to Section 4, Purchaser shall bear all reasonable costs and expenses incurred in connection with any Demand Registration pursuant to Section 2.1, any Piggy-Back Registration pursuant to Section 2.2, and any registration on Short Form Registration effected pursuant to Section 2.3, and all reasonable expenses incurred in performing or complying with its other obligations under this Agreement, whether or not the Registration Statement becomes effective, including: (i) all registration and filing fees; (ii) fees and expenses of compliance with securities or “blue sky” laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities); (iii) printing expenses; (iv) Purchaser’s internal expenses (including all salaries and expenses of its officers and employees); (v) the fees and expenses incurred in connection with the listing of the Registrable Securities as required by Section 3.1.11; (vi) Financial Industry Regulatory Authority fees; (vii) fees and disbursements of counsel for Purchaser and fees and expenses for independent certified public accountants retained by Purchaser (including the expenses or costs associated with the delivery of any opinions or comfort letters requested pursuant to Section 3.1.9); (viii) the reasonable fees and expenses of any special experts retained by Purchaser in connection with such registration and (ix) the reasonable fees and expenses of one legal counsel selected by Investors holding a majority-in-interest of the Registrable Securities included in such registration for such legal counsel’s review, comment and finalization of the proposed Registration Statement and other relevant documents. Purchaser shall have no obligation to pay any underwriting discounts or selling commissions attributable to the Registrable Securities being sold by the holders thereof, which underwriting discounts or selling commissions shall be borne by such holders. Additionally, in an underwritten offering, only if the Underwriters require the selling security holders and/or Purchaser to bear the expenses of the Underwriter following good faith negotiations, all selling security holders and Purchaser shall bear the expenses of the Underwriter pro rata in proportion to the respective amount of securities each is selling in such offering.

3.4 Information. Investors holding Registrable Securities included in any Registration Statement shall provide such information as may reasonably be requested by Purchaser, or the managing Underwriter, if any, in connection with the preparation of such Registration Statement, including amendments and supplements thereto, in order to effect the registration of any Registrable Securities under the Securities Act pursuant to Section 2 and in connection with the obligation to comply with federal and applicable state securities laws. Investors selling Registrable Securities in any offering must provide all questionnaires, powers of attorney, custody agreements, stock powers, and other documentation reasonably requested by Purchaser or the managing Underwriter.

4. INDEMNIFICATION AND CONTRIBUTION.

4.1 Indemnification by Purchaser. Subject to the provisions of this Section 4.1, Purchaser agrees to indemnify and hold harmless each Investor, and each Investor’s officers, employees, affiliates, directors, partners, members, attorneys and agents, and each Person, if any, who controls an Investor (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (each, an “Investor Indemnified Party”), from and against any expenses, losses, judgments, claims, damages or liabilities, whether joint or several, arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arising out of or based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by Purchaser of the Securities Act or any rule or regulation promulgated thereunder applicable to Purchaser and relating to action or inaction required of Purchaser in connection with any such registration (provided, however, that the indemnity agreement contained in this Section 4.1 shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of Purchaser, such consent not to be unreasonably withheld, delayed or conditioned); and Purchaser shall promptly reimburse the Investor Indemnified Party for any legal and any other expenses reasonably incurred by such Investor Indemnified

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Party in connection with investigating and defending any such expense, loss, judgment, claim, damage, liability or action; provided, however, that Purchaser will not be liable in any such case to the extent that any such expense, loss, claim, damage or liability arises out of or is based upon any untrue or alleged untrue statement or omission or alleged omission made in such Registration Statement, preliminary prospectus, final prospectus, or summary prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to Purchaser, in writing, by such selling holder or Investor Indemnified Party expressly for use therein. Purchaser also shall indemnify any Underwriter of the Registrable Securities, their officers, affiliates, directors, partners, members and agents and each Person who controls such Underwriter on substantially the same basis as that of the indemnification provided above in this Section 4.1.

4.2 Indemnification by Holders of Registrable Securities. Subject to the provisions of this Section 4.2, each Investor selling Registrable Securities will, in the event that any registration is being effected under the Securities Act pursuant to this Agreement of any Registrable Securities held by such selling Investor, indemnify and hold harmless Purchaser, each of its directors and officers and each Underwriter (if any), and each other selling holder and each other Person, if any, who controls another selling holder or such Underwriter within the meaning of the Securities Act, against any losses, claims, judgments, damages or liabilities, whether joint or several, insofar as such losses, claims, judgments, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statement therein not misleading, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to Purchaser by such selling Investor expressly for use therein (provided, however, that the indemnity agreement contained in this Section 4.2 shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the indemnifying Investor, such consent not to be unreasonably withheld, delayed or conditioned), and shall reimburse Purchaser, its directors and officers, each Underwriter and each other selling holder or controlling Person for any legal or other expenses reasonably incurred by any of them in connection with investigation or defending any such loss, claim, damage, liability or action. Each selling Investor’s indemnification obligations hereunder shall be several and not joint and shall be limited to the amount of any net proceeds actually received by such selling Investor in the applicable offering.

4.3 Conduct of Indemnification Proceedings. Promptly after receipt by any Person of any notice of any loss, claim, damage or liability or any action in respect of which indemnity may be sought pursuant to Section 4.1 or Section 4.2, such Person (the “Indemnified Party”) shall, if a claim in respect thereof is to be made against any other Person for indemnification hereunder, notify such other Person (the “Indemnifying Party”) in writing of the loss, claim, judgment, damage, liability or action; provided, however, that the failure by the Indemnified Party to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which the Indemnifying Party may have to such Indemnified Party hereunder, except and solely to the extent the Indemnifying Party is actually prejudiced by such failure. If the Indemnified Party is seeking indemnification with respect to any claim or action brought against the Indemnified Party, then the Indemnifying Party shall be entitled to participate in such claim or action, and, to the extent that it wishes, jointly with all other Indemnifying Parties, to assume control of the defense thereof with counsel satisfactory to the Indemnified Party if the Indemnifying Party provides notice of such to the Indemnified Party within thirty (30) days of the Indemnifying Party’s receipt of notice of such claim. After notice from the Indemnifying Party to the Indemnified Party of its election to assume control of the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that in any action in which both the Indemnified Party and the Indemnifying Party are named as defendants, the Indemnified Party shall have the right to employ separate counsel (but no more than one such separate counsel) to represent the Indemnified Party and its controlling Persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, with the fees and expenses of such counsel to be paid by such Indemnifying Party if, based upon the written opinion of counsel of such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No Indemnifying Party shall, without the prior written consent of the Indemnified Party (acting reasonably), consent to entry of judgment or effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such judgment or settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding.

Annex A-113

4.4 Contribution.

4.4.1 If the indemnification provided for in the foregoing Sections 4.1, 4.2 and 4.4 is unavailable to any Indemnified Party in respect of any loss, claim, damage, liability or action referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the Indemnified Parties and the Indemnifying Parties in connection with the actions or omissions which resulted in such loss, claim, damage, liability or action, as well as any other relevant equitable considerations. The relative fault of any Indemnified Party and any Indemnifying Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such Indemnified Party or such Indemnifying Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

4.4.2 The Parties agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding Section 4.4.1.

4.4.3 The amount paid or payable by an Indemnified Party as a result of any loss, claim, damage, liability or action referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4, no Investor holding Registrable Securities shall be required to contribute any amount in excess of the dollar amount of the net proceeds (after payment of any underwriting fees, discounts, commissions or taxes) actually received by such Investor from the sale of Registrable Securities which gave rise to such contribution obligation. Any contributions obligation of the Investors shall be several and not joint. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

5. RULE 144 AND 145.

5.1 Rule 144 and 145. Purchaser covenants that it shall file any reports required to be filed by it under the Securities Act and the Exchange Act and shall take such further action as Investors holding Registrable Securities may reasonably request, all to the extent required from time to time to enable such Investors to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 and 145 under the Securities Act, as such Rule 144 and 145 may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

6. MISCELLANEOUS.

6.1 Other Registration Rights. Purchaser represents and warrants that as of the date of this Agreement, no Person, other than the holders of (i) Registrable Securities and (ii) Founder Securities, has any right to require Purchaser to register any of Purchaser’s share capital for sale or to include Purchaser’s share capital in any registration filed by Purchaser for the sale of share capital for its own account or for the account of any other Person.

6.2 Assignment; No Third Party Beneficiaries. This Agreement and the rights, duties and obligations of Purchaser hereunder may not be assigned or delegated by Purchaser in whole or in part, unless Purchaser first provides Investors holding Registrable Securities at least ten (10) Business Days prior written notice; provided that no assignment or delegation by Purchaser will relieve Purchaser of its obligations under this Agreement unless Investors holding a majority-in-interest of the Registrable Securities provide their prior written consent, which consent must not be unreasonably withheld, delayed or conditioned. This Agreement and the rights, duties and obligations of Investors holding Registrable Securities hereunder may be freely assigned or delegated by such Investor in conjunction with and to the extent of any transfer of Registrable Securities by such Investor which is permitted by the Lock-Up Agreement; provided that no assignment by any Investor of its rights, duties and obligations hereunder shall be binding upon or obligate Purchaser unless and until Purchaser shall have received (i) written notice of such assignment and (ii) the written agreement of the assignee, in a form reasonably satisfactory to Purchaser, to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement). This Agreement and the provisions hereof shall be binding upon and

Annex A-114

shall inure to the benefit of each of the Parties, to the permitted assigns of the Investors or of any assignee of the Investors. This Agreement is not intended to confer any rights or benefits on any Persons that are not party hereto other than as expressly set forth in Section 4 and this Section 6.2.

6.3 Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by facsimile or other electronic means, with affirmative confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable Party at the following addresses (or at such other address for a Party as shall be specified by like notice):

If to Purchaser prior to the Closing to: Pono Capital Two, Inc. 643 Ilalo Street Honolulu, Hawaii 96813 Attn: Darryl Nakamoto Telephone No.: E-mail:	With a copy (which will not constitute notice) to: Loeb & Loeb LLP 345 Park Avenue New York, New York 10154 Facsimile No.: Telephone No.: E-mail:
If to the Purchaser Representative, to: Mehana Capital LLC 4348 Waialae Ave, #632 Honolulu, Hawaii 96816 Attn: Dustin Shindo Telephone No.: E-mail:	with a copy (which will not constitute notice) to: Loeb & Loeb LLP 345 Park Avenue New York, New York 10154 Facsimile No.: Telephone No.: E-mail:
If to the Company prior to the Closing to: SBC Medical Group Holdings Incorporated Attn: Yoshijuki Aikawa, CEO 6-5-1, NishiShinjyuku, Shinjyuku Tokyo 163-1303, Japan E-mail:	With a copy (which will not constitute notice) to: Anthony L.G., PLLC Attn: Laura Anthony Attn: Craig D. Linder 625 N. Flagler Drive, Suite 600 West Palm Beach, FL 33401 Facsimile No.: E-mail:
If to the Purchaser or the Company after the Closing, to: SBC Medical Group Holdings Incorporated Attn: Yoshijuki Aikawa, CEO 6-5-1, NishiShinjyuku, Shinjyuku Tokyo 163-1303, Japan E-mail: E-mail:	with a copy (which shall not constitute notice) to: Anthony L.G., PLLC Attn: Laura Anthony Attn: Craig D. Linder 625 N. Flagler Drive, Suite 600 West Palm Beach, FL 33401 Facsimile No.: E-mail:
If to the Seller Representative, to: SBC Medical Group Holdings Incorporated Attn: Yoshijuki Aikawa, CEO 6-5-1, NishiShinjyuku, Shinjyuku Tokyo 163-1303, Japan E-mail:	With a copy (which shall not constitute notice) to: Anthony L.G., PLLC Attn: Laura Anthony Attn: Craig D. Linder 625 N. Flagler Drive, Suite 600 West Palm Beach, FL 33401 Facsimile No.: E-mail:

Annex A-115

6.4 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the Parties intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible that is valid and enforceable. Notwithstanding anything to the contrary contained in this Agreement, in the event that a duly executed copy of this Agreement is not delivered to Purchaser by a Person receiving Merger Consideration Shares in connection with the Closing, such Person failing to provide such signature shall not be a party to this Agreement or have any rights or obligations hereunder, but such failure shall not affect the rights and obligations of the other Parties to this Agreement as amongst such other Parties.

6.5 Entire Agreement. This Agreement (together with the Merger Agreement, and the Lock-Up Agreement to the extent incorporated herein, and including all agreements entered into pursuant hereto or thereto or referenced herein or therein and all certificates and instruments delivered pursuant hereto and thereto) constitutes the entire agreement of the Parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the Parties, whether oral or written, relating to the subject matter hereof; provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the Parties under the Merger Agreement or any other Ancillary Document or the rights or obligations of the Parties under the Founder Registration Rights Agreement.

6.6 Interpretation. Titles and headings of sections of this Agreement are for convenience only and shall not affect the construction of any provision of this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; and (iv) the term “or” means “and/or”. The Parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

6.7 Amendments; Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written agreement or consent of Purchaser (after the Closing, following approval of such amendment by a majority of the directors of Purchaser who are deemed to be “independent” directors pursuant to the applicable rules of Nasdaq and the SEC) and Investors holding a majority-in-interest of the Registrable Securities; provided, that any amendment or waiver of this Agreement which affects an Investor in a manner materially and adversely disproportionate to other Investors will also require the consent of such Investor. No failure or delay by a Party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

6.8 Remedies Cumulative. In the event a Party fails to observe or perform any covenant or agreement to be observed or performed under this Agreement, the other Parties may proceed to protect and enforce its rights by suit in equity or action at law, whether for specific performance of any term contained in this Agreement or for an injunction against the breach of any such term or in aid of the exercise of any power granted in this Agreement or to enforce any other legal or equitable right, or to take any one or more of such actions, without being required to post a bond. None of the rights, powers or remedies conferred under this Agreement shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to any other right, power or remedy, whether conferred by this Agreement or now or hereafter available at law, in equity, by statute or otherwise.

6.9 Governing Law; Jurisdiction. Sections 10.4 and 10.5 of the Merger Agreement shall apply to this Agreement mutatis mutandis, with any reference therein to the “Agreement” being a reference to this Agreement and any reference to a “Party” therein being a reference to any “Party” to this Agreement.

Annex A-116

6.10 Termination of Merger Agreement. This Agreement shall be binding upon each Party upon such Party’s execution and delivery of this Agreement at the Closing, and this Agreement shall only become effective upon the Closing.

6.11 Counterparts. This Agreement may be executed in multiple counterparts (including by facsimile or pdf or other electronic document transmission), each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument. Copies of executed counterparts of this Agreement transmitted by electronic transmission (including by email or in .pdf format) or facsimile as well as electronically or digitally executed counterparts (such as DocuSign) shall have the same legal effect as original signatures and shall be considered original executed counterparts of this Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGES FOLLOW]

Annex A-117

IN WITNESS WHEREOF, the Parties have caused this Registration Rights Agreement to be executed and delivered as of the date first written above.

Purchaser:
PONO CAPITAL TWO, INC.
By:
Name:	Darryl Nakamoto
Title:	Chief Executive Officer

[Signature Page to Seller Registration Rights Agreement]

Annex A-118

IN WITNESS WHEREOF, the Parties have caused this Registration Rights Agreement to be executed and delivered as of the date first written above.

Investors:
[______________]
By:
Name:
Title:
[______________]
By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

Annex A-119

Annex A-1

FIRST AMENDMENT TO THE
AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER

Dated as of September 8, 2023

This First Amendment to the Amended and Restated Agreement and Plan of Merger (this “Amendment”) is made and entered into as of the date first set forth above (the “Amendment Date”) by and among (i) Pono Capital Two, Inc., a company incorporated in Delaware (together with its successors, the “Purchaser”), (ii) Pono Two Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Purchaser (“Merger Sub”), (iii) Mehana Capital LLC, a Delaware limited liability company, in the capacity as the representative from and after the Effective Time (as defined below) for the stockholders of the Purchaser (other than the Company Security Holders (as defined below) as of immediately prior to the Effective Time and their successors and assignees) in accordance with the terms and conditions of this Agreement (the “Purchaser Representative”), (iv) Yoshiyuki Aikawa, in the capacity as the representative from and after the Effective Time for the Company Security Holders (as defined below) as of immediately prior to the Effective Time in accordance with the terms and conditions of this Agreement (the “Seller Representative”), and (v) SBC Medical Group Holdings Incorporated, a Delaware corporation (the “Company”). The Purchaser, Merger Sub, the Purchaser Representative, the Seller Representative and the Company are sometimes referred to herein individually as a “Party” and, collectively, as the “Parties.”

WHEREAS the Parties are all of the Parties to that certain Amended and Restated Agreement and Plan of Merger dated as of June 21, 2023 (as may be amended, modified or supplemented from time to time, the “Merger Agreement”); and

WHEREAS, the Parties now desire to amend the Merger Agreement;

NOW THEREFORE, in consideration of the mutual agreements contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows:

1.      Definitions. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Merger Agreement.

2.      Amendment. Pursuant to the provisions of Section 10.08 of the Merger Agreement, the Merger Agreement is hereby amended as follows: Clause (a) of Section 1.07 of the Merger Agreement is hereby amended to read “(a) One Billion U.S. Dollars ($1,000,000,000) minus”.

3.      Effect of Amendment; Full Force and Effect. This Amendment shall form a part of the Merger Agreement for all purposes, and each Party shall be bound hereby and this Amendment and the Merger Agreement shall be read and interpreted as one combined instrument. From and after the Amendment Date, each reference in the Merger Agreement to “this Agreement,” “hereof,” “hereunder,” “herein,” “hereby” or words of like import referring to the Merger Agreement shall mean and be a reference to the Merger Agreement as amended by this Amendment. Except as herein expressly amended or otherwise provided herein, each and every term, condition, warranty and provision of the Merger Agreement shall remain in full force and effect, and such are hereby ratified, confirmed and approved by the Parties.

4.      Governing Law. This Amendment shall be governed by, construed and enforced in accordance with the Laws of the State of Delaware without regard to the conflict of laws principles thereof.

5.      Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by electronic means, including DocuSign, Adobe Sign or other similar e-signature services, e-mail or scanned pages shall be effective as delivery of a manually executed counterpart to this Amendment.

[Signature Pages Follow]

Annex A-1-1

IN WITNESS WHEREOF, each of the Parties has caused this Amendment to be duly executed on its behalf as of the Amendment Date.

PONO CAPITAL TWO, INC.
By:	/s/ Darryl Nakamoto
Name:	Darryl Nakamoto
Title:	Chief Executive Officer

MEHANA CAPITAL LLC
By:	/s/ Dustin Shindo
Name:	Dustin Shindo
Its:	Manager

PONO TWO MERGER SUB, INC.
By:	/s/ Darryl Nakamoto
Name:	Darryl Nakamoto
Title:	Chief Executive Officer

SBC MEDICAL GROUP HOLDINGS INCORPORATED
By:	/s/ Yoshiyuki Aikawa
Name:	Yoshiyuki Aikawa
Title:	Chief Executive Officer
/s/ Yoshiyuki Aikawa
YOSHIYUKI AIKAWA

[Signature Page to First Amendment to Amended and Restated Agreement and Plan of Merger]

Annex A-1-2

Annex A-2

SECOND AMENDMENT TO THE
AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER

Dated as of October 26, 2023

This Second Amendment to the Amended and Restated Agreement and Plan of Merger (this “Amendment”) is made and entered into as of the date first set forth above (the “Amendment Date”) by and among (i) Pono Capital Two, Inc., a company incorporated in Delaware (together with its successors, the “Purchaser”), (ii) Pono Two Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Purchaser (“Merger Sub”), (iii) Mehana Capital LLC, a Delaware limited liability company, in the capacity as the representative from and after the Effective Time (as defined below) for the stockholders of the Purchaser (other than the Company Security Holders (as defined below) as of immediately prior to the Effective Time and their successors and assignees) in accordance with the terms and conditions of this Agreement (the “Purchaser Representative”), (iv) Yoshiyuki Aikawa, in the capacity as the representative from and after the Effective Time for the Company Security Holders (as defined below) as of immediately prior to the Effective Time in accordance with the terms and conditions of this Agreement (the “Seller Representative”), and (v) SBC Medical Group Holdings Incorporated, a Delaware corporation (the “Company”). The Purchaser, Merger Sub, the Purchaser Representative, the Seller Representative and the Company are sometimes referred to herein individually as a “Party” and, collectively, as the “Parties.”

WHEREAS the Parties are all of the Parties to that certain Amended and Restated Agreement and Plan of Merger dated as of June 21, 2023, as amended by the First Amendment to the Amended and Restated Agreement and Plan of Merger dated as of September 8, 2023 (as so amended and as may be amended, modified or supplemented from time to time, the “Merger Agreement”); and

WHEREAS, the Parties now desire to amend the Merger Agreement;

NOW THEREFORE, in consideration of the mutual agreements contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows:

1.      Definitions. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Merger Agreement.

2.      Amendment. Pursuant to the provisions of Section 10.08 of the Merger Agreement, the second sentence of Section 5.17(a) of the Merger Agreement is hereby amended and restated in its entirety to provide as follow: “Immediately after the Closing, the Parties shall take all necessary action to designate and appoint to the Post-Closing Purchaser Board, three (3) persons designated prior to the Closing by the Company, at least one (1) of whom is required to qualify as an independent director under Nasdaq rules; one (1) person designated prior to the Closing by Purchaser who is required to qualify as an independent director under Nasdaq rules; and one (1) person mutually agreed on prior to the Closing by the Company and the Purchaser who is required to qualify as an independent director under Nasdaq rules.”

3.      Effect of Amendment; Full Force and Effect. This Amendment shall form a part of the Merger Agreement for all purposes, and each Party shall be bound hereby and this Amendment and the Merger Agreement shall be read and interpreted as one combined instrument. From and after the Amendment Date, each reference in the Merger Agreement to “this Agreement,” “hereof,” “hereunder,” “herein,” “hereby” or words of like import referring to the Merger Agreement shall mean and be a reference to the Merger Agreement as amended by this Amendment. Except as herein expressly amended or otherwise provided herein, each and every term, condition, warranty and provision of the Merger Agreement shall remain in full force and effect, and such are hereby ratified, confirmed and approved by the Parties.

Annex A-2-1

4.      Governing Law. This Amendment shall be governed by, construed and enforced in accordance with the Laws of the State of Delaware without regard to the conflict of laws principles thereof.

5.      Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by electronic means, including DocuSign, Adobe Sign or other similar e-signature services, e-mail or scanned pages shall be effective as delivery of a manually executed counterpart to this Amendment.

[Signature Pages Follow]

Annex A-2-2

IN WITNESS WHEREOF, each of the Parties has caused this Amendment to be duly executed on its behalf as of the Amendment Date.

PONO CAPITAL TWO, INC.
By:	/s/ Darryl Nakamoto
Name:	Darryl Nakamoto
Title:	Chief Executive Officer
MEHANA CAPITAL LLC
By:	/s/ Dustin Shindo
Name:	Dustin Shindo
Its:	Manager
PONO TWO MERGER SUB, INC.
By:	/s/ Darryl Nakamoto
Name:	Darryl Nakamoto
Title:	Chief Executive Officer
SBC MEDICAL GROUP HOLDINGS INCORPORATED
By:	/s/ Yoshiyuki Aikawa
Name:	Yoshiyuki Aikawa
Title:	Chief Executive Officer
/s/ Yoshiyuki Aikawa
YOSHIYUKI AIKAWA

[Signature Page to Second Amendment to Amended and Restated Agreement and Plan of Merger]

Annex A-2-3

Annex A-3

THIRD AMENDMENT TO THE
AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER

Dated as of December 28, 2023

This Third Amendment to the Amended and Restated Agreement and Plan of Merger (this “Amendment”) is made and entered into as of the date first set forth above (the “Amendment Date”) by and among (i) Pono Capital Two, Inc., a company incorporated in Delaware (together with its successors, the “Purchaser”), (ii) Pono Two Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Purchaser (“Merger Sub”), (iii) Mehana Capital LLC, a Delaware limited liability company, in the capacity as the representative from and after the Effective Time (as defined below) for the stockholders of the Purchaser (other than the Company Security Holders (as defined below) as of immediately prior to the Effective Time and their successors and assignees) in accordance with the terms and conditions of this Agreement (the “Purchaser Representative”), (iv) Yoshiyuki Aikawa, in the capacity as the representative from and after the Effective Time for the Company Security Holders (as defined below) as of immediately prior to the Effective Time in accordance with the terms and conditions of this Agreement (the “Seller Representative”), and (v) SBC Medical Group Holdings Incorporated, a Delaware corporation (the “Company”). The Purchaser, Merger Sub, the Purchaser Representative, the Seller Representative and the Company are sometimes referred to herein individually as a “Party” and, collectively, as the “Parties.”

WHEREAS the Parties are all of the Parties to that certain Amended and Restated Agreement and Plan of Merger dated as of June 21, 2023, as amended by the First Amendment to the Amended and Restated Agreement and Plan of Merger dated as of September 7, 2023 and by the Second Amendment to the Amended and Restated Agreement and Plan of Merger dated as of October 26, 2023 (as so amended and as may be amended, modified or supplemented from time to time, the “Merger Agreement”); and

WHEREAS, the Parties now desire to amend the Merger Agreement;

NOW THEREFORE, in consideration of the mutual agreements contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows:

1.      Definitions. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Merger Agreement.

2.      Amendment. Pursuant to the provisions of Section 10.08 of the Merger Agreement, Section 8.01(b) of the Merger Agreement is hereby amended and restated in its entirety to provide as follows:

(b)    by written notice by the Purchaser or the Company if any of the conditions to the Closing set forth in Article VII have not been satisfied or waived by March 31, 2024 (the “Outside Date”); provided, however, the right to terminate this Agreement under this Section 8.01(b) shall not be available to a Party if the breach or violation by such Party or its Affiliates of any representation, warranty, covenant or obligation under this Agreement was the cause of, or resulted in, the failure of the Closing to occur on or before the Outside Date;

3.      Effect of Amendment; Full Force and Effect. This Amendment shall form a part of the Merger Agreement for all purposes, and each Party shall be bound hereby and this Amendment and the Merger Agreement shall be read and interpreted as one combined instrument. From and after the Amendment Date, each reference in the Merger Agreement to “this Agreement,” “hereof,” “hereunder,” “herein,” “hereby” or words of like import referring to the Merger Agreement shall mean and be a reference to the Merger Agreement as amended by this Amendment. Except as herein expressly amended or otherwise provided herein, each and every term, condition, warranty and provision of the Merger Agreement shall remain in full force and effect, and such are hereby ratified, confirmed and approved by the Parties.

Annex A-3-1

4.      Governing Law. This Amendment shall be governed by, construed and enforced in accordance with the Laws of the State of Delaware without regard to the conflict of laws principles thereof.

5.      Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by electronic means, including DocuSign, Adobe Sign or other similar e-signature services, e-mail or scanned pages shall be effective as delivery of a manually executed counterpart to this Amendment.

[Signature Pages Follow]

Annex A-3-2

IN WITNESS WHEREOF, each of the Parties has caused this Amendment to be duly executed on its behalf as of the Amendment Date.

PONO CAPITAL TWO, INC.
By:	/s/ Darryl Nakamoto
Name:	Darryl Nakamoto
Title:	Chief Executive Officer
MEHANA CAPITAL LLC
By:	/s/ Dustin Shindo
Name:	Dustin Shindo
Its:	Manager
PONO TWO MERGER SUB, INC.
By:	/s/ Darryl Nakamoto
Name:	Darryl Nakamoto
Title:	Chief Executive Officer
SBC MEDICAL GROUP HOLDINGS INCORPORATED
By:	/s/ Yoshiyuki Aikawa
Name:	Yoshiyuki Aikawa
Title:	Chief Executive Officer
/s/ Yoshiyuki Aikawa
YOSHIYUKI AIKAWA

[Signature Page to Third Amendment to Amended and Restated Agreement and Plan of Merger]

Annex A-3-3

Annex A-4

FOURTH AMENDMENT TO THE
AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER

Dated as of April 22, 2024

This Fourth Amendment to the Amended and Restated Agreement and Plan of Merger (this “Amendment”) is made and entered into as of the date first set forth above (the “Amendment Date”) by and among (i) Pono Capital Two, Inc., a company incorporated in Delaware (together with its successors, the “Purchaser”), (ii) Pono Two Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Purchaser (“Merger Sub”), (iii) Mehana Capital LLC, a Delaware limited liability company, in the capacity as the representative from and after the Effective Time (as defined below) for the stockholders of the Purchaser (other than the Company Security Holders (as defined below) as of immediately prior to the Effective Time and their successors and assignees) in accordance with the terms and conditions of this Agreement (the “Purchaser Representative”), (iv) Yoshiyuki Aikawa, in the capacity as the representative from and after the Effective Time for the Company Security Holders (as defined below) as of immediately prior to the Effective Time in accordance with the terms and conditions of this Agreement (the “Seller Representative”), and (v) SBC Medical Group Holdings Incorporated, a Delaware corporation (the “Company”). The Purchaser, Merger Sub, the Purchaser Representative, the Seller Representative and the Company are sometimes referred to herein individually as a “Party” and, collectively, as the “Parties.”

WHEREAS the Parties are all of the Parties to that certain Amended and Restated Agreement and Plan of Merger dated as of June 21, 2023, as amended by the First Amendment to the Amended and Restated Agreement and Plan of Merger dated as of September 7, 2023, by the Second Amendment to the Amended and Restated Agreement and Plan of Merger dated as of October 26, 2023 and by the Third Amendment to the Amended and Restated Agreement and Plan of Merger dated as of December 28, 2023 (as so amended and as may be amended, modified or supplemented from time to time, the “Merger Agreement”); and

WHEREAS, the Parties now desire to amend the Merger Agreement;

NOW THEREFORE, in consideration of the mutual agreements contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows:

1.      Definitions. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Merger Agreement.

2.      Amendment. Pursuant to the provisions of Section 10.08 of the Merger Agreement, Section 8.01(b) of the Merger Agreement is hereby amended and restated in its entirety to provide as follows:

(b)    by written notice by the Purchaser or the Company if any of the conditions to the Closing set forth in Article VII have not been satisfied or waived by September 30, 2024 (the “Outside Date”); provided, however, the right to terminate this Agreement under this Section 8.01(b) shall not be available to a Party if the breach or violation by such Party or its Affiliates of any representation, warranty, covenant or obligation under this Agreement was the cause of, or resulted in, the failure of the Closing to occur on or before the Outside Date;

3.      Effect of Amendment; Full Force and Effect. This Amendment shall form a part of the Merger Agreement for all purposes, and each Party shall be bound hereby and this Amendment and the Merger Agreement shall be read and interpreted as one combined instrument. From and after the Amendment Date, each reference in the Merger Agreement to “this Agreement,” “hereof,” “hereunder,” “herein,” “hereby” or words of like import referring to the Merger Agreement shall mean and be a reference to the Merger Agreement as amended by this Amendment. Except as herein expressly amended or otherwise provided herein, each and every term, condition, warranty and provision of the Merger Agreement shall remain in full force and effect, and such are hereby ratified, confirmed and approved by the Parties.

Annex A-4-1

4.      Governing Law. This Amendment shall be governed by, construed and enforced in accordance with the Laws of the State of Delaware without regard to the conflict of laws principles thereof.

5.      Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by electronic means, including DocuSign, Adobe Sign or other similar e-signature services, e-mail or scanned pages shall be effective as delivery of a manually executed counterpart to this Amendment.

[Signature Pages Follow]

Annex A-4-2

IN WITNESS WHEREOF, each of the Parties has caused this Amendment to be duly executed on its behalf as of the Amendment Date.

PONO CAPITAL TWO, INC.
By:	/s/ Darryl Nakamoto
Name:	Darryl Nakamoto
Title:	Chief Executive Officer
MEHANA CAPITAL LLC
By:	/s/ Dustin Shindo
Name:	Dustin Shindo
Its:	Manager
PONO TWO MERGER SUB, INC.
By:	/s/ Darryl Nakamoto
Name:	Darryl Nakamoto
Title:	Chief Executive Officer
SBC MEDICAL GROUP HOLDINGS INCORPORATED
By:	/s/ Yoshiyuki Aikawa
Name:	Yoshiyuki Aikawa
Title:	Chief Executive Officer
/s/ Yoshiyuki Aikawa
YOSHIYUKI AIKAWA

[Signature Page to Fourth Amendment to Amended and Restated Agreement and Plan of Merger]

Annex A-4-3

Annex B

FOURTH AMENDED AND RESTATED
Certificate of Incorporation
of
PONO CAPITAL TWO, INC.

Pono Capital Two, Inc. (the “Corporation”) a corporation organized and existing under the Delaware General Corporation Law, hereby certifies as follows:

FIRST: The name of the corporation is Pono Capital Two, Inc.

SECOND: The date of filing of the original Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware is March 11, 2022 (the “Original Certificate”).

THIRD: The Original Certificate was amended and restated in its entirety by the Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on May 17, 2022 “Amended and Restated Certificate”).

FOURTH: The Amended and Restated Certificate was amended and restated in its entirety by the Second Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on August 2, 2022 (the “Second Amended and Restated Certificate”).

FIFTH: The Second Amended and Restated Certificate was amended and restated in its entirety by the Third Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on August 5, 2022 (the “Third Amended and Restated Certificate”).

SIXTH: The Third Amended and Restated Certificate was amended by the Amendment to the Third Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on May 8, 2023 (the “Current Certificate”).

This Fourth Amended and Restated Certificate of Incorporation amends and restates the Current Certificate in its entirety.

SIXTH: This Fourth Amended and Restated Certificate of Incorporation has been duly approved and adopted by the Board of Directors of the Corporation on [_________], 2023 and by the stockholders of the Corporation on [_________], 2023, in accordance with the provisions of Sections 141, 228, 242 and 245 of the General Corporation Law of the State of Delaware.

SEVENTH: the Third Certificate is hereby amended and restated in its entirety to provide as follows:

Section 1.            Name. The name of the corporation is SBC Medical Group Holdings, Inc. (the “Corporation”).

Section 2.            Registered Office and Agent. The name and address of the registered agent of the Corporation in the State of Delaware is Corporate Creations Network Inc., 3411 Silverside Road Tatnall Building #104, Wilmington, DE 19810, New Castle County, or such other agent and address as the Board of Directors of the Corporation (the “Board”) shall from time to time select.

Section 3.            Purpose and Business. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the Delaware General Corporation Law (the “DGCL”), including, but not limited to the following:

(a)  The Corporation may at any time exercise such rights, privileges, and powers, when not inconsistent with the purposes and object for which this Corporation is organized.

(b)  The Corporation shall have the power to have succession by its corporate name in perpetuity, or until dissolved and its affairs wound up according to law.

(c)  The Corporation shall have the power to sue and be sued in any court of law or equity.

(d)  The Corporation shall have the power to make contracts.

Annex B-1

(e)  The Corporation shall have the power to hold, purchase and convey real and personal estate and to mortgage or lease any such real and personal estate with its franchises. The power to hold real and personal estate shall include the power to take the same by devise or bequest in the State of Delaware, or in any other state, territory or country.

(f)   The Corporation shall have the power to appoint such officers and agents as the affairs of the Corporation shall require and allow them suitable compensation.

(g)  The Corporation shall have the power to make bylaws not inconsistent with the constitution or laws of the United States, or of the State of Delaware, for the management, regulation and government of its affairs and property, the transfer of its stock, the transaction of its business and the calling and holding of meetings of stockholders.

(h)  The Corporation shall have the power to wind up and dissolve itself, or be wound up or dissolved.

(i)   The Corporation shall have the power to adopt and use a common seal or stamp, or to not use such seal or stamp and if one is used, to alter the same. The use of a seal or stamp by the Corporation on any corporate documents is not necessary. The Corporation may use a seal or stamp, if it desires, but such use or non-use shall not in any way affect the legality of the document.

(j)   The Corporation shall have the power to borrow money and contract debts when necessary for the transaction of its business, or for the exercise of its corporate rights, privileges or franchises, or for any other lawful purpose of its incorporation; to issue bonds, promissory notes, bills of exchange, debentures and other obligations and evidence of indebtedness, payable at a specified time or times, or payable upon the happening of a specified event or events, whether secured by mortgage, pledge or otherwise, or unsecured, for money borrowed, or in payment for property purchased, or acquired, or for another lawful object.

(k)  The Corporation shall have the power to guarantee, purchase, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of the shares of the capital stock of, or any bonds, securities or evidence in indebtedness created by any other corporation or corporations in the State of Delaware, or any other state or government and, while the owner of such stock, bonds, securities or evidence of indebtedness, to exercise all the rights, powers and privileges of ownership, including the right to vote, if any.

(l)   The Corporation shall have the power to purchase, hold, sell and transfer shares of its own capital stock and use therefore its capital, capital surplus, surplus or other property or fund.

(m) The Corporation shall have the power to conduct business, have one or more offices and hold, purchase, mortgage and convey real and personal property in the State of Delaware and in any of the several states, territories, possessions and dependencies of the United States, the District of Columbia and in any foreign country.

(n)  The Corporation shall have the power to do all and everything necessary and proper for the accomplishment of the objects enumerated in its this Fourth Amended Certificate of Incorporation (this “Fourth Amended Certificate”), or any amendments thereof, or necessary or incidental to the protection and benefit of the Corporation and, in general, to carry on any lawful business necessary or incidental to the attainment of the purposes of the Corporation, whether or not such business is similar in nature to the purposes set forth in this Fourth Amended Certificate, or any amendment thereof.

(o)  The Corporation shall have the power to make donations for the public welfare or for charitable, scientific or educational purposes.

(p)  The Corporation shall have the power to enter partnerships, general or limited, or joint ventures, in connection with any lawful activities.

Section 4.     Capital Stock.

(a)     Classes and Number of Shares. The total number of shares of all classes of stock, which the Corporation shall have authority to issue shall be Four Hundred Million (400,000,000) shares of common stock, par value of $0.0001 per share (the “Common Stock”) and Twenty Million (20,000,000) shares of preferred

Annex B-2

stock, par value of $0.0001 per share (the “Preferred Stock”). The shares of Common Stock that were classified as Class A Common Stock in the Third Certificate are hereby classified as Common Stock hereunder.

(b)  Powers and Rights of Common Stock.

(i)     Preemptive Right. No shareholders of the Corporation holding Common Stock shall have any preemptive or other right to subscribe for any additional unissued or treasury shares of stock or for other securities of any class, or for rights, warrants or options to purchase stock, or for scrip, or for securities of any kind convertible into stock or carrying stock purchase warrants or privileges unless so authorized by the Corporation.

(ii)    Voting Rights and Powers. With respect to all matters upon which stockholders are entitled to vote or to which stockholders are entitled to give consent, the holders of the outstanding shares of the Common Stock shall be entitled to cast thereon one (1) vote in person or by proxy for each share of the Common Stock standing in his/her name.

(iii)   Dividends and Distributions.

(A)    Cash Dividends. Subject to the rights of holders of Preferred Stock, holders of Common Stock shall be entitled to receive such cash dividends as may be declared thereon by the Board from time to time out of assets or funds of the Corporation legally available therefore; and

(B)    Other Dividends and Distributions. The Board may issue shares of the Common Stock in the form of a distribution or distributions pursuant to a stock dividend or split-up of the shares of the Common Stock.

(iv)   Other Rights. Except as otherwise required by the DGCL and as may otherwise be provided in this Fourth Amended Certificate, each share of the Common Stock shall have identical powers, preferences and rights, including rights in liquidation.

(c)  Classes of Preferred Stock. The powers, preferences, rights, qualifications, limitations and restrictions pertaining to the Preferred Stock, or any series thereof, shall be such as may be fixed, from time to time, by the Board in its sole discretion, authority to do so being hereby expressly vested in the Board. The authority of the Board with respect to each such series of Preferred Stock will include, without limiting the generality of the foregoing, the determination of any or all of the following:

(i)     The number of shares of any series and the designation to distinguish the shares of such series from the shares of all other series;

(ii)    the voting powers, if any, of the shares of such series and whether such voting powers are full or limited;

(iii)   the redemption provisions, if any, applicable to such series, including the redemption price or prices to be paid;

(iv)   whether dividends, if any, will be cumulative or noncumulative, the dividend rate or rates of such series and the dates and preferences of dividends on such series;

(v)    the rights of such series upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

(vi)   the provisions, if any, pursuant to which the shares of such series are convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock, or any other security, of the Corporation or any other corporation or other entity, and the rates or other determinants of conversion or exchange applicable thereto;

(vii)  the right, if any, to subscribe for or to purchase any securities of the Corporation or any other corporation or other entity;

Annex B-3

(viii) the provisions, if any, of a sinking fund applicable to such series; and

(ix)   any other relative, participating, optional or other powers, preferences or rights, and any qualifications, limitations or restrictions thereof, of such series.

(d)  Issuance of the Common Stock and the Preferred Stock. The Board may from time to time authorize by resolution the issuance of any or all shares of the Common Stock and the Preferred Stock herein authorized in accordance with the terms and conditions set forth in this Fourth Amended Certificate for such purposes, in such amounts, to such persons, corporations, or entities, for such consideration and in the case of the Preferred Stock, in one or more series, all as the Board in its discretion may determine and without any vote or other action by the stockholders, except as otherwise required by law. The Board, from time to time, also may authorize, by resolution, options, warrants and other rights convertible into Common or Preferred stock (collectively “securities”). The securities must be issued for such consideration, including cash, property, or services, as the Board may deem appropriate, subject to the requirement that the value of such consideration be no less than the par value of the shares issued. Any shares issued for which the consideration so fixed has been paid or delivered shall be fully paid stock and the holder of such shares shall not be liable for any further call or assessment or any other payment thereon, provided that the actual value of such consideration is not less that the par value of the shares so issued. The Board may issue shares of the Common Stock in the form of a distribution or distributions pursuant to a stock dividend or split-up of the shares of the Common Stock only to the then holders of the outstanding shares of the Common Stock.

(e)  Cumulative Voting. Except as otherwise required by applicable law, there shall be no cumulative voting on any matter brought to a vote of stockholders of the Corporation.

(f)   One Class. Except as otherwise required by the DGCL, this Fourth Amended Certificate, or any designation for a class of Preferred Stock (which may provide that an alternate vote is required), (i) all shares of capital stock of the Corporation shall vote together as one class on all matters submitted to a vote of the shareholders of the Corporation; and (ii) the affirmative vote of a majority of the voting power of all outstanding shares of voting stock entitled to vote in connection with the applicable matter shall be required for approval of such matter.

(g)  Section 242(b)(2) Election. For the avoidance of doubt, the intent of Section 4(f) is, and the operation of Section 4(f) shall be, that, without limitation, (i) the number of authorized shares of Common Stock, may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote irrespective of Section 242(b)(2) of the DGCL, with no vote of any holders of a particular class of stock, voting as a separate class, being required; and (ii) unless otherwise set forth in a certificate of designations for the applicable class of Preferred Stock, the number of authorized shares of any class of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote irrespective of Section 242(b)(2) of the DGCL, with no vote of any holders of a particular class of stock, voting as a separate class, being required.

Section 5.            Adoption of Bylaws. In the furtherance and not in limitation of the powers conferred by statute and subject to Section 6, the Board is expressly authorized to adopt, repeal, rescind, alter or amend in any respect the bylaws of the Corporation (the “Bylaws”).

Section 6.            Shareholder Amendment of Bylaws. Notwithstanding Section 5, the Bylaws may also be adopted, repealed, rescinded, altered or amended in any respect by the stockholders of the Corporation, but only by the affirmative vote of the holders of a majority of the voting power of all outstanding shares of voting stock, regardless of class and voting together as a single voting class.

Section 7.            Board of Directors.

(a)  The business and affairs of the Corporation shall be managed by and under the direction of the Board.

(b)  The number of directors of the Corporation, other than those who may be elected by the holders of one or more series of the Preferred Stock voting separately by class or series, shall be fixed from time to time exclusively by the Board pursuant to a resolution adopted by a majority of the Board.

Annex B-4

(c)  Subject to Section 7(h), the Board shall be divided into three classes, as nearly equal in number as possible and designated Class I, Class II and Class III. The Board is authorized to assign members of the Board already in office to Class I, Class II or Class III. The term of the initial Class I Directors shall expire at the first annual meeting of the stockholders of the Corporation following the effectiveness of this Fourth Amended Certificate, the term of the initial Class II Directors shall expire at the second annual meeting of the stockholders of the Corporation following the effectiveness of this Fourth Amended Certificate and the term of the initial Class III Directors shall expire at the third annual meeting of the stockholders of the Corporation following the effectiveness of this Fourth Amended Certificate. At each succeeding annual meeting of the stockholders of the Corporation, beginning with the first annual meeting of the stockholders of the Corporation following the effectiveness of this Fourth Amended Certificate, each of the successors elected to replace the class of directors whose term expires at that annual meeting shall be elected for a three-year term or until the election and qualification of their respective successors in office, subject to their earlier death, resignation or removal. Subject to Section 7(h), if the number of directors that constitutes the Board is changed, any increase or decrease shall be apportioned by the Board among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case shall a decrease in the number of directors constituting the Board shorten the term of any incumbent director. Subject to the rights of the holders of one or more series of Preferred Stock, voting separately by class or series, to elect directors pursuant to the terms of one or more series of Preferred Stock, the election of directors shall be determined by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon. The Board is hereby expressly authorized, by resolution or resolutions thereof, to assign members of the Board already in office to the aforesaid classes at the time this Fourth Amended Certificate (and therefore such classification) becomes effective in accordance with the DGCL.

(d)  Subject to Section 7(h), a director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.

(e)  Unless and except to the extent that the Bylaws shall so require, the election of directors need not be by written ballot. The holders of shares of Common Stock shall not have cumulative voting rights with regard to election of directors.

(f)   Subject to Section 7(h), newly created directorships resulting from an increase in the number of directors and any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal or other cause may be filled solely and exclusively by a majority vote of the remaining directors then in office, even if less than a quorum or by a sole remaining director (and not by stockholders), and any director so chosen shall hold office for the remainder of the full term of the class of directors to which the new directorship was added or in which the vacancy occurred and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.

(g)  Subject to Section 7(h) and except as otherwise provided for by this Fourth Amended Certificate, any or all of the directors may be removed from office at any time, but only for cause and only by the affirmative vote of holders of a majority of the voting power of all then issued and outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class (on an as converted to Class A Common Stock basis).

(h)  Notwithstanding any other provision of this Section 7, and except as otherwise required by law, whenever the holders of one or more series of the Preferred Stock shall have the right, voting separately by class or series, to elect one or more directors, the term of office, the filling of vacancies, the removal from office and other features of such directorships shall be governed by the terms of such series of the Preferred Stock as set forth in this Amended and Restated Certificate (including any Preferred Stock Designation) and such directors shall not be included in any of the classes created pursuant to this Section 7 unless expressly provided by such terms.

(i)   A quorum for the transaction of business by the directors shall be set forth in the Bylaws.

Annex B-5

Section 8.            Powers of Board.

(a)  In furtherance and not in limitation of the powers conferred by the laws of the DGCL, the Board is expressly authorized and empowered:

(i)     To make, alter, amend, and repeal the Bylaws;

(ii)    Subject to the applicable provisions of the Bylaws then in effect, to determine, from time to time, whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the Corporation, or any of them, shall be open to stockholder inspection, provided that no stockholder shall have any right to inspect any of the accounts, books or documents of the Corporation, except as permitted by law, unless and until authorized to do so by resolution of the Board or of the stockholders of the Corporation;

(iii)   To authorize and issue, without stockholder consent, obligations of the Corporation, secured and unsecured, under such terms and conditions as the Board, in its sole discretion, may determine, and to pledge or mortgage, as security therefore, any real or personal property of the Corporation, including after-acquired property;

(iv)   To determine whether any and, if so, what part of the earned surplus of the Corporation shall be paid in dividends to the stockholders, and to direct and determine other use and disposition of any such earned surplus;

(v)    To fix, from time to time, the amount of the profits of the Corporation to be reserved as working capital or for any other lawful purpose;

(vi)   To establish bonus, profit-sharing, stock option, or other types of incentive compensation plans for the employees, including officers and directors, of the Corporation, and to fix the amount of profits to be shared or distributed, and to determine the persons to participate in any such plans and the amount of their respective participations;

(vii)  to designate, by resolution or resolutions passed by a majority of the whole Board, one or more committees, each consisting of two or more directors, which, to the extent permitted by law and authorized by the resolution or the Bylaws, shall have and may exercise the powers of the Board; and

(viii) To provide for the reasonable compensation of its own members by Bylaw, and to fix the terms and conditions upon which such compensation will be paid.

(b)  In addition to the powers and authority hereinbefore, or by statute, expressly conferred upon it, the Board may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the laws of the State of Delaware, of this Fourth Amended Certificate, and of the Bylaws of the Corporation.

Section 9.            Interested Directors. No contract or transaction between this Corporation and any of its directors, or between this Corporation and any other corporation, firm, association, or other legal entity shall be invalidated by reason of the fact that the director of the Corporation has a direct or indirect interest, pecuniary or otherwise, in such corporation, firm, association, or legal entity, or because the interested director was present at the meeting of the Board which acted upon or in reference to such contract or transaction, or because he participated in such action, provided that: (1) the interest of each such director shall have been disclosed to or known by the Board and a disinterested majority of the Board shall have, nonetheless, ratified and approved such contract or transaction (such interested director or directors may be counted in determining whether a quorum is present for the meeting at which such ratification or approval is given); or (2) the conditions of DGCL Title 8, Section 144 are met.

Section 10.          Stockholder Action. Any action required or permitted to be taken by the stockholders of the Corporation must be effective at a duly called annual meeting or at a special meeting of stockholders of the Corporation, unless such action requiring or permitting stockholder approval is approved by a majority of the directors, in which case such action may be authorized or taken by the written consent of the holders of outstanding shares of voting stock having not less than the minimum voting power that would be necessary to authorize or take such action at a meeting of stockholders at which all shares entitled to vote thereon were present and voted, provided all other requirements of applicable law and this Fourth Amended Certificate have been satisfied.

Annex B-6

Section 11.          Special Stockholder Meetings. Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by a majority of the Board. Special meetings may not be called by any other person or persons. Each special meeting shall be held at such date and time as is requested by Board, within the limits fixed by law.

Section 12.          Location of Stockholder Meetings. Meetings of stockholders of the Corporation may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision of the DGCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board or in the Bylaws.

Section 13.          Private Property of Stockholders. The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever and the stockholders shall not be personally liable for the payment of the Corporation’s debts.

Section 14.          Amendments. The Corporation reserves the right to adopt, repeal, rescind, alter or amend in any respect any provision contained in this Fourth Amended Certificate in the manner now or hereafter prescribed by applicable law and all rights conferred on stockholders herein granted subject to this reservation.

Section 15.          Term of Existence. The Corporation is to have perpetual existence.

Section 16.          Liability of Directors. No director of this Corporation shall have personal liability to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director or officers involving any act or omission of any such director or officer. The foregoing provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law, (iii) under applicable sections of the DGCL, (iv) the payment of dividends in violation of the DGCL or, (v) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Section 16 by the stockholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

Section 17.          Indemnification.

(a)  Indemnification in Actions, Suits or Proceedings other than Those by or in the Right of the Corporation. Subject to Section 17(c) and Section 17(j), the Corporation shall, to the fullest extent permitted by the DGCL and applicable Delaware law as in effect at any time, indemnify, hold harmless and defend any person who: (i) was or is a director or officer of the Corporation or was or is a director or officer of a direct or indirect wholly owned subsidiary of the Corporation, and (ii) was or is a party or is threatened to be made a party to, or was or is otherwise directly involved in (including as a witness), any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person was or is a director or officer of the Corporation or any direct or indirect wholly owned subsidiary of the Corporation, or was or is serving at the request of the Corporation as a director, officer, employee, partner, member or agent of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise, whether the basis of such proceeding is alleged action in an official capacity or in any other capacity, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea or nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

(b)  Indemnification in Actions, Suits or Proceedings by or in the Right of the Corporation. Subject to Section 17(c) and Section 17(j), the Corporation shall indemnify, hold harmless and defend any person who: (i) was or is a director or officer of the Corporation or was or is a director or officer of a direct or

Annex B-7

indirect wholly owned subsidiary of the Corporation, and (ii) was or is a party or is threatened to be made a party to, or was or is otherwise directly involved in (including as a witness), any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person was or is a director or officer of the Corporation or any direct or indirect wholly owned subsidiary of the Corporation, or was or is serving at the request of the Corporation as a director, officer, employee, partner, member or agent of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise, and whether the basis of such action, suit or proceeding is alleged action in an official capacity or in any other capacity, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Courts in the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court in the State of Delaware or such other court shall deem proper.

(c)  Authorization of Indemnification. Any indemnification or defense under this Section 17 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 17(a) or Section 17(b), as the case may be. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination: (i) by directors constituting a majority of the Board and who are not parties to such action, suit or proceeding, even though less than a quorum (the “Board Voting Majority”), or (ii) by a committee of such directors designated by the Board Voting Majority, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders. Such determination shall be made, with respect to former directors and officers, by any person or persons having the authority to act on the matter on behalf of the Corporation. To the extent, however, that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding set forth in Section 17(a) or Section 17(b) or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

(d)  Good Faith Defined. For purposes of any determination under Section 17(c), a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person’s conduct was unlawful, if such person’s action is based on good faith reliance on the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term “another enterprise” as used in this Section 17(d) shall mean any other corporation or any partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise of which such person was or is serving at the request of the Corporation as a director, officer, employee, partner, member or agent. The provisions of this Section 17(d) shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 17(a) or Section 17(b), as the case may be.

(e)  Expenses Payable in Advance. Expenses, including attorneys’ fees, incurred by a current or former director or officer in defending any action, suit or proceeding described in Section 17(a) or Section 17(b) shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Section 17.

Annex B-8

(f)   Non-exclusivity of Indemnification and Advancement of Expenses. The indemnification, defense and advancement of expenses provided by or granted pursuant to this Section 17 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate, any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Section 17(a) or Section 17(b) shall be made to the fullest extent permitted by applicable law. The provisions of this Section 17 shall not be deemed to preclude the indemnification of, or advancement of expenses to, any person who is not specified in Section 17(a) or Section 17(b) but whom the Corporation has the power or obligation to indemnify under the provisions of the DGCL or otherwise.

(g)  Insurance. The Corporation may purchase and maintain insurance on behalf of any person who was or is a director, officer, employee or agent of the Corporation, or a direct or indirect wholly owned subsidiary of the Corporation, or was or is serving at the request of the Corporation, as a director, officer, employee, partner, member or agent of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power or the obligation to indemnify, hold harmless or defend such person against such liability under the provisions of this Section 17.

(h)  Certain Definitions. For purposes of this Section 17 references to the “Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents so that any person who was or is a director, officer, employee or agent of such constituent corporation, or was or is serving at the request of such constituent corporation as a director, officer, employee, partner, member or agent of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Section 17 with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Section 17, references to “fines” shall include any excise taxes assessed on a person with respect of any employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Section 17.

(i)   Survival of Indemnification and Advancement of Expenses. The indemnification, defense and advancement of expenses provided by, or granted pursuant to, this Section 17 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

(j)   Limitation on Indemnification. Notwithstanding anything contained in this Section 17 to the contrary, except for proceedings to enforce rights to indemnification and defense under this Section 17 (which shall be governed by Section 17(k)(ii)), the Corporation shall not be obligated under this Section 17 to indemnify, hold harmless or defend any director, officer, employee or agent in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized by the Board. Notwithstanding anything contained in this Section 17 to the contrary, the prevailing party shall not be entitled to recover from the other party reasonable attorneys’ fees, costs and expenses incurred in connection with the prosecution or defense of such action to the extent that such fees, costs and expenses relate to “internal corporate claims” as defined in Section 109(b) of the DGCL

(k)  Contract Rights.

(i)     The obligations of the Corporation under this Section 17 to indemnify, hold harmless and defend a person who was or is a director or officer of the Corporation or was or is a director or officer of a direct or indirect wholly owned subsidiary of the Corporation, including the duty to advance

Annex B-9

expenses, shall be considered a contract between the Corporation and such person, and no modification or repeal of any provision of this Section 17 shall affect, to the detriment of such person, such obligations of the Corporation in connection with a claim based on any act or failure to act occurring before such modification or repeal.

(ii)    If a claim under Section 17(a), Section 17(b) or Section 17(e) is not paid in full by the Corporation within 90 days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 45 days, the person making such claim may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. To the fullest extent permitted by applicable law, if successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, such person shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by such person to enforce a right to indemnification hereunder (but not in a suit brought by such person to enforce a right to an advancement of expenses) it shall be a defense, and (ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that such person has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel or its Stockholders) to have made a determination prior to the commencement of such suit that indemnification of such person is proper in the circumstances because such person has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel or its Stockholders) that such person has not met such applicable standard of conduct, shall create a presumption that such person has not met the applicable standard of conduct or, in the case of such a suit brought by such person, be a defense to such suit.

(l)   Indemnification Agreements. Without limiting the generality of the foregoing, the Corporation shall have the express authority to enter into such agreements as the Board deems appropriate for the indemnification of present or future directors and officers of the Corporation in connection with their service to, or status with, the Corporation or any other corporation, entity or enterprise with whom such person is serving at the express written request of the Corporation.

Section 18.          Forum; Consent to Jurisdiction; Severability.

(a)  Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (the “Court of Chancery”) shall, to the fullest extent provided by law, be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation, its directors, officers or employees arising pursuant to any provision of the DGCL or this Amended and Restated Certificate or the Bylaws, or (iv) any action asserting a claim against the Corporation, its directors, officers or employees governed by the internal affairs doctrine and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel, except for, as to each of (i) through (iv) above, any claim (A) as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or (C) for which the Court of Chancery does not have subject matter jurisdiction, as to which the Court of Chancery and the U.S. federal district court for the District of Delaware shall have concurrent jurisdiction. Notwithstanding the foregoing, the provisions of this Section 18(a) will not apply to suits brought to enforce a duty or liability created by the Securities Exchange Act of 1934, as amended, or the rules and regulations thereunder or any other claim for which the U.S. federal district courts have exclusive jurisdiction. Unless the Corporation consents in writing to the selection of an alternative forum, the U.S. federal district courts shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, against the Corporation or any director, officer,

Annex B-10

other employee or agent of the Corporation. Any person or entity purchasing or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 18(a).

(b)  Consent to Jurisdiction. If any action the subject matter of which is within the scope of Section 18(a) immediately above is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and U.S. federal district courts located within the State of Delaware in connection with any action brought in any such court to enforce Section 18(a) (an “FSC Enforcement Action”) and (ii) having service of process made upon such stockholder in any such FSC Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

(c)  Severability. If any provision or provisions of this Section 18 shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Section 18 (including, without limitation, each portion of any sentence of this Section 18 containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 18.

Section 19.          Corporate Opportunity. To the extent allowed by law, the doctrine of corporate opportunity, or any other analogous doctrine, shall not apply with respect to the Corporation or any of its officers or directors, or any of their respective affiliates, in circumstances where the application of any such doctrine would conflict with any fiduciary duties or contractual obligations they may have as of the date of this Fourth Amended Certificate or in the future, and the Corporation renounces any expectancy that any of the directors or officers of the Corporation will offer any such corporate opportunity of which he or she may become aware to the Corporation, except, the doctrine of corporate opportunity shall apply with respect to any of the directors or officers of the Corporation with respect to a corporate opportunity that was offered to such person solely in his or her capacity as a director or officer of the Corporation and (i) such opportunity is one the Corporation is legally and contractually permitted to undertake and would otherwise be reasonable for the Corporation to pursue and (ii) the director or officer is permitted to refer that opportunity to the Corporation without violating any legal obligation.

Section 20.          Headings. The headings contained herein are for convenience only, do not constitute a part of this Fourth Amended Certificate and shall not be deemed to limit or affect any of the provisions hereof.

Annex B-11

IN WITNESS WHEREOF, the undersigned has executed this Fourth Amended Certificate as of [_________], 2023.

Pono Capital Two, Inc.
By:
Name:	Yoshiyuki Aikawa
Title:	Chief Executive Officer

Annex B-12

Annex C

SBC MEDICAL GROUP HOLDINGS INCORPORATED EQUITY INCENTIVE PLAN

Annex C-1

Annex D

LAURA ANTHONY, ESQ.

CRAIG D. LINDER, ESQ.*

JOHN CACOMANOLIS, ESQ.**

Associates and OF COUNSEL:

CHAD FRIEND, ESQ., LLM

MICHAEL R. GEROE, ESQ., CIPP/US***

JESSICA HAGGARD, ESQ. ****

PETER P. LINDLEY, ESQ., CPA, MBA

JOHN LOWY, ESQ.*****

STUART REED, ESQ.

LAZARUS ROTHSTEIN, ESQ.

SVETLANA ROVENSKAYA, ESQ.******

HARRIS TULCHIN, ESQ. *******

WWW.ALCLAW.COM WWW.SECURITIESLAWBLOG.COM DIRECT E-MAIL: LANTHONY@ALCLAW.COM

*licensed in CA, FL and NY

**licensed in FL and NY

***licensed in CA, DC, MO and NY

****licensed in Missouri

*****licensed in NY and NJ

******licensed in NY and NJ

*******licensed in CA and HI (inactive in HI)

May 7, 2024

SBC Medical Group Holdings Incorporated
6-5-1, NishiShinjyuku, Shinjyuku
Tokyo 163-1303, Japan

Re:        Proxy Statement of Pono Capital Two, Inc.

Ladies and Gentlemen:

We have acted as counsel to SBC Medical Group Holdings Incorporated, a Delaware corporation (“SBC”) in connection with the preparation of the proxy statement (as amended, “Proxy Statement”) filed with the Commission on November 9, 2023, and as amended through the date hereof under the Securities Act of 1933, as amended (the “Securities Act”). The Proxy Statement is being filed in connection with the transactions (the “Business Combination”) contemplated by the parties, including (i) Pono Two Merger Sub, Inc., a Delaware corporation (“Merger Sub”) and a wholly-owned subsidiary of Pono Capital Two, Inc., with and into SBC, pursuant to an Amended and Restated Agreement and Plan of Merger, dated as of June 21, 2023 (as it may be amended or supplemented from time to time, the “Merger Agreement”), by and among Pono, Merger Sub, SBC, Mehana Capital LLC, in its capacity as the representative of the stockholders of Pono, and Dr. Yoshiyuki Aikawa in his capacity as the representative of the stockholders of SBC. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Merger Agreement.

You have requested our opinion concerning the tax consequences of the transactions to the parties to the Business Combination and the discussion of the Merger as set forth in the section entitled “THE BUSINESS COMBINATION PROPOSAL — Material United States Federal Income Tax Consequences — Material U.S. Federal Income Tax Consequences of the Business Combination to U.S. Holders of SBC Common Stock” in the Proxy Statement.

1700 PALM BEACH LAKES BLVD., SUITE 820 • WEST PALM BEACH, FLORIDA • 33401
• PHONE: 561-514-0936 FAX 561-514-0832

Annex D-1

SBC Medical Group Holdings Incorporated
May 7, 2024

Representations and Assumptions

In providing this opinion, we have assumed (without any independent investigation or review thereof) that all original documents submitted to us (including signatures thereto) are authentic, all documents submitted to us as copies conform to the original documents, all such documents have been duly and validly executed and delivered where due execution and delivery are a prerequisite to the effectiveness thereof, and all parties to such documents had or will have, as applicable, the requisite corporate powers and authority to enter into such documents and to undertake and consummate the Merger; all factual representations, warranties, and statements made or agreed to by the parties to the Merger Agreement and related agreements (collectively, the “Agreements” and, together with the Proxy Statement, the “Documents”), are true, correct, and complete as of the date hereof and will remain true, correct, and complete through the consummation of Transactions (as defined below), in each case without regard to any qualification as to knowledge, belief, materiality, or otherwise; the descriptions of Pono and SBC in the Proxy Statement, the public filings filed in connection with Pono’s and SBC’s listing on Nasdaq, and Pono’s and Pono’s other public filings are true, accurate, and complete; the description of the Merger and other transactions related to the Merger (together, the “Transactions”) in the Proxy Statement is and will remain true, accurate, and complete, the Merger will be consummated in accordance with such description and with the Merger Agreement and the other Agreements, without any waiver or breach of any material provision thereof, and the Merger will be effective under applicable corporate law as described in the Merger Agreement and the other Agreements; the Documents represent the entire understanding of the parties with respect to the Merger and other Transactions, there are no other written or oral agreements regarding the Transactions other than the Agreements, and none of the material terms and conditions thereof have been or will be waived or modified; Pono and SBC will treat the Merger for U.S. federal income tax purposes in a manner consistent with the opinion set forth below; and all applicable reporting requirements have been or will be satisfied.

The opinion set forth below is based on the Code, administrative rulings, judicial decisions, Treasury regulations and other applicable authorities, all as in effect on the effective date of the Proxy Statement. The statutory provisions, regulations, and interpretations upon which our opinion is based are subject to change, and such changes could apply retroactively. Any change in law or the facts regarding the Business Combination, or any of the transactions related thereto, or any inaccuracy in the facts or assumptions on which we relied, could affect the continuing validity of the opinion set forth below. We assume no responsibility to inform you of any such changes or inaccuracy that may occur or come to our attention. Moreover, there can be no assurance that our opinion will be accepted by the Internal Revenue Service or, if challenged, by a court.

Opinions

Based upon and subject to the foregoing, and subject to the limitations and qualifications set forth herein and in the Proxy Statement, it is our opinion that the Merger should qualify as a “reorganization” within the meaning of Section 368(a) of the Code. We further confirm that the statements set forth in the Proxy Statement under the section entitled “THE BUSINESS COMBINATION PROPOSAL — Material United States Federal Income Tax Consequences — Material U.S. Federal Income Tax Consequences of the Business Combination to U.S. Holders of SBC Common Stock” insofar as they address the material U.S. federal income tax considerations with respect to the Merger, and discuss matters of U.S. federal income tax law and regulations or legal conclusions with respect thereto, and except to the extent stated otherwise therein, are our opinion, subject to the assumptions, qualifications, and limitations stated herein and therein.

We hereby consent to be named in the Proxy Statement and to the filing of a copy of this opinion as an exhibit to the Proxy Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder. This opinion speaks as of its date, and we undertake no (and hereby disclaim any) obligation to update this opinion.

1700 PALM BEACH LAKES BLVD., SUITE 820 • WEST PALM BEACH, FLORIDA • 33401
• PHONE: 561-514-0936 FAX 561-514-0832

Annex D-2

SBC Medical Group Holdings Incorporated
May 7, 2024

We express our opinion herein only as to those matters specifically set forth above and no opinion should be inferred as to the tax consequences of the Business Combination under any state, local or foreign law, or with respect to other areas of U.S. federal taxation. We do not express any opinion herein concerning any law other than the federal law of the United States.

Sincerely yours,
/s/ Laura E. Anthony
Laura E. Anthony,
For the Firm

1700 PALM BEACH LAKES BLVD., SUITE 820 • WEST PALM BEACH, FLORIDA • 33401
• PHONE: 561-514-0936 FAX 561-514-0832

Annex D-3

PRELIMINARY

PROXY CARD

Pono Capital Two, Inc.
643 Ilalo St. #102
Honolulu, Hawaii 96813

SPECIAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PONO CAPITAL TWO, INC.

The undersigned hereby appoints _______________ and _________________ as proxies (the “Proxies”), and each of them with full power to act without the other, each with the power to appoint a substitute, and hereby authorizes either of them to represent and to vote, as designated on the reverse side, all common stock of Pono Capital Two, Inc. (“Pono”) held of record by the undersigned on __________, 202__ at the special meeting of stockholders to be held on ______________, 202__, or any postponement or adjournment thereof. Pono has determined that the special meeting of stockholders will be a virtual meeting conducted exclusively via live webcast to facilitate stockholder attendance and participation. To register and receive access to the virtual meeting, stockholders of record and beneficial owners (those holding shares through a bank, broker or other nominee) will need to follow the instructions applicable to them provided in the proxy statement. Such shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the Proxies’ discretion on such other matters as may properly come before the special meeting of stockholders, or any postponement or adjournment thereof.

The undersigned acknowledges receipt of the accompanying proxy statement and revokes all prior proxies for the special meeting of stockholders.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS PRESENTED TO THE STOCKHOLDERS. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED.

(Continued and to be marked, dated and signed on reverse side)

[White Card]

PROXY

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 THROUGH 8 BELOW. PONO’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH PROPOSAL AND DIRECTOR NOMINEE.

The Business Combination Proposal (Proposal 1) — To approve and adopt the Agreement and Plan of Merger, dated as of January 31, 2023, as amended and restated on June 21, 2023 (as amended by Amendment No. 1, dated September 8, 2023 and Amendment No. 2, dated October 26, 2023, and as it may be further amended or supplemented from time to time, the “Merger Agreement”), by and among Pono, Pono Two Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Pono (“Merger Sub”), SBC Medical Group Holdings Incorporated, a Delaware corporation (“SBC”), Mehana Capital LLC, in its capacity as the representative of the stockholders of Pono, and Yoshiyuki Aikawa in his personal capacity and his capacity as the representative of the stockholders of SBC, and approve the transactions contemplated thereby, including the merger of Merger Sub with and into SBC, with SBC continuing as the surviving corporation and as a wholly-owned subsidiary of Pono (the “Merger” and, together with the other transactions contemplated by the Merger Agreement, the “Business Combination”). This proposal is referred to as the “Business Combination Proposal.”

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

Charter Amendment Proposals (Proposals [2 Through 4]) — To approve and adopt an amendment and restatement to the third amended and restated of certificate of incorporation of Pono (the “Pono Charter”), as set out in the Fourth Amended and Restated Certificate of Incorporation of Pono attached to the proxy statement as Annex B (the “Amended Charter”), for the following amendments (collectively, the “Charter Amendment Proposals”):

(A)    Name Change — To provide that the name of Pono shall be changed to “SBC Medical Group Holdings Incorporated” (Proposal 2);

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

(B)    Amendment of Blank Check Provisions — To remove and change certain provisions in the Pono Charter related to Pono’s status as a special purpose acquisition company, including but not limited to the deletion of Article IX of the Pono Charter in its entirety (Proposal 3); and

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

(C)    Amendment and Restatement of the Pono Charter — Conditioned upon the approval of Proposals 2 and 3, to approve the proposed Amended Charter in the form attached as Annex B to the proxy statement, which includes the approval of all other changes in the proposed Amended Charter in connection with replacing the existing Pono Charter with the proposed Amended Charter as of the Effective Time (Proposal 4).

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

The Director Election Proposal (Proposal 5) — To elect five (5) directors to serve staggered terms on the board of directors of the Company effective from the consummation of the Business Combination until the 2024 (for Class I directors), 2025 (for Class II directors) or 2026 (for Class III directors) annual meeting of stockholders, respectively and until their respective successors are duly elected and qualified (the “Director Election Proposal”), as follows:

Yoshiyuki Aikawa (Class III)	[ ] FOR	[ ] WITHHOLD
Yuya Yoshida (Class II)	[ ] FOR	[ ] WITHHOLD
Ken Edahiro (Class I)	[ ] FOR	[ ] WITHHOLD
Mike Sayama (Class I)	[ ] FOR	[ ] WITHHOLD
Fumitoshi Fujiwara (Class II)	[ ] FOR	[ ] WITHHOLD

The Incentive Plan Proposal (Proposal 6) — To adopt the SBC Medical Group Holdings Incorporated Equity Incentive Plan (the “Equity Incentive Plan”), a copy of which is attached to the proxy statement as Annex C and the issuance of common stock equal to [15]% of the fully diluted, and as converted, amount of common stock of the Company to be outstanding immediately following consummation of the Business Combination, or approximately [_] shares of common stock as equity awards in accordance with the Equity Incentive Plan, if such plan is approved in accordance with the Incentive Plan Proposal (the “Incentive Plan Proposal”);

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

The Nasdaq Proposal (Proposal 7) — to approve, for purposes of complying with Nasdaq Listing Rule 5635, the issuance of up to 100,000,000 newly issued shares of common stock in the Business Combination, which amount will be determined as described in more detail in the accompanying proxy statement (the “Nasdaq Proposal”); and

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

The Adjournment Proposal (Proposal 8) — To adjourn the special meeting of stockholders to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the meeting, there are not sufficient votes to approve the Business Combination Proposal, the Charter Amendment Proposals, the Director Election Proposal, the Incentive Plan Proposal, or the Nasdaq Proposal. We refer to this proposal as the “Adjournment Proposal.”

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN
Signature	Signature	Date

Sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If stockholder is a corporation, sign in corporate name by an authorized officer, giving full title as such. If stockholder is a partnership, sign in partnership name by an authorized person, giving full title as such.